As filed with the Securities and Exchange Commission on September 12, 2002
Registration Nos. 333-75276, 333-75276-01, 333-75276-02

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CAPITAL ONE MULTI-ASSET EXECUTION TRUST
(Issuer of the Notes)

CAPITAL ONE MASTER TRUST
(Issuer of the COMT Collateral Certificate)

CAPITAL ONE FUNDING, LLC
(Depositor to the Master Trust described herein)
(Exact Name of Registrant as Specified in its Charter)
Virginia	54-2058720
(State or Other Jurisdiction of Organization)	(I.R.S. Employer Identification Number)
140 East Shore Drive  Room 1048
Glen Allen, VA 23059  (804) 967-1000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

John G. Finneran, Jr., Esq.
Executive Vice President and General Counsel  CAPITAL ONE FINANCIAL CORPORATION
2980 Fairview Park Drive  Falls Church, VA 22042  (703) 205-1000
(Name, Address, Including Zip Code, and Telephone Number,  Including Area Code, of Agent For Service)

Copies to:

Amy E. Moorhus, Esq. Assistant General Counsel CAPITAL ONE FINANCIAL CORPORATION 8000 Jones Branch Drive McLean, VA 22102 (703) 875-1000	Cameron L. Cowan, Esq. ORRICK, HERRINGTON & SUTCLIFFE LLP Washington Harbour 3050 K Street, N.W. Washington, D.C. 20007 (202) 339-8400

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective as determined by market conditions.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(a)(b)	Proposed maximum aggregate offering price per unit(c)	Proposed maximum aggregate offering price(c)	Amount of registration fee

Notes	$21,479,398,128	100%	$21,479,398,128	$1,976,104.63(e)

COMT Collateral Certificate(d)	$21,479,398,128	—	—	—

(a)	With respect to any securities issued with original issue discount, the amount to be registered is calculated based on the initial public offering price thereof.
(b)
With respect to any securities denominated in any foreign currency, the amount to be registered shall be the U.S. dollar equivalent thereof based on the prevailing exchange rate at the time such security is first offered.

(c)	Estimated solely for the purpose of calculating the registration fee.
(d)	No additional consideration will be paid by the purchasers of the Notes for the COMT Collateral Certificate, which is pledged as security for the Notes.
(e)
$1,976,104.63 of the registration fee for this Registration Statement is being offset, pursuant to Rule 457(p) of the General Rules and Regulations under the Securities Act of 1933, as amended, by registration fees paid in connection with unsold Asset Backed Certificates. The unsold Asset Backed Certificates relate to Registration Statement No. 333-54134 with an initial filing date of January 22, 2001. The registrants on the Registration Statement referred to above were Capital One Bank and Capital One, F.S.B. Capital One Funding, LLC, the current registrant, is a majority-owned subsidiary of Capital One Bank.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall subsequently become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

INTRODUCTORY NOTE

This Registration Statement includes:

•	a preliminary prospectus supplement to the base prospectus relating to the offering by the Capital One Multi-asset Execution Trust of the Class B(2002-1) notes of the Card series;

•	a preliminary prospectus supplement to the base prospectus relating to the offering by the Capital One Multi-asset Execution Trust of the Class C(2002-1) notes of the Card series;

•	a representative form of prospectus supplement to the base prospectus relating to the offering by the Capital One Multi-asset Execution Trust of a multiple tranche series of asset-backed notes; and

•	a base prospectus relating to asset-backed notes of the Capital One Multi-asset Execution Trust.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not seeking an offer to buy these securities in any state where the offer or sale is prohibited.

SUBJECT TO COMPLETION DATED SEPTEMBER 12, 2002
Prospectus Supplement dated September [•], 2002 to Prospectus dated September 12, 2002

Capital One Multi-asset Execution Trust
Issuer
Capital One Funding, LLC
Originator of the Issuer
Capital One Bank
Servicer

Card series
$100,000,000 Class B(2002-1) Notes

The issuer will issue and sell:	Class B(2002-1) Notes
Principal amount	$100,000,000
Interest rate	one-month LIBOR plus [•]% per year
Interest payment dates	15th day of each calendar month, beginning in November 2002
Expected principal payment date	September 15, 2005
Legal maturity date	July 15, 2008
Expected issuance date	October [•], 2002
Price to public	$[•] (or [•]%)
Underwriting discount	$[•] (or [•]%)
Proceeds to the issuer	$[•] (or [•]%)

The Class B(2002-1) notes are a tranche of Class B notes of the Card series. Interest and principal payments on Class B notes are subordinated to payments on Class A notes of the Card series.

The assets of the issuer securing the Card series notes include:

•	the collateral certificate, Series 2002-CC issued by the Capital One Master Trust; and

•
the collection account and any other supplemental accounts in Asset Pool 1, including the interest funding account, the principal funding account, the accumulation reserve account, the Class C reserve account and the Class D reserve account.

You should consider the discussion under “Risk Factors” beginning on page S-12 in this prospectus supplement and on page 12 of the accompanying prospectus before you purchase any Card series notes.

The Card series notes are obligations of the issuer only and are not obligations of any other person. Each tranche of Card series notes is secured by only some of the assets of the issuer. Noteholders will have no recourse to any other assets of the issuer for the payment of the Card series notes.

The Card series notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters

Salomon Smith Barney

Banc of America Securities LLC

Deutsche Bank Securities

JPMorgan
Wachovia Securities

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the Card series notes in two separate documents that progressively provide more detail: (a) this prospectus supplement, which will describe the specific terms of the Card series notes and the Class B(2002-1) notes and (b) the accompanying prospectus, which provides general information about each series of notes which may be issued by the Capital One Multi-asset Execution Trust, some of which may not apply to the Card series notes or the Class B(2002-1) notes.

This prospectus supplement may be used to offer and sell the Class B(2002-1) notes only if accompanied by the prospectus.

This prospectus supplement may supplement disclosure in the accompanying prospectus. If the description of the terms of the Card series notes or the Class B(2002-1) notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information.

We are not offering the Class B(2002-1) notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

Transaction Summary

Issuer:	Capital One Multi-asset Execution Trust
Transferor:	Capital One Funding, LLC
Master Trust Servicer:	Capital One Bank
Originators of the Master Trust:	Capital One Bank and
Capital One, F.S.B.
Indenture Trustee:	The Bank of New York
Issuance Date:	October [•], 2002
Servicing Fee Rate:	2.00%
Clearance and Settlement:	DTC/Clearstream/Euroclear

Class B(2002-1) Notes
Principal Amount	$100,000,000
Anticipated Ratings: * (Moody’s/Standard & Poor’s/Fitch)	A2/A/A
Credit Enhancement:	subordination of Class C notes and Class D notes
Interest Rate:	one-month LIBOR plus [•]% per year
Interest Accrual Method:	actual/360
Interest Payment Dates:	monthly (15th)
First Interest Payment Date:	November 15, 2002
Note Interest Rate Index Reset Date:	2 London business days before each interest payment date
Expected Principal Payment Date:	September 15, 2005
Legal Maturity Date:	July 15, 2008
ERISA Eligibility (investors are cautioned to consult with their counsel):	Yes, subject to important considerations described under “Benefit Plan Investors” in the accompanying prospectus
Debt for United States Federal Income Tax Purposes (investors are cautioned to consult with their tax counsel):	Yes, subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus

* It is a condition to issuance of the Class B(2002-1) notes that at least one of these ratings be obtained.

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(continued)
Page
Payment Rates	S-50
The Receivables	S-50

Capital One Bank and Capital One, F.S.B.	S-53

The Transferor	S-53

Underwriting	S-53

Glossary of Defined Terms	S-55

Annex I
Outstanding Series, Classes and Tranches of Notes	A-I-1

Annex II
Outstanding Master Trust Series	A-II-1

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Prospectus Supplement Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and the accompanying prospectus before you purchase any notes.

The Issuer

Capital One Multi-asset Execution Trust, a Delaware trust, is the issuer of the notes.

We refer to the Capital One Multi-asset Execution Trust as the “issuance trust” or the “issuer.”

Securities Offered

$100,000,000 Floating Rate Class B(2002-1) notes.

These Class B(2002-1) notes are part of a series of notes called the “Card series.” The Card series consists of Class A notes, Class B notes, Class C notes and Class D notes. These Class B(2002-1) notes are a tranche of the Class B notes of the Card series.

These Class B(2002-1) notes are issued by, and are obligations of, the issuance trust. The issuer expects to issue other classes and tranches of notes of the Card series which may have different interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other characteristics. In addition, the issuer may issue other series of notes which may have different assets securing the notes, interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other characteristics. See “The Notes—Issuances of New Classes and Tranches of Card Series Notes” in this prospectus supplement and “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus.

Each class of notes in the Card series may consist of multiple tranches. Notes of any tranche may be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement, and all other conditions to issuance are satisfied. See “The Notes—Issuances of New Classes and Tranches of Card Series Notes” in this prospectus supplement and “The Notes— Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus.

The expected principal payment dates and legal maturity dates of tranches of senior and subordinated classes of the Card series may be different. Therefore, subordinated notes may have expected principal payment dates and legal maturity dates that are earlier than some or all of the senior notes of the Card series. Subordinated notes generally will not be paid before their legal maturity date unless, after payment, the remaining outstanding subordinated notes provide the credit enhancement required for the senior notes.

In general, the subordinated notes of the Card series serve as credit enhancement for all of the senior notes of the Card series, regardless of whether the subordinated notes are issued before, at the same time as or after the senior notes of the Card series. However, each senior tranche of notes has access to credit enhancement in an amount not exceeding its required subordinated amount minus the amount of usage of that required subordinated amount. In addition, certain tranches of senior notes may have different required subordinated amounts from other tranches of senior notes or may attain their credit enhancement only from certain subordinated classes of Card series notes, or through other forms of credit enhancement. For example, if a tranche of Class A notes requires credit enhancement solely from Class C notes and Class D notes, the Class B notes will not, in that case, provide credit enhancement for that tranche of Class A notes. If the available subordinated amount of a tranche of notes is reduced due to usage of its required subordinated amount, the credit exposure for that tranche will increase. The amount of credit exposure of any particular tranche of notes is generally a function of the total amount of notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the applicable principal funding subaccounts.

S-1

Only the Class B(2002-1) notes are being offered through this prospectus supplement and the accompanying prospectus. Other series, classes and tranches of notes, including other tranches of notes that are included in the Card series as a part of the Class B notes, may be issued by the issuance trust in the future.

Risk Factors

Investment in the Class B(2002-1) notes involves risks. You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement and beginning on page 12 in the accompanying prospectus.

The Card Series

These Class B(2002-1) notes are expected to be the first tranche of the Class B notes issued by the issuance trust in the Card series. Upon the issuance of the Class B(2002-1) notes, the Card series is expected to be the only outstanding series of notes issued by the issuance trust.

See “Annex I: Outstanding Series, Classes and Tranches of Notes” in this prospectus supplement for information on the other outstanding notes in the Card series issued, or expected to be issued upon or prior to the issuance of these Class B(2002-1) notes, by the issuance trust.

Asset Pool 1

The Card series, including your Class B(2002-1) notes, will be secured by the assets in Asset Pool 1. In addition to the Card series, the issuance trust may issue other series of notes that are secured by the assets in Asset Pool 1. Each series of notes in Asset Pool 1 will be entitled to its allocable share of the assets in Asset Pool 1.

The issuer may designate additional asset pools, with collateral separate from that of Asset Pool 1, that will secure other series, classes and tranches of notes issued by the issuer. Currently, Asset Pool 1 is the only asset pool designated by the issuer. Other than as specifically described in this prospectus supplement, Class B(2002-1) noteholders will have no recourse to the assets of any asset pool other than Asset Pool 1, and the Class B(2002-1) notes will not be secured by the assets of any asset pool other than Asset Pool 1. See “The Notes—Sources of Funds to Pay the Notes—Asset Pool 1” in this prospectus supplement.

The COMT collateral certificate is currently the primary source of funds in Asset Pool 1 for the payment of principal of and interest on the Class B(2002-1) notes. The COMT collateral certificate represents an undivided interest in the assets of the Capital One Master Trust.

We refer to the Capital One Master Trust as “COMT” or the “master trust.”

The master trust’s assets primarily include credit card receivables from selected MasterCard® and VISA® credit card accounts and other revolving credit accounts that meet the eligibility criteria for inclusion in the master trust. These eligibility criteria are discussed in “The Master Trust—Addition of Master Trust Assets” in the accompanying prospectus.

Additionally, in the future, Asset Pool 1 may include additional collateral certificates, each representing an undivided interest in a trust whose assets consist primarily of receivables arising in credit card accounts or other revolving credit accounts owned by Capital One Bank, Capital One, F.S.B. or an affiliate.

See “Annex II: Outstanding Master Trust Series” in this prospectus supplement for additional information on the outstanding series in the master trust.

S-2

Interest

These Class B(2002-1) notes will accrue interest at an annual rate equal to one-month LIBOR plus [•]%, as determined on the related LIBOR determination date.

Interest on these Class B(2002-1) notes will begin to accrue on the issuance date for the Class B(2002-1) notes, expected to be October [•], 2002, and will be calculated on the basis of a 360-day year and the actual number of days in the related interest period. Each interest period will begin on and include an interest payment date and end on but exclude the next interest payment date. However, the first interest period will begin on and include the issuance date for the Class B(2002-1) notes and end on but exclude the first interest payment date for the Class B(2002-1) notes, November 15, 2002.

Interest on the Class B(2002-1) notes for any interest payment date will equal the product of:

•	the Class B(2002-1) note interest rate for the applicable interest period; times

•	the actual number of days in the related interest period divided by 360; times

•	the outstanding dollar principal amount of the Class B(2002-1) notes as of the related record date.

The issuer will make interest payments on these Class B(2002-1) notes on the 15th day of each month, beginning in November 2002. Interest payments due on a day that is not a business day in New York, New York, Richmond, Virginia and Falls Church, Virginia will be made on the following business day.

The payment of interest on a senior class of notes of the Card series on any payment date is senior to the payment of interest on subordinated classes of notes of the Card series on such date. Generally, no payment of interest will be made on any Class B note in the Card series until the required payment of interest has been made to the Class A notes in the Card series. Similarly, generally, no payment of interest will be made on any Class C note in the Card series until the required payment of interest has been made to the Class A notes and the Class B notes in

S-3

the Card series. However, funds on deposit in the
Class C reserve account will be available only to holders of Class C notes to cover shortfalls of interest on any interest payment date. Similarly, generally, no payment of interest will be made on any Class D notes in the Card series until the required payment of interest has been made to the Class A notes, the Class B notes and the Class C notes in the Card series. However, funds on deposit in the Class D reserve account will be available only to holders of the Class D notes to cover shortfalls of interest on any interest payment date.

Principal

The issuer expects to pay the stated principal amount of these Class B(2002-1) notes in one payment on September 15, 2005, which is the expected principal payment date, and is obligated to do so if funds are available for that purpose in accordance with the provisions of the indenture and the Card series indenture supplement. If the stated principal amount of these Class B(2002-1) notes is not paid in full on the expected principal payment date due to insufficient funds, noteholders will generally not have any remedies against the issuance trust until July 15, 2008, the legal maturity date of these Class B(2002-1) notes.

If the stated principal amount of these Class B(2002-1) notes is not paid in full on the expected principal payment date, then an early redemption event will occur with respect to these Class B(2002-1) notes. As a result, subject to the principal payment rules described below under “—Subordination; Credit Enhancement” and “—Required Subordinated Amount and Conditions to Issuance,” principal and interest payments on these Class B(2002-1) notes will be made monthly until they are paid in full or until the legal maturity date occurs, whichever is earlier.

Principal of these Class B(2002-1) notes may be paid earlier than the expected principal payment date if any other early redemption event or an event of default and acceleration occurs with respect to these Class B(2002-1) notes. See “The Indenture—Early Redemption Events” and “—Events of Default” in the accompanying prospectus and “The Notes—Early Redemption of the Notes” in this prospectus supplement.

Nominal Liquidation Amount

The initial nominal liquidation amount of these Class B(2002-1) notes is $100,000,000.

The nominal liquidation amount of a tranche of Card series notes is a U.S. dollar amount based on the initial dollar principal amount of that tranche of notes after deducting:

•	the tranche’s share of charge-offs resulting from uncovered default amounts in Asset Pool 1;

•
for subordinated tranches of notes, reallocations of principal amounts allocable to that tranche to pay interest on a senior class of notes in the Card series or to pay a portion of the servicing fees; and

•	the amount on deposit in the principal funding subaccount for that tranche of notes;

and adding back finance charge amounts allocated to that tranche of notes which are used to reimburse reductions in that tranche’s Nominal Liquidation Amount due to:

•	prior charge-offs resulting from uncovered default amounts in Asset Pool 1; or

•	reallocations of principal amounts used to pay interest on senior classes of notes in the Card series or to pay a portion of the servicing fee.

In addition, if additional notes in a tranche of Card series notes are later issued, the nominal liquidation amount of that tranche will increase by the dollar principal amount of that increase.

If the nominal liquidation amount of these Class B(2002-1) notes is less than the outstanding principal amount of these Class B(2002-1) notes, the principal of and interest on these Class B(2002-1) notes may not be paid in full. If the nominal liquidation amount of these Class B(2002-1) notes has been reduced, principal amounts and finance charge amounts allocated to pay principal of and interest on these Class B(2002-1) notes will be reduced.

For a more detailed discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount,

S-4

Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount” in this prospectus supplement and in the accompanying prospectus.

Subordination; Credit Enhancement

These Class B(2002-1) notes generally will not receive interest payments on any payment date until the Class A notes have received their full interest payments on such date. Principal amounts allocable to these Class B(2002-1) notes may be applied to make interest payments on the Class A notes of the Card series or to pay a portion of the servicing fees on the receivables. Principal amounts remaining on any payment date after any reallocations to pay interest on the senior classes of notes of the Card series or for servicing fees will be applied to make targeted deposits to the principal funding subaccounts of the relevant classes of notes in the following order: first to the Class A notes, then to the Class B notes, then to the Class C notes, and then finally to the Class D notes. In each case, principal payments to subordinated classes of notes will only be made if senior classes of notes have received full principal payments on such date and the related subordinated notes are no longer needed to provide the required credit enhancement.

In addition, principal payments on these Class B(2002-1) notes are subject to the principal payment rules described in “—Principal Payments on Subordinated Card Series Notes” below.

Required Subordinated Amount and Conditions to Issuance

The conditions described under “The Notes—Issuances of New Classes and Tranches of Card Series Notes” in this prospectus supplement and “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus must be satisfied in connection with any new issuance of notes. In addition, in order to issue a tranche (or additional notes within a tranche) of Class A notes, Class B notes or Class C notes in the Card series, such tranche’s required subordinated amount of the nominal liquidation amount of subordinated Card series notes must be outstanding and available on the issuance date.

Class A Required Subordinated Amount.    The total required subordinated amount of subordinated notes for a tranche of Class A notes of the Card series is generally equal to a stated percentage of the adjusted outstanding dollar principal amount of that tranche of Class A notes.

In addition, each tranche of Class A notes in the Card series will have a required subordinated amount of Class B notes, a required subordinated amount of Class C notes and a required subordinated amount of Class D notes which, in each case, is generally equal to a stated percentage of the adjusted outstanding dollar principal amount of that tranche of Class A notes.

Class B Required Subordinated Amount.    The total required subordinated amount of subordinated notes for a tranche of Class B notes of the Card series is equal to the sum of the required subordinated amount of Class C notes and the required subordinated amount of Class D notes for that tranche of Class B notes. Generally, Class B notes in the Card series which provide credit enhancement for the Class A notes in the Card series will share the same credit enhancement provided to those Class A notes by the Class C notes and Class D notes in the Card series. Therefore, (i) the required subordinated amount of Class C notes for a tranche of Class B notes will generally be equal to that Class B tranche’s pro rata share of the aggregate required subordinated amount of Class C notes for all Class A notes in the Card series and (ii) the required subordinated amount of Class D notes for a tranche of Class B notes will generally be that Class B tranche’s pro rata share of the required subordinated amount of Class D notes for all Class A notes in the Card series. To the extent that the Class B(2002-1) notes or a portion thereof are required to provide credit enhancement to outstanding senior Card series notes, the required subordinated amount of subordinated notes for the Class B(2002-1) notes will be an amount up to 87.5000% of the adjusted outstanding dollar principal amount of such Class B(2002-1) notes. See “The Notes—Required Subordinated Amount and Usage Amount—Class B Required Subordinated Amount” in this prospectus supplement for exceptions to these rules.

In addition, if the adjusted outstanding dollar principal amount of the Class B notes of the Card series is greater than the total required subordinated

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amount of Class B notes for all Class A notes in the Card series, the required subordinated amount of subordinated notes for each tranche of Class B notes in the Card series will include that Class B tranche’s pro rata share of that excess, times a stated percentage. For the Class B(2002-1) notes, that stated percentage is 9.5890%. Similarly, the required subordinated amount of Class C notes and the required subordinated amount of Class D notes for each tranche of Class B notes in the Card series will include that Class B tranche’s pro rata share of the related excess for each such class, times a stated percentage. For the Class B(2002-1) notes, that stated percentage is 7.9452% for the Class C notes and 1.6438% for the Class D notes. The issuer may change any of these percentages so long as the sum of these stated percentages for each tranche of Class B notes is equal to or greater than 9.5890%, and provided such change will not result in a shortfall in the available subordinated amount for any tranche of Card series notes.

For example, prior to the issuance of any Class A notes in the Card series, the Class B required subordinated amount of subordinated notes will be based entirely on the calculation described in the preceding paragraph. Once Class A notes of the Card series are issued that rely on Class B notes for credit enhancement, the Class B required subordinated amount of subordinated notes will be based on the calculations described in each of the preceding two paragraphs. In addition, reductions in the adjusted outstanding dollar principal amount of a tranche of Class A notes in the Card series will generally result in a reduction in the required subordinated amount for that tranche of Class A notes and, with respect to each tranche of Class B notes in the Card series, a reduction in the required subordinated amount of subordinated notes for that tranche of Class B notes may occur due to more Class B notes in the Card series being outstanding than is required for the Class A notes of the Card series or the issuance of additional Class B notes of the Card series.

Class C Required Subordinated Amount.    Generally, Class C notes in the Card series will share the same credit enhancement provided to the Class A notes and the Class B notes by the Class D notes in the Card series. Therefore, the required subordinated amount of Class D notes for a tranche of Class C notes will generally be that Class C tranche’s pro rata share of the aggregate required subordinated amount of Class D notes for all Class A notes in the Card series plus that Class C tranche’s pro rata share of the required subordinated amount of Class D notes for all Class B notes in the Card series which do not provide credit enhancement for the Class A notes.

In addition, if the adjusted outstanding dollar principal amount of the Class C notes of the Card series is greater than the total required subordinated amount of Class C notes for all Class A notes and for all Class B notes which do not provide credit enhancement for the Class A notes in the Card series, the required subordinated amount of Class D notes for each tranche of Class C notes in the Card series will include that Class C tranche’s pro rata share of that excess, times a stated percentage.

For example, prior to the issuance of any Class A notes or Class B notes in the Card series, the Class C required subordinated amount of Class D notes will be based entirely on the calculation described in the preceding paragraph. Once any tranche of Class A notes or Class B notes of the Card series is issued, the Class C required subordinated amount of Class D notes will be based on the calculations described in each of the preceding two paragraphs. In addition, reductions in the adjusted outstanding dollar principal amount of a tranche of Class A notes or Class B notes in the Card series will generally result in a reduction in the required subordinated amount for that tranche of Class A notes or Class B notes. Consequently, with respect to each tranche of Class C notes in the Card series, a reduction in the required subordinated amount of Class D notes for that tranche of Class C notes may occur due to (i) more Class C notes in the Card series being outstanding than is required as subordination for the Class A notes or the Class B notes of the Card series, or (ii) the issuance of additional Class C notes of the Card series.

The formula for calculating the required subordinated amount for any tranche of Class A notes, Class B notes or Class C notes of the Card series may change without the consent of any noteholders. However, each rating agency must confirm that such change in the required subordinated amount will not cause a reduction or withdrawal of the ratings of the related tranche and the issuance trust must deliver to each rating agency and the indenture trustee an opinion

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that such change in the required subordinated amount will not have certain adverse tax consequences for holders of outstanding notes.

In addition, without the consent of noteholders, the issuance trust may utilize forms of credit enhancement other than subordinated Card series notes in order to provide Class A notes, Class B notes or Class C notes of the Card series with the required credit enhancement. However, each rating agency must confirm that the form of credit enhancement to be used will not cause a reduction or withdrawal of the ratings of any outstanding notes rated by such rating agency and the issuance trust must deliver to each rating agency and the indenture trustee an opinion that the use of that form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes.

See “The Notes—Required Subordinated Amount and Usage” in this prospectus supplement and “The Notes—Required Subordinated Amount” in the accompanying prospectus.

Principal Payments on Subordinated Card Series Notes

No payment of principal will be made on any Class B notes of the Card series unless, following the payment, the remaining nominal liquidation amount of all Class B notes of the Card series is at least equal to the Class A required subordinated amount of Class B notes for the outstanding Class A notes of the Card series less any usage of the Class A required subordinated amount of Class B notes for those outstanding Class A notes of the Card series.

Similarly, no payment of principal will be made on any Class C notes of the Card series unless, following the payment, the remaining outstanding Class C notes of the Card series are at least equal to the required subordinated amount of Class C notes for the outstanding Class A notes of the Card series and Class B notes of the Card series less any usage of the required subordinated amount of Class C notes for those outstanding Class A notes and Class B notes of the Card series.

Similarly, no payment of principal will be made on any Class D notes of the Card series unless, following the payment, the remaining outstanding Class D notes of the Card series are at least equal to the required subordinated amount of Class D notes for the outstanding Class A notes of the Card series, Class B notes of the Card series and Class C notes of the Card series less any usage of the required subordinated amount of Class D notes for those outstanding Class A notes, Class B notes and Class C notes of the Card series. However, there are some exceptions to these rules.

See “The Notes—Required Subordinated Amount and Usage” in this prospectus supplement and “The Notes—Required Subordinated Amount” in the accompanying prospectus.

Early Redemption of Notes

In addition to the early redemption events applicable to all notes, including the Class B(2002-1) notes, described in the accompanying prospectus, if for any month the average of the excess spread amounts for the three preceding calendar months is less than the required excess spread amount for such month, then an early redemption event for the Class B(2002-1) notes will occur.

The excess spread amount for any month is equal to the amount of finance charge amounts allocated to the Card series, minus the targeted interest deposits and servicing fee payments, the default amounts allocated to the Card series and any unreimbursed reductions of the nominal liquidation amount of any tranche of Card series notes for that month.

Currently, the required excess spread amount is zero. This amount may be changed provided the issuer (i) receives the consent of the rating agencies and (ii) reasonably believes that the change will not have a material adverse effect on the noteholders.

See “The Notes—Early Redemption of the Notes” in this prospectus supplement and “The Indenture—Early Redemption Events” in the accompanying prospectus.

Optional Redemption by the Issuer

The servicer or an affiliate has the right, but not the obligation, to direct the issuer to redeem these Class B(2002-1) notes in whole but not in part on any day on

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or after the day on which the nominal liquidation amount of these Class B(2002-1) notes is reduced to less than 5% of their highest outstanding dollar principal amount. This redemption option is referred to as a clean-up call. The issuer will not redeem subordinated notes if those notes are required to provide credit enhancement for senior classes of notes of the Card series.

If the issuer is directed to redeem these Class B(2002-1) notes, it will notify the registered holders at least 30 days prior to the redemption date. The redemption price of a note will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

If the issuer is unable to pay the redemption price in full on the redemption date, monthly payments on these Class B(2002-1) notes will thereafter be made, subject to the principal payment rules described above under “—Subordination; Credit Enhancement,” until either the principal of and accrued interest on those notes are paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding subaccount and the interest funding subaccount for these Class B(2002-1) notes will be applied to make the principal and interest payments on these notes on the redemption date.

Events of Default

The Class B(2002-1) notes are subject to certain events of default described in “The Indenture—Events of Default” in the accompanying prospectus. Some events of default would result in an automatic acceleration of the Class B(2002-1) notes, and other events of default would result in the right of the holders of the affected series, class or tranche of notes to demand acceleration after an affirmative vote by holders of a majority of the aggregate outstanding dollar principal amount of the notes of the affected series, class or tranche of notes. For a more complete description of the remedies upon an event of default, see “The Indenture—Events of Default Remedies” in the accompanying prospectus and “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement. Once a tranche of notes is accelerated, principal amounts, to the extent available, will be applied to pay down the outstanding principal amount of the accelerated notes.

Issuer Trust Accounts

The issuer has established a collection account to receive amounts payable under the COMT collateral certificate and the amounts payable from any other assets included in Asset Pool 1.

In connection with the Card series, the issuer has established a principal funding account, an interest funding account, an accumulation reserve account, a Class C reserve account and a Class D reserve account. The principal funding account, the interest funding account and the accumulation reserve account will have subaccounts for the Class B(2002-1) notes.

Each month, the payments on the COMT collateral certificate and payments or collections on any other assets included in Asset Pool 1 will be deposited into the collection account and allocated among each series of notes secured by Asset Pool 1, including the Card series. The amounts allocated to the Card series, plus any other amounts to be treated as finance charge amounts and principal amounts for the Card series, will then be allocated to:

—the principal funding account;

—the interest funding account;

—the accumulation reserve account;

—the Class C reserve account;

—the Class D reserve account;

—any other supplemental account;

—make payments under any applicable derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements; and

—the other purposes as described in this prospectus supplement and any other prospectus supplements for classes and tranches of the Card series.

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the Card series notes, including the Class B(2002-1) notes.

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Security for the Notes

The Class B(2002-1) notes are secured by a shared security interest in:

•	the COMT collateral certificate;

•	the collection account for Asset Pool 1;

•	the applicable principal funding subaccount;

•	the applicable interest funding subaccount;

•	the applicable accumulation reserve subaccount; and

•	the applicable Class C reserve subaccount.

However, the Class B(2002-1) notes are entitled to the benefits of only that portion of those assets allocated to them under the indenture, the Asset Pool 1 supplement, the Card series indenture supplement and the related terms document.

See “The Notes—Sources of Funds to Pay the Notes— Asset Pool 1” and “—The Issuer Trust Accounts” in this prospectus supplement and “Sources of Funds to Pay the Notes—The COMT Collateral Certificate” in the accompanying prospectus.

Limited Recourse to the Issuer

The sole sources of payment for principal of or interest on these Class B(2002-1) notes are provided by:

•
the portion of the principal amounts and finance charge amounts allocated to the Card series from Asset Pool 1 and available to these Class B(2002-1) notes after giving effect to any reallocations, payments and deposits for senior notes; and

•	funds in the applicable issuer trust accounts for these Class B(2002-1) notes.

Class B(2002-1) noteholders will have no recourse to any other assets of the issuer, including any assets designated to another asset pool—other than any shared excess finance charge amounts and shared excess principal amounts—or recourse to any other person or entity for the payment of principal of or interest on these Class B(2002-1) notes.

However, if there is a sale of assets in Asset Pool 1 (i) if required under the pooling agreement following the bankruptcy or insolvency of Capital One Funding or any other transferor to Asset Pool 1, (ii) following an event of default and acceleration with respect to the Class B(2002-1) notes or (iii) on the legal maturity date of the Class B(2002-1) notes, as described in “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement and “Sources of Funds to Pay the Notes—Sale of Assets” in the accompanying prospectus, the Class B(2002-1) noteholders have recourse only to (1) the proceeds of that sale allocable to the Class B(2002-1) noteholders and (2) any amounts then on deposit in the issuer trust accounts allocated to and held for the benefit of the Class B(2002-1) noteholders.

Accumulation Reserve Account

The issuer will establish an accumulation reserve subaccount to cover shortfalls in investment earnings on amounts (other than prefunded amounts) on deposit in the principal funding subaccount for these Class B(2002-1) notes.

The amount targeted to be deposited in the accumulation reserve subaccount for these Class  B(2002-1) notes is zero. However, if more than one budgeted deposit is required to accumulate and pay the principal of the Class B(2002-1) notes on its expected principal payment date, in which case, the amount targeted to be deposited is 0.5% of the outstanding dollar principal amount of the Class B(2002-1) notes, or such other amount designated by the issuer. See “Deposit and Application of Funds—Targeted Deposits to the Accumulation Reserve Account” in this prospectus supplement.

Shared Excess Finance Charge Amounts

The Card series notes will be included in “excess finance charge sharing group A.” In addition to the Card series notes, the issuer may issue other series of notes that are included in excess finance charge sharing group A. The series included in this group may be secured by Asset Pool 1 or by another asset pool.

To the extent that Card series finance charge amounts are available after all required applications of such amounts as described in “Deposit and Application of

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Funds—Application of Card Series Finance Charge Amounts” in this prospectus supplement, these excess Card series finance charge amounts will be applied to cover shortfalls in finance charge amounts for other series of notes in excess finance charge sharing group A and other series of investor certificates issued by the master trust. In addition, the Card series notes may receive the benefits of excess finance charge amounts from other series of notes in excess finance charge sharing group A, other series of notes outside of excess finance charge sharing group A, other series of notes not secured by Asset Pool 1, and from other series of investor certificates issued by the master trust to the extent finance charge amounts for such other series are not needed for those series.

See “Deposit and Application of Funds—Shared Excess Finance Charge Amounts” in this prospectus supplement and “Sources of Funds to Pay the Notes— General” and “—Deposit and Application of Funds in the Issuance Trust” in the accompanying prospectus.

Shared Excess Principal Amounts

To the extent that Card series principal amounts are available after all required applications of such amounts as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts” in this prospectus supplement, these excess principal amounts will be applied to cover shortfalls in principal amounts for other series of notes secured by Asset Pool 1. In addition, the Card series notes may receive the benefits of excess principal amounts from other series of notes secured by Asset Pool 1, to the extent the principal amounts for such other series are not needed for such series.

See “Deposit and Application of Funds—Shared Excess Principal Amounts” in this prospectus supplement and “Sources of Funds to Pay the Notes—General” and “—Deposit and Application of Funds in the Issuance Trust” in the accompanying prospectus.

Stock Exchange Listing

The issuer will apply to list these Class B(2002-1) notes on the Luxembourg Stock Exchange. The issuer cannot guarantee that the application for the listing will be accepted. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for these Class B(2002-1) notes, Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number (352) 42 12 21, to determine whether these Class B(2002-1) notes have been listed on the Luxembourg Stock Exchange.

Ratings

The issuer will issue these Class B(2002-1) notes only if they are rated at least “A” or “A2” or its equivalent by at least one nationally recognized rating agency.

Other tranches of Class B notes may have different rating requirements from the Class B(2002-1) notes.

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its expected principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

See “Risk Factors—The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn” in the accompanying prospectus.

Federal Income Tax Consequences

Subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the issuer, is of the opinion that under existing law your Class  B(2002-1) notes will be characterized as debt for federal income tax purposes, and that the Capital One Multi-asset Execution Trust will not be classified as an association or publicly traded partnership taxable as a corporation and accordingly will not be subject to federal income tax. By your acceptance of a Class B(2002-1) note, you will agree to treat your Class

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B(2002-1) note as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described under “Benefit Plan Investors” in the accompanying prospectus, the Class B(2002-1) notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. By purchasing the notes, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the notes by the investor would be exempt from the prohibited transaction rules of ERISA. A fiduciary or other person contemplating purchasing the Class B(2002-1) notes on behalf of someone with “plan assets” of any plan or account should consult with its counsel regarding whether the purchase or holding of the Class B(2002-1) notes could give rise to a transaction prohibited or not otherwise permissible under ERISA and/or Section 4975 of the Internal Revenue Code.

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Risk Factors

The risk factors disclosed in this section and in “Risk Factors” beginning on page 12 in the accompanying prospectus describe the principal risk factors of an investment in the Class B(2002-1) notes.

Only some of the assets of the issuer are available for payments on any tranche of notes.

The sole sources of payment for principal of and interest on your tranche of notes are provided by:

•
the portion of the principal amounts and finance charge amounts allocated to the Card series from Asset Pool 1 and available to your tranche of notes after giving effect to any reallocations, payments and deposits for senior notes;

•	funds in the applicable issuer trust accounts for your tranche of notes; and

•	payments received under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement for your tranche of notes.

As a result, you must rely only on the particular allocated assets as security for your tranche of notes for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of the issuer outside of Asset Pool 1 or any other person or entity for payment of your notes. See “Sources of Funds to Pay the Notes” in this prospectus supplement and in the accompanying prospectus.

In addition, if there is a sale of assets in Asset Pool 1 (i) if required under the pooling agreement following the bankruptcy of Capital One Funding, (ii) following an event of default and acceleration of the Class B(2002-1) notes or (iii) on the legal maturity date of the Class B(2002-1) notes, as described in “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement and “Sources of Funds to Pay the Notes—Sale of Assets” in the accompanying prospectus, your tranche of notes has recourse only to its share of the proceeds of that sale allocated to your tranche of notes, any amounts then on deposit in the issuer trust accounts allocated to and held for the benefit of your tranche of notes.

Class B notes, Class C notes and Class D notes are subordinated and bear losses before Class A notes.

Class B notes of the Card series are subordinated in right of payment of principal of and interest on the Class A notes of the Card series. Class C notes of the Card series are subordinated in right of payment of principal of and interest on the Class A notes and Class B notes of the Card series. Class D notes of the Card series are subordinated in right of payment of principal of and interest on the Class A notes, Class B notes and Class C notes of the Card series.

In the Card series, finance charge amounts are first used to pay interest and other amounts due on Class A notes, next to pay interest and other amounts due on Class B notes, next to pay interest and other amounts due on Class C notes, next to pay the Card series’s portion of servicing fees due on the receivables in the master trust and lastly to pay interest and other amounts due on Class D notes. If finance charge amounts are not sufficient to pay such amounts for all classes of notes, the notes may not receive full payment of interest if, in the case of Class A, Class B and Class C notes, reallocated principal amounts, and in the case of Class C notes, amounts on deposit in the applicable Class C reserve subaccount, are insufficient to cover the shortfall.

In the Card series, principal amounts may be reallocated to pay interest on senior classes of notes of the Card series and to pay a portion of the servicing fees on the receivables in the master trust to the extent that finance charge amounts are insufficient to make such payments. In addition, charge-offs due

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to uncovered default amounts on the receivables in the master trust generally are reallocated from the senior classes to the subordinated classes of the Card series. If these reallocations of principal amounts and charge-offs are not reimbursed from finance charge amounts, the full stated principal amount of the subordinated classes of notes will not be repaid. See “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount” in the accompanying prospectus and “Deposit and Application of Funds—Application of Card Series Principal Amounts” in this prospectus supplement.

If there is a sale of assets in Asset Pool 1 (i) if required under the pooling agreement following the bankruptcy of Capital One Funding, (ii) following an event of default and acceleration with respect to the Card series or (iii) on the legal maturity date for any tranche of Card series notes, the net proceeds of the sale allocable to principal payments will generally be used first to pay amounts due to Class A noteholders, next to pay amounts due to Class B noteholders, next to pay amounts due to Class C noteholders, and lastly to pay amounts due to Class D noteholders. This could cause a loss to Class A, Class B, Class C or Class D noteholders if the amount available to them is not enough to pay the Class A, Class B, Class C or Class D notes in full.

Payment of Class B notes, Class C notes and Class D notes may be delayed or reduced due to the subordination provisions.

For the Card series, subordinated notes, except as noted in the following paragraph, will be paid principal only to the extent that sufficient funds are available and such notes are not needed to provide the required subordination for senior classes of Card series notes. In addition, principal amounts allocated to the Card series will be applied first to pay shortfalls in interest on and other amounts related to the senior classes of Card series notes, then to pay a portion of the servicing fees on the receivables in the master trust and then to make targeted deposits to the principal funding subaccounts of senior classes of Card series notes before being applied to make required deposits to the principal funding subaccounts of the subordinated notes of the Card series.

If subordinated notes in the Card series reach their expected principal payment date, or an early redemption event, event of default and acceleration, or other optional or mandatory redemption occurs with respect to such subordinated notes prior to their legal maturity date, and such notes cannot be paid because of the subordination provisions of the Card series indenture supplement, prefunding of the principal funding subaccounts for the senior notes of the Card series will begin, as described in “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” in this prospectus supplement. Consequently, no principal amounts will be deposited into the principal funding subaccount of, or used to make principal payments on, such notes. After that time, the subordinated notes will be paid only if, and to the extent that:

•	enough senior notes in the Card series are repaid so that the subordinated notes are no longer necessary to provide the required subordination;

•	new subordinated notes in the Card series are issued or other forms of credit enhancement are obtained so that the subordinated notes are no longer necessary to provide the required subordination;

•	the principal funding subaccounts for the senior notes in the Card series are fully prefunded so that the subordinated notes are no longer necessary to provide the required subordination; or

•	the subordinated notes reach their legal maturity date.

This may result in a delay or loss of principal payments to holders of subordinated notes. See “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior Classes” in this prospectus supplement.

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Class A notes, Class B notes or Class C notes of the Card series can lose their subordination under some circumstances, resulting in delayed or reduced payments to you.

Subordinated notes of the Card series may have expected principal payment dates and legal maturity dates earlier than some or all of the notes of the senior classes.

If notes of a subordinated class reach their expected principal payment date at a time when they are needed to provide the required subordination for the senior classes of the Card series and the issuer is unable to issue additional notes of that subordinated class or obtain acceptable alternative forms of credit enhancement, prefunding of the senior classes will begin and such subordinated notes will not be paid on their expected principal payment date. The principal funding subaccounts for the senior classes will be prefunded with principal amounts allocated to the Card series in an amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the senior classes. See “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” in this prospectus supplement.

Notes of a subordinated class that have reached their expected principal payment date will not be paid until the remaining subordinated notes provide the required subordination for the senior notes, which payment may be delayed further as other subordinated notes reach their expected principal payment date. The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available for that purpose from proceeds of the sale of assets or otherwise allocable to the subordinated notes, whether or not the senior classes of notes have been fully prefunded.

If the rate of repayment of principal receivables in the master trust or any receivables in Asset Pool 1 were to decline during this prefunding period, the principal funding subaccounts for the senior classes of notes may not be fully prefunded before the legal maturity date of the subordinated notes. In that event and only to the extent not fully prefunded, the senior classes would not have the required subordination beginning on the legal maturity date of those subordinated notes. This will not be cured until additional subordinated notes of that class are issued or a sufficient amount of senior notes have matured so that the remaining outstanding subordinated notes provide the necessary subordination.

The table under “The Master Trust Portfolio—Payment Rates” in this prospectus supplement shows the highest and lowest cardholder monthly payment rates for the master trust portfolio during the periods shown in that table. Payment rates may change due to a variety of factors including economic, social and legal factors, changes in the terms of credit card accounts by the originator of the receivables or the addition of credit card accounts to the master trust with different characteristics. There can be no assurance that the rate of repayment will remain in this range in the future.

Yield and payments on the receivables could decrease, resulting in receipt of principal payments earlier than the expected principal payment date.

There is no assurance that the stated principal amount of your notes will be paid on their expected principal payment date.

A significant decrease in the amount of receivables in the master trust or any receivables in Asset Pool 1 for any reason could result in an early redemption event and in early payment of your notes, as well as decreased protection to you against defaults on the credit card receivables. In addition, the effective yield on the receivables in the master trust or any receivables in Asset Pool 1 could decrease due to, among other things, a change in periodic finance charges on the accounts, an increase in the level of delinquencies, or an increase in convenience use of cards, whereby cardholders pay their balance in full each month and incur no finance charges. This could reduce the amount of finance charge amounts and the excess spread percentage. If the excess spread percentage for any three consecutive calendar months is less than the required spread percentage for such three months, an early redemption event will occur and could result in an early payment of your notes. See “Prospectus Supplement Summary—Early Redemption of Notes” in this prospectus supplement.

See “Risk Factors” in the accompanying prospectus for a discussion of other circumstances under which you may receive principal payments earlier or later than the expected principal payment date.

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Glossary

This prospectus supplement and the accompanying prospectus use defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page S-55 in this prospectus supplement and beginning on page 107 in the accompanying prospectus.

Use of Proceeds

The net proceeds from the sale of the Class B(2002-1) notes offered by this prospectus supplement and the accompanying prospectus in the amount of $100,000,000, before deduction of expenses, will be paid to Capital One Funding, LLC (referred to in this prospectus supplement as “Capital One Funding”). Capital One Funding will use such proceeds primarily to purchase additional receivables from Capital One Bank and for its general corporate purposes, including the repayment to the bank of amounts borrowed by Capital One Funding to purchase the receivables from the bank.

The Notes

The Card series notes will be issued pursuant to the indenture, an asset pool supplement for Asset Pool 1 called “Asset Pool 1 supplement” and an indenture supplement for the Card series called the “Card series indenture supplement.” For each tranche of Card series notes, there will be a terms document that will contain the specific terms for that tranche. The following discussion and the discussion under “The Notes” and “The Indenture” in the accompanying prospectus summarize the material terms of the notes, the indenture, the Asset Pool 1 supplement, the Card series indenture supplement and the Class B(2002-1) terms document. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, the Asset Pool 1 supplement, the Card series indenture supplement and the Class B(2002-1) terms document. None of the indenture, the Asset Pool 1 supplement, the Card series indenture supplement or the Class B(2002-1) terms document limits the aggregate principal amount of notes of any series, class or tranche of notes that may be issued.

Notes of the Card series will be issued in classes. Each class of notes may have multiple tranches which may be issued at different times and have different terms. Whenever a “class” of notes is referred to in this prospectus supplement or the accompanying prospectus, it includes all tranches of that class of notes, unless the context otherwise requires.

Notes of a senior class of the Card series may not be issued unless a sufficient amount of subordinated notes or other acceptable credit enhancement has previously been issued and is outstanding. See “—Required Subordinated Amount and Usage Amount” below.

Except on the applicable legal maturity date, notes of a subordinated class of the Card series may not be paid principal unless a sufficient amount of subordinated notes or other acceptable form of credit enhancement will be outstanding after such payment. See “—Required Subordinated Amount and Usage Amount” below.

The Card series notes will be secured by the assets in Asset Pool 1 and will be allocated a portion of all Finance Charge Amounts, Principal Amounts and Default Amounts for any month. Finance Charge Amounts allocated to the Card series will be applied in accordance with “Deposit and Application of Funds—Application of Card Series Finance Charge Amounts” in this prospectus supplement. Principal Amounts allocated to the Card series will be applied in accordance with “Deposit and Application of Funds—Application of Card Series Principal Amounts” in this prospectus supplement. Default Amounts allocated to the Card series will reduce the Nominal Liquidation Amount of notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement.

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The Card series notes will share Asset Pool 1 Principal Amounts and Collateral Certificate Principal Shortfall Payments in the manner and to the extent described in this prospectus supplement. The Card series notes will also be included in Excess Finance Charge Sharing Group A and will share Finance Charge Amounts and other amounts treated as Finance Charge Amounts in the manner and to the extent described in this prospectus supplement.

The issuer will pay principal of and interest on the Class B(2002-1) notes solely from the portion of Card series Principal Amounts and Card series Finance Charge Amounts and from other amounts which are available to the Class B(2002-1) notes under the indenture, Asset Pool 1 supplement and the Card series indenture supplement after giving effect to all allocations and reallocations. If these sources are not sufficient to pay principal of or interest on the Class B(2002-1) notes, Class B(2002-1) noteholders will have no recourse to any other assets of the issuer or any other person or entity.

The indenture allows the issuer to “reopen” or later increase the amount of the Class B(2002-1) notes without notice by selling additional Class B(2002-1) notes with the same terms. Those additional Class B(2002-1) notes will be treated, for all purposes, like the Class B(2002-1) notes that were offered by this prospectus supplement, except that any new Class B(2002-1) notes may begin to accrue interest at a different date. No additional Class B(2002-1) notes may be issued unless the conditions to issuance described in  “—Issuances of New Classes and Tranches of Card Series Notes” in this prospectus supplement and “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus are satisfied.

Capital One Bank or an affiliate may retain any Class B(2002-1) notes resulting from a reopening and may resell them on a subsequent date.

Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount

Each Card series note has a stated principal amount, an outstanding dollar principal amount, an Adjusted Outstanding Dollar Principal Amount and a Nominal Liquidation Amount.

Stated Principal Amount

The aggregate stated principal amount of a note is the amount that is stated on the face of the notes to be payable to the holder. The stated principal amount of the Class B(2002-1) notes will be denominated in U.S. dollars.

Outstanding Dollar Principal Amount

For U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of the notes, less principal payments to the noteholders. For foreign currency notes, the outstanding dollar principal amount is the dollar equivalent of the initial principal amount of the notes, less dollar payments to derivative counterparties or, in the event the derivative agreement is non-performing, less dollar payments converted to make payments to noteholders, each with respect to principal. For discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the Card series indenture supplement or the related terms document. The outstanding dollar principal amount of a discount note will increase over time as principal accretes. The outstanding dollar principal amount of any note will decrease as a result of each payment of principal of the note.

Adjusted Outstanding Dollar Principal Amount

In addition, Card series notes have an Adjusted Outstanding Dollar Principal Amount. The Adjusted Outstanding Dollar Principal Amount of a tranche of notes is the outstanding dollar principal amount, less any funds on deposit in the principal funding subaccount for that tranche of notes.

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Nominal Liquidation Amount

The Nominal Liquidation Amount of a note is a U.S. dollar amount based on the initial outstanding dollar principal amount of that note, but with some reductions and increases described below. The Nominal Liquidation Amount of a series of notes is equal to the sum of the Nominal Liquidation Amounts of all classes or tranches of notes of that series.

The Nominal Liquidation Amount of a note may be reduced as follows.

•
If Card series Finance Charge Amounts are insufficient to cover Card series Defaulted Amounts, the Nominal Liquidation Amount of the Card series notes will be reduced as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement.

•
If Card series Principal Amounts are reallocated from subordinated notes to pay interest on or other amounts related to the senior notes in the Card series, any shortfall in the payment of the Card series’s portion of the servicing fees on the receivables in the master trust or Asset Pool 1 or any other shortfall with respect to Card series Finance Charge Amounts, the Nominal Liquidation Amount of those subordinated notes will be reduced by the amount of the reallocations as described in “Deposit and Application of Funds—Allocation of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement.

•	The Nominal Liquidation Amount of a note will be reduced by the amount on deposit in its respective principal funding subaccount.

•	The Nominal Liquidation Amount of a note will be reduced by the amount of all payments of principal of the note.

•
Upon a sale of assets if required under the pooling agreement following the bankruptcy of Capital One Funding, after an event of default and acceleration or on the legal maturity date of a note, the Nominal Liquidation Amount of such note will be automatically reduced to zero. See “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement.

The Nominal Liquidation Amount of a note can be increased in the following ways.

•	For Card series discount notes, the Nominal Liquidation Amount will increase over time as principal accretes, to the extent that Card series Finance Charge Amounts are allocated for that purpose.

•
If additional notes of a previously issued tranche of Card series notes are later issued, the Nominal Liquidation Amount of such tranche will increase by the initial outstanding dollar principal amount of such additional notes.

•
For all Card series notes, the Nominal Liquidation Amount will increase if Card series Finance Charge Amounts are available and applied to reimburse earlier reductions in the Nominal Liquidation Amount from charge-offs from uncovered Card series Defaulted Amounts or from reallocations of Card series Principal Amounts from subordinated classes to pay shortfalls of Card series Finance Charge Amounts, as described in “Deposit and Application of Funds—Application of Card Series Finance Charge Amounts” in this prospectus supplement. The increases will be allocated first to the senior-most class of notes with a deficiency in its Nominal Liquidation Amount and then, in succession, to the subordinated classes with deficiencies in their Nominal Liquidation Amounts. The increases will be further allocated to each tranche of a class pro rata based on the deficiency in the Nominal Liquidation Amount in each tranche, as described in “Deposit and Application of Funds—Allocations of Reimbursements of Nominal Liquidation Amount Deficits” in this prospectus supplement.

Card series Finance Charge Amounts will be applied to cover Card series Defaulted Amounts after payments of interest on the Card series notes and payment of servicing fees allocable to the Card series notes, as described in “Deposit and Application of Funds—Application of Card Series Finance Charge Amounts” in this

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prospectus supplement. If sufficient Card series Finance Charge Amounts are available to cover these amounts, the Nominal Liquidation Amount of the Card series notes will not be reduced as a result of such Card series Defaulted Amounts. Card series Finance Charge Amounts used to cover Card series Defaulted Amounts or used to reimburse earlier reductions of the Nominal Liquidation Amount will be treated as Card series Principal Amounts.

In most circumstances, the Nominal Liquidation Amount of a note, together with any accumulated Card series Principal Amounts held in the relevant principal funding subaccount, will be equal to the outstanding dollar principal amount of that note. However, if there are reductions in the Nominal Liquidation Amount as a result of reallocations of Card series Principal Amounts from that note to pay interest on or other amounts related to the senior classes of Card series notes or a portion of the servicing fees, or as a result of charge-offs from uncovered Card series Defaulted Amounts, there will be a deficit in the Nominal Liquidation Amount of that note. Unless that deficit is reimbursed through the application of Card series Finance Charge Amounts, the stated principal amount of that note may not be paid in full and the holders of those notes may receive less than the full stated principal amount of their notes. This will occur either because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of the notes, or because the amount of dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of the notes in full.

The Nominal Liquidation Amount of a note may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that note, less any amounts on deposit in the applicable principal funding subaccount.

If a note held by Capital One Funding, the issuer or any of their affiliates is canceled, the Nominal Liquidation Amount of that note is automatically reduced to zero.

The amount of reductions of the Nominal Liquidation Amount of any class or tranche of notes due to charge-offs from uncovered Card series Defaulted Amounts allocable to that class or tranche of notes or due to the reallocation of Card series Principal Amounts to pay interest on or other amounts related to the senior classes of Card series notes or servicing fees will be limited as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” and “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement.

Allocations of charge-offs from uncovered Card series Defaulted Amounts allocable to a class or tranche of Card series notes and reallocations of Card series Principal Amounts to pay interest on or other amounts related to the senior classes of Card series notes or servicing fees reduce the Nominal Liquidation Amount of outstanding notes only and do not affect notes that are issued after the time of such reduction.

Any tranche of Card series notes may be paired with another tranche of Card series notes, referred to as the “paired tranche.” As the Nominal Liquidation Amount of a tranche having a paired tranche is reduced (solely due to deposits in the related principal funding account other than deposits of prefunded amounts), the Nominal Liquidation Amount of the paired tranche may increase by an equal amount. If an early redemption event or event of default and acceleration occurs with respect to either tranche while such tranches are paired, the Nominal Liquidation Amount of and the method for allocating Principal Amounts to each tranche may be reset as otherwise described in this prospectus supplement. For Asset Pool 1, if two tranches of notes are paired, the master trust will be required to maintain a minimum principal balance based on the reduced Nominal Liquidation Amount of the paired tranche. If, as a result, there are fewer principal receivables supporting the COMT collateral certificate, there may be fewer Finance Charge Collections available in the master trust to be allocated to the COMT collateral certificate and reduced Available Finance Charge Amounts allocable to your tranche of notes.

Subordination of Principal and Interest

Interest payments on and principal payments of Class B notes, Class C notes and Class D notes of the Card series are subordinated to payments on Class A notes of the Card series. Subordination of Class B notes, Class C notes and Class D notes of the Card series provides credit enhancement for Class A notes of the Card series.

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Interest payments on and principal payments of Class C notes and Class D notes of the Card series are subordinated to payments on Class A notes and Class B notes of the Card series. Subordination of Class C notes and Class D notes of the Card series provides credit enhancement for Class A notes and Class B notes of the Card series. In certain circumstances, the credit enhancement for a tranche of Class A notes of the Card series may be provided solely by the subordination of Class C notes and Class D notes of the Card series and the Class B notes of the Card series will not, in that case, provide credit enhancement for that tranche of Class A notes.

Interest payments on and principal payments of Class D notes of the Card series are subordinated to payments on Class A notes, Class B notes and Class C notes of the Card series and the Card series’s portion of the servicing fee. Subordination of Class D notes of the Card series provides credit enhancement for Class A notes, Class B notes and Class C notes of the Card series.

Card series Principal Amounts may be reallocated to pay interest on senior classes of notes or to pay the Card series’s portion of the servicing fees on the receivables in the master trust or Asset Pool 1, subject to certain limitations. In addition, charge-offs due to uncovered Card series Defaulted Amounts are generally first applied against the subordinated classes of the Card series. See “—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount” above and “The Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries” in the accompanying prospectus.

In the Card series, payment of principal may be made on a subordinated class of notes before payment in full of each senior class of notes only under the following circumstances:

•
If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes. See “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” and “—Allocation to Principal Funding Subaccounts” in this prospectus supplement. For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes, Class C notes and Class D notes may be repaid when such Class B notes, Class C notes and Class D notes are required to be repaid even if other tranches of Class A notes are outstanding.

•
If the principal funding subaccounts for the senior classes of notes have been sufficiently prefunded as described in “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior Classes” in this prospectus supplement.

•
If new tranches of subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes that have reached their expected principal payment dates are no longer necessary to provide the required subordination.

•	If a tranche of subordinated notes reaches its legal maturity date.

Card series Principal Amounts remaining after any reallocations to pay interest on or other amounts related to the senior notes or to pay the Card series’s portion of the servicing fees will be first applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated notes.

Early Redemption of the Notes

In addition to the early redemption events applicable to all notes, including the Class B(2002-1) notes, described in the accompanying prospectus, each of the following events will be an early redemption event for the Class B(2002-1) notes:

—if for any month, the average of the Excess Spread Amounts for the three preceding calendar months is less than the Required Excess Spread Amount for such month; or

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—a Pay Out Event for the COMT collateral certificate occurs as described in “The Master Trust—Pay Out Events” in the accompanying prospectus, if required by the rating agencies, or any pay out event or other early amortization event occurs with respect to any other collateral certificate included in Asset Pool 1.

See “The Indenture—Early Redemption Events” in the accompanying prospectus.

Issuances of New Classes and Tranches of Card Series Notes

Conditions to Issuance

The issuer may issue new classes and tranches of Card series notes (including additional notes of an outstanding tranche or class), so long as the following conditions are satisfied:

—the conditions to issuance listed in “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus are satisfied;

—any increase in the targeted deposit amount of any Class C reserve subaccount or Class D reserve subaccount caused by such issuance will have been funded on or prior to such issuance date;

—immediately after the issuance, the Nominal Liquidation Amount of the outstanding Class B notes in the Card series must be at least equal to the Class A Available Subordinated Amount of Class B notes for all outstanding Class A notes in the Card series;

—immediately after the issuance, the Nominal Liquidation Amount of the outstanding Class C notes in the Card series must be at least equal to the sum of the following amounts:

(a)
the aggregate Class A Available Subordinated Amount of Class C notes for all outstanding Class A notes in the Card series with a Class A Required Subordinated Amount of Class B notes equal to zero, and

(b)	the aggregate Class B Available Subordinated Amount of Class C notes for all outstanding Class B notes in the Card series; and

—immediately after the issuance, the Nominal Liquidation Amount of the outstanding Class D notes in the Card series must be at least equal to the greater of the following amounts:

(a)	the sum of the following amounts:

(i)	the aggregate Class A Available Subordinated Amount of Class D notes for all outstanding Class A notes in the Card series with a Required Subordinated Amount of Class B notes equal to zero, and

(ii)	the aggregate Class B Available Subordinated Amount of Class D notes for all outstanding Class B notes in the Card series, and

(b)	the aggregate Class C Available Subordinated Amount of Class D notes for all outstanding Class C notes in the Card series.

The issuer and the indenture trustee are not required to permit the prior review by or obtain the consent of any noteholder of any outstanding series, class or tranche to issue any additional notes of any series, class or tranche.

Modification or Waiver of Issuance Conditions

If the issuer obtains confirmation from each rating agency that has rated any outstanding series, class or tranche of notes, subject to certain limitations required by each such rating agency, that the issuance of a new series, class or tranche will not cause a reduction or withdrawal of the ratings of any outstanding series, class or tranche notes rated by that rating agency, then any or all of the conditions to issuance described above and under “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus may be waived or modified. In addition, the issuer may issue rated Card series notes subject to waived, modified or additional conditions agreed to between the issuer and each rating agency rating such notes.

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Required Subordinated Amount and Usage Amount

Class A Required Subordinated Amount.    The Class A Required Subordinated Amount of Subordinated notes for any tranche of Class A notes of the Card series on any date is equal to the sum of the Class A Required Subordinated Amount of Class B notes, the Class A Required Subordinated Amount of Class C notes and the Class A Required Subordinated Amount of Class D notes on that date. For each tranche of Class A notes, the Class A Required Subordinated Amount of Class B notes, the Class A Required Subordinated Amount of Class C notes and the Class A Required Subordinated Amount of Class D notes will be equal to a stated percentage of the Adjusted Outstanding Dollar Principal Amount of that tranche of Class A notes. However, after an event of default and acceleration or after an early redemption event has occurred for any tranche of Class A notes, the required subordinated amount of any subordinated class of notes will be the greater of (x) the required subordinated amount of such subordinated class on that date and (y) the required subordinated amount of such subordinated class on the date immediately prior to that event of default or early redemption event.

See “Prospectus Supplement Summary—Required Subordinated Amount and Conditions to Issuance—Class A Required Subordinated Amount” in this prospectus supplement.

Class B Required Subordinated Amount.    The Class B Required Subordinated Amount of Subordinated notes for any tranche of Class B notes of the Card series on any date is equal to the sum of the Class B Required Subordinated Amount of Class C notes and the Class B Required Subordinated Amount of Class D notes on that date.

For each tranche of Class B notes, the Class B Required Subordinated Amount of Class C notes will equal (a) its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of the Class A Required Subordinated Amount of Class C notes for all Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero, plus (b) the following amount:

•
its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of (i) the Adjusted Outstanding Dollar Principal Amount of all Class B notes in the Card series minus (ii) the sum of the Class A Required Subordinated Amount of Class B notes for all Class A notes in the Card series, times

•	a stated percentage.

However, after an event of default and acceleration has occurred, after an early redemption event has occurred or while the Class B Usage Amount of Class C notes is greater than zero for any tranche of Class B notes, the Class B Required Subordinated Amount of Class C notes for that tranche of Class B notes will be the greater of (1) the Class B Required Subordinated Amount of Class C notes for that tranche of Class B notes on that date, (2) the Class B Required Subordinated Amount of Class C notes for that tranche of Class B notes on the date immediately prior to that event of default or early redemption event or the date immediately prior to the date the usage occurred and (3) such other amount that may be required by the rating agencies.

For each tranche of Class B notes, the Class B Required Subordinated Amount of Class D notes will equal (x) its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of the Class A Required Subordinated Amount of Class D notes for all Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero, plus (y) the following amount:

•
its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of (i) the Adjusted Outstanding Dollar Principal Amount of all Class B notes in the Card series minus (ii) the sum of the Class A Required Subordinated Amount of Class B notes for all Class A notes in the Card series, times

•	a stated percentage.

However, after an event of default and acceleration has occurred, after an early redemption event has occurred or while the Class B Usage Amount of Class D notes is greater than zero for any tranche of Class B notes, the Class

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B Required Subordinated Amount of Class D notes for that tranche of Class B notes will be the greater of (1) the Class B Required Subordinated Amount of Class D notes for that tranche of Class B notes on that date and (2) the Class B Required Subordinated Amount of Class D notes for that tranche of Class B notes on the date immediately prior to that event of default or early redemption event or the date immediately prior to the date the usage occurred.

See “Prospectus Supplement Summary—Required Subordinated Amount and Conditions to Issuance—Class B Required Subordinated Amount” in this prospectus supplement.

Class C Required Subordinated Amount.    For each tranche of Class C notes, the Class C Required Subordinated Amount of Class D notes will equal (a) its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of the sum of the Class A Required Subordinated Amount of Class D notes for all Class A notes in the Card series plus the aggregate amount computed as described in clause (y) of “—Class B Required Subordinated Amount” above for all Class B notes in the Card series, plus (b) the following amount:

•
its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of (i) the Adjusted Outstanding Dollar Principal Amount of all Class C notes in the Card series minus (ii) the sum of the Class A Required Subordinated Amount of Class C notes for all Class A notes in the Card series plus the aggregate amount computed as described in clause (b) of “—Class B Required Subordinated Amount” above for all Class B notes in the Card series, times

•	a stated percentage.

However, after an event of default and acceleration has occurred, after an early redemption event has occurred or while the Class C Usage Amount of Class D notes is greater than zero for any tranche of Class C notes, the Class C Required Subordinated Amount of Class D notes for that tranche of Class C notes will be the greater of (1) the Class C Required Subordinated Amount of Class D notes for that tranche of Class C notes on that date and (2) the Class C Required Subordinated Amount of Class D notes for that tranche of Class C notes on the date immediately prior to that event of default or early redemption event or the date immediately prior to the date the usage occurred.

See “Prospectus Supplement Summary—Required Subordinated Amount and Conditions to Issuance—Class C Required Subordinated Amount” in this prospectus supplement.

Required Subordinated Amounts Generally.    The issuance trust may change the above percentages at any time without the consent of any noteholders. In addition, the issuance trust may change the required subordinated amount for any tranche of Card series notes, the methodology of computing the required subordinated amount, or utilize forms of credit enhancement other than subordinated Card series notes in order to provide senior Card series notes with the required credit enhancement, at any time without the consent of any noteholders so long as the issuance trust has:

•
received written confirmation from each rating agency that has rated any outstanding Card series notes that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding Card series notes;

•
delivered an opinion of counsel, that for United States federal income tax purposes, (1) the change will not cause any outstanding series, class or tranche of Card series notes of the issuer that were characterized as debt at the time of their issuance to be characterized as other than debt, (2) the change will not cause or constitute an event in which gain or loss would be recognized by any holder of Card series notes, and (3) the change will not cause the issuer to be treated as an association, or publicly traded partnership, taxable as a corporation; and

•
delivered an opinion of counsel, that for United States federal income tax purposes, (1) the change will not cause any outstanding investor certificates issued by the master trust that were characterized as debt at

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the time of their issuance to be characterized as other than debt, (2) the change will not cause or constitute an event in which gain or loss would be recognized by any investor certificateholder and (3) the change will not cause the master trust to be treated as an association, or publicly traded partnership, taxable as a corporation.

Therefore, reductions in the Adjusted Outstanding Dollar Principal Amount of a tranche of senior Card series notes will generally result in a reduction in the required subordinated amount for that tranche. For each tranche of Class B notes in the Card series, a reduction in the required subordinated amount for that tranche of Class B notes may occur as a result of more Class B notes in the Card series being outstanding than is required for the Class A notes of the Card series or as a result of the issuance of additional Class B notes of the Card series. With respect to each tranche of Class C notes in the Card series, a reduction in the required subordinated amount for that tranche of Class C notes may occur as a result of more Class C notes in the Card series being outstanding than is required for the Class A notes and Class B notes of the Card series or as a result of the issuance of additional Class C notes of the Card series.

Usage.    The consumption of enhancement from subordinated Card series notes is called usage. For a detailed description of the calculation of usage amounts for any tranche of notes, see the definitions of Class A Usage Amount of Subordinated notes, Class A Usage Amount of Class B notes, Class A Usage Amount of Class C notes, Class A Usage Amount of Class D notes, Class B Usage Amount of Subordinated notes, Class B Usage Amount of Class C notes, Class B Usage Amount of Class D notes and Class C Usage Amount of Class D notes in the “Glossary of Defined Terms” in this prospectus supplement.

Principal Payments on Subordinated Card Series Notes

The required subordinated amount of a tranche of senior Card series notes, in conjunction with usage, is used to determine (a) whether a tranche of senior Card series notes can be issued, as described above, (b) whether a tranche of subordinated Card series notes may be repaid before its legal maturity date while senior Card series notes are outstanding and (c) whether the principal funding subaccount for that tranche of senior Card series notes needs to be prefunded.

No payment of principal will be made on any Class B notes of the Card series unless, following the payment, the Nominal Liquidation Amount of the remaining outstanding Class B notes of the Card series is at least equal to the Class A Required Subordinated Amount of Class B notes for all outstanding Class A notes of the Card series less any usage of the Class A Required Subordinated Amount of Class B notes for all outstanding Class A notes of the Card series. Similarly, no payment of principal will be made on any Class C notes of the Card series unless, following the payment, the Nominal Liquidation Amount of the remaining outstanding Class C notes of the Card series is at least equal to the required subordinated amount of Class C notes for all outstanding Class A notes and Class B notes of the Card series less any usage of the required subordinated amount of Class C notes for those outstanding Class A notes and Class B notes of the Card series. Similarly, no payment of principal will be made on any Class D notes of the Card series unless, following the payment, the Nominal Liquidation Amount of the remaining outstanding Class D notes of the Card series is at least equal to the required subordinated amount of Class D notes for all outstanding Class A notes, Class B notes and Class C notes of the Card series less any usage of the required subordinated amount of Class D notes for those outstanding Class A notes, Class B notes and Class C notes of the Card series. However, there are some exceptions to these rules. See “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement and “Sources of Funds to Pay the Notes—Sale of Assets” in the accompanying prospectus.

Sources of Funds to Pay the Notes

Asset Pool 1

The Card series will be secured by the assets in Asset Pool 1. Asset Pool 1 currently consists of the COMT collateral certificate issued by the master trust. However, in the future, Asset Pool 1 may also include additional

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collateral certificates each representing an undivided interest in a master trust or other securitization special purpose entity whose assets consist primarily of receivables arising in credit card accounts and other revolving credit accounts owned by the bank, the savings bank or an affiliate of the bank. In addition, the Invested Amount of any existing collateral certificate included in Asset Pool 1 may be increased or decreased from time to time.

The only amounts that will be available to fund payments on these Class B(2002-1) notes are (1) the Class B(2002-1) notes’ allocable share of the assets that have been included in Asset Pool 1, (2) shared Excess Finance Charge Amounts from other series of notes issued by the issuance trust or series of investor certificates issued by the master trust, if any, and (3) shared excess Principal Amounts from other series of notes issued by the issuance trust or series of investor certificates issued by the master trust, if any. For a description of the COMT collateral certificate, the master trust and its assets and other assets which may in the future be a source of funds, see “The Master Trust” and “Sources of Funds to Pay the Notes—General” and “—The COMT Collateral Certificate” in the accompanying prospectus.

In addition to the Card series, the issuer may issue other series of notes that are secured by the assets in Asset Pool 1.

Addition of Assets

In the future, Asset Pool 1 may include collateral certificates (other than the COMT collateral certificate) representing undivided interests in master trusts or other securitization special purpose entities, whose assets consist primarily of receivables arising in credit card accounts and other revolving credit accounts owned by the bank, the savings bank or any of their affiliates, which receivables are transferred to Capital One Funding or another affiliate of the bank for inclusion in the related master trust or securitization special purpose entity. However, prior to the addition of any such collateral certificate to Asset Pool 1,

•	each rating agency must confirm that the addition of such collateral certificate will not cause a reduction or withdrawal of the ratings of any outstanding notes secured by Asset Pool 1, and

•
the issuer must deliver an officer’s certificate to the indenture trustee to the effect that such addition will not, in the reasonable belief of the officer, based on the facts known to such officer at that time, cause an early redemption event or an event that, after the giving of notice or lapse of time, would cause an early redemption event to occur with respect to any outstanding notes secured by Asset Pool 1.

See “Sources of Funds to Pay the Notes—Transferor Interest—Addition of Assets” in the accompanying prospectus.

The applicable transferor shall designate the Invested Amount of such additional collateral certificate, provided that the transferor may not reduce the Invested Amount of such collateral certificate without an equal or greater reduction in the aggregate Nominal Liquidation Amount of the notes secured by Asset Pool 1, unless the transferor delivers to the issuer and the indenture trustee an officer’s certificate to the effect that such reduction will not, in the reasonable belief of the officer, based on the facts known to such officer at that time, cause an early redemption event or an event that, after the giving of notice or lapse of time, would cause an early redemption event to occur with respect to any outstanding notes secured by Asset Pool 1.

Payments Received from Derivative Counterparties

The issuer may enter into derivative agreements with respect to certain tranches of the Card series as a source of funds to pay principal of or interest on the notes. See “Deposit and Application of Funds—Payments Received from Derivative Counterparties for Interest of Foreign Currency Notes” and “—Payments Received from Derivative Counterparties for Principal” in this prospectus supplement. The issuer has not entered into such a derivative agreement for the Class B(2002-1) notes.

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Payments Received under Supplemental Credit Enhancement Agreements or Supplemental Liquidity Agreements

The issuer may enter into supplemental credit enhancement agreements or supplemental liquidity agreements with respect to certain tranches of the Card series as a source of funds to pay principal of or interest on the notes. Any supplemental credit enhancement agreement may be in the form of a letter of credit or surety bond or other similar arrangement with various supplemental credit enhancement providers. Any supplemental liquidity agreement may be in the form of a liquidity facility or other similar arrangement with various liquidity providers. The issuer has not obtained any supplemental credit enhancement or any supplemental liquidity for the Class B(2002-1) notes.

The Issuer Trust Accounts

The issuer will establish a collection account for the benefit of Asset Pool 1. The collection account receives payments of finance charge collections and principal collections from Asset Pool 1 as more specifically described below. See “Sources of Funds to Pay the Notes—Issuer Trust Accounts” in the accompanying prospectus. In connection with the Card series, the issuer will also establish a principal funding account, an interest funding account and an accumulation reserve account for the benefit of the Card series, each of which will have subaccounts for each tranche of notes of the Card series. In addition, the issuer will establish a Class C reserve account, which will have subaccounts for each tranche of Class C notes of the Card series, and a Class D reserve account, which will have subaccounts for each tranche of Class D notes in the Card series.

Each month, distributions on the COMT collateral certificate and any other assets in Asset Pool 1 will first be deposited into the collection account for Asset Pool 1, and then allocated among each series of notes secured by Asset Pool 1—including the Card series, as described in the accompanying prospectus. Amounts on deposit in the collection account for the benefit of the noteholders of the Card series will then be allocated to the applicable principal funding account, interest funding account, accumulation reserve account, Class C reserve account, Class D reserve account and any other supplemental account for the applicable class or tranche of notes to make payments under any applicable derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements and additionally as described in “Deposit and Application of Funds” in this prospectus supplement.

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the Card series notes when such payments are due. If interest on a note is not scheduled to be paid every month—for example, quarterly, semiannually or other interval less frequent than monthly—the issuer will deposit accrued interest amounts funded from Card series Finance Charge Amounts into the interest funding subaccount for that note to be held until the interest is due. See “Deposit and Application of Funds—Targeted Deposits of Card Series Finance Charge Amounts to the Interest Funding Account” in this prospectus supplement.

Beginning in the twelfth month before the scheduled principal payment date of a tranche of Card series notes, the deposit targeted to be made into the principal funding subaccount for that tranche for each month will be one-twelfth of the outstanding dollar principal amount of that tranche.

The issuer may postpone the date of the commencement of the targeted deposits to be made to the principal funding subaccount for a tranche of Card series notes if the servicer determines that less than 12 months will be required to accumulate sufficient Card series Principal Amounts to pay the outstanding dollar principal amount of that tranche on its scheduled principal payment date as described in “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Budgeted Deposits” in this prospectus supplement. Since funds in the principal funding subaccount for tranches of subordinated Card series notes will not be available for credit enhancement for any senior Card series notes, Card series Principal

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Amounts will not be deposited into the principal funding subaccount for a tranche of subordinated Card series notes if that deposit would reduce the available subordination below the required subordination for any tranche of senior Card series notes.

If the earnings on funds in the principal funding subaccount are less than the interest payable on the portion of principal in the principal funding subaccount for the applicable tranche of notes, the amount of such shortfall will be withdrawn from the accumulation reserve account, to the extent available. If the amounts on deposit in the principal funding subaccount are prefunded amounts, then additional finance charge collections from the master trust will be allocated to the COMT collateral certificate and the Card series notes and will be treated as Card series Finance Charge Amounts as described under “Deposit and Application of Funds—Card Series Finance Charge Amounts” in this prospectus supplement and “The Master Trust—Application of Collections” in the accompanying prospectus.

The Class C reserve account will have subaccounts for each tranche of Class C notes that will be funded (provided that there are sufficient Card series Finance Charge Amounts) if the three-month excess spread percentage falls below certain levels or an early redemption event or event of default occurs. Funds on deposit in a Class C reserve subaccount will be used to make payments of interest or principal on the related tranche of Class C notes, if necessary. See “Deposit and Application of Funds—Withdrawals from the Class C Reserve Account” in this prospectus supplement.

The Class D reserve account will have subaccounts for each tranche of Class D notes that will be funded (provided that there are sufficient Card series Finance Charge Amounts) in accordance with the Card series indenture supplement and the related terms document. Funds on deposit in the Class D reserve subaccount will be used to make payments of interest or principal on the related tranche of Class D notes, if necessary.

Limited Recourse to the Issuer; Security for the Card Series Notes

The Card series notes are secured by a security interest in the assets in Asset Pool 1, including the collection account for Asset Pool 1, but each series of notes (including the Card series) is entitled to the benefits of only that portion of those assets allocable to it under the indenture, the Asset Pool 1 supplement and the Card series indenture supplement. Therefore, only a portion of the collections allocated to Asset Pool 1 are available to the Card series notes. Similarly, Card series notes are entitled only to their allocable share of Card series Finance Charge Amounts, Card series Principal Amounts, amounts on deposit in the applicable issuer trust accounts, any payments received from derivative counterparties or under supplemental credit enhancement agreements or supplemental liquidity agreements (to the extent not already included in Card series Finance Charge Amounts) and proceeds of any sale of assets. Card series noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on the notes.

Each tranche of notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, the applicable accumulation reserve subaccount, in the case of a tranche of Class C notes, the applicable Class C reserve subaccount, in the case of a tranche of Class D notes, the applicable Class D reserve subaccount and any other applicable supplemental account, and by a security interest in any applicable derivative agreements, supplemental credit enhancement agreement or supplemental liquidity agreement.

Deposit and Application of Funds

The indenture and the Asset Pool 1 supplement specify how Finance Charge Amounts and Principal Amounts received by the issuer will be allocated among the outstanding series of notes secured by Asset Pool 1 and the Asset Pool 1 Transferor Interest. The Card series indenture supplement specifies how Card series Finance Charge Amounts and Card series Principal Amounts will be deposited into the issuer trust accounts established for the Card

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series notes to provide for the payment of interest on and principal of Card series notes as payments become due. In addition, the Card series indenture supplement specifies how Default Amounts allocated to the COMT collateral certificate and any other collateral certificates in Asset Pool 1 and payments of the servicing fees on the receivables will be allocated to the Card series notes.

For a detailed description of the percentage used by the indenture trustee in allocating Finance Charge Amounts and Default Amounts to the Card series notes, see the definition of “Floating Allocation Percentage” in the “Glossary of Defined Terms” in the accompanying prospectus. For a detailed description of the percentage used in allocating Principal Amounts to the Card series notes, see the definition of “Principal Allocation Percentage” in the “Glossary of Defined Terms” in the accompanying prospectus.

Card Series Finance Charge Amounts

Card series Finance Charge Amounts will consist of the following amounts:

•
The Card series’s share of Finance Charge Amounts allocated to Asset Pool 1. See “Sources of Funds to Pay the Notes—Deposit and Application of Funds in the Issuance Trust” in the accompanying prospectus.

•	Withdrawals from the accumulation reserve subaccount.

If the number of months targeted to accumulate budgeted deposits of Card series Principal Amounts for the payment of principal on a tranche of notes is greater than one month, then the issuer will begin to fund an accumulation reserve subaccount for such tranche. See “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” below. The amount targeted to be deposited in the accumulation reserve account for each month, beginning with the month prior to the first Distribution Date on which Card series Principal Amounts are to be accumulated for such tranche, will be an amount equal to 0.5% of the outstanding dollar principal amount of such tranche of notes.

On each Distribution Date, the issuer will calculate the targeted amount of principal funding subaccount earnings for each tranche of notes, which will be equal to the amount that the funds (other than prefunded amounts) on deposit in each principal funding subaccount would earn at the interest rate payable by the issuer—taking into account payments due under any applicable derivative agreements—on the related tranche of notes. As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, then the amount of such shortfall will be withdrawn from the applicable accumulation reserve subaccount and treated as Card series Finance Charge Amounts for such month.

•	Additional finance charge collections allocable to the Card series.

The issuer will notify the master trust servicer from time to time of the aggregate prefunded amount on deposit in the principal funding account. Whenever there are any prefunded amounts on deposit in any principal funding subaccount, the master trust will designate an amount of the Master Trust Transferor Interest equal to such prefunded amounts. On each Distribution Date, the issuer will calculate the targeted amount of principal funding subaccount prefunded amount earnings for each tranche of notes, which will be equal to the amount that the prefunded amounts on deposit in each principal funding subaccount would earn at the interest rate payable by the issuer—taking into account payments due under any applicable derivative agreements—on the related tranche of notes. As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, collections of finance charge receivables allocable to such designated portion of the Master Trust Transferor Interest up to the amount of the shortfall will be treated as Card series Finance Charge Amounts. See “The Master Trust—Application of Collections” in the accompanying prospectus.

•	Investment earnings on amounts on deposit in the principal funding account, interest funding account and accumulation reserve account for the Card series notes.

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•
Unless otherwise specified in the Card series indenture supplement or the related terms document, payments received under derivative agreements for interest, supplemental credit enhancement agreements or supplemental liquidity agreements on notes of the Card series payable in U.S. dollars.

•	Any shared Excess Finance Charge Amounts allocable to the Card series notes. See “—Shared Excess Finance Charge Amounts” in this prospectus supplement.

•	Any other amounts specified in the Card series indenture supplement or any related terms document.

After a sale of assets as described in “—Sale of Assets” below, the related class or tranche of notes will not be entitled to any Card series Finance Charge Amounts. See “The Master Trust—Application of Collections” in the accompanying prospectus.

Application of Card Series Finance Charge Amounts

On each Distribution Date, the indenture trustee will apply Card series Finance Charge Amounts as follows:

•	first, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class A notes and certain payments due under related derivative agreements;

•	second, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class B notes and certain payments due under related derivative agreements;

•	third, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class C notes and certain payments due under related derivative agreements;

•	fourth, to pay the portion of the master trust servicing fee allocable to the Card series, plus any previously due and unpaid servicing fee allocable to the Card series;

•	fifth, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class D notes and certain payments due under related derivative agreements;

•	sixth, to be treated as Card series Principal Amounts in an amount equal to the Card series Defaulted Amounts, if any, for the preceding month;

•	seventh, to be treated as Card series Principal Amounts in an amount equal to the Nominal Liquidation Amount Deficits, if any, of all Card series notes;

•	eighth, to make the targeted deposits to the accumulation reserve account, if any;

•	ninth, to make the targeted deposits to the Class C reserve account, if any;

•	tenth, to make the targeted deposits to the Class D reserve account, if any;

•	eleventh, to make any other payment or deposit required by any class or tranche of Card series notes;

•	twelfth, to be treated as shared Excess Finance Charge Amounts; and

•	thirteenth, to Capital One Funding, as transferor, or any other transferor of a collateral certificate into Asset Pool 1 or their designees.

Targeted Deposits of Card Series Finance Charge Amounts to the Interest Funding Account

The aggregate amount to be deposited monthly to the interest funding account will be equal to the sum of the targeted deposits listed below. The deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month which has not been previously deposited.

•
Interest Payments.    The deposit targeted for any tranche of outstanding interest-bearing notes on each Distribution Date will be equal to the amount of interest accrued on the outstanding dollar principal

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amount of that tranche during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month.

•
Amounts Owed to Derivative Counterparties.    If a tranche of notes has a Performing or non-Performing derivative agreement for interest that provides for payments to the applicable derivative counterparty, the deposit targeted for that tranche of notes on each Distribution Date will include any payment to the derivative counterparty which is specified in the Card series indenture supplement or the related terms document.

•
Discount Notes.    The deposit targeted for a tranche of discount notes on each Distribution Date is the amount of accretion of principal of that tranche of notes from and including the prior Monthly Principal Accrual Date—or in the case of the first Monthly Principal Accrual Date, from and including the date of issuance of that tranche—to but excluding the first Monthly Principal Accrual Date for the next month.

•
Specified Deposits.    If any tranche of notes provides for deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that tranche, the deposits targeted for that tranche each month will include the specified amounts.

•
Additional Interest.    The deposit targeted for any tranche of notes (other than discount notes) that has previously due and unpaid interest for any month will include the interest accrued on that overdue interest during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month at the applicable rate of interest.

Each deposit to the interest funding account for each month will be made on the following Distribution Date. A tranche of notes may be entitled to more than one of the preceding deposits, plus deposits from other sources, described under “—Payments Received from Derivative Counterparties for Interest of Foreign Currency Notes.”

A class or tranche of notes for which assets in Asset Pool 1 have been sold as described in “—Sale of Assets” below will not be entitled to receive any of the preceding deposits to be made from Card series Finance Charge Amounts after the sale has occurred.

Allocation to Interest Funding Subaccounts

The aggregate amount to be deposited monthly in the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each tranche of notes, as follows:

•
Card Series Finance Charge Amounts are at least equal to targeted amounts.     If the amount of funds available for a month is at least equal to the aggregate amount of the deposits and payments for the related class of notes, then the full targeted amount of such deposit and payment will be made to the applicable interest funding subaccount.

•
Card Series Finance Charge Amounts are less than targeted amounts.    If Card series Finance Charge Amounts available for a month for the Class A notes are less than the sum of the deposits targeted for each tranche of Class A notes as described above, then the amount available will be allocated to each tranche of Class A notes in such class pro rata based on the ratio of:

—the aggregate amount of the deposits targeted with respect to that tranche of Class A notes, to

—the aggregate amount of the deposits targeted with respect to all tranches of Class A notes in the
    Card series.

The Card series Finance Charge Amount remaining after any preceding applications, as described above under “—Application of Card Series Finance Charge Amounts” will be allocated to the Class B notes, the Class C notes and the Class D notes in a similar manner.

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Payments Received from Derivative Counterparties for Interest of Foreign Currency Notes

Payments received under derivative agreements for interest of foreign currency notes in the Card series will be applied as specified in the Card series indenture supplement or the related terms document.

Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs

If on any Distribution Date, Card series Finance Charge Amounts available after the first five applications described in “—Application of Card Series Finance Charge Amounts” above are not enough to cover the Card series Defaulted Amounts for the preceding month, the amount of such shortfall (referred to as a “charge-off”) will be allocated (and reallocated) on that date to each tranche of notes as described below. For each tranche of notes, the Nominal Liquidation Amount of that tranche will be reduced by an amount equal to the amounts that are allocated or reallocated to that tranche less the amounts that are reallocated from that tranche to other tranches. Any amounts that are allocated (or reallocated) to a tranche of notes and not reallocated to other tranches will reduce the Nominal Liquidation Amount of that tranche of notes.

Initial Allocation.    Initially, the amount of each charge-off will be allocated to each tranche of outstanding notes in the Card series pro rata based on the ratio of the Nominal Liquidation Amount of that tranche of notes to the Nominal Liquidation Amount of all the Card series notes, each at the end of the prior month. If this allocation (or any portion of it) would reduce the Nominal Liquidation Amount of a tranche of notes below zero, the amount that would cause the Nominal Liquidation Amount to be reduced below zero will be allocated instead to all other tranches of outstanding notes in the Card series in the same manner. The Nominal Liquidation Amount of any tranche of notes will not be reduced below zero.

Reallocation from Class A Notes.    The amount initially allocated to the Class A notes as described in “—Initial Allocation” above will be reallocated from each tranche of Class A notes to the Class B notes, but only up to the following amount:

(i) the Class A Available Subordinated Amount of Class B notes for that tranche of Class A notes at the end of the prior month, minus

(ii) the amount initially allocated to the Class B notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class B notes in the Card series at the end of the prior month.

Then, any amounts which a tranche of Class A notes is not permitted to reallocate to the Class B notes as described above will be reallocated to the Class C notes, but only up to the following amount:

(i) the Class A Available Subordinated Amount of Class C notes for that tranche of Class A notes at the end of the prior month, minus

(ii) the amount initially allocated to the Class C notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class C notes in the Card series at the end of the prior month.

Then, any amounts which a tranche of Class A notes is not permitted to reallocate to the Class B notes or the Class C notes as described above will be reallocated to the Class D notes, but only up to the following amount:

(i) the Class A Available Subordinated Amount of Class D notes for that tranche of Class A notes at the end of the prior month, minus

(ii) the amount initially allocated to the Class D notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class D notes in the Card series at the end of the prior month.

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Reallocation from Class B Notes.    The amounts initially allocated to any tranche of Class B notes as described in “—Initial Allocation” above and the amounts reallocated from the Class A notes to any tranche of Class B notes as described in “—Reallocation from Class A Notes” above will be reallocated from that tranche of Class B notes to the Class C notes, but only up to the following amount:

(i) the Class B Available Subordinated Amount of Class C notes for that tranche of Class B notes at the end of the prior month, minus

(ii) (x)    the amount initially allocated to the Class C notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class C notes in the Card series at the end of the prior month, plus

(y)    the amount reallocated from Class A notes with a Required Subordinated Amount of Class B notes greater than zero to the Class C notes as described in “—Reallocation from Class A Notes” above times the amount described in clause (i) above divided by the Class B Available Subordinated Amount of Class C notes for all Class B notes in the Card series at the end of the prior month.

Then, any amounts which a tranche of Class B notes is not permitted to reallocate to the Class C notes as described above will be reallocated from that tranche of Class B notes to the Class D notes, but only up to the following amount:

(i) the Class B Available Subordinated Amount of Class D notes for that tranche of Class B notes at the end of the prior month, minus

(ii) (x)    the amount initially allocated to the Class D notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class D notes in the Card series at the end of the prior month, plus

(y)    the amount reallocated from Class A notes with a Required Subordinated Amount of Class B notes greater than zero to the Class D notes as described above times the amount described in clause (i) above divided by the Class B Available Subordinated Amount of Class D notes for all Class B notes in the Card series at the end of the prior month.

Reallocation from Class C Notes.    Finally, the amounts initially allocated to any tranche of Class C notes as described in “—Initial Allocation” above and the amounts reallocated from the Class A notes to any tranche of Class C notes as described in “—Reallocation from Class A Notes” above or reallocated from the Class B notes to any tranche of Class C notes as described in “—Reallocation from Class B Notes” above will be reallocated from that tranche of Class C notes to the Class D notes, but only up to the following amount:

(i) the Class C Available Subordinated Amount of Class D notes for that tranche of Class C notes at the end of the prior month, minus

(ii) (x)    the amount initially allocated to the Class D notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class D notes in the Card series at the end of the prior month, plus

(y)    the amount reallocated from Class A notes with a Required Subordinated Amount of Class B notes greater than zero or from any Class B notes to the Class D notes as described above times the amount described in clause (i) above divided by the Class C Available Subordinated Amount of Class D notes for all Class C notes in the Card series at the end of the prior month.

Reallocations Generally.    For each reallocation described above, the amount reallocated to any class of notes will be reallocated to each tranche of notes within that class pro rata based on the ratio of the Nominal Liquidation Amount of that tranche of notes after any reductions to the Nominal Liquidation Amount as a result of previous allocations or reallocations on that day to the Nominal Liquidation Amount of all the notes in such class at the end of the prior month. If this reallocation (or any portion of it) would reduce the Nominal

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Liquidation Amount of a tranche of notes below zero, the amount that would cause the Nominal Liquidation Amount to be reduced below zero will be allocated instead to the other tranches of outstanding Card series notes in the related class of notes in the same manner. The Nominal Liquidation Amount of any tranche of notes will not be reduced below zero.

Allocations of Reimbursements of Nominal Liquidation Amount Deficits

If there are Card series Finance Charge Amounts available to reimburse any Nominal Liquidation Amount Deficits on any Distribution Date as described in the seventh clause of “—Application of Card Series Finance Charge Amounts” above, such funds will be allocated to each tranche of notes as follows:

•	first, to each tranche of Class A notes,

•	second, to each tranche of Class B notes,

•	third, to each tranche of Class C notes, and

•	fourth, to each tranche of Class D notes.

In each case, Card series Finance Charge Amounts allocated to a class of notes will be allocated to each tranche of notes within such class pro rata based on the ratio of:

•	the Nominal Liquidation Amount Deficit of such tranche of notes, to

•	the aggregate Nominal Liquidation Amount Deficits of all tranches of such class.

In no event will the Nominal Liquidation Amount of a tranche of notes be increased above the Adjusted Outstanding Dollar Principal Amount of such tranche.

Application of Card Series Principal Amounts

On each Distribution Date, the indenture trustee will apply Card series Principal Amounts in the following order and priority:

•
Class A Interest Funding Account Shortfalls.    First, for each month, if Card series Finance Charge Amounts are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class A notes, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month, and such total amount will be allocated to the interest funding subaccount of each such tranche of Class A notes pro rata based on, in the case of each such tranche of Class A notes, the lesser of:

—the amount of the deficiency in the targeted amount to be deposited into the interest funding subaccount of such tranche of Class A notes, and

—an amount equal to the Class A Available Subordinated Amount of Subordinated notes for such tranche of Class A notes, determined after giving effect to the applications described in
    “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above.

•
Class B Interest Funding Account Shortfalls.    Second, for each month, if Card series Finance Charge Amounts are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class B notes, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the Class B Principal Allocation for such

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month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clause, and such total amount will be allocated to the interest funding subaccount of each such tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

—the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class B notes, and

—an amount equal to the Class B Available Subordinated Amount of Subordinated notes for such tranche of Class B notes, determined after giving effect to the applications described in
    “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the first clause above.

•
Class C Interest Funding Account Shortfalls.    Third, for each month, if Card series Finance Charge Amounts are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class C notes, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the sum of the Class B Principal Allocation and the Class C Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be allocated to the interest funding subaccount of each such tranche of Class C notes pro rata based on, in the case of each such tranche of Class C notes, the lesser of:

—the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class C notes, and

—an amount equal to the Class C Available Subordinated Amount of Class D notes for such tranche of
    Class C notes, determined after giving effect to the applications described in “—Allocations of
    Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•
Class A Servicing Fee Shortfalls.    Fourth, for each month, if Card series Finance Charge Amounts are insufficient to pay the portion of the servicing fees allocable to the Card series as described in “—Application of Card Series Finance Charge Amounts” above, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be paid to the applicable servicers in an amount equal to, and allocated to each such tranche of Class A notes pro rata based on, in the case of each tranche of Class A notes, the lesser of:

—the amount of the servicing shortfall allocated to such tranche of Class A notes (based on the ratio of the Nominal Liquidation Amount of such tranche of Class A notes to the Nominal Liquidation
    Amount of all Card series notes at the end of the prior month), and

—an amount equal to the Class A Available Subordinated Amount of Subordinated notes for such tranche of Class A notes, determined after giving effect to the applications described in
    “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•
Class B Servicing Fee Shortfalls.    Fifth, for each month, if Card series Finance Charge Amounts are insufficient to pay the portion of the servicing fees allocable to the Card series as described in “—Application of Card Series Finance Charge Amounts” above, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the

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Class B Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be paid to the applicable servicers in an amount equal to, and allocated to each tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

—the amount of the remaining servicing shortfall allocated to such tranche of Class B notes (based on the ratio of the Nominal Liquidation Amount of such tranche of Class B notes to the Nominal
    Liquidation Amount of all Card series notes at the end of the prior month), and

—an amount equal to the Class B Available Subordinated Amount of Class C notes for such tranche of
    Class B notes, determined after giving effect to the applications described in “—Allocations of
    Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•
Class C Servicing Fee Shortfalls.    Sixth, for each month, if Card series Finance Charge Amounts are insufficient to pay the portion of the servicing fees allocable to the Card series as described in “—Application of Card Series Finance Charge Amounts” above, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the sum of the Class B Principal Allocation and the Class C Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be paid to the applicable servicers in an amount equal to, and allocated to each tranche of Class C notes pro rata based on, in the case of each such tranche of Class C notes, the lesser of:

—the amount of the servicing shortfall allocated to such tranche of Class C notes (based on the ratio of the Nominal Liquidation Amount of such tranche of Class C notes to the Nominal Liquidation
    Amount of all Card series notes at the end of the prior month), and

—an amount equal to the Class C Available Subordinated Amount of Subordinated notes for such tranche of Class C notes, determined after giving effect to the applications described in
    “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•
Principal Funding Account.    Seventh, remaining Card series Principal Amounts will be applied, to the extent needed, to make the targeted deposits to the principal funding account as described in “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” below.

•	Shared Excess Principal Amounts. Eighth, remaining Card series Principal Amounts will be treated, to the extent needed, as shared excess Principal Amounts for the benefit of Principal Sharing Group A.

•	Transferor. Ninth, remaining Card series Principal Amounts will be paid to the transferor or transferors.

A tranche of notes for which assets in Asset Pool 1 have been sold as described in “—Sale of Assets” below will not be entitled to receive any further allocations of Card series Finance Charge Amounts, Card series Principal Amounts or any other assets of the issuer.

Allocations of Reductions of Nominal Liquidation Amounts from Reallocations

On any date when Card series Principal Amounts are deposited in the interest funding subaccount for any tranche of notes or paid to the applicable servicers as described in “—Application of Card Series Principal Amounts” above, the Nominal Liquidation Amount of subordinated notes will be reduced on that date as described below. For each tranche of notes, the Nominal Liquidation Amount will be reduced by an amount equal to the amounts that are allocated or reallocated to that tranche of notes, less the amounts that are reallocated from that tranche of notes to other tranches.

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Class A Interest Funding Account Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in deposits to interest funding subaccounts for Class A notes in the Card series, the amount applied will be allocated as follows:

•
first, to the Class B notes, in an amount up to the Class A Available Subordinated Amount of Class B notes (after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above),

•
second, any remaining amounts to the Class C notes, in an amount up to the Class A Available Subordinated Amount of Class C notes (after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above), and

•
third, any remaining amounts to the Class D notes, in an amount up to the Class A Available Subordinated Amount of Class D notes (after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above).

Then, any amounts allocated to the Class B notes as described in the preceding sentence will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Finally, any amounts allocated or reallocated to the Class C notes as described in the preceding two sentences will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class B Interest Funding Account Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in deposits to interest funding subaccounts for Class B notes in the Card series, the amount applied will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Then, any amounts allocated to the Class C notes as described in the preceding sentence will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class C Interest Funding Account Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in deposits to interest funding subaccounts for Class C notes in the Card series, the amount applied will be allocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class A Servicing Fee Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in servicing fees allocated to the Class A notes in the Card series, the amount applied will be allocated as follows:

•	first, to the Class B notes, in an amount up to the Class A Available Subordinated Amount of Class B notes (after giving effect to the preceding applications),

•	second, any remaining amounts to the Class C notes, in an amount up to the Class A Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

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•	third, any remaining amounts to the Class D notes, in an amount up to the Class A Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Then, any amounts allocated to the Class B notes as described in the preceding sentence will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Finally, any amounts allocated or reallocated to the Class C notes as described in the preceding two sentences will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class B Servicing Fee Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in servicing fees allocated to the Class B notes in the Card series, the amount applied will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Then, any amounts allocated to the Class C notes as described in the preceding sentence will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class C Servicing Fee Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in servicing fees allocated to the Class C notes in the Card series, the amount applied will be allocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

For each of the applications described above, the amount allocated to any tranche of notes will be equal to the amount allocated to the related class of notes times (x) the Nominal Liquidation Amount of such tranche of notes divided by (y) the Nominal Liquidation Amount of all tranches of notes in the related class in the Card series after giving effect to the related preceding applications. If this allocation would reduce the Nominal Liquidation Amount of a tranche of notes below zero, the amount that would cause the Nominal Liquidation Amount to be reduced below zero will be allocated instead to the other tranches of outstanding notes in the related class in the same manner.

Limit on Allocations of Card Series Principal Amounts and Card Series Finance Charge Amounts

Each tranche of notes will be allocated Card series Principal Amounts and Card series Finance Charge Amounts solely to the extent of its Nominal Liquidation Amount. Therefore, if the Nominal Liquidation Amount of any tranche of notes has been reduced due to reallocations of Card series Principal Amounts to cover payments of interest or the servicing fees or due to charge-offs from uncovered Card series Defaulted Amounts, such tranche of notes will not be allocated Card series Principal Amounts or Card series Finance Charge Amounts to the extent of such reductions. However, any funds in the applicable principal funding subaccount, any funds in the applicable interest funding subaccount, any amounts payable from any applicable derivative agreement, any funds in the applicable accumulation reserve subaccount, in the case of Class C notes, any funds in the applicable Class C reserve subaccount, and in the case of Class D notes, any funds in the applicable Class D reserve subaccount, will still be available to pay principal of and interest on that tranche of notes. If the Nominal Liquidation Amount of a

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tranche of notes has been reduced due to reallocation of Card series Principal Amounts to pay interest on senior classes of notes or the servicing fees, or due to charge-offs from uncovered Card series Defaulted Amounts, it is possible for that tranche’s Nominal Liquidation Amount to be increased by subsequent allocations of Card series Finance Charge Amounts. However, there are no assurances that there will be any Card series Finance Charge Amounts for such allocations that would increase such Nominal Liquidation Amounts.

Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account

The amount targeted to be deposited into the principal funding subaccount for a tranche of notes in any month will be the highest of the following amounts. However, no amount that is greater than the Nominal Liquidation Amount for that tranche will be deposited into the principal funding subaccount for any tranche of notes.

•
Principal Payment Date.    For the month before any principal payment date of a tranche of notes, the deposit targeted for that tranche of notes for that month is equal to the Nominal Liquidation Amount of that tranche of notes as of the close of business on the last day of that month, determined after giving effect to any charge-offs from uncovered Card series Defaulted Amounts and any reallocations, payments or deposits of Card series Principal Amounts occurring on the following Distribution Date.

•
Budgeted Deposits.    For each month beginning with the twelfth month before the expected principal payment date of a tranche of notes, the deposit targeted to be made into the principal funding subaccount for a tranche of notes will be the amount specified in the Card series indenture supplement or the related terms document. If no such amount is specified, an amount equal to one-twelfth of the expected outstanding dollar principal amount of that tranche of notes as of its expected principal payment date.

The issuer may postpone the date of the targeted deposits under the previous paragraph. If the issuer determines, using conservative historical information about payment rates of principal receivables held either directly or indirectly in Asset Pool 1 and after taking into account all of the other expected payments of principal of the applicable investor certificates and notes secured by such receivables to be made in the next 12 months, that less than 12 months would be required to accumulate Card series Principal Amounts necessary to pay a tranche of notes on its expected principal payment date, then the start of the targeted deposits may be postponed each month by one month, with proportionately larger targeted deposits for each month of postponement. However, the time necessary to accumulate Card series Principal Amounts may not be less than one month.

•
Prefunding of the Principal Funding Account of Senior Classes.    If any payment of principal or deposit into a principal funding subaccount with respect to any tranche of Class D notes will occur at a time when the payment or deposit of all or part of that tranche of Class D notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, Class B notes or Class C notes, the targeted deposit amount for the Class A notes, Class B notes and Class C notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes, Class B notes and Class C notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class D notes.

If any payment of principal or deposit into a principal funding subaccount with respect to any Class C notes will occur at a time when the payment or deposit of all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes or Class B notes, the targeted deposit amount for the Class A notes and Class B notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes and Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class C notes.

If any payment of principal or deposit into a principal funding subaccount with respect to any Class B notes will occur at a time when the payment or deposit of all or part of that tranche of Class B notes

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would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, the targeted deposit amount for the Class A notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class B notes.

Prefunding of the principal funding subaccount for the senior tranches of the Card series will continue until:

—enough senior notes are repaid so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes;

—new subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes; or

—the principal funding subaccounts for the senior notes are prefunded so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes.

For purposes of calculating the prefunding requirements, the required subordinated amount of a tranche of a senior class of notes of the Card series will be calculated as described in “The Notes—Required Subordinated Amount and Usage Amounts” in this prospectus supplement based on its Adjusted Outstanding Dollar Principal Amount on such date. However, if any early redemption event has occurred with respect to the subordinated notes, the required subordinated amount will be calculated based on the Adjusted Outstanding Dollar Principal Amount of such tranche as of the close of business on the day immediately preceding the occurrence of such early redemption event.

When the prefunded amounts are no longer necessary, they will be withdrawn from the principal funding account and applied in accordance with the description in “—Withdrawals from Principal Funding Subaccounts—Withdrawal of Prefunded Amount” below. The Nominal Liquidation Amount of the prefunded tranches will be increased by the amount removed from the principal funding account. If any tranche of senior notes becomes payable as a result of an early redemption event, event of default or other optional or mandatory redemption, or upon reaching its expected principal payment date, any prefunded amounts on deposit in its principal funding subaccount will be paid to noteholders of that tranche and deposits to pay the notes will continue as necessary to pay that tranche.

•
Event of Default, Early Redemption Event or Other Optional or Mandatory Redemption.    If any tranche of notes has been accelerated after the occurrence of an event of default during that month, or an early redemption event or other optional or mandatory redemption has occurred with respect to any tranche of notes, the deposit targeted for that tranche of notes with respect to that month and each following month will equal the Nominal Liquidation Amount of that tranche of notes as of the close of business on the last day of the preceding month, determined after giving effect to reallocations, payments or deposits occurring on the Distribution Date with respect to such month.

•
Amounts Owed to Derivative Counterparties.    If a tranche of U.S. dollar notes or foreign currency notes that has a Performing or non-Performing derivative agreement for principal that provides for a payment to the applicable derivative counterparty, the deposit targeted for that tranche of notes on each Distribution Date with respect to any payment to the derivative counterparty will be specified in the related terms document.

Allocation to Principal Funding Subaccounts

Card series Principal Amounts, after any reallocation to cover Card series Finance Charge Amounts shortfalls, if any, as described above, will be allocated each month, and a portion deposited in the principal funding subaccount established for each tranche of notes, as follows:

•
Card Series Principal Amounts Equal Targeted Amounts.    If Card series Principal Amounts remaining after giving effect to the first six clauses described in “—Application of Card Series Principal Amounts”

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above are equal to the sum of the deposits targeted in the principal funding subaccount for each tranche of notes, then the applicable targeted amount will be deposited in the principal funding subaccount established for each tranche.

•
Card Series Principal Amounts Are Less Than Targeted Amounts.    If Card series Principal Amounts remaining after giving effect to the first six clauses described in “—Application of Card Series Principal Amounts” above are less than the sum of the deposits targeted in the principal funding subaccount for each tranche of notes, then Card series Principal Amounts will be deposited in the principal funding subaccounts for each tranche in the following priority:

—	first, the amount available will be allocated to the Class A notes,

—	second, the amount available after the application above will be allocated to the Class B notes,

—	third, the amount available after the applications above will be allocated to the Class C notes, and

—	fourth, the amount available after the applications above will be allocated to the Class D notes.

In each case, Card series Principal Amounts allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

—	the amount targeted to be deposited into the principal funding subaccount for the applicable tranche of such class, to

—	the aggregate amount targeted to be deposited into the principal funding subaccount for all tranches of such class.

If the restrictions described in “—Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches” below prevent the deposit of Card series Principal Amounts into the principal funding subaccount of any subordinated note, the aggregate amount of Card series Principal Amounts available to make the targeted deposit for such subordinated tranche will be allocated first to each tranche of Class A notes, then to each tranche of Class B notes, and then, if applicable, to the Class C notes, in each case pro rata based on the dollar amount of subordinated notes required to be outstanding for the related senior notes. See “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account.”

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes

No Card series Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class B notes of the Card series, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the Nominal Liquidation Amount, the Nominal Liquidation Amount of all Class B notes in the Card series (other than the Class B notes for which such deposit is targeted) is at least equal to the Class A Available Subordinated Amount of Class B notes for all Class A notes in the Card series.

No Card series Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class C notes of the Card series, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the Nominal Liquidation Amount, the following conditions are satisfied:

•
the Nominal Liquidation Amount of all Class C notes in the Card series (other than the Class C notes for which such deposit is targeted) must be at least equal to the Class A Available Subordinated Amount of Class C notes for all Class A notes in the Card series; and

•
the Nominal Liquidation Amount of all Class C notes in the Card series (other than the Class C notes for which such deposit is targeted) must be at least equal to the Class B Available Subordinated Amount of Class C notes for all Class B notes in the Card series.

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No Card series Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class D notes of the Card series, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the Nominal Liquidation Amount, the following conditions are satisfied:

•
the Nominal Liquidation Amount of all Class D notes in the Card series (other than the Class D notes for which such deposit is targeted) must be at least equal to the Class A Available Subordinated Amount of Class D notes for all Class A notes in the Card series;

•
the Nominal Liquidation Amount of all Class D notes in the Card series (other than the Class D notes for which such deposit is targeted) must be at least equal to the Class B Available Subordinated Amount of Class D notes for all Class B notes in the Card series; and

•
the Nominal Liquidation Amount of all Class D notes in the Card series (other than the Class D notes for which such deposit is targeted) must be at least equal to the Class C Available Subordinated Amount of Class D notes for all Class C notes in the Card series.

Card series Principal Amounts will be deposited in the principal funding subaccount of a subordinated note if and only to the extent that such deposit is not contrary to any of the preceding paragraphs and the prefunding target amount for each senior note is zero.

Limit on Repayments of all Tranches

No amounts on deposit in a principal funding subaccount for any tranche of Class A notes or Class B notes will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the related terms document). In the case of any tranche of Class C notes, no amounts on deposit in a principal funding subaccount or, if applicable, a Class C reserve subaccount for any such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the related terms document). In the case of any tranche of Class D notes, no amounts on deposit in a principal funding subaccount or, if applicable, a Class D reserve subaccount for any such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the related terms document).

Payments Received from Derivative Counterparties for Principal

Unless otherwise specified in the related terms document, dollar payments for principal received under derivative agreements of U.S. dollar notes in the Card series will be treated as Card series Principal Amounts. Payments received under derivative agreements for principal of foreign currency notes in the Card series will be applied as specified in the related terms document.

Payments Received from Supplemental Credit Enhancement Providers or Supplemental Liquidity Providers for Principal

Unless otherwise specified in the related terms document, payments for principal received from supplemental credit enhancement providers or supplemental liquidity providers for Card series notes will be treated as Card series Principal Amounts.

Deposits of Withdrawals from the Class C Reserve Account to the Principal Funding Account

Withdrawals from any Class C reserve subaccount will be deposited into the applicable principal funding subaccount to the extent required pursuant to the Card series indenture supplement.

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Withdrawals from Interest Funding Subaccounts

After giving effect to all deposits of funds to the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount may be made, to the extent funds are available, in the applicable interest funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•
Withdrawals for U.S. Dollar Notes.    On each applicable interest payment date for each tranche of U.S. dollar notes, an amount equal to interest due on the applicable tranche of notes on the applicable interest payment date, including any overdue interest payments and additional interest on overdue interest payments, will be withdrawn from that interest funding subaccount and paid to the applicable paying agent.

•	Withdrawals for Foreign Currency Notes with a Non-Performing Derivative Agreement for Interest.
On each applicable interest payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for interest, the amount specified in the related terms document will be withdrawn from that interest funding subaccount and, if so specified in the applicable indenture supplement, converted to the applicable foreign currency at the applicable spot exchange rate and remitted to the applicable paying agent.

•
Withdrawals for Discount Notes.    On each applicable principal payment date, with respect to each tranche of discount notes, an amount equal to the amount of the accretion of principal of that tranche of notes from the prior principal payment date—or, in the case of the first principal payment date, the date of issuance of that tranche—to but excluding the applicable principal payment date will be withdrawn from that interest funding subaccount and invested in the Invested Amount of Asset Pool 1.

•
Withdrawals for Payments to Derivative Counterparties.    On each date on which a payment is required to be made to the derivative counterparty under the applicable derivative agreement, with respect to any tranche of notes that has a Performing or non-Performing derivative agreement for interest, an amount equal to the amount of the payment to be made to the derivative counterparty under the applicable derivative agreement (including, if applicable, any overdue payment and any additional interest on overdue payments) will be withdrawn from that interest funding subaccount and paid to the derivative counterparty or as otherwise provided in the related terms document.

If the aggregate amount available for withdrawal from an interest funding subaccount is less than all withdrawals required to be made from that subaccount in a month after giving effect to all deposits, then the amounts on deposit in that interest funding subaccount will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made. After payment in full of any tranche of notes, any amount remaining on deposit in the applicable interest funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes in the manner described in “—Allocation to Interest Funding Subaccounts” above, second applied to cover any principal funding subaccount shortfalls in the manner described in “—Allocation to Principal Funding Subaccounts” above, and third paid to the transferor.

Withdrawals from Principal Funding Subaccounts

After giving effect to all deposits of funds to the principal funding account in a month, the following withdrawals from the applicable principal funding subaccount will be made to the extent funds are available in the applicable principal funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•
Withdrawals for U.S. Dollar Notes with no Derivative Agreement for Principal.    On each applicable principal payment date, with respect to each tranche of U.S. dollar notes that has no derivative agreement for principal, an amount equal to the principal due on the applicable tranche of notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

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•
Withdrawals for U.S. Dollar or Foreign Currency Notes with a Performing Derivative Agreement for Principal.    On each date on which a payment is required under the applicable derivative agreement with respect to any tranche of U.S. dollar or foreign currency notes that has a Performing derivative agreement for principal, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from the applicable principal funding subaccount and paid to the applicable derivative counterparty. The issuer will direct the applicable derivative counterparty to remit its payments under the applicable derivative agreement to the applicable paying agent.

•
Withdrawals for Foreign Currency Notes with a non-Performing Derivative Agreement for Principal.    On each principal payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for principal, an amount equal to the amount specified in the related terms document will be withdrawn from that principal funding subaccount and, if so specified in the related terms document, converted to the applicable foreign currency at the prevailing spot exchange rate and paid to the applicable paying agent.

•
Withdrawals for U.S. Dollar Notes with a non-Performing Derivative Agreement for Principal.    On each principal payment date with respect to a tranche of U.S. dollar notes with a non-Performing derivative agreement for principal, the amount specified in the related terms document will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

•
Withdrawal of Prefunded Amounts.    If prefunding of the principal funding subaccounts for senior classes of notes is no longer necessary as a result of payment of senior notes or issuance of additional subordinated notes, as described under “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior Classes” above, the prefunded amounts will be withdrawn from the principal funding account and first, allocated among and deposited to the principal funding subaccounts of the Class A notes up to the amount then targeted to be on deposit in such principal funding subaccount; second, allocated among and deposited to the principal funding subaccounts of the Class B notes up to the amount then targeted to be on deposit in such principal funding subaccount; third, allocated among and deposited to the principal funding subaccount of the Class C notes up to the amount then targeted to be on deposit in such principal funding subaccount; fourth, allocated among and deposited to the principal funding subaccount of the Class D notes up to the amount then targeted to be on deposit in such principal funding subaccount; and fifth, any remaining amounts paid to the transferor.

•
Withdrawals on the Legal Maturity Date.    On the legal maturity date of any tranche of notes, amounts on deposit in the principal funding subaccount of such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche.

Upon payment in full of any tranche of notes, any remaining amount on deposit in the applicable principal funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes, second applied to cover any principal funding subaccount shortfalls for other tranches of notes and third paid to the transferor. If the aggregate amount available for withdrawal from a principal funding subaccount for any tranche of notes is less than all withdrawals required to be made from that principal funding subaccount for that tranche in a month, then the amounts on deposit will be withdrawn and applied pro rata based on the amounts of the withdrawals required to be made.

Sale of Assets

Assets directly or indirectly in Asset Pool 1 may be sold (i) if required under the pooling agreement following the bankruptcy or insolvency of Capital One Funding or any other transferor of a collateral certificate to Asset Pool 1, (ii) following an event of default and acceleration with respect to a tranche of notes and (iii) on the legal maturity date of a tranche of notes. See “The Indenture—Events of Default” and “The Master Trust—Pay Out Events” in the accompanying prospectus.

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If a tranche of notes has an event of default and is accelerated before its legal maturity date, the master trust or other securitization special purpose entity may sell receivables underlying the COMT collateral certificate or any other collateral certificate in Asset Pool 1, as applicable, in an amount up to the Nominal Liquidation Amount of the affected tranche plus any accrued, past due or additional interest on the affected tranche if the conditions described in “The Indenture—Events of Default” and “—Events of Default Remedies” in the accompanying prospectus are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that tranche. However, a sale will only be permitted if at least one of the following conditions is met:

•	the holders of 90% of the aggregate outstanding dollar principal amount of the accelerated tranche of notes consent;

•
the net proceeds of such sale, plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement, any supplemental credit enhancement provider or any supplemental liquidity provider, would be sufficient to pay all amounts due on the accelerated tranche of notes; or

•
if the indenture trustee determines that the funds to be allocated to the accelerated tranche of notes, including (i) Card series Finance Charge Amounts and Card series Principal Amounts allocable to the accelerated tranche of notes, (ii) payments to be received from any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement and (iii) amounts on deposit in the applicable subaccounts may not be sufficient on an ongoing basis to make all payments on the accelerated tranche of notes as such payments would have become due if such obligations had not been declared due and payable, and 66 2/3% of the noteholders of the accelerated tranche of notes consent to the sale.

Any sale of assets for a subordinated tranche of notes will be delayed for that tranche, but not beyond its legal maturity date, if the subordination provisions prevent payment of the accelerated tranche. Such sale will be delayed until a sufficient amount of senior classes of notes are prefunded, or a sufficient amount of senior notes have been repaid, or a sufficient amount of subordinated tranches have been issued, to the extent that the subordinated tranche of notes to be accelerated is no longer needed to provide the required subordination for the senior classes. If a senior tranche of notes directs a sale of assets, then after the sale, that tranche will no longer be entitled to subordination from subordinated classes of notes.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, after giving effect to any allocations, deposits and distributions to be made on such date, the sale of assets will automatically take place on that date regardless of the subordination requirements of any senior classes of notes. Proceeds from such a sale will be immediately paid to the noteholders of the related tranche of notes.

The amount of assets sold will not exceed (and may be less than) the Nominal Liquidation Amount of, plus any accrued, past due and additional interest on, the tranches of notes that directed the sale to be made. The Nominal Liquidation Amount of any tranche of notes that directed the sale to be made will be automatically reduced to zero upon such sale. After such sale, Card series Principal Amounts or Card series Finance Charge Amounts will no longer be allocated to that tranche. Tranches of notes that have directed sales of assets are not outstanding under the indenture or any supplement thereto.

After giving effect to a sale of assets for a tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that tranche. This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the assets was less than the outstanding dollar principal amount of that tranche. These types of deficiencies will not be reimbursed unless, in the case of Class C notes only, there are sufficient amounts in the related Class C reserve subaccount and in the case of Class D notes only, there are sufficient amounts in the related Class D reserve account.

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Any amount remaining on deposit in the interest funding subaccount for a tranche of notes that has received final payment as described in “—Final Payment of the Notes” and that has caused a sale of assets will be treated as Card series Finance Charge Amounts and will be allocated as described in “—Application of Card Series Finance Charge Amounts.”

Targeted Deposits to the Class C Reserve Account

The Class C reserve subaccount will be funded on each month, as necessary, from Card series Finance Charge Amounts as described under “—Application of Card Series Finance Charge Amounts.” The aggregate deposit targeted to be made to the Class C reserve account in each month will be the sum of the Class C reserve subaccount deposits targeted to be made for each tranche of Class C notes as required under the Card series indenture supplement.

Withdrawals from the Class C Reserve Account

Withdrawals will be made from the Class C reserve account in the amount and manner required under the Card series indenture supplement.

Targeted Deposits to the Accumulation Reserve Account

If more than one budgeted principal deposit is targeted for a tranche, the accumulation reserve subaccount will be funded for such tranche on the Distribution Date prior to the Distribution Date on which a budgeted deposit is first targeted for such tranche as described in “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” above. The accumulation reserve subaccount for a tranche of notes will be funded from Card series Finance Charge Amounts as described in “—Application of Card Series Finance Charge Amounts” above. The aggregate deposit targeted to be made to the accumulation reserve account in each month will be the sum of the accumulation reserve subaccount deposits targeted to be made for each tranche of notes.

If the aggregate amount of Card series Finance Charge Amounts available for deposit to the accumulation reserve account is less than the sum of the targeted deposits for each tranche of notes, then the amount available will be allocated to each tranche of notes up to the targeted deposit pro rata based on the ratio of the Floating Allocation Amount for that tranche of notes to the Floating Allocation Amount for all tranches of notes in the Card series that have a targeted deposit to their accumulation reserve subaccounts for that month. After the initial allocation, any excess will be further allocated in a similar manner to those accumulation reserve subaccounts which still have an uncovered targeted deposit.

Withdrawals from the Accumulation Reserve Account

Withdrawals will be made from the accumulation reserve subaccounts, but in no event more than the amount on deposit in the applicable accumulation reserve subaccount, in the following order:

•
Interest.    On or prior to each Distribution Date, the issuer will calculate for each tranche of notes the amount of any shortfall of net investment earnings for amounts on deposit in the principal funding subaccount for that tranche (other than prefunded amounts) over the amount of interest that would have accrued on such deposit if that tranche had borne interest at the applicable note interest rate (or other rate specified in the Card series indenture supplement) for the prior month. If there is any such shortfall for that Distribution Date, or any unpaid shortfall from any earlier Distribution Date, the issuer will withdraw the sum of those amounts from the applicable accumulation reserve subaccount, to the extent available, for treatment as Card series Finance Charge Amounts for such month.

•
Excess Amounts.    If on any Distribution Date, the aggregate amount on deposit in the accumulation reserve account exceeds the amount required to be on deposit, the amount of such excess will be withdrawn from the accumulation reserve account and applied in the manner described in the ninth through thirteenth clauses of “—Application of Card Series Finance Charge Amounts” above.

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Targeted Deposits to the Class D Reserve Account

The aggregate deposit targeted to be made to the Class D reserve account on each Distribution Date is an amount equal to the sum of Class D reserve subaccount deposits, if any, targeted to be made for each specified tranche of Class D notes. The amount of any such deposit and the circumstances that require that a deposit be made will be set forth in the related terms document. Unless another time is specified for making such deposits in the related terms document, these deposits will be made on each Distribution Date.

Withdrawals from the Class D Reserve Account

Withdrawals will be made from the Class D reserve subaccounts in the amount and manner required under the Card series indenture supplement.

Final Payment of the Notes

Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective notes. However, Card series Principal Amounts will be allocated to pay principal on the notes only up to their Nominal Liquidation Amount, which will be reduced for charge-offs due to uncovered Card series Defaulted Amounts and reallocations of Card series Principal Amounts to pay interest on senior classes of notes or servicing fees. In addition, if a sale of assets in Asset Pool 1 occurs, as described in “—Sale of Assets,” the amount of assets sold will not exceed (and may be less than) the Nominal Liquidation Amount of, plus any accrued, past due or additional interest on, the related tranche of notes. If the Nominal Liquidation Amount of a tranche has been reduced, noteholders of such tranche will receive full payment of principal only to the extent proceeds from the sale of assets, amounts received from an applicable derivative agreement and amounts which have been previously deposited in an issuer trust account for such tranche of notes are sufficient to pay the full principal amount.

On the date of a sale of assets, the proceeds of such sale will be available to pay the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche.

A tranche of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued interest on that tranche of notes;

•	the legal maturity date of that tranche of notes, after giving effect to all deposits, allocations, reallocations, sales of assets and payments to be made on that date; or

•	the date on which a sale of assets has taken place with respect to such tranche, as described in “—Sale of Assets.”

Pro Rata Payments Within a Tranche

All notes of a tranche will receive payments of principal and interest pro rata based on the stated principal amount of each note in that tranche.

Shared Excess Finance Charge Amounts

For any month, Card series Finance Charge Amounts remaining after making the application described in the first eleven clauses of “—Application of Card Series Finance Charge Amounts” above will be available for allocation to other series of notes in Excess Finance Charge Sharing Group A. Such amounts, including excesses, if any, from other series of notes in Excess Finance Charge Sharing Group A and other series of investor certificates issued by the master trust, called shared Excess Finance Charge Amounts, will be allocated to cover

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certain shortfalls in Finance Charge Amounts for the series of notes in Excess Finance Charge Sharing Group A, if any, which have not been covered out of Finance Charge Amounts allocable to such series. If these shortfalls exceed shared Excess Finance Charge Amounts for any month, shared Excess Finance Charge Amounts will be allocated pro rata among the applicable series of notes in Excess Finance Charge Sharing Group A based on the relative amounts of those shortfalls. To the extent that shared Excess Finance Charge Amounts exceed those shortfalls, the balance will be treated as shared Excess Finance Charge Amounts to be applied as follows:

•	first, by other series of notes in Asset Pool 1 not included in Excess Finance Charge Sharing Group A,

•	second, by other series of investor certificates issued by the master trust, to the extent needed,

•	third, by other series of notes issued by the issuance trust not included in Asset Pool 1, and

•	finally, if not needed by any other series of notes, paid to the issuer.

For the Card series notes, shared Excess Finance Charge Amounts, to the extent available and allocated to the Card series, will cover shortfalls in the first seven applications described in “—Application of Card Series Finance Charge Amounts” above.

However, the sharing of excess Finance Charge Amounts will continue only until such time, if any, as the issuer shall deliver to the indenture trustee a certificate to the effect that the continued sharing of excess Finance Charge Amounts would have adverse regulatory implications for the bank or an affiliate. Following the delivery by the issuer of any such certificate to the indenture trustee, there will not be any further sharing of excess Finance Charge Amounts. While any series of notes issued by the issuance trust may be included in an excess finance charge sharing group, there can be no assurance that:

—any other series will be included in such group,

—there will be any excess Finance Charge Amounts for such group for any month, or

—the issuer will not at any time deliver the certificate discontinuing sharing described above.

While the issuer does not believe that, based on the applicable rules and regulations as currently in effect, the sharing of excess finance charge amounts will have an adverse regulatory implication for the bank or an affiliate, there can be no assurance that this will continue to be true in the future.

Shared Excess Principal Amounts

For any month, Card series Principal Amounts that are not needed to make targeted deposits to the principal funding account as described in “—Application of Card Series Principal Amounts” above will be available for allocation to other series of notes in Principal Sharing Group A. Such amounts, including excesses, if any, from other series of notes in Principal Sharing Group A, called shared excess principal amounts, will be allocated to cover shortfalls in Principal Amounts for other series of notes in Principal Sharing Group A, if any, which have not been covered out of Principal Amounts allocable to such series. If these shortfalls exceed shared excess principal amounts for any month, shared excess principal amounts will be allocated pro rata among the applicable series of notes in Principal Sharing Group A based on the relative amounts of those shortfalls. To the extent that shared excess principal amounts exceed those shortfalls, the balance will be treated as shared excess principal amounts for application by other series of investor certificates issued by the master trust, to the extent needed, and, then, paid to the transferor. For the Card series notes, shared excess principal amounts, to the extent available and allocated to the Card series notes, will cover shortfalls in the first seven applications described in “—Application of Card Series Principal Amounts” above.

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Only series secured by the assets in Asset Pool 1 may be included in Principal Sharing Group A. Shared excess principal amounts will first be shared within Principal Sharing Group A. Afterward, any remaining shared excess principal amounts will be shared with other series not included in Principal Sharing Group A but still in Asset Pool 1. Shared excess principal amounts will not be available for application by other series not included in Asset Pool 1.

Servicer Compensation

The servicer is entitled to receive a monthly servicing fee as compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer. For each month, the servicing fee allocable to the Card series notes will equal the sum of the servicing fees for each collateral certificate included in Asset Pool 1, including the servicing fee allocated to the COMT collateral certificate described in “The Master Trust—Servicing Compensation and Payment of Expenses” in the accompanying prospectus. The portion of the servicing fee allocated to the Card series noteholders will be paid from Card series Finance Charge Amounts as described in “—Application of Card Series Finance Charge Amounts” in this prospectus supplement.

The Capital One Credit Card Portfolio

The Capital One credit card portfolio (referred to in this prospectus supplement and the accompanying prospectus as the “Bank Portfolio”) is primarily comprised of VISA and MasterCard accounts originated by Capital One Bank, Capital One Bank’s predecessor and Capital One, F.S.B. Although such accounts were not originated using identical underwriting criteria, the receivables arising under such accounts are assessed finance charges having the following annual percentage rate characteristics.

Fixed Rate or Variable Rate

An annual percentage rate is either a fixed rate or a variable rate that adjusts periodically according to an index. Some accounts have a low fixed rate.

Introductory Period or Non-introductory Period

An account may have an introductory period during which a relatively low annual percentage rate is charged. In such instances, the annual percentage rate is converted to a higher annual percentage rate at the end of the introductory period. Both introductory and non-introductory rate products include customized products targeted at a range of credit risk profiles, such as low fixed-rate cards and secured cards, as well as special interests, such as affinity and joint account cards, co-brand cards, student cards and other cards targeted to certain other market segments. Historically, non-introductory rate cards tend to have lower credit lines, balances that build over time, less attrition, higher interest margins, higher fees and, in some cases, higher delinquencies and credit losses than the bank’s low introductory rate products.

The Master Trust Portfolio

General

The receivables conveyed to the master trust arise in accounts selected from the Bank Portfolio based on the eligibility criteria specified in the pooling agreement as applied on the Master Trust Cut-Off Date and subsequent additional cut-off dates. See “The Master Trust—Master Trust Assets,” “—Conveyance of Receivables” and “—Representations and Warranties” in the accompanying prospectus.

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The number of low fixed-rate products and non-introductory rate products in the Master Trust Portfolio has been increasing, and as the number of these accounts increases and as such accounts season, the characteristics of these accounts as described above in “The Capital One Credit Card Portfolio” will have a more significant effect on the Master Trust Portfolio. Receivables added to the master trust have included and will include such low fixed-rate and non-introductory rate credit card receivables, which on the issuance date constitute, and at any given time thereafter may constitute, a material portion of the Master Trust Portfolio. See “Risk Factors,” “The Bank’s Credit Card and Consumer Lending Business—Underwriting Procedures” and “Certain Legal Aspects of the Receivables—Certain Matters Relating to the Transfer of the Receivables and the COMT Collateral Certificate” in the accompanying prospectus.

Delinquency and Loss Experience

Because new accounts usually initially exhibit lower delinquency rates and credit losses, the growth of the Master Trust Portfolio from approximately $11.340 billion at year end 1998, to approximately $26.191 billion as of June 30, 2002, has had the effect of significantly lowering the charge-off and delinquency rates for the entire portfolio from what they otherwise would have been. However, as the proportion of new accounts to seasoned accounts becomes smaller, this effect should be lessened. As seasoning occurs or if new account origination slows, the bank expects that the charge-off rates and delinquencies will increase over time. The delinquency and net loss rates at any time reflect, among other factors, the quality of the credit card loans, the average seasoning of the accounts, the success of the bank’s collection efforts, the product mix of the Master Trust Portfolio and general economic conditions.

The following tables set forth the delinquency and loss experience for the Master Trust Portfolio for each of the periods shown. The Master Trust Portfolio includes groups of accounts, each created in connection with a particular solicitation, which may, when taken individually, have delinquency and loss characteristics different from those of the overall Master Trust Portfolio. There can be no assurance that the delinquency and loss experience for the receivables in the future will be similar to the historical experience set forth below for the Master Trust Portfolio.

Delinquencies as a Percentage of the Master Trust Portfolio(1)(2)
(Dollars in Thousands)

			At Year End
	At June 30, 2002		2001		2000		1999		1998
Number of Days Delinquent	Delinquent Amount	Percentage	Delinquent Amount	Percentage	Delinquent Amount	Percentage	Delinquent Amount	Percentage	Delinquent Amount	Percentage
30 - 59 days	$444,404	1.70%	$431,027	1.76%	$221,888	1.45%	$204,104	1.71%	$200,163	1.77%
60 - 89 days	282,788	1.08	274,484	1.12	140,239	0.92	135,125	1.13	123,563	1.09
90 + days	569,304	2.17	577,927	2.35	258,879	1.69	259,727	2.18	244,860	2.15

TOTAL	$1,296,496	4.95%	$1,283,438	5.23%	$621,006	4.06%	$598,956	5.02%	$568,586	5.01%

(1)
The percentages are the result of dividing the delinquent amount by end of period receivables outstanding for the applicable period. The delinquent amount is the dollar amount of month end delinquencies in each category for the period. The end of period receivables outstanding at year end 2001, 2000, 1999 and 1998 were $24,554,226,000, $15,296,703,384, $11,938,165,168 and $11,340,121,267, respectively. The end of period receivables outstanding at June 30, 2002 were $26,190,920,540.

(2)	Figures and percentages in this table are reported on a processing month basis.

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Loss Experience for the Master Trust Portfolio
(Dollars in Thousands)

	Six Months Ended	Year Ended
	June 30, 2002	2001	2000	1999	1998
Average Receivables Outstanding	$25,032,697	$19,437,124	$12,853,302	$10,972,590	$10,591,596
Gross Losses	$699,332	$1,014,811	$579,916	$602,282	$832,849
Gross Losses as a Percentage of Average Receivables Outstanding(1)	5.59%	5.22%	4.51%	5.49%	7.86%
Recoveries	$202,700	$267,708	$205,038	$180,336	$136,336
Net Losses	$496,632	$747,103	$374,878	$421,946	$696,513
Net Losses as a Percentage of Average Receivables Outstanding(1)	3.97%	3.84%	2.92%	3.85%	6.58%

(1)	The percentages reflected for the six months ended June 30, 2002 are annualized figures. Annualized figures are not necessarily indicative of actual results for the entire year.

Revenue Experience

The following table sets forth the revenues from finance charges and fees billed and interchange received with respect to the Master Trust Portfolio for the periods shown.

Revenue Experience for the Master Trust Portfolio
(Dollars in Thousands)

	Six Months Ended	Year Ended
	June 30, 2002	2001	2000	1999	1998
Average Receivables Outstanding	$25,032,697	$19,437,124	$12,853,302	$10,972,590	$10,591,596
Finance Charges and Fees(1)	$2,256,205	$4,039,937	$2,395,242	$2,145,060	$2,006,714
Yield from Finance Charges and Fees(2)	18.03%	20.78%	18.64%	19.55%	18.95%
Interchange	$270,602	$395,978	$298,005	$194,649	$101,128
Yield from Interchange(2)	2.16%	2.04%	2.32%	1.77%	0.95%

(1)
Finance Charges and Fees do not include interest on subsequent collections on accounts previously charged off. Finance Charges and Fees include monthly periodic rate finance charges, the portion of the annual membership fees amortized on a monthly basis, cash advance fees, late charges, overlimit fees and other miscellaneous fees.

(2)	The percentages reflected for the six months ended June 30, 2002 are annualized figures. Annualized figures are not necessarily indicative of actual results for the entire year.

There can be no assurance that the yield experience for the receivables in the future will be similar to the historical experience set forth above for the Master Trust Portfolio. In addition, revenue from the receivables will depend on the types of fees and charges assessed on the accounts, and could be adversely affected by future changes made by the bank or the servicer in such fees and charges or by other factors. See “Risk Factors” in the accompanying prospectus.

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The revenue from finance charges and fees for the accounts in the Master Trust Portfolio shown in the above table is comprised of three primary components: periodic rate finance charges, the amortized portion of annual membership fees and other charges, such as cash advance fees, late charges, overlimit fees and other miscellaneous fees. If payment rates decline, the balances subject to monthly periodic rate finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally increases. Conversely, if payment rates increase, the balances subject to monthly periodic rate finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally decreases.

The Master Trust Portfolio may experience growth in receivables through the bank’s origination of accounts having an introductory period during which a relatively low annual percentage rate is charged. As the introductory period on these accounts expire, the bank may choose to waive all or part of the annual percentage rate increase for such accounts. Under these circumstances, the yield related to monthly periodic rate finance charges would be adversely affected. The impact of service charges on the Master Trust Portfolio’s yield varies with the type and volume of activity in and the amount of each account, as well as with the number of delinquent accounts. As aggregate account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balances.

Payment Rates

The following table sets forth the highest and lowest accountholder monthly payment rates for the Master Trust Portfolio during any single month in the periods shown and the average accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of average monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be payments of principal receivables and finance charge receivables on the accounts.

Accountholder Monthly Payment Rates
for the Master Trust Portfolio(1)

	Six Months Ended	Year Ended
	June 30, 2002	2001	2000	1999	1998
Lowest Month(2)	15.15%	14.12%	15.14%	11.21%	9.58%
Highest Month(2)	16.62%	17.08%	17.00%	14.56%	11.94%
Average Payment Rate for the Period	15.82%	15.75%	16.24%	13.20%	10.87%

(1)	The monthly payment rates include amounts which are payments of principal receivables and finance charge receivables with respect to the accounts.
(2)	The monthly payment rates are calculated as the total amounts of payments received during the month divided by the average monthly receivables outstanding for each month.

The Receivables

As of August 31, 2002 (not including $613,660,656 of receivables in additional accounts added to the master trust on September 5, 2002):

•	the Master Trust Portfolio included $25,927,785,633 of principal receivables and $899,653,478 of finance charge receivables;

•	the accounts had an average principal receivable balance of $1,198 and an average credit limit of $4,203;

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•	the percentage of the aggregate total receivable balance to the aggregate total credit limit was 28.49%;

•	the average age of the accounts was approximately 34 months;

•	all of the accounts in the master trust portfolio were VISA or MasterCard credit card accounts, of which 37% were standard accounts and 63% were premium accounts; and

•	approximately 36% of the accounts in the Master Trust Portfolio were assessed a variable rate periodic finance charge and approximately 64% were assessed a fixed rate periodic finance charge.

The following tables summarize the Master Trust Portfolio by various criteria as of August 31, 2002. References to “Receivables Outstanding” in the following tables include both finance charge receivables and principal receivables. Because the future composition and product mix of the Master Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Master Trust Portfolio at any specific time in the future.

Composition by Account Balance
Master Trust Portfolio

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Credit Balance(1)	307,554	1.37%	$(23,244,591.85)	(0.09)%
No Balance(2)	4,846,068	21.64	0.00	0.00
More than $0 and less than or equal to $1,500.00	12,812,905	57.20	6,776,680,789.69	25.26
$1,500.01-$5,000.00	3,082,558	13.76	8,446,615,393.13	31.49
$5,000.01-$10,000.00	1,021,520	4.56	7,094,306,029.73	26.44
Over $10,000.00	329,797	1.47	4,533,081,490.76	16.90

TOTAL	22,400,402	100.00%	$26,827,439,111.46	100.00%

(1)
Credit balances are a result of cardholder payments and credit adjustments applied in excess of the unpaid balance on an account. Accounts which currently have a credit balance are included because receivables may be generated with respect to such accounts in the future.

(2)	Accounts which currently have no balance are included because receivables may be generated with respect to such accounts in the future. Zero balance accounts are not included in these figures.

Composition by Credit Limit(1)
Master Trust Portfolio

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Less than or equal to $1,500.00	11,887,456	53.07%	$5,313,164,388.70	19.80%
$1,500.01-$5,000.00	4,214,639	18.82	5,230,616,903.08	19.50
$5,000.01-$10,000.00	3,672,380	16.39	6,705,612,829.00	25.00
Over $10,000.00	2,625,927	11.72	9,578,044,990.68	35.70

TOTAL	22,400,402	100.00%	$26,827,439,111.46	100.00%

(1)
References to “Credit Limit” herein include both the line of credit established for purchases, cash advances and balance transfers as well as receivables originated under temporary extensions of credit through account management programs. Credit limits relating to these temporary extensions decrease as cardholder payments are applied to the accounts.

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Composition by Payment Status(1)
Master Trust Portfolio

Payment Status	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Current to 29 days(2)	21,087,392	94.14%	$25,401,590,253.95	94.69%
Past due 30 – 59 days	446,128	1.99	456,920,686.67	1.70
Past due 60 – 89 days	298,986	1.33	319,135,740.33	1.19
Past due 90+ days	567,896	2.54	649,792,430.51	2.42

TOTAL	22,400,402	100.00%	$26,827,439,111.46	100.00%

(1)	Payment status is determined as of the prior statement cycle date.
(2)	Accounts designated as current include accounts on which the minimum payment has not been received prior to the second billing date following the issuance of the related bill.

Composition by Account Age
Master Trust Portfolio

Account Age	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Not More than 6 Months	684,533	3.06%	$1,723,256,027.16	6.42%
Over 6 Months to 12 Months	3,118,425	13.92	4,677,066,743.63	17.44
Over 12 Months to 24 Months	5,700,460	25.45	7,039,870,896.77	26.24
Over 24 Months to 36 Months	5,085,217	22.70	4,555,760,926.99	16.98
Over 36 Months to 48 Months	2,964,291	13.23	3,061,783,008.07	11.41
Over 48 Months to 60 Months	2,202,270	9.83	2,670,064,324.80	9.95
Over 60 Months	2,645,206	11.81	3,099,637,184.04	11.56

TOTAL	22,400,402	100.00%	$26,827,439,111.46	100.00%

Composition of Accounts by Accountholder Billing Address

State or Territory	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
California	2,755,196	12.30%	$3,102,792,838.17	11.57%
Texas	1,631,920	7.29	1,862,462,271.93	6.94
New York	1,510,860	6.74	1,653,217,671.22	6.16
Florida	1,506,645	6.73	1,674,726,354.90	6.24
Illinois	960,758	4.29	1,166,756,854.84	4.35
Pennsylvania	932,187	4.16	1,117,712,565.75	4.17
Ohio	879,616	3.93	1,113,224,623.88	4.15
New Jersey	760,197	3.39	863,607,895.72	3.22
Michigan	729,254	3.26	929,484,515.64	3.46
Virginia	656,511	2.93	882,203,576.24	3.29
Others(1)	10,077,258	44.98	12,461,249,943.17	46.45

TOTAL	22,400,402	100.00%	$26,827,439,111.46	100.00%

(1)	No other state individually accounts for more than 2.93% of the Percentage of Total Number of Accounts.

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Since the largest number of accountholders (based on billing addresses) whose accounts were included in the master trust as of August 31, 2002 were in California, Texas, New York and Florida, adverse economic conditions affecting accountholders residing in these areas could affect timely payment by such accountholders of amounts due on the accounts and, accordingly, the actual rates of delinquencies and losses with respect to the Master Trust Portfolio. See “Risk Factors” in the accompanying prospectus.

Capital One Bank and Capital One, F.S.B.

Capital One Bank, a Virginia banking corporation, is a subsidiary of Capital One Financial Corporation. At June 30, 2002, Capital One Bank had assets of approximately $18.0 billion and stockholders’ equity of approximately $2.5 billion.

Capital One, F.S.B. is a federal savings bank and a subsidiary of Capital One Financial Corporation. At  June 30, 2002, Capital One, F.S.B. had assets of approximately $12.1 billion and stockholders’ equity of approximately $1.4 billion.

For a more detailed description of Capital One Bank and Capital One, F.S.B., see “The Banks” in the accompanying prospectus.

The Transferor

Capital One Funding, LLC is a limited liability company formed under the laws of the Commonwealth of Virginia on November 13, 2001 and is a wholly-owned subsidiary of the bank. The transferor’s address is 140 East Shore Drive, Room 1048, Glen Allen, Virginia 23059 and telephone is (804) 967-1000.

In addition, other affiliates of the bank may be transferors of assets into Asset Pool 1.

Underwriting

Subject to the terms and conditions of the underwriting agreement for these Class B(2002-1) notes, the issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of these Class B(2002-1) notes set forth opposite its name:

Underwriters	Principal Amount
Salomon Smith Barney Inc.	$20,000,000
Banc of America Securities LLC	$20,000,000
Deutsche Bank Securities Inc.	$20,000,000
J.P. Morgan Securities Inc.	$20,000,000
Wachovia Securities, Inc.	$20,000,000

Total	$100,000,000

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $100,000,000 aggregate principal amount of these Class B(2002-1) notes if any of these Class B(2002-1) notes are purchased.

The underwriters have advised the issuer that the several underwriters propose initially to offer these Class B(2002-1) notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [•]% of the principal amount of these Class B(2002-1) notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [•]% of the principal amount.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

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Each underwriter of these Class B(2002-1) notes has agreed that:

•
it has not offered or sold, and will not offer or sell any Class B(2002-1) notes to persons in the United Kingdom prior to the expiration of the period six months from the date of their issuance, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom, within the meaning of the Public Offers of Securities Regulations 1995 (the “Regulations”) and the Financial Services and Markets Act 2000 (the “FSMA”);

•
it has complied and will comply with all applicable provisions of the Regulations and FSMA with respect to anything done by it in relation to the Class B(2002-1) notes in, from or otherwise involving the United Kingdom; and

•
it has only and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Class B(2002-1) notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

In connection with the sale of these Class B(2002-1) notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling these Class B(2002-1) notes sell more notes than the issuer actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of these Class B(2002-1) notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•
syndicate covering transactions, in which members of the selling syndicate purchase these Class B(2002-1) notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•
penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of these Class B(2002-1) notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of these Class B(2002-1) notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The issuer, Capital One Funding and the bank will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities. The issuer’s obligation to indemnify the underwriters will be limited to Finance Charge Amounts from the COMT collateral certificate received by the issuer after making all required payments and required deposits under the indenture and any supplement thereto.

The issuer will receive proceeds of approximately $[•] from the sale of these Class B(2002-1) notes. This amount represents [•]% of the principal amount of those notes. The issuer will receive this amount net of the underwriting discount of $[•]. The underwriting discount represents [•]% of the principal amount of those notes. Additional offering expenses are estimated to be $300,000.

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Glossary of Defined Terms
“Card series Defaulted Amount” means, for any month, an amount equal to the Floating Allocation Percentage for the Card series times the Default Amount related to Asset Pool 1 for that month.

“Card series Finance Charge Amounts” means, for any month, the amounts to be treated as Card series Finance Charge Amounts as described in “Deposit and Application of Funds—Card Series Finance Charge Amounts” in this prospectus supplement.

“Card series Principal Amounts” means, for any month, the sum of the Principal Amounts allocated to the Card series, dollar receipts for principal under any derivative agreements for tranches of notes of the Card series, any shared excess Principal Amounts allocated to the Card series, and any amounts of Card series Finance Charge Amounts available to cover Card series Defaulted Amounts or reimburse any deficits in the Nominal Liquidation Amount of the Card series notes.

“Class A Available Subordinated Amount of Class B notes” means, for any tranche of Class A notes, with respect to any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Class B notes minus the Class A Usage Amount of Class B notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Available Subordinated Amount of Class C notes” means, for any tranche of Class A notes, with respect to any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Class C notes minus the Class A Usage Amount of Class C notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Available Subordinated Amount of Class D notes” means, for any tranche of Class A notes, with respect to any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Class D notes minus the Class A Usage Amount of Class D notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Available Subordinated Amount of Subordinated notes” means, for any tranche of Class A notes, with respect to any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Subordinated notes minus the Class A Usage Amount of Subordinated notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Required Subordinated Amount of Class B notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class A Required Subordinated Amount of Class C notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class A Required Subordinated Amount of Class D notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class A Required Subordinated Amount of Subordinated notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class A Usage Amount of Class B notes” means, with respect to any tranche of Class A notes, on any Distribution Date, an amount, not to exceed the Class A Required Subordinated Amount of Class B notes, equal to the excess, if any, of the Class A Usage Amount of Subordinated notes over the sum of the Class A Required Subordinated Amount of Class C notes and the Class A Required Subordinated Amount of Class D notes, in each case for that Distribution Date, in each case, for that tranche of Class A notes.

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“Class A Usage Amount of Class C notes” means, with respect to any tranche of Class A notes for any Distribution Date, an amount, not to exceed the Class A Required Subordinated Amount of Class C notes, equal to the excess, if any, of the Class A Usage Amount of Subordinated notes over the Class A Required Subordinated Amount of Class D notes, in each case, for that tranche of Class A notes.

“Class A Usage Amount of Class D notes” means, with respect to any tranche of Class A notes for any Distribution Date, an amount, not to exceed the Class A Required Subordinated Amount of Class D notes for such tranche of Class A notes, equal to the Class A Usage Amount of Subordinated notes.

“Class A Usage Amount of Subordinated notes” means, for any tranche of outstanding Class A notes, zero on the date of issuance of such tranche and on any Distribution Date thereafter the Class A Usage Amount of Subordinated notes as of the preceding date of determination for such tranche, plus the sum of the following amounts (in each case, such amount shall not exceed the Class A Available Subordinated Amount of Subordinated notes for such tranche after giving effect to the previous clauses, if any):

•
an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class B notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class A Available Subordinated Amount of Class B notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class B notes at the end of the prior month; plus

•
an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class C notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class A Available Subordinated Amount of Class C notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class C notes at the end of the prior month; plus

•
an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes at the end of the prior month; plus

•
the aggregate amount reallocated on that date from such tranche of Class A notes to the Class B notes, Class C notes or Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
the aggregate amount of Card series Principal Amounts allocated on that date to the interest funding sub-account of such tranche of Class A notes as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class A Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated on that date to the Class C notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus supplement minus the aggregate amount reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class C notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class C notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

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•
an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus supplement or reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class D notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
the aggregate amount of Card series Principal Amounts paid to the servicer on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amount—Class A Servicing Fee Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated on that date to the Class C notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus supplement, minus the aggregate amount reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class C notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class C notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus supplement or reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class D notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Servicing Fee Shortfalls” in this prospectus supplement times (ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; minus

•
an amount (not to exceed the Class A Usage Amount of Class B notes for such tranche of Class A notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class B notes which are reimbursed on such Distribution Date times (ii) the Class A Usage Amount of Class B notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class B notes; minus

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•
an amount (not to exceed the Class A Usage Amount of Class C notes for such tranche of Class A notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Distribution Date times (ii) the Class A Usage Amount of Class C notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class C notes; minus

•
an amount (not to exceed the Class A Usage Amount of Class D notes for such tranche of Class A notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class D notes which are reimbursed on such Distribution Date times (ii) the Class A Usage Amount of Class D notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class D notes.

“Class B Available Subordinated Amount of Class C notes” means, for any tranche of Class B notes, with respect to any Distribution Date, an amount equal to the Class B Required Subordinated Amount of Class C notes minus the Class B Usage Amount of Class C notes, each for that tranche of Class B notes as of that Distribution Date.

“Class B Available Subordinated Amount of Class D notes” means, for any tranche of Class B notes, with respect to any Distribution Date, an amount equal to the Class B Required Subordinated Amount of Class D notes minus the Class B Usage Amount of Class D notes, each for that tranche of Class B notes as of that Distribution Date.

“Class B Available Subordinated Amount of Subordinated notes” means, for any tranche of Class B notes, with respect to any Distribution Date, an amount equal to the Class B Required Subordinated Amount of Subordinated notes minus the Class B Usage Amount of Subordinated notes, each for that tranche of Class B notes as of that Distribution Date.

“Class B Principal Allocation” means for any month an amount equal to the Principal Amounts allocated to the Card series for such month times the sum of the Principal Allocation Amounts for such month for all Class B notes in the Card series divided by the sum of the Principal Allocation Amounts for such month for all Card series notes.

“Class B Required Subordinated Amount of Class C notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class B Required Subordinated Amount of Class D notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class B Required Subordinated Amount of Subordinated notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class B Usage Amount of Class C notes” means, with respect to any tranche of Class B notes for any Distribution Date, an amount, not to exceed the Class B Required Subordinated Amount of Class C notes, equal to the excess, if any, of the Class B Usage Amount of Subordinated notes over the Class B Required Subordinated Amount of Class D notes, in each case, for that tranche of Class B notes.

“Class B Usage Amount of Class D notes” means, with respect to any tranche of Class B notes for any Distribution Date, an amount, not to exceed the Class B Required Subordinated Amount of Class D notes, equal to the Class B Usage Amount of Subordinated notes, in each case, for that tranche of Class B notes.

“Class B Usage Amount of Subordinated notes” means, with respect to any tranche of outstanding Class B notes, zero on the date of issuance of such tranche and on any Distribution Date thereafter the Class B Usage Amount of Subordinated notes as of the preceding date of determination for such tranche, plus the sum of the

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following amounts (in each case, such amount shall not exceed the Class B Available Subordinated Amount of Subordinated notes for such tranche after giving effect to the previous clauses, if any):

•
an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class C notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class C notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount of charge-offs reallocated on that date from all Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero to the Class C notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class C notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount of charge-offs allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount of charge-offs reallocated on that date from the Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class D notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
the aggregate amount of charge-offs reallocated from such tranche of Class B notes to the Class C notes or Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class B Notes” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class C notes with respect to Class A notes with a Required Subordinated Amount of Class B notes greater than zero on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class C notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

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•
an amount equal to (i) the aggregate amount allocated to the Class D notes with respect to Class A notes with a Required Subordinated Amount of Class B notes greater than zero on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class D notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
the aggregate amount reallocated from such tranche of Class B notes to the Class C notes and Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
the aggregate amount of Card series Principal Amounts allocated to the interest funding subaccount of such tranche of Class B notes on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class B Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement and in the first five clauses of “Deposit and Application of Funds—Allocation of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class C notes with respect to Class A notes with a Required Subordinated Amount of Class B notes greater than zero on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class C notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement and in the first six clauses of “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class D notes with respect to Class A notes with a Required Subordinated Amount of Class B notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement greater than zero times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class D notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement and in the first six clauses of “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement; plus

•
the aggregate amount reallocated from such tranche of Class B notes to the Class C notes and Class D notes to cover servicing fee shortfalls on that date as described in “Deposit and Application of Funds—

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Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement; plus

•
the aggregate amount of Card series Principal Amounts paid to the servicer to cover servicing fee shortfalls on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class B Servicing Fee Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Servicing Fee Shortfalls ” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement and in the first eleven clauses of “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement; minus

•
an amount (not to exceed the Class B Usage Amount of Class C notes for such tranche of Class B notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Distribution Date times (ii) the Class B Usage Amount of Class C notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class C notes; minus

•
an amount (not to exceed the Class B Usage Amount of Class D notes for such tranche of Class B notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class D notes which are reimbursed on such Distribution Date times (ii) the Class B Usage Amount of Class D notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class D notes.

“Class C Available Subordinated Amount of Class D notes” means, for any tranche of Class C notes, with respect to any Distribution Date, an amount equal to the Class C Required Subordinated Amount of Class D notes minus the Class C Usage Amount of Class D notes, each for that tranche of Class C notes as of that Distribution Date.

“Class C Principal Allocation” means for any month an amount equal to the Principal Amounts allocated to the Card series for such month times the sum of the Principal Allocation Amounts for such month for all Class C notes in the Card series divided by the sum of the Principal Allocation Amounts for such month for all Card series notes.

“Class C Required Subordinated Amount of Class D notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class C Usage Amount of Class D notes” means, for any tranche of Class C notes, for any Distribution Date:

•
an amount equal to (i) the aggregate amount of charge-offs allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal

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Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount of charge-offs reallocated from the Class A notes or the Class B notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class B Notes” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
the aggregate amount of charge-offs reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class C Notes” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated or reallocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement and (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” and “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
the aggregate amount of Card series Principal Amounts allocated to the interest funding subaccount of such tranche of Class C notes on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class C Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated or reallocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by

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the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” and “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement; plus

•
an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus supplement; plus

•
the aggregate amount of Card series Principal Amounts paid to the servicer on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class C Servicing Fee Shortfalls” in this prospectus supplement; minus

•
an amount (not to exceed the Class C Usage Amount of Class D notes for such tranche of Class C notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class D notes which are reimbursed on such Distribution Date times (ii) the Class C Usage Amount of Class D notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class C notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class D notes.

“Class D Principal Allocation” means, for any month, an amount equal to the Principal Amounts allocated to the Card series for such month times the sum of the Principal Allocation Amounts for such month for all Class D notes in the Card series divided by the sum of the Principal Allocation Amounts for such month for all Card series notes.

“Excess Spread Amounts” means, for the Card series notes for any month, an amount equal to the Finance Charge Amounts allocated to the Card series, minus the aggregate amount required to be applied as described in the first seven applications of “Deposit and Application of Funds—Application of Card Series Finance Charge Amounts” in this prospectus supplement.

“Floating Allocation Amount” means, for any month, for any class or tranche of Card series notes, the sum of:

•
the Nominal Liquidation Amount of such class or tranche of notes as of the last day of the preceding month, or for the first month for any class or tranche of notes, the initial outstanding dollar principal amount of such class or tranche, plus

•
the aggregate amount of any increase in the Nominal Liquidation Amount of that class or tranche of notes during the current month due to the issuance of additional notes of such class or tranche, if such notes are

S-63

discount notes, accretions of principal on such class or tranche of notes, or the release of prefunding excess amounts for such class or tranche of notes from the applicable principal funding subaccount.

The Floating Allocation Amount for the Card series for any month is the sum of the Floating Allocation Amounts for all tranches of Card series notes for that month.

“LIBOR” means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the beneficiary of the issuer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the beneficiary of the issuer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

“LIBOR Determination Date” means (i) October [•], 2002 for the period from and including the issuance date to but excluding November 15, 2002 and (ii) for each interest period thereafter, the second London Business Day prior to each interest payment date on which such interest period commences.

“London Business Day” means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Monthly Interest Accrual Date” means with respect to any outstanding class or tranche of notes:

•	each interest payment date for such class or tranche, and

•
for any month in which no interest payment date occurs, the date in that month corresponding numerically to the next interest payment date for that class or tranche of notes, or in the case of a class or tranche of discount notes, the expected principal payment date for that class or tranche; but

—for the first month in which a class or tranche of notes is issued, the date of issuance of such class or tranche of notes will be the first Monthly Interest Accrual Date for that month for such class or tranche of notes;

—any date on which proceeds from a sale of assets if required under the pooling agreement following the bankruptcy or insolvency of the related transferor following an event of default and acceleration of any class or tranche of notes are deposited into the interest funding account for such class or tranche of notes will be a Monthly Interest Accrual Date for such series, class or tranche of notes;

—if there is no such numerically corresponding date in that month, then the Monthly Interest Accrual
    Date will be the last Business Day of the month; and

—if the numerically corresponding date in such month is not a Business Day with respect to that class or tranche, then the Monthly Interest Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the monthly interest date will be the last Business Day of the earlier month.

“Monthly Principal Accrual Date” means with respect to any outstanding class or tranche of notes:

•
for any month in which the expected principal payment date occurs for such class or tranche, such expected principal payment date, or if that day is not a Business Day, the next following Business Day; and

•
for any month in which no expected principal payment date occurs for such class or tranche, the date in that month corresponding numerically to the expected principal payment date for that tranche of notes

S-64

(or for any month following the last expected principal payment date, the date in such month corresponding numerically to the preceding expected principal payment date for such tranche of notes); but

—following a Pay Out Event, the second Business Day following such Pay Out Event shall be a Monthly Principal Accrual Date;

—any date on which prefunded excess amounts are released from any principal funding subaccount and deposited into the principal funding subaccount of any tranche of notes on or after the expected principal payment date for such tranche of notes will be a Monthly Principal Accrual Date for such tranche of notes;

—any date on which proceeds from a sale of assets if required under the pooling agreement following the bankruptcy or insolvency of the related transferor, following an event of default and acceleration of any class or tranche of notes are deposited into the principal funding account for such class or tranche of notes will be a Monthly Principal Accrual Date for such class or tranche of notes;

—if there is no numerically corresponding date in that month, then the Monthly Principal Accrual Date will be the last Business Day of the month; and

—if the numerically corresponding date in such month is not a Business Day, the Monthly Principal Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Principal Accrual Date will be the last Business Day of the earlier month.

“Nominal Liquidation Amount Deficit” means, for any tranche of notes, the excess of the Adjusted Outstanding Dollar Principal Amount minus the Nominal Liquidation Amount of the tranche.

“Performing” means, with respect to any derivative agreement, that no payment default or repudiation by the derivative counterparty has occurred and such derivative agreement has not been terminated.

“Principal Allocation Amount” means, for any month, for any Card series notes:

•
for all classes or tranches of Card series notes in a period in which deposits are required to be made in the related principal funding account, the Nominal Liquidation Amount of such class or tranche prior to the start of the most recent of such periods for such class or tranche, and

•	for all other classes or tranches of outstanding Card series notes, the sum of:

•
the Nominal Liquidation Amount of such class or tranche of notes at the end of the prior month, or for the first month for any class or tranche of notes, the initial outstanding dollar principal amount of such class or tranche, plus

•
the aggregate amount of any increase in the Nominal Liquidation Amount of that class or tranche of notes during the current month due to the issuance of additional notes of such class or tranche, if such notes are discount notes, the accretion of principal on such class or tranche of notes, and the release of prefunding excess amounts for such class or tranche of notes from the applicable principal funding subaccount.

Because each tranche of notes is subject to being paired with a future tranche of notes, if an early redemption event occurs with respect to a paired tranche of notes during a period in which deposits are required to be made in the related principal funding account for such tranche of notes, the issuer may designate a different Principal Allocation Amount for the paired tranche of notes.

The Principal Allocation Amount for the Card series for any month is the sum of the Principal Allocation Amounts for all Card series notes for that month.

S-65

“Principal Sharing Group A” means the various series of notes—which will include the Card series—that have been designated as a single group for the purpose of sharing excess principal amounts.

“Required Excess Spread Amount” means, for any month, $0; provided, however, that this amount may be changed if the issuer (i) receives the consent of the rating agencies and (ii) reasonably believes that the change will not have a material adverse effect on the notes.

“Shared Excess Finance Charge Amounts Group A” means the various series of notes—which will include the Card series—that have been designated as a single group for the purpose of sharing Excess Finance Charge Amounts.

“Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

S-66

Annex I

Outstanding Series, Classes and Tranches of Notes
The information provided in this Annex I is an integral part of the prospectus supplement.

Card series

Class C	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date
* Class C(2002-1)	10/[•]/02	$100,000,000	One Month LIBOR + [•]%	September 2005	July 2008

Class B	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date

Class A	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date

*	Expected Issuance.

A-I-1

Annex II

Outstanding Master Trust Series

The information provided in this Annex II is an integral part of the prospectus supplement.

#	Series/Class	Issuance Date	Invested Amount	Certificate Rate	Expected Final Payment Date	Termination Date
1	1996-3 Class A Class B	12/18/96 — —	$400,000,000 $55,000,000	One Month LIBOR + .12% Floating Rate	January 2004 March 2004	March 2007 March 2007

2	1997-2 Class B Class C	8/18/97 — —	$55,243,375 $45,199,125	Floating Rate —	October 2002 —	October 2005 —

3	1998-1 Class A Class B Class C	4/1/98 — — —	$500,000,000 $50,236,407 $40,780,142	6.310% 6.356% —	April 2008 June 2008 —	June 2011 June 2011 —

4	1998-4 Class A Class B Class C	11/17/98 — — —	$631,875,000 $60,000,000 $58,125,000	5.43% Floating Rate —	November 2003 January 2004 —	January 2007 January 2007 —

5	1998-5	11/20/98	up to $531,000,000	Floating Rate	—	February 2005

6	1998-6	12/22/98	up to $500,000,000	Floating Rate	—	March 2007

7	1999-1 Class A Class B Collateral Invested Amount	5/18/99 — — —	$500,000,000 $62,500,000 $62,500,000	One Month LIBOR + .14% One Month LIBOR + ..34% —	May 2004 May 2004 —	July 2007 July 2007 —

8	1999-3 Class A Class B Collateral Invested Amount	7/27/99 — — —	$400,000,000 $50,000,000 $50,000,000	One Month LIBOR + .25% One Month LIBOR + ..48% —	July 2006 July 2006 —	September 2009 September 2009 —

9	1999-A	10/5/99	up to $450,000,000	Floating Rate	—	January 2008

10	1999-4 Class A Class B Collateral Invested Amount	10/21/99 — — —	$480,000,000 $60,000,000 $60,000,000	Floating Rate Floating Rate —	August 2004 August 2004 —	October 2007 October 2007 —

11	2000-1 Class A Class B Collateral Invested Amount	3/3/00 — — —	$498,000,000 $51,000,000 $51,000,000	7.10% 7.30% —	February 2003 February 2003 —	April 2006 April 2006 —

12	2000-2 Class A Class B Collateral Invested Amount	7/27/00 — — —	$622,500,000 $63,750,000 $63,750,000	7.20% 7.35% —	June 2005 June 2005 —	August 2008 August 2008 —

13	2000-3 Class A Class B Collateral Invested Amount	8/24/00 — — —	$807,500,000 $92,500,000 $100,000,000	One Month LIBOR + .19% One Month LIBOR + ..51% —	August 2007 August 2007 —	October 2010 October 2010 —

14	2000-4 Class A Class B Collateral Invested Amount	10/26/00 — — —	$975,000,000 $120,000,000 $105,000,000	One Month LIBOR + .14% Floating Rate —	October 2005 October 2005 —	August 2008 August 2008 —

A-II-1

#	Series/Class	Issuance Date	Invested Amount	Certificate Rate	Expected Final Payment Date	Termination Date

15	2000-5 Class A Class B Collateral Invested Amount	11/28/00 — — —	$1,015,625,000 $125,000,000 $109,375,000	One Month LIBOR + .10% One Month LIBOR + ..375% —	October 2003 October 2003 —	August 2006 August 2006 —

16	2001-A	1/18/01	up to 500,000,000	Floating Rate	—	November 2005

17	2001-1 Class A Class B Collateral Invested Amount	2/28/01 — — —	$975,000,000 $120,000,000 $105,000,000	One Month LIBOR + .20% One Month LIBOR + ..51% —	February 2008 February 2008 —	December 2010 December 2010 —
18	2001-2 Class A Class B Collateral Invested Amount	5/2/01 — — —	$975,000,000 $120,000,000 $105,000,000	One Month LIBOR + .14% One Month LIBOR + ..40% —	March 2006 March 2006 —	January 2009 January 2009 —

19	2001-3 Class A Class B Collateral Invested Amount	5/17/01 — — —	$633,750,000 $58,125,000 $58,125,000	5.45% One Month LIBOR + .41% —	May 2006 May 2006 —	March 2009 March 2009 —

20	2001-4 Class A Class B Collateral Invested Amount	6/27/01 — — —	$812,500,000 $100,000,000 $87,500,000	One Month LIBOR + .08% One Month LIBOR + ..37% —	June 2004 June 2004 —	April 2007 April 2007 —

21	2001-5 Class A Class B Collateral Invested Amount	8/22/01 — — —	$845,000,000 $77,500,000 $77,500,000	5.30% One Month LIBOR + .38% —	August 2006 August 2006 —	June 2009 June 2009 —

22	2001-6 Class A Class B Collateral Invested Amount	9/12/01 — — —	$1,056,250,000 $130,000,000 $113,750,000	One Month LIBOR + .19% One Month LIBOR + ..50% —	August 2008 August 2008 —	June 2011 June 2011 —

23	2001-7 Class A Class B Collateral Invested Amount	10/18/01 — — —	$845,000,000 $77,500,000 $77,500,000	3.85% One Month LIBOR + .45% —	October 2004 October 2004 —	August 2007 August 2007 —

24	2001-8 Class A Class B Collateral Invested Amount	11/1/01 — — —	$845,000,000 $77,500,000 $77,500,000	4.60% One Month LIBOR + .55% —	October 2006 October 2006 —	August 2009 August 2009 —

25	2002-1 Class A Class B Collateral Invested Amount	1/18/02 — — —	$812,500,000 $100,000,000 $87,500,000	One Month LIBOR + .20% One Month LIBOR + ..60% —	January 2009 January 2009 —	November 2011 November 2011 —

26	2002-2 Class A Class B Collateral Invested Amount	4/17/02 — — —	$503,750,000 $62,000,000 $54,250,000	One Month LIBOR + .13% Floating Rate —	March 2007 March 2007 —	January 2010 January 2010 —

27	2002-3 Class A Class B Collateral Invested Amount	5/9/02 — — —	$1,096,875,000 $135,000,000 $118,125,000	One Month LIBOR + .08% 4.55% —	April 2005 April 2005 —	February 2008 February 2008 —

28	2002-4 Class A Class B Collateral Invested Amount	6/7/02 — — —	$633,750,000 $58,125,000 $58,125,000	4.90% One Month LIBOR + .50% —	May 2007 May 2007 —	March 2010 March 2010 —

29	2002-A	6/27/02	up to $500,000,000	Floating Rate	—	June 2005

30	2002-B	7/2/02	up to $1,000,000,000	Floating Rate	—	May 2006

A-II-2

Capital One Multi-asset Execution Trust
Issuer
Capital One Funding, LLC
Originator of the Issuer

Capital One Bank
Servicer

Card series

$100,000,000

Class B(2002-1) Notes

PROSPECTUS SUPPLEMENT

Underwriters

Salomon Smith Barney

Banc of America Securities LLC

Deutsche Bank Securities

JPMorgan

Wachovia Securities

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not seeking an offer to buy these securities in any state where the offer or sale is prohibited.

SUBJECT TO COMPLETION DATED SEPTEMBER 12, 2002
Prospectus Supplement dated September [•], 2002 to Prospectus dated September 12, 2002

Capital One Multi-asset Execution Trust
Issuer
Capital One Funding, LLC
Originator of the Issuer
Capital One Bank
Servicer

Card series
$100,000,000 Class C(2002-1) Notes

The issuer will issue and sell:	Class C(2002-1) Notes
Principal amount	$100,000,000
Interest rate	one-month LIBOR plus [•]% per year
Interest payment dates	15th day of each calendar month, beginning in November 2002
Expected principal payment date	September 15, 2005
Legal maturity date	July 15, 2008
Expected issuance date	October [•], 2002
Price to public	$[•] (or [•]%)
Underwriting discount	$[•] (or [•]%)
Proceeds to the issuer	$[•] (or [•]%)

The Class C(2002-1) notes are a tranche of Class C notes of the Card series. Interest and principal payments on Class C notes are subordinated to payments on Class A notes of the Card series and Class B notes of the Card series.

The assets of the issuer securing the Card series notes include:

•	the collateral certificate, Series 2002-CC issued by the Capital One Master Trust; and

•
the collection account and any other supplemental accounts in Asset Pool 1, including the interest funding account, the principal funding account, the accumulation reserve account, the Class C reserve account and the Class D reserve account.

You should consider the discussion under “Risk Factors” beginning on page S-12 in this prospectus supplement and on page 12 of the accompanying prospectus before you purchase any Card series notes.

The Card series notes are obligations of the issuer only and are not obligations of any other person. Each tranche of Card series notes is secured by only some of the assets of the issuer. Noteholders will have no recourse to any other assets of the issuer for the payment of the Card series notes.

The Card series notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters

Salomon Smith Barney

Banc One Capital Markets, Inc.
Barclays Capital

Credit Suisse First Boston

Lehman Brothers

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the Card series notes in two separate documents that progressively provide more detail: (a) this prospectus supplement, which will describe the specific terms of the Card series notes and the Class C(2002-1) notes and (b) the accompanying prospectus, which provides general information about each series of notes which may be issued by the Capital One Multi-asset Execution Trust, some of which may not apply to the Card series notes or the Class C(2002-1) notes.

This prospectus supplement may be used to offer and sell the Class C(2002-1) notes only if accompanied by the prospectus.

This prospectus supplement may supplement disclosure in the accompanying prospectus. If the description of the terms of the Card series notes or the Class C(2002-1) notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information.

We are not offering the Class C(2002-1) notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

Transaction Summary

Issuer:	Capital One Multi-asset Execution Trust
Transferor:	Capital One Funding, LLC
Master Trust Servicer:	Capital One Bank
Originators of the Master Trust:	Capital One Bank and
Capital One, F.S.B.
Indenture Trustee:	The Bank of New York
Issuance Date:	October [•], 2002
Servicing Fee Rate:	2.00%
Clearance and Settlement:	DTC/Clearstream/Euroclear

Class C(2002-1) Notes
Principal Amount	$100,000,000
Anticipated Ratings: * (Moody’s/Standard & Poor’s/Fitch)	Baa2/BBB/BBB
Credit Enhancement:	subordination of Class D notes
Interest Rate:	one-month LIBOR plus [•]% per year
Interest Accrual Method:	actual/360
Interest Payment Dates:	monthly (15th)
First Interest Payment Date:	November 15, 2002
Note Interest Rate Index Reset Date:	2 London business days before each interest payment date
Expected Principal Payment Date:	September 15, 2005
Legal Maturity Date:	July 15, 2008
ERISA Eligibility (investors are cautioned to consult with their counsel):	Yes, subject to important considerations described under “Benefit Plan Investors” in the accompanying prospectus
Debt for United States Federal Income Tax Purposes (investors are cautioned to consult with their tax counsel):	Yes, subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus

* It is a condition to issuance of the Class C(2002-1) notes that at least one of these ratings be obtained.

i

(continued)
Page
Payment Rates	S-51
The Receivables	S-51

Capital One Bank and Capital One, F.S.B.	S-54

The Transferor	S-54

Underwriting	S-54

Glossary of Defined Terms	S-56

Annex I
Outstanding Series, Classes and Tranches of Notes	A-I-1

Annex II
Outstanding Master Trust Series	A-II-1

ii

Prospectus Supplement Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and the accompanying prospectus before you purchase any notes.

The Issuer

Capital One Multi-asset Execution Trust, a Delaware trust, is the issuer of the notes.

We refer to the Capital One Multi-asset Execution Trust as the “issuance trust” or the “issuer.”

Securities Offered

$100,000,000 Floating Rate Class C(2002-1) notes.

These Class C(2002-1) notes are part of a series of notes called the “Card series.” The Card series consists of Class A notes, Class B notes, Class C notes and Class D notes. These Class C(2002-1) notes are a tranche of the Class C notes of the Card series.

These Class C(2002-1) notes are issued by, and are obligations of, the issuance trust. The issuer expects to issue other classes and tranches of notes of the Card series which may have different interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other characteristics. In addition, the issuer may issue other series of notes which may have different assets securing the notes, interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other characteristics. See “The Notes—Issuances of New Classes and Tranches of Card Series Notes” in this prospectus supplement and “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus.

Each class of notes in the Card series may consist of multiple tranches. Notes of any tranche may be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement, and all other conditions to issuance are satisfied. See “The Notes—Issuances of New Classes and Tranches of Card Series Notes” in this prospectus supplement and “The Notes— Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus.

The expected principal payment dates and legal maturity dates of tranches of senior and subordinated classes of the Card series may be different. Therefore, subordinated notes may have expected principal payment dates and legal maturity dates that are earlier than some or all of the senior notes of the Card series. Subordinated notes generally will not be paid before their legal maturity date unless, after payment, the remaining outstanding subordinated notes provide the credit enhancement required for the senior notes.

In general, the subordinated notes of the Card series serve as credit enhancement for all of the senior notes of the Card series, regardless of whether the subordinated notes are issued before, at the same time as or after the senior notes of the Card series. However, each senior tranche of notes has access to credit enhancement in an amount not exceeding its required subordinated amount minus the amount of usage of that required subordinated amount. In addition, certain tranches of senior notes may have different required subordinated amounts from other tranches of senior notes or may attain their credit enhancement only from certain subordinated classes of Card series notes, or through other forms of credit enhancement. For example, if a tranche of Class A notes requires credit enhancement solely from Class C notes and Class D notes, the Class B notes will not, in that case, provide credit enhancement for that tranche of Class A notes. If the available subordinated amount of a tranche of notes is reduced due to usage of its required subordinated amount, the credit exposure for that tranche will increase. The amount of credit exposure of any particular tranche of notes is generally a function of the total amount of notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the applicable principal funding subaccounts.

S-1

Only the Class C(2002-1) notes are being offered through this prospectus supplement and the accompanying prospectus. Other series, classes and tranches of notes, including other tranches of notes that are included in the Card series as a part of the Class C notes, may be issued by the issuance trust in the future.

Risk Factors

Investment in the Class C(2002-1) notes involves risks. You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement and beginning on page 12 in the accompanying prospectus.

The Card Series

These Class C(2002-1) notes are expected to be the first tranche of the Class C notes issued by the issuance trust in the Card series. Upon the issuance of the Class C(2002-1) notes, the Card series is expected to be the only outstanding series of notes issued by the issuance trust.

See “Annex I: Outstanding Series, Classes and Tranches of Notes” in this prospectus supplement for information on the other outstanding notes in the Card series issued, or expected to be issued upon or prior to the issuance of these Class C(2002-1) notes, by the issuance trust.

Asset Pool 1

The Card series, including your Class C(2002-1) notes, will be secured by the assets in Asset Pool 1. In addition to the Card series, the issuance trust may issue other series of notes that are secured by the assets in Asset Pool 1. Each series of notes in Asset Pool 1 will be entitled to its allocable share of the assets in Asset Pool 1.

The issuer may designate additional asset pools, with collateral separate from that of Asset Pool 1, that will secure other series, classes and tranches of notes issued by the issuer. Currently, Asset Pool 1 is the only asset pool designated by the issuer. Other than as specifically described in this prospectus supplement, Class C(2002-1) noteholders will have no recourse to the assets of any asset pool other than Asset Pool 1, and the Class C(2002-1) notes will not be secured by the assets of any asset pool other than Asset Pool 1. See “The Notes—Sources of Funds to Pay the Notes—Asset Pool 1” in this prospectus supplement.

The COMT collateral certificate is currently the primary source of funds in Asset Pool 1 for the payment of principal of and interest on the Class C(2002-1) notes. The COMT collateral certificate represents an undivided interest in the assets of the Capital One Master Trust.

We refer to the Capital One Master Trust as “COMT” or the “master trust.”

The master trust’s assets primarily include credit card receivables from selected MasterCard® and VISA® credit card accounts and other revolving credit accounts that meet the eligibility criteria for inclusion in the master trust. These eligibility criteria are discussed in “The Master Trust—Addition of Master Trust Assets” in the accompanying prospectus.

Additionally, in the future, Asset Pool 1 may include additional collateral certificates, each representing an undivided interest in a trust whose assets consist primarily of receivables arising in credit card accounts or other revolving credit accounts owned by Capital One Bank, Capital One, F.S.B. or an affiliate.

See “Annex II: Outstanding Master Trust Series” in this prospectus supplement for additional information on the outstanding series in the master trust.

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Interest

These Class C(2002-1) notes will accrue interest at an annual rate equal to one-month LIBOR plus [•]%, as determined on the related LIBOR determination date.

Interest on these Class C(2002-1) notes will begin to accrue on the issuance date for the Class C(2002-1) notes, expected to be October [•], 2002, and will be calculated on the basis of a 360-day year and the actual number of days in the related interest period. Each interest period will begin on and include an interest payment date and end on but exclude the next interest payment date. However, the first interest period will begin on and include the issuance date for the Class C(2002-1) notes and end on but exclude the first interest payment date for the Class C(2002-1) notes, November 15, 2002.

Interest on the Class C(2002-1) notes for any interest payment date will equal the product of:

•	the Class C(2002-1) note interest rate for the applicable interest period; times

•	the actual number of days in the related interest period divided by 360; times

•	the outstanding dollar principal amount of the Class C(2002-1) notes as of the related record date.

The issuer will make interest payments on these Class C(2002-1) notes on the 15th day of each month, beginning in November 2002. Interest payments due on a day that is not a business day in New York, New York, Richmond, Virginia and Falls Church, Virginia will be made on the following business day.

The payment of interest on a senior class of notes of the Card series on any payment date is senior to the payment of interest on subordinated classes of notes of the Card series on such date. Generally, no payment of interest will be made on any Class B note in the Card series until the required payment of interest has been made to the Class A notes in the Card series. Similarly, generally, no payment of interest will be made on any Class C note in the Card series until the required payment of interest has been made to the Class A notes and the Class B notes in

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the Card series. However, funds on deposit in the
Class C reserve account will be available only to holders of Class C notes to cover shortfalls of interest on any interest payment date. Similarly, generally, no payment of interest will be made on any Class D notes in the Card series until the required payment of interest has been made to the Class A notes, the Class B notes and the Class C notes in the Card series. However, funds on deposit in the Class D reserve account will be available only to holders of the Class D notes to cover shortfalls of interest on any interest payment date.

Principal

The issuer expects to pay the stated principal amount of these Class C(2002-1) notes in one payment on September 15, 2005, which is the expected principal payment date, and is obligated to do so if funds are available for that purpose in accordance with the provisions of the indenture and the Card series indenture supplement. If the stated principal amount of these Class C(2002-1) notes is not paid in full on the expected principal payment date due to insufficient funds, noteholders will generally not have any remedies against the issuance trust until July 15, 2008, the legal maturity date of these Class C(2002-1) notes.

If the stated principal amount of these Class C(2002-1) notes is not paid in full on the expected principal payment date, then an early redemption event will occur with respect to these Class C(2002-1) notes. As a result, subject to the principal payment rules described below under “—Subordination; Credit Enhancement” and “—Required Subordinated Amount and Conditions to Issuance,” principal and interest payments on these Class C(2002-1) notes will be made monthly until they are paid in full or until the legal maturity date occurs, whichever is earlier.

Principal of these Class C(2002-1) notes may be paid earlier than the expected principal payment date if any other early redemption event or an event of default and acceleration occurs with respect to these Class C(2002-1) notes. See “The Indenture—Early Redemption Events” and “—Events of Default” in the accompanying prospectus and “The Notes—Early Redemption of the Notes” in this prospectus supplement.

Nominal Liquidation Amount

The initial nominal liquidation amount of these Class C(2002-1) notes is $100,000,000.

The nominal liquidation amount of a tranche of Card series notes is a U.S. dollar amount based on the initial dollar principal amount of that tranche of notes after deducting:

•	the tranche’s share of charge-offs resulting from uncovered default amounts in Asset Pool 1;

•
for subordinated tranches of notes, reallocations of principal amounts allocable to that tranche to pay interest on a senior class of notes in the Card series or to pay a portion of the servicing fees; and

•	the amount on deposit in the principal funding subaccount for that tranche of notes;

and adding back finance charge amounts allocated to that tranche of notes which are used to reimburse reductions in that tranche’s Nominal Liquidation Amount due to:

•	prior charge-offs resulting from uncovered default amounts in Asset Pool 1; or

•	reallocations of principal amounts used to pay interest on senior classes of notes in the Card series or to pay a portion of the servicing fee.

In addition, if additional notes in a tranche of Card series notes are later issued, the nominal liquidation amount of that tranche will increase by the dollar principal amount of that increase.

If the nominal liquidation amount of these Class C(2002-1) notes is less than the outstanding principal amount of these Class C(2002-1) notes, the principal of and interest on these Class C(2002-1) notes may not be paid in full. If the nominal liquidation amount of these Class C(2002-1) notes has been reduced, principal amounts and finance charge amounts allocated to pay principal of and interest on these Class C(2002-1) notes will be reduced.

For a more detailed discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount,

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Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount” in this prospectus supplement and in the accompanying prospectus.

Subordination; Credit Enhancement

These Class C(2002-1) notes generally will not receive interest payments on any payment date until the Class A notes and the Class B notes have received their full interest payments on such date. Principal amounts allocable to these Class C(2002-1) notes may be applied to make interest payments on the Class A notes and the Class B notes of the Card series or to pay a portion of the servicing fees on the receivables. Principal amounts remaining on any payment date after any reallocations to pay interest on the senior classes of notes of the Card series or for servicing fees will be applied to make targeted deposits to the principal funding subaccounts of the relevant classes of notes in the following order: first to the Class A notes, then to the Class B notes, then to the Class C notes, and then finally to the Class D notes. In each case, principal payments to subordinated classes of notes will only be made if senior classes of notes have received full principal payments on such date and the related subordinated notes are no longer needed to provide the required credit enhancement.

In addition, principal payments on these Class C(2002-1) notes are subject to the principal payment rules described in “—Principal Payments on Subordinated Card Series Notes” below.

Required Subordinated Amount and Conditions to Issuance

The conditions described under “The Notes—Issuances of New Classes and Tranches of Card Series Notes” in this prospectus supplement and “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus must be satisfied in connection with any new issuance of notes. In addition, in order to issue a tranche (or additional notes within a tranche) of Class A notes, Class B notes or Class C notes in the Card series, such tranche’s required subordinated amount of the nominal liquidation amount of subordinated Card series notes must be outstanding and available on the issuance date.

Class A Required Subordinated Amount.    The total required subordinated amount of subordinated notes for a tranche of Class A notes of the Card series is generally equal to a stated percentage of the adjusted outstanding dollar principal amount of that tranche of Class A notes.

In addition, each tranche of Class A notes in the Card series will have a required subordinated amount of Class B notes, a required subordinated amount of Class C notes and a required subordinated amount of Class D notes which, in each case, is generally equal to a stated percentage of the adjusted outstanding dollar principal amount of that tranche of Class A notes.

Class B Required Subordinated Amount.    The total required subordinated amount of subordinated notes for a tranche of Class B notes of the Card series is equal to the sum of the required subordinated amount of Class C notes and the required subordinated amount of Class D notes for that tranche of Class B notes. Generally, Class B notes in the Card series which provide credit enhancement for the Class A notes in the Card series will share the same credit enhancement provided to those Class A notes by the Class C notes and Class D notes in the Card series. Therefore, (i) the required subordinated amount of Class C notes for a tranche of Class B notes will generally be that Class B tranche’s pro rata share of the aggregate required subordinated amount of Class C notes for all Class A notes in the Card series and (ii) the required subordinated amount of Class D notes for a tranche of Class B notes will generally be equal to that Class B tranche’s pro rata share of the required subordinated amount of Class D notes for all Class A notes in the Card series. See “The Notes—Required Subordinated Amount and Usage Amount—Class B Required Subordinated Amount” in this prospectus supplement for exceptions to these rules.

In addition, if the adjusted outstanding dollar principal amount of the Class B notes of the Card series is greater than the total required subordinated amount of Class B notes for all Class A notes in the Card series, the required subordinated amount of subordinated notes for each tranche of Class B notes in the Card series will include that Class B tranche’s pro rata share of that excess, times a stated percentage. Similarly, the required subordinated amount of Class C notes and the required

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subordinated amount of Class D notes for each tranche of Class B notes in the Card series will include that Class B tranche’s pro rata share of the related excess for each such class, times a stated percentage.

For example, prior to the issuance of any Class A notes in the Card series, the Class B required subordinated amount of subordinated notes will be based entirely on the calculation described in the preceding paragraph. Once Class A notes of the Card series are issued that rely on Class B notes for credit enhancement, the Class B required subordinated amount of subordinated notes will be based on the calculations described in each of the preceding two paragraphs. In addition, reductions in the adjusted outstanding dollar principal amount of a tranche of Class A notes in the Card series will generally result in a reduction in the required subordinated amount for that tranche of Class A notes and, with respect to each tranche of Class B notes in the Card series, a reduction in the required subordinated amount of subordinated notes for that tranche of Class B notes may occur due to more Class B notes in the Card series being outstanding than is required for the Class A notes of the Card series or the issuance of additional Class B notes of the Card series.

Class C Required Subordinated Amount.    Generally, Class C notes in the Card series will share the same credit enhancement provided to the Class A notes and the Class B notes by the Class D notes in the Card series. Therefore, the required subordinated amount of Class D notes for a tranche of Class C notes will generally be that Class C tranche’s pro rata share of the aggregate required subordinated amount of Class D notes for all Class A notes in the Card series plus that Class C tranche’s pro rata share of the required subordinated amount of Class D notes for all Class B notes in the Card series which do not provide credit enhancement for the Class A notes. To the extent that the Class C(2002-1) notes or a portion thereof are required to provide credit enhancement to outstanding senior Card series notes, the required subordinated amount of Class D notes for the Class C(2002-1) notes will be an amount up to 20.6897% of the adjusted outstanding dollar principal amount of such Class C(2002-1) notes.

In addition, if the adjusted outstanding dollar principal amount of the Class C notes of the Card series is greater than the total required subordinated amount of Class C notes for all Class A notes and for all Class B notes which do not provide credit enhancement for the Class A notes in the Card series, the required subordinated amount of Class D notes for each tranche of Class C notes in the Card series will include that Class C tranche’s pro rata share of that excess, times a stated percentage. For the Class C(2002-1) notes, that stated percentage is 1.5228%.

For example, prior to the issuance of any Class A notes or Class B notes in the Card series, the Class C required subordinated amount of Class D notes will be based entirely on the calculation described in the preceding paragraph. Once any tranche of Class A notes or Class B notes of the Card series is issued, the Class C required subordinated amount of Class D notes will be based on the calculations described in each of the preceding two paragraphs. In addition, reductions in the adjusted outstanding dollar principal amount of a tranche of Class A notes or Class B notes in the Card series will generally result in a reduction in the required subordinated amount for that tranche of Class A notes or Class B notes. Consequently, with respect to each tranche of Class C notes in the Card series, a reduction in the required subordinated amount of Class D notes for that tranche of Class C notes may occur due to (i) more Class C notes in the Card series being outstanding than is required as subordination for the Class A notes or the Class B notes of the Card series, or (ii) the issuance of additional Class C notes of the Card series.

The formula for calculating the required subordinated amount for any tranche of Class A notes, Class B notes or Class C notes of the Card series may change without the consent of any noteholders. However, each rating agency must confirm that such change in the required subordinated amount will not cause a reduction or withdrawal of the ratings of the related tranche and the issuance trust must deliver to each rating agency and the indenture trustee an opinion that such change in the required subordinated amount will not have certain adverse tax consequences for holders of outstanding notes.

In addition, without the consent of noteholders, the issuance trust may utilize forms of credit enhancement other than subordinated Card series

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notes in order to provide Class A notes, Class B notes or Class C notes of the Card series with the required credit enhancement. However, each rating agency must confirm that the form of credit enhancement to be used will not cause a reduction or withdrawal of the ratings of any outstanding notes rated by such rating agency and the issuance trust must deliver to each rating agency and the indenture trustee an opinion that the use of that form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes.

See “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement and “The Notes—Required Subordinated Amount” in the accompanying prospectus.

Principal Payments on Subordinated Card Series Notes

No payment of principal will be made on any Class B notes of the Card series unless, following the payment, the remaining nominal liquidation amount of all outstanding Class B notes of the Card series is at least equal to the Class A required subordinated amount of Class B notes for the outstanding Class A notes of the Card series less any usage of the Class A required subordinated amount of Class B notes for those outstanding Class A notes of the Card series.

Similarly, no payment of principal will be made on any Class C notes of the Card series unless, following the payment, the remaining outstanding Class C notes of the Card series are at least equal to the required subordinated amount of Class C notes for the outstanding Class A notes of the Card series and Class B notes of the Card series less any usage of the required subordinated amount of Class C notes for those outstanding Class A notes and Class B notes of the Card series.

Similarly, no payment of principal will be made on any Class D notes of the Card series unless, following the payment, the remaining outstanding Class D notes of the Card series are at least equal to the required subordinated amount of Class D notes for the outstanding Class A notes of the Card series, Class B notes of the Card series and Class C notes of the Card series less any usage of the required subordinated amount of Class D notes for those outstanding Class A notes, Class B notes and Class C notes of the Card series. However, there are some exceptions to these rules.

See “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement and “The Notes—Required Subordinated Amount” in the accompanying prospectus.

Class C Reserve Account

The issuer will establish a Class C reserve subaccount to provide credit enhancement solely for the holders of these Class C(2002-1) notes. Funds on deposit in the Class C reserve subaccount will be available to holders of these Class C(2002-1) notes to cover shortfalls of interest payable on interest payment dates. Funds on deposit in the Class C reserve subaccount will also be available to holders of these Class C(2002-1) notes to cover certain shortfalls in principal. Only the holders of Class C(2002-1) notes will have the benefit of this Class C reserve subaccount. See “Deposit and Application of Funds—Withdrawals from the Class C Reserve Account” in this prospectus supplement.

Initially, the Class C reserve subaccount will not be funded. For any month, the amount targeted to be on deposit in the Class C reserve subaccount for these Class C(2002-1) notes is described in the formula below.

Applicable Funding Percentage	x	Initial Dollar Principal Amount of all Card series notes	x	Nominal Liquidation Amount of the Class C(2002-1) notes Nominal Liquidation Amount of all Class C notes in the Card series

However, for the first two months, before a three–month average excess spread percentage can be calculated, the targeted deposit will be based on the excess spread percentage, in the case of the first month, and the two-month average excess spread percentage, in the case of the second month. The excess spread percentage for any month is determined by subtracting the base rate from the portfolio yield for that month. See “Glossary of Defined Terms” in this prospectus supplement for a description of base rate and portfolio yield.

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Three-month average excess spread percentage	Funding percentage
4.50% or greater	0.00%
4.00% to 4.49%	1.25%
3.50% to 3.99%	2.25%
3.00% to 3.49%	3.00%
2.50% to 2.99%	4.50%
2.00% to 2.49%	5.50%
1.99% or less	7.25%

For example, if the three-month average excess spread percentage is less than 4.49% and greater than 4.00%, the amount required to be on deposit in the Class C reserve subaccount for these Class C(2002-1) notes is equal to 1.25% times the sum of the initial dollar principal amount of all outstanding Card series notes times the nominal liquidation amount of these Class C(2002-1) notes divided by the nominal liquidation amount of all Class C notes in the Card series.

The amount targeted to be in the Class C reserve subaccount will adjust monthly as the three-month average excess spread percentage rises or falls. If an early redemption event or event of default occurs with respect to these Class C(2002-1) notes, the targeted Class C reserve subaccount amount will be the aggregate outstanding dollar principal amount of these Class C(2002-1) notes. See “Deposit and Application of Funds—Targeted Deposits to the Class C Reserve Account” in this prospectus supplement.

Early Redemption of Notes

In addition to the early redemption events applicable to all notes, including the Class C(2002-1) notes, described in the accompanying prospectus, if for any month the average of the excess spread amounts for the three preceding calendar months is less than the required excess spread amount for such month, then an early redemption event for the Class C(2002-1) notes will occur.

The excess spread amount for any month is equal to the amount of finance charge amounts allocated to the Card series, minus the targeted interest deposits and servicing fee payments, the default amounts allocated to the Card series and any unreimbursed reductions of the nominal liquidation amount of any tranche of Card series notes for that month.

Currently, the required excess spread amount is zero. This amount may be changed provided the issuer (i) receives the consent of the rating agencies and (ii) reasonably believes that the change will not have a material adverse effect on the noteholders.

See “The Notes—Early Redemption of the Notes” in this prospectus supplement and “The Indenture—Early Redemption Events” in the accompanying prospectus.

Optional Redemption by the Issuer

The servicer or an affiliate has the right, but not the obligation, to direct the issuer to redeem these Class C(2002-1) notes in whole but not in part on any day on or after the day on which the nominal liquidation amount of these Class C(2002-1) notes is reduced to less than 5% of their highest outstanding dollar principal amount. This redemption option is referred to as a clean-up call. The issuer will not redeem subordinated notes if those notes are required to provide credit enhancement for senior classes of notes of the Card series.

If the issuer is directed to redeem these Class C(2002-1) notes, it will notify the registered holders at least 30 days prior to the redemption date. The redemption price of a note will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

If the issuer is unable to pay the redemption price in full on the redemption date, monthly payments on these Class C(2002-1) notes will thereafter be made, subject to the principal payment rules described above under “—Subordination; Credit Enhancement,” until either the principal of and accrued interest on those notes are paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding subaccount, the interest funding subaccount and the Class C reserve subaccount for these Class C(2002-1) notes will be applied to make the principal and interest payments on these notes on the redemption date.

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Events of Default

The Class C(2002-1) notes are subject to certain events of default described in “The Indenture—Events of Default” in the accompanying prospectus. Some events of default would result in an automatic acceleration of the Class C(2002-1) notes, and other events of default would result in the right of the holders of the affected series, class or tranche of notes to demand acceleration after an affirmative vote by holders of a majority of the aggregate outstanding dollar principal amount of the notes of the affected series, class or tranche of notes. For a more complete description of the remedies upon an event of default, see “The Indenture—Events of Default Remedies” in the accompanying prospectus and “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement. Once a tranche of notes is accelerated, principal amounts, to the extent available, will be applied to pay down the outstanding principal amount of the accelerated notes.

Issuer Trust Accounts

The issuer has established a collection account to receive amounts payable under the COMT collateral certificate and the amounts payable from any other assets included in Asset Pool 1.

In connection with the Card series, the issuer has established a principal funding account, an interest funding account, an accumulation reserve account, a Class C reserve account and a Class D reserve account. The principal funding account, the interest funding account, the accumulation reserve account and the Class C reserve account will have subaccounts for the Class C(2002-1) notes.

Each month, the payments on the COMT collateral certificate and payments or collections on any other assets included in Asset Pool 1 will be deposited into the collection account and allocated among each series of notes secured by Asset Pool 1, including the Card series. The amounts allocated to the Card series, plus any other amounts to be treated as finance charge amounts and principal amounts for the Card series, will then be allocated to:

—the principal funding account;

—the interest funding account;

—the accumulation reserve account;

—the Class C reserve account;

—the Class D reserve account;

—any other supplemental account;

—make payments under any applicable derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements; and

—the other purposes as described in this prospectus supplement and any other prospectus supplements for classes and tranches of the Card series.

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the Card series notes, including the Class C(2002-1) notes.

Security for the Notes

The Class C(2002-1) notes are secured by a shared security interest in:

•	the COMT collateral certificate;

•	the collection account for Asset Pool 1;

•	the applicable principal funding subaccount;

•	the applicable interest funding subaccount;

•	the applicable accumulation reserve subaccount; and

•	the applicable Class C reserve subaccount.

However, the Class C(2002-1) notes are entitled to the benefits of only that portion of those assets allocated to them under the indenture, the Asset Pool 1 supplement, the Card series indenture supplement and the related terms document.

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See “The Notes—Sources of Funds to Pay the Notes— Asset Pool 1” and “—The Issuer Trust Accounts” in this prospectus supplement and “Sources of Funds to Pay the Notes—The COMT Collateral Certificate” in the accompanying prospectus.

Limited Recourse to the Issuer

The sole sources of payment for principal of or interest on these Class C(2002-1) notes are provided by:

•
the portion of the principal amounts and finance charge amounts allocated to the Card series from Asset Pool 1 and available to these Class C(2002-1) notes after giving effect to any reallocations, payments and deposits for senior notes; and

•	funds in the applicable issuer trust accounts for these Class C(2002-1) notes.

Class C(2002-1) noteholders will have no recourse to any other assets of the issuer, including any assets designated to another asset pool—other than any shared excess finance charge amounts and shared excess principal amounts—or recourse to any other person or entity for the payment of principal of or interest on these Class C(2002-1) notes.

However, if there is a sale of assets in Asset Pool 1 (i) if required under the pooling agreement following the bankruptcy or insolvency of Capital One Funding or any other transferor to Asset Pool 1, (ii) following an event of default and acceleration with respect to the Class C(2002-1) notes or (iii) on the legal maturity date of the Class C(2002-1) notes, as described in “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement and “Sources of Funds to Pay the Notes—Sale of Assets” in the accompanying prospectus, the Class C(2002-1) noteholders have recourse only to (1) the proceeds of that sale allocable to the Class C(2002-1) noteholders and (2) any amounts then on deposit in the issuer trust accounts allocated to and held for the benefit of the Class C(2002-1) noteholders.

Accumulation Reserve Account

The issuer will establish an accumulation reserve subaccount to cover shortfalls in investment earnings on amounts (other than prefunded amounts) on deposit in the principal funding subaccount for these Class C(2002-1) notes.

The amount targeted to be deposited in the accumulation reserve subaccount for these Class  C(2002-1) notes is zero. However, if more than one budgeted deposit is required to accumulate and pay the principal of the Class C(2002-1) notes on its expected principal payment date, in which case, the amount targeted to be deposited is 0.5% of the outstanding dollar principal amount of the Class  C(2002-1) notes, or such other amount designated by the issuer. See “Deposit and Application of Funds—Targeted Deposits to the Accumulation Reserve Account” in this prospectus supplement.

Shared Excess Finance Charge Amounts

The Card series notes will be included in “excess finance charge sharing group A.” In addition to the Card series notes, the issuer may issue other series of notes that are included in excess finance charge sharing group A. The series included in this group may be secured by Asset Pool 1 or by another asset pool.

To the extent that Card series finance charge amounts are available after all required applications of such amounts as described in “Deposit and Application of Funds—Application of Card Series Finance Charge Amounts” in this prospectus supplement, these excess Card series finance charge amounts will be applied to cover shortfalls in finance charge amounts for other series of notes in excess finance charge sharing group A and other series of investor certificates issued by the master trust. In addition, the Card series notes may receive the benefits of excess finance charge amounts from other series of notes in excess finance charge sharing group A, other series of notes outside of excess finance charge sharing group A, other series of notes not secured by Asset Pool 1, and from other series of investor certificates issued by the master trust to the extent finance charge amounts for such other series are not needed for those series.

See “Deposit and Application of Funds—Shared Excess Finance Charge Amounts” in this prospectus supplement and “Sources of Funds to Pay the Notes— General” and “—Deposit and Application of Funds in the Issuance Trust” in the accompanying prospectus.

Shared Excess Principal Amounts

To the extent that Card series principal amounts are available after all required applications of such

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amounts as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts” in this prospectus supplement, these excess principal amounts will be applied to cover shortfalls in principal amounts for other series of notes secured by Asset Pool 1. In addition, the Card series notes may receive the benefits of excess principal amounts from other series of notes secured by Asset Pool 1, to the extent the principal amounts for such other series are not needed for such series.

See “Deposit and Application of Funds—Shared Excess Principal Amounts” in this prospectus supplement and “Sources of Funds to Pay the Notes—General” and “—Deposit and Application of Funds in the Issuance Trust” in the accompanying prospectus.

Stock Exchange Listing

The issuer will apply to list these Class C(2002-1) notes on the Luxembourg Stock Exchange. The issuer cannot guarantee that the application for the listing will be accepted. You should consult with Deutsche Bank Luxembourg S.A., the Luxembourg listing agent for these Class C(2002-1) notes, Boulevard Konrad Adenauer 2, L-1115 Luxembourg, phone number (352) 42 12 21, to determine whether these Class C(2002-1) notes have been listed on the Luxembourg Stock Exchange.

Ratings

The issuer will issue these Class C(2002-1) notes only if they are rated at least “BBB” or “Baa2” or its equivalent by at least one nationally recognized rating agency.

Other tranches of Class C notes may have different rating requirements from the Class C(2002-1) notes.

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its expected principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

See “Risk Factors—The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn” in the accompanying prospectus.

Federal Income Tax Consequences

Subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the issuer, is of the opinion that under existing law your Class  C(2002-1) notes will be characterized as debt for federal income tax purposes, and that the Capital One Multi-asset Execution Trust will not be classified as an association or publicly traded partnership taxable as a corporation and accordingly will not be subject to federal income tax. By your acceptance of a Class C(2002-1) note, you will agree to treat your Class C(2002-1) note as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described under “Benefit Plan Investors” in the accompanying prospectus, the Class C(2002-1) notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. By purchasing the notes, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the notes by the investor would be exempt from the prohibited transaction rules of ERISA. A fiduciary or other person contemplating purchasing the Class C(2002-1) notes on behalf of someone with “plan assets” of any plan or account should consult with its counsel regarding whether the purchase or holding of the Class C(2002-1) notes could give rise to a transaction prohibited or not otherwise permissible under ERISA and/or Section 4975 of the Internal Revenue Code.

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Risk Factors

The risk factors disclosed in this section and in “Risk Factors” beginning on page 12 in the accompanying prospectus describe the principal risk factors of an investment in the Class C(2002-1) notes.

Only some of the assets of the issuer are available for payments on any tranche of notes.

The sole sources of payment for principal of and interest on your tranche of notes are provided by:

•
the portion of the principal amounts and finance charge amounts allocated to the Card series from Asset Pool 1 and available to your tranche of notes after giving effect to any reallocations, payments and deposits for senior notes;

•	funds in the applicable issuer trust accounts for your tranche of notes; and

•	payments received under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement for your tranche of notes.

As a result, you must rely only on the particular allocated assets as security for your tranche of notes for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of the issuer outside of Asset Pool 1 or any other person or entity for payment of your notes. See “Sources of Funds to Pay the Notes” in this prospectus supplement and in the accompanying prospectus.

In addition, if there is a sale of assets in Asset Pool 1 (i) if required under the pooling agreement following the bankruptcy of Capital One Funding, (ii) following an event of default and acceleration of the Class C(2002-1) notes or (iii) on the legal maturity date of the Class C(2002-1) notes, as described in “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement and “Sources of Funds to Pay the Notes—Sale of Assets” in the accompanying prospectus, your tranche of notes has recourse only to its share of the proceeds of that sale allocated to your tranche of notes, any amounts then on deposit in the issuer trust accounts allocated to and held for the benefit of your tranche of notes.

Class B notes, Class C notes and Class D notes are subordinated and bear losses before Class A notes.

Class B notes of the Card series are subordinated in right of payment of principal of and interest on the Class A notes of the Card series. Class C notes of the Card series are subordinated in right of payment of principal of and interest on the Class A notes and Class B notes of the Card series. Class D notes of the Card series are subordinated in right of payment of principal of and interest on the Class A notes, Class B notes and Class C notes of the Card series.

In the Card series, finance charge amounts are first used to pay interest and other amounts due on Class A notes, next to pay interest and other amounts due on Class B notes, next to pay interest and other amounts due on Class C notes, next to pay the Card series’s portion of servicing fees due on the receivables in the master trust and lastly to pay interest and other amounts due on Class D notes. If finance charge amounts are not sufficient to pay such amounts for all classes of notes, the notes may not receive full payment of interest if, in the case of Class A, Class B and Class C notes, reallocated principal amounts, and in the case of Class C notes, amounts on deposit in the applicable Class C reserve subaccount, are insufficient to cover the shortfall.

In the Card series, principal amounts may be reallocated to pay interest on senior classes of notes of the Card series and to pay a portion of the servicing fees on the receivables in the master trust to the extent that finance charge amounts are insufficient to make such payments. In addition, charge-offs due

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to uncovered default amounts on the receivables in the master trust generally are reallocated from the senior classes to the subordinated classes of the Card series. If these reallocations of principal amounts and charge-offs are not reimbursed from finance charge amounts, the full stated principal amount of the subordinated classes of notes will not be repaid. See “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount” in the accompanying prospectus and “Deposit and Application of Funds—Application of Card Series Principal Amounts” in this prospectus supplement.

If there is a sale of assets in Asset Pool 1 (i) if required under the pooling agreement following the bankruptcy of Capital One Funding, (ii) following an event of default and acceleration with respect to the Card series or (iii) on the legal maturity date for any tranche of Card series notes, the net proceeds of the sale allocable to principal payments will generally be used first to pay amounts due to Class A noteholders, next to pay amounts due to Class B noteholders, next to pay amounts due to Class C noteholders, and lastly to pay amounts due to Class D noteholders. This could cause a loss to Class A, Class B, Class C or Class D noteholders if the amount available to them is not enough to pay the Class A, Class B, Class C or Class D notes in full.

Payment of Class B notes, Class C notes and Class D notes may be delayed or reduced due to the subordination provisions.

For the Card series, subordinated notes, except as noted in the following paragraph, will be paid principal only to the extent that sufficient funds are available and such notes are not needed to provide the required subordination for senior classes of Card series notes. In addition, principal amounts allocated to the Card series will be applied first to pay shortfalls in interest on and other amounts related to the senior classes of Card series notes, then to pay a portion of the servicing fees on the receivables in the master trust and then to make targeted deposits to the principal funding subaccounts of senior classes of Card series notes before being applied to make required deposits to the principal funding subaccounts of the subordinated notes of the Card series.

If subordinated notes in the Card series reach their expected principal payment date, or an early redemption event, event of default and acceleration, or other optional or mandatory redemption occurs with respect to such subordinated notes prior to their legal maturity date, and such notes cannot be paid because of the subordination provisions of the Card series indenture supplement, prefunding of the principal funding subaccounts for the senior notes of the Card series will begin, as described in “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” in this prospectus supplement. Consequently, no principal amounts will be deposited into the principal funding subaccount of, or used to make principal payments on, such notes. After that time, the subordinated notes will be paid only if, and to the extent that:

•	enough senior notes in the Card series are repaid so that the subordinated notes are no longer necessary to provide the required subordination;

•	new subordinated notes in the Card series are issued or other forms of credit enhancement are obtained so that the subordinated notes are no longer necessary to provide the required subordination;

•	the principal funding subaccounts for the senior notes in the Card series are fully prefunded so that the subordinated notes are no longer necessary to provide the required subordination; or

•	the subordinated notes reach their legal maturity date.

This may result in a delay or loss of principal payments to holders of subordinated notes. See “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior Classes” in this prospectus supplement.

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Class A notes, Class B notes or Class C notes of the Card series can lose their subordination under some circumstances, resulting in delayed or reduced payments to you.

Subordinated notes of the Card series may have expected principal payment dates and legal maturity dates earlier than some or all of the notes of the senior classes.

If notes of a subordinated class reach their expected principal payment date at a time when they are needed to provide the required subordination for the senior classes of the Card series and the issuer is unable to issue additional notes of that subordinated class or obtain acceptable alternative forms of credit enhancement, prefunding of the senior classes will begin and such subordinated notes will not be paid on their expected principal payment date. The principal funding subaccounts for the senior classes will be prefunded with principal amounts allocated to the Card series in an amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the senior classes. See “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” in this prospectus supplement.

Notes of a subordinated class that have reached their expected principal payment date will not be paid until the remaining subordinated notes provide the required subordination for the senior notes, which payment may be delayed further as other subordinated notes reach their expected principal payment date. The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available for that purpose from proceeds of the sale of assets or otherwise allocable to the subordinated notes, whether or not the senior classes of notes have been fully prefunded.

If the rate of repayment of principal receivables in the master trust or any receivables in Asset Pool 1 were to decline during this prefunding period, the principal funding subaccounts for the senior classes of notes may not be fully prefunded before the legal maturity date of the subordinated notes. In that event and only to the extent not fully prefunded, the senior classes would not have the required subordination beginning on the legal maturity date of those subordinated notes. This will not be cured until additional subordinated notes of that class are issued or a sufficient amount of senior notes have matured so that the remaining outstanding subordinated notes provide the necessary subordination.

The table under “The Master Trust Portfolio—Payment Rates” in this prospectus supplement shows the highest and lowest cardholder monthly payment rates for the master trust portfolio during the periods shown in that table. Payment rates may change due to a variety of factors including economic, social and legal factors, changes in the terms of credit card accounts by the originator of the receivables or the addition of credit card accounts to the master trust with different characteristics. There can be no assurance that the rate of repayment will remain in this range in the future.

Yield and payments on the receivables could decrease, resulting in receipt of principal payments earlier than the expected principal payment date.

There is no assurance that the stated principal amount of your notes will be paid on their expected principal payment date.

A significant decrease in the amount of receivables in the master trust or any receivables in Asset Pool 1 for any reason could result in an early redemption event and in early payment of your notes, as well as decreased protection to you against defaults on the credit card receivables. In addition, the effective yield on the receivables in the master trust or any receivables in Asset Pool 1 could decrease due to, among other things, a change in periodic finance charges on the accounts, an increase in the level of delinquencies, or an increase in convenience use of cards, whereby cardholders pay their balance in full each month and incur no finance charges. This could reduce the amount of finance charge amounts and the excess spread percentage. If the excess spread percentage for any three consecutive calendar months is less than the required spread percentage for such three months, an early redemption event will occur and could result in an early payment of your notes. See “Prospectus Supplement Summary—Early Redemption of Notes” in this prospectus supplement.

See “Risk Factors” in the accompanying prospectus for a discussion of other circumstances under which you may receive principal payments earlier or later than the expected principal payment date.

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Glossary

This prospectus supplement and the accompanying prospectus use defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page S-56 in this prospectus supplement and beginning on page 107 in the accompanying prospectus.

Use of Proceeds

The net proceeds from the sale of the Class C(2002-1) notes offered by this prospectus supplement and the accompanying prospectus in the amount of $100,000,000, before deduction of expenses, will be paid to Capital One Funding, LLC (referred to in this prospectus supplement as “Capital One Funding”). Capital One Funding will use such proceeds primarily to purchase additional receivables from Capital One Bank and for its general corporate purposes, including the repayment to the bank of amounts borrowed by Capital One Funding to purchase the receivables from the bank.

The Notes

The Card series notes will be issued pursuant to the indenture, an asset pool supplement for Asset Pool 1 called “Asset Pool 1 supplement” and an indenture supplement for the Card series called the “Card series indenture supplement.” For each tranche of Card series notes, there will be a terms document that will contain the specific terms for that tranche. The following discussion and the discussion under “The Notes” and “The Indenture” in the accompanying prospectus summarize the material terms of the notes, the indenture, the Asset Pool 1 supplement, the Card series indenture supplement and the Class C(2002-1) terms document. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, the Asset Pool 1 supplement, the Card series indenture supplement and the Class C(2002-1) terms document. None of the indenture, the Asset Pool 1 supplement, the Card series indenture supplement or the Class C(2002-1) terms document limits the aggregate principal amount of notes of any series, class or tranche of notes that may be issued.

Notes of the Card series will be issued in classes. Each class of notes may have multiple tranches which may be issued at different times and have different terms. Whenever a “class” of notes is referred to in this prospectus supplement or the accompanying prospectus, it includes all tranches of that class of notes, unless the context otherwise requires.

Notes of a senior class of the Card series may not be issued unless a sufficient amount of subordinated notes or other acceptable credit enhancement has previously been issued and is outstanding. See “—Required Subordinated Amount and Usage Amount” below.

Except on the applicable legal maturity date, notes of a subordinated class of the Card series may not be paid principal unless a sufficient amount of subordinated notes or other acceptable form of credit enhancement will be outstanding after such payment. See “—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

The Card series notes will be secured by the assets in Asset Pool 1 and will be allocated a portion of all Finance Charge Amounts, Principal Amounts and Default Amounts for any month. Finance Charge Amounts allocated to the Card series will be applied in accordance with “Deposit and Application of Funds—Application of Card Series Finance Charge Amounts” in this prospectus supplement. Principal Amounts allocated to the Card series will be applied in accordance with “Deposit and Application of Funds—Application of Card Series Principal Amounts” in this prospectus supplement. Default Amounts allocated to the Card series will reduce the Nominal Liquidation Amount of notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement.

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The Card series notes will share Asset Pool 1 Principal Amounts and Collateral Certificate Principal Shortfall Payments in the manner and to the extent described in this prospectus supplement. The Card series notes will also be included in Excess Finance Charge Sharing Group A and will share Finance Charge Amounts and other amounts treated as Finance Charge Amounts in the manner and to the extent described in this prospectus supplement.

The issuer will pay principal of and interest on the Class C(2002-1) notes solely from the portion of Card series Principal Amounts and Card series Finance Charge Amounts and from other amounts which are available to the Class C(2002-1) notes under the indenture, Asset Pool 1 supplement and the Card series indenture supplement after giving effect to all allocations and reallocations. If these sources are not sufficient to pay principal of or interest on the Class C(2002-1) notes, Class C(2002-1) noteholders will have no recourse to any other assets of the issuer or any other person or entity.

The indenture allows the issuer to “reopen” or later increase the amount of the Class C(2002-1) notes without notice by selling additional Class C(2002-1) notes with the same terms. Those additional Class C(2002-1) notes will be treated, for all purposes, like the Class C(2002-1) notes that were offered by this prospectus supplement, except that any new Class C(2002-1) notes may begin to accrue interest at a different date. No additional Class C(2002-1) notes may be issued unless the conditions to issuance described in “—Issuances of New Classes and Tranches of Card Series Notes” in this prospectus supplement and “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus are satisfied.

Capital One Bank or an affiliate may retain any Class C(2002-1) notes resulting from a reopening and may resell them on a subsequent date.

Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount

Each Card series note has a stated principal amount, an outstanding dollar principal amount, an Adjusted Outstanding Dollar Principal Amount and a Nominal Liquidation Amount.

Stated Principal Amount

The aggregate stated principal amount of a note is the amount that is stated on the face of the notes to be payable to the holder. The stated principal amount of the Class C(2002-1) notes will be denominated in U.S. dollars.

Outstanding Dollar Principal Amount

For U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of the notes, less principal payments to the noteholders. For foreign currency notes, the outstanding dollar principal amount is the dollar equivalent of the initial principal amount of the notes, less dollar payments to derivative counterparties or, in the event the derivative agreement is non-performing, less dollar payments converted to make payments to noteholders, each with respect to principal. For discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the Card series indenture supplement or the related terms document. The outstanding dollar principal amount of a discount note will increase over time as principal accretes. The outstanding dollar principal amount of any note will decrease as a result of each payment of principal of the note.

Adjusted Outstanding Dollar Principal Amount

In addition, Card series notes have an Adjusted Outstanding Dollar Principal Amount. The Adjusted Outstanding Dollar Principal Amount of a tranche of notes is the outstanding dollar principal amount, less any funds on deposit in the principal funding subaccount for that tranche of notes.

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Nominal Liquidation Amount

The Nominal Liquidation Amount of a note is a U.S. dollar amount based on the initial outstanding dollar principal amount of that note, but with some reductions and increases described below. The Nominal Liquidation Amount of a series of notes is equal to the sum of the Nominal Liquidation Amounts of all classes or tranches of notes of that series.

The Nominal Liquidation Amount of a note may be reduced as follows.

•
If Card series Finance Charge Amounts are insufficient to cover Card series Defaulted Amounts, the Nominal Liquidation Amount of the Card series notes will be reduced as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement.

•
If Card series Principal Amounts are reallocated from subordinated notes to pay interest on or other amounts related to the senior notes in the Card series, any shortfall in the payment of the Card series’s portion of the servicing fees on the receivables in the master trust or Asset Pool 1 or any other shortfall with respect to Card series Finance Charge Amounts, the Nominal Liquidation Amount of those subordinated notes will be reduced by the amount of the reallocations as described in “Deposit and Application of Funds—Allocation of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement.

•	The Nominal Liquidation Amount of a note will be reduced by the amount on deposit in its respective principal funding subaccount.

•	The Nominal Liquidation Amount of a note will be reduced by the amount of all payments of principal of the note.

•
Upon a sale of assets if required under the pooling agreement following the bankruptcy of Capital One Funding, after an event of default and acceleration or on the legal maturity date of a note, the Nominal Liquidation Amount of such note will be automatically reduced to zero. See “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement.

The Nominal Liquidation Amount of a note can be increased in the following ways.

•	For Card series discount notes, the Nominal Liquidation Amount will increase over time as principal accretes, to the extent that Card series Finance Charge Amounts are allocated for that purpose.

•
If additional notes of a previously issued tranche of Card series notes are later issued, the Nominal Liquidation Amount of such tranche will increase by the initial outstanding dollar principal amount of such additional notes.

•
For all Card series notes, the Nominal Liquidation Amount will increase if Card series Finance Charge Amounts are available and applied to reimburse earlier reductions in the Nominal Liquidation Amount from charge-offs from uncovered Card series Defaulted Amounts or from reallocations of Card series Principal Amounts from subordinated classes to pay shortfalls of Card series Finance Charge Amounts, as described in “Deposit and Application of Funds—Application of Card Series Finance Charge Amounts” in this prospectus supplement. The increases will be allocated first to the senior-most class of notes with a deficiency in its Nominal Liquidation Amount and then, in succession, to the subordinated classes with deficiencies in their Nominal Liquidation Amounts. The increases will be further allocated to each tranche of a class pro rata based on the deficiency in the Nominal Liquidation Amount in each tranche, as described in “Deposit and Application of Funds—Allocations of Reimbursements of Nominal Liquidation Amount Deficits” in this prospectus supplement.

Card series Finance Charge Amounts will be applied to cover Card series Defaulted Amounts after payments of interest on the Card series notes and payment of servicing fees allocable to the Card series notes, as described in “Deposit and Application of Funds—Application of Card Series Finance Charge Amounts” in this

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prospectus supplement. If sufficient Card series Finance Charge Amounts are available to cover these amounts, the Nominal Liquidation Amount of the Card series notes will not be reduced as a result of such Card series Defaulted Amounts. Card series Finance Charge Amounts used to cover Card series Defaulted Amounts or used to reimburse earlier reductions of the Nominal Liquidation Amount will be treated as Card series Principal Amounts.

In most circumstances, the Nominal Liquidation Amount of a note, together with any accumulated Card series Principal Amounts held in the relevant principal funding subaccount, will be equal to the outstanding dollar principal amount of that note. However, if there are reductions in the Nominal Liquidation Amount as a result of reallocations of Card series Principal Amounts from that note to pay interest on or other amounts related to the senior classes of Card series notes or a portion of the servicing fees, or as a result of charge-offs from uncovered Card series Defaulted Amounts, there will be a deficit in the Nominal Liquidation Amount of that note. Unless that deficit is reimbursed through the application of Card series Finance Charge Amounts, the stated principal amount of that note may not be paid in full and the holders of those notes may receive less than the full stated principal amount of their notes. This will occur either because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of the notes, or because the amount of dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of the notes in full.

The Nominal Liquidation Amount of a note may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that note, less any amounts on deposit in the applicable principal funding subaccount.

If a note held by Capital One Funding, the issuer or any of their affiliates is canceled, the Nominal Liquidation Amount of that note is automatically reduced to zero.

The amount of reductions of the Nominal Liquidation Amount of any class or tranche of notes due to charge-offs from uncovered Card series Defaulted Amounts allocable to that class or tranche of notes or due to the reallocation of Card series Principal Amounts to pay interest on or other amounts related to the senior classes of Card series notes or servicing fees will be limited as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” and “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement.

Allocations of charge-offs from uncovered Card series Defaulted Amounts allocable to a class or tranche of Card series notes and reallocations of Card series Principal Amounts to pay interest on or other amounts related to the senior classes of Card series notes or servicing fees reduce the Nominal Liquidation Amount of outstanding notes only and do not affect notes that are issued after the time of such reduction.

Any tranche of Card series notes may be paired with another tranche of Card series notes, referred to as the “paired tranche.” As the Nominal Liquidation Amount of a tranche having a paired tranche is reduced (solely due to deposits in the related principal funding account other than deposits of prefunded amounts), the Nominal Liquidation Amount of the paired tranche may increase by an equal amount. If an early redemption event or event of default and acceleration occurs with respect to either tranche while such tranches are paired, the Nominal Liquidation Amount of and the method for allocating Principal Amounts to each tranche may be reset as otherwise described in this prospectus supplement. For Asset Pool 1, if two tranches of notes are paired, the master trust will be required to maintain a minimum principal balance based on the reduced Nominal Liquidation Amount of the paired tranche. If, as a result, there are fewer principal receivables supporting the COMT collateral certificate, there may be fewer Finance Charge Collections available in the master trust to be allocated to the COMT collateral certificate and reduced Available Finance Charge Amounts allocable to your tranche of notes.

Subordination of Principal and Interest

Interest payments on and principal payments of Class B notes, Class C notes and Class D notes of the Card series are subordinated to payments on Class A notes of the Card series. Subordination of Class B notes, Class C notes and Class D notes of the Card series provides credit enhancement for Class A notes of the Card series.

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Interest payments on and principal payments of Class C notes and Class D notes of the Card series are subordinated to payments on Class A notes and Class B notes of the Card series. Subordination of Class C notes and Class D notes of the Card series provides credit enhancement for Class A notes and Class B notes of the Card series. In certain circumstances, the credit enhancement for a tranche of Class A notes of the Card series may be provided solely by the subordination of Class C notes and Class D notes of the Card series and the Class B notes of the Card series will not, in that case, provide credit enhancement for that tranche of Class A notes.

Interest payments on and principal payments of Class D notes of the Card series are subordinated to payments on Class A notes, Class B notes and Class C notes of the Card series and the Card series’s portion of the servicing fee. Subordination of Class D notes of the Card series provides credit enhancement for Class A notes, Class B notes and Class C notes of the Card series.

Card series Principal Amounts may be reallocated to pay interest on senior classes of notes or to pay the Card series’s portion of the servicing fees on the receivables in the master trust or Asset Pool 1, subject to certain limitations. In addition, charge-offs due to uncovered Card series Defaulted Amounts are generally first applied against the subordinated classes of the Card series. See “—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount” above and “The Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries” in the accompanying prospectus.

In the Card series, payment of principal may be made on a subordinated class of notes before payment in full of each senior class of notes only under the following circumstances:

•
If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes. See “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” and “—Allocation to Principal Funding Subaccounts” in this prospectus supplement. For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes, Class C notes and Class D notes may be repaid when such Class B notes, Class C notes and Class D notes are required to be repaid even if other tranches of Class A notes are outstanding.

•
If the principal funding subaccounts for the senior classes of notes have been sufficiently prefunded as described in “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior Classes” in this prospectus supplement.

•
If new tranches of subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes that have reached their expected principal payment dates are no longer necessary to provide the required subordination.

•	If a tranche of subordinated notes reaches its legal maturity date.

Card series Principal Amounts remaining after any reallocations to pay interest on or other amounts related to the senior notes or to pay the Card series’s portion of the servicing fees will be first applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated notes.

Early Redemption of the Notes

In addition to the early redemption events applicable to all notes, including the Class C(2002-1) notes, described in the accompanying prospectus, each of the following events will be an early redemption event for the Class C(2002-1) notes:

—if for any month, the average of the Excess Spread Amounts for the three preceding calendar months is less than the Required Excess Spread Amount for such month; or

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—a Pay Out Event for the COMT collateral certificate occurs as described in “The Master Trust—Pay Out Events” in the accompanying prospectus or, if required by the rating agencies, any pay out event or other early amortization event occurs with respect to any other collateral certificate included in Asset Pool 1.

See “The Indenture—Early Redemption Events” in the accompanying prospectus.

Issuances of New Classes and Tranches of Card Series Notes

Conditions to Issuance

The issuer may issue new classes and tranches of Card series notes (including additional notes of an outstanding tranche or class), so long as the following conditions are satisfied:

—the conditions to issuance listed in “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus are satisfied;

—any increase in the targeted deposit amount of any Class C reserve subaccount or Class D reserve subaccount caused by such issuance will have been funded on or prior to such issuance date;

—immediately after the issuance, the Nominal Liquidation Amount of the outstanding Class B notes in the Card series must be at least equal to the Class A Available Subordinated Amount of Class B notes for all outstanding Class A notes in the Card series;

—immediately after the issuance, the Nominal Liquidation Amount of the outstanding Class C notes in the Card series must be at least equal to the sum of the following amounts:

(a)
the aggregate Class A Available Subordinated Amount of Class C notes for all outstanding Class A notes in the Card series with a Class A Required Subordinated Amount of Class B notes equal to zero, and

(b)	the aggregate Class B Available Subordinated Amount of Class C notes for all outstanding Class B notes in the Card series; and

—immediately after the issuance, the Nominal Liquidation Amount of the outstanding Class D notes in the Card series must be at least equal to the greater of the following amounts:

(a)	the sum of the following amounts:

(i)	the aggregate Class A Available Subordinated Amount of Class D notes for all outstanding Class A notes in the Card series with a Required Subordinated Amount of Class B notes equal to zero, and

(ii)	the aggregate Class B Available Subordinated Amount of Class D notes for all outstanding Class B notes in the Card series, and

(b)	the aggregate Class C Available Subordinated Amount of Class D notes for all outstanding Class C notes in the Card series.

The issuer and the indenture trustee are not required to permit the prior review by or obtain the consent of any noteholder of any outstanding series, class or tranche to issue any additional notes of any series, class or tranche.

Modification or Waiver of Issuance Conditions

If the issuer obtains confirmation from each rating agency that has rated any outstanding series, class or tranche of notes, subject to certain limitations required by each such rating agency, that the issuance of a new series, class or tranche will not cause a reduction or withdrawal of the ratings of any outstanding series, class or tranche notes rated by that rating agency, then any or all of the conditions to issuance described above and under “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus may be waived or modified. In addition, the issuer may issue rated Card series notes subject to waived, modified or additional conditions agreed to between the issuer and each rating agency rating such notes.

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Required Subordinated Amount and Usage Amount

Class A Required Subordinated Amount.    The Class A Required Subordinated Amount of Subordinated notes for any tranche of Class A notes of the Card series on any date is equal to the sum of the Class A Required Subordinated Amount of Class B notes, the Class A Required Subordinated Amount of Class C notes and the Class A Required Subordinated Amount of Class D notes on that date. For each tranche of Class A notes, the Class A Required Subordinated Amount of Class B notes, the Class A Required Subordinated Amount of Class C notes and the Class A Required Subordinated Amount of Class D notes will be equal to a stated percentage of the Adjusted Outstanding Dollar Principal Amount of that tranche of Class A notes. However, after an event of default and acceleration or after an early redemption event has occurred for any tranche of Class A notes, the required subordinated amount of any subordinated class of notes will be the greater of (x) the required subordinated amount of such subordinated class on that date and (y) the required subordinated amount of such subordinated class on the date immediately prior to that event of default or early redemption event.

See “Prospectus Supplement Summary—Required Subordinated Amount and Conditions to Issuance—Class A Required Subordinated Amount” in this prospectus supplement.

Class B Required Subordinated Amount.    The Class B Required Subordinated Amount of Subordinated notes for any tranche of Class B notes of the Card series on any date is equal to the sum of the Class B Required Subordinated Amount of Class C notes and the Class B Required Subordinated Amount of Class D notes on that date.

For each tranche of Class B notes, the Class B Required Subordinated Amount of Class C notes will equal (a) its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of the Class A Required Subordinated Amount of Class C notes for all Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero, plus (b) the following amount:

•
its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of (i) the Adjusted Outstanding Dollar Principal Amount of all Class B notes in the Card series minus (ii) the sum of the Class A Required Subordinated Amount of Class B notes for all Class A notes in the Card series, times

•	a stated percentage.

However, after an event of default and acceleration has occurred, after an early redemption event has occurred or while the Class B Usage Amount of Class C notes is greater than zero for any tranche of Class B notes, the Class B Required Subordinated Amount of Class C notes for that tranche of Class B notes will be the greater of (1) the Class B Required Subordinated Amount of Class C notes for that tranche of Class B notes on that date, (2) the Class B Required Subordinated Amount of Class C notes for that tranche of Class B notes on the date immediately prior to that event of default or early redemption event or the date immediately prior to the date the usage occurred and (3) such other amount that may be required by the rating agencies.

For each tranche of Class B notes, the Class B Required Subordinated Amount of Class D notes will equal (x) its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of the Class A Required Subordinated Amount of Class D notes for all Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero, plus (y) the following amount:

•
its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of (i) the Adjusted Outstanding Dollar Principal Amount of all Class B notes in the Card series minus (ii) the sum of the Class A Required Subordinated Amount of Class B notes for all Class A notes in the Card series, times

•	a stated percentage.

However, after an event of default and acceleration has occurred, after an early redemption event has occurred or while the Class B Usage Amount of Class D notes is greater than zero for any tranche of Class B notes, the Class

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B Required Subordinated Amount of Class D notes for that tranche of Class B notes will be the greater of (1) the Class B Required Subordinated Amount of Class D notes for that tranche of Class B notes on that date and (2) the Class B Required Subordinated Amount of Class D notes for that tranche of Class B notes on the date immediately prior to that event of default or early redemption event or the date immediately prior to the date the usage occurred.

See “Prospectus Supplement Summary—Required Subordinated Amount and Conditions to Issuance—Class B Required Subordinated Amount” in this prospectus supplement.

Class C Required Subordinated Amount.    For each tranche of Class C notes, the Class C Required Subordinated Amount of Class D notes will equal (a) its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of the sum of the Class A Required Subordinated Amount of Class D notes for all Class A notes in the Card series plus the aggregate amount computed as described in clause (y) of “—Class B Required Subordinated Amount” above for all Class B notes in the Card series, plus (b) the following amount:

•
its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of (i) the Adjusted Outstanding Dollar Principal Amount of all Class C notes in the Card series minus (ii) the sum of the Class A Required Subordinated Amount of Class C notes for all Class A notes in the Card series plus the aggregate amount computed as described in clause (b) of “—Class B Required Subordinated Amount” above for all Class B notes in the Card series, times

•	a stated percentage.

However, after an event of default and acceleration has occurred, after an early redemption event has occurred or while the Class C Usage Amount of Class D notes is greater than zero for any tranche of Class C notes, the Class C Required Subordinated Amount of Class D notes for that tranche of Class C notes will be the greater of (1) the Class C Required Subordinated Amount of Class D notes for that tranche of Class C notes on that date and (2) the Class C Required Subordinated Amount of Class D notes for that tranche of Class C notes on the date immediately prior to that event of default or early redemption event or the date immediately prior to the date the usage occurred.

See “Prospectus Supplement Summary—Required Subordinated Amount and Conditions to Issuance—Class C Required Subordinated Amount” in this prospectus supplement.

Required Subordinated Amounts Generally.    The issuance trust may change the above percentages at any time without the consent of any noteholders. In addition, the issuance trust may change the required subordinated amount for any tranche of Card series notes, the methodology of computing the required subordinated amount, or utilize forms of credit enhancement other than subordinated Card series notes in order to provide senior Card series notes with the required credit enhancement, at any time without the consent of any noteholders so long as the issuance trust has:

•
received written confirmation from each rating agency that has rated any outstanding Card series notes that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding Card series notes;

•
delivered an opinion of counsel, that for United States federal income tax purposes, (1) the change will not cause any outstanding series, class or tranche of Card series notes of the issuer that were characterized as debt at the time of their issuance to be characterized as other than debt, (2) the change will not cause or constitute an event in which gain or loss would be recognized by any holder of Card series notes, and (3) the change will not cause the issuer to be treated as an association, or publicly traded partnership, taxable as a corporation; and

•
delivered an opinion of counsel, that for United States federal income tax purposes, (1) the change will not cause any outstanding investor certificates issued by the master trust that were characterized as debt at

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the time of their issuance to be characterized as other than debt, (2) the change will not cause or constitute an event in which gain or loss would be recognized by any investor certificateholder and (3) the change will not cause the master trust to be treated as an association, or publicly traded partnership, taxable as a corporation.

Therefore, reductions in the Adjusted Outstanding Dollar Principal Amount of a tranche of senior Card series notes will generally result in a reduction in the required subordinated amount for that tranche. For each tranche of Class B notes in the Card series, a reduction in the required subordinated amount for that tranche of Class B notes may occur as a result of more Class B notes in the Card series being outstanding than is required for the Class A notes of the Card series or as a result of the issuance of additional Class B notes of the Card series. With respect to each tranche of Class C notes in the Card series, a reduction in the required subordinated amount for that tranche of Class C notes may occur as a result of more Class C notes in the Card series being outstanding than is required for the Class A notes and Class B notes of the Card series or as a result of the issuance of additional Class C notes of the Card series.

Usage.    The consumption of enhancement from subordinated Card series notes is called usage. For a detailed description of the calculation of usage amounts for any tranche of notes, see the definitions of Class A Usage Amount of Subordinated notes, Class A Usage Amount of Class B notes, Class A Usage Amount of Class C notes, Class A Usage Amount of Class D notes, Class B Usage Amount of Subordinated notes, Class B Usage Amount of Class C notes, Class B Usage Amount of Class D notes and Class C Usage Amount of Class D notes in the “Glossary of Defined Terms” in this prospectus supplement.

Principal Payments on Subordinated Card Series Notes

The required subordinated amount of a tranche of senior Card series notes, in conjunction with usage, is used to determine (a) whether a tranche of senior Card series notes can be issued, as described above, (b) whether a tranche of subordinated Card series notes may be repaid before its legal maturity date while senior Card series notes are outstanding and (c) whether the principal funding subaccount for that tranche of senior Card series notes needs to be prefunded.

No payment of principal will be made on any Class B notes of the Card series unless, following the payment, the Nominal Liquidation Amount of the remaining outstanding Class B notes of the Card series is at least equal to the Class A Required Subordinated Amount of Class B notes for all outstanding Class A notes of the Card series less any usage of the Class A Required Subordinated Amount of Class B notes for all outstanding Class A notes of the Card series. Similarly, no payment of principal will be made on any Class C notes of the Card series unless, following the payment, the Nominal Liquidation Amount of the remaining outstanding Class C notes of the Card series is at least equal to the required subordinated amount of Class C notes for all outstanding Class A notes and Class B notes of the Card series less any usage of the required subordinated amount of Class C notes for those outstanding Class A notes and Class B notes of the Card series. Similarly, no payment of principal will be made on any Class D notes of the Card series unless, following the payment, the Nominal Liquidation Amount of the remaining outstanding Class D notes of the Card series is at least equal to the required subordinated amount of Class D notes for all outstanding Class A notes, Class B notes and Class C notes of the Card series less any usage of the required subordinated amount of Class D notes for those outstanding Class A notes, Class B notes and Class C notes of the Card series. However, there are some exceptions to these rules. See “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement and “Sources of Funds to Pay the Notes—Sale of Assets” in the accompanying prospectus.

Sources of Funds to Pay the Notes

Asset Pool 1

The Card series will be secured by the assets in Asset Pool 1. Asset Pool 1 currently consists of the COMT collateral certificate issued by the master trust. However, in the future, Asset Pool 1 may also include additional

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collateral certificates each representing an undivided interest in a master trust or other securitization special purpose entity whose assets consist primarily of receivables arising in credit card accounts and other revolving credit accounts owned by the bank, the savings bank or an affiliate of the bank. In addition, the Invested Amount of any existing collateral certificate included in Asset Pool 1 may be increased or decreased from time to time.

The only amounts that will be available to fund payments on these Class C(2002-1) notes are (1) the Class C(2002-1) notes’ allocable share of the assets that have been included in Asset Pool 1, (2) shared Excess Finance Charge Amounts from other series of notes issued by the issuance trust or series of investor certificates issued by the master trust, if any, and (3) shared excess Principal Amounts from other series of notes issued by the issuance trust or series of investor certificates issued by the master trust, if any. For a description of the COMT collateral certificate, the master trust and its assets and other assets which may in the future be a source of funds, see “The Master Trust” and “Sources of Funds to Pay the Notes—General” and “—The COMT Collateral Certificate” in the accompanying prospectus.

In addition to the Card series, the issuer may issue other series of notes that are secured by the assets in Asset Pool 1.

Addition of Assets

In the future, Asset Pool 1 may include collateral certificates (other than the COMT collateral certificate) representing undivided interests in master trusts or other securitization special purpose entities, whose assets consist primarily of receivables arising in credit card accounts and other revolving credit accounts owned by the bank, the savings bank or any of their affiliates, which receivables are transferred to Capital One Funding or another affiliate of the bank for inclusion in the related master trust or securitization special purpose entity. However, prior to the addition of any such collateral certificate to Asset Pool 1,

•	each rating agency must confirm that the addition of such collateral certificate will not cause a reduction or withdrawal of the rating of any outstanding notes secured by Asset Pool 1, and

•
the issuer must deliver an officer’s certificate to the indenture trustee to the effect that such addition will not, in the reasonable belief of the officer, based on the facts known to such officer at that time, cause an early redemption event or an event that, after the giving of notice or lapse of time, would cause an early redemption event to occur with respect to any outstanding notes secured by Asset Pool 1.

See “Sources of Funds to Pay the Notes—Transferor Interest—Addition of Assets” in the accompanying prospectus.

The applicable transferor shall designate the Invested Amount of such additional collateral certificate, provided that the transferor may not reduce the Invested Amount of such collateral certificate without an equal or greater reduction in the aggregate Nominal Liquidation Amount of the notes secured by Asset Pool 1, unless the transferor delivers to the issuer and the indenture trustee an officer’s certificate to the effect that such reduction will not, in the reasonable belief of the officer, based on the facts known to such officer at that time, cause an early redemption event or an event that, after the giving of notice or lapse of time, would cause an early redemption event to occur with respect to any outstanding notes secured by Asset Pool 1.

Payments Received from Derivative Counterparties

The issuer may enter into derivative agreements with respect to certain tranches of the Card series as a source of funds to pay principal of or interest on the notes. See “Deposit and Application of Funds—Payments Received from Derivative Counterparties for Interest of Foreign Currency Notes” and “—Payments Received from Derivative Counterparties for Principal” in this prospectus supplement. The issuer has not entered into such a derivative agreement for the Class C(2002-1) notes.

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Payments Received under Supplemental Credit Enhancement Agreements or Supplemental Liquidity Agreements

The issuer may enter into supplemental credit enhancement agreements or supplemental liquidity agreements with respect to certain tranches of the Card series as a source of funds to pay principal of or interest on the notes. Any supplemental credit enhancement agreement may be in the form of a letter of credit or surety bond or other similar arrangement with various supplemental credit enhancement providers. Any supplemental liquidity agreement may be in the form of a liquidity facility or other similar arrangement with various liquidity providers. The issuer has not obtained any supplemental credit enhancement or any supplemental liquidity for the Class C(2002-1) notes.

The Issuer Trust Accounts

The issuer will establish a collection account for the benefit of Asset Pool 1. The collection account receives payments of finance charge collections and principal collections from Asset Pool 1 as more specifically described below. See “Sources of Funds to Pay the Notes—Issuer Trust Accounts” in the accompanying prospectus. In connection with the Card series, the issuer will also establish a principal funding account, an interest funding account and an accumulation reserve account for the benefit of the Card series, each of which will have subaccounts for each tranche of notes of the Card series. In addition, the issuer will establish a Class C reserve account, which will have subaccounts for each tranche of Class C notes of the Card series, and a Class D reserve account, which will have subaccounts for each tranche of Class D notes in the Card series.

Each month, distributions on the COMT collateral certificate and any other assets in Asset Pool 1 will first be deposited into the collection account for Asset Pool 1, and then allocated among each series of notes secured by Asset Pool 1—including the Card series, as described in the accompanying prospectus. Amounts on deposit in the collection account for the benefit of the noteholders of the Card series will then be allocated to the applicable principal funding account, interest funding account, accumulation reserve account, Class C reserve account, Class D reserve account and any other supplemental account for the applicable class or tranche of notes to make payments under any applicable derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements and additionally as described in “Deposit and Application of Funds” in this prospectus supplement.

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the Card series notes when such payments are due. If interest on a note is not scheduled to be paid every month—for example, quarterly, semiannually or other interval less frequent than monthly—the issuer will deposit accrued interest amounts funded from Card series Finance Charge Amounts into the interest funding subaccount for that note to be held until the interest is due. See “Deposit and Application of Funds—Targeted Deposits of Card Series Finance Charge Amounts to the Interest Funding Account” in this prospectus supplement.

Beginning in the twelfth month before the scheduled principal payment date of a tranche of Card series notes, the deposit targeted to be made into the principal funding subaccount for that tranche for each month will be one-twelfth of the outstanding dollar principal amount of that tranche.

The issuer may postpone the date of the commencement of the targeted deposits to be made to the principal funding subaccount for a tranche of Card series notes if the servicer determines that less than 12 months will be required to accumulate sufficient Card series Principal Amounts to pay the outstanding dollar principal amount of that tranche on its scheduled principal payment date as described in “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Budgeted Deposits” in this prospectus supplement. Since funds in the principal funding subaccount for tranches of subordinated Card series notes will not be available for credit enhancement for any senior Card series notes, Card series Principal Amounts will not be deposited into the principal funding subaccount for a tranche of subordinated Card series notes if that deposit would reduce the available subordination below the required subordination for any tranche of senior Card series notes.

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If the earnings on funds in the principal funding subaccount are less than the interest payable on the portion of principal in the principal funding subaccount for the applicable tranche of notes, the amount of such shortfall will be withdrawn from the accumulation reserve account, to the extent available. If the amounts on deposit in the principal funding subaccount are prefunded amounts, then additional finance charge collections from the master trust will be allocated to the COMT collateral certificate and the Card series notes and will be treated as Card series Finance Charge Amounts as described under “Deposit and Application of Funds—Card Series Finance Charge Amounts” in this prospectus supplement and “The Master Trust—Application of Collections” in the accompanying prospectus.

The Class C reserve account will have subaccounts for each tranche of Class C notes that will be funded (provided that there are sufficient Card series Finance Charge Amounts) if the three-month excess spread percentage falls below certain levels or an early redemption event or event of default occurs. Funds on deposit in a Class C reserve subaccount will be used to make payments of interest or principal on the related tranche of Class C notes, if necessary. See “Deposit and Application of Funds—Withdrawals from the Class C Reserve Account” in this prospectus supplement.

The Class D reserve account will have subaccounts for each tranche of Class D notes that will be funded (provided that there are sufficient Card series Finance Charge Amounts) in accordance with the Card series indenture supplement and the related terms document. Funds on deposit in the Class D reserve subaccount will be used to make payments of interest or principal on the related tranche of Class D notes, if necessary.

Limited Recourse to the Issuer; Security for the Card Series Notes

The Card series notes are secured by a security interest in the assets in Asset Pool 1, including the collection account for Asset Pool 1, but each series of notes (including the Card series) is entitled to the benefits of only that portion of those assets allocable to it under the indenture, the Asset Pool 1 supplement and the Card series indenture supplement. Therefore, only a portion of the collections allocated to Asset Pool 1 are available to the Card series notes. Similarly, Card series notes are entitled only to their allocable share of Card series Finance Charge Amounts, Card series Principal Amounts, amounts on deposit in the applicable issuer trust accounts, any payments received from derivative counterparties or under supplemental credit enhancement agreements or supplemental liquidity agreements (to the extent not already included in Card series Finance Charge Amounts) and proceeds of any sale of assets. Card series noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on the notes.

Each tranche of notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, the applicable accumulation reserve subaccount, in the case of a tranche of Class C notes, the applicable Class C reserve subaccount, in the case of a tranche of Class D notes, the applicable Class D reserve subaccount and any other applicable supplemental account, and by a security interest in any applicable derivative agreements, supplemental credit enhancement agreement or supplemental liquidity agreement.

Deposit and Application of Funds

The indenture and the Asset Pool 1 supplement specify how Finance Charge Amounts and Principal Amounts received by the issuer will be allocated among the outstanding series of notes secured by Asset Pool 1 and the Asset Pool 1 Transferor Interest. The Card series indenture supplement specifies how Card series Finance Charge Amounts and Card series Principal Amounts will be deposited into the issuer trust accounts established for the Card series notes to provide for the payment of interest on and principal of Card series notes as payments become due. In addition, the Card series indenture supplement specifies how Default Amounts allocated to the COMT collateral certificate and any other collateral certificates in Asset Pool 1 and payments of the servicing fees on the receivables will be allocated to the Card series notes.

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For a detailed description of the percentage used by the indenture trustee in allocating Finance Charge Amounts and Default Amounts to the Card series notes, see the definition of “Floating Allocation Percentage” in the “Glossary of Defined Terms” in the accompanying prospectus. For a detailed description of the percentage used in allocating Principal Amounts to the Card series notes, see the definition of “Principal Allocation Percentage” in the “Glossary of Defined Terms” in the accompanying prospectus.

Card Series Finance Charge Amounts

Card series Finance Charge Amounts will consist of the following amounts:

•
The Card series’s share of Finance Charge Amounts allocated to Asset Pool 1. See “Sources of Funds to Pay the Notes—Deposit and Application of Funds in the Issuance Trust” in the accompanying prospectus.

•	Withdrawals from the accumulation reserve subaccount.

If the number of months targeted to accumulate budgeted deposits of Card series Principal Amounts for the payment of principal on a tranche of notes is greater than one month, then the issuer will begin to fund an accumulation reserve subaccount for such tranche. See “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” below. The amount targeted to be deposited in the accumulation reserve account for each month, beginning with the month prior to the first Distribution Date on which Card series Principal Amounts are to be accumulated for such tranche, will be an amount equal to 0.5% of the outstanding dollar principal amount of such tranche of notes.

On each Distribution Date, the issuer will calculate the targeted amount of principal funding subaccount earnings for each tranche of notes, which will be equal to the amount that the funds (other than prefunded amounts) on deposit in each principal funding subaccount would earn at the interest rate payable by the issuer—taking into account payments due under any applicable derivative agreements—on the related tranche of notes. As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, then the amount of such shortfall will be withdrawn from the applicable accumulation reserve subaccount and treated as Card series Finance Charge Amounts for such month.

•	Additional finance charge collections allocable to the Card series.

The issuer will notify the master trust servicer from time to time of the aggregate prefunded amount on deposit in the principal funding account. Whenever there are any prefunded amounts on deposit in any principal funding subaccount, the master trust will designate an amount of the Master Trust Transferor Interest equal to such prefunded amounts. On each Distribution Date, the issuer will calculate the targeted amount of principal funding subaccount prefunded amount earnings for each tranche of notes, which will be equal to the amount that the prefunded amounts on deposit in each principal funding subaccount would earn at the interest rate payable by the issuer—taking into account payments due under any applicable derivative agreements—on the related tranche of notes. As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, collections of finance charge receivables allocable to such designated portion of the Master Trust Transferor Interest up to the amount of the shortfall will be treated as Card series Finance Charge Amounts. See “The Master Trust—Application of Collections” in the accompanying prospectus.

•	Investment earnings on amounts on deposit in the principal funding account, interest funding account and accumulation reserve account for the Card series notes.

•
Unless otherwise specified in the Card series indenture supplement or the related terms document, payments received under derivative agreements for interest, supplemental credit enhancement agreements or supplemental liquidity agreements on notes of the Card series payable in U.S. dollars.

•	Any shared Excess Finance Charge Amounts allocable to the Card series notes. See “—Shared Excess Finance Charge Amounts” in this prospectus supplement.

•	Any other amounts specified in the Card series indenture supplement or any related terms document.

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After a sale of assets as described in “—Sale of Assets” below, the related class or tranche of notes will not be entitled to any Card series Finance Charge Amounts. See “The Master Trust—Application of Collections” in the accompanying prospectus.

Application of Card Series Finance Charge Amounts

On each Distribution Date, the indenture trustee will apply Card series Finance Charge Amounts as follows:

•	first, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class A notes and certain payments due under related derivative agreements;

•	second, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class B notes and certain payments due under related derivative agreements;

•	third, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class C notes and certain payments due under related derivative agreements;

•	fourth, to pay the portion of the master trust servicing fee allocable to the Card series, plus any previously due and unpaid servicing fee allocable to the Card series;

•	fifth, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class D notes and certain payments due under related derivative agreements;

•	sixth, to be treated as Card series Principal Amounts in an amount equal to the Card series Defaulted Amounts, if any, for the preceding month;

•	seventh, to be treated as Card series Principal Amounts in an amount equal to the Nominal Liquidation Amount Deficits, if any, of all Card series notes;

•	eighth, to make the targeted deposits to the accumulation reserve account, if any;

•	ninth, to make the targeted deposits to the Class C reserve account, if any;

•	tenth, to make the targeted deposits to the Class D reserve account, if any;

•	eleventh, to make any other payment or deposit required by any class or tranche of Card series notes;

•	twelfth, to be treated as shared Excess Finance Charge Amounts; and

•	thirteenth, to Capital One Funding, as transferor, or any other transferor of a collateral certificate into Asset Pool 1 or their designees.

Targeted Deposits of Card Series Finance Charge Amounts to the Interest Funding Account

The aggregate amount to be deposited monthly to the interest funding account will be equal to the sum of the targeted deposits listed below. The deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month which has not been previously deposited.

•
Interest Payments.    The deposit targeted for any tranche of outstanding interest-bearing notes on each Distribution Date will be equal to the amount of interest accrued on the outstanding dollar principal amount of that tranche during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month.

•
Amounts Owed to Derivative Counterparties.    If a tranche of notes has a Performing or non-Performing derivative agreement for interest that provides for payments to the applicable derivative counterparty, the deposit targeted for that tranche of notes on each Distribution Date will include any payment to the derivative counterparty which is specified in the Card series indenture supplement or the related terms document.

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•
Discount Notes.    The deposit targeted for a tranche of discount notes on each Distribution Date is the amount of accretion of principal of that tranche of notes from and including the prior Monthly Principal Accrual Date—or in the case of the first Monthly Principal Accrual Date, from and including the date of issuance of that tranche—to but excluding the first Monthly Principal Accrual Date for the next month.

•
Specified Deposits.    If any tranche of notes provides for deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that tranche, the deposits targeted for that tranche each month will include the specified amounts.

•
Additional Interest.    The deposit targeted for any tranche of notes (other than discount notes) that has previously due and unpaid interest for any month will include the interest accrued on that overdue interest during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month at the applicable rate of interest.

Each deposit to the interest funding account for each month will be made on the following Distribution Date. A tranche of notes may be entitled to more than one of the preceding deposits, plus deposits from other sources, described under “—Payments Received from Derivative Counterparties for Interest of Foreign Currency Notes.”

A class or tranche of notes for which assets in Asset Pool 1 have been sold as described in “—Sale of Assets” below will not be entitled to receive any of the preceding deposits to be made from Card series Finance Charge Amounts after the sale has occurred.

Allocation to Interest Funding Subaccounts

The aggregate amount to be deposited monthly in the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each tranche of notes, as follows:

•
Card Series Finance Charge Amounts are at least equal to targeted amounts.     If the amount of funds available for a month is at least equal to the aggregate amount of the deposits and payments for the related class of notes, then the full targeted amount of such deposit and payment will be made to the applicable interest funding subaccount.

•
Card Series Finance Charge Amounts are less than targeted amounts.    If Card series Finance Charge Amounts available for a month for the Class A notes are less than the sum of the deposits targeted for each tranche of Class A notes as described above, then the amount available will be allocated to each tranche of Class A notes in such class pro rata based on the ratio of:

—the aggregate amount of the deposits targeted with respect to that tranche of Class A notes, to

—the aggregate amount of the deposits targeted with respect to all tranches of Class A notes in the
    Card series.

The Card series Finance Charge Amount remaining after any preceding applications, as described above under “—Application of Card Series Finance Charge Amounts” will be allocated to the Class B notes, the Class C notes and the Class D notes in a similar manner.

Payments Received from Derivative Counterparties for Interest of Foreign Currency Notes

Payments received under derivative agreements for interest of foreign currency notes in the Card series will be applied as specified in the Card series indenture supplement or the related terms document.

Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs

If on any Distribution Date, Card series Finance Charge Amounts available after the first five applications described in “—Application of Card Series Finance Charge Amounts” above are not enough to cover the Card

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series Defaulted Amounts for the preceding month, the amount of such shortfall (referred to as a “charge-off”) will be allocated (and reallocated) on that date to each tranche of notes as described below. For each tranche of notes, the Nominal Liquidation Amount of that tranche will be reduced by an amount equal to the amounts that are allocated or reallocated to that tranche less the amounts that are reallocated from that tranche to other tranches. Any amounts that are allocated (or reallocated) to a tranche of notes and not reallocated to other tranches will reduce the Nominal Liquidation Amount of that tranche of notes.

Initial Allocation.    Initially, the amount of each charge-off will be allocated to each tranche of outstanding notes in the Card series pro rata based on the ratio of the Nominal Liquidation Amount of that tranche of notes to the Nominal Liquidation Amount of all the Card series notes, each at the end of the prior month. If this allocation (or any portion of it) would reduce the Nominal Liquidation Amount of a tranche of notes below zero, the amount that would cause the Nominal Liquidation Amount to be reduced below zero will be allocated instead to all other tranches of outstanding notes in the Card series in the same manner. The Nominal Liquidation Amount of any tranche of notes will not be reduced below zero.

Reallocation from Class A Notes.    The amount initially allocated to the Class A notes as described in “—Initial Allocation” above will be reallocated from each tranche of Class A notes to the Class B notes, but only up to the following amount:

(i) the Class A Available Subordinated Amount of Class B notes for that tranche of Class A notes at the end of the prior month, minus

(ii) the amount initially allocated to the Class B notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class B notes in the Card series at the end of the prior month.

Then, any amounts which a tranche of Class A notes is not permitted to reallocate to the Class B notes as described above will be reallocated to the Class C notes, but only up to the following amount:

(i) the Class A Available Subordinated Amount of Class C notes for that tranche of Class A notes at the end of the prior month, minus

(ii) the amount initially allocated to the Class C notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class C notes in the Card series at the end of the prior month.

Then, any amounts which a tranche of Class A notes is not permitted to reallocate to the Class B notes or the Class C notes as described above will be reallocated to the Class D notes, but only up to the following amount:

(i) the Class A Available Subordinated Amount of Class D notes for that tranche of Class A notes at the end of the prior month, minus

(ii) the amount initially allocated to the Class D notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class D notes in the Card series at the end of the prior month.

Reallocation from Class B Notes.    The amounts initially allocated to any tranche of Class B notes as described in “—Initial Allocation” above and the amounts reallocated from the Class A notes to any tranche of Class B notes as described in “—Reallocation from Class A Notes” above will be reallocated from that tranche of Class B notes to the Class C notes, but only up to the following amount:

(i) the Class B Available Subordinated Amount of Class C notes for that tranche of Class B notes at the end of the prior month, minus

(ii) (x)    the amount initially allocated to the Class C notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class C notes in the Card series at the end of the prior month, plus

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(y)    the amount reallocated from Class A notes with a Required Subordinated Amount of Class B notes greater than zero to the Class C notes as described in “—Reallocation from Class A Notes” above times the amount described in clause (i) above divided by the Class B Available Subordinated Amount of Class C notes for all Class B notes in the Card series at the end of the prior month.

Then, any amounts which a tranche of Class B notes is not permitted to reallocate to the Class C notes as described above will be reallocated from that tranche of Class B notes to the Class D notes, but only up to the following amount:

(i) the Class B Available Subordinated Amount of Class D notes for that tranche of Class B notes at the end of the prior month, minus

(ii) (x)    the amount initially allocated to the Class D notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class D notes in the Card series at the end of the prior month, plus

(y)    the amount reallocated from Class A notes with a Required Subordinated Amount of Class B notes greater than zero to the Class D notes as described above times the amount described in clause (i) above divided by the Class B Available Subordinated Amount of Class D notes for all Class B notes in the Card series at the end of the prior month.

Reallocation from Class C Notes.    Finally, the amounts initially allocated to any tranche of Class C notes as described in “—Initial Allocation” above and the amounts reallocated from the Class A notes to any tranche of Class C notes as described in “—Reallocation from Class A Notes” above or reallocated from the Class B notes to any tranche of Class C notes as described in “—Reallocation from Class B Notes” above will be reallocated from that tranche of Class C notes to the Class D notes, but only up to the following amount:

(i) the Class C Available Subordinated Amount of Class D notes for that tranche of Class C notes at the end of the prior month, minus

(ii) (x)    the amount initially allocated to the Class D notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class D notes in the Card series at the end of the prior month, plus

(y)    the amount reallocated from Class A notes with a Required Subordinated Amount of Class B notes greater than zero or from any Class B notes to the Class D notes as described above times the amount described in clause (i) above divided by the Class C Available Subordinated Amount of Class D notes for all Class C notes in the Card series at the end of the prior month.

Reallocations Generally.    For each reallocation described above, the amount reallocated to any class of notes will be reallocated to each tranche of notes within that class pro rata based on the ratio of the Nominal Liquidation Amount of that tranche of notes after any reductions to the Nominal Liquidation Amount as a result of previous allocations or reallocations on that day to the Nominal Liquidation Amount of all the notes in such class at the end of the prior month. If this reallocation (or any portion of it) would reduce the Nominal Liquidation Amount of a tranche of notes below zero, the amount that would cause the Nominal Liquidation Amount to be reduced below zero will be allocated instead to the other tranches of outstanding Card series notes in the related class of notes in the same manner. The Nominal Liquidation Amount of any tranche of notes will not be reduced below zero.

Allocations of Reimbursements of Nominal Liquidation Amount Deficits

If there are Card series Finance Charge Amounts available to reimburse any Nominal Liquidation Amount Deficits on any Distribution Date as described in the seventh clause of “—Application of Card Series Finance Charge Amounts” above, such funds will be allocated to each tranche of notes as follows:

•	first, to each tranche of Class A notes,

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•	second, to each tranche of Class B notes,

•	third, to each tranche of Class C notes, and

•	fourth, to each tranche of Class D notes.

In each case, Card series Finance Charge Amounts allocated to a class of notes will be allocated to each tranche of notes within such class pro rata based on the ratio of:

•	the Nominal Liquidation Amount Deficit of such tranche of notes, to

•	the aggregate Nominal Liquidation Amount Deficits of all tranches of such class.

In no event will the Nominal Liquidation Amount of a tranche of notes be increased above the Adjusted Outstanding Dollar Principal Amount of such tranche.

Application of Card Series Principal Amounts

On each Distribution Date, the indenture trustee will apply Card series Principal Amounts in the following order and priority:

•
Class A Interest Funding Account Shortfalls.    First, for each month, if Card series Finance Charge Amounts are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class A notes, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month, and such total amount will be allocated to the interest funding subaccount of each such tranche of Class A notes pro rata based on, in the case of each such tranche of Class A notes, the lesser of:

—the amount of the deficiency in the targeted amount to be deposited into the interest funding subaccount of such tranche of Class A notes, and

—an amount equal to the Class A Available Subordinated Amount of Subordinated notes for such tranche of Class A notes, determined after giving effect to the applications described in
    “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above.

•
Class B Interest Funding Account Shortfalls.    Second, for each month, if Card series Finance Charge Amounts are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class B notes, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the Class B Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clause, and such total amount will be allocated to the interest funding subaccount of each such tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

—the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class B notes, and

—an amount equal to the Class B Available Subordinated Amount of Subordinated notes for such tranche of Class B notes, determined after giving effect to the applications described in
    “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the first clause above.

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•
Class C Interest Funding Account Shortfalls.    Third, for each month, if Card series Finance Charge Amounts are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class C notes, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the sum of the Class B Principal Allocation and the Class C Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be allocated to the interest funding subaccount of each such tranche of Class C notes pro rata based on, in the case of each such tranche of Class C notes, the lesser of:

—the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class C notes, and

—an amount equal to the Class C Available Subordinated Amount of Class D notes for such tranche of
    Class C notes, determined after giving effect to the applications described in “—Allocations of
    Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•
Class A Servicing Fee Shortfalls.    Fourth, for each month, if Card series Finance Charge Amounts are insufficient to pay the portion of the servicing fees allocable to the Card series as described in “—Application of Card Series Finance Charge Amounts” above, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be paid to the applicable servicers in an amount equal to, and allocated to each such tranche of Class A notes pro rata based on, in the case of each tranche of Class A notes, the lesser of:

—the amount of the servicing shortfall allocated to such tranche of Class A notes (based on the ratio of the Nominal Liquidation Amount of such tranche of Class A notes to the Nominal Liquidation
    Amount of all Card series notes at the end of the prior month), and

—an amount equal to the Class A Available Subordinated Amount of Subordinated notes for such tranche of Class A notes, determined after giving effect to the applications described in
    “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•
Class B Servicing Fee Shortfalls.    Fifth, for each month, if Card series Finance Charge Amounts are insufficient to pay the portion of the servicing fees allocable to the Card series as described in “—Application of Card Series Finance Charge Amounts” above, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the Class B Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be paid to the applicable servicers in an amount equal to, and allocated to each tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

—the amount of the remaining servicing shortfall allocated to such tranche of Class B notes (based on the ratio of the Nominal Liquidation Amount of such tranche of Class B notes to the Nominal
    Liquidation Amount of all Card series notes at the end of the prior month), and

—an amount equal to the Class B Available Subordinated Amount of Class C notes for such tranche of
    Class B notes, determined after giving effect to the applications described in “—Allocations of
    Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

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•
Class C Servicing Fee Shortfalls.    Sixth, for each month, if Card series Finance Charge Amounts are insufficient to pay the portion of the servicing fees allocable to the Card series as described in “—Application of Card Series Finance Charge Amounts” above, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the sum of the Class B Principal Allocation and the Class C Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be paid to the applicable servicers in an amount equal to, and allocated to each tranche of Class C notes pro rata based on, in the case of each such tranche of Class C notes, the lesser of:

—the amount of the servicing shortfall allocated to such tranche of Class C notes (based on the ratio of the Nominal Liquidation Amount of such tranche of Class C notes to the Nominal Liquidation
    Amount of all Card series notes at the end of the prior month), and

—an amount equal to the Class C Available Subordinated Amount of Subordinated notes for such tranche of Class C notes, determined after giving effect to the applications described in
    “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•
Principal Funding Account.    Seventh, remaining Card series Principal Amounts will be applied, to the extent needed, to make the targeted deposits to the principal funding account as described in “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” below.

•	Shared Excess Principal Amounts. Eighth, remaining Card series Principal Amounts will be treated, to the extent needed, as shared excess Principal Amounts for the benefit of Principal Sharing Group A.

•	Transferor. Ninth, remaining Card series Principal Amounts will be paid to the transferor or transferors.

A tranche of notes for which assets in Asset Pool 1 have been sold as described in “—Sale of Assets” below will not be entitled to receive any further allocations of Card series Finance Charge Amounts, Card series Principal Amounts or any other assets of the issuer.

Allocations of Reductions of Nominal Liquidation Amounts from Reallocations

On any date when Card series Principal Amounts are deposited in the interest funding subaccount for any tranche of notes or paid to the applicable servicers as described in “—Application of Card Series Principal Amounts” above, the Nominal Liquidation Amount of subordinated notes will be reduced on that date as described below. For each tranche of notes, the Nominal Liquidation Amount will be reduced by an amount equal to the amounts that are allocated or reallocated to that tranche of notes, less the amounts that are reallocated from that tranche of notes to other tranches.

Class A Interest Funding Account Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in deposits to interest funding subaccounts for Class A notes in the Card series, the amount applied will be allocated as follows:

•
first, to the Class B notes, in an amount up to the Class A Available Subordinated Amount of Class B notes (after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above),

•
second, any remaining amounts to the Class C notes, in an amount up to the Class A Available Subordinated Amount of Class C notes (after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above), and

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•
third, any remaining amounts to the Class D notes, in an amount up to the Class A Available Subordinated Amount of Class D notes (after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above).

Then, any amounts allocated to the Class B notes as described in the preceding sentence will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Finally, any amounts allocated or reallocated to the Class C notes as described in the preceding two sentences will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class B Interest Funding Account Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in deposits to interest funding subaccounts for Class B notes in the Card series, the amount applied will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Then, any amounts allocated to the Class C notes as described in the preceding sentence will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class C Interest Funding Account Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in deposits to interest funding subaccounts for Class C notes in the Card series, the amount applied will be allocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class A Servicing Fee Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in servicing fees allocated to the Class A notes in the Card series, the amount applied will be allocated as follows:

•	first, to the Class B notes, in an amount up to the Class A Available Subordinated Amount of Class B notes (after giving effect to the preceding applications),

•	second, any remaining amounts to the Class C notes, in an amount up to the Class A Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	third, any remaining amounts to the Class D notes, in an amount up to the Class A Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Then, any amounts allocated to the Class B notes as described in the preceding sentence will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

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Finally, any amounts allocated or reallocated to the Class C notes as described in the preceding two sentences will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class B Servicing Fee Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in servicing fees allocated to the Class B notes in the Card series, the amount applied will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Then, any amounts allocated to the Class C notes as described in the preceding sentence will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class C Servicing Fee Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in servicing fees allocated to the Class C notes in the Card series, the amount applied will be allocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

For each of the applications described above, the amount allocated to any tranche of notes will be equal to the amount allocated to the related class of notes times (x) the Nominal Liquidation Amount of such tranche of notes divided by (y) the Nominal Liquidation Amount of all tranches of notes in the related class in the Card series after giving effect to the related preceding applications. If this allocation would reduce the Nominal Liquidation Amount of a tranche of notes below zero, the amount that would cause the Nominal Liquidation Amount to be reduced below zero will be allocated instead to the other tranches of outstanding notes in the related class in the same manner.

Limit on Allocations of Card Series Principal Amounts and Card Series Finance Charge Amounts

Each tranche of notes will be allocated Card series Principal Amounts and Card series Finance Charge Amounts solely to the extent of its Nominal Liquidation Amount. Therefore, if the Nominal Liquidation Amount of any tranche of notes has been reduced due to reallocations of Card series Principal Amounts to cover payments of interest or the servicing fees or due to charge-offs from uncovered Card series Defaulted Amounts, such tranche of notes will not be allocated Card series Principal Amounts or Card series Finance Charge Amounts to the extent of such reductions. However, any funds in the applicable principal funding subaccount, any funds in the applicable interest funding subaccount, any amounts payable from any applicable derivative agreement, any funds in the applicable accumulation reserve subaccount, in the case of Class C notes, any funds in the applicable Class C reserve subaccount, and in the case of Class D notes, any funds in the applicable Class D reserve subaccount, will still be available to pay principal of and interest on that tranche of notes. If the Nominal Liquidation Amount of a tranche of notes has been reduced due to reallocation of Card series Principal Amounts to pay interest on senior classes of notes or the servicing fees, or due to charge-offs from uncovered Card series Defaulted Amounts, it is possible for that tranche’s Nominal Liquidation Amount to be increased by subsequent allocations of Card series Finance Charge Amounts. However, there are no assurances that there will be any Card series Finance Charge Amounts for such allocations that would increase such Nominal Liquidation Amounts.

Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account

The amount targeted to be deposited into the principal funding subaccount for a tranche of notes in any month will be the highest of the following amounts. However, no amount that is greater than the Nominal Liquidation Amount for that tranche will be deposited into the principal funding subaccount for any tranche of notes.

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•
Principal Payment Date.    For the month before any principal payment date of a tranche of notes, the deposit targeted for that tranche of notes for that month is equal to the Nominal Liquidation Amount of that tranche of notes as of the close of business on the last day of that month, determined after giving effect to any charge-offs from uncovered Card series Defaulted Amounts and any reallocations, payments or deposits of Card series Principal Amounts occurring on the following Distribution Date.

•
Budgeted Deposits.    For each month beginning with the twelfth month before the expected principal payment date of a tranche of notes, the deposit targeted to be made into the principal funding subaccount for a tranche of notes will be the amount specified in the Card series indenture supplement or the related terms document. If no such amount is specified, an amount equal to one-twelfth of the expected outstanding dollar principal amount of that tranche of notes as of its expected principal payment date.

The issuer may postpone the date of the targeted deposits under the previous paragraph. If the issuer determines, using conservative historical information about payment rates of principal receivables held either directly or indirectly in Asset Pool 1 and after taking into account all of the other expected payments of principal of the applicable investor certificates and notes secured by such receivables to be made in the next 12 months, that less than 12 months would be required to accumulate Card series Principal Amounts necessary to pay a tranche of notes on its expected principal payment date, then the start of the targeted deposits may be postponed each month by one month, with proportionately larger targeted deposits for each month of postponement. However, the time necessary to accumulate Card series Principal Amounts may not be less than one month.

•
Prefunding of the Principal Funding Account of Senior Classes.    If any payment of principal or deposit into a principal funding subaccount with respect to any tranche of Class D notes will occur at a time when the payment or deposit of all or part of that tranche of Class D notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, Class B notes or Class C notes, the targeted deposit amount for the Class A notes, Class B notes and Class C notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes, Class B notes and Class C notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class D notes.

If any payment of principal or deposit into a principal funding subaccount with respect to any Class C notes will occur at a time when the payment or deposit of all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes or Class B notes, the targeted deposit amount for the Class A notes and Class B notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes and Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class C notes.

If any payment of principal or deposit into a principal funding subaccount with respect to any Class B notes will occur at a time when the payment or deposit of all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, the targeted deposit amount for the Class A notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class B notes.

Prefunding of the principal funding subaccount for the senior tranches of the Card series will continue until:

—enough senior notes are repaid so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes;

—new subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes; or

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—the principal funding subaccounts for the senior notes are prefunded so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes.

For purposes of calculating the prefunding requirements, the required subordinated amount of a tranche of a senior class of notes of the Card series will be calculated as described in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement based on its Adjusted Outstanding Dollar Principal Amount on such date. However, if any early redemption event has occurred with respect to the subordinated notes, the required subordinated amount will be calculated based on the Adjusted Outstanding Dollar Principal Amount of such tranche as of the close of business on the day immediately preceding the occurrence of such early redemption event.

When the prefunded amounts are no longer necessary, they will be withdrawn from the principal funding account and applied in accordance with the description in “—Withdrawals from Principal Funding Subaccounts—Withdrawal of Prefunded Amounts” below. The Nominal Liquidation Amount of the prefunded tranches will be increased by the amount removed from the principal funding account. If any tranche of senior notes becomes payable as a result of an early redemption event, event of default or other optional or mandatory redemption, or upon reaching its expected principal payment date, any prefunded amounts on deposit in its principal funding subaccount will be paid to noteholders of that tranche and deposits to pay the notes will continue as necessary to pay that tranche.

•
Event of Default, Early Redemption Event or Other Optional or Mandatory Redemption.    If any tranche of notes has been accelerated after the occurrence of an event of default during that month, or an early redemption event or other optional or mandatory redemption has occurred with respect to any tranche of notes, the deposit targeted for that tranche of notes with respect to that month and each following month will equal the Nominal Liquidation Amount of that tranche of notes as of the close of business on the last day of the preceding month, determined after giving effect to reallocations, payments or deposits occurring on the Distribution Date with respect to such month.

•
Amounts Owed to Derivative Counterparties.    If a tranche of U.S. dollar notes or foreign currency notes that has a Performing or non-Performing derivative agreement for principal that provides for a payment to the applicable derivative counterparty, the deposit targeted for that tranche of notes on each Distribution Date with respect to any payment to the derivative counterparty will be specified in the related terms document.

Allocation to Principal Funding Subaccounts

Card series Principal Amounts, after any reallocation to cover Card series Finance Charge Amounts shortfalls, if any, as described above, will be allocated each month, and a portion deposited in the principal funding subaccount established for each tranche of notes, as follows:

•
Card Series Principal Amounts Equal Targeted Amounts.    If Card series Principal Amounts remaining after giving effect to the first six clauses described in “—Application of Card Series Principal Amounts” above are equal to the sum of the deposits targeted in the principal funding subaccount for each tranche of notes, then the applicable targeted amount will be deposited in the principal funding subaccount established for each tranche.

•
Card Series Principal Amounts Are Less Than Targeted Amounts.    If Card series Principal Amounts remaining after giving effect to the first six clauses described in “—Application of Card Series Principal Amounts” above are less than the sum of the deposits targeted in the principal funding subaccount for each tranche of notes, then Card series Principal Amounts will be deposited in the principal funding subaccounts for each tranche in the following priority:

—	first, the amount available will be allocated to the Class A notes,

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—	second, the amount available after the application above will be allocated to the Class B notes,

—	third, the amount available after the applications above will be allocated to the Class C notes, and

—	fourth, the amount available after the applications above will be allocated to the Class D notes.

In each case, Card series Principal Amounts allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

—	the amount targeted to be deposited into the principal funding subaccount for the applicable tranche of such class, to

—	the aggregate amount targeted to be deposited into the principal funding subaccount for all tranches of such class.

If the restrictions described in “—Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches” below prevent the deposit of Card series Principal Amounts into the principal funding subaccount of any subordinated note, the aggregate amount of Card series Principal Amounts available to make the targeted deposit for such subordinated tranche will be allocated first to each tranche of Class A notes, then to each tranche of Class B notes, and then, if applicable, to the Class C notes, in each case pro rata based on the dollar amount of subordinated notes required to be outstanding for the related senior notes. See “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account.”

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes

No Card series Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class B notes of the Card series, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the Nominal Liquidation Amount, the Nominal Liquidation Amount of all Class B notes in the Card series (other than the Class B notes for which such deposit is targeted) is at least equal to the Class A Available Subordinated Amount of Class B notes for all Class A notes in the Card series.

No Card series Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class C notes of the Card series, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the Nominal Liquidation Amount, the following conditions are satisfied:

•
the Nominal Liquidation Amount of all Class C notes in the Card series (other than the Class C notes for which such deposit is targeted) must be at least equal to the Class A Available Subordinated Amount of Class C notes for all Class A notes in the Card series; and

•
the Nominal Liquidation Amount of all Class C notes in the Card series (other than the Class C notes for which such deposit is targeted) must be at least equal to the Class B Available Subordinated Amount of Class C notes for all Class B notes in the Card series.

No Card series Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class D notes of the Card series, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the Nominal Liquidation Amount, the following conditions are satisfied:

•
the Nominal Liquidation Amount of all Class D notes in the Card series (other than the Class D notes for which such deposit is targeted) must be at least equal to the Class A Available Subordinated Amount of Class D notes for all Class A notes in the Card series;

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•
the Nominal Liquidation Amount of all Class D notes in the Card series (other than the Class D notes for which such deposit is targeted) must be at least equal to the Class B Available Subordinated Amount of Class D notes for all Class B notes in the Card series; and

•
the Nominal Liquidation Amount of all Class D notes in the Card series (other than the Class D notes for which such deposit is targeted) must be at least equal to the Class C Available Subordinated Amount of Class D notes for all Class C notes in the Card series.

Card series Principal Amounts will be deposited in the principal funding subaccount of a subordinated note if and only to the extent that such deposit is not contrary to any of the preceding paragraphs and the prefunding target amount for each senior note is zero.

Limit on Repayments of all Tranches

No amounts on deposit in a principal funding subaccount for any tranche of Class A notes or Class B notes will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the related terms document). In the case of any tranche of Class C notes, no amounts on deposit in a principal funding subaccount or, if applicable, a Class C reserve subaccount for any such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the related terms document). In the case of any tranche of Class D notes, no amounts on deposit in a principal funding subaccount or, if applicable, a Class D reserve subaccount for any such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the related terms document).

Payments Received from Derivative Counterparties for Principal

Unless otherwise specified in the related terms document, dollar payments for principal received under derivative agreements of U.S. dollar notes in the Card series will be treated as Card series Principal Amounts. Payments received under derivative agreements for principal of foreign currency notes in the Card series will be applied as specified in the related terms document.

Payments Received from Supplemental Credit Enhancement Providers or Supplemental Liquidity Providers for Principal

Unless otherwise specified in the related terms document, payments for principal received from supplemental credit enhancement providers or supplemental liquidity providers for Card series notes will be treated as Card series Principal Amounts.

Deposits of Withdrawals from the Class C Reserve Account to the Principal Funding Account

Withdrawals from any Class C reserve subaccount will be deposited into the applicable principal funding subaccount to the extent described in “—Withdrawals from the Class C Reserve Account” in this prospectus supplement.

Withdrawals from Interest Funding Subaccounts

After giving effect to all deposits of funds to the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount may be made, to the extent funds are available, in

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the applicable interest funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•
Withdrawals for U.S. Dollar Notes.    On each applicable interest payment date for each tranche of U.S. dollar notes, an amount equal to interest due on the applicable tranche of notes on the applicable interest payment date, including any overdue interest payments and additional interest on overdue interest payments, will be withdrawn from that interest funding subaccount and paid to the applicable paying agent.

•	Withdrawals for Foreign Currency Notes with a Non-Performing Derivative Agreement for Interest.
On each applicable interest payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for interest, the amount specified in the related terms document will be withdrawn from that interest funding subaccount and, if so specified in the applicable indenture supplement, converted to the applicable foreign currency at the applicable spot exchange rate and remitted to the applicable paying agent.

•
Withdrawals for Discount Notes.    On each applicable principal payment date, with respect to each tranche of discount notes, an amount equal to the amount of the accretion of principal of that tranche of notes from the prior principal payment date—or, in the case of the first principal payment date, the date of issuance of that tranche—to but excluding the applicable principal payment date will be withdrawn from that interest funding subaccount and invested in the Invested Amount of Asset Pool 1.

•
Withdrawals for Payments to Derivative Counterparties.    On each date on which a payment is required to be made to the derivative counterparty under the applicable derivative agreement, with respect to any tranche of notes that has a Performing or non-Performing derivative agreement for interest, an amount equal to the amount of the payment to be made to the derivative counterparty under the applicable derivative agreement (including, if applicable, any overdue payment and any additional interest on overdue payments) will be withdrawn from that interest funding subaccount and paid to the derivative counterparty or as otherwise provided in the related terms document.

If the aggregate amount available for withdrawal from an interest funding subaccount is less than all withdrawals required to be made from that subaccount in a month after giving effect to all deposits, then the amounts on deposit in that interest funding subaccount will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made. After payment in full of any tranche of notes, any amount remaining on deposit in the applicable interest funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes in the manner described in “—Allocation to Interest Funding Subaccounts” above, second applied to cover any principal funding subaccount shortfalls in the manner described in “—Allocation to Principal Funding Subaccounts” above, and third paid to the transferor.

Withdrawals from Principal Funding Subaccounts

After giving effect to all deposits of funds to the principal funding account in a month, the following withdrawals from the applicable principal funding subaccount will be made to the extent funds are available in the applicable principal funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•
Withdrawals for U.S. Dollar Notes with no Derivative Agreement for Principal.    On each applicable principal payment date, with respect to each tranche of U.S. dollar notes that has no derivative agreement for principal, an amount equal to the principal due on the applicable tranche of notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

•
Withdrawals for U.S. Dollar or Foreign Currency Notes with a Performing Derivative Agreement for Principal.    On each date on which a payment is required under the applicable derivative agreement with respect to any tranche of U.S. dollar or foreign currency notes that has a Performing derivative

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agreement for principal, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from the applicable principal funding subaccount and paid to the applicable derivative counterparty. The issuer will direct the applicable derivative counterparty to remit its payments under the applicable derivative agreement to the applicable paying agent.

•
Withdrawals for Foreign Currency Notes with a non-Performing Derivative Agreement for Principal.    On each principal payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for principal, an amount equal to the amount specified in the related terms document will be withdrawn from that principal funding subaccount and, if so specified in the related terms document, converted to the applicable foreign currency at the prevailing spot exchange rate and paid to the applicable paying agent.

•
Withdrawals for U.S. Dollar Notes with a non-Performing Derivative Agreement for Principal.    On each principal payment date with respect to a tranche of U.S. dollar notes with a non-Performing derivative agreement for principal, the amount specified in the related terms document will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

•
Withdrawal of Prefunded Amounts.    If prefunding of the principal funding subaccounts for senior classes of notes is no longer necessary as a result of payment of senior notes or issuance of additional subordinated notes, as described under “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior Classes” above, the prefunded amounts will be withdrawn from the principal funding account and first, allocated among and deposited to the principal funding subaccounts of the Class A notes up to the amount then targeted to be on deposit in such principal funding subaccount; second, allocated among and deposited to the principal funding subaccounts of the Class B notes up to the amount then targeted to be on deposit in such principal funding subaccount; third, allocated among and deposited to the principal funding subaccount of the Class C notes up to the amount then targeted to be on deposit in such principal funding subaccount; fourth, allocated among and deposited to the principal funding subaccount of the Class D notes up to the amount then targeted to be on deposit in such principal funding subaccount; and fifth, any remaining amounts paid to the transferor.

•
Withdrawals on the Legal Maturity Date.    On the legal maturity date of any tranche of notes, amounts on deposit in the principal funding subaccount of such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche.

Upon payment in full of any tranche of notes, any remaining amount on deposit in the applicable principal funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes, second applied to cover any principal funding subaccount shortfalls for other tranches of notes and third paid to the transferor. If the aggregate amount available for withdrawal from a principal funding subaccount for any tranche of notes is less than all withdrawals required to be made from that principal funding subaccount for that tranche in a month, then the amounts on deposit will be withdrawn and applied pro rata based on the amounts of the withdrawals required to be made.

Sale of Assets

Assets directly or indirectly in Asset Pool 1 may be sold (i) if required under the pooling agreement following the bankruptcy or insolvency of Capital One Funding or any other transferor of a collateral certificate to Asset Pool 1, (ii) following an event of default and acceleration with respect to a tranche of notes and (iii) on the legal maturity date of a tranche of notes. See “The Indenture—Events of Default” and “The Master Trust—Pay Out Events” in the accompanying prospectus.

If a tranche of notes has an event of default and is accelerated before its legal maturity date, the master trust or other securitization special purpose entity may sell receivables underlying the COMT collateral certificate or any other collateral certificate in Asset Pool 1, as applicable, in an amount up to the Nominal Liquidation Amount of the

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affected tranche plus any accrued, past due or additional interest on the affected tranche if the conditions described in “The Indenture—Events of Default” and “—Events of Default Remedies” in the accompanying prospectus are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that tranche. However, a sale will only be permitted if at least one of the following conditions is met:

•	the holders of 90% of the aggregate outstanding dollar principal amount of the accelerated tranche of notes consent;

•
the net proceeds of such sale, plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement, any supplemental credit enhancement provider or any supplemental liquidity provider, would be sufficient to pay all amounts due on the accelerated tranche of notes; or

•
if the indenture trustee determines that the funds to be allocated to the accelerated tranche of notes, including (i) Card series Finance Charge Amounts and Card series Principal Amounts allocable to the accelerated tranche of notes, (ii) payments to be received from any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement and (iii) amounts on deposit in the applicable subaccounts may not be sufficient on an ongoing basis to make all payments on the accelerated tranche of notes as such payments would have become due if such obligations had not been declared due and payable, and 66 2/3% of the noteholders of the accelerated tranche of notes consent to the sale.

Any sale of assets for a subordinated tranche of notes will be delayed for that tranche, but not beyond its legal maturity date, if the subordination provisions prevent payment of the accelerated tranche. Such sale will be delayed until a sufficient amount of senior classes of notes are prefunded, or a sufficient amount of senior notes have been repaid, or a sufficient amount of subordinated tranches have been issued, to the extent that the subordinated tranche of notes to be accelerated is no longer needed to provide the required subordination for the senior classes. If a senior tranche of notes directs a sale of assets, then after the sale, that tranche will no longer be entitled to subordination from subordinated classes of notes.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, after giving effect to any allocations, deposits and distributions to be made on such date, the sale of assets will automatically take place on that date regardless of the subordination requirements of any senior classes of notes. Proceeds from such a sale will be immediately paid to the noteholders of the related tranche of notes.

The amount of assets sold will not exceed (and may be less than) the Nominal Liquidation Amount of, plus any accrued, past due and additional interest on, the tranches of notes that directed the sale to be made. The Nominal Liquidation Amount of any tranche of notes that directed the sale to be made will be automatically reduced to zero upon such sale. After such sale, Card series Principal Amounts or Card series Finance Charge Amounts will no longer be allocated to that tranche. Tranches of notes that have directed sales of assets are not outstanding under the indenture or any supplement thereto.

After giving effect to a sale of assets for a tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that tranche. This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the assets was less than the outstanding dollar principal amount of that tranche. These types of deficiencies will not be reimbursed unless, in the case of Class C notes only, there are sufficient amounts in the related Class C reserve subaccount and in the case of Class D notes only, there are sufficient amounts in the related Class D reserve account.

Any amount remaining on deposit in the interest funding subaccount for a tranche of notes that has received final payment as described in “—Final Payment of the Notes” and that has caused a sale of assets will be treated as Card series Finance Charge Amounts and will be allocated as described in “—Application of Card Series Finance Charge Amounts.”

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Targeted Deposits to the Class C Reserve Account

The Class C reserve subaccount will not be funded unless and until the three-month average of the Excess Finance Charge Amounts falls below a level set forth in “Prospectus Supplement Summary—Class C Reserve Account.” In the case of the first and second determination dates, however, the Class C reserve subaccount will be funded if, (1) in the case of the first determination date, the Excess Finance Charge Amounts for the first month or (2) in the case of the second determination date, the average of the Excess Finance Charge Amounts for the first two months, falls below the levels described in the table set forth in “Prospectus Supplement Summary—Class C Reserve Account” or an early redemption event or event of default occurs. The Class C reserve subaccount will be funded on each month, as necessary, from Card series Finance Charge Amounts as described under “—Application of Card Series Finance Charge Amounts.”

Only the holders of these Class C notes will have the benefit of this Class C reserve subaccount. The aggregate deposit targeted to be made to the Class C reserve account in each month will be the sum of the Class C reserve subaccount deposits targeted to be made for each tranche of Class C notes. The percentage and methodology for calculating the amount targeted to be on deposit in the Class C reserve subaccount may change without the consent of any noteholders if each rating agency confirms that the change will not cause a rating downgrade and the issuer has delivered to each rating agency and the indenture trustee an opinion that the change will not have certain adverse tax consequences for holders of outstanding notes. In addition, without the consent of any noteholders, the issuer may utilize a form of credit enhancement other than the Class C reserve account if each rating agency confirms that the form of credit enhancement to be used will not cause a ratings downgrade and the issuer has delivered to each rating agency and the indenture trustee an opinion that the use of that form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes.

If the aggregate deposit made to the Class C reserve account is less than the sum of the targeted deposits for each tranche of Class C notes, then the amount available will be allocated to each tranche of Class C notes up to the targeted deposit pro rata based on the ratio of the Floating Allocation Amount for that tranche of Class C notes to the Floating Allocation Amount for all Class C notes in the Card series that have a targeted amount to be deposited in their Class C reserve subaccounts for that month. After the initial allocation, any excess will be further allocated in a similar manner to those Class C reserve subaccounts which still have an uncovered targeted deposit.

Withdrawals from the Class C Reserve Account

Withdrawals will be made from the Class C reserve subaccounts, but in no event more than the amount on deposit in the applicable Class C reserve subaccount, in the following order:

•
Payments of Interest, Payments with Respect to Derivative Agreements for Interest and Accretion on Discount Notes.    If the amount on deposit in the interest funding subaccount for any tranche of  Class C notes is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency will be withdrawn from the applicable Class C reserve subaccount and deposited into the applicable interest funding subaccount.

•
Payments of Principal and Payments with Respect to Derivative Agreements for Principal.    If, on and after the earliest to occur of (i) the date on which any tranche of Class C notes is accelerated pursuant to the indenture following an event of default with respect to such tranche, (ii) any date on or after the expected principal payment date on which the amount on deposit in the principal funding subaccount for any tranche of Class C notes plus the aggregate amount on deposit in the Class C reserve subaccount for such tranche of the Class C notes equals or exceeds the outstanding dollar principal amount of such Class C notes and (iii) the legal maturity date for any tranche of Class C notes, the amount on deposit in the principal funding subaccount for any tranche of Class C notes is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency will be withdrawn from the applicable Class C reserve subaccount and deposited into the applicable principal funding subaccount.

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•
Withdrawals of Excess Amounts.    If on any Distribution Date with respect to which no Class C notes have been accelerated, the aggregate amount on deposit in any Class C reserve subaccount is greater than the amount required to be on deposit in the applicable Class C reserve subaccount, the excess will be withdrawn and first allocated among and deposited to the other Class C reserve subaccounts in a manner similar to that described in the second paragraph of “—Targeted Deposits to the Class C Reserve Account” above and then applied in the manner described in the tenth through thirteenth clauses of “—Application of Card Series Finance Charge Amounts” above. In addition, after payment in full of any tranche of Class C notes, any amount remaining on deposit in the applicable Class C reserve subaccount will be applied in accordance with the preceding sentence.

Targeted Deposits to the Accumulation Reserve Account

If more than one budgeted principal deposit is targeted for a tranche, the accumulation reserve subaccount will be funded for such tranche on the Distribution Date prior to the Distribution Date on which a budgeted deposit is first targeted for such tranche as described in “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” above. The accumulation reserve subaccount for a tranche of notes will be funded from Card series Finance Charge Amounts as described in “—Application of Card Series Finance Charge Amounts” above. The aggregate deposit targeted to be made to the accumulation reserve account in each month will be the sum of the accumulation reserve subaccount deposits targeted to be made for each tranche of notes.

If the aggregate amount of Card series Finance Charge Amounts available for deposit to the accumulation reserve account is less than the sum of the targeted deposits for each tranche of notes, then the amount available will be allocated to each tranche of notes up to the targeted deposit pro rata based on the ratio of the Floating Allocation Amount for that tranche of notes to the Floating Allocation Amount for all tranches of notes in the Card series that have a targeted deposit to their accumulation reserve subaccounts for that month. After the initial allocation, any excess will be further allocated in a similar manner to those accumulation reserve subaccounts which still have an uncovered targeted deposit.

Withdrawals from the Accumulation Reserve Account

Withdrawals will be made from the accumulation reserve subaccounts, but in no event more than the amount on deposit in the applicable accumulation reserve subaccount, in the following order:

•
Interest.    On or prior to each Distribution Date, the issuer will calculate for each tranche of notes the amount of any shortfall of net investment earnings for amounts on deposit in the principal funding subaccount for that tranche (other than prefunded amounts) over the amount of interest that would have accrued on such deposit if that tranche had borne interest at the applicable note interest rate (or other rate specified in the Card series indenture supplement) for the prior month. If there is any such shortfall for that Distribution Date, or any unpaid shortfall from any earlier Distribution Date, the issuer will withdraw the sum of those amounts from the applicable accumulation reserve subaccount, to the extent available, for treatment as Card series Finance Charge Amounts for such month.

•
Excess Amounts.    If on any Distribution Date, the aggregate amount on deposit in the accumulation reserve account exceeds the amount required to be on deposit, the amount of such excess will be withdrawn from the accumulation reserve account and applied in the manner described in the ninth through thirteenth clauses of “—Application of Card Series Finance Charge Amounts” above.

Targeted Deposits to the Class D Reserve Account

The aggregate deposit targeted to be made to the Class D reserve account on each Distribution Date is an amount equal to the sum of Class D reserve subaccount deposits, if any, targeted to be made for each specified tranche of Class D notes. The amount of any such deposit and the circumstances that require that a deposit be made will be set forth in the related terms document. Unless another time is specified for making such deposits in the related terms document, these deposits will be made on each Distribution Date.

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Withdrawals from the Class D Reserve Account

Withdrawals will be made from the Class D reserve subaccounts in the amount and manner required under the Card series indenture supplement.

Final Payment of the Notes

Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective notes. However, Card series Principal Amounts will be allocated to pay principal on the notes only up to their Nominal Liquidation Amount, which will be reduced for charge-offs due to uncovered Card series Defaulted Amounts and reallocations of Card series Principal Amounts to pay interest on senior classes of notes or servicing fees. In addition, if a sale of assets in Asset Pool 1 occurs, as described in “—Sale of Assets,” the amount of assets sold will not exceed (and may be less than) the Nominal Liquidation Amount of, plus any accrued, past due or additional interest on, the related tranche of notes. If the Nominal Liquidation Amount of a tranche has been reduced, noteholders of such tranche will receive full payment of principal only to the extent proceeds from the sale of assets, amounts received from an applicable derivative agreement and amounts which have been previously deposited in an issuer trust account for such tranche of notes are sufficient to pay the full principal amount.

On the date of a sale of assets, the proceeds of such sale will be available to pay the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche.

A tranche of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued interest on that tranche of notes;

•	the legal maturity date of that tranche of notes, after giving effect to all deposits, allocations, reallocations, sales of assets and payments to be made on that date; or

•	the date on which a sale of assets has taken place with respect to such tranche, as described in “—Sale of Assets.”

Pro Rata Payments Within a Tranche

All notes of a tranche will receive payments of principal and interest pro rata based on the stated principal amount of each note in that tranche.

Shared Excess Finance Charge Amounts

For any month, Card series Finance Charge Amounts remaining after making the application described in the first eleven clauses of “—Application of Card Series Finance Charge Amounts” above will be available for allocation to other series of notes in Excess Finance Charge Sharing Group A. Such amounts, including excesses, if any, from other series of notes in Excess Finance Charge Sharing Group A and other series of investor certificates issued by the master trust, called shared Excess Finance Charge Amounts, will be allocated to cover certain shortfalls in Finance Charge Amounts for the series of notes in Excess Finance Charge Sharing Group A, if any, which have not been covered out of Finance Charge Amounts allocable to such series. If these shortfalls exceed shared Excess Finance Charge Amounts for any month, shared Excess Finance Charge Amounts will be allocated pro rata among the applicable series of notes in Excess Finance Charge Sharing Group A based on the relative amounts of those shortfalls. To the extent that shared Excess Finance Charge Amounts exceed those shortfalls, the balance will be treated as shared Excess Finance Charge Amounts to be applied as follows:

•	first, by other series of notes in Asset Pool 1 not included in Excess Finance Charge Sharing Group A,

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•	second, by other series of investor certificates issued by the master trust, to the extent needed,

•	third, by other series of notes issued by the issuance trust not included in Asset Pool 1, and

•	finally, if not needed by any other series of notes, paid to the issuer.

For the Card series notes, shared Excess Finance Charge Amounts, to the extent available and allocated to the Card series, will cover shortfalls in the first seven applications described in “—Application of Card Series Finance Charge Amounts” above.

However, the sharing of excess Finance Charge Amounts will continue only until such time, if any, as the issuer shall deliver to the indenture trustee a certificate to the effect that the continued sharing of excess Finance Charge Amounts would have adverse regulatory implications for the bank or an affiliate. Following the delivery by the issuer of any such certificate to the indenture trustee, there will not be any further sharing of excess Finance Charge Amounts. While any series of notes issued by the issuance trust may be included in an excess finance charge sharing group, there can be no assurance that:

—any other series will be included in such group,

—there will be any excess Finance Charge Amounts for such group for any month, or

—the issuer will not at any time deliver the certificate discontinuing sharing described above.

While the issuer does not believe that, based on the applicable rules and regulations as currently in effect, the sharing of excess finance charge amounts will have an adverse regulatory implication for the bank or an affiliate, there can be no assurance that this will continue to be true in the future.

Shared Excess Principal Amounts

For any month, Card series Principal Amounts that are not needed to make targeted deposits to the principal funding account as described in “—Application of Card Series Principal Amounts” above will be available for allocation to other series of notes in Principal Sharing Group A. Such amounts, including excesses, if any, from other series of notes in Principal Sharing Group A, called shared excess principal amounts, will be allocated to cover shortfalls in Principal Amounts for other series of notes in Principal Sharing Group A, if any, which have not been covered out of Principal Amounts allocable to such series. If these shortfalls exceed shared excess principal amounts for any month, shared excess principal amounts will be allocated pro rata among the applicable series of notes in Principal Sharing Group A based on the relative amounts of those shortfalls. To the extent that shared excess principal amounts exceed those shortfalls, the balance will be treated as shared excess principal amounts for application by other series of investor certificates issued by the master trust, to the extent needed, and, then, paid to the transferor. For the Card series notes, shared excess principal amounts, to the extent available and allocated to the Card series notes, will cover shortfalls in the first seven applications described in “—Application of Card Series Principal Amounts” above.

Only series secured by the assets in Asset Pool 1 may be included in Principal Sharing Group A. Shared excess principal amounts will first be shared within Principal Sharing Group A. Afterward, any remaining shared excess principal amounts will be shared with other series not included in Principal Sharing Group A but still in Asset Pool 1. Shared excess principal amounts will not be available for application by other series not included in Asset Pool 1.

Servicer Compensation

The servicer is entitled to receive a monthly servicing fee as compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer. For each month, the servicing fee allocable to the Card series notes will equal the sum of the servicing fees for each collateral certificate included in Asset Pool 1, including the servicing fee allocated to the COMT collateral certificate described in “The Master Trust—Servicing Compensation and Payment of Expenses” in the accompanying prospectus. The portion of the servicing fee allocated to the Card series noteholders will be paid from Card series Finance Charge Amounts as described in “—Application of Card Series Finance Charge Amounts” in this prospectus supplement.

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The Capital One Credit Card Portfolio

The Capital One credit card portfolio (referred to in this prospectus supplement and the accompanying prospectus as the “Bank Portfolio”) is primarily comprised of VISA and MasterCard accounts originated by Capital One Bank, Capital One Bank’s predecessor and Capital One, F.S.B. Although such accounts were not originated using identical underwriting criteria, the receivables arising under such accounts are assessed finance charges having the following annual percentage rate characteristics.

Fixed Rate or Variable Rate

An annual percentage rate is either a fixed rate or a variable rate that adjusts periodically according to an index. Some accounts have a low fixed rate.

Introductory Period or Non-introductory Period

An account may have an introductory period during which a relatively low annual percentage rate is charged. In such instances, the annual percentage rate is converted to a higher annual percentage rate at the end of the introductory period. Both introductory and non-introductory rate products include customized products targeted at a range of credit risk profiles, such as low fixed-rate cards and secured cards, as well as special interests, such as affinity and joint account cards, co-brand cards, student cards and other cards targeted to certain other market segments. Historically, non-introductory rate cards tend to have lower credit lines, balances that build over time, less attrition, higher interest margins, higher fees and, in some cases, higher delinquencies and credit losses than the bank’s low introductory rate products.

The Master Trust Portfolio

General

The receivables conveyed to the master trust arise in accounts selected from the Bank Portfolio based on the eligibility criteria specified in the pooling agreement as applied on the Master Trust Cut-Off Date and subsequent additional cut-off dates. See “The Master Trust—Master Trust Assets,” “—Conveyance of Receivables” and “—Representations and Warranties” in the accompanying prospectus.

The number of low fixed-rate products and non-introductory rate products in the Master Trust Portfolio has been increasing, and as the number of these accounts increases and as such accounts season, the characteristics of these accounts as described above in “The Capital One Credit Card Portfolio” will have a more significant effect on the Master Trust Portfolio. Receivables added to the master trust have included and will include such low fixed-rate and non-introductory rate credit card receivables, which on the issuance date constitute, and at any given time thereafter may constitute, a material portion of the Master Trust Portfolio. See “Risk Factors,” “The Bank’s Credit Card and Consumer Lending Business—Underwriting Procedures” and “Certain Legal Aspects of the Receivables—Certain Matters Relating to the Transfer of the Receivables and the COMT Collateral Certificate” in the accompanying prospectus.

Delinquency and Loss Experience

Because new accounts usually initially exhibit lower delinquency rates and credit losses, the growth of the Master Trust Portfolio from approximately $11.340 billion at year end 1998, to approximately $26.191 billion as of June 30, 2002, has had the effect of significantly lowering the charge-off and delinquency rates for the entire portfolio from what they otherwise would have been. However, as the proportion of new accounts to seasoned accounts becomes smaller, this effect should be lessened. As seasoning occurs or if new account origination slows, the bank expects that the charge-off rates and delinquencies will increase over time. The delinquency and

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net loss rates at any time reflect, among other factors, the quality of the credit card loans, the average seasoning of the accounts, the success of the bank’s collection efforts, the product mix of the Master Trust Portfolio and general economic conditions.

The following tables set forth the delinquency and loss experience for the Master Trust Portfolio for each of the periods shown. The Master Trust Portfolio includes groups of accounts, each created in connection with a particular solicitation, which may, when taken individually, have delinquency and loss characteristics different from those of the overall Master Trust Portfolio. There can be no assurance that the delinquency and loss experience for the receivables in the future will be similar to the historical experience set forth below for the Master Trust Portfolio.

Delinquencies as a Percentage of the Master Trust Portfolio(1)(2)
(Dollars in Thousands)

			At Year End
	At June 30, 2002		2001		2000		1999		1998
Number of Days Delinquent	Delinquent Amount	Percentage	Delinquent Amount	Percentage	Delinquent Amount	Percentage	Delinquent Amount	Percentage	Delinquent Amount	Percentage
30 - 59 days	$444,404	1.70%	$431,027	1.76%	$221,888	1.45%	$204,104	1.71%	$200,163	1.77%
60 - 89 days	282,788	1.08	274,484	1.12	140,239	0.92	135,125	1.13	123,563	1.09
90 + days	569,304	2.17	577,927	2.35	258,879	1.69	259,727	2.18	244,860	2.15

TOTAL	$1,296,496	4.95%	$1,283,438	5.23%	$621,006	4.06%	$598,956	5.02%	$568,586	5.01%

(1)
The percentages are the result of dividing the delinquent amount by end of period receivables outstanding for the applicable period. The delinquent amount is the dollar amount of month end delinquencies in each category for the period. The end of period receivables outstanding at year end 2001, 2000, 1999 and 1998 were $24,554,226,000, $15,296,703,384, $11,938,165,168 and $11,340,121,267, respectively. The end of period receivables outstanding at June 30, 2002 were $26,190,920,540.

(2)	Figures and percentages in this table are reported on a processing month basis.

Loss Experience for the Master Trust Portfolio
(Dollars in Thousands)

	Six Months Ended	Year Ended
	June 30, 2002	2001	2000	1999	1998
Average Receivables Outstanding	$25,032,697	$19,437,124	$12,853,302	$10,972,590	$10,591,596
Gross Losses	$699,332	$1,014,811	$579,916	$602,282	$832,849
Gross Losses as a Percentage of Average Receivables Outstanding(1)	5.59%	5.22%	4.51%	5.49%	7.86%
Recoveries	$202,700	$267,708	$205,038	$180,336	$136,336
Net Losses	$496,632	$747,103	$374,878	$421,946	$696,513
Net Losses as a Percentage of Average Receivables Outstanding(1)	3.97%	3.84%	2.92%	3.85%	6.58%

(1)	The percentages reflected for the six months ended June 30, 2002 are annualized figures. Annualized figures are not necessarily indicative of actual results for the entire year.

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Revenue Experience

The following table sets forth the revenues from finance charges and fees billed and interchange received with respect to the Master Trust Portfolio for the periods shown.

Revenue Experience for the Master Trust Portfolio
(Dollars in Thousands)

	Six Months Ended	Year Ended
	June 30, 2002	2001	2000	1999	1998
Average Receivables Outstanding	$25,032,697	$19,437,124	$12,853,302	$10,972,590	$10,591,596
Finance Charges and Fees(1)	$2,256,205	$4,039,937	$2,395,242	$2,145,060	$2,006,714
Yield from Finance Charges and Fees(2)	18.03%	20.78%	18.64%	19.55%	18.95%
Interchange	$270,602	$395,978	$298,005	$194,649	$101,128
Yield from Interchange(2)	2.16%	2.04%	2.32%	1.77%	0.95%

(1)
Finance Charges and Fees do not include interest on subsequent collections on accounts previously charged off. Finance Charges and Fees include monthly periodic rate finance charges, the portion of the annual membership fees amortized on a monthly basis, cash advance fees, late charges, overlimit fees and other miscellaneous fees.

(2)	The percentages reflected for the six months ended June 30, 2002 are annualized figures. Annualized figures are not necessarily indicative of actual results for the entire year.

There can be no assurance that the yield experience for the receivables in the future will be similar to the historical experience set forth above for the Master Trust Portfolio. In addition, revenue from the receivables will depend on the types of fees and charges assessed on the accounts, and could be adversely affected by future changes made by the bank or the servicer in such fees and charges or by other factors. See “Risk Factors” in the accompanying prospectus.

The revenue from finance charges and fees for the accounts in the Master Trust Portfolio shown in the above table is comprised of three primary components: periodic rate finance charges, the amortized portion of annual membership fees and other charges, such as cash advance fees, late charges, overlimit fees and other miscellaneous fees. If payment rates decline, the balances subject to monthly periodic rate finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally increases. Conversely, if payment rates increase, the balances subject to monthly periodic rate finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally decreases.

The Master Trust Portfolio may experience growth in receivables through the bank’s origination of accounts having an introductory period during which a relatively low annual percentage rate is charged. As the introductory period on these accounts expire, the bank may choose to waive all or part of the annual percentage rate increase for such accounts. Under these circumstances, the yield related to monthly periodic rate finance charges would be adversely affected. The impact of service charges on the Master Trust Portfolio’s yield varies with the type and volume of activity in and the amount of each account, as well as with the number of delinquent accounts. As aggregate account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balances.

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Payment Rates

The following table sets forth the highest and lowest accountholder monthly payment rates for the Master Trust Portfolio during any single month in the periods shown and the average accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of average monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be payments of principal receivables and finance charge receivables on the accounts.

Accountholder Monthly Payment Rates
for the Master Trust Portfolio(1)

	Six Months Ended	Year Ended
	June 30, 2002	2001	2000	1999	1998
Lowest Month(2)	15.15%	14.12%	15.14%	11.21%	9.58%
Highest Month(2)	16.62%	17.08%	17.00%	14.56%	11.94%
Average Payment Rate for the Period	15.82%	15.75%	16.24%	13.20%	10.87%

(1)	The monthly payment rates include amounts which are payments of principal receivables and finance charge receivables with respect to the accounts.
(2)	The monthly payment rates are calculated as the total amounts of payments received during the month divided by the average monthly receivables outstanding for each month.

The Receivables

As of August 31, 2002 (not including $613,660,656 of receivables in additional accounts added to the master trust on September 5, 2002):

•	the Master Trust Portfolio included $25,927,785,633 of principal receivables and $899,653,478 of finance charge receivables;

•	the accounts had an average principal receivable balance of $1,198 and an average credit limit of $4,203;

•	the percentage of the aggregate total receivable balance to the aggregate total credit limit was 28.49%;

•	the average age of the accounts was approximately 34 months;

•	all of the accounts in the master trust portfolio were VISA or MasterCard credit card accounts, of which 37% were standard accounts and 63% were premium accounts; and

•	approximately 36% of the accounts in the Master Trust Portfolio were assessed a variable rate periodic finance charge and approximately 64% were assessed a fixed rate periodic finance charge.

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The following tables summarize the Master Trust Portfolio by various criteria as of August 31, 2002. References to “Receivables Outstanding” in the following tables include both finance charge receivables and principal receivables. Because the future composition and product mix of the Master Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Master Trust Portfolio at any specific time in the future.

Composition by Account Balance
Master Trust Portfolio

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Credit Balance(1)	307,554	1.37%	$(23,244,591.85)	(0.09)%
No Balance(2)	4,846,068	21.64	0.00	0.00
More than $0 and less than or equal to $1,500.00	12,812,905	57.20	6,776,680,789.69	25.26
$1,500.01-$5,000.00	3,082,558	13.76	8,446,615,393.13	31.49
$5,000.01-$10,000.00	1,021,520	4.56	7,094,306,029.73	26.44
Over $10,000.00	329,797	1.47	4,533,081,490.76	16.90

TOTAL	22,400,402	100.00%	$26,827,439,111.46	100.00%

(1)
Credit balances are a result of cardholder payments and credit adjustments applied in excess of the unpaid balance on an account. Accounts which currently have a credit balance are included because receivables may be generated with respect to such accounts in the future.

(2)	Accounts which currently have no balance are included because receivables may be generated with respect to such accounts in the future. Zero balance accounts are not included in these figures.

Composition by Credit Limit(1)
Master Trust Portfolio

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Less than or equal to $1,500.00	11,887,456	53.07%	$5,313,164,388.70	19.80%
$1,500.01-$5,000.00	4,214,639	18.82	5,230,616,903.08	19.50
$5,000.01-$10,000.00	3,672,380	16.39	6,705,612,829.00	25.00
Over $10,000.00	2,625,927	11.72	9,578,044,990.68	35.70

TOTAL	22,400,402	100.00%	$26,827,439,111.46	100.00%

(1)
References to “Credit Limit” herein include both the line of credit established for purchases, cash advances and balance transfers as well as receivables originated under temporary extensions of credit through account management programs. Credit limits relating to these temporary extensions decrease as cardholder payments are applied to the accounts.

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Composition by Payment Status(1)
Master Trust Portfolio

Payment Status	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Current to 29 days(2)	21,087,392	94.14%	$25,401,590,253.95	94.69%
Past due 30 – 59 days	446,128	1.99	456,920,686.67	1.70
Past due 60 – 89 days	298,986	1.33	319,135,740.33	1.19
Past due 90+ days	567,896	2.54	649,792,430.51	2.42

TOTAL	22,400,402	100.00%	$26,827,439,111.46	100.00%

(1)	Payment status is determined as of the prior statement cycle date.
(2)	Accounts designated as current include accounts on which the minimum payment has not been received prior to the second billing date following the issuance of the related bill.

Composition by Account Age
Master Trust Portfolio

Account Age	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Not More than 6 Months	684,533	3.06%	$1,723,256,027.16	6.42%
Over 6 Months to 12 Months	3,118,425	13.92	4,677,066,743.63	17.44
Over 12 Months to 24 Months	5,700,460	25.45	7,039,870,896.77	26.24
Over 24 Months to 36 Months	5,085,217	22.70	4,555,760,926.99	16.98
Over 36 Months to 48 Months	2,964,291	13.23	3,061,783,008.07	11.41
Over 48 Months to 60 Months	2,202,270	9.83	2,670,064,324.80	9.95
Over 60 Months	2,645,206	11.81	3,099,637,184.04	11.56

TOTAL	22,400,402	100.00%	$26,827,439,111.46	100.00%

Composition of Accounts by Accountholder Billing Address

State or Territory	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
California	2,755,196	12.30%	$3,102,792,838.17	11.57%
Texas	1,631,920	7.29	1,862,462,271.93	6.94
New York	1,510,860	6.74	1,653,217,671.22	6.16
Florida	1,506,645	6.73	1,674,726,354.90	6.24
Illinois	960,758	4.29	1,166,756,854.84	4.35
Pennsylvania	932,187	4.16	1,117,712,565.75	4.17
Ohio	879,616	3.93	1,113,224,623.88	4.15
New Jersey	760,197	3.39	863,607,895.72	3.22
Michigan	729,254	3.26	929,484,515.64	3.46
Virginia	656,511	2.93	882,203,576.24	3.29
Others(1)	10,077,258	44.98	12,461,249,943.17	46.45

TOTAL	22,400,402	100.00%	$26,827,439,111.46	100.00%

(1)	No other state individually accounts for more than 2.93% of the Percentage of Total Number of Accounts.

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Since the largest number of accountholders (based on billing addresses) whose accounts were included in the master trust as of August 31, 2002 were in California, Texas, New York and Florida, adverse economic conditions affecting accountholders residing in these areas could affect timely payment by such accountholders of amounts due on the accounts and, accordingly, the actual rates of delinquencies and losses with respect to the Master Trust Portfolio. See “Risk Factors” in the accompanying prospectus.

Capital One Bank and Capital One, F.S.B.

Capital One Bank, a Virginia banking corporation, is a subsidiary of Capital One Financial Corporation. At June 30, 2002, Capital One Bank had assets of approximately $18.0 billion and stockholders’ equity of approximately $2.5 billion.

Capital One, F.S.B. is a federal savings bank and a subsidiary of Capital One Financial Corporation. At June 30, 2002, Capital One, F.S.B. had assets of approximately $12.1 billion and stockholders’ equity of approximately $1.4 billion.

For a more detailed description of Capital One Bank and Capital One, F.S.B., see “The Banks” in the accompanying prospectus.

The Transferor

Capital One Funding, LLC is a limited liability company formed under the laws of the Commonwealth of Virginia on November 13, 2001 and is a wholly-owned subsidiary of the bank. The transferor’s address is 140 East Shore Drive, Room 1048, Glen Allen, Virginia 23059 and telephone is (804) 967-1000.

In addition, other affiliates of the bank may be transferors of assets into Asset Pool 1.

Underwriting

Subject to the terms and conditions of the underwriting agreement for these Class C(2002-1) notes, the issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of these Class C(2002-1) notes set forth opposite its name:

Underwriters	Principal Amount
Salomon Smith Barney Inc.	$20,000,000
Banc One Capital Markets, Inc.	$20,000,000
Barclays Capital Inc.	$20,000,000
Credit Suisse First Boston Corporation	$20,000,000
Lehman Brothers Inc.	$20,000,000

Total	$100,000,000

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $100,000,000 aggregate principal amount of these Class C(2002-1) notes if any of these Class C(2002-1) notes are purchased.

The underwriters have advised the issuer that the several underwriters propose initially to offer these Class C(2002-1) notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [•]% of the principal amount of these Class C(2002-1) notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [•]% of the principal amount.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

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Each underwriter of these Class C(2002-1) notes has agreed that:

•
it has not offered or sold, and will not offer or sell any Class C(2002-1) notes to persons in the United Kingdom prior to the expiration of the period six months from the date of their issuance, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom, within the meaning of the Public Offers of Securities Regulations 1995 (the “Regulations”) and the Financial Services and Markets Act 2000 (the “FSMA”);

•
it has complied and will comply with all applicable provisions of the Regulations and FSMA with respect to anything done by it in relation to the Class C(2002-1) notes in, from or otherwise involving the United Kingdom; and

•
it has only and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Class C(2002-1) notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

In connection with the sale of these Class C(2002-1) notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling these Class C(2002-1) notes sell more notes than the issuer actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of these Class C(2002-1) notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•
syndicate covering transactions, in which members of the selling syndicate purchase these Class C(2002-1) notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•
penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of these Class C(2002-1) notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of these Class C(2002-1) notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The issuer, Capital One Funding and the bank will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities. The issuer’s obligation to indemnify the underwriters will be limited to Finance Charge Amounts from the COMT collateral certificate received by the issuer after making all required payments and required deposits under the indenture and any supplement thereto.

The issuer will receive proceeds of approximately $[•] from the sale of these Class C(2002-1) notes. This amount represents [•]% of the principal amount of those notes. The issuer will receive this amount net of the underwriting discount of $[•]. The underwriting discount represents [•]% of the principal amount of those notes. Additional offering expenses are estimated to be $300,000.

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Glossary of Defined Terms
“Base Rate” means, for any month, the sum of (a) 1.25%, or if the bank or The Bank of New York is not the servicer, 2.0% and (b) the weighted average (based on the Outstanding Dollar Principal Amount of the related Card series notes) of the following:

(i)    for a tranche of Card series dollar interest-bearing notes without a derivative agreement for interest, the note interest rate for that tranche for the period from and including the Monthly Interest Accrual Date for that tranche for that month to but excluding the Monthly Interest Accrual Date for that tranche in the next month;

(ii)    for a tranche of Card series discount notes, the rate of accretion of principal for that tranche for the period from and including the Monthly Interest Accrual Date for that tranche in such month to but excluding the Monthly Interest Accrual Date for that tranche in the next month;

(iii)    for a tranche of Card series notes with a performing derivative agreement for interest, the rate at which payments by the issuer are made to the related derivative counterparty (prior to any netting of payments, if applicable) for the period from and including the Monthly Interest Accrual Date for that tranche in such month to but excluding the Monthly Interest Accrual Date for that tranche in the next month (however, for a tranche of Card series notes with a performing derivative agreement for interest in which the rating on such tranche is not dependant upon the rating of the related derivative counterparty, the amount determined pursuant to this clause will be the higher of (1) the rate determined pursuant to this clause as described above and (2) the rate of interest for that tranche for the period from and including the Monthly Interest Accrual Date for that tranche of Card series notes in such month to but excluding the Monthly Interest Accrual Date for that tranche of Card series notes in the next month; and

(iv)    for a tranche of Card series notes with a non-performing derivative agreement for interest, the rate specified for that date in the related terms document.

“Card series Defaulted Amount” means, for any month, an amount equal to the Floating Allocation Percentage for the Card series times the Default Amount related to Asset Pool 1 for that month.

“Card series Finance Charge Amounts” means, for any month, the amounts to be treated as Card series Finance Charge Amounts as described in “Deposit and Application of Funds—Card Series Finance Charge Amounts” in this prospectus supplement.

“Card series Principal Amounts” means, for any month, the sum of the Principal Amounts allocated to the Card series, dollar receipts for principal under any derivative agreements for tranches of notes of the Card series, any shared excess Principal Amounts allocated to the Card series, and any amounts of Card series Finance Charge Amounts available to cover Card series Defaulted Amounts or reimburse any deficits in the Nominal Liquidation Amount of the Card series notes.

“Class A Available Subordinated Amount of Class B notes” means, for any tranche of Class A notes, with respect to any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Class B notes minus the Class A Usage Amount of Class B notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Available Subordinated Amount of Class C notes” means, for any tranche of Class A notes, with respect to any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Class C notes minus the Class A Usage Amount of Class C notes, each for that tranche of Class A notes as of that Distribution Date.

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“Class A Available Subordinated Amount of Class D notes” means, for any tranche of Class A notes, with respect to any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Class D notes minus the Class A Usage Amount of Class D notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Available Subordinated Amount of Subordinated notes” means, for any tranche of Class A notes, with respect to any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Subordinated notes minus the Class A Usage Amount of Subordinated notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Required Subordinated Amount of Class B notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class A Required Subordinated Amount of Class C notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class A Required Subordinated Amount of Class D notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class A Required Subordinated Amount of Subordinated notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class A Usage Amount of Class B notes” means, with respect to any tranche of Class A notes, on any Distribution Date, an amount, not to exceed the Class A Required Subordinated Amount of Class B notes, equal to the excess, if any, of the Class A Usage Amount of Subordinated notes over the sum of the Class A Required Subordinated Amount of Class C notes and the Class A Required Subordinated Amount of Class D notes, in each case for that Distribution Date, in each case, for that tranche of Class A notes.

“Class A Usage Amount of Class C notes” means, with respect to any tranche of Class A notes for any Distribution Date, an amount, not to exceed the Class A Required Subordinated Amount of Class C notes, equal to the excess, if any, of the Class A Usage Amount of Subordinated notes over the Class A Required Subordinated Amount of Class D notes, in each case, for that tranche of Class A notes.

“Class A Usage Amount of Class D notes” means, with respect to any tranche of Class A notes for any Distribution Date, an amount, not to exceed the Class A Required Subordinated Amount of Class D notes for such tranche of Class A notes, equal to the Class A Usage Amount of Subordinated notes.

“Class A Usage Amount of Subordinated notes” means, for any tranche of outstanding Class A notes, zero on the date of issuance of such tranche and on any Distribution Date thereafter the Class A Usage Amount of Subordinated notes as of the preceding date of determination for such tranche, plus the sum of the following amounts (in each case, such amount shall not exceed the Class A Available Subordinated Amount of Subordinated notes for such tranche after giving effect to the previous clauses, if any):

•
an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class B notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class A Available Subordinated Amount of Class B notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class B notes at the end of the prior month; plus

•
an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class C notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus

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supplement times (ii) the Class A Available Subordinated Amount of Class C notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class C notes at the end of the prior month; plus

•
an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes at the end of the prior month; plus

•
the aggregate amount reallocated on that date from such tranche of Class A notes to the Class B notes, Class C notes or Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
the aggregate amount of Card series Principal Amounts allocated on that date to the interest funding sub-account of such tranche of Class A notes as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class A Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated on that date to the Class C notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus supplement minus the aggregate amount reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class C notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class C notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus supplement or reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class D notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
the aggregate amount of Card series Principal Amounts paid to the servicer on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amount—Class A Servicing Fee Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated on that date to the Class C notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus supplement, minus the aggregate amount reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class C notes for such tranche of Class A notes divided by the

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aggregate Nominal Liquidation Amount of the Class C notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus supplement or reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class D notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Servicing Fee Shortfalls” in this prospectus supplement times (ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; minus

•
an amount (not to exceed the Class A Usage Amount of Class B notes for such tranche of Class A notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class B notes which are reimbursed on such Distribution Date times (ii) the Class A Usage Amount of Class B notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class B notes; minus

•
an amount (not to exceed the Class A Usage Amount of Class C notes for such tranche of Class A notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Distribution Date times (ii) the Class A Usage Amount of Class C notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class C notes; minus

•
an amount (not to exceed the Class A Usage Amount of Class D notes for such tranche of Class A notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class D notes which are reimbursed on such Distribution Date times (ii) the Class A Usage Amount of Class D notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class D notes.

“Class B Available Subordinated Amount of Class C notes” means, for any tranche of Class B notes, with respect to any Distribution Date, an amount equal to the Class B Required Subordinated Amount of Class C notes minus the Class B Usage Amount of Class C notes, each for that tranche of Class B notes as of that Distribution Date.

“Class B Available Subordinated Amount of Class D notes” means, for any tranche of Class B notes, with respect to any Distribution Date, an amount equal to the Class B Required Subordinated Amount of Class D notes minus the Class B Usage Amount of Class D notes, each for that tranche of Class B notes as of that Distribution Date.

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“Class B Available Subordinated Amount of Subordinated notes” means, for any tranche of Class B notes, with respect to any Distribution Date, an amount equal to the Class B Required Subordinated Amount of Subordinated notes minus the Class B Usage Amount of Subordinated notes, each for that tranche of Class B notes as of that Distribution Date.

“Class B Principal Allocation” means for any month an amount equal to the Principal Amounts allocated to the Card series for such month times the sum of the Principal Allocation Amounts for such month for all Class B notes in the Card series divided by the sum of the Principal Allocation Amounts for such month for all Card series notes.

“Class B Required Subordinated Amount of Class C notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class B Required Subordinated Amount of Class D notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class B Required Subordinated Amount of Subordinated notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class B Usage Amount of Class C notes” means, with respect to any tranche of Class B notes for any Distribution Date, an amount, not to exceed the Class B Required Subordinated Amount of Class C notes, equal to the excess, if any, of the Class B Usage Amount of Subordinated notes over the Class B Required Subordinated Amount of Class D notes, in each case, for that tranche of Class B notes.

“Class B Usage Amount of Class D notes” means, with respect to any tranche of Class B notes for any Distribution Date, an amount, not to exceed the Class B Required Subordinated Amount of Class D notes, equal to the Class B Usage Amount of Subordinated notes, in each case, for that tranche of Class B notes.

“Class B Usage Amount of Subordinated notes” means, with respect to any tranche of outstanding Class B notes, zero on the date of issuance of such tranche and on any Distribution Date thereafter the Class B Usage Amount of Subordinated notes as of the preceding date of determination for such tranche, plus the sum of the following amounts (in each case, such amount shall not exceed the Class B Available Subordinated Amount of Subordinated notes for such tranche after giving effect to the previous clauses, if any):

•
an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class C notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class C notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount of charge-offs reallocated on that date from all Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero to the Class C notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class C notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

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•
an amount equal to (i) the aggregate amount of charge-offs allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount of charge-offs reallocated on that date from the Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class D notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
the aggregate amount of charge-offs reallocated from such tranche of Class B notes to the Class C notes or Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class B Notes” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class C notes with respect to Class A notes with a Required Subordinated Amount of Class B notes greater than zero on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class C notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class D notes with respect to Class A notes with a Required Subordinated Amount of Class B notes greater than zero on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class D notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
the aggregate amount reallocated from such tranche of Class B notes to the Class C notes and Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
the aggregate amount of Card series Principal Amounts allocated to the interest funding subaccount of such tranche of Class B notes on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class B Interest Funding Account Shortfalls” in this prospectus supplement; plus

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•
an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement and in the first five clauses of “Deposit and Application of Funds—Allocation of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class C notes with respect to Class A notes with a Required Subordinated Amount of Class B notes greater than zero on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class C notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement and in the first six clauses of “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class D notes with respect to Class A notes with a Required Subordinated Amount of Class B notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement greater than zero times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class D notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement and in the first six clauses of “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement; plus

•
the aggregate amount reallocated from such tranche of Class B notes to the Class C notes and Class D notes to cover servicing fee shortfalls on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement; plus

•
the aggregate amount of Card series Principal Amounts paid to the servicer to cover servicing fee shortfalls on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class B Servicing Fee Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Servicing Fee Shortfalls ” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement and in the first eleven clauses of “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement; minus

•
an amount (not to exceed the Class B Usage Amount of Class C notes for such tranche of Class B notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Distribution Date times (ii) the Class B Usage Amount of Class C notes (prior to giving effect to any reimbursement of Nominal Liquidation

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Amount Deficits on such Distribution Date) for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class C notes; minus

•
an amount (not to exceed the Class B Usage Amount of Class D notes for such tranche of Class B notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class D notes which are reimbursed on such Distribution Date times (ii) the Class B Usage Amount of Class D notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class D notes.

“Class C Available Subordinated Amount of Class D notes” means, for any tranche of Class C notes, with respect to any Distribution Date, an amount equal to the Class C Required Subordinated Amount of Class D notes minus the Class C Usage Amount of Class D notes, each for that tranche of Class C notes as of that Distribution Date.

“Class C Principal Allocation” means for any month an amount equal to the Principal Amounts allocated to the Card series for such month times the sum of the Principal Allocation Amounts for such month for all Class C notes in the Card series divided by the sum of the Principal Allocation Amounts for such month for all Card series notes.

“Class C Required Subordinated Amount of Class D notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class C Usage Amount of Class D notes” means, for any tranche of Class C notes, for any Distribution Date:

•
an amount equal to (i) the aggregate amount of charge-offs allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount of charge-offs reallocated from the Class A notes or the Class B notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class B Notes” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
the aggregate amount of charge-offs reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class C Notes” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated or reallocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus

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supplement and (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” and “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
the aggregate amount of Card series Principal Amounts allocated to the interest funding subaccount of such tranche of Class C notes on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class C Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated or reallocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” and “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement; plus

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•
an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus supplement; plus

•
the aggregate amount of Card series Principal Amounts paid to the servicer on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class C Servicing Fee Shortfalls” in this prospectus supplement; minus

•
an amount (not to exceed the Class C Usage Amount of Class D notes for such tranche of Class C notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class D notes which are reimbursed on such Distribution Date times (ii) the Class C Usage Amount of Class D notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class C notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class D notes.

“Class D Principal Allocation” means, for any month, an amount equal to the Principal Amounts allocated to the Card series for such month times the sum of the Principal Allocation Amounts for such month for all Class D notes in the Card series divided by the sum of the Principal Allocation Amounts for such month for all Card series notes.

“Excess Spread Amounts” means, for the Card series notes for any month, an amount equal to the Finance Charge Amounts allocated to the Card series, minus the aggregate amount required to be applied as described in the first seven applications of “Deposit and Application of Funds—Application of Card Series Finance Charge Amounts” in this prospectus supplement.

“Floating Allocation Amount” means, for any month, for any class or tranche of Card series notes, the sum of:

•
the Nominal Liquidation Amount of such class or tranche of notes as of the last day of the preceding month, or for the first month for any class or tranche of notes, the initial outstanding dollar principal amount of such class or tranche, plus

•
the aggregate amount of any increase in the Nominal Liquidation Amount of that class or tranche of notes during the current month due to the issuance of additional notes of such class or tranche, if such notes are discount notes, accretions of principal on such class or tranche of notes, or the release of prefunding excess amounts for such class or tranche of notes from the applicable principal funding subaccount.

The Floating Allocation Amount for the Card series for any month is the sum of the Floating Allocation Amounts for all tranches of Card series notes for that month.

“LIBOR” means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the beneficiary of the issuer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the beneficiary of the issuer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.

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“LIBOR Determination Date” means (i) October [•], 2002 for the period from and including the issuance date to but excluding November 15, 2002 and (ii) for each interest period thereafter, the second London Business Day prior to each interest payment date on which such interest period commences.

“London Business Day” means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.

“Monthly Interest Accrual Date” means with respect to any outstanding class or tranche of notes:

•	each interest payment date for such class or tranche, and

•
for any month in which no interest payment date occurs, the date in that month corresponding numerically to the next interest payment date for that class or tranche of notes, or in the case of a class or tranche of discount notes, the expected principal payment date for that class or tranche; but

—for the first month in which a class or tranche of notes is issued, the date of issuance of such class or tranche of notes will be the first Monthly Interest Accrual Date for that month for such class or tranche of notes;

—any date on which proceeds from a sale of assets if required under the pooling agreement following the bankruptcy or insolvency of the related transferor following an event of default and acceleration of any class or tranche of notes are deposited into the interest funding account for such class or tranche of notes will be a Monthly Interest Accrual Date for such series, class or tranche of notes;

—if there is no such numerically corresponding date in that month, then the Monthly Interest Accrual Date will be the last Business Day of the month; and

—if the numerically corresponding date in such month is not a Business Day with respect to that class or tranche, then the Monthly Interest Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the monthly interest date will be the last Business Day of the earlier month.

“Monthly Principal Accrual Date” means with respect to any outstanding class or tranche of notes:

•
for any month in which the expected principal payment date occurs for such class or tranche, such expected principal payment date, or if that day is not a Business Day, the next following Business Day; and

•
for any month in which no expected principal payment date occurs for such class or tranche, the date in that month corresponding numerically to the expected principal payment date for that tranche of notes (or for any month following the last expected principal payment date, the date in such month corresponding numerically to the preceding expected principal payment date for such tranche of notes); but

—following a Pay Out Event, the second Business Day following such Pay Out Event shall be a Monthly Principal Accrual Date;

—any date on which prefunded excess amounts are released from any principal funding subaccount and deposited into the principal funding subaccount of any tranche of notes on or after the expected principal payment date for such tranche of notes will be a Monthly Principal Accrual Date for such tranche of notes;

—any date on which proceeds from a sale of assets if required under the pooling agreement following the bankruptcy or insolvency of the related transferor following an event of default and acceleration of any class or tranche of notes are deposited into the principal funding account for such class or tranche of notes will be a Monthly Principal Accrual Date for such class or tranche of notes;

—if there is no numerically corresponding date in that month, then the Monthly Principal Accrual Date will be the last Business Day of the month; and

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—if the numerically corresponding date in such month is not a Business Day, the Monthly Principal Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Principal Accrual Date will be the last Business Day of the earlier month.

“Nominal Liquidation Amount Deficit” means, for any tranche of notes, the excess of the Adjusted Outstanding Dollar Principal Amount minus the Nominal Liquidation Amount of the tranche.

“Performing” means, with respect to any derivative agreement, that no payment default or repudiation by the derivative counterparty has occurred and such derivative agreement has not been terminated.

“Portfolio Yield” means, for any month, the annualized percentage equivalent of a fraction:

•	the numerator of which is equal to the sum of:

—Finance Charge Amounts allocated to the Card series notes for the related Distribution Date; plus

—the net investment earnings, if any, in the interest funding sub-accounts for notes of the Card series notes on such Distribution Date; plus

—any amounts to be treated as Card series Finance Charge Amounts remaining in interest funding sub-accounts after a sale of assets as described in “Deposit and Application of Funds—Sale of
Assets” in this prospectus supplement; plus

—any shared excess finance charge amounts from any other series of notes; plus

—the excess, if any, of the shortfalls in the investment earnings on amounts in any principal funding accounts for notes of the Card series to pay the interest payable on such amounts over the sum of (i) any withdrawals of amounts from the accumulation reserve subaccount and (ii) any additional finance charge collections allocable to the Card series notes, in each case, to cover such shortfalls as described under “Deposit and Application of Funds—Card Series Finance Charge Amounts”; minus

—the Card series Defaulted Amounts for such month; and

•	the denominator of which is the Floating Allocation Amount for the Card series for such month.

“Principal Allocation Amount” means, for any month, for any Card series notes:

•
for all classes or tranches of Card series notes in a period in which deposits are required to be made in the related principal funding account, the Nominal Liquidation Amount of such class or tranche prior to the start of the most recent of such periods for such class or tranche, and

•	for all other classes or tranches of outstanding Card series notes, the sum of:

•
the Nominal Liquidation Amount of such class or tranche of notes at the end of the prior month, or for the first month for any class or tranche of notes, the initial outstanding dollar principal amount of such class or tranche, plus

•
the aggregate amount of any increase in the Nominal Liquidation Amount of that class or tranche of notes during the current month due to the issuance of additional notes of such class or tranche, if such notes are discount notes, the accretion of principal on such class or tranche of notes, and the release of prefunding excess amounts for such class or tranche of notes from the applicable principal funding subaccount.

Because each tranche of notes is subject to being paired with a future tranche of notes, if an early redemption event occurs with respect to a paired tranche of notes during a period in which deposits are required to be made

S-67

in the related principal funding account for such tranche of notes, the issuer may designate a different Principal Allocation Amount for the paired tranche of notes.

The Principal Allocation Amount for the Card series for any month is the sum of the Principal Allocation Amounts for all Card series notes for that month.

“Principal Sharing Group A” means the various series of notes—which will include the Card series—that have been designated as a single group for the purpose of sharing excess principal amounts.

“Required Excess Spread Amount” means, for any month, $0; provided, however, that this amount may be changed if the issuer (i) receives the consent of the rating agencies and (ii) reasonably believes that the change will not have a material adverse effect on the notes.

“Shared Excess Finance Charge Amounts Group A” means the various series of notes—which will include the Card series—that have been designated as a single group for the purpose of sharing Excess Finance Charge Amounts.

“Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

S-68

Annex I

Outstanding Series, Classes and Tranches of Notes
The information provided in this Annex I is an integral part of the prospectus supplement.

Card series

Class C	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date

Class B	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date
* Class B(2002-1)	10/[•]/02	$100,000,000	One-Month LIBOR + [•]%	September 2005	July 2008

Class A	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date

*	Expected Issuance.

A-I-1

Annex II

Outstanding Master Trust Series

The information provided in this Annex II is an integral part of the prospectus supplement.

#	Series/Class	Issuance Date	Invested Amount	Certificate Rate	Expected Final Payment Date	Termination Date
1	1996-3 Class A Class B	12/18/96 — —	$400,000,000 $55,000,000	One Month LIBOR + .12% Floating Rate	January 2004 March 2004	March 2007 March 2007

2	1997-2 Class B Class C	8/18/97 — —	$55,243,375 $45,199,125	Floating Rate —	October 2002 —	October 2005 —

3	1998-1 Class A Class B Class C	4/1/98 — — —	$500,000,000 $50,236,407 $40,780,142	6.310% 6.356% —	April 2008 June 2008 —	June 2011 June 2011 —

4	1998-4 Class A Class B Class C	11/17/98 — — —	$631,875,000 $60,000,000 $58,125,000	5.43% Floating Rate —	November 2003 January 2004 —	January 2007 January 2007 —

5	1998-5	11/20/98	up to $531,000,000	Floating Rate	—	February 2005

6	1998-6	12/22/98	up to $500,000,000	Floating Rate	—	March 2007

7	1999-1 Class A Class B Collateral Invested Amount	5/18/99 — — —	$500,000,000 $62,500,000 $62,500,000	One Month LIBOR + .14% One Month LIBOR + ..34% —	May 2004 May 2004 —	July 2007 July 2007 —

8	1999-3 Class A Class B Collateral Invested Amount	7/27/99 — — —	$400,000,000 $50,000,000 $50,000,000	One Month LIBOR + .25% One Month LIBOR + ..48% —	July 2006 July 2006 —	September 2009 September 2009 —

9	1999-A	10/5/99	up to $450,000,000	Floating Rate	—	January 2008

10	1999-4 Class A Class B Collateral Invested Amount	10/21/99 — — —	$480,000,000 $60,000,000 $60,000,000	Floating Rate Floating Rate —	August 2004 August 2004 —	October 2007 October 2007 —

11	2000-1 Class A Class B Collateral Invested Amount	3/3/00 — — —	$498,000,000 $51,000,000 $51,000,000	7.10% 7.30% —	February 2003 February 2003 —	April 2006 April 2006 —

12	2000-2 Class A Class B Collateral Invested Amount	7/27/00 — — —	$622,500,000 $63,750,000 $63,750,000	7.20% 7.35% —	June 2005 June 2005 —	August 2008 August 2008 —

13	2000-3 Class A Class B Collateral Invested Amount	8/24/00 — — —	$807,500,000 $92,500,000 $100,000,000	One Month LIBOR + .19% One Month LIBOR + ..51% —	August 2007 August 2007 —	October 2010 October 2010 —

14	2000-4 Class A Class B Collateral Invested Amount	10/26/00 — — —	$975,000,000 $120,000,000 $105,000,000	One Month LIBOR + .14% Floating Rate —	October 2005 October 2005 —	August 2008 August 2008 —

A-II-1

#	Series/Class	Issuance Date	Invested Amount	Certificate Rate	Expected Final Payment Date	Termination Date

15	2000-5 Class A Class B Collateral Invested Amount	11/28/00 — — —	$1,015,625,000 $125,000,000 $109,375,000	One Month LIBOR + .10% One Month LIBOR + ..375% —	October 2003 October 2003 —	August 2006 August 2006 —

16	2001-A	1/18/01	up to 500,000,000	Floating Rate	—	November 2005

17	2001-1 Class A Class B Collateral Invested Amount	2/28/01 — — —	$975,000,000 $120,000,000 $105,000,000	One Month LIBOR + .20% One Month LIBOR + ..51% —	February 2008 February 2008 —	December 2010 December 2010 —
18	2001-2 Class A Class B Collateral Invested Amount	5/2/01 — — —	$975,000,000 $120,000,000 $105,000,000	One Month LIBOR + .14% One Month LIBOR + ..40% —	March 2006 March 2006 —	January 2009 January 2009 —

19	2001-3 Class A Class B Collateral Invested Amount	5/17/01 — — —	$633,750,000 $58,125,000 $58,125,000	5.45% One Month LIBOR + .41% —	May 2006 May 2006 —	March 2009 March 2009 —

20	2001-4 Class A Class B Collateral Invested Amount	6/27/01 — — —	$812,500,000 $100,000,000 $87,500,000	One Month LIBOR + .08% One Month LIBOR + ..37% —	June 2004 June 2004 —	April 2007 April 2007 —

21	2001-5 Class A Class B Collateral Invested Amount	8/22/01 — — —	$845,000,000 $77,500,000 $77,500,000	5.30% One Month LIBOR + .38% —	August 2006 August 2006 —	June 2009 June 2009 —

22	2001-6 Class A Class B Collateral Invested Amount	9/12/01 — — —	$1,056,250,000 $130,000,000 $113,750,000	One Month LIBOR + .19% One Month LIBOR + ..50% —	August 2008 August 2008 —	June 2011 June 2011 —

23	2001-7 Class A Class B Collateral Invested Amount	10/18/01 — — —	$845,000,000 $77,500,000 $77,500,000	3.85% One Month LIBOR + .45% —	October 2004 October 2004 —	August 2007 August 2007 —

24	2001-8 Class A Class B Collateral Invested Amount	11/1/01 — — —	$845,000,000 $77,500,000 $77,500,000	4.60% One Month LIBOR + .55% —	October 2006 October 2006 —	August 2009 August 2009 —

25	2002-1 Class A Class B Collateral Invested Amount	1/18/02 — — —	$812,500,000 $100,000,000 $87,500,000	One Month LIBOR + .20% One Month LIBOR + ..60% —	January 2009 January 2009 —	November 2011 November 2011 —

26	2002-2 Class A Class B Collateral Invested Amount	4/17/02 — — —	$503,750,000 $62,000,000 $54,250,000	One Month LIBOR + .13% Floating Rate —	March 2007 March 2007 —	January 2010 January 2010 —

27	2002-3 Class A Class B Collateral Invested Amount	5/9/02 — — —	$1,096,875,000 $135,000,000 $118,125,000	One Month LIBOR + .08% 4.55% —	April 2005 April 2005 —	February 2008 February 2008 —

28	2002-4 Class A Class B Collateral Invested Amount	6/7/02 — — —	$633,750,000 $58,125,000 $58,125,000	4.90% One Month LIBOR + .50% —	May 2007 May 2007 —	March 2010 March 2010 —

29	2002-A	6/27/02	up to $500,000,000	Floating Rate	—	June 2005

30	2002-B	7/2/02	up to $1,000,000,000	Floating Rate	—	May 2006

A-II-2

Capital One Multi-asset Execution Trust
Issuer
Capital One Funding, LLC
Originator of the Issuer

Capital One Bank
Servicer

Card series

$100,000,000

Class C(2002-1) Notes

PROSPECTUS SUPPLEMENT

Underwriters

Salomon Smith Barney

Banc One Capital Markets, Inc.

Barclays Capital

Credit Suisse First Boston

Lehman Brothers

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus.

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED SEPTEMBER 12, 2002
Representative Form of Prospectus Supplement for a Multiple Tranche Series
Prospectus Supplement dated [•] [•], [•] to Prospectus dated [•] [•], [•]

Capital One Multi-asset Execution Trust
Issuer
Capital One Funding, LLC
Originator of the Issuer
Capital One Bank
Servicer

Card series
$[•] Class [•](200[•]-[•]) Notes

The issuer will issue and sell:	Class [•](200[•]-[•]) Notes
Principal amount	$[•]
Interest rate	[[one-][three-] month LIBOR plus] [•]% per year
Interest payment dates	[15th] day of each [calendar month], beginning in [•] [•]
Expected principal payment date	[•] [•], [•]
Legal maturity date	[•] [•], [•]
Expected issuance date	[•] [•], [•]
Price to public	$[•] (or [•]%)
Underwriting discount	$[•] (or [•]%)
Proceeds to the issuer	$[•] (or [•]%)

The Class [•](200[•]-[•]) notes are a tranche of Class [•] notes of the Card series. Interest and principal payments on Class [•] notes are subordinated to payments on [Class A notes of the Card series] [and Class B notes of the Card series].

The assets of the issuer securing the Card series notes include:

•	the collateral certificate, Series 2002-CC issued by the Capital One Master Trust; and

•
the collection account and any other supplemental accounts in Asset Pool 1, including the interest funding account, the principal funding account, the accumulation reserve account, the Class C reserve account and the Class D reserve account.

You should consider the discussion under “Risk Factors” beginning on page S-[•] in this prospectus supplement and on page [•] of the accompanying prospectus before you purchase any Card series notes.

The Card series notes are obligations of the issuer only and are not obligations of any other person. Each tranche of Card series notes is secured by only some of the assets of the issuer. Noteholders will have no recourse to any other assets of the issuer for the payment of the Card series notes.

The Card series notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters

Co. A            Co. B            Co. C            Co. D

Important Notice about Information Presented in this
Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the Card series notes in two separate documents that progressively provide more detail: (a) this prospectus supplement, which will describe the specific terms of the Card series notes and the Class [•](200[•]-[•]) notes and (b) the accompanying prospectus, which provides general information about each series of notes which may be issued by the Capital One Multi-asset Execution Trust, some of which may not apply to the Card series notes or the Class [•](200[•]-[•]) notes.

This prospectus supplement may be used to offer and sell the Class [•](200[•]-[•]) notes only if accompanied by the prospectus.

This prospectus supplement may supplement disclosure in the accompanying prospectus. If the description of the terms of the Card series notes or the Class [•](200[•]-[•]) notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including the information incorporated by reference. We have not authorized anyone to provide you with different information.

We are not offering the Class [•](200[•]-[•]) notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

Transaction Summary

Issuer:	Capital One Multi-asset Execution Trust
Transferor:	Capital One Funding, LLC
Master Trust Servicer:	Capital One Bank
Originators of the Master Trust:	Capital One Bank and
Capital One, F.S.B.
Indenture Trustee:	The Bank of New York
Issuance Date:	[•] [•], [•]
Servicing Fee Rate:	2.00%
Clearance and Settlement:	DTC/Clearstream/Euroclear

Class [•](200[•]-[•]) Notes
Principal Amount	$[•]
Anticipated Ratings: * (Moody’s/Standard & Poor’s/Fitch)	[•]/[•]/[•]
Credit Enhancement:	subordination of [Class B notes, Class C notes and] Class D notes
Interest Rate:	[one-month LIBOR plus] [•]% per year
Interest Accrual Method:	[actual/360] [30/360]
Interest Payment Dates:	[monthly (15th)]
First Interest Payment Date:	[•] [•], [•]
[Note Interest Rate Index Reset Date:]	[2 London business days before each interest payment date]
Expected Principal Payment Date:	[•] [•], [•]
Legal Maturity Date:	[•] [•], [•]
ERISA Eligibility (investors are cautioned to consult with their counsel):	Yes, subject to important considerations described under “Benefit Plan Investors” in the accompanying prospectus
Debt for United States Federal Income Tax Purposes (investors are cautioned to consult with their tax counsel):	Yes, subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus

* It is a condition to issuance of the Class [•](200[•]-[•]) notes that at least one of these ratings be obtained.

i

(continued)

ii

Prospectus Supplement Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus supplement and the accompanying prospectus before you purchase any notes.

The Issuer

Capital One Multi-asset Execution Trust, a Delaware trust, is the issuer of the notes.

We refer to the Capital One Multi-asset Execution Trust as the “issuance trust” or the “issuer.”

Securities Offered

$[•] [Floating Rate] [[•]%] Class [•](200[•]-[•]) notes.

These Class [•](200[•]-[•]) notes are part of a series of notes called the “Card series.” The Card series consists of Class A notes, Class B notes, Class C notes and Class D notes. These Class [•](200[•]-[•]) notes are a tranche of the Class [•] notes of the Card series.

These Class [•](200[•]-[•]) notes are issued by, and are obligations of, the issuance trust. The issuer expects to issue other classes and tranches of notes of the Card series which may have different interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other characteristics. In addition, the issuer may issue other series of notes which may have different assets securing the notes, interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other characteristics. See “The Notes—Issuances of New Classes and Tranches of Card Series Notes” in this prospectus supplement and “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus.

Each class of notes in the Card series may consist of multiple tranches. Notes of any tranche may be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement, and all other conditions to issuance are satisfied. See “The Notes—Issuances of New Classes and Tranches of Card Series Notes” in this prospectus supplement and “The Notes— Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus.

The expected principal payment dates and legal maturity dates of tranches of senior and subordinated classes of the Card series may be different. Therefore, subordinated notes may have expected principal payment dates and legal maturity dates that are earlier than some or all of the senior notes of the Card series. Subordinated notes generally will not be paid before their legal maturity date unless, after payment, the remaining outstanding subordinated notes provide the credit enhancement required for the senior notes.

In general, the subordinated notes of the Card series serve as credit enhancement for all of the senior notes of the Card series, regardless of whether the subordinated notes are issued before, at the same time as or after the senior notes of the Card series. However, each senior tranche of notes has access to credit enhancement in an amount not exceeding its required subordinated amount minus the amount of usage of that required subordinated amount. In addition, certain tranches of senior notes may have different required subordinated amounts from other tranches of senior notes or may attain their credit enhancement only from certain subordinated classes of Card series notes, or through other forms of credit enhancement. For example, if a tranche of Class A notes requires credit enhancement solely from Class C notes and Class D notes, the Class B notes will not, in that case, provide credit enhancement for that tranche of Class A notes. If the available subordinated amount of a tranche of notes is reduced due to usage of its required subordinated amount, the credit exposure for that tranche will increase. The amount of credit exposure of any particular tranche of notes is generally a function of the total amount of notes issued, the required subordinated amount, the amount of usage of the required subordinated amount and the amount on deposit in the applicable principal funding subaccounts.

Only the Class [•](200[•]-[•]) notes are being offered through this prospectus supplement and the accompanying prospectus. Other series, classes and tranches of notes, including other tranches of notes that are included in the Card series as a part of the Class [•] notes, may be issued by the issuance trust in the future.

Risk Factors

Investment in the Class [•](200[•]-[•]) notes involves risks. You should consider carefully the risk factors beginning on page S-[•] in this prospectus supplement and beginning on page [•] in the accompanying prospectus.

The Card Series

These Class [•](200[•]-[•]) notes are expected to be the [•] tranche of the Class [•] notes issued by the issuance trust in the Card series. Upon the issuance of the Class [•](200[•]-[•]) notes, the Card series is expected to be the [only] outstanding series of notes issued by the issuance trust.

See “Annex I: Outstanding Series, Classes and Tranches of Notes” in this prospectus supplement for information on the other outstanding notes in the Card series issued, or expected to be issued upon or prior to the issuance of these Class [•](200[•]-[•]) notes, by the issuance trust.

Asset Pool 1

The Card series, including your Class [•](200[•]-[•]) notes, will be secured by the assets in Asset Pool 1. In addition to the Card series, the issuance trust may issue other series of notes that are secured by the assets in Asset Pool 1. Each series of notes in Asset Pool 1 will be entitled to its allocable share of the assets in Asset Pool 1.

The issuer may designate additional asset pools, with collateral separate from that of Asset Pool 1, that will secure other series, classes and tranches of notes issued by the issuer. Currently, Asset Pool 1 is the only asset pool designated by the issuer. Other than as specifically described in this prospectus supplement, Class [•](200[•]-[•]) noteholders will have no recourse to the assets of any asset pool other than Asset Pool 1, and the Class [•](200[•]-[•]) notes will not be secured by the assets of any asset pool other than Asset Pool 1.
See “The Notes—Sources of Funds to Pay the Notes—Asset Pool 1” in this prospectus supplement.

The COMT collateral certificate is currently the primary source of funds in Asset Pool 1 for the payment of principal of and interest on the Class [•](200[•]-[•]) notes. The COMT collateral certificate represents an undivided interest in the assets of the Capital One Master Trust.

We refer to the Capital One Master Trust as “COMT” or the “master trust.”

The master trust’s assets primarily include credit card receivables from selected MasterCard® and VISA® credit card accounts and other revolving credit accounts that meet the eligibility criteria for inclusion in the master trust. These eligibility criteria are discussed in “The Master Trust—Addition of Master Trust Assets” in the accompanying prospectus.

Additionally, in the future, Asset Pool 1 may include additional collateral certificates, each representing an undivided interest in a trust whose assets consist primarily of receivables arising in credit card accounts or other revolving credit accounts owned by Capital One Bank, Capital One, F.S.B. or an affiliate.

See “Annex II: Outstanding Master Trust Series” in this prospectus supplement for additional information on the outstanding series in the master trust.

Interest

These Class [•](200[•]-[•]) notes will accrue interest at an annual rate equal to [one-][three-][month LIBOR plus] [•]% [, as determined on the related LIBOR determination date].

Interest on these Class [•](200[•]-[•]) notes will begin to accrue on the issuance date for the Class [•](200[•]-[•]) notes, expected to be [•] [•], [•], and will be calculated on the basis of a 360-day year [and the actual number of days in the related interest period][consisting of twelve 30-day months]. Each interest period will begin on and include an interest payment date and end on but exclude the next interest payment date. However, the first interest period will begin on and include the issuance date for the Class [•](200[•]-[•]) notes and end on but exclude the first interest payment date for the Class [•](200[•]-[•]) notes, [•] [•], [•].

Interest on the Class [•](200[•]-[•]) notes for any interest payment date will equal the product of:

•	the Class [•] (200[•]-[•]) note interest rate for the applicable interest period; times

•	[the actual number of days in the related interest period] [30] divided by 360; times

•	the outstanding dollar principal amount of the Class [•](200[•]-[•]) notes as of the related record date.

The issuer will make interest payments on these Class [•](200[•]-[•]) notes on the [15th] day of each [month], beginning in [•] [•]. Interest payments due on a day that is not a business day in New York, New York, Richmond, Virginia and Falls Church, Virginia will be made on the following business day.

The payment of interest on a senior class of notes of the Card series on any payment date is senior to the payment of interest on subordinated classes of notes of the Card series on such date. Generally, no payment of interest will be made on any Class B note in the Card series until the required payment of interest has been made to the Class A notes in the Card series. Similarly, generally, no payment of interest will be made on any Class C note in the Card series until the required payment of interest has been made to the Class A notes and the Class B notes in the Card series. However, funds on deposit in the
Class C reserve account will be available only to holders of Class C notes to cover shortfalls of interest on any interest payment date. Similarly, generally, no payment of interest will be made on any Class D notes in the Card series until the required payment of interest has been made to the Class A notes, the Class B notes and the Class C notes in the Card series. However, funds on deposit in the Class D reserve account will be available only to holders of the Class D notes to cover shortfalls of interest on any interest payment date.

Principal

The issuer expects to pay the stated principal amount of these Class [•](200[•]-[•]) notes in one payment on [•] [•], [•], which is the expected principal payment date, and is obligated to do so if funds are available for that purpose in accordance with the provisions of the indenture and the Card series indenture supplement. If the stated principal amount of these Class [•](200[•]-[•]) notes is not paid in full on the expected principal payment date due to insufficient funds, noteholders will generally not have any remedies against the issuance trust until [•] [•], [•], the legal maturity date of these Class [•](200[•]-[•]) notes.

If the stated principal amount of these Class [•](200[•]-[•]) notes is not paid in full on the expected principal payment date, then an early redemption event will occur with respect to these Class [•](200[•]-[•]) notes. As a result, subject to the principal payment rules described below under  “—Subordination; Credit Enhancement” and  “—Required Subordinated Amount and Conditions to Issuance,” principal and interest payments on these Class [•](200[•]-[•]) notes will be made monthly until they are paid in full or until the legal maturity date occurs, whichever is earlier.

Principal of these Class [•](200[•]-[•]) notes may be paid earlier than the expected principal payment date if any other early redemption event or an event of default and acceleration occurs with respect to these Class [•](200[•]-[•]) notes. See “The Indenture—Early Redemption Events” and “—Events of Default” in the accompanying prospectus and “The Notes—Early Redemption of the Notes” in this prospectus supplement.

Nominal Liquidation Amount

The initial nominal liquidation amount of these Class [•](200[•]-[•]) notes is $[•].

The nominal liquidation amount of a tranche of Card series notes is a U.S. dollar amount based on the initial dollar principal amount of that tranche of notes after deducting:

•	the tranche’s share of charge-offs resulting from uncovered default amounts in Asset Pool 1;

•
for subordinated tranches of notes, reallocations of principal amounts allocable to that tranche to pay interest on a senior class of notes in the Card series or to pay a portion of the servicing fees; and

•	the amount on deposit in the principal funding subaccount for that tranche of notes;

and adding back finance charge amounts allocated to that tranche of notes which are used to reimburse reductions in that tranche’s Nominal Liquidation Amount due to:

•	prior charge-offs resulting from uncovered default amounts in Asset Pool 1; or

•	reallocations of principal amounts used to pay interest on senior classes of notes in the Card series or to pay a portion of the servicing fee.

In addition, if additional notes in a tranche of Card series notes are later issued, the nominal liquidation amount of that tranche will increase by the dollar principal amount of that increase.

If the nominal liquidation amount of these Class [•](200[•]-[•]) notes is less than the outstanding principal amount of these Class [•](200[•]-[•]) notes, the principal of and interest on these Class [•](200[•]-[•]) notes may not be paid in full. If the nominal liquidation amount of these Class [•](200[•]-[•]) notes has been reduced, principal amounts and finance charge amounts allocated to pay principal of and interest on these Class [•](200[•]-[•]) notes will be reduced.

For a more detailed discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount,

Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount” in this prospectus supplement and in the accompanying prospectus.

Subordination; Credit Enhancement

[These Class [•](200[•]-[•]) notes generally will not receive interest payments on any payment date until the Class A notes[, the Class B notes] [and the Class C notes] have received their full interest payments on such date. Principal amounts allocable to these Class [•](200[•]-[•]) notes may be applied to make interest payments on the Class A notes [, Class B notes] [and the Class C notes] of the Card series or to pay a portion of the servicing fees on the receivables. Principal amounts remaining on any payment date after any reallocations to pay interest on the senior classes of notes of the Card series or for servicing fees will be applied to make targeted deposits to the principal funding subaccounts of the relevant classes of notes in the following order: first to the Class A notes, then to the Class B notes, then to the Class C notes, and then finally to the Class D notes. In each case, principal payments to subordinated classes of notes will only be made if senior classes of notes have received full principal payments on such date and the related subordinated notes are no longer needed to provide the required credit enhancement.

In addition, principal payments on these Class [•](200[•]-[•]) notes are subject to the principal payment rules described in “—Principal Payments on Subordinated Card Series Notes” below.]

Required Subordinated Amount and Conditions to Issuance

The conditions described under “The Notes—Issuances of New Classes and Tranches of Card Series Notes” in this prospectus supplement and “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus must be satisfied in connection with any new issuance of notes. In addition, in order to issue a tranche (or additional notes within a tranche) of Class A notes, Class B notes or Class C notes in the Card series, such tranche’s required subordinated amount of the nominal liquidation amount of subordinated Card series notes must be outstanding and available on the issuance date.

Class A Required Subordinated Amount.    The total required subordinated amount of subordinated notes for a tranche of Class A notes of the Card series is generally equal to a stated percentage of the adjusted outstanding dollar principal amount of that tranche of Class A notes. [For the Class A(200[•]-[•]) notes, that stated percentage is [•]%.]

In addition, each tranche of Class A notes in the Card series will have a required subordinated amount of Class B notes, a required subordinated amount of Class C notes and a required subordinated amount of Class D notes which, in each case, is generally equal to a stated percentage of the adjusted outstanding dollar principal amount of that tranche of Class A notes. [Initially, for the Class A(200[•]-[•]) notes, that stated percentage is [•]% for Class B notes, [•]% for Class C notes and [•]% for Class D notes.] The issuer may change any of these percentages so long as the sum of these stated percentages for each tranche of Class A notes is equal to or greater than [•]%, and provided such change will not result in a shortfall in the available subordination amount for any tranche of Card series notes.

For example, if for a tranche of Class A notes, the required subordinated amount of Class B notes is initially 5%, the required subordinated amount of Class C notes is initially 3%, and the required subordinated amount of Class D notes is initially 2%, in each case, of the adjusted outstanding dollar principal amount of that tranche of Class A notes, then, in this example, any combination of percentages of Class B, Class C or Class D notes would satisfy the required subordinated amount for that tranche of Class A notes, as long as they add up to 10%, and provided such change will not result in a shortfall in the available subordination amount for any tranche of Card series notes.

Class B Required Subordinated Amount.    The total required subordinated amount of subordinated notes for a tranche of Class B notes of the Card series is equal to the sum of the required subordinated amount of Class C notes and the required subordinated amount of Class D notes for that tranche of Class B notes. Generally, Class B notes in the Card series which provide credit enhancement for the Class A notes in the Card series will share the same credit enhancement provided to those Class A notes by the

Class C notes and Class D notes in the Card series. Therefore, (i) the required subordinated amount of Class C notes for a tranche of Class B notes will generally be that Class B tranche’s pro rata share of the aggregate required subordinated amount of Class C notes for all Class A notes in the Card series and (ii) the required subordinated amount of Class D notes for a tranche of Class B notes will generally be that Class B tranche’s pro rata share of the required subordinated amount of Class D notes for all Class A notes in the Card series. See “The Notes—Required Subordinated Amount and Usage Amount—Class B Required Subordinated Amount” in this prospectus supplement for exceptions to these rules.

In addition, if the adjusted outstanding dollar principal amount of the Class B notes of the Card series is greater than the total required subordinated amount of Class B notes for all Class A notes in the Card series, the required subordinated amount of subordinated notes for each tranche of Class B notes in the Card series will include that Class B tranche’s pro rata share of that excess, times a stated percentage . [For the Class B(200[•]-[•]) notes, that stated percentage is [•]%.] Similarly, the required subordinated amount of Class C notes and the required subordinated amount of Class D notes for each tranche of Class B notes in the Card series will include that Class B tranche’s pro rata share of the related excess for each such class, times a stated percentage. [For the Class B(200[•]-[•]) notes, that stated percentage is [•]% for the Class C notes and [•]% for the Class D notes.] The issuer may change any of these percentages so long as the sum of these stated percentages for each tranche of Class B notes is equal to or greater than [•]%, and provided such change will not result in a shortfall in the available subordinated amount for any tranche of Card series notes.

For example, prior to the issuance of any Class A notes in the Card series, the Class B required subordinated amount of subordinated notes will be based entirely on the calculation described in the preceding paragraph. Once Class A notes of the Card series are issued that rely on Class B notes for credit enhancement, the Class B required subordinated amount of subordinated notes will be based on the calculations described in each of the preceding two paragraphs. In addition, reductions in the adjusted outstanding dollar principal amount of a tranche of Class A notes in the Card series will generally result in a reduction in the required subordinated amount for that tranche of Class A notes and, with respect to each tranche of Class B notes in the Card series, a reduction in the required subordinated amount of subordinated notes for that tranche of Class B notes may occur due to more Class B notes in the Card series being outstanding than is required for the Class A notes of the Card series or the issuance of additional Class B notes of the Card series.

Class C Required Subordinated Amount.    Generally, Class C notes in the Card series will share the same credit enhancement provided to the Class A notes and the Class B notes by the Class D notes in the Card series. Therefore, the required subordinated amount of Class D notes for a tranche of Class C notes will generally be that Class C tranche’s pro rata share of the aggregate required subordinated amount of Class D notes for all Class A notes in the Card series plus that Class C tranche’s pro rata share of the required subordinated amount of Class D notes for all Class B notes in the Card series which do not provide credit enhancement for the Class A notes.

In addition, if the adjusted outstanding dollar principal amount of the Class C notes of the Card series is greater than the total required subordinated amount of Class C notes for all Class A notes and for all Class B notes which do not provide credit enhancement for the Class A notes in the Card series, the required subordinated amount of Class D notes for each tranche of Class C notes in the Card series will include that Class C tranche’s pro rata share of that excess, times a stated percentage. [For the Class C(200[•]-[•]) notes, that stated percentage is [•]%.]

For example, prior to the issuance of any Class A notes or Class B notes in the Card series, the Class C required subordinated amount of Class D notes will be based entirely on the calculation described in the preceding paragraph. Once any tranche of Class A notes or Class B notes of the Card series is issued, the Class C required subordinated amount of Class D notes will be based on the calculations described in each of the preceding two paragraphs. In addition, reductions in the adjusted outstanding dollar principal amount of a tranche of Class A notes or Class B notes in the Card series will generally result in a reduction in the required subordinated amount for that tranche of Class A notes or Class B notes. Consequently, with respect to each tranche of Class C notes in the Card series, a reduction in the required subordinated amount of Class D notes for that tranche of Class C notes may occur due to (i) more Class C notes in the Card series being outstanding than is required as subordination for the Class A notes or the Class B notes of the Card series, or (ii) the issuance of additional Class C notes of the Card series.

The formula for calculating the required subordinated amount for any tranche of Class A notes, Class B notes or Class C notes of the Card series may change without the consent of any noteholders. However, each rating agency must confirm that such change in the required subordinated amount will not cause a reduction or withdrawal of the ratings of the related tranche and the issuance trust must deliver to each rating agency and the indenture trustee an opinion that such change in the required subordinated amount will not have certain adverse tax consequences for holders of outstanding notes.

In addition, without the consent of noteholders, the issuance trust may utilize forms of credit enhancement other than subordinated Card series notes in order to provide Class A notes, Class B notes or Class C notes of the Card series with the required credit enhancement. However, each rating agency must confirm that the form of credit enhancement to be used will not cause a reduction or withdrawal of the ratings of any outstanding notes rated by such rating agency and the issuance trust must deliver to each rating agency and the indenture trustee an opinion that the use of that form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes.

See “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement and “The Notes—Required Subordinated Amount” in the accompanying prospectus.

Principal Payments on Subordinated Card Series Notes

No payment of principal will be made on any Class B notes of the Card series unless, following the payment, the remaining nominal liquidation amount of all outstanding Class B notes of the Card series is at least equal to the Class A required subordinated amount of Class B notes for the outstanding Class A notes of the Card series less any usage of the Class A required subordinated amount of Class B notes for those outstanding Class A notes of the Card series.

Similarly, no payment of principal will be made on any Class C notes of the Card series unless, following the payment, the remaining outstanding Class C notes of the Card series are at least equal to the required subordinated amount of Class C notes for the outstanding Class A notes of the Card series and Class B notes of the Card series less any usage of the required subordinated amount of Class C notes for those outstanding Class A notes and Class B notes of the Card series.

Similarly, no payment of principal will be made on any Class D notes of the Card series unless, following the payment, the remaining outstanding Class D notes of the Card series are at least equal to the required subordinated amount of Class D notes for the outstanding Class A notes of the Card series, Class B notes of the Card series and Class C notes of the Card series less any usage of the required subordinated amount of Class D notes for those outstanding Class A notes, Class B notes and Class C notes of the Card series. However, there are some exceptions to these rules.

See “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement and “The Notes—Required Subordinated Amount” in the accompanying prospectus.

[Class C Reserve Account]

[The issuer will establish a Class C reserve subaccount to provide credit enhancement solely for the holders of these Class C(200[•]-[•]) notes. Funds on deposit in the Class C reserve subaccount will be available to holders of these Class C(200[•]-[•]) notes to cover shortfalls of interest payable on interest payment dates. Funds on deposit in the Class C reserve subaccount will also be available to holders of these Class C(200[•]-[•]) notes to cover certain shortfalls in principal. Only the holders of Class C(200[•]-[•]) notes will have the benefit of this Class C reserve subaccount. See “Deposit and Application of Funds—Withdrawals from the Class C Reserve Account” in this prospectus supplement.]

[Initially, the Class C reserve subaccount will not be funded. For any month, the amount targeted to be on deposit in the Class C reserve subaccount for these

Class C(200[•]-[•]) notes is described in the formula below.]

Applicable Funding Percentage	x	Initial Dollar Principal Amount of all Card series notes	x	Nominal Liquidation Amount of the Class C(200[•]-[•]) notes Nominal Liquidation Amount of all Class C notes in the Card series

However, for the first two months, before a three–month average excess spread percentage can be calculated, the targeted deposit will be based on the excess spread percentage, in the case of the first month, and the two-month average excess spread percentage, in the case of the second month. The excess spread percentage for any month is determined by subtracting the base rate from the portfolio yield for that month. See “Glossary of Defined Terms” in this prospectus supplement for a description of base rate and portfolio yield.]

Three-month average excess spread percentage	Funding percentage
[•]% or greater	[	•]%
[•]% to [•]%	[	•]%
[•]% to [•]%	[	•]%
[•]% to [•]%	[	•]%
[•]% to [•]%	[	•]%
[•]% to [•]%	[	•]%
[•]% or less	[	•]%

[For example, if the three-month average excess spread percentage is less than [•]% and greater than [•]%, the amount required to be on deposit in the Class C reserve subaccount for these Class  C(200[•]-[•]) notes is equal to [•]% times the sum of the initial dollar principal amount of all outstanding Card series notes times the nominal liquidation amount of these Class [•] notes divided by the nominal liquidation amount of all Class C notes in the Card series.]

[The amount targeted to be in the Class C reserve subaccount will adjust monthly as the three-month average excess spread percentage rises or falls. If an early redemption event or event of default occurs with respect to these Class C(200[•]-[•]) notes, the targeted Class C reserve subaccount amount will be the aggregate outstanding dollar principal amount of these Class C(200[•]-[•]) notes. See “Deposit and Application of Funds—Targeted Deposits to the Class C Reserve Account” in this prospectus supplement.]

Early Redemption of Notes

In addition to the early redemption events applicable to all notes, including the Class [•](200[•]-[•]) notes, described in the accompanying prospectus, if for any month the average of the excess spread amounts for the three preceding calendar months is less than the required excess spread amount for such month, then an early redemption event for the Class [•](200[•]-[•]) notes will occur.

The excess spread amount for any month is equal to the amount of finance charge amounts allocated to the Card series, minus the targeted interest deposits and servicing fee payments, the default amounts allocated to the Card series and any unreimbursed reductions of the nominal liquidation amount of any tranche of Card series notes for that month.

Currently, the required excess spread amount is zero. This amount may be changed provided the issuer (i) receives the consent of the rating agencies and (ii) reasonably believes that the change will not have a material adverse effect on the noteholders.

See “The Notes—Early Redemption of the Notes” in this prospectus supplement and “The Indenture—Early Redemption Events” in the accompanying prospectus.

Optional Redemption by the Issuer

The servicer or an affiliate has the right, but not the obligation, to direct the issuer to redeem these Class [•](200[•]-[•]) notes in whole but not in part on any day on or after the day on which the nominal liquidation amount of these Class [•](200[•]-[•]) notes is reduced to less than 5% of their highest outstanding dollar principal amount. This redemption option is referred to as a clean-up call. The issuer will not redeem subordinated notes if those notes are required to provide credit enhancement for senior classes of notes of the Card series.

If the issuer is directed to redeem these Class [•](200[•]-[•]) notes, it will notify the registered holders at least 30 days prior to the redemption date. The redemption price of a note will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

If the issuer is unable to pay the redemption price in full on the redemption date, monthly payments on these Class [•](200[•]-[•]) notes will thereafter be made [, subject to the principal payment rules described above under “—Subordination; Credit Enhancement,”] until either the principal of and accrued interest on those notes are paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding subaccount, the interest funding subaccount [and the Class C reserve subaccount] for these Class [•](200[•]-[•]) notes will be applied to make the principal and interest payments on these notes on the redemption date.

Events of Default

The Class [•](200[•]-[•]) notes are subject to certain events of default described in “The Indenture—Events of Default” in the accompanying prospectus. Some events of default would result in an automatic acceleration of the Class [•](200[•]-[•]) notes, and other events of default would result in the right of the holders of the affected series, class or tranche of notes to demand acceleration after an affirmative vote by holders of a majority of the aggregate outstanding dollar principal amount of the notes of the affected series, class or tranche of notes. For a more complete description of the remedies upon an event of default, see “The Indenture—Events of Default Remedies” in the accompanying prospectus and “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement. Once a tranche of notes is accelerated, principal amounts, to the extent available, will be applied to pay down the outstanding principal amount of the accelerated notes.

Issuer Trust Accounts

The issuer has established a collection account to receive amounts payable under the COMT collateral certificate and the amounts payable from any other assets included in Asset Pool 1.

In connection with the Card series, the issuer has established a principal funding account, an interest funding account, an accumulation reserve account, a Class C reserve account and a Class D reserve account. The principal funding account, the interest funding account, the accumulation reserve account [and the Class C reserve account] will have subaccounts for the Class [•](200[•]-[•]) notes.

Each month, the payments on the COMT collateral certificate and payments or collections on any other assets included in Asset Pool 1 will be deposited into the collection account and allocated among each series of notes secured by Asset Pool 1, including the Card series. The amounts allocated to the Card series, plus any other amounts to be treated as finance charge amounts and principal amounts for the Card series, will then be allocated to:

—the principal funding account;

—the interest funding account;

—the accumulation reserve account;

—the Class C reserve account;

—the Class D reserve account;

—any other supplemental account;

—make payments under any applicable derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements; and

—the other purposes as described in this prospectus supplement and any other prospectus supplements for classes and tranches of the Card series.

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the Card series notes, including the Class [•](200[•]-[•]) notes.

Security for the Notes

The Class [•](200[•]-[•]) notes are secured by a shared security interest in:

•	the COMT collateral certificate;

•	the collection account for Asset Pool 1;

•	the applicable principal funding subaccount;

•	the applicable interest funding subaccount;

•	the applicable accumulation reserve subaccount;

•	[the applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement;] and

•	[the applicable Class C reserve subaccount.]

However, the Class [•](200[•]-[•]) notes are entitled to the benefits of only that portion of those assets allocated to them under the indenture, the Asset Pool 1 supplement, the Card series indenture supplement and the related terms document.

See “The Notes—Sources of Funds to Pay the Notes— Asset Pool 1” and “—The Issuer Trust Accounts” in this prospectus supplement and “Sources of Funds to Pay the Notes—The COMT Collateral Certificate” in the accompanying prospectus.

Limited Recourse to the Issuer

The sole sources of payment for principal of or interest on these Class [•](200[•]-[•]) notes are provided by:

•
the portion of the principal amounts and finance charge amounts allocated to the Card series from Asset Pool 1 and available to these Class [•](200[•]-[•]) notes after giving effect to any reallocations, payments and deposits for senior notes;

•	funds in the applicable issuer trust accounts for these Class [•](200[•]-[•]) notes; and

•
[payments received under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement for these Class  [•](200[•]-[•]) notes, to the extent not already included in finance charge amounts or principal amounts for the Card series.]

Class [•](200[•]-[•]) noteholders will have no recourse to any other assets of the issuer, including any assets designated to another asset pool—other than any shared excess finance charge amounts and shared excess principal amounts—or recourse to any other person or entity for the payment of principal of or interest on these Class [•](200[•]-[•]) notes.

However, if there is a sale of assets in Asset Pool 1 (i) if required under the pooling agreement following the bankruptcy or insolvency of Capital One Funding or any other transferor to Asset Pool 1, (ii) following an event of default and acceleration with respect to the Class [•](200[•]-[•]) notes or (iii) on the legal maturity date of the Class [•](200[•]-[•]) notes, as described in “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement and “Sources of Funds to Pay the Notes—Sale of Assets” in the accompanying prospectus, the Class [•](200[•]-[•]) noteholders have recourse only to (1) the proceeds of that sale allocable to the Class [•](200[•]-[•]) noteholders, (2) any amounts then on deposit in the issuer trust accounts allocated to and held for the benefit of the Class [•](200[•]-[•]) noteholders [and (3) any amounts payable under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement for the Class [•](200[•]-[•]) notes].

Accumulation Reserve Account

The issuer will establish an accumulation reserve subaccount to cover shortfalls in investment earnings on amounts (other than prefunded amounts) on deposit in the principal funding subaccount for these Class [•](200[•]-[•]) notes.

The amount targeted to be deposited in the accumulation reserve subaccount for these Class [•](200[•]-[•]) notes is zero. However, if more than one budgeted deposit is required to accumulate and pay the principal of the Class [•](200[•]-[•]) notes on its expected principal payment date, in which case, the amount targeted to be deposited is [•]% of the outstanding dollar principal amount of the Class [•](200[•]-[•]) notes, or such other amount designated by the issuer. See “Deposit and Application of Funds—Targeted Deposits to the Accumulation Reserve Account” in this prospectus supplement.

Shared Excess Finance Charge Amounts

The Card series notes will be included in “excess finance charge sharing group A.” In addition to the Card series notes, the issuer may issue other series of notes that are included in excess finance charge sharing group A. The series included in this group may be secured by Asset Pool 1 or by another asset pool.

To the extent that Card series finance charge amounts are available after all required applications of such amounts as described in “Deposit and Application of Funds—Application of Card Series Finance Charge Amounts” in this prospectus supplement, these excess Card series finance charge amounts will be applied to cover shortfalls in finance charge amounts for other series of notes in excess finance charge sharing group A and other series of investor certificates issued by the master trust. In addition, the Card series notes may receive the benefits of excess finance charge amounts from other series of notes in excess finance charge sharing group A, other series of notes outside of excess finance charge sharing group A, other series of notes not secured by Asset Pool 1, and from other series of investor certificates issued by the master trust to the extent finance charge amounts for such other series are not needed for those series.

See “Deposit and Application of Funds—Shared Excess Finance Charge Amounts” in this prospectus supplement and “Sources of Funds to Pay the Notes— General” and “—Deposit and Application of Funds in the Issuance Trust” in the accompanying prospectus.

Shared Excess Principal Amounts

To the extent that Card series principal amounts are available after all required applications of such amounts as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts” in this prospectus supplement, these excess principal amounts will be applied to cover shortfalls in principal amounts for other series of notes secured by Asset Pool 1. In addition, the Card series notes may receive the benefits of excess principal amounts from other series of notes secured by Asset Pool 1, to the extent the principal amounts for such other series are not needed for such series.

See “Deposit and Application of Funds—Shared Excess Principal Amounts” in this prospectus supplement and “Sources of Funds to Pay the Notes—General” and “—Deposit and Application of Funds in the Issuance Trust” in the accompanying prospectus.

Stock Exchange Listing

The issuer will apply to list these Class [•](200[•]-[•]) notes on the Luxembourg Stock Exchange. The issuer cannot guarantee that the application for the listing will be accepted. You should consult with [NAME OF LISTING AGENT], the Luxembourg listing agent for these Class [•](200[•]-[•]) notes, [ADDRESS], phone number [PHONE], to determine whether these Class [•](200[•]-[•]) notes have been listed on the Luxembourg Stock Exchange.

Ratings

The issuer will issue these Class [•](200[•]-[•]) notes only if they are rated at least “[•]” or “[•]” or its equivalent by at least one nationally recognized rating agency.

Other tranches of Class [•] notes may have different rating requirements from the Class [•](200[•]-[•]) notes.

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its expected principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating.

See “Risk Factors—The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn” in the accompanying prospectus.

Federal Income Tax Consequences

Subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the issuer, is of the opinion that under existing law your Class [•](200[•]-[•]) notes will be characterized as debt for federal income tax purposes, and that the Capital One Multi-asset Execution Trust will not be classified as an association or publicly traded partnership taxable as a corporation and accordingly will not be subject to federal income tax. By your acceptance of a Class [•](200[•]-[•]) note, you will agree to treat your Class [•](200[•]-[•]) note as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described under “Benefit Plan Investors” in the accompanying prospectus, the Class [•](200[•]-[•]) notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. By purchasing the notes, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the notes by the investor would be exempt from the prohibited transaction rules of ERISA. A fiduciary or other person contemplating purchasing the Class [•](200[•]-[•]) notes on behalf of someone with “plan assets” of any plan or account should consult with its counsel regarding whether the purchase or holding of the Class [•](200[•]-[•]) notes could give rise to a transaction prohibited or not otherwise permissible under ERISA and/or Section 4975 of the Internal Revenue Code.

Risk Factors

The risk factors disclosed in this section and in “Risk Factors” beginning on page [•] in the accompanying prospectus describe the principal risk factors of an investment in the Class [•](200[•]-[•]) notes.

Only some of the assets of the issuer are available for payments on any tranche of notes.

The sole sources of payment for principal of and interest on your tranche of notes are provided by:

•
the portion of the principal amounts and finance charge amounts allocated to the Card series from Asset Pool 1 and available to your tranche of notes after giving effect to any reallocations, payments and deposits for senior notes;

•	funds in the applicable issuer trust accounts for your tranche of notes; and

•	payments received under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement for your tranche of notes.

As a result, you must rely only on the particular allocated assets as security for your tranche of notes for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of the issuer outside of Asset Pool 1 or any other person or entity for payment of your notes. See “Sources of Funds to Pay the Notes” in this prospectus supplement and in the accompanying prospectus.

In addition, if there is a sale of assets in Asset Pool 1 (i) if required under the pooling agreement following the bankruptcy of Capital One Funding, (ii) following an event of default and acceleration of the Class [•](200[•]-[•]) notes or (iii) on the legal maturity date of the Class [•](200[•]-[•]) notes, as described in “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement and “Sources of Funds to Pay the Notes—Sale of Assets” in the accompanying prospectus, your tranche of notes has recourse only to its share of the proceeds of that sale allocated to your tranche of notes, any amounts then on deposit in the issuer trust accounts allocated to and held for the benefit of your tranche of notes [and any amounts payable under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement for your tranche of notes].

[Class B notes, Class C notes and Class D notes are subordinated and bear losses before Class A notes.]

[Class B notes of the Card series are subordinated in right of payment of principal of and interest on the Class A notes of the Card series. Class C notes of the Card series are subordinated in right of payment of principal of and interest on the Class A notes and Class B notes of the Card series. Class D notes of the Card series are subordinated in right of payment of principal of and interest on the Class A notes, Class B notes and Class C notes of the Card series.]

[In the Card series, finance charge amounts are first used to pay interest and other amounts due on Class A notes, next to pay interest and other amounts due on Class B notes, next to pay interest and other amounts due on Class C notes, next to pay the Card series’s portion of servicing fees due on the receivables in the master trust and lastly to pay interest and other amounts due on Class D notes. If finance charge amounts are not sufficient to pay such amounts for all classes of notes, the notes may not receive full payment of interest if, in the case of Class A, Class B and Class C notes, reallocated principal amounts, and in the case of Class C notes, amounts on deposit in the applicable Class C reserve subaccount, are insufficient to cover the shortfall.]

[In the Card series, principal amounts may be reallocated to pay interest on senior classes of notes of the Card series and to pay a portion of the servicing fees on the receivables in the master trust to the extent that finance charge amounts are insufficient to make such payments. In addition, charge-offs due to uncovered default amounts on the receivables in the master trust generally are reallocated from the senior classes to the subordinated classes of the Card series. If these reallocations of principal amounts and charge-offs are not reimbursed from finance charge amounts, the full stated principal amount of the subordinated classes of notes will not be repaid. See “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount” in the accompanying prospectus and “Deposit and Application of Funds—Application of Card Series Principal Amounts” in this prospectus supplement.]

[If there is a sale of assets in Asset Pool 1 (i) if required under the pooling agreement following the bankruptcy of Capital One Funding, (ii) following an event of default and acceleration with respect to the Card series or (iii) on the legal maturity date for any tranche of Card series notes, the net proceeds of the sale allocable to principal payments will generally be used first to pay amounts due to Class A noteholders, next to pay amounts due to Class B noteholders, next to pay amounts due to Class C noteholders, and lastly to pay amounts due to Class D noteholders. This could cause a loss to Class A, Class B, Class C or Class D noteholders if the amount available to them is not enough to pay the Class A, Class B, Class C or Class D notes in full.]

[Payment of Class B notes, Class C notes and Class D notes may be delayed or reduced due to the subordination provisions.]

[For the Card series, subordinated notes, except as noted in the following paragraph, will be paid principal only to the extent that sufficient funds are available and such notes are not needed to provide the required subordination for senior classes of Card series notes. In addition, principal amounts allocated to the Card series will be applied first to pay shortfalls in interest on and other amounts related to the senior classes of Card series notes, then to pay a portion of the servicing fees on the receivables in the master trust and then to make targeted deposits to the principal funding subaccounts of senior classes of Card series notes before being applied to make required deposits to the principal funding subaccounts of the subordinated notes of the Card series.]

[If subordinated notes in the Card series reach their expected principal payment date, or an early redemption event, event of default and acceleration, or other optional or mandatory redemption occurs with respect to such subordinated notes prior to their legal maturity date, and such notes cannot be paid because of the subordination provisions of the Card series indenture supplement, prefunding of the principal funding subaccounts for the senior notes of the Card series will begin, as described in “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” in this prospectus supplement. Consequently, no principal amounts will be deposited into the principal funding subaccount of, or used to make principal payments on, such notes. After that time, the subordinated notes will be paid only if, and to the extent that:

•	enough senior notes in the Card series are repaid so that the subordinated notes are no longer necessary to provide the required subordination;

•	new subordinated notes in the Card series are issued or other forms of credit enhancement are obtained so that the subordinated notes are no longer necessary to provide the required subordination;

•	the principal funding subaccounts for the senior notes in the Card series are fully prefunded so that the subordinated notes are no longer necessary to provide the required subordination; or

•	the subordinated notes reach their legal maturity date.]

[This may result in a delay or loss of principal payments to holders of subordinated notes. See “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior Classes” in this prospectus supplement.]

Class A notes, Class B notes or Class C notes of the Card series can lose their subordination under some circumstances, resulting in delayed or reduced payments to you.

Subordinated notes of the Card series may have expected principal payment dates and legal maturity dates earlier than some or all of the notes of the senior classes.

If notes of a subordinated class reach their expected principal payment date at a time when they are needed to provide the required subordination for the senior classes of the Card series and the issuer is unable to issue additional notes of that subordinated class or obtain acceptable alternative forms of credit enhancement, prefunding of the senior classes will begin and such subordinated notes will not be paid on their expected principal payment date. The principal funding subaccounts for the senior classes will be prefunded with principal amounts allocated to the Card series in an amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the senior classes. See “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” in this prospectus supplement.

Notes of a subordinated class that have reached their expected principal payment date will not be paid until the remaining subordinated notes provide the required subordination for the senior notes, which payment may be delayed further as other subordinated notes reach their expected principal payment date. The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available for that purpose from proceeds of the sale of assets or otherwise allocable to the subordinated notes, whether or not the senior classes of notes have been fully prefunded.

If the rate of repayment of principal receivables in the master trust or any receivables in Asset Pool 1 were to decline during this prefunding period, the principal funding subaccounts for the senior classes of notes may not be fully prefunded before the legal maturity date of the subordinated notes. In that event and only to the extent not fully prefunded, the senior classes would not have the required subordination beginning on the legal maturity date of those subordinated notes. This will not be cured until additional subordinated notes of that class are issued or a sufficient amount of senior notes have matured so that the remaining outstanding subordinated notes provide the necessary subordination.

The table under “The Master Trust Portfolio—Payment Rates” in this prospectus supplement shows the highest and lowest cardholder monthly payment rates for the master trust portfolio during the periods shown in that table. Payment rates may change due to a variety of factors including economic, social and legal factors, changes in the terms of credit card accounts by the originator of the receivables or the addition of credit card accounts to the master trust with different characteristics. There can be no assurance that the rate of repayment will remain in this range in the future.

Yield and payments on the receivables could decrease, resulting in receipt of principal payments earlier than the expected principal payment date.

There is no assurance that the stated principal amount of your notes will be paid on their expected principal payment date.

A significant decrease in the amount of receivables in the master trust or any receivables in Asset Pool 1 for any reason could result in an early redemption event and in early payment of your notes, as well as decreased protection to you against defaults on the credit card receivables. In addition, the effective yield on the receivables in the master trust or any receivables in Asset Pool 1 could decrease due to, among other things, a change in periodic finance charges on the accounts, an increase in the level of delinquencies, or an increase in convenience use of cards, whereby cardholders pay their balance in full each month and incur no finance charges. This could reduce the amount of finance charge amounts and the excess spread percentage. If the excess spread percentage for any three consecutive calendar months is less than the required spread percentage for such three months, an early redemption event will occur and could result in an early payment of your notes. See “Prospectus Supplement Summary—Early Redemption of Notes” in this prospectus supplement.

See “Risk Factors” in the accompanying prospectus for a discussion of other circumstances under which you may receive principal payments earlier or later than the expected principal payment date.

Glossary

This prospectus supplement and the accompanying prospectus use defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page S-[•] in this prospectus supplement and beginning on page [•] in the accompanying prospectus.

Use of Proceeds

The net proceeds from the sale of the Class [•](200[•]-[•]) notes offered by this prospectus supplement and the accompanying prospectus in the amount of $[•], before deduction of expenses, will be [(1) used to make an initial deposit to the interest funding account in the amount of $[•] and (2)] paid to Capital One Funding, LLC (referred to in this prospectus supplement as “Capital One Funding”). Capital One Funding will use such proceeds primarily to purchase additional receivables from Capital One Bank and for its general corporate purposes, including the repayment to the bank of amounts borrowed by Capital One Funding to purchase the receivables from the bank.

The Notes

The Card series notes will be issued pursuant to the indenture, an asset pool supplement for Asset Pool 1 called “Asset Pool 1 supplement” and an indenture supplement for the Card series called the “Card series indenture supplement.” For each tranche of Card series notes, there will be a terms document that will contain the specific terms for that tranche. The following discussion and the discussion under “The Notes” and “The Indenture” in the accompanying prospectus summarize the material terms of the notes, the indenture, the Asset Pool 1 supplement, the Card series indenture supplement and the Class [•](200[•]-[•]) terms document. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, the Asset Pool 1 supplement, the Card series indenture supplement and the Class [•](200[•]-[•]) terms document. None of the indenture, the Asset Pool 1 supplement, the Card series indenture supplement or the Class [•](200[•]-[•]) terms document limits the aggregate principal amount of notes of any series, class or tranche of notes that may be issued.

Notes of the Card series will be issued in classes. Each class of notes may have multiple tranches which may be issued at different times and have different terms. Whenever a “class” of notes is referred to in this prospectus supplement or the accompanying prospectus, it includes all tranches of that class of notes, unless the context otherwise requires.

Notes of a senior class of the Card series may not be issued unless a sufficient amount of subordinated notes or other acceptable credit enhancement has previously been issued and is outstanding. See “—Required Subordinated Amount and Usage Amount” below.

Except on the applicable legal maturity date, notes of a subordinated class of the Card series may not be paid principal unless a sufficient amount of subordinated notes or other acceptable form of credit enhancement will be outstanding after such payment. See “—Required Subordinated Amount and Usage Amount” below.

The Card series notes will be secured by the assets in Asset Pool 1 and will be allocated a portion of all Finance Charge Amounts, Principal Amounts and Default Amounts for any month. Finance Charge Amounts allocated to the Card series will be applied in accordance with “Deposit and Application of Funds—Application of Card Series Finance Charge Amounts” in this prospectus supplement. Principal Amounts allocated to the Card series will be applied in accordance with “Deposit and Application of Funds—Application of Card Series Principal Amounts” in this prospectus supplement. Default Amounts allocated to the Card series will reduce the Nominal Liquidation Amount of notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement.

The Card series notes will share Asset Pool 1 Principal Amounts and Collateral Certificate Principal Shortfall Payments in the manner and to the extent described in this prospectus supplement. The Card series notes will also be included in Excess Finance Charge Sharing Group A and will share Finance Charge Amounts and other amounts treated as Finance Charge Amounts in the manner and to the extent described in this prospectus supplement.

The issuer will pay principal of and interest on the Class [•](200[•]-[•]) notes solely from the portion of Card series Principal Amounts and Card series Finance Charge Amounts and from other amounts which are available to the Class [•](200[•]-[•]) notes under the indenture, Asset Pool 1 supplement and the Card series indenture supplement after giving effect to all allocations and reallocations. If these sources are not sufficient to pay principal of or interest on the Class [•](200[•]-[•]) notes, Class [•](200[•]-[•]) noteholders will have no recourse to any other assets of the issuer or any other person or entity.

The indenture allows the issuer to “reopen” or later increase the amount of the Class [•](200[•]-[•]) notes without notice by selling additional Class [•](200[•]-[•]) notes with the same terms. Those additional Class [•](200[•]-[•]) notes will be treated, for all purposes, like the Class [•](200[•]-[•]) notes that were offered by this prospectus supplement, except that any new Class [•](200[•]-[•]) notes may begin to accrue interest at a different date. No additional Class [•](200[•]-[•]) notes may be issued unless the conditions to issuance described in “—Issuances of New Classes and Tranches of Card Series Notes” in this prospectus supplement and “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus are satisfied.

Capital One Bank or an affiliate may retain any Class [•](200[•]-[•]) notes resulting from a reopening and may resell them on a subsequent date.

Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount

Each Card series note has a stated principal amount, an outstanding dollar principal amount, an Adjusted Outstanding Dollar Principal Amount and a Nominal Liquidation Amount.

Stated Principal Amount

The aggregate stated principal amount of a note is the amount that is stated on the face of the notes to be payable to the holder. The stated principal amount of the Class [•](200[•]-[•]) notes will be denominated in [U.S. dollars] [a foreign currency].

Outstanding Dollar Principal Amount

For U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of the notes, less principal payments to the noteholders. For foreign currency notes, the outstanding dollar principal amount is the dollar equivalent of the initial principal amount of the notes, less dollar payments to derivative counterparties or, in the event the derivative agreement is non-performing, less dollar payments converted to make payments to noteholders, each with respect to principal. For discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the Card series indenture supplement or the related terms document. The outstanding dollar principal amount of a discount note will increase over time as principal accretes. The outstanding dollar principal amount of any note will decrease as a result of each payment of principal of the note.

Adjusted Outstanding Dollar Principal Amount

In addition, Card series notes have an Adjusted Outstanding Dollar Principal Amount. The Adjusted Outstanding Dollar Principal Amount of a tranche of notes is the outstanding dollar principal amount, less any funds on deposit in the principal funding subaccount for that tranche of notes.

Nominal Liquidation Amount

The Nominal Liquidation Amount of a note is a U.S. dollar amount based on the initial outstanding dollar principal amount of that note, but with some reductions and increases described below. The Nominal Liquidation Amount of a series of notes is equal to the sum of the Nominal Liquidation Amounts of all classes or tranches of notes of that series.

The Nominal Liquidation Amount of a note may be reduced as follows.

•
If Card series Finance Charge Amounts are insufficient to cover Card series Defaulted Amounts, the Nominal Liquidation Amount of the Card series notes will be reduced as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement.

•
If Card series Principal Amounts are reallocated from subordinated notes to pay interest on or other amounts related to the senior notes in the Card series, any shortfall in the payment of the Card series’s portion of the servicing fees on the receivables in the master trust or Asset Pool 1 or any other shortfall with respect to Card series Finance Charge Amounts, the Nominal Liquidation Amount of those subordinated notes will be reduced by the amount of the reallocations as described in “Deposit and Application of Funds—Allocation of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement.

•	The Nominal Liquidation Amount of a note will be reduced by the amount on deposit in its respective principal funding subaccount.

•	The Nominal Liquidation Amount of a note will be reduced by the amount of all payments of principal of the note.

•
Upon a sale of assets if required under the pooling agreement following the bankruptcy of Capital One Funding, after an event of default and acceleration or on the legal maturity date of a note, the Nominal Liquidation Amount of such note will be automatically reduced to zero. See “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement.

The Nominal Liquidation Amount of a note can be increased in the following ways.

•	For Card series discount notes, the Nominal Liquidation Amount will increase over time as principal accretes, to the extent that Card series Finance Charge Amounts are allocated for that purpose.

•
If additional notes of a previously issued tranche of Card series notes are later issued, the Nominal Liquidation Amount of such tranche will increase by the initial outstanding dollar principal amount of such additional notes.

•
For all Card series notes, the Nominal Liquidation Amount will increase if Card series Finance Charge Amounts are available and applied to reimburse earlier reductions in the Nominal Liquidation Amount from charge-offs from uncovered Card series Defaulted Amounts or from reallocations of Card series Principal Amounts from subordinated classes to pay shortfalls of Card series Finance Charge Amounts, as described in “Deposit and Application of Funds—Application of Card Series Finance Charge Amounts” in this prospectus supplement. The increases will be allocated first to the senior-most class of notes with a deficiency in its Nominal Liquidation Amount and then, in succession, to the subordinated classes with deficiencies in their Nominal Liquidation Amounts. The increases will be further allocated to each tranche of a class pro rata based on the deficiency in the Nominal Liquidation Amount in each tranche, as described in “Deposit and Application of Funds—Allocations of Reimbursements of Nominal Liquidation Amount Deficits” in this prospectus supplement.

Card series Finance Charge Amounts will be applied to cover Card series Defaulted Amounts after payments of interest on the Card series notes and payment of servicing fees allocable to the Card series notes, as described in “Deposit and Application of Funds—Application of Card Series Finance Charge Amounts” in this prospectus supplement. If sufficient Card series Finance Charge Amounts are available to cover these amounts, the Nominal Liquidation Amount of the Card series notes will not be reduced as a result of such Card series Defaulted Amounts. Card series Finance Charge Amounts used to cover Card series Defaulted Amounts or used to reimburse earlier reductions of the Nominal Liquidation Amount will be treated as Card series Principal Amounts.

In most circumstances, the Nominal Liquidation Amount of a note, together with any accumulated Card series Principal Amounts held in the relevant principal funding subaccount, will be equal to the outstanding dollar principal amount of that note. However, if there are reductions in the Nominal Liquidation Amount as a result of reallocations of Card series Principal Amounts from that note to pay interest on or other amounts related to the senior classes of Card series notes or a portion of the servicing fees, or as a result of charge-offs from uncovered Card series Defaulted Amounts, there will be a deficit in the Nominal Liquidation Amount of that note. Unless that deficit is reimbursed through the application of Card series Finance Charge Amounts, the stated principal amount of that note may not be paid in full and the holders of those notes may receive less than the full stated principal amount of their notes. This will occur either because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of the notes, or because the amount of dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of the notes in full.

The Nominal Liquidation Amount of a note may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that note, less any amounts on deposit in the applicable principal funding subaccount.

If a note held by Capital One Funding, the issuer or any of their affiliates is canceled, the Nominal Liquidation Amount of that note is automatically reduced to zero.

The amount of reductions of the Nominal Liquidation Amount of any class or tranche of notes due to charge-offs from uncovered Card series Defaulted Amounts allocable to that class or tranche of notes or due to the reallocation of Card series Principal Amounts to pay interest on or other amounts related to the senior classes of Card series notes or servicing fees will be limited as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” and “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement.

Allocations of charge-offs from uncovered Card series Defaulted Amounts allocable to a class or tranche of Card series notes and reallocations of Card series Principal Amounts to pay interest on or other amounts related to the senior classes of Card series notes or servicing fees reduce the Nominal Liquidation Amount of outstanding notes only and do not affect notes that are issued after the time of such reduction.

Any tranche of Card series notes may be paired with another tranche of Card series notes, referred to as the “paired tranche.” As the Nominal Liquidation Amount of a tranche having a paired tranche is reduced (solely due to deposits in the related principal funding account other than deposits of prefunded amounts), the Nominal Liquidation Amount of the paired tranche may increase by an equal amount. If an early redemption event or event of default and acceleration occurs with respect to either tranche while such tranches are paired, the Nominal Liquidation Amount of and the method for allocating Principal Amounts to each tranche may be reset as otherwise described in this prospectus supplement. For Asset Pool 1, if two tranches of notes are paired, the master trust will be required to maintain a minimum principal balance based on the reduced Nominal Liquidation Amount of the paired tranche. If, as a result, there are fewer principal receivables supporting the COMT collateral certificate, there may be fewer Finance Charge Collections available in the master trust to be allocated to the COMT collateral certificate and reduced Available Finance Charge Amounts allocable to your tranche of notes.

Subordination of Principal and Interest

Interest payments on and principal payments of Class B notes, Class C notes and Class D notes of the Card series are subordinated to payments on Class A notes of the Card series. Subordination of Class B notes, Class C notes and Class D notes of the Card series provides credit enhancement for Class A notes of the Card series.

Interest payments on and principal payments of Class C notes and Class D notes of the Card series are subordinated to payments on Class A notes and Class B notes of the Card series. Subordination of Class C notes and

Class D notes of the Card series provides credit enhancement for Class A notes and Class B notes of the Card series. In certain circumstances, the credit enhancement for a tranche of Class A notes of the Card series may be provided solely by the subordination of Class C notes and Class D notes of the Card series and the Class B notes of the Card series will not, in that case, provide credit enhancement for that tranche of Class A notes.

Interest payments on and principal payments of Class D notes of the Card series are subordinated to payments on Class A notes, Class B notes and Class C notes of the Card series and the Card series’s portion of the servicing fee. Subordination of Class D notes of the Card series provides credit enhancement for Class A notes, Class B notes and Class C notes of the Card series.

Card series Principal Amounts may be reallocated to pay interest on senior classes of notes or to pay the Card series’s portion of the servicing fees on the receivables in the master trust or Asset Pool 1, subject to certain limitations. In addition, charge-offs due to uncovered Card series Defaulted Amounts are generally first applied against the subordinated classes of the Card series. See “—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount” above and “The Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries” in the accompanying prospectus.

In the Card series, payment of principal may be made on a subordinated class of notes before payment in full of each senior class of notes only under the following circumstances:

•
If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes. See “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” and “—Allocation to Principal Funding Subaccounts” in this prospectus supplement. For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes, Class C notes and Class D notes may be repaid when such Class B notes, Class C notes and Class D notes are required to be repaid even if other tranches of Class A notes are outstanding.

•
If the principal funding subaccounts for the senior classes of notes have been sufficiently prefunded as described in “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior Classes” in this prospectus supplement.

•
If new tranches of subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes that have reached their expected principal payment dates are no longer necessary to provide the required subordination.

•	If a tranche of subordinated notes reaches its legal maturity date.

Card series Principal Amounts remaining after any reallocations to pay interest on or other amounts related to the senior notes or to pay the Card series’s portion of the servicing fees will be first applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated notes.

Early Redemption of the Notes

In addition to the early redemption events applicable to all notes, including the Class [•](200[•]-[•]) notes, described in the accompanying prospectus, each of the following events will be an early redemption event for the Class [•](200[•]-[•]) notes:

—if for any month, the average of the Excess Spread Amounts for the three preceding calendar months is less than the Required Excess Spread Amount for such month; or

—a Pay Out Event for the COMT collateral certificate occurs as described in “The Master Trust—Pay Out Events” in the accompanying prospectus or, if required by the rating agencies, any pay out event or other early amortization event occurs with respect to any other collateral certificate included in Asset Pool 1.

See “The Indenture—Early Redemption Events” in the accompanying prospectus.

Issuances of New Classes and Tranches of Card Series Notes

Conditions to Issuance

The issuer may issue new classes and tranches of Card series notes (including additional notes of an outstanding tranche or class), so long as the following conditions are satisfied:

—the conditions to issuance listed in “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus are satisfied;

—any increase in the targeted deposit amount of any Class C reserve subaccount or Class D reserve subaccount caused by such issuance will have been funded on or prior to such issuance date;

—immediately after the issuance, the Nominal Liquidation Amount of the outstanding Class B notes in the Card series must be at least equal to the Class A Available Subordinated Amount of Class B notes for all outstanding Class A notes in the Card series;

—immediately after the issuance, the Nominal Liquidation Amount of the outstanding Class C notes in the Card series must be at least equal to the sum of the following amounts:

(a)
the aggregate Class A Available Subordinated Amount of Class C notes for all outstanding Class A notes in the Card series with a Class A Required Subordinated Amount of Class B notes equal to zero, and

(b)	the aggregate Class B Available Subordinated Amount of Class C notes for all outstanding Class B notes in the Card series; and

—immediately after the issuance, the Nominal Liquidation Amount of the outstanding Class D notes in the Card series must be at least equal to the greater of the following amounts:

(a)	the sum of the following amounts:

(i)	the aggregate Class A Available Subordinated Amount of Class D notes for all outstanding Class A notes in the Card series with a Required Subordinated Amount of Class B notes equal to zero, and

(ii)	the aggregate Class B Available Subordinated Amount of Class D notes for all outstanding Class B notes in the Card series, and

(b)	the aggregate Class C Available Subordinated Amount of Class D notes for all outstanding Class C notes in the Card series.

The issuer and the indenture trustee are not required to permit the prior review by or obtain the consent of any noteholder of any outstanding series, class or tranche to issue any additional notes of any series, class or tranche.

Modification or Waiver of Issuance Conditions

If the issuer obtains confirmation from each rating agency that has rated any outstanding series, class or tranche of notes, subject to certain limitations required by each such rating agency, that the issuance of a new series, class or tranche will not cause a reduction or withdrawal of the ratings of any outstanding series, class or tranche notes rated by that rating agency, then any or all of the conditions to issuance described above and under “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus may be waived or modified. In addition, the issuer may issue rated Card series notes subject to waived, modified or additional conditions agreed to between the issuer and each rating agency rating such notes.

Required Subordinated Amount and Usage Amount

Class A Required Subordinated Amount.    The Class A Required Subordinated Amount of Subordinated notes for any tranche of Class A notes of the Card series on any date is equal to the sum of the Class A Required Subordinated Amount of Class B notes, the Class A Required Subordinated Amount of Class C notes and the Class A Required Subordinated Amount of Class D notes on that date. For each tranche of Class A notes, the Class A Required Subordinated Amount of Class B notes, the Class A Required Subordinated Amount of Class C notes and the Class A Required Subordinated Amount of Class D notes will be equal to a stated percentage of the Adjusted Outstanding Dollar Principal Amount of that tranche of Class A notes. However, after an event of default and acceleration or after an early redemption event has occurred for any tranche of Class A notes, the required subordinated amount of any subordinated class of notes will be the greater of (x) the required subordinated amount of such subordinated class on that date and (y) the required subordinated amount of such subordinated class on the date immediately prior to that event of default or early redemption event.

See “Prospectus Supplement Summary—Required Subordinated Amount and Conditions to Issuance—Class A Required Subordinated Amount” in this prospectus supplement.

Class B Required Subordinated Amount.    The Class B Required Subordinated Amount of Subordinated notes for any tranche of Class B notes of the Card series on any date is equal to the sum of the Class B Required Subordinated Amount of Class C notes and the Class B Required Subordinated Amount of Class D notes on that date.

For each tranche of Class B notes, the Class B Required Subordinated Amount of Class C notes will equal (a) its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of the Class A Required Subordinated Amount of Class C notes for all Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero, plus (b) the following amount:

•
its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of (i) the Adjusted Outstanding Dollar Principal Amount of all Class B notes in the Card series minus (ii) the sum of the Class A Required Subordinated Amount of Class B notes for all Class A notes in the Card series, times

•	a stated percentage.

However, after an event of default and acceleration has occurred, after an early redemption event has occurred or while the Class B Usage Amount of Class C notes is greater than zero for any tranche of Class B notes, the Class B Required Subordinated Amount of Class C notes for that tranche of Class B notes will be the greater of (1) the Class B Required Subordinated Amount of Class C notes for that tranche of Class B notes on that date, (2) the Class B Required Subordinated Amount of Class C notes for that tranche of Class B notes on the date immediately prior to that event of default or early redemption event or the date immediately prior to the date the usage occurred and (3) such other amount that may be required by the rating agencies.

For each tranche of Class B notes, the Class B Required Subordinated Amount of Class D notes will equal (x) its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of the Class A Required Subordinated Amount of Class D notes for all Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero, plus (y) the following amount:

•
its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of (i) the Adjusted Outstanding Dollar Principal Amount of all Class B notes in the Card series minus (ii) the sum of the Class A Required Subordinated Amount of Class B notes for all Class A notes in the Card series, times

•	a stated percentage.

However, after an event of default and acceleration has occurred, after an early redemption event has occurred or while the Class B Usage Amount of Class D notes is greater than zero for any tranche of Class B notes, the Class

B Required Subordinated Amount of Class D notes for that tranche of Class B notes will be the greater of (1) the Class B Required Subordinated Amount of Class D notes for that tranche of Class B notes on that date and (2) the Class B Required Subordinated Amount of Class D notes for that tranche of Class B notes on the date immediately prior to that event of default or early redemption event or the date immediately prior to the date the usage occurred.

See “Prospectus Supplement Summary—Required Subordinated Amount and Conditions to Issuance—Class B Required Subordinated Amount” in this prospectus supplement.

Class C Required Subordinated Amount.    For each tranche of Class C notes, the Class C Required Subordinated Amount of Class D notes will equal (a) its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of the sum of the Class A Required Subordinated Amount of Class D notes for all Class A notes in the Card series plus the aggregate amount computed as described in clause (y) of “—Class B Required Subordinated Amount” above for all Class B notes in the Card series, plus (b) the following amount:

•
its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of (i) the Adjusted Outstanding Dollar Principal Amount of all Class C notes in the Card series minus (ii) the sum of the Class A Required Subordinated Amount of Class C notes for all Class A notes in the Card series plus the aggregate amount computed as described in clause (b) of “—Class B Required Subordinated Amount” above for all Class B notes in the Card series, times

•	a stated percentage.

However, after an event of default and acceleration has occurred, after an early redemption event has occurred or while the Class C Usage Amount of Class D notes is greater than zero for any tranche of Class C notes, the Class C Required Subordinated Amount of Class D notes for that tranche of Class C notes will be the greater of (1) the Class C Required Subordinated Amount of Class D notes for that tranche of Class C notes on that date and (2) the Class C Required Subordinated Amount of Class D notes for that tranche of Class C notes on the date immediately prior to that event of default or early redemption event or the date immediately prior to the date the usage occurred.

See “Prospectus Supplement Summary—Required Subordinated Amount and Conditions to Issuance—Class C Required Subordinated Amount” in this prospectus supplement.

Required Subordinated Amounts Generally.    The issuance trust may change the above percentages at any time without the consent of any noteholders. In addition, the issuance trust may change the required subordinated amount for any tranche of Card series notes, the methodology of computing the required subordinated amount, or utilize forms of credit enhancement other than subordinated Card series notes in order to provide senior Card series notes with the required credit enhancement, at any time without the consent of any noteholders so long as the issuance trust has:

•
received written confirmation from each rating agency that has rated any outstanding Card series notes that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding Card series notes;

•
delivered an opinion of counsel, that for United States federal income tax purposes, (1) the change will not cause any outstanding series, class or tranche of Card series notes of the issuer that were characterized as debt at the time of their issuance to be characterized as other than debt, (2) the change will not cause or constitute an event in which gain or loss would be recognized by any holder of Card series notes, and (3) the change will not cause the issuer to be treated as an association, or publicly traded partnership, taxable as a corporation; and

•
delivered an opinion of counsel, that for United States federal income tax purposes, (1) the change will not cause any outstanding investor certificates issued by the master trust that were characterized as debt at the time of their issuance to be characterized as other than debt, (2) the change will not cause or constitute an event in which gain or loss would be recognized by any investor certificateholder and (3) the change will not cause the master trust to be treated as an association, or publicly traded partnership, taxable as a corporation.

Therefore, reductions in the Adjusted Outstanding Dollar Principal Amount of a tranche of senior Card series notes will generally result in a reduction in the required subordinated amount for that tranche. For each tranche of Class B notes in the Card series, a reduction in the required subordinated amount for that tranche of Class B notes may occur as a result of more Class B notes in the Card series being outstanding than is required for the Class A notes of the Card series or as a result of the issuance of additional Class B notes of the Card series. With respect to each tranche of Class C notes in the Card series, a reduction in the required subordinated amount for that tranche of Class C notes may occur as a result of more Class C notes in the Card series being outstanding than is required for the Class A notes and Class B notes of the Card series or as a result of the issuance of additional Class C notes of the Card series.

Usage.    The consumption of enhancement from subordinated Card series notes is called usage. For a detailed description of the calculation of usage amounts for any tranche of notes, see the definitions of Class A Usage Amount of Subordinated notes, Class A Usage Amount of Class B notes, Class A Usage Amount of Class C notes, Class A Usage Amount of Class D notes, Class B Usage Amount of Subordinated notes, Class B Usage Amount of Class C notes, Class B Usage Amount of Class D notes and Class C Usage Amount of Class D notes in the “Glossary of Defined Terms” in this prospectus supplement.

Principal Payments on Subordinated Card Series Notes

The required subordinated amount of a tranche of senior Card series notes, in conjunction with usage, is used to determine (a) whether a tranche of senior Card series notes can be issued, as described above, (b) whether a tranche of subordinated Card series notes may be repaid before its legal maturity date while senior Card series notes are outstanding and (c) whether the principal funding subaccount for that tranche of senior Card series notes needs to be prefunded.

No payment of principal will be made on any Class B notes of the Card series unless, following the payment, the Nominal Liquidation Amount of the remaining outstanding Class B notes of the Card series is at least equal to the Class A Required Subordinated Amount of Class B notes for all outstanding Class A notes of the Card series less any usage of the Class A Required Subordinated Amount of Class B notes for all outstanding Class A notes of the Card series. Similarly, no payment of principal will be made on any Class C notes of the Card series unless, following the payment, the Nominal Liquidation Amount of the remaining outstanding Class C notes of the Card series is at least equal to the required subordinated amount of Class C notes for all outstanding Class A notes and Class B notes of the Card series less any usage of the required subordinated amount of Class C notes for those outstanding Class A notes and Class B notes of the Card series. Similarly, no payment of principal will be made on any Class D notes of the Card series unless, following the payment, the Nominal Liquidation Amount of the remaining outstanding Class D notes of the Card series is at least equal to the required subordinated amount of Class D notes for all outstanding Class A notes, Class B notes and Class C notes of the Card series less any usage of the required subordinated amount of Class D notes for those outstanding Class A notes, Class B notes and Class C notes of the Card series. However, there are some exceptions to these rules. See “Deposit and Application of Funds—Sale of Assets” in this prospectus supplement and “Sources of Funds to Pay the Notes—Sale of Assets” in the accompanying prospectus.

Sources of Funds to Pay the Notes

Asset Pool 1

The Card series will be secured by the assets in Asset Pool 1. Asset Pool 1 currently consists of the COMT collateral certificate issued by the master trust. However, in the future, Asset Pool 1 may also include additional collateral certificates each representing an undivided interest in a master trust or other securitization special purpose entity whose assets consist primarily of receivables arising in credit card accounts and other revolving credit accounts owned by the bank, the savings bank or an affiliate of the bank. In addition, the Invested Amount of any existing collateral certificate included in Asset Pool 1 may be increased or decreased from time to time.

The only amounts that will be available to fund payments on these Class [•](200[•]-[•]) notes are (1) the Class [•](200[•]-[•]) notes’ allocable share of the assets that have been included in Asset Pool 1, (2) shared Excess Finance Charge Amounts from other series of notes issued by the issuance trust or series of investor certificates issued by the master trust, if any, and (3) shared excess Principal Amounts from other series of notes issued by the issuance trust or series of investor certificates issued by the master trust, if any. For a description of the COMT collateral certificate, the master trust and its assets and other assets which may in the future be a source of funds, see “The Master Trust” and “Sources of Funds to Pay the Notes—General” and “—The COMT Collateral Certificate” in the accompanying prospectus.

In addition to the Card series, the issuer may issue other series of notes that are secured by the assets in Asset Pool 1.

Addition of Assets

In the future, Asset Pool 1 may include collateral certificates (other than the COMT collateral certificate) representing undivided interests in master trusts or other securitization special purpose entities, whose assets consist primarily of receivables arising in credit card accounts and other revolving credit accounts owned by the bank, the savings bank or any of their affiliates, which receivables are transferred to Capital One Funding or another affiliate of the bank for inclusion in the related master trust or securitization special purpose entity. However, prior to the addition of any such collateral certificate to Asset Pool 1,

•	each rating agency must confirm that the addition of such collateral certificate will not cause a reduction or withdrawal of the ratings of any outstanding notes secured by Asset Pool 1, and

•
the issuer must deliver an officer’s certificate to the indenture trustee to the effect that such addition will not, in the reasonable belief of the officer, based on the facts known to such officer at that time, cause an early redemption event or an event that, after the giving of notice or lapse of time, would cause an early redemption event to occur with respect to any outstanding notes secured by Asset Pool 1.

See “Sources of Funds to Pay the Notes—Transferor Interest—Addition of Assets” in the accompanying prospectus.

The applicable transferor shall designate the Invested Amount of such additional collateral certificate, provided that the transferor may not reduce the Invested Amount of such collateral certificate without an equal or greater reduction in the aggregate Nominal Liquidation Amount of the notes secured by Asset Pool 1, unless the transferor delivers to the issuer and the indenture trustee an officer’s certificate to the effect that such reduction will not, in the reasonable belief of the officer, based on the facts known to such officer at that time, cause an early redemption event or an event that, after the giving of notice or lapse of time, would cause an early redemption event to occur with respect to any outstanding notes secured by Asset Pool 1.

Payments Received from Derivative Counterparties

The issuer may enter into derivative agreements with respect to certain tranches of the Card series as a source of funds to pay principal of or interest on the notes. See “Deposit and Application of Funds—Payments Received from Derivative Counterparties for Interest of Foreign Currency Notes” and “—Payments Received from Derivative Counterparties for Principal” in this prospectus supplement. [The issuer has not entered into such a derivative agreement for the Class [•](200[•]-[•]) notes.]

Payments Received under Supplemental Credit Enhancement Agreements or Supplemental Liquidity Agreements

The issuer may enter into supplemental credit enhancement agreements or supplemental liquidity agreements with respect to certain tranches of the Card series as a source of funds to pay principal of or interest on the notes. Any supplemental credit enhancement agreement may be in the form of a letter of credit or surety bond or other similar arrangement with various supplemental credit enhancement providers. Any supplemental liquidity agreement may be in the form of a liquidity facility or other similar arrangement with various liquidity providers. [The issuer has not obtained any supplemental credit enhancement or any supplemental liquidity for the Class [•](200[•]-[•]) notes.]

The Issuer Trust Accounts

The issuer will establish a collection account for the benefit of Asset Pool 1. The collection account receives payments of finance charge collections and principal collections from Asset Pool 1 as more specifically described below. See “Sources of Funds to Pay the Notes—Issuer Trust Accounts” in the accompanying prospectus. In connection with the Card series, the issuer will also establish a principal funding account, an interest funding account and an accumulation reserve account for the benefit of the Card series, each of which will have subaccounts for each tranche of notes of the Card series. In addition, the issuer will establish a Class C reserve account, which will have subaccounts for each tranche of Class C notes of the Card series, and a Class D reserve account, which will have subaccounts for each tranche of Class D notes in the Card series.

Each month, distributions on the COMT collateral certificate and any other assets in Asset Pool 1 will first be deposited into the collection account for Asset Pool 1, and then allocated among each series of notes secured by Asset Pool 1—including the Card series, as described in the accompanying prospectus. Amounts on deposit in the collection account for the benefit of the noteholders of the Card series will then be allocated to the applicable principal funding account, interest funding account, accumulation reserve account, Class C reserve account, Class D reserve account and any other supplemental account for the applicable class or tranche of notes to make payments under any applicable derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements and additionally as described in “Deposit and Application of Funds” in this prospectus supplement.

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the Card series notes when such payments are due. If interest on a note is not scheduled to be paid every month—for example, quarterly, semiannually or other interval less frequent than monthly—the issuer will deposit accrued interest amounts funded from Card series Finance Charge Amounts into the interest funding subaccount for that note to be held until the interest is due. See “Deposit and Application of Funds—Targeted Deposits of Card Series Finance Charge Amounts to the Interest Funding Account” in this prospectus supplement.

Beginning in the twelfth month before the scheduled principal payment date of a tranche of Card series notes, the deposit targeted to be made into the principal funding subaccount for that tranche for each month will be one-twelfth of the outstanding dollar principal amount of that tranche.

The issuer may postpone the date of the commencement of the targeted deposits to be made to the principal funding subaccount for a tranche of Card series notes if the servicer determines that less than 12 months will be required to accumulate sufficient Card series Principal Amounts to pay the outstanding dollar principal amount of that tranche on its scheduled principal payment date as described in “Deposit and Application of Funds—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Budgeted Deposits” in this prospectus supplement. Since funds in the principal funding subaccount for tranches of subordinated Card series notes will not be available for credit enhancement for any senior Card series notes, Card series Principal Amounts will not be deposited into the principal funding subaccount for a tranche of subordinated Card series notes if that deposit would reduce the available subordination below the required subordination for any tranche of senior Card series notes.

If the earnings on funds in the principal funding subaccount are less than the interest payable on the portion of principal in the principal funding subaccount for the applicable tranche of notes, the amount of such shortfall will be withdrawn from the accumulation reserve account, to the extent available. If the amounts on deposit in the principal funding subaccount are prefunded amounts, then additional finance charge collections from the master trust will be allocated to the COMT collateral certificate and the Card series notes and will be treated as Card series Finance Charge Amounts as described under “Deposit and Application of Funds—Card Series Finance Charge Amounts” in this prospectus supplement and “The Master Trust—Application of Collections” in the accompanying prospectus.

[The Class C reserve account will have subaccounts for each tranche of Class C notes that will be funded (provided that there are sufficient Card series Finance Charge Amounts) if the three-month excess spread percentage falls below certain levels or an early redemption event or event of default occurs. Funds on deposit in a Class C reserve subaccount will be used to make payments of interest or principal on the related tranche of Class C notes, if necessary. See “Deposit and Application of Funds—Withdrawals from the Class C Reserve Account” in this prospectus supplement.]

[The Class D reserve account will have subaccounts for each tranche of Class D notes that will be funded (provided that there are sufficient Card series Finance Charge Amounts) in accordance with the Card series indenture supplement and the related terms document. Funds on deposit in the Class D reserve subaccount will be used to make payments of interest or principal on the related tranche of Class D notes, if necessary.]

Limited Recourse to the Issuer; Security for the Card Series Notes

The Card series notes are secured by a security interest in the assets in Asset Pool 1, including the collection account for Asset Pool 1, but each series of notes (including the Card series) is entitled to the benefits of only that portion of those assets allocable to it under the indenture, the Asset Pool 1 supplement and the Card series indenture supplement. Therefore, only a portion of the collections allocated to Asset Pool 1 are available to the Card series notes. Similarly, Card series notes are entitled only to their allocable share of Card series Finance Charge Amounts, Card series Principal Amounts, amounts on deposit in the applicable issuer trust accounts, any payments received from derivative counterparties or under supplemental credit enhancement agreements or supplemental liquidity agreements (to the extent not already included in Card series Finance Charge Amounts) and proceeds of any sale of assets. Card series noteholders will have no recourse to any other assets of the issuer or any other person or entity for the payment of principal of or interest on the notes.

Each tranche of notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, the applicable accumulation reserve subaccount, in the case of a tranche of Class C notes, the applicable Class C reserve subaccount, in the case of a tranche of Class D notes, the applicable Class D reserve subaccount and any other applicable supplemental account, and by a security interest in any applicable derivative agreements, supplemental credit enhancement agreement or supplemental liquidity agreement.

Deposit and Application of Funds

The indenture and the Asset Pool 1 supplement specify how Finance Charge Amounts and Principal Amounts received by the issuer will be allocated among the outstanding series of notes secured by Asset Pool 1 and the Asset Pool 1 Transferor Interest. The Card series indenture supplement specifies how Card series Finance Charge Amounts and Card series Principal Amounts will be deposited into the issuer trust accounts established for the Card series notes to provide for the payment of interest on and principal of Card series notes as payments become due. In addition, the Card series indenture supplement specifies how Default Amounts allocated to the COMT collateral certificate and any other collateral certificates in Asset Pool 1 and payments of the servicing fees on the receivables will be allocated to the Card series notes.

For a detailed description of the percentage used by the indenture trustee in allocating Finance Charge Amounts and Default Amounts to the Card series notes, see the definition of “Floating Allocation Percentage” in the “Glossary of Defined Terms” in the accompanying prospectus. For a detailed description of the percentage used in allocating Principal Amounts to the Card series notes, see the definition of “Principal Allocation Percentage” in the “Glossary of Defined Terms” in the accompanying prospectus.

Card Series Finance Charge Amounts

Card series Finance Charge Amounts will consist of the following amounts:

•
The Card series’s share of Finance Charge Amounts allocated to Asset Pool 1. See “Sources of Funds to Pay the Notes—Deposit and Application of Funds in the Issuance Trust” in the accompanying prospectus.

•	Withdrawals from the accumulation reserve subaccount.

If the number of months targeted to accumulate budgeted deposits of Card series Principal Amounts for the payment of principal on a tranche of notes is greater than one month, then the issuer will begin to fund an accumulation reserve subaccount for such tranche. See “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” below. The amount targeted to be deposited in the accumulation reserve account for each month, beginning with the month prior to the first Distribution Date on which Card series Principal Amounts are to be accumulated for such tranche, will be an amount equal to [•]% of the outstanding dollar principal amount of such tranche of notes.

On each Distribution Date, the issuer will calculate the targeted amount of principal funding subaccount earnings for each tranche of notes, which will be equal to the amount that the funds (other than prefunded amounts) on deposit in each principal funding subaccount would earn at the interest rate payable by the issuer—taking into account payments due under any applicable derivative agreements—on the related tranche of notes. As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, then the amount of such shortfall will be withdrawn from the applicable accumulation reserve subaccount and treated as Card series Finance Charge Amounts for such month.

•	Additional finance charge collections allocable to the Card series.

The issuer will notify the master trust servicer from time to time of the aggregate prefunded amount on deposit in the principal funding account. Whenever there are any prefunded amounts on deposit in any principal funding subaccount, the master trust will designate an amount of the Master Trust Transferor Interest equal to such prefunded amounts. On each Distribution Date, the issuer will calculate the targeted amount of principal funding subaccount prefunded amount earnings for each tranche of notes, which will be equal to the amount that the prefunded amounts on deposit in each principal funding subaccount would earn at the interest rate payable by the issuer—taking into account payments due under any applicable derivative agreements—on the related tranche of notes. As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, collections of finance charge receivables allocable to such designated portion of the Master Trust Transferor Interest up to the amount of the shortfall will be treated as Card series Finance Charge Amounts. See “The Master Trust—Application of Collections” in the accompanying prospectus.

•	Investment earnings on amounts on deposit in the principal funding account, interest funding account and accumulation reserve account for the Card series notes.

•
Unless otherwise specified in the Card series indenture supplement or the related terms document, payments received under derivative agreements for interest, supplemental credit enhancement agreements or supplemental liquidity agreements on notes of the Card series payable in U.S. dollars.

•	Any shared Excess Finance Charge Amounts allocable to the Card series notes. See “—Shared Excess Finance Charge Amounts” in this prospectus supplement.

•	Any other amounts specified in the Card series indenture supplement or any related terms document.

After a sale of assets as described in “—Sale of Assets” below, the related class or tranche of notes will not be entitled to any Card series Finance Charge Amounts. See “The Master Trust—Application of Collections” in the accompanying prospectus.

Application of Card Series Finance Charge Amounts

On each Distribution Date, the indenture trustee will apply Card series Finance Charge Amounts as follows:

•	first, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class A notes and certain payments due under related derivative agreements;

•	second, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class B notes and certain payments due under related derivative agreements;

•	third, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class C notes and certain payments due under related derivative agreements;

•	fourth, to pay the portion of the master trust servicing fee allocable to the Card series, plus any previously due and unpaid servicing fee allocable to the Card series;

•	fifth, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class D notes and certain payments due under related derivative agreements;

•	sixth, to be treated as Card series Principal Amounts in an amount equal to the Card series Defaulted Amounts, if any, for the preceding month;

•	seventh, to be treated as Card series Principal Amounts in an amount equal to the Nominal Liquidation Amount Deficits, if any, of all Card series notes;

•	eighth, to make the targeted deposits to the accumulation reserve account, if any;

•	ninth, to make the targeted deposits to the Class C reserve account, if any;

•	tenth, to make the targeted deposits to the Class D reserve account, if any;

•	eleventh, to make any other payment or deposit required by any class or tranche of Card series notes;

•	twelfth, to be treated as shared Excess Finance Charge Amounts; and

•	thirteenth, to Capital One Funding, as transferor, or any other transferor of a collateral certificate into Asset Pool 1 or their designees.

Targeted Deposits of Card Series Finance Charge Amounts to the Interest Funding Account

The aggregate amount to be deposited monthly to the interest funding account will be equal to the sum of the targeted deposits listed below. The deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month which has not been previously deposited.

•
Interest Payments.    The deposit targeted for any tranche of outstanding interest-bearing notes on each Distribution Date will be equal to the amount of interest accrued on the outstanding dollar principal amount of that tranche during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month.

•	Amounts Owed to Derivative Counterparties. If a tranche of notes has a Performing or non-Performing derivative agreement for interest that provides for payments to the applicable derivative counterparty, the deposit targeted for that tranche of notes on each Distribution Date will include any payment to the derivative counterparty which is specified in the Card series indenture supplement or the related terms document.

•
Discount Notes.    The deposit targeted for a tranche of discount notes on each Distribution Date is the amount of accretion of principal of that tranche of notes from and including the prior Monthly Principal Accrual Date—or in the case of the first Monthly Principal Accrual Date, from and including the date of issuance of that tranche—to but excluding the first Monthly Principal Accrual Date for the next month.

•
Specified Deposits.    If any tranche of notes provides for deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that tranche, the deposits targeted for that tranche each month will include the specified amounts.

•
Additional Interest.    The deposit targeted for any tranche of notes (other than discount notes) that has previously due and unpaid interest for any month will include the interest accrued on that overdue interest during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month at the applicable rate of interest.

Each deposit to the interest funding account for each month will be made on the following Distribution Date. A tranche of notes may be entitled to more than one of the preceding deposits, plus deposits from other sources, described under “—Payments Received from Derivative Counterparties for Interest of Foreign Currency Notes.”

A class or tranche of notes for which assets in Asset Pool 1 have been sold as described in “—Sale of Assets” below will not be entitled to receive any of the preceding deposits to be made from Card series Finance Charge Amounts after the sale has occurred.

Allocation to Interest Funding Subaccounts

The aggregate amount to be deposited monthly in the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each tranche of notes, as follows:

•
Card Series Finance Charge Amounts are at least equal to targeted amounts.     If the amount of funds available for a month is at least equal to the aggregate amount of the deposits and payments for the related class of notes, then the full targeted amount of such deposit and payment will be made to the applicable interest funding subaccount.

•
Card Series Finance Charge Amounts are less than targeted amounts.    If Card series Finance Charge Amounts available for a month for the Class A notes are less than the sum of the deposits targeted for each tranche of Class A notes as described above, then the amount available will be allocated to each tranche of Class A notes in such class pro rata based on the ratio of:

—the aggregate amount of the deposits targeted with respect to that tranche of Class A notes, to

—the aggregate amount of the deposits targeted with respect to all tranches of Class A notes in the Card series.

The Card series Finance Charge Amount remaining after any preceding applications, as described above under “—Application of Card Series Finance Charge Amounts” will be allocated to the Class B notes, the Class C notes and the Class D notes in a similar manner.

Payments Received from Derivative Counterparties for Interest of Foreign Currency Notes

Payments received under derivative agreements for interest of foreign currency notes in the Card series will be applied as specified in the Card series indenture supplement or the related terms document.

Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs

If on any Distribution Date, Card series Finance Charge Amounts available after the first five applications described in “—Application of Card Series Finance Charge Amounts” above are not enough to cover the Card series Defaulted Amounts for the preceding month, the amount of such shortfall (referred to as a “charge-off”) will be allocated (and reallocated) on that date to each tranche of notes as described below. For each tranche of notes, the Nominal Liquidation Amount of that tranche will be reduced by an amount equal to the amounts that are allocated or reallocated to that tranche less the amounts that are reallocated from that tranche to other tranches. Any amounts that are allocated (or reallocated) to a tranche of notes and not reallocated to other tranches will reduce the Nominal Liquidation Amount of that tranche of notes.

Initial Allocation.    Initially, the amount of each charge-off will be allocated to each tranche of outstanding notes in the Card series pro rata based on the ratio of the Nominal Liquidation Amount of that tranche of notes to the Nominal Liquidation Amount of all the Card series notes, each at the end of the prior month. If this allocation (or any portion of it) would reduce the Nominal Liquidation Amount of a tranche of notes below zero, the amount that would cause the Nominal Liquidation Amount to be reduced below zero will be allocated instead to all other tranches of outstanding notes in the Card series in the same manner. The Nominal Liquidation Amount of any tranche of notes will not be reduced below zero.

Reallocation from Class A Notes.    The amount initially allocated to the Class A notes as described in “—Initial Allocation” above will be reallocated from each tranche of Class A notes to the Class B notes, but only up to the following amount:

(i) the Class A Available Subordinated Amount of Class B notes for that tranche of Class A notes at the end of the prior month, minus

(ii) the amount initially allocated to the Class B notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class B notes in the Card series at the end of the prior month.

Then, any amounts which a tranche of Class A notes is not permitted to reallocate to the Class B notes as described above will be reallocated to the Class C notes, but only up to the following amount:

(i) the Class A Available Subordinated Amount of Class C notes for that tranche of Class A notes at the end of the prior month, minus

(ii) the amount initially allocated to the Class C notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class C notes in the Card series at the end of the prior month.

Then, any amounts which a tranche of Class A notes is not permitted to reallocate to the Class B notes or the Class C notes as described above will be reallocated to the Class D notes, but only up to the following amount:

(i) the Class A Available Subordinated Amount of Class D notes for that tranche of Class A notes at the end of the prior month, minus

(ii) the amount initially allocated to the Class D notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class D notes in the Card series at the end of the prior month.

Reallocation from Class B Notes.    The amounts initially allocated to any tranche of Class B notes as described in “—Initial Allocation” above and the amounts reallocated from the Class A notes to any tranche of Class B notes as described in “—Reallocation from Class A Notes” above will be reallocated from that tranche of Class B notes to the Class C notes, but only up to the following amount:

(i) the Class B Available Subordinated Amount of Class C notes for that tranche of Class B notes at the end of the prior month, minus

(ii) (x)    the amount initially allocated to the Class C notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class C notes in the Card series at the end of the prior month, plus

(y)    the amount reallocated from Class A notes with a Required Subordinated Amount of Class B notes greater than zero to the Class C notes as described in “—Reallocation from Class A Notes” above times the amount described in clause (i) above divided by the Class B Available Subordinated Amount of Class C notes for all Class B notes in the Card series at the end of the prior month.

Then, any amounts which a tranche of Class B notes is not permitted to reallocate to the Class C notes as described above will be reallocated from that tranche of Class B notes to the Class D notes, but only up to the following amount:

(i) the Class B Available Subordinated Amount of Class D notes for that tranche of Class B notes at the end of the prior month, minus

(ii) (x)    the amount initially allocated to the Class D notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class D notes in the Card series at the end of the prior month, plus

(y)    the amount reallocated from Class A notes with a Required Subordinated Amount of Class B notes greater than zero to the Class D notes as described above times the amount described in clause (i) above divided by the Class B Available Subordinated Amount of Class D notes for all Class B notes in the Card series at the end of the prior month.

Reallocation from Class C Notes.    Finally, the amounts initially allocated to any tranche of Class C notes as described in “—Initial Allocation” above and the amounts reallocated from the Class A notes to any tranche of Class C notes as described in “—Reallocation from Class A Notes” above or reallocated from the Class B notes to any tranche of Class C notes as described in “—Reallocation from Class B Notes” above will be reallocated from that tranche of Class C notes to the Class D notes, but only up to the following amount:

(i) the Class C Available Subordinated Amount of Class D notes for that tranche of Class C notes at the end of the prior month, minus

(ii) (x)    the amount initially allocated to the Class D notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class D notes in the Card series at the end of the prior month, plus

(y)    the amount reallocated from Class A notes with a Required Subordinated Amount of Class B notes greater than zero or from any Class B notes to the Class D notes as described above times the amount described in clause (i) above divided by the Class C Available Subordinated Amount of Class D notes for all Class C notes in the Card series at the end of the prior month.

Reallocations Generally.    For each reallocation described above, the amount reallocated to any class of notes will be reallocated to each tranche of notes within that class pro rata based on the ratio of the Nominal Liquidation Amount of that tranche of notes after any reductions to the Nominal Liquidation Amount as a result of previous allocations or reallocations on that day to the Nominal Liquidation Amount of all the notes in such class at the end of the prior month. If this reallocation (or any portion of it) would reduce the Nominal Liquidation Amount of a tranche of notes below zero, the amount that would cause the Nominal Liquidation Amount to be reduced below zero will be allocated instead to the other tranches of outstanding Card series notes in the related class of notes in the same manner. The Nominal Liquidation Amount of any tranche of notes will not be reduced below zero.

Allocations of Reimbursements of Nominal Liquidation Amount Deficits

If there are Card series Finance Charge Amounts available to reimburse any Nominal Liquidation Amount Deficits on any Distribution Date as described in the seventh clause of “—Application of Card Series Finance Charge Amounts” above, such funds will be allocated to each tranche of notes as follows:

•	first, to each tranche of Class A notes,

•	second, to each tranche of Class B notes,

•	third, to each tranche of Class C notes, and

•	fourth, to each tranche of Class D notes.

In each case, Card series Finance Charge Amounts allocated to a class of notes will be allocated to each tranche of notes within such class pro rata based on the ratio of:

•	the Nominal Liquidation Amount Deficit of such tranche of notes, to

•	the aggregate Nominal Liquidation Amount Deficits of all tranches of such class.

In no event will the Nominal Liquidation Amount of a tranche of notes be increased above the Adjusted Outstanding Dollar Principal Amount of such tranche.

Application of Card Series Principal Amounts

On each Distribution Date, the indenture trustee will apply Card series Principal Amounts in the following order and priority:

•
Class A Interest Funding Account Shortfalls.    First, for each month, if Card series Finance Charge Amounts are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class A notes, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month, and such total amount will be allocated to the interest funding subaccount of each such tranche of Class A notes pro rata based on, in the case of each such tranche of Class A notes, the lesser of:

—the amount of the deficiency in the targeted amount to be deposited into the interest funding subaccount of such tranche of Class A notes, and

—an amount equal to the Class A Available Subordinated Amount of Subordinated notes for such tranche of Class A notes, determined after giving effect to the applications described in
    “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above.

•
Class B Interest Funding Account Shortfalls.    Second, for each month, if Card series Finance Charge Amounts are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class B notes, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the Class B Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clause, and such total amount will be allocated to the interest funding subaccount of each such tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

—the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class B notes, and

—
an amount equal to the Class B Available Subordinated Amount of Subordinated notes for such tranche of Class B notes, determined after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the first clause above.

•
Class C Interest Funding Account Shortfalls.    Third, for each month, if Card series Finance Charge Amounts are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class C notes, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the sum of the Class B Principal Allocation and the Class C Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be allocated to the interest funding subaccount of each such tranche of Class C notes pro rata based on, in the case of each such tranche of Class C notes, the lesser of:

—	the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class C notes, and

—
an amount equal to the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes, determined after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•
Class A Servicing Fee Shortfalls.    Fourth, for each month, if Card series Finance Charge Amounts are insufficient to pay the portion of the servicing fees allocable to the Card series as described in  “—Application of Card Series Finance Charge Amounts” above, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be paid to the applicable servicers in an amount equal to, and allocated to each such tranche of Class A notes pro rata based on, in the case of each tranche of Class A notes, the lesser of:

—
the amount of the servicing shortfall allocated to such tranche of Class A notes (based on the ratio of the Nominal Liquidation Amount of such tranche of Class A notes to the Nominal Liquidation Amount of all Card series notes at the end of the prior month), and

—
an amount equal to the Class A Available Subordinated Amount of Subordinated notes for such tranche of Class A notes, determined after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•
Class B Servicing Fee Shortfalls.    Fifth, for each month, if Card series Finance Charge Amounts are insufficient to pay the portion of the servicing fees allocable to the Card series as described in  “—Application of Card Series Finance Charge Amounts” above, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the Class B Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be paid to the applicable servicers in an amount equal to, and allocated to each tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

—
the amount of the remaining servicing shortfall allocated to such tranche of Class B notes (based on the ratio of the Nominal Liquidation Amount of such tranche of Class B notes to the Nominal Liquidation Amount of all Card series notes at the end of the prior month), and

—an amount equal to the Class B Available Subordinated Amount of Class C notes for such tranche
    of Class B notes, determined after giving     effect to the applications described in “—Allocations of
    Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•
Class C Servicing Fee Shortfalls.    Sixth, for each month, if Card series Finance Charge Amounts are insufficient to pay the portion of the servicing fees allocable to the Card series as described in “—Application of Card Series Finance Charge Amounts” above, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the sum of the Class B Principal Allocation and the Class C Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be paid to the applicable servicers in an amount equal to, and allocated to each tranche of Class C notes pro rata based on, in the case of each such tranche of Class C notes, the lesser of:

—the amount of the servicing shortfall allocated to such tranche of Class C notes (based on the ratio of the Nominal Liquidation Amount of such tranche of Class C notes to the Nominal Liquidation
    Amount of all Card series notes at the end of the prior month), and

—an amount equal to the Class C Available Subordinated Amount of Subordinated notes for such tranche of Class C notes, determined after giving effect to the applications described in
    “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•
Principal Funding Account.    Seventh, remaining Card series Principal Amounts will be applied, to the extent needed, to make the targeted deposits to the principal funding account as described in “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” below.

•	Shared Excess Principal Amounts. Eighth, remaining Card series Principal Amounts will be treated, to the extent needed, as shared excess Principal Amounts for the benefit of Principal Sharing Group A.

•	Transferor. Ninth, remaining Card series Principal Amounts will be paid to the transferor or transferors.

A tranche of notes for which assets in Asset Pool 1 have been sold as described in “—Sale of Assets” below will not be entitled to receive any further allocations of Card series Finance Charge Amounts, Card series Principal Amounts or any other assets of the issuer.

Allocations of Reductions of Nominal Liquidation Amounts from Reallocations

On any date when Card series Principal Amounts are deposited in the interest funding subaccount for any tranche of notes or paid to the applicable servicers as described in “—Application of Card Series Principal Amounts” above, the Nominal Liquidation Amount of subordinated notes will be reduced on that date as described below. For each tranche of notes, the Nominal Liquidation Amount will be reduced by an amount equal to the amounts that are allocated or reallocated to that tranche of notes, less the amounts that are reallocated from that tranche of notes to other tranches.

Class A Interest Funding Account Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in deposits to interest funding subaccounts for Class A notes in the Card series, the amount applied will be allocated as follows:

•
first, to the Class B notes, in an amount up to the Class A Available Subordinated Amount of Class B notes (after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above),

•
second, any remaining amounts to the Class C notes, in an amount up to the Class A Available Subordinated Amount of Class C notes (after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above), and

•
third, any remaining amounts to the Class D notes, in an amount up to the Class A Available Subordinated Amount of Class D notes (after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above).

Then, any amounts allocated to the Class B notes as described in the preceding sentence will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Finally, any amounts allocated or reallocated to the Class C notes as described in the preceding two sentences will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class B Interest Funding Account Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in deposits to interest funding subaccounts for Class B notes in the Card series, the amount applied will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Then, any amounts allocated to the Class C notes as described in the preceding sentence will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class C Interest Funding Account Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in deposits to interest funding subaccounts for Class C notes in the Card series, the amount applied will be allocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class A Servicing Fee Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in servicing fees allocated to the Class A notes in the Card series, the amount applied will be allocated as follows:

•	first, to the Class B notes, in an amount up to the Class A Available Subordinated Amount of Class B notes (after giving effect to the preceding applications),

•	second, any remaining amounts to the Class C notes, in an amount up to the Class A Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	third, any remaining amounts to the Class D notes, in an amount up to the Class A Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Then, any amounts allocated to the Class B notes as described in the preceding sentence will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Finally, any amounts allocated or reallocated to the Class C notes as described in the preceding two sentences will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class B Servicing Fee Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in servicing fees allocated to the Class B notes in the Card series, the amount applied will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Then, any amounts allocated to the Class C notes as described in the preceding sentence will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class C Servicing Fee Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in servicing fees allocated to the Class C notes in the Card series, the amount applied will be allocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

For each of the applications described above, the amount allocated to any tranche of notes will be equal to the amount allocated to the related class of notes times (x) the Nominal Liquidation Amount of such tranche of notes divided by (y) the Nominal Liquidation Amount of all tranches of notes in the related class in the Card series after giving effect to the related preceding applications. If this allocation would reduce the Nominal Liquidation Amount of a tranche of notes below zero, the amount that would cause the Nominal Liquidation Amount to be reduced below zero will be allocated instead to the other tranches of outstanding notes in the related class in the same manner.

Limit on Allocations of Card Series Principal Amounts and Card Series Finance Charge Amounts

Each tranche of notes will be allocated Card series Principal Amounts and Card series Finance Charge Amounts solely to the extent of its Nominal Liquidation Amount. Therefore, if the Nominal Liquidation Amount of any tranche of notes has been reduced due to reallocations of Card series Principal Amounts to cover payments of interest or the servicing fees or due to charge-offs from uncovered Card series Defaulted Amounts, such tranche of notes will not be allocated Card series Principal Amounts or Card series Finance Charge Amounts to the extent of such reductions. However, any funds in the applicable principal funding subaccount, any funds in the applicable interest funding subaccount, any amounts payable from any applicable derivative agreement, any funds in the applicable accumulation reserve subaccount, in the case of Class C notes, any funds in the applicable Class C reserve subaccount, and in the case of Class D notes, any funds in the applicable Class D reserve subaccount, will still be available to pay principal of and interest on that tranche of notes. If the Nominal Liquidation Amount of a tranche of notes has been reduced due to reallocation of Card series Principal Amounts to pay interest on senior classes of notes or the servicing fees, or due to charge-offs from uncovered Card series Defaulted Amounts, it is possible for that tranche’s Nominal Liquidation Amount to be increased by subsequent allocations of Card series Finance Charge Amounts. However, there are no assurances that there will be any Card series Finance Charge Amounts for such allocations that would increase such Nominal Liquidation Amounts.

Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account

The amount targeted to be deposited into the principal funding subaccount for a tranche of notes in any month will be the highest of the following amounts. However, no amount that is greater than the Nominal

Liquidation Amount for that tranche will be deposited into the principal funding subaccount for any tranche of notes.

•
Principal Payment Date.    For the month before any principal payment date of a tranche of notes, the deposit targeted for that tranche of notes for that month is equal to the Nominal Liquidation Amount of that tranche of notes as of the close of business on the last day of that month, determined after giving effect to any charge-offs from uncovered Card series Defaulted Amounts and any reallocations, payments or deposits of Card series Principal Amounts occurring on the following Distribution Date.

•
Budgeted Deposits.    For each month beginning with the twelfth month before the expected principal payment date of a tranche of notes, the deposit targeted to be made into the principal funding subaccount for a tranche of notes will be the amount specified in the Card series indenture supplement or the related terms document. If no such amount is specified, an amount equal to one-twelfth of the expected outstanding dollar principal amount of that tranche of notes as of its expected principal payment date.

The issuer may postpone the date of the targeted deposits under the previous paragraph. If the issuer determines, using conservative historical information about payment rates of principal receivables held either directly or indirectly in Asset Pool 1 and after taking into account all of the other expected payments of principal of the applicable investor certificates and notes secured by such receivables to be made in the next 12 months, that less than 12 months would be required to accumulate Card series Principal Amounts necessary to pay a tranche of notes on its expected principal payment date, then the start of the targeted deposits may be postponed each month by one month, with proportionately larger targeted deposits for each month of postponement. However, the time necessary to accumulate Card series Principal Amounts may not be less than one month.

•
Prefunding of the Principal Funding Account of Senior Classes.    If any payment of principal or deposit into a principal funding subaccount with respect to any tranche of Class D notes will occur at a time when the payment or deposit of all or part of that tranche of Class D notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, Class B notes or Class C notes, the targeted deposit amount for the Class A notes, Class B notes and Class C notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes, Class B notes and Class C notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class D notes.

If any payment of principal or deposit into a principal funding subaccount with respect to any Class C notes will occur at a time when the payment or deposit of all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes or Class B notes, the targeted deposit amount for the Class A notes and Class B notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes and Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class C notes.

If any payment of principal or deposit into a principal funding subaccount with respect to any Class B notes will occur at a time when the payment or deposit of all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, the targeted deposit amount for the Class A notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes that would have to cease to be outstanding in order to permit the payment of or deposit with respect to that tranche of Class B notes.

Prefunding of the principal funding subaccount for the senior tranches of the Card series will continue until:

—enough senior notes are repaid so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes;

—new subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes; or

—the principal funding subaccounts for the senior notes are prefunded so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes.

For purposes of calculating the prefunding requirements, the required subordinated amount of a tranche of a senior class of notes of the Card series will be calculated as described in “The Notes—Required Subordinated Amount and Usage Amounts” in this prospectus supplement based on its Adjusted Outstanding Dollar Principal Amount on such date. However, if any early redemption event has occurred with respect to the subordinated notes, the required subordinated amount will be calculated based on the Adjusted Outstanding Dollar Principal Amount of such tranche as of the close of business on the day immediately preceding the occurrence of such early redemption event.

When the prefunded amounts are no longer necessary, they will be withdrawn from the principal funding account and applied in accordance with the description in “—Withdrawals from Principal Funding Subaccounts—Withdrawal of Prefunded Amounts” below. The Nominal Liquidation Amount of the prefunded tranches will be increased by the amount removed from the principal funding account. If any tranche of senior notes becomes payable as a result of an early redemption event, event of default or other optional or mandatory redemption, or upon reaching its expected principal payment date, any prefunded amounts on deposit in its principal funding subaccount will be paid to noteholders of that tranche and deposits to pay the notes will continue as necessary to pay that tranche.

•
Event of Default, Early Redemption Event or Other Optional or Mandatory Redemption.    If any tranche of notes has been accelerated after the occurrence of an event of default during that month, or an early redemption event or other optional or mandatory redemption has occurred with respect to any tranche of notes, the deposit targeted for that tranche of notes with respect to that month and each following month will equal the Nominal Liquidation Amount of that tranche of notes as of the close of business on the last day of the preceding month, determined after giving effect to reallocations, payments or deposits occurring on the Distribution Date with respect to such month.

•
Amounts Owed to Derivative Counterparties.    If a tranche of U.S. dollar notes or foreign currency notes that has a Performing or non-Performing derivative agreement for principal that provides for a payment to the applicable derivative counterparty, the deposit targeted for that tranche of notes on each Distribution Date with respect to any payment to the derivative counterparty will be specified in the related terms document.

Allocation to Principal Funding Subaccounts

Card series Principal Amounts, after any reallocation to cover Card series Finance Charge Amounts shortfalls, if any, as described above, will be allocated each month, and a portion deposited in the principal funding subaccount established for each tranche of notes, as follows:

•
Card Series Principal Amounts Equal Targeted Amounts.    If Card series Principal Amounts remaining after giving effect to the first six clauses described in “—Application of Card Series Principal Amounts” above are equal to the sum of the deposits targeted in the principal funding subaccount for each tranche of notes, then the applicable targeted amount will be deposited in the principal funding subaccount established for each tranche.

•
Card Series Principal Amounts Are Less Than Targeted Amounts.    If Card series Principal Amounts remaining after giving effect to the first six clauses described in “—Application of Card Series Principal Amounts” above are less than the sum of the deposits targeted in the principal funding subaccount for each tranche of notes, then Card series Principal Amounts will be deposited in the principal funding subaccounts for each tranche in the following priority:

—	first, the amount available will be allocated to the Class A notes,

—	second, the amount available after the application above will be allocated to the Class B notes,

—	third, the amount available after the applications above will be allocated to the Class C notes, and

—	fourth, the amount available after the applications above will be allocated to the Class D notes.

In each case, Card series Principal Amounts allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

—	the amount targeted to be deposited into the principal funding subaccount for the applicable tranche of such class, to

—	the aggregate amount targeted to be deposited into the principal funding subaccount for all tranches of such class.

If the restrictions described in “—Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches” below prevent the deposit of Card series Principal Amounts into the principal funding subaccount of any subordinated note, the aggregate amount of Card series Principal Amounts available to make the targeted deposit for such subordinated tranche will be allocated first to each tranche of Class A notes, then to each tranche of Class B notes, and then, if applicable, to the Class C notes, in each case pro rata based on the dollar amount of subordinated notes required to be outstanding for the related senior notes. See “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account.”

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes

No Card series Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class B notes of the Card series, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the Nominal Liquidation Amount, the Nominal Liquidation Amount of all Class B notes in the Card series (other than the Class B notes for which such deposit is targeted) is at least equal to the Class A Available Subordinated Amount of Class B notes for all Class A notes in the Card series.

No Card series Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class C notes of the Card series, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the Nominal Liquidation Amount, the following conditions are satisfied:

•
the Nominal Liquidation Amount of all Class C notes in the Card series (other than the Class C notes for which such deposit is targeted) must be at least equal to the Class A Available Subordinated Amount of Class C notes for all Class A notes in the Card series; and

•
the Nominal Liquidation Amount of all Class C notes in the Card series (other than the Class C notes for which such deposit is targeted) must be at least equal to the Class B Available Subordinated Amount of Class C notes for all Class B notes in the Card series.

No Card series Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class D notes of the Card series, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the Nominal Liquidation Amount, the following conditions are satisfied:

•
the Nominal Liquidation Amount of all Class D notes in the Card series (other than the Class D notes for which such deposit is targeted) must be at least equal to the Class A Available Subordinated Amount of Class D notes for all Class A notes in the Card series;

•
the Nominal Liquidation Amount of all Class D notes in the Card series (other than the Class D notes for which such deposit is targeted) must be at least equal to the Class B Available Subordinated Amount of Class D notes for all Class B notes in the Card series; and

•
the Nominal Liquidation Amount of all Class D notes in the Card series (other than the Class D notes for which such deposit is targeted) must be at least equal to the Class C Available Subordinated Amount of Class D notes for all Class C notes in the Card series.

Card series Principal Amounts will be deposited in the principal funding subaccount of a subordinated note if and only to the extent that such deposit is not contrary to any of the preceding paragraphs and the prefunding target amount for each senior note is zero.

Limit on Repayments of all Tranches

No amounts on deposit in a principal funding subaccount for any tranche of Class A notes or Class B notes will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the related terms document). In the case of any tranche of Class C notes, no amounts on deposit in a principal funding subaccount or, if applicable, a Class C reserve subaccount for any such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the related terms document). In the case of any tranche of Class D notes, no amounts on deposit in a principal funding subaccount or, if applicable, a Class D reserve subaccount for any such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the related terms document).

Payments Received from Derivative Counterparties for Principal

Unless otherwise specified in the related terms document, dollar payments for principal received under derivative agreements of U.S. dollar notes in the Card series will be treated as Card series Principal Amounts. Payments received under derivative agreements for principal of foreign currency notes in the Card series will be applied as specified in the related terms document.

Payments Received from Supplemental Credit Enhancement Providers or Supplemental Liquidity Providers for Principal

Unless otherwise specified in the related terms document, payments for principal received from supplemental credit enhancement providers or supplemental liquidity providers for Card series notes will be treated as Card series Principal Amounts.

[Deposits of Withdrawals from the Class C Reserve Account to the Principal Funding Account]

[Withdrawals from any Class C reserve subaccount will be deposited into the applicable principal funding subaccount to the extent described in “—Withdrawals from the Class C Reserve Account” in this prospectus supplement.]

Withdrawals from Interest Funding Subaccounts

After giving effect to all deposits of funds to the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount may be made, to the extent funds are available, in the applicable interest funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•
Withdrawals for U.S. Dollar Notes.    On each applicable interest payment date for each tranche of U.S. dollar notes, an amount equal to interest due on the applicable tranche of notes on the applicable interest payment date, including any overdue interest payments and additional interest on overdue interest payments, will be withdrawn from that interest funding subaccount and paid to the applicable paying agent.

•	Withdrawals for Foreign Currency Notes with a Non-Performing Derivative Agreement for Interest.
On each applicable interest payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for interest, the amount specified in the related terms document will be withdrawn from that interest funding subaccount and, if so specified in the applicable indenture supplement, converted to the applicable foreign currency at the applicable spot exchange rate and remitted to the applicable paying agent.

•
Withdrawals for Discount Notes.    On each applicable principal payment date, with respect to each tranche of discount notes, an amount equal to the amount of the accretion of principal of that tranche of notes from the prior principal payment date—or, in the case of the first principal payment date, the date of issuance of that tranche—to but excluding the applicable principal payment date will be withdrawn from that interest funding subaccount and invested in the Invested Amount of Asset Pool 1.

•
Withdrawals for Payments to Derivative Counterparties.    On each date on which a payment is required to be made to the derivative counterparty under the applicable derivative agreement, with respect to any tranche of notes that has a Performing or non-Performing derivative agreement for interest, an amount equal to the amount of the payment to be made to the derivative counterparty under the applicable derivative agreement (including, if applicable, any overdue payment and any additional interest on overdue payments) will be withdrawn from that interest funding subaccount and paid to the derivative counterparty or as otherwise provided in the related terms document.

If the aggregate amount available for withdrawal from an interest funding subaccount is less than all withdrawals required to be made from that subaccount in a month after giving effect to all deposits, then the amounts on deposit in that interest funding subaccount will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made. After payment in full of any tranche of notes, any amount remaining on deposit in the applicable interest funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes in the manner described in “—Allocation to Interest Funding Subaccounts” above, second applied to cover any principal funding subaccount shortfalls in the manner described in “—Allocation to Principal Funding Subaccounts” above, and third paid to the transferor.

Withdrawals from Principal Funding Subaccounts

After giving effect to all deposits of funds to the principal funding account in a month, the following withdrawals from the applicable principal funding subaccount will be made to the extent funds are available in the applicable principal funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•
Withdrawals for U.S. Dollar Notes with no Derivative Agreement for Principal.    On each applicable principal payment date, with respect to each tranche of U.S. dollar notes that has no derivative agreement for principal, an amount equal to the principal due on the applicable tranche of notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

•
Withdrawals for U.S. Dollar or Foreign Currency Notes with a Performing Derivative Agreement for Principal.    On each date on which a payment is required under the applicable derivative agreement with respect to any tranche of U.S. dollar or foreign currency notes that has a Performing derivative agreement for principal, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from the applicable principal funding subaccount and paid to the applicable derivative counterparty. The issuer will direct the applicable derivative counterparty to remit its payments under the applicable derivative agreement to the applicable paying agent.

•
Withdrawals for Foreign Currency Notes with a non-Performing Derivative Agreement for Principal.    On each principal payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for principal, an amount equal to the amount specified in the related terms document will be withdrawn from that principal funding subaccount and, if so specified in the related terms document, converted to the applicable foreign currency at the prevailing spot exchange rate and paid to the applicable paying agent.

•
Withdrawals for U.S. Dollar Notes with a non-Performing Derivative Agreement for Principal.    On each principal payment date with respect to a tranche of U.S. dollar notes with a non-Performing derivative agreement for principal, the amount specified in the related terms document will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

•
Withdrawal of Prefunded Amounts.    If prefunding of the principal funding subaccounts for senior classes of notes is no longer necessary as a result of payment of senior notes or issuance of additional subordinated notes, as described under “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior Classes” above, the prefunded amounts will be withdrawn from the principal funding account and first, allocated among and deposited to the principal funding subaccounts of the Class A notes up to the amount then targeted to be on deposit in such principal funding subaccount; second, allocated among and deposited to the principal funding subaccounts of the Class B notes up to the amount then targeted to be on deposit in such principal funding subaccount; third, allocated among and deposited to the principal funding subaccount of the Class C notes up to the amount then targeted to be on deposit in such principal funding subaccount; fourth, allocated among and deposited to the principal funding subaccount of the Class D notes up to the amount then targeted to be on deposit in such principal funding subaccount; and fifth, any remaining amounts paid to the transferor.

•
Withdrawals on the Legal Maturity Date.    On the legal maturity date of any tranche of notes, amounts on deposit in the principal funding subaccount of such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche.

Upon payment in full of any tranche of notes, any remaining amount on deposit in the applicable principal funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes, second applied to cover any principal funding subaccount shortfalls for other tranches of notes and third paid to the transferor. If the aggregate amount available for withdrawal from a principal funding subaccount for any tranche of notes is less than all withdrawals required to be made from that principal funding subaccount for that tranche in a month, then the amounts on deposit will be withdrawn and applied pro rata based on the amounts of the withdrawals required to be made.

Sale of Assets

Assets directly or indirectly in Asset Pool 1 may be sold (i) if required under the pooling agreement following the bankruptcy or insolvency of Capital One Funding or any other transferor of a collateral certificate to Asset Pool 1, (ii) following an event of default and acceleration with respect to a tranche of notes and (iii) on the legal maturity date of a tranche of notes. See “The Indenture—Events of Default” and “The Master Trust—Pay Out Events” in the accompanying prospectus.

If a tranche of notes has an event of default and is accelerated before its legal maturity date, the master trust or other securitization special purpose entity may sell receivables underlying the COMT collateral certificate or any other collateral certificate in Asset Pool 1, as applicable, in an amount up to the Nominal Liquidation Amount of the affected tranche plus any accrued, past due or additional interest on the affected tranche if the conditions described in “The Indenture—Events of Default” and “—Events of Default Remedies” in the accompanying prospectus are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of that tranche. However, a sale will only be permitted if at least one of the following conditions is met:

•	the holders of 90% of the aggregate outstanding dollar principal amount of the accelerated tranche of notes consent;

•
the net proceeds of such sale, plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement, any supplemental credit enhancement provider or any supplemental liquidity provider, would be sufficient to pay all amounts due on the accelerated tranche of notes; or

•
if the indenture trustee determines that the funds to be allocated to the accelerated tranche of notes, including (i) Card series Finance Charge Amounts and Card series Principal Amounts allocable to the accelerated tranche of notes, (ii) payments to be received from any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement and (iii) amounts on deposit in the applicable subaccounts may not be sufficient on an ongoing basis to make all payments on the accelerated tranche of notes as such payments would have become due if such obligations had not been declared due and payable, and 66 2/3% of the noteholders of the accelerated tranche of notes consent to the sale.

Any sale of assets for a subordinated tranche of notes will be delayed for that tranche, but not beyond its legal maturity date, if the subordination provisions prevent payment of the accelerated tranche. Such sale will be delayed until a sufficient amount of senior classes of notes are prefunded, or a sufficient amount of senior notes have been repaid, or a sufficient amount of subordinated tranches have been issued, to the extent that the subordinated tranche of notes to be accelerated is no longer needed to provide the required subordination for the senior classes. If a senior tranche of notes directs a sale of assets, then after the sale, that tranche will no longer be entitled to subordination from subordinated classes of notes.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, after giving effect to any allocations, deposits and distributions to be made on such date, the sale of assets will automatically take place on that date regardless of the subordination requirements of any senior classes of notes. Proceeds from such a sale will be immediately paid to the noteholders of the related tranche of notes.

The amount of assets sold will not exceed (and may be less than) the Nominal Liquidation Amount of, plus any accrued, past due and additional interest on, the tranches of notes that directed the sale to be made. The Nominal Liquidation Amount of any tranche of notes that directed the sale to be made will be automatically reduced to zero upon such sale. After such sale, Card series Principal Amounts or Card series Finance Charge Amounts will no longer be allocated to that tranche. Tranches of notes that have directed sales of assets are not outstanding under the indenture or any supplement thereto.

After giving effect to a sale of assets for a tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that tranche. This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the assets was less than the outstanding dollar principal amount of that tranche. These types of deficiencies will not be reimbursed unless, in the case of Class C notes only, there are sufficient amounts in the related Class C reserve subaccount and in the case of Class D notes only, there are sufficient amounts in the related Class D reserve account.

Any amount remaining on deposit in the interest funding subaccount for a tranche of notes that has received final payment as described in “—Final Payment of the Notes” and that has caused a sale of assets will be treated as Card series Finance Charge Amounts and will be allocated as described in “—Application of Card Series Finance Charge Amounts.”

[Targeted Deposits to the Class C Reserve Account]

[The Class C reserve subaccount will not be funded unless and until the three-month average of the Excess Finance Charge Amounts falls below a level set forth in “Prospectus Supplement Summary—Class C Reserve Account.” In the case of the first and second determination dates, however, the Class C reserve subaccount will be funded if, (1) in the case of the first determination date, the Excess Finance Charge Amounts for the first month or (2) in the case of the second determination date, the average of the Excess Finance Charge Amounts for the first two months, falls below the levels described in the table set forth in “Prospectus Supplement Summary—Class C Reserve Account” or an early redemption event or event of default occurs. The Class C reserve subaccount will be funded on each month, as necessary, from Card series Finance Charge Amounts as described under “—Application of Card Series Finance Charge Amounts.”]

[Only the holders of these Class C notes will have the benefit of this Class C reserve subaccount. The aggregate deposit targeted to be made to the Class C reserve account in each month will be the sum of the Class C reserve subaccount deposits targeted to be made for each tranche of Class C notes. The percentage and methodology for calculating the amount targeted to be on deposit in the Class C reserve subaccount may change without the consent of any noteholders if each rating agency confirms that the change will not cause a rating downgrade and the issuer has delivered to each rating agency and the indenture trustee an opinion that the change will not have certain adverse tax consequences for holders of outstanding notes. In addition, without the consent of any noteholders, the issuer may utilize a form of credit enhancement other than the Class C reserve account if each rating agency confirms that the form of credit enhancement to be used will not cause a ratings downgrade and the issuer has delivered to each rating agency and the indenture trustee an opinion that the use of that form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes.]

[If the aggregate deposit made to the Class C reserve account is less than the sum of the targeted deposits for each tranche of Class C notes, then the amount available will be allocated to each tranche of Class C notes up to the targeted deposit pro rata based on the ratio of the Floating Allocation Amount for that tranche of Class C notes to the Floating Allocation Amount for all Class C notes in the Card series that have a targeted amount to be deposited in their Class C reserve subaccounts for that month. After the initial allocation, any excess will be further allocated in a similar manner to those Class C reserve subaccounts which still have an uncovered targeted deposit.]

[Withdrawals from the Class C Reserve Account]

[Withdrawals will be made from the Class C reserve subaccounts, but in no event more than the amount on deposit in the applicable Class C reserve subaccount, in the following order:

•
Payments of Interest, Payments with Respect to Derivative Agreements for Interest and Accretion on Discount Notes.    If the amount on deposit in the interest funding subaccount for any tranche of  Class C notes is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency will be withdrawn from the applicable Class C reserve subaccount and deposited into the applicable interest funding subaccount.

•
Payments of Principal and Payments with Respect to Derivative Agreements for Principal.    If, on and after the earliest to occur of (i) the date on which any tranche of Class C notes is accelerated pursuant to the indenture following an event of default with respect to such tranche, (ii) any date on or after the expected principal payment date on which the amount on deposit in the principal funding subaccount for any tranche of Class C notes plus the aggregate amount on deposit in the Class C reserve subaccount for such tranche of the Class C notes equals or exceeds the outstanding dollar principal amount of such Class

C notes and (iii) the legal maturity date for any tranche of Class C notes, the amount on deposit in the principal funding subaccount for any tranche of Class C notes is insufficient to pay in full the amounts for which withdrawals are required, the amount of the deficiency will be withdrawn from the applicable Class C reserve subaccount and deposited into the applicable principal funding subaccount.

•
Withdrawals of Excess Amounts.    If on any Distribution Date with respect to which no Class C notes have been accelerated, the aggregate amount on deposit in any Class C reserve subaccount is greater than the amount required to be on deposit in the applicable Class C reserve subaccount, the excess will be withdrawn and first allocated among and deposited to the other Class C reserve subaccounts in a manner similar to that described in the second paragraph of “—Targeted Deposits to the Class C Reserve Account” above and then applied in the manner described in the tenth through thirteenth clauses of “—Application of Card Series Finance Charge Amounts” above. In addition, after payment in full of any tranche of Class C notes, any amount remaining on deposit in the applicable Class C reserve subaccount will be applied in accordance with the preceding sentence.]

Targeted Deposits to the Accumulation Reserve Account

If more than one budgeted principal deposit is targeted for a tranche, the accumulation reserve subaccount will be funded for such tranche on the Distribution Date prior to the Distribution Date on which a budgeted deposit is first targeted for such tranche as described in “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” above. The accumulation reserve subaccount for a tranche of notes will be funded from Card series Finance Charge Amounts as described in “—Application of Card Series Finance Charge Amounts” above. The aggregate deposit targeted to be made to the accumulation reserve account in each month will be the sum of the accumulation reserve subaccount deposits targeted to be made for each tranche of notes.

If the aggregate amount of Card series Finance Charge Amounts available for deposit to the accumulation reserve account is less than the sum of the targeted deposits for each tranche of notes, then the amount available will be allocated to each tranche of notes up to the targeted deposit pro rata based on the ratio of the Floating Allocation Amount for that tranche of notes to the Floating Allocation Amount for all tranches of notes in the Card series that have a targeted deposit to their accumulation reserve subaccounts for that month. After the initial allocation, any excess will be further allocated in a similar manner to those accumulation reserve subaccounts which still have an uncovered targeted deposit.

Withdrawals from the Accumulation Reserve Account

Withdrawals will be made from the accumulation reserve subaccounts, but in no event more than the amount on deposit in the applicable accumulation reserve subaccount, in the following order:

•
Interest.    On or prior to each Distribution Date, the issuer will calculate for each tranche of notes the amount of any shortfall of net investment earnings for amounts on deposit in the principal funding subaccount for that tranche (other than prefunded amounts) over the amount of interest that would have accrued on such deposit if that tranche had borne interest at the applicable note interest rate (or other rate specified in the Card series indenture supplement) for the prior month. If there is any such shortfall for that Distribution Date, or any unpaid shortfall from any earlier Distribution Date, the issuer will withdraw the sum of those amounts from the applicable accumulation reserve subaccount, to the extent available, for treatment as Card series Finance Charge Amounts for such month.

•
Excess Amounts.    If on any Distribution Date, the aggregate amount on deposit in the accumulation reserve account exceeds the amount required to be on deposit, the amount of such excess will be withdrawn from the accumulation reserve account and applied in the manner described in the ninth through thirteenth clauses of “—Application of Card Series Finance Charge Amounts” above.

Targeted Deposits to the Class D Reserve Account

The aggregate deposit targeted to be made to the Class D reserve account on each Distribution Date is an amount equal to the sum of Class D reserve subaccount deposits, if any, targeted to be made for each specified tranche of Class D notes. The amount of any such deposit and the circumstances that require that a deposit be made will be set forth in the related terms document. Unless another time is specified for making such deposits in the related terms document, these deposits will be made on each Distribution Date.

If the amount of funds available for a Distribution Date is at least equal to the aggregate amount of the deposits targeted by the preceding paragraph, then the full amount of each such deposit will be made. The percentage and methodology for calculating the amount targeted to be on deposit in the Class D reserve subaccount may change without the consent of any noteholders if each rating agency confirms that the change will not cause a rating downgrade and the issuer has delivered to each rating agency and the indenture trustee an opinion that the change will not have certain adverse tax consequences for holders of outstanding notes. In addition, without the consent of any noteholders, the issuer may utilize a form of credit enhancement other than the Class D reserve account if each rating agency confirms that the form of credit enhancement to be used will not cause a ratings downgrade and the issuer has delivered to each rating agency and the indenture trustee an opinion that the use of that form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes.

If the amounts available on a Distribution Date are less than the aggregate amount of deposits, then the amount available will be allocated to each tranche of Class D notes to the extent of its targeted deposit to the applicable Class D reserve subaccount pro rata based on the ratio of the Floating Allocation Amount for such tranche of Class D notes to the Floating Allocation Amount for all the Class D notes in the Card series that have a targeted deposit to their Class D reserve subaccounts for that month.

Withdrawals from the Class D Reserve Account

Withdrawals will be made from the Class D reserve subaccounts in the amount and manner required under the Card series indenture supplement.

Final Payment of the Notes

Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective notes. However, Card series Principal Amounts will be allocated to pay principal on the notes only up to their Nominal Liquidation Amount, which will be reduced for charge-offs due to uncovered Card series Defaulted Amounts and reallocations of Card series Principal Amounts to pay interest on senior classes of notes or servicing fees. In addition, if a sale of assets in Asset Pool 1 occurs, as described in “—Sale of Assets,” the amount of assets sold will not exceed (and may be less than) the Nominal Liquidation Amount of, plus any accrued, past due or additional interest on, the related tranche of notes. If the Nominal Liquidation Amount of a tranche has been reduced, noteholders of such tranche will receive full payment of principal only to the extent proceeds from the sale of assets, amounts received from an applicable derivative agreement and amounts which have been previously deposited in an issuer trust account for such tranche of notes are sufficient to pay the full principal amount.

On the date of a sale of assets, the proceeds of such sale will be available to pay the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche.

A tranche of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued interest on that tranche of notes;

•	the legal maturity date of that tranche of notes, after giving effect to all deposits, allocations, reallocations, sales of assets and payments to be made on that date; or

•	the date on which a sale of assets has taken place with respect to such tranche, as described in “—Sale of Assets.”

Pro Rata Payments Within a Tranche

All notes of a tranche will receive payments of principal and interest pro rata based on the stated principal amount of each note in that tranche.

Shared Excess Finance Charge Amounts

For any month, Card series Finance Charge Amounts remaining after making the application described in the first eleven clauses of “—Application of Card Series Finance Charge Amounts” above will be available for allocation to other series of notes in Excess Finance Charge Sharing Group A. Such amount, including excesses, if any, from other series of notes in Excess Finance Charge Sharing Group A and other series of investor certificates issued by the master trust, called shared Excess Finance Charge Amounts, will be allocated to cover certain shortfalls in Finance Charge Amounts for the series of notes in Excess Finance Charge Sharing Group A, if any, which have not been covered out of Finance Charge Amounts allocable to such series. If these shortfalls exceed shared Excess Finance Charge Amounts for any month, shared Excess Finance Charge Amounts will be allocated pro rata among the applicable series of notes in Excess Finance Charge Sharing Group A based on the relative amounts of those shortfalls. To the extent that shared Excess Finance Charge Amounts exceed those shortfalls, the balance will be treated as shared Excess Finance Charge Amounts to be applied as follows:

•	first, by other series of notes in Asset Pool 1 not included in Excess Finance Charge Sharing Group A,

•	second, by other series of investor certificates issued by the master trust, to the extent needed,

•	third, by other series of notes issued by the issuance trust not included in Asset Pool 1, and

•	finally, if not needed by any other series of notes, paid to the issuer.

For the Card series notes, shared Excess Finance Charge Amounts, to the extent available and allocated to the Card series, will cover shortfalls in the first seven applications described in “—Application of Card Series Finance Charge Amounts” above.

However, the sharing of excess Finance Charge Amounts will continue only until such time, if any, as the issuer shall deliver to the indenture trustee a certificate to the effect that the continued sharing of excess Finance Charge Amounts would have adverse regulatory implications for the bank or an affiliate. Following the delivery by the issuer of any such certificate to the indenture trustee, there will not be any further sharing of excess Finance Charge Amounts. While any series of notes issued by the issuance trust may be included in an excess finance charge sharing group, there can be no assurance that:

—any other series will be included in such group,

—there will be any excess Finance Charge Amounts for such group for any month, or

—the issuer will not at any time deliver the certificate discontinuing sharing described above.

While the issuer does not believe that, based on the applicable rules and regulations as currently in effect, the sharing of excess finance charge amounts will have an adverse regulatory implication for the bank or an affiliate, there can be no assurance that this will continue to be true in the future.

Shared Excess Principal Amounts

For any month, Card series Principal Amounts that are not needed to make targeted deposits to the principal funding account as described in “—Application of Card Series Principal Amounts” above will be available for allocation to other series of notes in Principal Sharing Group A. Such amount, including excesses, if any, from other series of notes in Principal Sharing Group A, called shared excess principal amounts, will be allocated to cover shortfalls in Principal Amounts for other series of notes in Principal Sharing Group A, if any, which have not been covered out of Principal Amounts allocable to such series. If these shortfalls exceed shared excess principal amounts for any month, shared excess principal amounts will be allocated pro rata among the applicable series of notes in Principal Sharing Group A based on the relative amounts of those shortfalls. To the extent that shared excess principal amounts exceed those shortfalls, the balance will be treated as shared excess principal amounts for application by other series of investor certificates issued by the master trust, to the extent needed, and, then, paid to the transferor. For the Card series notes, shared excess principal amounts, to the extent available and allocated to the Card series notes, will cover shortfalls in the first seven applications described in “—Application of Card Series Principal Amounts” above.

Only series secured by the assets in Asset Pool 1 may be included in Principal Sharing Group A. Shared excess principal amounts will first be shared within Principal Sharing Group A. Afterward, any remaining shared excess principal amounts will be shared with other series not included in Principal Sharing Group A but still in Asset Pool 1. Shared excess principal amounts will not be available for application by other series not included in Asset Pool 1.

Servicer Compensation

The servicer is entitled to receive a monthly servicing fee as compensation for its servicing activities and as reimbursement for any expenses incurred by it as servicer. For each month, the servicing fee allocable to the Card series notes will equal the sum of the servicing fees for each collateral certificate included in Asset Pool 1, including the servicing fee allocated to the COMT collateral certificate described in “The Master Trust—Servicing Compensation and Payment of Expenses” in the accompanying prospectus. The portion of the servicing fee allocated to the Card series noteholders will be paid from Card series Finance Charge Amounts as described in “—Application of Card Series Finance Charge Amounts” in this prospectus supplement.

The Capital One Credit Card Portfolio

The Capital One credit card portfolio (referred to in this prospectus supplement and the accompanying prospectus as the “Bank Portfolio”) is primarily comprised of VISA and MasterCard accounts originated by Capital One Bank, Capital One Bank’s predecessor and Capital One, F.S.B. Although such accounts were not originated using identical underwriting criteria, the receivables arising under such accounts are assessed finance charges having the following annual percentage rate characteristics.

Fixed Rate or Variable Rate

An annual percentage rate is either a fixed rate or a variable rate that adjusts periodically according to an index. Some accounts have a low fixed rate.

Introductory Period or Non-introductory Period

An account may have an introductory period during which a relatively low annual percentage rate is charged. In such instances, the annual percentage rate is converted to a higher annual percentage rate at the end of the introductory period. Both introductory and non-introductory rate products include customized products targeted at a range of credit risk profiles, such as low fixed-rate cards and secured cards, as well as special interests, such as affinity and joint account cards, co-brand cards, student cards and other cards targeted to certain other market segments. Historically, non-introductory rate cards tend to have lower credit lines, balances that build over time, less attrition, higher interest margins, higher fees and, in some cases, higher delinquencies and credit losses than the bank’s low introductory rate products.

The Master Trust Portfolio

General

The receivables conveyed to the master trust arise in accounts selected from the Bank Portfolio based on the eligibility criteria specified in the pooling agreement as applied on the Master Trust Cut-Off Date and subsequent additional cut-off dates. See “The Master Trust—Master Trust Assets,” “—Conveyance of Receivables” and “—Representations and Warranties” in the accompanying prospectus.

The number of low fixed-rate products and non-introductory rate products in the Master Trust Portfolio has been increasing, and as the number of these accounts increases and as such accounts season, the characteristics of these accounts as described above in “The Capital One Credit Card Portfolio” will have a more significant effect on the Master Trust Portfolio. Receivables added to the master trust have included and will include such low fixed-rate and non-introductory rate credit card receivables, which on the issuance date constitute, and at any given time thereafter may constitute, a material portion of the Master Trust Portfolio. See “Risk Factors,” “The Bank’s Credit Card and Consumer Lending Business—Underwriting Procedures” and “Certain Legal Aspects of the Receivables—Certain Matters Relating to the Transfer of the Receivables and the COMT Collateral Certificate” in the accompanying prospectus.

Delinquency and Loss Experience

Because new accounts usually initially exhibit lower delinquency rates and credit losses, the growth of the Master Trust Portfolio from approximately $11.340 billion at year end 1998, to approximately $[•] billion as of [•][•], [•], has had the effect of significantly lowering the charge-off and delinquency rates for the entire portfolio from what they otherwise would have been. However, as the proportion of new accounts to seasoned accounts becomes smaller, this effect should be lessened. As seasoning occurs or if new account origination slows, the bank expects that the charge-off rates and delinquencies will increase over time. The delinquency and net loss rates at any time reflect, among other factors, the quality of the credit card loans, the average seasoning of the accounts, the success of the bank’s collection efforts, the product mix of the Master Trust Portfolio and general economic conditions.

The following tables set forth the delinquency and loss experience for the Master Trust Portfolio for each of the periods shown. The Master Trust Portfolio includes groups of accounts, each created in connection with a particular solicitation, which may, when taken individually, have delinquency and loss characteristics different from those of the overall Master Trust Portfolio. There can be no assurance that the delinquency and loss experience for the receivables in the future will be similar to the historical experience set forth below for the Master Trust Portfolio.

Delinquencies as a Percentage of the Master Trust Portfolio(1)(2)
(Dollars in Thousands)

			At Year End
	At ,		2001		2000		1999		1998
Number of Days Delinquent	Delinquent Amount	Percentage	Delinquent Amount	Percentage	Delinquent Amount	Percentage	Delinquent Amount	Percentage	Delinquent Amount	Percentage
30 - 59 days	$	%	$431,027	1.76%	$221,888	1.45%	$204,104	1.71%	$200,163	1.77%
60 - 89 days			274,484	1.12	140,239	0.92	135,125	1.13	123,563	1.09
90 + days			577,927	2.35	258,879	1.69	259,727	2.18	244,860	2.15

TOTAL	$	%	$1,283,438	5.23%	$621,006	4.06%	$598,956	5.02%	$568,586	5.01%

(1)
The percentages are the result of dividing the delinquent amount by end of period receivables outstanding for the applicable period. The delinquent amount is the dollar amount of month end delinquencies in each category for the period. The end of period receivables outstanding at year end 2001, 2000, 1999 and 1998 were $24,554,226,000, $15,296,703,384, $11,938,165,168 and $11,340,121,267, respectively. The end of period receivables outstanding at [•] [•], [•] were $[•].
(2)	Figures and percentages in this table are reported on a processing month basis.

Loss Experience for the Master Trust Portfolio
(Dollars in Thousands)

	Months Ended	Year Ended
	,	2001	2000	1999	1998
Average Receivables Outstanding	$	$19,437,124	$12,853,302	$10,972,590	$10,591,596
Gross Losses	$	$1,014,811	$579,916	$602,282	$832,849
Gross Losses as a Percentage of Average Receivables Outstanding(1)%		5.22%	4.51%	5.49%	7.86%
Recoveries	$	$267,708	$205,038	$180,336	$136,336
Net Losses	$	$747,103	$374,878	$421,946	$696,513
Net Losses as a Percentage of Average Receivables Outstanding(1)%		3.84%	2.92%	3.85%	6.58%

(1)	The percentages reflected for the [•] months ended [•] [•], [•] are annualized figures. Annualized figures are not necessarily indicative of actual results for the entire year.

Revenue Experience

The following table sets forth the revenues from finance charges and fees billed and interchange received with respect to the Master Trust Portfolio for the periods shown.

Revenue Experience for the Master Trust Portfolio
(Dollars in Thousands)

	Months Ended	Year Ended
	,	2001	2000	1999	1998
Average Receivables Outstanding	$	$19,437,124	$12,853,302	$10,972,590	$10,591,596
Finance Charges and Fees(1)	$	$4,039,937	$2,395,242	$2,145,060	$2,006,714
Yield from Finance Charges and Fees(2)%		20.78%	18.64%	19.55%	18.95%
Interchange	$	$395,978	$298,005	$194,649	$101,128
Yield from Interchange(2)%		2.04%	2.32%	1.77%	0.95%

(1)
Finance Charges and Fees do not include interest on subsequent collections on accounts previously charged off. Finance Charges and Fees include monthly periodic rate finance charges, the portion of the annual membership fees amortized on a monthly basis, cash advance fees, late charges, overlimit fees and other miscellaneous fees.

(2)	The percentages reflected for the [•] months ended [•] [•], [•] are annualized figures. Annualized figures are not necessarily indicative of actual results for the entire year.

There can be no assurance that the yield experience for the receivables in the future will be similar to the historical experience set forth above for the Master Trust Portfolio. In addition, revenue from the receivables will depend on the types of fees and charges assessed on the accounts, and could be adversely affected by future changes made by the bank or the servicer in such fees and charges or by other factors. See “Risk Factors” in the accompanying prospectus.

The revenue from finance charges and fees for the accounts in the Master Trust Portfolio shown in the above table is comprised of three primary components: periodic rate finance charges, the amortized portion of annual membership fees and other charges, such as cash advance fees, late charges, overlimit fees and other miscellaneous fees. If payment rates decline, the balances subject to monthly periodic rate finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally increases. Conversely, if payment rates increase, the balances subject to monthly periodic rate finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally decreases.

The Master Trust Portfolio may experience growth in receivables through the bank’s origination of accounts having an introductory period during which a relatively low annual percentage rate is charged. As the introductory period on these accounts expire, the bank may choose to waive all or part of the annual percentage rate increase for such accounts. Under these circumstances, the yield related to monthly periodic rate finance charges would be adversely affected. The impact of service charges on the Master Trust Portfolio’s yield varies with the type and volume of activity in and the amount of each account, as well as with the number of delinquent accounts. As aggregate account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balances.

Payment Rates

The following table sets forth the highest and lowest accountholder monthly payment rates for the Master Trust Portfolio during any single month in the periods shown and the average accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of average monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be payments of principal receivables and finance charge receivables on the accounts.

Accountholder Monthly Payment Rates
for the Master Trust Portfolio(1)

Months Ended	Year Ended
,	2001	2000	1999	1998
Lowest Month(2)%	14.12%	15.14%	11.21%	9.58%
Highest Month(2)%	17.08%	17.00%	14.56%	11.94%
Average Payment Rate for the Period %	15.75%	16.24%	13.20%	10.87%

(1)	The monthly payment rates include amounts which are payments of principal receivables and finance charge receivables with respect to the accounts.
(2)	The monthly payment rates are calculated as the total amounts of payments received during the month divided by the average monthly receivables outstanding for each month.

The Receivables

As of [•] [•], [•]:

•	the Master Trust Portfolio included $[•] of principal receivables and $[•] of finance charge receivables;

•	the accounts had an average principal receivable balance of $[•] and an average credit limit of $[•];

•	the percentage of the aggregate total receivable balance to the aggregate total credit limit was [•]%;

•	the average age of the accounts was approximately [•] months;

•	all of the accounts in the master trust portfolio were VISA or MasterCard credit card accounts, of which [•]% were standard accounts and [•]% were premium accounts; and

•	approximately [•]% of the accounts in the Master Trust Portfolio were assessed a variable rate periodic finance charge and approximately [•]% were assessed a fixed rate periodic finance charge.

The following tables summarize the Master Trust Portfolio by various criteria as of [•] [•], [•]. References to “Receivables Outstanding” in the following tables include both finance charge receivables and principal receivables. Because the future composition and product mix of the Master Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Master Trust Portfolio at any specific time in the future.

Composition by Account Balance
Master Trust Portfolio

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Credit Balance(1)		%	$	%
No Balance(2)
More than $0 and less than or equal to $1,500.00
$1,500.01-$5,000.00
$5,000.01-$10,000.00
Over $10,000.00

TOTAL		%	$	%

(1)
Credit balances are a result of cardholder payments and credit adjustments applied in excess of the unpaid balance on an account. Accounts which currently have a credit balance are included because receivables may be generated with respect to such accounts in the future.

(2)	Accounts which currently have no balance are included because receivables may be generated with respect to such accounts in the future. Zero balance accounts are not included in these figures.

Composition by Credit Limit(1)
Master Trust Portfolio

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Less than or equal to $1,500.00		%	$	%
$1,500.01-$5,000.00
$5,000.01-$10,000.00
Over $10,000.00

TOTAL		%	$	%

(1)
References to “Credit Limit” herein include both the line of credit established for purchases, cash advances and balance transfers as well as receivables originated under temporary extensions of credit through account management programs. Credit limits relating to these temporary extensions decrease as cardholder payments are applied to the accounts.

Composition by Payment Status(1)
Master Trust Portfolio

Payment Status	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Current to 29 days(2)		%	$	%
Past due 30 – 59 days
Past due 60 – 89 days
Past due 90+ days

TOTAL		%	$	%

(1)	Payment status is determined as of the prior statement cycle date.
(2)	Accounts designated as current include accounts on which the minimum payment has not been received prior to the second billing date following the issuance of the related bill.

Composition by Account Age
Master Trust Portfolio

Account Age	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Not More than 6 Months		%	$	%
Over 6 Months to 12 Months
Over 12 Months to 24 Months
Over 24 Months to 36 Months
Over 36 Months to 48 Months
Over 48 Months to 60 Months
Over 60 Months

TOTAL		%	$	%

Composition of Accounts by Accountholder Billing Address

State or Territory	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
California		%	$	%
Texas
Florida
New York
Illinois
Pennsylvania
Ohio
New Jersey
Michigan
Virginia
Others(1)

TOTAL		%	$	%

(1)	No other state individually accounts for more than [•]% of the Percentage of Total Number of Accounts.

Since the largest number of accountholders (based on billing addresses) whose accounts were included in the master trust as of [•] [•], [•] were in [•] [•], [•] and [•], adverse economic conditions affecting accountholders residing in these areas could affect timely payment by such accountholders of amounts due on the accounts and, accordingly, the actual rates of delinquencies and losses with respect to the Master Trust Portfolio. See “Risk Factors” in the accompanying prospectus.

Capital One Bank and Capital One, F.S.B.

Capital One Bank, a Virginia banking corporation, is a subsidiary of Capital One Financial Corporation. At [•] [•], [•], Capital One Bank had assets of approximately $[•] billion and stockholders’ equity of approximately $[•] billion.

Capital One, F.S.B. is a federal savings bank and a subsidiary of Capital One Financial Corporation. At [•] [•], [•], Capital One, F.S.B. had assets of approximately $[•] billion and stockholders’ equity of approximately $[•] million.

For a more detailed description of Capital One Bank and Capital One, F.S.B., see “The Banks” in the accompanying prospectus.

The Transferor

Capital One Funding, LLC is a limited liability company formed under the laws of the Commonwealth of Virginia on November 13, 2001 and is a wholly-owned subsidiary of the bank. The transferor’s address is 140 East Shore Drive, Room 1048, Glen Allen, Virginia 23059 and telephone is (804) 967-1000.

In addition, other affiliates of the bank may be transferors of assets into Asset Pool 1.

Underwriting

Subject to the terms and conditions of the underwriting agreement for these Class [•](200[•]-[•]) notes, the issuer has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of these Class [•](200[•]-[•]) notes set forth opposite its name:

Underwriters	Principal Amount
Co. A	$	[	•]
Co. B		[	•]
Co. C		[	•]
Co. D		[	•]
Total	$	[	•]

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $[•] aggregate principal amount of these Class [•](200[•]-[•]) notes if any of these Class [•](200[•]-[•]) notes are purchased.

The underwriters have advised the issuer that the several underwriters propose initially to offer these Class [•] notes to the public at the public offering price set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [•]% of the principal amount of these Class [•] notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [•]% of the principal amount.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

Each underwriter of these Class [•](200[•]-[•]) notes has agreed that:

•
it has not offered or sold, and will not offer or sell any Class [•](200[•]-[•]) notes to persons in the United Kingdom prior to the expiration of the period six months from the date of their issuance, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom, within the meaning of the Public Offers of Securities Regulations 1995 (the “Regulations”) and the Financial Services and Markets Act 2000 (the “FSMA”);

•
it has complied and will comply with all applicable provisions of the Regulations and FSMA with respect to anything done by it in relation to the Class [•](200[•]-[•]) notes in, from or otherwise involving the United Kingdom; and

•
it has only and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Class [•](200[•]-[•]) notes in circumstances in which Section 21(1) of the FSMA does not apply to the issuer.

In connection with the sale of these Class [•](200[•]-[•]) notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling these Class [•](200[•]-[•]) notes sell more notes than the issuer actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of these Class [•](200[•]-[•]) notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•
syndicate covering transactions, in which members of the selling syndicate purchase these Class [•](200[•]-[•]) notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•
penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of these Class [•](200[•]-[•]) notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of these Class [•](200[•]-[•]) notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

The issuer, Capital One Funding and the bank will, jointly and severally, indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities. The issuer’s obligation to indemnify the underwriters will be limited to Finance Charge Amounts from the COMT collateral certificate received by the issuer after making all required payments and required deposits under the indenture and any supplement thereto.

The issuer will receive proceeds of approximately $[•] from the sale of these Class [•](200[•]-[•]) notes. This amount represents [•]% of the principal amount of those notes. The issuer will receive this amount net of the underwriting discount of $[•]. The underwriting discount represents [•]% of the principal amount of those notes. Additional offering expenses are estimated to be $[•].

Glossary of Defined Terms
[“Base Rate” means, for any month, the sum of (a) 1.25%, or if the bank or The Bank of New York is not the servicer, 2.0% and (b) the weighted average (based on the Outstanding Dollar Principal Amount of the related Card series notes) of the following:

(i)    for a tranche of Card series dollar interest-bearing notes without a derivative agreement for interest, the note interest rate for that tranche for the period from and including the Monthly Interest Accrual Date for that tranche for that month to but excluding the Monthly Interest Accrual Date for that tranche in the next month;

(ii)    for a tranche of Card series discount notes, the rate of accretion of principal for that tranche for the period from and including the Monthly Interest Accrual Date for that tranche in such month to but excluding the Monthly Interest Accrual Date for that tranche in the next month;

(iii)    for a tranche of Card series notes with a performing derivative agreement for interest, the rate at which payments by the issuer are made to the related derivative counterparty (prior to any netting of payments, if applicable) for the period from and including the Monthly Interest Accrual Date for that tranche in such month to but excluding the Monthly Interest Accrual Date for that tranche in the next month (however, for a tranche of Card series notes with a performing derivative agreement for interest in which the rating on such tranche is not dependant upon the rating of the related derivative counterparty, the amount determined pursuant to this clause will be the higher of (1) the rate determined pursuant to this clause as described above and (2) the rate of interest for that tranche for the period from and including the Monthly Interest Accrual Date for that tranche of Card series notes in such month to but excluding the Monthly Interest Accrual Date for that tranche of Card series notes in the next month; and

(iv)    for a tranche of Card series notes with a non-performing derivative agreement for interest, the rate specified for that date in the related terms document.]

“Card series Defaulted Amount” means, for any month, an amount equal to the Floating Allocation Percentage for the Card series times the Default Amount related to Asset Pool 1 for that month.

“Card series Finance Charge Amounts” means, for any month, the amounts to be treated as Card series Finance Charge Amounts as described in “Deposit and Application of Funds—Card Series Finance Charge Amounts” in this prospectus supplement.

“Card series Principal Amounts” means, for any month, the sum of the Principal Amounts allocated to the Card series, dollar receipts for principal under any derivative agreements for tranches of notes of the Card series, any shared excess Principal Amounts allocated to the Card series, and any amounts of Card series Finance Charge Amounts available to cover Card series Defaulted Amounts or reimburse any deficits in the Nominal Liquidation Amount of the Card series notes.

“Class A Available Subordinated Amount of Class B notes” means, for any tranche of Class A notes, with respect to any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Class B notes minus the Class A Usage Amount of Class B notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Available Subordinated Amount of Class C notes” means, for any tranche of Class A notes, with respect to any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Class C notes minus the Class A Usage Amount of Class C notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Available Subordinated Amount of Class D notes” means, for any tranche of Class A notes, with respect to any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Class D notes minus the Class A Usage Amount of Class D notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Available Subordinated Amount of Subordinated notes” means, for any tranche of Class A notes, with respect to any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Subordinated notes minus the Class A Usage Amount of Subordinated notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Required Subordinated Amount of Class B notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class A Required Subordinated Amount of Class C notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class A Required Subordinated Amount of Class D notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class A Required Subordinated Amount of Subordinated notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class A Usage Amount of Class B notes” means, with respect to any tranche of Class A notes, on any Distribution Date, an amount, not to exceed the Class A Required Subordinated Amount of Class B notes, equal to the excess, if any, of the Class A Usage Amount of Subordinated notes over the sum of the Class A Required Subordinated Amount of Class C notes and the Class A Required Subordinated Amount of Class D notes, in each case for that Distribution Date, in each case, for that tranche of Class A notes.

“Class A Usage Amount of Class C notes” means, with respect to any tranche of Class A notes for any Distribution Date, an amount, not to exceed the Class A Required Subordinated Amount of Class C notes, equal to the excess, if any, of the Class A Usage Amount of Subordinated notes over the Class A Required Subordinated Amount of Class D notes, in each case, for that tranche of Class A notes.

“Class A Usage Amount of Class D notes” means, with respect to any tranche of Class A notes for any Distribution Date, an amount, not to exceed the Class A Required Subordinated Amount of Class D notes for such tranche of Class A notes, equal to the Class A Usage Amount of Subordinated notes.

“Class A Usage Amount of Subordinated notes” means, for any tranche of outstanding Class A notes, zero on the date of issuance of such tranche and on any Distribution Date thereafter the Class A Usage Amount of Subordinated notes as of the preceding date of determination for such tranche, plus the sum of the following amounts (in each case, such amount shall not exceed the Class A Available Subordinated Amount of Subordinated notes for such tranche after giving effect to the previous clauses, if any):

•
an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class B notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class A Available Subordinated Amount of Class B notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class B notes at the end of the prior month; plus

•
an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class C notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class A Available Subordinated Amount of Class C notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class C notes at the end of the prior month; plus

•
an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes at the end of the prior month; plus

•
the aggregate amount reallocated on that date from such tranche of Class A notes to the Class B notes, Class C notes or Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
the aggregate amount of Card series Principal Amounts allocated on that date to the interest funding sub-account of such tranche of Class A notes as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class A Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated on that date to the Class C notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus supplement minus the aggregate amount reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class C notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class C notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus supplement or reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class D notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
the aggregate amount of Card series Principal Amounts paid to the servicer on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amount—Class A Servicing Fee Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated on that date to the Class C notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus supplement, minus the aggregate amount reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class C notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class C notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus supplement or reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class D notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Servicing Fee Shortfalls” in this prospectus supplement times (ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; minus

•
an amount (not to exceed the Class A Usage Amount of Class B notes for such tranche of Class A notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class B notes which are reimbursed on such Distribution Date times (ii) the Class A Usage Amount of Class B notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class B notes; minus

•
an amount (not to exceed the Class A Usage Amount of Class C notes for such tranche of Class A notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Distribution Date times (ii) the Class A Usage Amount of Class C notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class C notes; minus

•
an amount (not to exceed the Class A Usage Amount of Class D notes for such tranche of Class A notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class D notes which are reimbursed on such Distribution Date times (ii) the Class A Usage Amount of Class D notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class D notes.

“Class B Available Subordinated Amount of Class C notes” means, for any tranche of Class B notes, with respect to any Distribution Date, an amount equal to the Class B Required Subordinated Amount of Class C notes minus the Class B Usage Amount of Class C notes, each for that tranche of Class B notes as of that Distribution Date.

“Class B Available Subordinated Amount of Class D notes” means, for any tranche of Class B notes, with respect to any Distribution Date, an amount equal to the Class B Required Subordinated Amount of Class D notes minus the Class B Usage Amount of Class D notes, each for that tranche of Class B notes as of that Distribution Date.

“Class B Available Subordinated Amount of Subordinated notes” means, for any tranche of Class B notes, with respect to any Distribution Date, an amount equal to the Class B Required Subordinated Amount of

Subordinated notes minus the Class B Usage Amount of Subordinated notes, each for that tranche of Class B notes as of that Distribution Date.

“Class B Principal Allocation” means for any month an amount equal to the Principal Amounts allocated to the Card series for such month times the sum of the Principal Allocation Amounts for such month for all Class B notes in the Card series divided by the sum of the Principal Allocation Amounts for such month for all Card series notes.

“Class B Required Subordinated Amount of Class C notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class B Required Subordinated Amount of Class D notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class B Required Subordinated Amount of Subordinated notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class B Usage Amount of Class C notes” means, with respect to any tranche of Class B notes for any Distribution Date, an amount, not to exceed the Class B Required Subordinated Amount of Class C notes, equal to the excess, if any, of the Class B Usage Amount of Subordinated notes over the Class B Required Subordinated Amount of Class D notes, in each case, for that tranche of Class B notes.

“Class B Usage Amount of Class D notes” means, with respect to any tranche of Class B notes for any Distribution Date, an amount, not to exceed the Class B Required Subordinated Amount of Class D notes, equal to the Class B Usage Amount of Subordinated notes, in each case, for that tranche of Class B notes.

“Class B Usage Amount of Subordinated notes” means, with respect to any tranche of outstanding Class B notes, zero on the date of issuance of such tranche and on any Distribution Date thereafter the Class B Usage Amount of Subordinated notes as of the preceding date of determination for such tranche, plus the sum of the following amounts (in each case, such amount shall not exceed the Class B Available Subordinated Amount of Subordinated notes for such tranche after giving effect to the previous clauses, if any):

•
an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class C notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class C notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount of charge-offs reallocated on that date from all Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero to the Class C notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class C notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount of charge-offs allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount of charge-offs reallocated on that date from the Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero to the Class D notes as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class D notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
the aggregate amount of charge-offs reallocated from such tranche of Class B notes to the Class C notes or Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class B Notes” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class C notes with respect to Class A notes with a Required Subordinated Amount of Class B notes greater than zero on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class C notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class D notes with respect to Class A notes with a Required Subordinated Amount of Class B notes greater than zero on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class D notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•
the aggregate amount reallocated from such tranche of Class B notes to the Class C notes and Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
the aggregate amount of Card series Principal Amounts allocated to the interest funding subaccount of such tranche of Class B notes on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class B Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal

Liquidation Amounts from Charge-Offs” in this prospectus supplement and in the first five clauses of “Deposit and Application of Funds—Allocation of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class C notes with respect to Class A notes with a Required Subordinated Amount of Class B notes greater than zero on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class C notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement and in the first six clauses of “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class D notes with respect to Class A notes with a Required Subordinated Amount of Class B notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement greater than zero times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class D notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement and in the first six clauses of “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement; plus

•
the aggregate amount reallocated from such tranche of Class B notes to the Class C notes and Class D notes to cover servicing fee shortfalls on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement; plus

•
the aggregate amount of Card series Principal Amounts paid to the servicer to cover servicing fee shortfalls on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class B Servicing Fee Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Servicing Fee Shortfalls ” in this prospectus supplement times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement and in the first eleven clauses of “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus supplement; minus

•
an amount (not to exceed the Class B Usage Amount of Class C notes for such tranche of Class B notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Distribution Date times (ii) the Class B Usage Amount of Class C notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class C notes; minus

•
an amount (not to exceed the Class B Usage Amount of Class D notes for such tranche of Class B notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class D notes which are reimbursed on such Distribution Date times (ii) the Class

B Usage Amount of Class D notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class D notes.

“Class C Available Subordinated Amount of Class D notes” means, for any tranche of Class C notes, with respect to any Distribution Date, an amount equal to the Class C Required Subordinated Amount of Class D notes minus the Class C Usage Amount of Class D notes, each for that tranche of Class C notes as of that Distribution Date.

“Class C Principal Allocation” means for any month an amount equal to the Principal Amounts allocated to the Card series for such month times the sum of the Principal Allocation Amounts for such month for all Class C notes in the Card series divided by the sum of the Principal Allocation Amounts for such month for all Card series notes.

“Class C Required Subordinated Amount of Class D notes” is defined in “The Notes—Required Subordinated Amount and Usage Amount” in this prospectus supplement.

“Class C Usage Amount of Class D notes” means, for any tranche of Class C notes, for any Distribution Date:

•
an amount equal to (i) the aggregate amount of charge-offs allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount of charge-offs reallocated from the Class A notes or the Class B notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class B Notes” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus supplement; plus

•
the aggregate amount of charge-offs reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class C Notes” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated or reallocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement and (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus supplement; plus

•	an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of

Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” and “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
the aggregate amount of Card series Principal Amounts allocated to the interest funding subaccount of such tranche of Class C notes on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class C Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated or reallocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” and “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Interest Funding Account Shortfalls” in this prospectus supplement; plus

•
an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement; plus

•
an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus supplement times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus supplement; plus

•
an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus supplement; plus

•
the aggregate amount of Card series Principal Amounts paid to the servicer on that date as described in “Deposit and Application of Funds—Application of Card Series Principal Amounts—Class C Servicing Fee Shortfalls” in this prospectus supplement; minus

•
an amount (not to exceed the Class C Usage Amount of Class D notes for such tranche of Class C notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class D notes which are reimbursed on such Distribution Date times (ii) the Class C Usage Amount of Class D notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class C notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class D notes.

“Class D Principal Allocation” means, for any month, an amount equal to the Principal Amounts allocated to the Card series for such month times the sum of the Principal Allocation Amounts for such month for all Class D notes in the Card series divided by the sum of the Principal Allocation Amounts for such month for all Card series notes.

“Excess Spread Amounts” means, for the Card series notes for any month, an amount equal to the Finance Charge Amounts allocated to the Card series, minus the aggregate amount required to be applied as described in the first seven applications of “Deposit and Application of Funds—Application of Card Series Finance Charge Amounts” in this prospectus supplement.

“Floating Allocation Amount” means, for any month, for any class or tranche of Card series notes, the sum of:

•
the Nominal Liquidation Amount of such class or tranche of notes as of the last day of the preceding month, or for the first month for any class or tranche of notes, the initial outstanding dollar principal amount of such class or tranche, plus

•
the aggregate amount of any increase in the Nominal Liquidation Amount of that class or tranche of notes during the current month due to the issuance of additional notes of such class or tranche, if such notes are discount notes, accretions of principal on such class or tranche of notes, or the release of prefunding excess amounts for such class or tranche of notes from the applicable principal funding subaccount.

The Floating Allocation Amount for the Card series for any month is the sum of the Floating Allocation Amounts for all tranches of Card series notes for that month.

[“LIBOR” means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a one-month period which appears on Telerate Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Page 3750, the rate for that LIBOR Determination Date will be determined on the basis of the rates at which deposits in United States dollars are offered by four major banks selected by the beneficiary of the issuer at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a one-month period. The indenture trustee will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, the rate for that LIBOR Determination Date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the beneficiary of the issuer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a one-month period.]

[“LIBOR Determination Date” means (i) [•][•], [•] for the period from and including the issuance date to but excluding [•][•], [•] and (ii) for each interest period thereafter, the second London Business Day prior to each interest payment date on which such interest period commences.]

[“London Business Day” means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market.]

“Monthly Interest Accrual Date” means, respect to any outstanding class or tranche of notes:

•	each interest payment date for such class or tranche, and

•
for any month in which no interest payment date occurs, the date in that month corresponding numerically to the next interest payment date for that class or tranche of notes, or in the case of a class or tranche of discount notes, the expected principal payment date for that class or tranche; but

—for the first month in which a class or tranche of notes is issued, the date of issuance of such class or tranche of notes will be the first Monthly Interest Accrual Date for that month for such class or tranche of notes;

—any date on which proceeds from a sale of assets if required under the pooling agreement following the bankruptcy or insolvency of the transferor following an event of default and acceleration of any class or tranche of notes are deposited into the interest funding account for such class or tranche of notes will be a Monthly Interest Accrual Date for such series, class or tranche of notes;

—if there is no such numerically corresponding date in that month, then the Monthly Interest Accrual
    Date will be the last Business Day of the month; and

—if the numerically corresponding date in such month is not a Business Day with respect to that class or tranche, then the Monthly Interest Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the monthly interest date will be the last Business Day of the earlier month.

“Monthly Principal Accrual Date” means with respect to any outstanding class or tranche of notes:

•
for any month in which the expected principal payment date occurs for such class or tranche, such expected principal payment date, or if that day is not a Business Day, the next following Business Day; and

•
for any month in which no expected principal payment date occurs for such class or tranche, the date in that month corresponding numerically to the expected principal payment date for that tranche of notes (or for any month following the last expected principal payment date, the date in such month corresponding numerically to the preceding expected principal payment date for such tranche of notes); but

—following a Pay Out Event, the second Business Day following such Pay Out Event shall be a Monthly Principal Accrual Date;

—any date on which prefunded excess amounts are released from any principal funding subaccount and deposited into the principal funding subaccount of any tranche of notes on or after the expected principal payment date for such tranche of notes will be a Monthly Principal Accrual Date for such tranche of notes;

—any date on which proceeds from a sale of assets if required under the pooling agreement following the bankruptcy or insolvency of the transferor following an event of default and acceleration of any class or tranche of notes are deposited into the principal funding account for such class or tranche of notes will be a Monthly Principal Accrual Date for such class or tranche of notes;

—if there is no numerically corresponding date in that month, then the Monthly Principal Accrual Date will be the last Business Day of the month; and

—if the numerically corresponding date in such month is not a Business Day, the Monthly Principal Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Principal Accrual Date will be the last Business Day of the earlier month.

“Nominal Liquidation Amount Deficit” means, for any tranche of notes, the excess of the Adjusted Outstanding Dollar Principal Amount minus the Nominal Liquidation Amount of the tranche.

“Performing” means, with respect to any derivative agreement, that no payment default or repudiation by the derivative counterparty has occurred and such derivative agreement has not been terminated.

[“Portfolio Yield” means, for any month, the annualized percentage equivalent of a fraction:

•	the numerator of which is equal to the sum of:

—Finance Charge Amounts allocated to the Card series notes for the related Distribution Date; plus

—the net investment earnings, if any, in the interest funding sub-accounts for notes of the Card series notes on such Distribution Date; plus

—any amounts to be treated as Card series Finance Charge Amounts remaining in interest funding sub-accounts after a sale of assets as described in “Deposit and Application of Funds—Sale of
Assets” in this prospectus supplement; plus

—any shared excess finance charge amounts from any other series of notes; plus

—the excess, if any, of the shortfalls in the investment earnings on amounts in any principal funding accounts for notes of the Card series to pay the interest payable on such amounts over the sum of (i) any withdrawals of amounts from the accumulation reserve subaccount and (ii) any additional finance charge collections allocable to the Card series notes, in each case, to cover such shortfalls as described under “Deposit and Application of Funds—Card Series Finance Charge Amounts”; minus

—the Card series Defaulted Amounts for such month; and

•	the denominator of which is the Floating Allocation Amount for the Card series for such month.]

“Principal Allocation Amount” means, for any month, for any Card series notes:

•
for all classes or tranches of Card series notes in a period in which deposits are required to be made in the related principal funding account, the Nominal Liquidation Amount of such class or tranche prior to the start of the most recent of such periods for such class or tranche, and

•	for all other classes or tranches of outstanding Card series notes, the sum of:

•
the Nominal Liquidation Amount of such class or tranche of notes at the end of the prior month, or for the first month for any class or tranche of notes, the initial outstanding dollar principal amount of such class or tranche, plus

•
the aggregate amount of any increase in the Nominal Liquidation Amount of that class or tranche of notes during the current month due to the issuance of additional notes of such class or tranche, if such notes are discount notes, the accretion of principal on such class or tranche of notes, and the release of prefunding excess amounts for such class or tranche of notes from the applicable principal funding subaccount.

Because each tranche of notes is subject to being paired with a future tranche of notes, if an early redemption event occurs with respect to a paired tranche of notes during a period in which deposits are required to be made in the related principal funding account for such tranche of notes, the issuer may designate a different Principal Allocation Amount for the paired tranche of notes.

The Principal Allocation Amount for the Card series for any month is the sum of the Principal Allocation Amounts for all Card series notes for that month.

“Principal Sharing Group A” means the various series of notes—which will include the Card series—that have been designated as a single group for the purpose of sharing excess principal amounts.

“Required Excess Spread Amount” means, for any month, $[•]; provided, however, that this amount may be changed if the issuer (i) receives the consent of the rating agencies and (ii) reasonably believes that the change will not have a material adverse effect on the notes.

“Shared Excess Finance Charge Amounts Group A” means the various series of notes—which will include the Card series—that have been designated as a single group for the purpose of sharing Excess Finance Charge Amounts.

[“Telerate Page 3750” means the display page currently so designated on the Moneyline Telerate Service (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).]

Annex I

Outstanding Series, Classes and Tranches of Notes
The information provided in this Annex I is an integral part of the prospectus supplement.

Card series

Class C	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date

Class B	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date

Class A	Issuance Date	Nominal Liquidation Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date

A-I-1

Annex II

Outstanding Master Trust Series

The information provided in this Annex II is an integral part of the prospectus supplement.

#	Series/Class	Issuance Date	Invested Amount	Certificate Rate	Expected Final Payment Date	Termination Date
1	1996-3 Class A Class B	12/18/96 — —	$400,000,000 $55,000,000	One Month LIBOR + .12% Floating Rate	January 2004 March 2004	March 2007 March 2007

2	1997-2 Class B Class C	8/18/97 — —	$55,243,375 $45,199,125	Floating Rate —	October 2002 —	October 2005 —

3	1998-1 Class A Class B Class C	4/1/98 — — —	$500,000,000 $50,236,407 $40,780,142	6.310% 6.356% —	April 2008 June 2008 —	June 2011 June 2011 —

4	1998-4 Class A Class B Class C	11/17/98 — — —	$631,875,000 $60,000,000 $58,125,000	5.43% Floating Rate —	November 2003 January 2004 —	January 2007 January 2007 —

5	1998-5	11/20/98	up to $531,000,000	Floating Rate	—	February 2005

6	1998-6	12/22/98	up to $500,000,000	Floating Rate	—	March 2007

7	1999-1 Class A Class B Collateral Invested Amount	5/18/99 — — —	$500,000,000 $62,500,000 $62,500,000	One Month LIBOR + .14% One Month LIBOR + ..34% —	May 2004 May 2004 —	July 2007 July 2007 —

8	1999-3 Class A Class B Collateral Invested Amount	7/27/99 — — —	$400,000,000 $50,000,000 $50,000,000	One Month LIBOR + .25% One Month LIBOR + ..48% —	July 2006 July 2006 —	September 2009 September 2009 —

9	1999-A	10/5/99	up to $450,000,000	Floating Rate	—	January 2008

10	1999-4 Class A Class B Collateral Invested Amount	10/21/99 — — —	$480,000,000 $60,000,000 $60,000,000	Floating Rate Floating Rate —	August 2004 August 2004 —	October 2007 October 2007 —

11	2000-1 Class A Class B Collateral Invested Amount	3/3/00 — — —	$498,000,000 $51,000,000 $51,000,000	7.10% 7.30% —	February 2003 February 2003 —	April 2006 April 2006 —

12	2000-2 Class A Class B Collateral Invested Amount	7/27/00 — — —	$622,500,000 $63,750,000 $63,750,000	7.20% 7.35% —	June 2005 June 2005 —	August 2008 August 2008 —

13	2000-3 Class A Class B Collateral Invested Amount	8/24/00 — — —	$807,500,000 $92,500,000 $100,000,000	One Month LIBOR + .19% One Month LIBOR + ..51% —	August 2007 August 2007 —	October 2010 October 2010 —

14	2000-4 Class A Class B Collateral Invested Amount	10/26/00 — — —	$975,000,000 $120,000,000 $105,000,000	One Month LIBOR + .14% Floating Rate —	October 2005 October 2005 —	August 2008 August 2008 —

A-II-1

#	Series/Class	Issuance Date	Invested Amount	Certificate Rate	Expected Final Payment Date	Termination Date

15	2000-5 Class A Class B Collateral Invested Amount	11/28/00 — — —	$1,015,625,000 $125,000,000 $109,375,000	One Month LIBOR + .10% One Month LIBOR + ..375% —	October 2003 October 2003 —	August 2006 August 2006 —

16	2001-A	1/18/01	up to 500,000,000	Floating Rate	—	November 2005

17	2001-1 Class A Class B Collateral Invested Amount	2/28/01 — — —	$975,000,000 $120,000,000 $105,000,000	One Month LIBOR + .20% One Month LIBOR + ..51% —	February 2008 February 2008 —	December 2010 December 2010 —
18	2001-2 Class A Class B Collateral Invested Amount	5/2/01 — — —	$975,000,000 $120,000,000 $105,000,000	One Month LIBOR + .14% One Month LIBOR + ..40% —	March 2006 March 2006 —	January 2009 January 2009 —

19	2001-3 Class A Class B Collateral Invested Amount	5/17/01 — — —	$633,750,000 $58,125,000 $58,125,000	5.45% One Month LIBOR + .41% —	May 2006 May 2006 —	March 2009 March 2009 —

20	2001-4 Class A Class B Collateral Invested Amount	6/27/01 — — —	$812,500,000 $100,000,000 $87,500,000	One Month LIBOR + .08% One Month LIBOR + ..37% —	June 2004 June 2004 —	April 2007 April 2007 —

21	2001-5 Class A Class B Collateral Invested Amount	8/22/01 — — —	$845,000,000 $77,500,000 $77,500,000	5.30% One Month LIBOR + .38% —	August 2006 August 2006 —	June 2009 June 2009 —

22	2001-6 Class A Class B Collateral Invested Amount	9/12/01 — — —	$1,056,250,000 $130,000,000 $113,750,000	One Month LIBOR + .19% One Month LIBOR + ..50% —	August 2008 August 2008 —	June 2011 June 2011 —

23	2001-7 Class A Class B Collateral Invested Amount	10/18/01 — — —	$845,000,000 $77,500,000 $77,500,000	3.85% One Month LIBOR + .45% —	October 2004 October 2004 —	August 2007 August 2007 —

24	2001-8 Class A Class B Collateral Invested Amount	11/1/01 — — —	$845,000,000 $77,500,000 $77,500,000	4.60% One Month LIBOR + .55% —	October 2006 October 2006 —	August 2009 August 2009 —

25	2002-1 Class A Class B Collateral Invested Amount	1/18/02 — — —	$812,500,000 $100,000,000 $87,500,000	One Month LIBOR + .20% One Month LIBOR + ..60% —	January 2009 January 2009 —	November 2011 November 2011 —

26	2002-2 Class A Class B Collateral Invested Amount	4/17/02 — — —	$503,750,000 $62,000,000 $54,250,000	One Month LIBOR + .13% Floating Rate —	March 2007 March 2007 —	January 2010 January 2010 —

27	2002-3 Class A Class B Collateral Invested Amount	5/9/02 — — —	$1,096,875,000 $135,000,000 $118,125,000	One Month LIBOR + .08% 4.55% —	April 2005 April 2005 —	February 2008 February 2008 —

28	2002-4 Class A Class B Collateral Invested Amount	6/7/02 — — —	$633,750,000 $58,125,000 $58,125,000	4.90% One Month LIBOR + .50% —	May 2007 May 2007 —	March 2010 March 2010 —

29	2002-A	6/27/02	up to $500,000,000	Floating Rate	—	June 2005

30	2002-B	7/2/02	up to $1,000,000,000	Floating Rate	—	May 2006

A-II-2

Capital One Multi-asset Execution Trust
Issuer
Capital One Funding, LLC
Originator of the Issuer

Capital One Bank
Servicer

Card series

$[•]

Class [•](200[•]-[•]) Notes

PROSPECTUS SUPPLEMENT

Underwriters

Co. A

Co. B

Co. C

Co. D

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus.

Prospectus dated September 12, 2002

Capital One Multi-asset Execution Trust
Issuer

Capital One Funding, LLC
Originator of the Issuer

Capital One Bank
Servicer

The issuer—

•	may periodically issue notes in one or more series, classes or tranches;

•
will own a collateral certificate representing an undivided interest in the Capital One Master Trust, whose assets consist primarily of receivables arising in credit card accounts and other revolving credit accounts owned by Capital One Bank, Capital One, F.S.B. or any of their affiliates; and

•	may own—

—	receivables that arise in accounts owned or loans originated or acquired by Capital One Bank, Capital One, F.S.B. or any of their affiliates (including non-banking affiliates);

—
one or more additional collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in accounts owned or loans originated or acquired by Capital One Bank, Capital One, F.S.B. or any of their affiliates (including non-banking affiliates); and

—	other property described in this prospectus and in the accompanying prospectus supplement.

The notes—

•	will be secured by a limited portion of the issuer’s assets, called an “asset pool,” and will be paid only from proceeds of that note’s allocable share of that asset pool;

•	offered with this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating agency; and

•	will be issued as part of a designated series and class and may be issued as part of a designated tranche within a class.

You should consider the discussion under “ Risk Factors” beginning on page 12 of this prospectus and in the accompanying prospectus supplement before you purchase any notes.

Capital One Multi-asset Execution Trust will be the issuer of the notes. The notes will be obligations of the issuer only and are not obligations of any other person. Each class or tranche of notes is secured by only some of the assets of the issuer as described in this prospectus and in the related prospectus supplement. Noteholders will have no recourse to any other assets of the issuer for the payment of the notes.

The notes will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus is truthful, accurate or complete. Any representation to the contrary is a criminal offense.

Important Notice about Information Presented in this
Prospectus and the Accompanying Prospectus Supplement

We provide information to you about the notes in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to a particular series, class or tranche of notes, including your series, class or tranche, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series, class or tranche of notes, including:

•	the timing of interest and principal payments;

•	financial and other information about the issuer’s assets;

•	information about enhancement for your series, class or tranche;

•	the ratings for your class or tranche; and

•	the method for selling the notes.

This prospectus may be used to offer and sell any series, class or tranche of notes only if accompanied by the prospectus supplement for that series, class or tranche.

If the description of the terms of a particular series, class or tranche of notes varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus and in the accompanying prospectus supplement provide the pages on which these captions are located.

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Prospectus Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read the entire prospectus and the accompanying prospectus supplement before you purchase any notes. The disclosure in this prospectus is supplemented by the accompanying prospectus supplement.

Risk Factors

Investment in the notes involves risks. You should consider carefully the risk factors beginning on page 12 in this prospectus and the risk factors in the accompanying prospectus supplement.

Issuer

Capital One Multi-asset Execution Trust, a Delaware trust, is the issuer of the notes.

We refer to the Capital One Multi-asset Execution Trust as the “issuance trust” or the “issuer.”

Originator and Transferor

Capital One Funding, LLC, a limited liability company formed under the laws of the Commonwealth of Virginia on November 13, 2001 and a wholly-owned subsidiary of Capital One Bank, is the originator of the issuance trust. Capital One Funding is also the transferor under the Capital One Master Trust. As the transferor under the Capital One Master Trust, Capital One Funding purchases from Capital One Bank, and may purchase from Capital One, F.S.B. and Capital One Bank’s affiliates, receivables arising in credit card accounts and other revolving credit accounts owned by Capital One Bank, Capital One, F.S.B. and their affiliates. Capital One Funding may then, subject to certain conditions, add those receivables to the Capital One Master Trust.

Capital One Funding may also be the originator of other master trusts or securitization special purpose entities which may issue collateral certificates to be held by the issuer. In addition, other affiliates of the bank, including non-banking affiliates, may act as transferors of assets to the issuer.

We refer to Capital One Funding, LLC as “Capital One Funding” or the “transferor,” and we refer to the Capital One Master Trust as “COMT” or the “master trust.”

The Bank

Capital One Bank, a Virginia banking corporation, owns credit card accounts from which receivables are transferred to Capital One Funding, which receivables Capital One Funding may then, subject to certain conditions, add to the master trust. See “The Master Trust—Addition of Master Trust Assets.”

We refer to Capital One Bank as the “bank.”

Capital One, F.S.B.

Capital One, F.S.B., a federal savings bank and an affiliate of the bank, owns credit card accounts and other revolving credit accounts from which receivables may be transferred to Capital One Funding or an affiliate, which receivables Capital One Funding or an affiliate may then, subject to certain conditions, add to the master trust or another master trust or securitization special purpose entity which may then transfer a collateral certificate to the issuer for inclusion in Asset Pool 1. See “The Master Trust—Addition of Master Trust Assets.”

Capital One, F.S.B. also owns revolving and non-revolving financial assets which may be transferred (directly or indirectly) to the issuer for inclusion in an asset pool other than Asset Pool 1 or transferred to a master trust or other securitization special purpose entity which may then transfer a collateral certificate to the issuer for inclusion in an asset pool other than Asset Pool 1.

We refer to Capital One, F.S.B. as the “savings bank” and together with Capital One Bank as the “banks.”

Servicer

Capital One Bank is the servicer for the master trust and is responsible for servicing, managing and making collections on the receivables in the master trust. The bank or an affiliate also will be the servicer for other master trusts or securitization special purpose entities which may issue collateral certificates to be held by the issuer. The bank or an affiliate will also be the servicer of any receivables owned by the issuance trust and will provide all administrative functions on behalf of the issuer.

Assets of the Issuer

The issuer’s primary assets will consist of one or more collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in accounts owned or loans originated or acquired by the bank, the savings bank or by any of their affiliates (including non-banking affiliates).

As of the initial issuance date, the issuer will own a collateral certificate, referred to in this prospectus as the “COMT collateral certificate,” issued by the master trust. For a description of the COMT collateral certificate, see “Sources of Funds to Pay the Notes—The COMT Collateral Certificate.” For a description of the master trust, see “The Master Trust.”

In addition to collateral certificates issued by master trusts or other securitization special purpose entities, the assets of the issuer may include receivables arising in accounts owned or loans originated or acquired by the bank, the savings bank or any of their affiliates (which may be a non-banking affiliate).

Each collateral certificate and all receivables transferred to the issuance trust will be designated by the issuer as belonging to a particular asset pool. However, certain designated “non-receivables asset pools” will not be eligible to acquire a direct interest in receivables.

As of the date of this prospectus, the only asset pool is Asset Pool 1; however, additional asset pools may be created in the future. The COMT collateral certificate is included in Asset Pool 1. Asset Pool 1 is designated as a non-receivables asset pool.

The composition of the assets in an asset pool, including Asset Pool 1, will likely change over time due to:

•	the issuer’s or a transferor’s ability to increase and decrease the size of an existing collateral certificate in that asset pool, such as the COMT collateral certificate;

•	the issuer’s ability to designate additional collateral certificates for inclusion in that asset pool (see “Sources of Funds to Pay the Notes”);

•	for asset pools other than non-receivables asset pools, the issuer’s ability to designate accounts and have their receivables included, or to include other loans or assets, in that asset pool; and

•
changes in the composition of the receivables transferred to the issuer or the master trusts or other securitization special purpose entities which have transferred a collateral certificate to the issuer, in each case for inclusion in that asset pool, as new receivables are created, existing receivables are paid off or charged-off, additional receivables are added and existing receivables are removed.

In addition, the occurrence of a pay out event with respect to a collateral certificate will result in the early amortization of that collateral certificate and may result in the early redemption of the notes secured by the related asset pool. The payments made upon the occurrence of a pay out event for a collateral certificate may be reinvested in another collateral certificate included in that asset pool, reinvested directly in receivables included in that asset pool, paid to noteholders whose notes are secured by that asset pool, paid to the holder of the transferor interest for that asset pool or deposited in an excess funding account for that asset pool. See “The Master Trust—Pay Out Events.”

Securities Offered

The issuer is offering notes. The notes will be issued pursuant to an indenture, an asset pool supplement for each asset pool, and an indenture supplement for each series, each between the issuer and the indenture trustee.

This prospectus and the accompanying prospectus supplement relate solely to the issuance of notes that are secured by Asset Pool 1. Currently, Asset Pool 1 consists primarily of the COMT collateral certificate and funds on deposit in the issuer trust accounts for Asset Pool 1. In the future, Asset Pool 1 may include other collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in credit card accounts owned by the bank, the savings bank or any of their affiliates, which receivables are transferred to Capital One Funding or another affiliate of the bank for inclusion in the related master trust or securitization special purpose entity. See “—Sources of Funds to Pay the Notes.”

Other notes issued by the issuer may be secured by the assets in an asset pool which consist primarily of:

•
collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in revolving or non-revolving credit or other accounts owned or loans originated or acquired by the bank, the savings bank or one of their affiliates, which may be a non-banking affiliate; and

•
receivables arising in revolving or non-revolving credit or other accounts owned or loans originated or acquired by the bank, the savings bank or one of their affiliates, which may be a non-banking affiliate.

Indenture Trustee

The Bank of New York will be the indenture trustee under the indenture for each series, class and tranche of notes issued by the issuer.

Series, Classes and Tranches of Notes

The prospectus supplement for a particular issuance of notes will designate the series that those notes are part of and will designate the asset pool securing that series. Each series of notes is entitled to its allocable share of the issuer’s assets included in that asset pool. It is expected that most series of notes will consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and funding of the default amount allocated to the related series of notes. For example, generally, subordinated classes of notes provide credit enhancement for senior classes of notes in the same series.

Some series of notes will be multiple tranche series, meaning that they will have classes of notes consisting of multiple tranches of notes.

Tranches of notes within a class of notes of a multiple tranche series may be issued on different dates and have different stated principal amounts, interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other varying characteristics as described, if applicable, in the related prospectus supplement.

In a multiple tranche series, the expected principal payment dates and the legal maturity dates of the tranches of senior and subordinated notes of that series likely will be different. As such, certain tranches of subordinated notes may have expected principal payment dates and legal maturity dates earlier than some or all of the tranches of senior notes of that series. However, tranches of subordinated notes will not be repaid before their legal maturity dates unless, after payment of those tranches of subordinated notes, the remaining tranches of subordinated notes provide the required enhancement for the senior notes. In addition, tranches of senior notes will not be issued unless, after issuance, there are enough outstanding subordinated notes to provide the required subordinated amount for those tranches of senior notes. See “The Notes—Issuance of New Series, Classes and Tranches of Notes.”

Some series may not be multiple tranche series. For these series, each class will consist of a single tranche and each class will generally be issued on the same date. The expected principal payment dates and legal maturity dates of the subordinated notes of that series will either be the same as or later than those of the senior notes of that series.

Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount, an adjusted outstanding dollar principal amount and a nominal liquidation amount. See “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

The nominal liquidation amount of a note corresponds to the portion of the assets in the related asset pool that has been pledged to secure the obligation of that note. The remaining portion of the assets in the asset pool that is not securing note obligations is called the “transferor interest.”

Transferor Interest

The transferor interest for each asset pool will initially be held by Capital One Funding or another affiliate of the bank which transfers assets to the issuer. The transferor interest may be held either in certificated form represented by a transferor certificate or in uncertificated form. The transferor interest represents the amount of assets included in an asset pool not securing any series, class or tranche of notes. Increases and decreases in the principal amount of the assets included in an asset pool, without a corresponding increase or decrease in the nominal liquidation amount of any notes secured by that asset pool, will result in an increase or decrease in the transferor interest for that asset pool. If there are receivables included in an asset pool, the transferor interest will fluctuate to reflect changes in the amount of principal receivables included in that asset pool. The transferor interest of an asset pool will generally decrease as a result of the issuance of a new series, class or tranche of notes by the issuer that are to be secured by that asset pool. The transferor interest for an asset pool will generally increase if there are reductions in the nominal liquidation amount of any series, class or tranche of notes secured by that asset pool due to payments of principal on those notes or a deposit to the principal funding account with respect to those notes.

Each asset pool, other than non-receivables asset pools, such as Asset Pool 1, will have its own minimum transferor interest requirement. For any month, the minimum transferor interest for an applicable asset pool will generally equal a designated percentage of the amount of the principal receivables included in that asset pool at the end of that month. Asset pools designated as a “non-receivables asset pool,” such as Asset Pool 1, will have no minimum transferor interest requirement. See “Sources of Funds to Pay the Notes—Transferor Interest.”

If, for any month, the transferor interest for an applicable asset pool is less than the minimum required transferor interest for that asset pool, the related transferor or transferors will be required to transfer additional collateral certificates or receivables to the issuer and the issuer will be required to designate additional collateral certificates or receivables for inclusion in that asset pool or the related transferor or transferors will be required to increase the invested amount of an existing collateral certificate included in that asset pool as described in “Sources of Funds to Pay the Notes—Transferor Interest—Addition of Assets,” “—Reinvestment in Collateral” and “—Increases in the Invested Amount of an Existing Collateral Certificate.”

If the issuer or the related transferor is unable to designate additional collateral certificates or receivables for inclusion in an applicable asset pool when required to do so or the related transferor or transferors fail to increase the invested amount of an existing collateral certificate included in that asset pool when required to do so, an early redemption event will occur with respect to the notes secured by that asset pool. See “Sources of Funds to Pay the Notes—Transferor Interest” and “The Indenture—Early Redemption Events.”

Minimum Pool Balance

Each asset pool, other than non-receivables asset pools, such as Asset Pool 1, will have its own minimum pool balance requirement. Asset pools designated as a “non-receivables asset pool,” such as Asset Pool 1, will have no minimum pool balance requirement.
The pool balance for an asset pool comprises (1) the aggregate invested amount of the collateral certificates included in that asset pool, if any, plus (2) the amount of principal receivables included in that asset pool, if any, plus (3) any amount on deposit, if any, in the excess funding account for that asset pool. For any month, the minimum pool balance for an applicable asset pool will generally be an amount equal to the sum of (i) for all notes secured by that asset pool in their revolving period, the sum of the nominal liquidation amounts of all those notes at the end of that month, and (ii) for all other notes secured by that asset pool, the sum of the nominal liquidation amounts of all those notes at the end of the most recent revolving period for those notes, excluding any notes secured by that asset pool which will be paid in full on the applicable payment date for those notes in such month and any notes secured by that asset pool that will have a nominal liquidation amount of zero on the applicable payment date for those notes in such month.

See “Sources of Funds to Pay the Notes—Minimum Pool Balance.”

If, for any month, the pool balance for an applicable asset pool is less than the minimum pool balance for that asset pool, then the related transferor or transferors will be required to transfer additional collateral certificates or receivables to the issuer and the issuer will be required to designate additional collateral certificates or receivables for inclusion in that asset pool or the related transferor or transferors will be required to increase the invested amount of an existing collateral certificate included in that asset pool as described in “Sources of Funds to Pay the Notes—Transferor Interest—Addition of Assets,”  “—Reinvestment in Collateral” and “—Increases in the Invested Amount of an Existing Collateral Certificate.”

If the issuer is unable to designate additional collateral certificates or receivables for inclusion in an applicable asset pool when required to do so or the related transferor or transferors fail to increase the invested amount of an existing collateral certificate included in that asset pool when required to do so, an early redemption event will occur with respect to the notes secured by that asset pool. See “Sources of Funds to Pay the Notes—Transferor Interest—Minimum Pool Balance” and “The Indenture—Early Redemption Events.”

Interest Payments

Each series, class or tranche of notes, other than a series, class or tranche of discount notes, will bear interest from its issuance date at the rate described or as calculated or determined as described in the related prospectus supplement. Interest on each series, class or tranche of notes will be paid on the interest payment dates specified in the related prospectus supplement.

Principal Payments

Unless otherwise specified in the related prospectus supplement, the issuer expects to pay the stated principal amount of each series, class or tranche of notes in one payment on that series, class or tranche of notes’ expected principal payment date. The legal maturity date is the date on which a series, class or tranche of notes is legally required to be fully paid in accordance with its terms. The expected principal payment date and legal maturity date for a series, class or tranche of notes will be specified in the related prospectus supplement.

A series, class or tranche of notes may also be paid before its expected principal payment date (1) if an early redemption event occurs with respect to that series, class or tranche of notes, (2) upon an event of default and acceleration with respect to that series, class or tranche of notes, or (3) upon an optional or mandatory redemption with respect to that series, class or tranche of notes.

The issuer will be obligated to pay the stated principal amount of a series, class or tranche of notes on its expected principal payment date or upon the occurrence of an early redemption event or event of default and acceleration, or upon an optional or mandatory redemption with respect to that series, class or tranche of notes, only to the extent that funds are available for that purpose. Additionally, in the case of tranches of subordinated notes of a multiple tranche series, these payments will be made only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. The remedies a noteholder may exercise following an event of default and acceleration or on its legal maturity date are described in “The Indenture—Events of Default Remedies” and “Sources of Funds to Pay the Notes—Sale of Assets” in this prospectus.

Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes

Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount, an adjusted outstanding dollar principal amount and a nominal liquidation amount.

•
Stated Principal Amount.    The stated principal amount of a series, class or tranche of notes is the amount that is stated on the face of the notes of that series, class or tranche to be payable to the holders of that series, class or tranche. It can be denominated in U.S. dollars or in a foreign currency.

•
Outstanding Dollar Principal Amount. For a series, class or tranche of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount, as described in the applicable prospectus supplement, of that series, class or tranche of notes, less principal payments to noteholders of that series, class or tranche. The outstanding dollar principal amount for foreign currency notes or discount notes is determined as described in “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

•
Adjusted Outstanding Dollar Principal Amount. In addition, a series, class or tranche of notes may have an adjusted outstanding dollar principal amount. The adjusted outstanding dollar principal amount of any series, class or tranche of notes is equal to the outstanding dollar principal amount of that series, class or tranche of notes, less any funds on deposit in the principal funding subaccount for that series, class or tranche of notes.

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Nominal Liquidation Amount.    The nominal liquidation amount of a class or tranche of notes is a U.S. dollar amount based on the initial dollar principal amount of that class or tranche, but after deducting:

—	that class’s or tranche’s share of reallocations of principal amounts used to pay interest on senior notes or any portion of the servicing fee allocable to the related series of notes;

—	that class’s or tranche’s share of charge-offs resulting from any uncovered default amount allocated to that class or tranche of notes;

—	amounts on deposit in the principal funding subaccount for that class or tranche; and

—	the amount of all payments of principal for that class or tranche;

and adding back all reimbursements from finance charge amounts allocated to the related series of notes, to cover reductions in that class’s or tranche’s nominal liquidation amount due to:

—	that class’s or tranche’s share of charge-offs resulting from any uncovered default amount allocated to that class or tranche of notes; or

—	that class’s or tranche’s reallocations of principal amounts used to pay interest on senior notes or any portion of the servicing fee allocable to the related series of notes.

In addition, for a class or tranche of discount notes, the nominal liquidation amount of that class or tranche will increase over time as principal accretes.

The nominal liquidation amount of a class or tranche of notes will also be increased if additional notes of that class or tranche are issued after the initial issuance of notes of that class or tranche.

Upon a sale of assets held by the issuer or any applicable master trust or securitization special purpose entity (i) if required under the pooling agreement following the bankruptcy or insolvency of the transferor for the related master trust or securitization special purpose entity, (ii) following an event of default and acceleration of a class or tranche of notes, or (iii) on a class or tranche of note’s legal maturity date, as described in “Sources of Funds to Pay the Notes—Sale of Assets,” the nominal liquidation amount of a note will be reduced to zero.

The nominal liquidation amount of a series of notes is equal to the sum of the nominal liquidation amounts of all the classes or tranches of notes of that series.

For a detailed discussion of the stated principal amount, the outstanding dollar principal amount, the adjusted outstanding dollar principal amount and the nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

Subordination

Unless otherwise specified in the related prospectus supplement, payment of principal of and interest on subordinated classes of notes will be subordinated to the payment of principal of and interest on senior classes of notes.

Unless otherwise specified in the related prospectus supplement, principal amounts allocable to subordinated classes of notes of a series may be reallocated to pay interest on senior classes of notes of that series or any portion of the servicing fee allocable to that series. These reallocations will reduce the nominal liquidation amount of the subordinated classes of notes of that series. In addition, the nominal liquidation amount of a subordinated class of notes of a series will generally be reduced for charge-offs resulting from any uncovered default amount allocated to that series prior to any reductions in the nominal liquidation amount of the senior classes of notes of the same series. In a multiple tranche series, charge-offs from any uncovered default amount allocated to that series will initially be allocated to each tranche of that series and then reallocated to the subordinated tranches of that series to the extent credit enhancement in the form of subordination is still available to the tranches of senior notes.

In addition, principal amounts allocated to a series of notes, after giving effect to any allocations or reallocations, will first be used to fund targeted deposits to the principal funding subaccounts of senior classes of notes of that series before being applied to the principal funding subaccounts of the subordinated classes of notes of that series.

In a multiple tranche series, a tranche of subordinated notes that reaches its expected principal payment date, or that has an early redemption event, event of default and acceleration, or other optional or mandatory redemption, will not be paid to the extent that that tranche is necessary to provide the required subordination for tranches of senior notes of that series. If a tranche of subordinated notes cannot be paid because of the subordination provisions of the senior notes of that series, prefunding of the principal funding subaccounts for tranches of senior notes of that series will begin as described in the related prospectus supplement. After that time, that tranche of subordinated notes will be paid only to the extent that:

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the principal funding subaccounts for tranches of senior classes of notes of that series are prefunded in an amount such that the tranches of subordinated notes that have reached their expected principal payment date are not necessary to provide the required subordination; or

•
new tranches of subordinated notes of that series are issued so that the tranches of subordinated notes of that series that have reached their expected principal payment date are no longer necessary to provide the required subordination; or

•
enough tranches of senior notes of that series are repaid so that the tranches of subordinated notes of that series that have reached their expected principal payment date are no longer necessary to provide the required subordination; or

•	that tranche of subordinated notes reaches its legal maturity date.

On the legal maturity date of a tranche of notes, principal amounts, if any, allocated to that tranche of notes, certain funds on deposit in the applicable issuer trust accounts allocated to that tranche of notes and proceeds from any sale of collateral certificates or receivables included in the asset pool securing that tranche of notes will be paid to the noteholders of that tranche, even if payment would reduce the amount of available subordination below the required subordination for the senior classes of notes of that series.

Limit on Repayment of All Notes

You may not receive full repayment of your notes if:

•
the nominal liquidation amount of your notes has been reduced by charge-offs from any uncovered default amount or as a result of reallocations of principal amounts to pay interest on senior classes of notes or any portion of the servicing fees allocable to your series of notes, and those amounts have not been reimbursed from finance charge amounts allocated to your series of notes; or

•
collateral certificates or other issuer assets included in the asset pool securing your notes are sold (i) if required under the pooling agreement following the bankruptcy or insolvency of the transferor for a related master trust or securitization special purpose entity, (ii) following an event of default and acceleration of your notes or (iii) on the legal maturity date, and the proceeds from the sale of those assets, plus any funds on deposit in the applicable subaccounts allocated to your notes, and any other amounts available to your notes, are insufficient to provide the full repayment of your notes.

Sources of Funds to Pay the Notes

The issuer will establish one or more asset pools. Each asset pool may include any of (1) one or more collateral certificates representing undivided interests in master trusts or other securitization special purpose entities whose assets consist primarily of receivables arising in accounts owned or loans originated or purchased by the bank, the savings bank or any of their affiliates (including non-banking affiliates), (2) receivables arising in accounts owned or loans originated or purchased by the bank, the savings bank or any of their affiliates (including non-banking affiliates), (3) derivative agreements, (4) supplemental credit enhancement agreements and supplemental liquidity agreements and (5) all rights in the issuer trust accounts established for that asset pool.

Asset Pool 1 will have the following sources of funds to pay principal of and interest on any series, class or tranche of notes secured by Asset Pool 1:

•
The COMT Collateral Certificate.    The COMT collateral certificate is an investor certificate issued by the master trust and transferred by Capital One Funding to the issuer. It represents an undivided interest in the assets of the master trust. The master trust primarily owns receivables arising in selected MasterCard and VISA credit card and other revolving credit accounts. Both collections of principal receivables and finance charge receivables will be allocated among holders of interests in the master trust—including the COMT collateral certificate—based generally on the investment in principal receivables in the master trust.

The COMT collateral certificate will receive at issuance an investment grade rating from at least one nationally recognized rating agency.

See “Sources of Funds to Pay the Notes—The COMT Collateral Certificate” and “The Master Trust.”

•
The Issuer Trust Accounts.    The issuer has established a collection account for the purpose of receiving amounts payable under the COMT collateral certificate and amounts payable under any other assets included in Asset Pool 1, including additional collateral certificates that may be transferred to the issuer and designated for inclusion in Asset Pool 1 at a later date.

If so specified in the related prospectus supplement, the issuer may establish additional accounts, called supplemental accounts, for any series, class or tranche of notes secured by Asset Pool 1.

Asset Pool 1 may also have the following additional sources of funds to pay principal of and interest on the series, classes or tranches of notes secured by Asset Pool 1:

•
Additional Collateral Certificates.    Capital One Funding or another affiliate of the bank may transfer to the issuer, at a later date, additional collateral certificates representing undivided interests in credit card master trusts or other securitization special purpose entities whose assets consist primarily of receivables arising in credit card and other revolving credit accounts owned by the bank, the savings bank or any of their affiliates, and the issuer may designate those additional collateral certificates for inclusion in Asset Pool 1. These transfers and designations will occur without noteholder review or approval.

•
Derivative Agreements.    Some notes secured by Asset Pool 1 may have the benefit of one or more derivative agreements, including interest rate or currency swaps, or other similar agreements with various counterparties. The bank or an affiliate may be a counterparty to a derivative agreement. A description of the specific terms of each derivative agreement and each derivative counterparty will be included in the related prospectus supplement.

•
Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements.    Some notes secured by Asset Pool 1 may have the benefit of one or more additional forms of credit enhancement, referred to in this prospectus and the related prospectus supplement as supplemental credit enhancement agreements, such as a letter of credit or surety bond or other similar arrangement with various credit enhancement providers. In addition, some notes secured by Asset Pool 1 may have the benefit of one or more forms of supplemental liquidity agreements – such as a liquidity facility or other similar arrangements with various liquidity providers. The specific terms of any supplemental credit enhancement agreement or any supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the related prospectus supplement. The bank, the savings bank or an affiliate may be the provider of any supplemental credit enhancement agreement or supplemental liquidity agreement.

Early Redemption of Notes

If so specified in the related prospectus supplement, under certain circumstances Capital One Funding or any other transferor, the administrator, the servicer or the issuer may redeem the notes of any series, class or tranche before the applicable expected principal payment date. The related prospectus supplement will indicate who will have that right of redemption, as well as the terms of that redemption.

In addition, the issuer is required to repay any note upon the occurrence of an early redemption event with respect to that note, but only to the extent funds are available for repayment after giving effect to all allocations and reallocations and, in the case of subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series.

However, if so specified in the related prospectus supplement, subject to certain exceptions, certain notes that have the benefit of a derivative agreement may not be redeemed following an early redemption event.

Early redemption events include, unless otherwise provided in the related prospectus supplement, the following:

•	for any series, class or tranche of notes, the occurrence of an event of default and acceleration of the notes of that series, class or tranche;

•
for any series, class or tranche of notes, the occurrence of the expected principal payment date of such series, class or tranche of notes if that series, class or tranche is not fully repaid on or prior to that date;

•	the issuer becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

•	the bankruptcy, insolvency, conservatorship or receivership of the related transferor; or

•	for any series, class or tranche of notes, any additional early redemption events specified in the related prospectus supplement.

An early redemption event with respect to one series, class or tranche of notes will not necessarily be an early redemption event with respect to any other series, class or tranche of notes.

For a more complete description of early redemption events, see “The Notes—Redemption and Early Redemption of Notes” and “The Indenture—Early Redemption Events.”

Events of Default

The documents that govern the terms and conditions of the notes include a list of adverse events known as events of default. These events of default are described in “The Indenture—Events of Default.” Some events of default result in an automatic acceleration of the notes of the affected series, class or tranche, and others result in the right of the indenture trustee or the holders of the affected series, class or tranche of notes to demand acceleration after an affirmative vote by holders of a majority of the outstanding dollar principal amount of the notes of the affected series, class or tranche.

An event of default with respect to one series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

For a description of the remedies upon an event of default, see “The Indenture—Events of Default Remedies.”

It is not an event of default if the issuer fails to redeem a class or tranche of notes because it does not have sufficient funds available or if payment of the note is delayed because that class or tranche is necessary to provide required subordination for a senior class of notes.

Security for the Notes

Each series, class or tranche of notes is secured by a shared security interest in the collateral certificates, receivables, issuer trust accounts or other assets included in the asset pool securing that series, class or tranche of notes, but each series, class or tranche of notes is entitled only to the benefits of that portion of those assets included in that asset pool that are allocated to it under the indenture, the applicable asset pool supplement, the applicable indenture supplement and the applicable terms document.

Each series, class or tranche of notes may also be secured by a security interest in any derivative agreement, any supplemental credit enhancement agreement or any supplement liquidity agreement for that series, class or tranche.

Limited Recourse to the Issuer

The sole source of payment for principal of or interest on a series, class or tranche of notes is provided by:

•
the portion of principal amounts and finance charge amounts received by the issuer under the collateral certificates and receivables included in the asset pool securing that series, class or tranche of notes and available to that series, class or tranche of notes after giving effect to any reallocations, payments and deposits;

•	funds in the applicable issuer trust accounts for that series, class or tranche of notes;

•	payments received under any applicable derivative agreement for that series, class or tranche of notes; and

•	payments received under any applicable supplemental credit enhancement agreement or any supplemental liquidity agreement for that series, class or tranche of notes.

A noteholder will have no recourse to any other assets of the issuer, including any assets included in another asset pool, or any other person or entity for the payment of principal of or interest on that noteholder’s series, class or tranche of notes.

If there is a sale of assets included in an asset pool (i) if required under the pooling agreement following the bankruptcy or insolvency of the transferor for the related master trust or securitization special purpose entity, (ii) following an event of default and acceleration of a note, or (iii) on the applicable legal maturity date for a note, as described in “Sources of Funds to Pay the Notes—Sale of Assets,” following that sale the affected noteholders generally will have recourse only to their allocable share of the proceeds of that sale, investment earnings on the proceeds of that sale and any funds previously deposited in any applicable issuer trust account for those noteholders.

Registration, Clearance and Settlement

The notes offered by this prospectus and the related prospectus supplement will be registered in the name of The Depository Trust Company or its nominee, and purchasers of those notes will not be entitled to receive physical delivery of those notes in definitive paper form except under limited circumstances. Owners of those notes may elect to hold their notes through The Depository Trust Company in the United States or through Clearstream, Luxembourg or the Euroclear system in Europe. Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See “The Notes—Book-Entry Notes.”

ERISA Eligibility

Pension plans and other investors subject to the Employee Retirement Income Security Act of 1974, as amended, referred to in this prospectus and the related prospectus supplement as ERISA, may acquire notes of every series, class or tranche offered pursuant to this prospectus and the related prospectus supplement, subject to specified conditions. The acquisition and holding of the notes could be treated as an indirect prohibited transaction under ERISA. Accordingly, by purchasing the notes, each investor purchasing on behalf of a pension plan will be deemed to certify that the purchase and subsequent holding of the notes by the investor would be exempt from the prohibited transaction rules of ERISA. For further information regarding the application of ERISA, see “Benefit Plan Investors.”

Tax Status

Subject to important considerations described under “Federal Income Tax Consequences” in this prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to the issuer, is of the opinion that, in connection with each issuance of a series, class or tranche of notes offered by this prospectus and a related prospectus supplement, for United States federal income tax purposes (1) the notes of that series, class or tranche will be treated as indebtedness and (2) the issuer will not be an association or a publicly traded partnership taxable as a corporation.

In addition, holders of interests in the notes will agree, by acquiring notes of any series, class or tranche, to treat those notes as debt for federal, state and local income and franchise tax purposes.

Denominations

The notes offered by this prospectus will be issued in denominations of $1,000 and multiples of $1,000 in excess of that amount, unless otherwise specified in the related prospectus supplement.

Record Date

The record date for payment of the notes will be the last day of the month before the related payment date, unless otherwise specified in the related prospectus supplement.

Risk Factors

The risk factors disclosed in this section of the prospectus and in the accompanying prospectus supplement describe the principal risk factors of an investment in the notes. You should consider the following risk factors before you decide whether or not to purchase the notes.

Some interests may be given priority over your notes, which could cause your receipt of payments to be delayed or reduced.

Prior to the substitution of Capital One Funding for the banks as transferor under the master trust pooling and servicing agreement, referred to as the substitution date, the bank represented and warranted that its transfer of receivables to the master trust was either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. Prior to the substitution date, the savings bank did not transfer any receivables to the master trust. After the substitution date, the banks represent and warrant that their transfer of receivables to Capital One Funding is an absolute sale of those receivables, and Capital One Funding represents and warrants that its transfer of receivables to the master trust is either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. For a description of the master trust’s rights if these representations and warranties are not true, see “The Master Trust—Representations and Warranties” in this prospectus. In addition, Capital One Funding represents and warrants that its transfer of the COMT collateral certificate to the issuer is either (i) an absolute sale of the COMT collateral certificate or (ii) the grant of a security interest in the COMT collateral certificate.

Prior to the substitution date, the bank took steps under the UCC to perfect the master trust’s interest in the receivables. After the substitution date, the banks have taken and will take steps under the UCC to perfect Capital One Funding’s interest in the receivables, and Capital One Funding has taken and will take steps under the UCC to perfect the master trust’s interest in the receivables and the issuer’s interest in the COMT collateral certificate. The issuer has taken and will take steps under the UCC to perfect the indenture trustee’s interest in the COMT collateral certificate. If a court determines that the UCC does not govern these transfers, however, payments to you could be delayed or reduced if some other action is required under applicable law and such action has not been taken.

Prior to the substitution date, the bank represented, warranted, and covenanted that its transfer of receivables was free and clear of the lien or interest of any other entity, except for certain tax and other nonconsensual liens, and that the master trust’s interest in the receivables was perfected. After the substitution date, each bank has represented, warranted and covenanted and will represent, warrant and covenant that its transfer of receivables is free and clear of the lien or interest of any other entity, except for certain tax and other nonconsensual liens and the interests of the master trust trustee, and that the master trust’s interest in the receivables is perfected. In addition, after the issuance of the COMT collateral certificate, each of Capital One Funding and the issuer will represent, warrant and covenant that the transfer of the COMT collateral certificate is free and clear of any lien or interest of any other entity, except for certain tax and other nonconsensual liens, and that the issuer’s interest in the COMT collateral certificate is perfected. If any of these representations, warranties, or covenants is not true, however, the interest of the master trust in the receivables and the interest of the indenture trustee in the COMT collateral certificate could be impaired, and payments to you could be delayed or reduced.

For instance,

•
a prior or subsequent transferee of receivables could claim an interest in the receivables superior to the interest of the master trust, or a prior or subsequent transferee of the COMT collateral certificate could claim an interest in the COMT collateral certificate superior to the interest of the indenture trustee;

•
a tax, governmental, or other nonconsensual lien that attaches to the property of the banks, Capital One Funding, the master trust or the issuance trust could have priority over the interest of the master trust in the receivables and the interest of the indenture trustee in the COMT collateral certificate;

•
the administrative expenses of a conservator or receiver for the banks or a bankruptcy trustee for any affiliate of the banks, including non-banking affiliates, could be paid from collections on the receivables or distributions on the COMT collateral certificate before noteholders receive any payments; and

•
if insolvency or bankruptcy proceedings were commenced by or against either bank or any affiliate of the banks, including non-banking affiliates, or if certain time periods were to pass, the master trust and the indenture trustee may lose any perfected interest in collections held by that bank and commingled with its other funds. See “The Master Trust—Application of Collections.”

Conservatorship, receivership or bankruptcy of the banks or their affiliates, including non-banking affiliates, could result in accelerated, delayed or reduced payments to you.

The bank is chartered as a Virginia banking corporation and is subject to regulation and supervision by the Virginia State Corporation Commission, which is authorized to apply to a Virginia court for the appointment of a receiver for the bank if certain events occur relating to the bank’s financial condition or the propriety of its actions. The savings bank is a federal savings bank which is regulated and supervised by the Office of Thrift Supervision (OTS), and is authorized to submit a plan of dissolution to the OTS for its approval. This plan may include, among other things, appointment of the Federal Deposit Insurance Corporation (FDIC) as receiver for the purpose of liquidation of the savings bank. In addition, the FDIC could appoint itself as conservator or receiver for either bank.

Prior to the substitution date, the bank treated its transfer of receivables to the master trust as a sale for accounting purposes. After the substitution date, the bank treated and each bank will treat its transfer of receivables to Capital One Funding as a sale. Arguments may be made, however, that any of these transfers constitutes the grant of a security interest under generally applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act (FDIA), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the receivables if certain conditions are met, including that (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. Each bank’s transfer of the receivables, and the agreements under which the banks make those transfers, are intended to satisfy all of these conditions.

If a condition required under the FDIC’s regulations were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize a bank’s transfer of the receivables. If the FDIC were successful, the FDIA would limit any damages to “actual direct compensatory damages” determined as of the date that the FDIC was appointed as conservator or receiver for that bank. The FDIC, moreover, could delay its decision whether to seek to reclaim, recover, or recharacterize a bank’s transfer of the receivables for a reasonable period following its appointment as conservator or receiver for that bank. Therefore, if the FDIC were to reclaim, recover, or recharacterize a bank’s transfer of the receivables, payments to you could be delayed or reduced.

Even if the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize the banks’ transfer of the receivables, you could suffer a loss on your investment if (i)

the receivables purchase agreements, the pooling agreement, or the banks’ transfer of the receivables were found to violate the regulatory requirements of the FDIA, (ii) Capital One Funding or another transferor affiliate of the banks, the master trust trustee, the issuer, or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables or any collateral certificate issued by an affiliate of the bank, (iii) the FDIC were to request a stay of any action by Capital One Funding or another transferor affiliate of the banks, the master trust trustee, the issuer, or the indenture trustee to enforce the receivables purchase agreements, the pooling agreement, the trust agreement, the indenture, the applicable asset pool supplement, the applicable indenture supplement, any collateral certificate or the notes, or (iv) the FDIC were to repudiate other parts of the receivables purchase agreements, the pooling agreement, or the administration agreement, such as any obligation to collect payments on or otherwise service the receivables or to manage Capital One Funding or a transferor affiliated with the banks or the issuer.

Capital One Funding is a wholly-owned subsidiary of the bank. Certain provisions of the FDIA and regulations issued by banking authorities may apply not only to the bank but to its subsidiaries as well. If Capital One Funding were found to have violated any of these provisions or regulations, payments to you could be delayed or reduced. Arguments also may be made that the FDIC’s rights and powers under the FDIA extend to Capital One Funding and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of noteholders under the indenture, the applicable asset pool supplement or the applicable indenture supplement. If the FDIC were to take this position, payments to you could be delayed or reduced. In addition, if the bank entered conservatorship or receivership, the FDIC could exercise control over the receivables, the COMT collateral certificate or the other assets of Capital One Funding or the issuer on an interim or a permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that—

•
the assets of Capital One Funding (including the receivables and the COMT collateral certificate) constitute assets of the bank available for liquidation and distribution by a conservator or receiver for the bank;

•	Capital One Funding and its assets (including the receivables and the COMT collateral certificate) should be substantively consolidated with the bank and its assets; or

•	the FDIC’s control over the receivables and the COMT collateral certificate is necessary for the bank to reorganize or to protect the public interest.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced. Furthermore, regardless of any decision made by the FDIC or ruling made by a court, if one of the banks has entered conservatorship or receivership, the liquidity and value of the notes could be adversely affected.

In addition, regardless of the terms of the receivables purchase agreements, the master trust pooling and servicing agreement, the trust agreement, the indenture, the applicable asset pool supplement or the applicable indenture supplement, and regardless of the instructions of those authorized to direct Capital One Funding’s, the master trust trustee’s, the issuer’s, or the indenture trustee’s actions, the FDIC as conservator or receiver for either of the banks may have the power (i) to prevent or require the commencement of an early amortization period for a collateral certificate or an early redemption of the notes, (ii) to prevent, limit, or require the early liquidation of receivables or the assets of the issuer, including the COMT collateral certificate, and termination of the master trust or the issuer, or (iii) to require, prohibit, or limit the continued transfer of receivables or payment on the COMT collateral certificate. Furthermore, regardless of the terms of the master trust pooling and servicing agreement, the trust agreement, the indenture, the applicable asset pool supplement, the applicable indenture supplement or the administration agreement, the FDIC (i) could prevent the appointment of a successor servicer or another manager for Capital One Funding or the issuer or (ii) could authorize the bank or an affiliate to stop servicing the receivables or managing Capital One Funding or the issuer. If any of these events were to occur, payments to you could be delayed, reduced or terminated.

Some accountholders have deposited funds with the banks as collateral to secure their payment of receivables. The banks have assigned their interest in these deposit accounts to Capital One Funding, which in turn has assigned that interest to the master trust. The funds deposited by accountholders, however, are commingled with other revenues of the banks and used for their general operations, and therefore, the banks’ obligation to repay the funds deposited represents only a general unsecured obligation of the banks. Although the deposit accounts should be fully insured by the FDIC, if either of the banks were to enter conservatorship or receivership or otherwise have insufficient assets to satisfy its obligations under the deposit accounts, the payment of these funds to the accountholders or to the master trust could be delayed or reduced and payments to you could be delayed or terminated.

If a non-banking affiliate of the banks were to become a debtor in a bankruptcy case, a court could exercise control over the receivables on an interim or a permanent basis. Although steps have been taken to minimize this risk, the affiliate of the banks as debtor-in-possession or another interested party could argue that:

•
the affiliate did not sell the receivables to Capital One Funding or other subsidiary for transfer to a master trust or securitization special purpose entity or to the issuer, but instead borrowed money from Capital One Funding or such other subsidiary and granted a security interest in the receivables;

•
Capital One Funding or another subsidiary of either bank or the non-banking affiliate entity and its assets (including the receivables) should be substantively consolidated with the bankruptcy estate of the affiliate; or

•	the receivables are necessary for the non-banking affiliate to reorganize.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

In addition to Capital One Funding, similar risks are likely to apply to any other transferor affiliated with either of the banks.

Changes to consumer protection laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.

Credit card receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those credit card receivables.

Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card receivables. The United States Congress and the states could further regulate the credit card and consumer credit industry in ways that make it more difficult for the servicer to collect payments on the receivables or that reduce the finance charges and other fees that the banks or their affiliates can charge on revolving credit card account balances, resulting in reduced collections. For example, if the banks or their affiliates were required to reduce their finance charges and other fees, resulting in a corresponding decrease in the effective yield of revolving credit card accounts, a pay out event or an early redemption event could occur and could result in an acceleration of payment or reduced payments on your notes. See “The Master Trust—Pay Out Events,” “The Indenture—Early Redemption Events” and “Certain Legal Aspects of the Receivables—Consumer Protection Laws” in this prospectus.

The banks and their affiliates each make representations and warranties about each of their compliance with legal requirements. Each bank also makes certain representations and warranties in the receivables purchase agreements about the validity and enforceability of the accounts and the receivables. However, neither the master trust trustee nor the indenture trustee will examine the receivables or the records about the receivables for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. If any such representation or warranty is breached, the only remedy is that the applicable transferor or the servicer must accept the transfer and reassignment of the receivables affected by the breach.

If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its revolving credit card account. As a result, the related credit card receivables arising in that credit card account would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount. See “The Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries” in this prospectus.

Competition in the credit card industry may result in a decline in ability to generate new receivables. This may result in reduced payment of principal or receipt of principal earlier or later than expected.

The credit card industry is highly competitive. As new credit card companies enter the market and companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance. The banks’ ability to compete in this environment will affect their ability to generate new receivables and might also affect payment patterns on the receivables. If the rate at which the banks generate new receivables declines significantly, the banks may become unable to transfer additional receivables or designate additional credit card accounts to Capital One Funding and a pay out event with respect to the COMT collateral certificate or an early redemption event with respect to your notes could occur, resulting in payment of principal sooner than expected or in reduced amounts. If the rate at which the banks generate new receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned or in reduced amounts.

Variations in cardholder payment patterns may result in reduced payment of principal or receipt of payment of principal earlier or later than expected.

Principal amounts available to your notes on any principal payment date or available to make deposits into an issuer trust account when required will depend on many factors, including:

•	the rate of repayment of credit card balances by cardholders, which may be slower or faster than expected, may cause payment on the notes to be earlier or later than expected;

•	the extent to which cardholders use their cards, and the creation of additional credit card receivables; and

•	the rate of default by cardholders.

Changes in payment patterns and credit card usage result from a variety of economic, competitive, social and legal factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Incentive or other award programs may also affect cardholders’ actions. Social factors include consumer confidence levels and the public’s attitude about the use of credit cards and incurring debt and the consequences of personal bankruptcy. Moreover, adverse changes in economic conditions in states where cardholders are located could have a direct impact on the timing and amount of payments on your notes. We cannot predict how these or other factors will affect repayment patterns or card use and, consequently, the timing and amount of payments on your notes. Any reductions in the amount or timing of interest or principal payments will reduce the amount available for distribution on the notes.

Allocations of default amounts on principal receivables and reallocation of principal amounts could result in a reduction in payment on your notes.

The bank, as master trust servicer, or any other servicer of assets in an asset pool, will write off the principal receivables arising in accounts in the related portfolio if the principal receivables become uncollectible. Notes will be allocated a portion of these default amounts on principal receivables for collateral certificates and receivables included in the asset pool securing the notes. In addition, principal amounts may be reallocated to pay interest on senior classes of notes or to pay a portion of the servicing fee allocated to your series of notes. You may not receive full repayment of your notes and full payment of interest due if the nominal liquidation amount of your notes has been reduced by charge-offs resulting from any uncovered default amount on principal receivables allocated to your notes or as the result of reallocations of principal amounts to pay interest or a portion of the servicing fee allocable to your series of notes, and those amounts have not been reimbursed from subsequently received finance charge amounts. For a discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

The note interest rate and the receivables interest rates may re-set at different times or fluctuate differently, resulting in a delay or reduction in payments on your notes.

Credit card accounts will have finance charges set at either a variable rate based on a designated index (for example, the prime rate) or a fixed rate. A series, class or tranche of notes may bear interest either at a fixed rate or at a floating rate based on either the same index as some or all of the accounts or a different index. If the rate charged on variable credit accounts declines, collections of finance charge receivables allocated to the collateral certificate may be reduced without a corresponding reduction in the amounts payable as interest on the notes and other amounts paid from collections of finance charge receivables allocated to that series, class or tranche of notes. In addition, if the rate of interest for a series, class or tranche of notes increases and there is not a corresponding increase in the rate charged on the credit card accounts, collections of finance charge receivables allocated to the collateral certificate may not increase enough to pay interest on the notes. This could result in delayed or reduced principal and interest payments to you.

Issuance of additional notes or master trust investor certificates may affect your voting rights and the timing and amount of payments to you.

The issuer expects to issue notes from time to time, and the master trust may issue new investor certificates from time to time. New notes and master trust investor certificates may be issued without notice to existing noteholders, and without your or their consent, and may have different terms from outstanding notes and master trust investor certificates. For a description of the conditions that must be satisfied before the master trust can issue new investor certificates or the issuer can issue new notes, see “The Master Trust—New Issuances” and “The Notes—Issuances of New Series, Classes and Tranches of Notes.”

The issuance of new notes or master trust investor certificates, including collateral certificates, could adversely affect the timing and amount of payments on outstanding notes. For example, for a multiple tranche series, if notes in your series issued after your notes have a higher interest rate than your notes, finance charge amounts available to pay interest on your notes could be reduced. Also, when new notes or master trust investor certificates, including collateral certificates, are issued, the voting rights of your notes will be diluted. See “—You may have limited or no ability to control actions under the indenture and a master trust pooling and servicing agreement.” This reduction or dilution may result in, among other things, payment of principal being accelerated when it is beneficial to you to receive payment of principal on the expected principal payment date, or it may result in payment of principal not being accelerated when it is beneficial to you to receive early payment of principal.

The composition of the asset pool securing your notes may change, which may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

The assets included in the asset pool securing a series, class or tranche of notes may change every day. Each asset pool may include (a) one or more collateral certificates issued by master trusts or other securitization special purpose entities whose assets consist primarily of receivables arising in accounts owned or loans originated or acquired by the bank, the savings bank or an affiliate and (b) receivables arising in accounts or loans owned or originated or acquired by the bank, the savings bank or an affiliate. The bank, the savings bank or their affiliates, may choose, or may be required, to transfer additional assets to the issuer that the issuer will then designate for inclusion in an asset pool. In addition, in the case of an asset pool containing multiple collateral certificates or a collateral certificate and receivables, principal amounts and other amounts treated as principal amounts received on a collateral certificate not allocated to noteholders and not required to be deposited to a principal funding account or applicable principal funding subaccount for the benefit of a series, class or tranche of notes or used to pay interest on senior notes or the portion of the servicing fee allocated to that series, need not be reinvested in that collateral certificate, but instead may be (1) invested or reinvested in another collateral certificate included or to be included in that asset pool, (2) used to purchase receivables for inclusion in the related asset pool or (3) paid to the transferor or transferors. The invested amount of an existing collateral certificate included in an asset pool may also be increased and additional collateral certificates and receivables may be transferred to the issuer to be designated for inclusion in an asset pool without the payment of cash. New assets included in the asset pool securing your notes, either through a designation for inclusion of assets or the reinvestment of principal amounts and other amounts treated as principal amounts, may have characteristics, terms and conditions that are different from those of the collateral certificates or receivables initially included in the asset pool securing your notes and may be of different credit quality due to differences in underwriting criteria and payment terms.

For example, the occurrence of a pay out event with respect to a collateral certificate will result in the early amortization of that collateral certificate. The occurrence of such pay out event or early amortization event may cause an early redemption of all the notes secured by the related asset pool, even if that asset pool has receivables or another collateral certificate.

Initially, the primary asset in Asset Pool 1 will be the COMT collateral certificate. We cannot guarantee that new assets will be of the same credit quality as the COMT collateral certificate. At all times, Asset Pool 1 will consist only of collateral certificates backed by credit card receivables. The credit card receivables in the master trust will be generated by revolving credit card accounts owned by the bank, the savings bank or an affiliate.

In addition, if receivables arising in revolving credit accounts are included in an asset pool, all newly generated receivables in those revolving credit accounts will be transferred to the issuer and designated for inclusion in that asset pool. The amount of receivables included in an asset pool will likely fluctuate daily as collections are received, receivables are written off as uncollectible and new charges are made. We cannot guarantee the credit quality of receivables, if any, which will be included in an asset pool.

The applicable transferor or transferors, on behalf of the issuer, will direct the reinvestment of collections on the assets included in any asset pool over time. Reinvestment may result in increases or decreases in the relative amounts of different types of assets included in an asset pool. In addition, there is no obligation on the part of a master trust or other securitization special purpose entity that has transferred a collateral certificate to the issuer to increase the invested amount of that collateral certificate. If the credit quality of the assets included in an asset pool, including Asset Pool 1, were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See “Sources of Funds to Pay the Notes” in this prospectus.

Addition of credit card receivables to the master trusts or other securitization special purpose entities or the issuer may decrease the credit quality of the assets securing the repayment of your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

The assets of a master trust or other securitization special purpose entity, and therefore, the assets allocated to certain collateral certificates held by the issuer, may change each day. The bank, the savings bank or an affiliate may choose, or may be required, to transfer additional receivables to a master trust or securitization special purpose entity. The accounts from which those additional receivables arise may have terms and conditions that are different from the terms and conditions that apply with respect to the accounts whose receivables are already included in that master trust or securitization special purpose entity. For example, the new accounts may have higher or lower fees or interest rates, or different payment terms. In addition, the bank, the savings bank or an affiliate, may transfer the receivables in accounts purchased by the bank, the savings bank or the affiliate to a master trust if certain conditions are satisfied. Those accounts purchased by the bank, the savings bank or the affiliate will have been originated using the account originator’s underwriting criteria, not those of the bank, the savings bank or the affiliate. That account originator’s underwriting criteria may be different than those of the bank, the savings bank or the affiliate. Also, the bank, the savings bank or an affiliate may transfer receivables to a master trust or securitization special purpose entity that arise in accounts that may have been originated by the bank, the savings bank or an affiliate using different credit criteria from the criteria applied by the bank, the savings bank or an affiliate for the accounts whose receivables are currently transferred to that master trust or securitization special purpose entity. We cannot guarantee that new accounts will be of the same credit quality as or have performance characteristics similar to the accounts currently or historically designated to have their receivables transferred to a master trust or securitization special purpose entity. If the credit quality or performance of the receivables transferred to a master trust or securitization special purpose entity were to deteriorate and a collateral certificate issued by that master trust or securitization special purpose entity were included in the asset pool securing your notes, or if the credit quality of receivables transferred to the issuer and included in the asset pool securing your notes were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See “The Master Trust—Addition of Master Trust Assets” and “Sources of Funds to Pay the Notes—Transferor Interest—Addition of Assets” in this prospectus.

You will not be notified of, nor will you have any right to consent to, the addition of any receivables in additional accounts to the master trust or any other applicable securitization special purpose entity, or the addition of any additional collateral certificates to Asset Pool 1.

The banks and their affiliates may not be able to generate new receivables or designate new accounts or maintain or increase the size of a collateral certificate when required. This inability could result in an acceleration of or reduction in payments on your notes.

The issuer’s ability to make payments on the notes will be impaired if sufficient new receivables are not generated by the bank, the savings bank or their affiliates. None of the bank, the savings bank or their affiliates guarantee that new receivables will be created, that any receivables will be transferred to a master trust or securitization special purpose entity or to the issuer to be designated for inclusion in the asset pool securing a series of notes, that the size of the collateral certificates or receivables transferred to the issuer and included in the asset pool securing a series of notes will be maintained or that receivables will be repaid at a particular time or with a particular pattern.

The pooling agreement provides that the transferor must transfer additional receivables to the master trust if the total amount of principal receivables in the master trust falls below the master trust required principal balance or if the master trust transferor interest falls below the master trust required transferor interest. There is no guarantee that the transferor will have enough receivables to transfer to the master trust. If the transferor does not make an addition of receivables to the master trust when it is required to do so by the pooling agreement, a pay out event will occur with respect to the COMT collateral certificate, which could result in an acceleration of or a reduction in payments on your notes. See “The Master Trust—Addition of Master Trust Assets,” “—Pay Out Events” and “The Indenture—Early Redemption Events” in this prospectus.

Similarly, if receivables were added to an applicable asset pool, and the pool balance for that asset pool fell below its minimum pool balance, the bank, the savings bank, the transferor or their affiliates would be required to add additional collateral certificates or receivables to that asset pool, or increase the invested amounts of the existing collateral certificates by adding receivables to the related master trusts. There is no guarantee that the bank, the savings bank, the transferor or their affiliates will have enough receivables to add to the issuer or the related master trusts, or will be able to add additional collateral certificates to that asset pool. This could result in a pay out event with respect to the related collateral certificates or an acceleration of or reduction in payments on the notes secured by that asset pool. See “Sources of Funds to Pay the Notes—Transferor Interest—Minimum Pool Balance,” “—Increases in the Invested Amount of an Existing Collateral Certificate” and “—Addition of Assets” in this prospectus.

The banks offer accounts with introductory rates, which are generally at low levels during an initial period and which generally rise to higher rates after the initial period expires. Accounts having this introductory rate feature are subject to a significant risk of attrition when the introductory rate expires because accountholders that were initially attracted by the low introductory rates may decide to transfer account balances to other credit card accounts having a lower periodic rate. Although the banks have developed methodologies to retain these accounts after expiration of the initial period, there can be no assurance that attrition in these accounts will not be significant.

The banks or their affiliates may change the terms of the accounts in a way that reduces or slows collections. These changes may result in reduced, accelerated or delayed payments to you.

As owners of the accounts, the banks and their affiliates retain the right to change various terms and conditions of those accounts, including finance charges and other fees they charge and the required minimum monthly payment. A pay out event for a collateral certificate or early redemption event for the notes could occur if the banks or their affiliates decreased the finance charges or fees they charge and that reduction resulted in a material decrease in the yield on the receivables arising in those accounts. In addition, the banks or their affiliates may change the terms of those accounts to maintain their competitive positions in the industry. Changes in the terms of those accounts may reduce (1) the amount of receivables arising under those accounts, (2) the amount of collections on those receivables, (3) the size of a collateral certificate issued by a master trust or securitization special purpose entity to which those accounts have been designated to have their receivables transferred or (4) the amount of collections allocated to a collateral certificate. If payment rates decrease significantly at a time when you are scheduled to receive payments of principal, you might receive principal more slowly than expected.

Unless required to do so by applicable law, the banks and their affiliates may not change the terms of the accounts designated to have their receivables transferred to a master trust or securitization special purpose entity and the issuer or its policies relating to the operation of their credit card businesses, including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs, unless the related bank or affiliate reasonably believes such a change would not cause a pay out event to occur with respect to the related collateral certificates or an early redemption event to occur with respect to the notes, and the related bank or affiliate takes the same action on its other substantially similar revolving credit card accounts, to the extent permitted by those credit card accounts.

The banks and their affiliates have no restrictions on their ability to change the terms of the accounts except as described above or in the accompanying prospectus supplement. Changes in relevant law, changes in the marketplace or prudent business practices could cause the banks or their affiliates to change account terms.

If representations and warranties relating to the master trust receivables are breached, payments on your notes may be reduced.

The transferor makes representations and warranties relating to the validity and enforceability of the receivables arising under the credit card accounts in the master trust portfolio, and as to the perfection and priority of the master trust trustee’s interests in the receivables. The transferor will make similar representations and warranties to the extent that receivables are included as assets of the issuer. Prior to the substitution date, the bank made similar representations and warranties regarding the receivables that were transferred by the bank to the master trust. However, the master trust trustee does not and the indenture trustee will not examine the receivables or the related assets for the purpose of determining the presence of defects, compliance with the representations and warranties or for any other purpose.

If a representation or warranty relating to the receivables in the master trust portfolio is violated, the related obligors may have defenses to payment or offset rights, or creditors of the transferor may claim rights to the master trust assets, or to the extent receivables are included as assets of the issuer, to the assets of the issuer. If a representation or warranty is violated, the transferor, or the bank with respect to receivables transferred to the master trust prior to the substitution date, may have an opportunity to cure the violation. If it is unable to cure the violation, subject to certain conditions described under “The Master Trust—Representations and Warranties” in this prospectus, the transferor, or the bank with respect to receivables transferred to the master trust prior to the substitution date, must accept reassignment of each receivable affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See “The Master Trust—Representations and Warranties” in this prospectus.

There is no public market for the notes. As a result you may be unable to sell your notes or the price of the notes may suffer.

The underwriters of the notes may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

In addition, some notes may have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for the notes or your ability to sell the notes. You should not purchase notes unless you understand and know you can bear the investment risks.

You may not be able to reinvest any early redemption proceeds in a comparable security.

If your notes are redeemed at a time when prevailing interest rates are relatively low, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate equivalent to that of your notes.

The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn.

The initial rating of a series, class or tranche of notes addresses the likelihood of the payment of interest on that series, class or tranche of notes when due and the ultimate payment of principal of that note by its legal maturity date. The ratings do not address the likelihood of payment of principal of that series, class or tranche of notes on its expected principal payment date. In addition, the ratings do not address the following:

•	the likelihood that principal or interest on your notes will be prepaid, paid on the expected principal payment date, or paid on any particular date before the legal maturity date of your notes;

•
the possibility that your notes will be paid early or the possibility of the imposition of United States withholding tax for non-U.S. noteholders (see “The Indenture—Early Redemption Events” and “—Events of Default”);

•	the marketability of the notes or any market price; or

•	that an investment in the notes is a suitable investment for you.

The ratings of a series, class or tranche of notes are not a recommendation to buy, hold or sell that series, class or tranche of notes. Any rating may be lowered or withdrawn entirely at any time by a rating agency. The market value of that series, class or tranche of notes is likely to decrease if one or more of the ratings are lowered or withdrawn.

You may have limited or no ability to control actions under the indenture and a master trust pooling and servicing agreement. This may result in, among other things, payment of principal being accelerated when it is beneficial to you to receive payment of principal on the expected principal payment date, or it may result in payment of principal not being accelerated when it is beneficial to you to receive early payment of principal.

Under the indenture (and any supplement thereto), some actions require the consent of noteholders holding a specified percentage of the aggregate outstanding dollar principal amount of notes of a series, class or tranche or all the notes. These actions include consenting to amendments relating to the collateral certificates included in the asset pool securing the related notes. In the case of votes by series or votes by holders of all of the notes, the outstanding dollar principal amount of the senior-most class of notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated classes of notes. Consequently, the noteholders of the senior-most class of notes will generally have the ability to determine whether and what actions should be taken. The subordinated noteholders will generally need the concurrence of the senior-most noteholders to cause actions to be taken.

The COMT collateral certificate and each subsequently acquired collateral certificate will be an investor certificate under the applicable trust agreement or pooling agreement, and noteholders will have indirect consent rights under such trust agreement or pooling agreement. See “The Indenture—Voting.” Generally, under a trust agreement or pooling agreement, some actions require the vote of a specified percentage of the aggregate principal amount of all of the investor certificates. These actions include consenting to amendments to the applicable trust agreement or pooling agreement. In the case of votes by holders of all of the investor certificates, the outstanding principal amount of the collateral certificate is and may continue to be substantially smaller than the outstanding principal amount of the other series of investor certificates issued by the related master trust or securitization special purpose entity. Consequently, the holders of investor certificates—other than the related collateral certificate—will generally have the ability to determine whether and what actions should be taken. The noteholders, in exercising their voting powers under the related collateral certificate, will generally need the concurrence of the holders of the other investor certificates to cause action to be taken. In addition, with respect to any vote to liquidate the assets in a master trust or securitization special purpose entity, the noteholders will be deemed to have voted against any such liquidation.

If an event of default occurs, your remedy options may be limited and you may not receive full payment of principal and accrued interest.

Your remedies may be limited if an event of default affecting your series, class or tranche of notes occurs. After an event of default affecting your series, class or tranche of notes and an acceleration of your notes, any funds in an issuer trust account with respect to that series, class or tranche of notes will be applied to pay principal of and interest on that series, class or tranche of notes. Then, in each following month, principal amounts and finance charge amounts will be deposited into the applicable issuer trust accounts and applied to make monthly principal and interest payments on that series, class or tranche of notes until the legal maturity date of that series, class or tranche of notes.

However, prior to the legal maturity date of your notes, if your notes are subordinated notes of a multiple tranche series, you generally will receive payment of principal of such notes only if and to the extent that, after giving effect to that payment, the required subordination will be maintained for the senior classes of notes in that series.

Following an event of default and acceleration, holders of the affected notes will have the ability to direct a sale of the assets in the applicable asset pool only under the limited circumstances as described in “The Indenture—Events of Default” and “Sources of Funds to Pay the Notes—Sale of Assets.”

However, following an event of default and acceleration with respect to subordinated notes of a multiple tranche series, if the indenture trustee or a majority of the outstanding dollar principal amount of the notes of the affected class or tranche direct the sale of a portion of the assets in the applicable asset pool, the sale will occur only if, after giving effect to that payment, the required subordination will be maintained for the senior notes in that series by the remaining notes or if such sale occurs on the legal maturity date. If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, the sale will automatically take place on that legal maturity date regardless of the subordination requirements of any senior classes of notes.

Even if a sale of receivables is permitted, we can give no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated notes.

Glossary

This prospectus uses defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page 107 in this prospectus. Some of the defined terms may be modified as described in the related prospectus supplement.

The Issuer

Capital One Multi-asset Execution Trust, also called the “issuance trust” or the “issuer,” is the issuer of the notes. The address of the issuer is Capital One Multi-asset Execution Trust, c/o Deutsche Bank Trust Company Delaware, E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Wilmington, Delaware 19805-1266. Its telephone number is (201) 593-6792.

Capital One Funding, LLC is the originator and transferor of the issuance trust. Capital One Funding is also the transferor of the Capital One Master Trust, which is referred to in this prospectus and in the accompanying prospectus supplement as “COMT” or the “master trust.” COMT will issue the COMT collateral certificate that will be the initial asset of the issuer. As the transferor under the master trust, Capital One Funding purchases from the bank and may purchase from the savings bank and their affiliates, receivables arising in credit card accounts and other revolving credit accounts owned by the bank, the savings banks and their affiliates. Capital One Funding may then, subject to certain conditions, add those receivables to the master trust. Capital One Funding or other affiliates of the bank may also be the originator of other master trusts or securitization special purpose entities which may issue collateral certificates to be held by the issuer. In addition, other affiliates of the bank or the savings bank, including non-banking affiliates, may act as transferors of assets to the issuer.

The bank, as servicer for the master trust, is responsible for servicing, managing and making collections on the credit card receivables in the master trust. The bank or an affiliate will be the administrator and servicer of any receivables owned by the issuer and will provide all administrative functions on behalf of the issuer. In addition, the bank or an affiliate will also be the servicer for other master trusts or securitization special purpose entities which may issue collateral certificates to be held by the issuer.

The issuer’s activities will include, but not be limited to:

•	acquiring and holding the collateral certificates, receivables and other assets of the issuer and the proceeds from these assets;

•	issuing notes;

•	making payments on the notes; and

•
engaging in other activities that are necessary or incidental to accomplish these limited purposes, which are not contrary to maintaining the status of the issuance trust as a “qualifying special purpose entity” under applicable accounting literature.

The assets of the issuer will be separated into one or more asset pools. Each of these asset pools will secure one or more series of notes. However, a series of notes will not be secured by more than one asset pool, except as otherwise described in the related prospectus supplement.

As of the date of this prospectus the only designated asset pool is Asset Pool 1; however, additional asset pools may be created in the future.

The assets of the issuer that may be included in an asset pool may include:

•
additional collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in accounts owned or loans originated or purchased by the bank, the savings bank or one of their affiliates;

•
for asset pools other than non-receivables asset pools, such as Asset Pool 1, receivables that arise in accounts owned or loans originated or purchased by the bank, the savings bank or one of their affiliates (which may be a non-banking affiliate);

•	with respect to some notes, the benefits of one or more derivative agreements, including interest rate or currency swaps; and

•	with respect to some notes, the benefits of one or more forms of supplemental credit enhancement agreements or supplemental liquidity agreements.
The assets of the issuer that will be designated for inclusion in Asset Pool 1 will initially consist primarily of:

•	the COMT collateral certificate; and

•	the funds on deposit in the related Asset Pool 1 issuer trust accounts.

In the future, other collateral certificates representing an undivided interest in a master trust or other securitization special purpose entity whose assets consist primarily of receivables arising in credit card or other revolving credit accounts owned by the bank, the savings bank or their affiliates may be added to Asset Pool 1.

The issuer will establish a collection account for each asset pool to receive payments in respect of assets included in that asset pool, including amounts allocated to any collateral certificates and collections on receivables that may be held directly by the issuer and allocated to that asset pool. If the Minimum Transferor Interest or Minimum Pool Balance for an asset pool is greater than zero, the issuer will also maintain an excess funding account for that asset pool and will retain principal amounts that, if otherwise paid to the related transferor or transferors, would have resulted in the Transferor Interest for that asset pool being less than the Minimum Transferor Interest for that asset pool or the Pool Balance for that asset pool being less than the Minimum Pool Balance for that asset pool. Asset pools designated as non-receivables asset pools, such as Asset Pool 1, will not have a Minimum Transferor Interest or a Minimum Pool Balance requirement.

Uniform Commercial Code financing statements will be filed, to the extent appropriate, to perfect the ownership or security interests of the issuer and the indenture trustee described herein.

The issuer will operate pursuant to a trust agreement between Capital One Funding and Deutsche Bank Trust Company Delaware, the owner trustee. The issuer does not have any officers or directors. Currently, its sole beneficiary is Capital One Funding. Other affiliates of the banks may also be beneficiaries. As beneficiary, Capital One Funding will generally direct the actions of the issuer.

Capital One Funding and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the amendment is not reasonably expected to (i) adversely affect in any material respect the interests of the noteholders or (ii) significantly change the permitted activities of the issuer, as set forth in the trust agreement. Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any such amendment.

In addition, Capital One Funding and the owner trustee may amend the trust agreement if holders of not less than (a) in the case of a significant change in the permitted activities of the issuer which is not reasonably expected to have a material adverse effect on the noteholders, a majority of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent, and (b) in all other cases, 66 2/3% of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent; however, unless all of the holders of the aggregate outstanding dollar principal amount of the notes consent, the trust agreement may not be amended for the purpose of (i) increasing or reducing the amount of, or accelerating or delaying the timing of, collections of payments in respect of the assets of the issuance trust or distributions that are required to be made for the benefit of the noteholders or (ii) reducing the percentage of holders of the outstanding dollar principal amount of the notes which are required to consent to any amendment.

See “The Indenture—Tax Opinions for Amendments” for additional conditions to amending the trust agreement.

Use of Proceeds

Unless otherwise specified in the related prospectus supplement, the net proceeds from the sale of each series, class and tranche of notes offered hereby will be paid to the transferor and used by the transferor to increase the Invested Amount of a collateral certificate, purchase additional receivables from the bank, the savings bank or their affiliates and for the general purposes of the transferor, including the repayment to the banks of amounts borrowed by the transferor to purchase receivables from the banks.

Capital One Funding

Capital One Funding is a limited liability company formed under the laws of the Commonwealth of Virginia on November 13, 2001 and is a wholly-owned subsidiary of the bank. Capital One Funding was created for the limited purpose of purchasing, holding, owning and transferring receivables and related activities.

The Banks

Capital One Bank is a Virginia banking corporation. It is a subsidiary of Capital One Financial Corporation (the “Corporation”) and a member of the Federal Reserve System and its deposits are insured up to applicable limits by the FDIC. The bank (i) engages only in credit card operations, (ii) does not accept demand deposits or deposits that the depositor may withdraw by check or similar means for payment to third parties or others, (iii) does not accept any savings or time deposit of less than $100,000 other than as permitted as collateral for extension of credit, (iv) maintains only one office that accepts deposits and (v) does not engage in the business of making commercial loans.

Prior to November 24, 1994, the bank conducted its operations as a division of Signet Bank, a wholly-owned subsidiary of Signet Banking Corporation. Its main office is currently located at 11011 West Broad Street, Glen Allen, Virginia 23060. The bank’s telephone number is (703) 205-1000.

The bank (through its predecessor) is one of the oldest continually operating bank card issuers in the United States, having commenced operations in 1953, the same year as the formation of what is now MasterCard.

Capital One, F.S.B. is a federal savings bank. It is a subsidiary of Capital One Financial Corporation and a member of the Federal Home Loan Bank System, the deposits of which are insured up to applicable limits by the FDIC. Capital One, F.S.B. was established in June 1996, and currently takes deposits and offers a variety of credit card and lending products and services to existing cardholders and other households.

During the course of a routine review of the bank and the savings bank by bank regulatory authorities in connection with a pending application and the normal examination cycle, examiners identified certain supervisory issues. There have been discussions with the regulatory authorities concerning these issues and actions have been and are being taken to thoroughly address all the issues. An informal memorandum of understanding has been entered into with the bank regulatory authorities with respect to certain issues, including capital, allowance for loan losses, finance charge and fee reserve and policies, procedures, systems and controls. A memorandum of understanding is characterized by regulatory authorities as an informal action, that is not published or publicly available and that is used when circumstances warrant a milder form of action than a formal supervisory action, such as a formal written agreement or order. Levels of capital, reserves and allowances have been implemented with the belief that such levels will satisfy the memorandum of understanding.

Under the memorandum of understanding, there are plans to enhance the business plans for each of the Corporation’s major legal entities, including the bank and the savings bank. These long range business plans will address, among other things, the future capital needs of the banks, taking into account projections for growth, the mix of loans on their balance sheets, liquidity requirements, earnings, and alternative sources of capital. Based on current plans for managed loan growth and known capital requirements, the need to raise additional equity capital through 2003 is not expected.

Further, under the memorandum of understanding, the banks have agreed to maintain an allowance for loan losses against subprime assets at an amount estimated to be sufficient to absorb 12 months of future losses and to maintain their allowance and finance charge and fee “reserve” in future periods in accordance with all applicable regulatory guidelines.

Finally, in light of the Corporation’s rapid historical growth rate and to support planned growth, the memorandum of understanding requires that the Corporation continue to enhance enterprise risk management and internal control environment. The Corporation will continue to invest in infrastructure to enhance technology, management information systems, internal audit function, the formal documentation of policies and procedures, project management and contingency planning processes. In this regard, a new senior executive management position responsible for enterprise risk management (other than credit risk) across the entire company has been created to ensure that policies, procedures, systems and controls are appropriate to future plans and growth. A search for a qualified individual with the relevant experience in the financial services industry to lead this important initiative has been launched to ensure industry leading capability in this regard is achieved.

As part of the ongoing supervision of the bank and the savings bank, there will be periodic reports to, and consultations with, the regulators on all the matters addressed under the informal memorandum of understanding.

The Notes

The following discussion and the discussions under “The Indenture” in this prospectus and certain sections in the related prospectus supplement summarize the material terms of the notes, the indenture, the asset pool supplements and the indenture supplements. The indenture supplements may be supplemented by terms documents relating to the issuance of individual tranches of notes in the related series, the terms of which will be described in more detail in the related prospectus supplement. In this prospectus, references to an indenture supplement will include any applicable terms documents. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, the asset pool supplements and the indenture supplements.

The following summaries describe certain provisions common to each series of notes.

General

The prospectus supplement for a particular issuance of notes will specify the series, class and tranche that those notes are a part of and will also specify and describe the asset pool securing that series. Each series of notes will be issued pursuant to the indenture, an asset pool supplement for the asset pool securing that series and an indenture supplement. A copy of the form of each of these documents is filed as an exhibit to the registration statement of which this prospectus is a part. None of the indenture, the asset pool supplement or the indenture supplement limits the aggregate stated principal amount of notes that may be issued. Each series of notes will represent a contractual debt obligation of the issuer that will be in addition to the debt obligations of the issuer represented by any other series of notes. Each prospectus supplement will describe the provisions specific to the related series, class or tranche of notes. Holders of the notes of any outstanding series, class or tranche will not have the right to prior review of, or consent to, any subsequent issuance of notes.

Most series of notes are expected to consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and funding of the default amount allocated to the related series of notes. For example, a class of subordinated notes provides credit enhancement for a class of senior notes of that series. Some series, if so specified in the related prospectus supplement, may be multiple tranche series, meaning they have classes consisting of multiple discrete issuances called “tranches.” Whenever a “class” of notes is referred to in this prospectus or any prospectus supplement, it also includes all tranches of that class, unless the context otherwise requires.

The issuer may issue different tranches of notes of a multiple tranche series at the same time or at different times, but no tranche of senior notes of a series may be issued unless a sufficient amount of subordinated notes of that series will be issued on that date or has previously been issued and is outstanding and available as subordination for such senior tranche of notes. See “—Required Subordinated Amount.”

The issuer may offer notes denominated in U.S. dollars or any foreign currency. The specific terms of any note denominated in a foreign currency will be described in the related prospectus supplement.

Each series, class and tranche of notes will be designated as being secured by a specific asset pool. The notes of each series will be allocated the Floating Allocation Percentage of all Finance Charge Amounts and Default Amounts, will be allocated the Principal Allocation Percentage of all Principal Amounts, and will be allocated its pro rata share of the servicing fee on the receivables. The method for calculating the Floating Allocation Percentage and the Principal Allocation Percentage applicable during any period is described in the definitions thereof in the “Glossary of Defined Terms,” which definitions may be supplemented or modified in the related prospectus supplement. If the notes of a series offered by this prospectus and the related prospectus supplement include more than one class or tranche, Finance Charge Amounts, Principal Amounts, the Default Amounts and the servicing fee for the related asset pool allocated to that series may be further allocated among each class or tranche in that series as described in the related prospectus supplement.

The notes of each series will share excess Principal Amounts with other series secured by the same asset pool. In addition, if so specified in the related prospectus supplement, a series may be included in one or more groups of series for purposes of sharing excess Finance Charge Amounts. A group may include series secured by different asset pools for purposes of sharing excess Finance Charge Amounts.

If so specified in the related prospectus supplement, the notes of a particular series, class or tranche may have the benefit of a derivative agreement, including an interest rate or currency swap, cap, collar, guaranteed investment contract or other similar agreement with various counterparties. The specific terms of each derivative agreement and a description of each counterparty will be included in the related prospectus supplement. The notes of a particular series, class or tranche may also have the benefit of a supplemental credit enhancement agreement or a supplemental liquidity agreement. The specific terms of each applicable supplemental credit enhancement agreement or supplemental liquidity agreement and a description of each enhancement provider or liquidity provider, as applicable, will be included in the related prospectus supplement.

        The issuer will pay principal of and interest on a series, class or tranche of notes solely from the portion of Finance Charge Amounts and Principal Amounts which are allocable to that series, class or tranche after giving effect to all allocations and reallocations, deposits and withdrawals of amounts in any issuer trust accounts, including any supplemental accounts, relating to that series, class or tranche, and amounts received under any derivative agreement, under any supplemental credit enhancement agreement or under any supplemental liquidity agreement relating to that series, class or tranche. If those sources are not sufficient for payment of principal of or interest on that series, class or tranche, the noteholders will have no recourse to any other assets of the issuer, including any asset included in another asset pool, or any other person or entity for the payment of principal of or interest on that series, class or tranche of notes.

A note is not a deposit and neither the notes nor any underlying collateral certificate or credit card receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Interest

Interest will accrue on a series, class or tranche of notes, except on a series, class or tranche of discount notes, from the relevant issuance date at the applicable interest rate for that series, class or tranche, which may be a fixed, floating or other type of rate as specified in the related prospectus supplement. Interest on a series, class or tranche of notes will be due and payable on the dates specified in the related prospectus supplement, each referred to in this prospectus and the related prospectus supplement as an “interest payment date.” If the interest payment dates for any notes occur less frequently than monthly, interest will be deposited in an interest funding account pending distribution. Each interest funding account will be established under the indenture supplement for the related series. For series with one or more classes and/or tranches of notes, each class or tranche may have a separate interest funding subaccount. Interest payments or deposits will be funded from Finance Charge Amounts allocated to that series, class or tranche of notes during the preceding month or months, from any applicable credit enhancement, if necessary, and from certain other amounts specified in the related prospectus supplement.

For each issuance of a series, class or tranche of fixed rate notes, the fixed rate of interest at which interest will accrue for that series, class or tranche will be designated in the related prospectus supplement. For each issuance of a series, class or tranche of floating rate notes, the interest rate index or other formula on which the interest payment is based will be designated in the related prospectus supplement. In addition, the related prospectus supplement will specify if any series, class or tranche of notes receives any additional interest and how it is to be calculated.

A series, class or tranche of discount notes will be issued at a price lower than the stated principal amount payable on the expected principal payment date of that series, class or tranche of notes. Until the expected principal payment date for a series, class or tranche of discount notes, accreted principal will be capitalized as part of the principal of that series, class or tranche of notes and reinvested in the assets of the related asset pool, so long as an early redemption event or an event of default and acceleration with respect to that series, class or tranche has not occurred. If applicable, the related prospectus supplement will specify the interest rate to be borne by a series, class or tranche of discount notes after an event of default or after its expected principal payment date.

Each payment of interest on a series, class or tranche of notes will include all interest accrued from the preceding interest payment date—or, for the first interest period, from the issuance date—through the day preceding the current interest payment date, or any other period as may be specified in the related prospectus supplement. Interest on a series, class or tranche of notes will be due and payable on each interest payment date.

If interest on a series, class or tranche of notes is not paid within 35 days after such interest is due, an event of default will occur with respect to that series, class or tranche of notes. See “The Indenture—Events of Default.”

Principal

The timing of payment of principal of a series, class or tranche of notes will be specified in the related prospectus supplement. Each date on which payment is made will be referred to in this prospectus and the related prospectus supplement as a “principal payment date.”

Principal of a series, class or tranche of notes may be paid later than its expected principal payment date if sufficient funds are not allocated from the asset pool securing that series, class or tranche. Additionally, in the case of a tranche of subordinated notes of a multiple tranche series, principal of that tranche will be paid on its expected principal payment date only to the extent that payment is permitted by the subordination provisions of the senior notes of that series.

It is not an event of default if the stated principal amount of a series, class or tranche of notes is not paid on its expected principal payment date. However, if the stated principal amount of a series, class or tranche of notes is not paid in full by its legal maturity date, an event of default will occur with respect to that series, class or tranche of notes. See “The Indenture—Events of Default.” If the stated principal amount of a series, class or tranche of notes is not paid on its expected principal payment date, an early redemption event with respect to that series, class or tranche will occur. See “The Indenture—Early Redemption Events.”

Principal of a series, class or tranche of notes may be paid earlier than its expected principal payment date if an early redemption event, an event of default and acceleration, or an optional or mandatory redemption occurs. See “The Indenture—Early Redemption Events” and “—Events of Default.”

See “Risk Factors” for a discussion of factors that may affect the timing of principal payments on a series, class or tranche of notes.

Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount

Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount, an Adjusted Outstanding Dollar Principal Amount and a Nominal Liquidation Amount.

Stated Principal Amount

The stated principal amount of a series, class or tranche of notes is the amount that is stated on the face of the notes of that series, class or tranche to be payable to the holder of that series, class or tranche. It can be denominated in U.S. dollars or in a foreign currency.

Outstanding Dollar Principal Amount

For a series, class or tranche of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of that series, class or tranche of notes, as described in the related prospectus supplement, less principal payments to the noteholders of that series, class or tranche of notes. For a series, class or tranche of foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial principal amount of that series, class or tranche of notes, as described in the related prospectus supplement, less dollar payments made to derivative counterparties or, in the event the derivative agreement is non-performing, less dollar payments converted to make payments to noteholders, each with respect to principal for that series, class or tranche. For a series, class or tranche of discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the related prospectus supplement. The outstanding dollar principal amount of a series, class or tranche of discount notes will increase over time as principal accretes on that series, class or tranche of notes. The outstanding dollar principal amount of any series, class or tranche of notes will decrease as a result of each payment of principal of that note.

Adjusted Outstanding Dollar Principal Amount

In addition, a series, class or tranche of notes has an Adjusted Outstanding Dollar Principal Amount. The Adjusted Outstanding Dollar Principal Amount of a series, class or tranche of notes is the outstanding dollar principal amount of that series, class or tranche, less any funds on deposit in the principal funding subaccount for that series, class or tranche. The Adjusted Outstanding Dollar Principal Amount of any series, class or tranche of notes will decrease as a result of each deposit into the principal funding subaccount for such series, class or tranche.

Nominal Liquidation Amount

The “Nominal Liquidation Amount” of a series, class or tranche of notes is a U.S. dollar amount based on the initial outstanding dollar principal amount of that series, class or tranche of notes minus some reductions—including reductions from (1) reallocations of Principal Amounts, (2) allocations of charge-offs from uncovered Default Amounts in the related asset pool and (3) deposits in a principal funding subaccount for such class or tranche of notes—plus some increases described below. The Nominal Liquidation Amount of a series of notes is equal to the sum of the Nominal Liquidation Amounts of all classes or tranches of notes of that series.

The Nominal Liquidation Amount of a note may be reduced as follows.

•
If Finance Charge Amounts allocable to a series of notes are insufficient to fund the Default Amounts in that asset pool allocable to such series, the uncovered Default Amounts allocable to that series will result in a reduction of the Nominal Liquidation Amount of that series. Within each series, unless otherwise specified in the related prospectus supplement, subordinated classes of notes will generally bear the risk of reduction in their Nominal Liquidation Amount due to charge-offs resulting from uncovered Default Amounts allocable to that series before senior classes of notes.

In a multiple tranche series, these reductions will be allocated initially pro rata to each tranche of notes regardless of class, and then will be reallocated to the subordinated classes of notes in that series in succession, beginning with the most subordinated classes. However, these reallocations will be made from senior notes to subordinated notes only to the extent that such senior notes have not used all of their required subordinated amount. For any tranche, the required subordinated amount will be specified in the related prospectus supplement. For multiple tranche series, these reductions will be allocated within each class as described in the related prospectus supplement. Reductions that cannot be reallocated to a more subordinated tranche will reduce the Nominal Liquidation Amount of the tranche to which the reductions were initially allocated.

•
If Principal Amounts are reallocated from subordinated notes of a series to pay interest on senior notes, to cover any shortfall in the payment of the servicing fees on the assets (direct or indirect) in the related asset pool or to cover any other shortfall, the Nominal Liquidation Amount of those subordinated notes will be reduced by the amount of the reallocations. The amount of the reallocation of Principal Amounts will be applied to reduce the Nominal Liquidation Amount of the subordinated classes of notes in that series in succession, to the extent of such senior tranches’ required subordinated amount of the related subordinated notes, beginning with the most subordinated classes. However, Principal Amounts will be reallocated only to the extent that such senior classes of notes have not used all of their required subordinated amount. In addition, no Principal Amounts will be reallocated to pay interest on a senior class of notes or any portion of the servicing fee if such reallocation would result in the reduction of the Nominal Liquidation Amount of such senior class of notes.

For a multiple tranche series, these reductions will be allocated within each class as described in the related prospectus supplement.

•	The Nominal Liquidation Amount of a class or tranche of notes will be reduced by the amount on deposit in its respective principal funding subaccount.

•	The Nominal Liquidation Amount of a class or tranche of notes will be reduced by the amount of all payments of principal of that class or tranche of notes.

•
Upon a sale of assets if required under the pooling agreement after the bankruptcy or insolvency of the related transferor, after an event of default and acceleration or on the legal maturity date of a class or tranche of notes, the Nominal Liquidation Amount of such class or tranche of notes will be automatically reduced to zero. See “Sources of Funds to Pay the Notes—Sale of Assets.”

The Nominal Liquidation Amount of a note can be increased as follows.

•
For a class or tranche of discount notes, the Nominal Liquidation Amount of that class or tranche will increase over time as principal accretes, to the extent that Finance Charge Amounts allocated to the related series are allocated for that purpose.

•
For all series of notes, the Nominal Liquidation Amount of that series will increase if Finance Charge Amounts are available to reimburse earlier reductions in the Nominal Liquidation Amount from charge-offs from uncovered Default Amounts in that asset pool or from reallocations of Principal Amounts from subordinated classes to pay shortfalls of interest, servicing fees and other items to be covered by Finance Charge Amounts. Within each series, the increases will be allocated first to the senior-most class with a deficiency in its Nominal Liquidation Amount and then, in succession, to the subordinated classes with a deficiency in their Nominal Liquidation Amounts.

•
For all classes or tranches of notes, the Nominal Liquidation Amount of a class or tranche of notes will increase by an amount equal to the Principal Amount of any additional notes of that class or tranche issued after the initial issuance of notes of that class or tranche.

In a multiple tranche series, the increase of the Nominal Liquidation Amount will be further allocated to each tranche of a class of notes as described in the related prospectus supplement.

Finance Charge Amounts allocated to a series of notes for each month will be applied, as described in the related prospectus supplement, to cover Default Amounts allocable to that series. If Finance Charge Amounts allocated to such series are sufficient to cover these amounts, the Nominal Liquidation Amount of such series of notes will not be reduced. Finance Charge Amounts allocated to a series of notes also will be applied, as described in the related prospectus supplement, to reimburse earlier reductions in the Nominal Liquidation Amount of that series of notes from uncovered Default Amounts allocated to that series of notes or for reallocations of Principal Amounts from subordinated classes to pay interest on senior classes of notes or the portion of the servicing fees allocable to the notes of the same series. Finance Charge Amounts used to reimburse earlier reductions of the Nominal Liquidation Amount will be treated as Principal Amounts, and will be applied to the most senior class of notes until all reductions in the Nominal Liquidation Amount of such class have been reimbursed in full and then to each next subordinated class of notes in a similar manner. Principal Amounts not paid to or accumulated for the benefit of noteholders, or not reallocated as described above, may be reinvested in the assets of the related asset pool in order to maintain the Nominal Liquidation Amount of the notes.

In most circumstances, the Nominal Liquidation Amount of a class or tranche of notes, together with any accumulated Principal Amounts held in the related principal funding subaccount, will be equal to the outstanding dollar principal amount of that class or tranche of notes. However, if there are reductions in the Nominal Liquidation Amount as a result of reallocations of Principal Amounts from that class or tranche of notes to pay interest on senior classes of notes or the servicing fees, or as a result of charge-offs from uncovered Default Amounts in the asset pool securing that class or tranche of notes, there will be a deficit in the Nominal Liquidation Amount of that class or tranche. Unless that deficit is reimbursed through the application of Finance Charge Amounts allocated to the applicable series, the stated principal amount of that class or tranche of notes may not be paid in full and the holders of those notes may receive less than the full stated principal amount of their notes. This will occur either because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of that class or tranche, or because the amount of dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of the notes in full.

The Nominal Liquidation Amount of a class or tranche of notes may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that class or tranche of notes, less any amounts on deposit in the applicable principal funding subaccount.

The cumulative amount of reductions of the Nominal Liquidation Amount of any class or tranche of notes due to charge-offs from uncovered Default Amounts in an asset pool allocable to that class or tranche of notes or due to the reallocation of Principal Amounts to pay interest on senior classes of notes or the portion of the servicing fees will be limited as described in the related prospectus supplement.

Allocations of charge-offs from uncovered Default Amounts in an asset pool and reallocations of Principal Amounts to pay interest on senior classes of notes or a portion of the servicing fee reduce the Nominal Liquidation Amount of outstanding series, classes and tranches of notes only and do not affect series, classes or tranches of notes that are issued after that time.

Final Payment of the Notes

Noteholders of a series, class or tranche will generally not receive payment of principal in excess of the highest outstanding dollar principal amount of that series, class or tranche, or in the case of a series, class or tranche of foreign currency notes, any amount received by the issuer under a derivative agreement with respect to principal of that series, class or tranche.

Following an insolvency or bankruptcy of Capital One Funding or following an event of default and acceleration or on the legal maturity date of a series, class or tranche of notes, assets in the asset pool securing that affected series, class or tranche will be sold generally in an aggregate amount not to exceed the Nominal Liquidation Amount of that affected series, class or tranche, plus any past due, accrued and additional interest, of the related series, class or tranche, subject to any further limitations specified in the related prospectus supplement. The proceeds of that sale will be applied, first, to pay the outstanding principal amount of that affected series, class or tranche and, second, to pay any accrued, past due and additional interest, if any, on that affected series, class or tranche of notes on the date of the sale.

A series, class or tranche of notes will be considered to be paid in full, the holders of that series, class or tranche of notes will have no further right or claim, and the issuer will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued, past due and additional interest on that series, class or tranche of notes;

•
for any series, class or tranche of notes, the legal maturity date for such series, class or tranche of notes after giving effect to all deposits, allocations, reallocations, sales of assets and payments to be made on that date; or

•	the date on which a sale of assets has taken place with respect to that series, class or tranche of notes, as described in “Sources of Funds to Pay the Notes—Sale of Assets.”

Subordination of Interest and Principal

Interest and principal payments on subordinated classes of notes of a series will be subordinated as described in the related prospectus supplement.

Principal Amounts allocated to a series of notes may, after Finance Charge Amounts have been applied, first be applied to pay interest on senior classes of notes or the servicing fee allocable to that series. In addition, unless otherwise indicated in the related prospectus supplement, subordinated classes of notes bear the risk of reduction in their Nominal Liquidation Amount due to charge-offs from uncovered Default Amounts in the asset pool securing the related series of notes before senior classes of notes of that series. In a multiple tranche series, charge-offs from uncovered Default Amounts allocated to that series are generally initially allocated to each tranche of that series and then reallocated to the subordinated tranches of that series, reducing the Nominal Liquidation Amount of such subordinated tranches to the extent credit enhancement in the form of subordination is still available for the tranches of senior notes. See “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount.”

In addition, Principal Amounts allocated to a series of notes will be used to fund targeted deposits to the principal funding subaccounts of senior notes of that series before being applied to the principal funding subaccounts of subordinated notes of that series.

Required Subordinated Amount

The required subordinated amount for a senior class or tranche of notes is the amount of subordinated notes that is required to be outstanding and available to provide subordination for that class or tranche of senior notes on the date when that class or tranche of senior notes is issued. This amount or a calculation that determines this amount will be specified in the accompanying prospectus supplement. No class or tranche of notes of a series may be issued unless the required subordinated amount for that class or tranche of notes is available at the time of its issuance, as described in the related prospectus supplement. The required subordinated amount is also used, in conjunction with the consumption of enhancement called usage, to determine the remaining available subordination amount for a tranche of senior notes and whether a class or tranche of subordinated notes of a multiple tranche series may be repaid before its legal maturity date while senior notes of that series are outstanding.

Redemption and Early Redemption of Notes

If so specified in the accompanying prospectus supplement, the servicer, or any affiliate of the servicer, may, at its option, redeem the notes of any series, class or tranche before its expected principal payment date at any time when the outstanding dollar principal amount of the noteholders’ interest in that series, class or tranche is less than 5% – or any other percentage that is specified by the servicer or an affiliate, consistent with sale treatment under generally accepted accounting principles and regulatory accounting principles – of the highest outstanding dollar principal amount at any time of that series, class or tranche. This redemption option is referred to as a clean-up call. The accompanying prospectus supplement will indicate at what times and under what conditions, including any subordination provisions of the senior notes of that series, the servicer or an affiliate may exercise that right of redemption and if the redemption may be made in whole or in part as well as any other terms of the redemption. The issuer will give at least 30 days notice to holders of the affected series, class or tranche of notes before any optional redemption date.

Each series, class and tranche of notes will be subject to mandatory redemption on its expected principal payment date, which will generally be 34 months before its legal maturity date, unless otherwise indicated in the related prospectus supplement. In addition, if any other early redemption event occurs, the issuer will be required to redeem each series, class or tranche of the affected notes before the expected principal payment date of that series, class or tranche of notes; however, if so indicated in the related prospectus supplement for certain such affected series, class or tranche of notes with the benefit of a derivative agreement, subject to certain exceptions, such redemption will not occur earlier than the expected principal payment date of such series, class or tranche of notes. The issuer will give notice to holders of the affected series, class or tranche of notes before an early redemption date. See “The Indenture—Early Redemption Events” for a description of the early redemption events and their consequences to noteholders.

Whenever the issuer redeems a series, class or tranche of notes, it will do so only to the extent that Finance Charge Amounts and Principal Amounts allocated to that series, class or tranche of notes are sufficient to redeem that series, class or tranche of notes, and only to the extent that the notes to be redeemed are not required to provide required subordination for senior notes. A noteholder will have no claim against the issuer if the issuer fails to make a required redemption of a series, class or tranche of notes before the legal maturity date because no funds are available for that purpose or because the notes that would otherwise be redeemed are required to provide subordination for senior notes. The failure to redeem before the legal maturity date under these circumstances will not be an event of default.

If so specified in the related prospectus supplement, the transferor may direct the issuer to redeem the notes of any series, class or tranche before its expected principal payment date. The prospectus supplement will indicate at what times and under what conditions the issuer may exercise that right of redemption and if the redemption may be made in whole or in part, as well as other terms of the redemption.

Issuances of New Series, Classes and Tranches of Notes

Unless otherwise specified in the related prospectus supplement, the issuer may issue a new series, class or tranche of notes or issue additional notes of an existing series, class or tranche only if the conditions of issuance are met (or waived as described below). These conditions include:

•	on or prior to the third Business Day before the new issuance is to occur, the issuer gives the indenture trustee and the rating agencies notice of the new issuance;

•	on or prior to the date that the new issuance is to occur, the issuer delivers to the indenture trustee and each rating agency a certificate to the effect that:

—the
issuer reasonably believes that the new issuance will not (i) cause an early redemption event or event of default and acceleration with respect to any note then outstanding, (ii) adversely affect the amount of funds available to be distributed to noteholders of any series, class or tranche of notes or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes;

—
all instruments furnished to the indenture trustee conform to the requirements of the indenture (and any supplement thereto) and constitute sufficient authority under the indenture (and any supplement thereto) for the indenture trustee to authenticate and deliver the notes;

—	the form and terms of the notes have been established in conformity with the provisions of the indenture (and any supplement thereto); and

—	the issuer shall have satisfied such other matters as the indenture trustee may reasonably request;

•
on or prior to the date that the new issuance is to occur, the issuer delivers to the indenture trustee and each rating agency an opinion of counsel – which may be from internal counsel to the issuer – that all laws and requirements with respect to the execution and delivery by the issuer of the new notes have been complied with, the issuer has the trust power and authority to issue the new notes, and the new notes have been duly authorized and delivered by the issuer, and, assuming due authentication and delivery by the indenture trustee, constitute legal, valid and binding obligations of the issuer enforceable in accordance with their terms, subject to certain limitations and conditions, and are entitled to the benefits of the indenture (and any supplement thereto) equally and ratably with all other notes outstanding, if any, of that series, class or tranche, subject to the terms of the indenture, the related asset pool supplement and each related indenture supplement;

•
on or prior to the date that the new issuance is to occur, the issuer delivers to the indenture trustee and each rating agency a master trust tax opinion for each applicable master trust and an issuer tax opinion with respect to such issuance;

•
if any additional conditions to the issuance of the new notes which may be required by a rating agency that has rated any outstanding series, class or tranche of notes, either the issuer satisfies those conditions or the issuer obtains confirmation from each rating agency that has rated any outstanding series, class or tranche of notes that the new issuance will not have caused a reduction, qualification with negative implications or withdrawal of any then-current rating of any outstanding series, class or tranche of notes;

•	in the case of bearer notes, the notes will be as described in section 163(f)(2)(B) of the Internal Revenue Code and that section will apply to the notes;

•
on or prior to the date that the new issuance is to occur, the issuer delivers to the indenture trustee an asset pool supplement, an indenture supplement and terms document, if applicable, relating to the applicable series, class or tranche of notes;

•	in the case of foreign currency notes, the issuer appoints one or more paying agents in the appropriate countries;

•	the provisions governing required subordinated amounts are satisfied; and

•	any other conditions specified in the related prospectus supplement are satisfied.

If the issuer obtains approval from each rating agency that has rated any outstanding series, class or tranche of notes, then any or all of the conditions described above may be waived or modified. In addition, the issuer may issue rated notes subject to waived, modified or additional conditions agreed to between the issuer and each rating agency rating such notes.

The issuer and the indenture trustee are not required to provide prior notice to, permit any prior review by or to obtain the consent of any noteholder of, any outstanding series, class or tranche to issue any additional notes of any series, class or tranche.

There are no restrictions on the timing or amount of any additional issuance of notes of an outstanding class or tranche of a multiple tranche series, so long as the conditions described above are met or waived. As of the date of any additional issuance of notes in an outstanding class or tranche of notes, the stated principal amount, outstanding dollar principal amount and Nominal Liquidation Amount of that tranche will be increased to reflect the principal amount of the additional notes. If the additional notes are a class or tranche of notes that has the benefit of a derivative agreement, the issuer will enter into a derivative agreement for the benefit of the additional notes. In addition, if the additional notes are a class or tranche of notes that has the benefit of any supplemental credit enhancement agreement or any supplemental liquidity agreement, the issuer will enter into a similar supplemental credit enhancement agreement or supplemental liquidity agreement, as applicable, for the benefit of the additional notes. Furthermore, the targeted deposits, if any, to any Class C reserve account or Class D reserve account will be increased proportionately to reflect the principal amount of the additional notes.

When issued, the additional notes of a tranche will be identical in all respects to the other outstanding notes of that class or tranche equally and ratably entitled to the benefits of the indenture, the related asset pool supplement and the related indenture supplement as applicable to the previously issued notes of such tranche without preference, priority or distinction.

        The issuer may from time to time, without notice to, or the consent of, the registered holders of a series, class or tranche of notes, create and issue additional notes equal in rank to the series, class or tranche of notes offered by the accompanying prospectus supplement in all respects—or in all respects except for the payment of interest accruing prior to the issue date of the further series, class or tranche of notes or except for the first payment of interest following the issue date of the further series, class or tranche of notes. These further series, classes or tranches of notes may be consolidated and form a single series, class or tranche with the previously issued notes and will have the same terms as to status, redemption or otherwise as the previously issued series, class or tranche of notes. In addition, the bank or an affiliate may retain notes of a series, class or tranche upon initial issuance or upon a reopening of a series, class or tranche of notes and may sell them on a subsequent date.

Payments on Notes; Paying Agent

The notes offered by this prospectus and the related prospectus supplement will be delivered in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under  “—Book-Entry Notes” unless the stated principal amount of the notes is denominated in a foreign currency.

The issuer, the indenture trustee and any agent of the issuer or the indenture trustee will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

The issuer will make payments on a note to (a) the registered holder of the note at the close of business on the record date established for the related payment date and (b) the bearer of a note in bearer form upon presentation of that bearer note on the related interest payment date or principal payment date, as applicable.

The issuer has designated the corporate trust office of The Bank of New York in New York City as its paying agent for the notes of each series. The issuer will identify any other entities appointed to serve as paying agents on notes of a series, class or tranche in the related prospectus supplement. The issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, the issuer will be required to maintain a paying agent in each place of payment for a series, class or tranche of notes.

After notice by publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be repaid to the issuer. After funds are repaid to the issuer, the holder of that note may look only to the issuer for payment of that principal or interest.

Denominations

The notes offered by this prospectus will be issued in denominations of $1,000 and multiples of $1,000 in excess of that amount, unless otherwise specified in the related prospectus supplement.

Record Date

The record date for payment of the notes will be the last day of the month before the related payment date, unless otherwise specified in the related prospectus supplement.

Governing Law

The laws of the State of New York will govern the notes and the indenture (and any supplement thereto).

Form, Exchange and Registration and Transfer of Notes

The notes offered by this prospectus and the related prospectus supplement will be issued in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a “book-entry note.” For a description of the special provisions that apply to book-entry notes, see “—Book-Entry Notes.”

        A holder of notes may exchange those notes for other notes of the same class or tranche of any authorized denominations and of the same aggregate stated principal amount, expected principal payment date and legal maturity date, and of like terms.

Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that the issuer designates. Unless otherwise provided in the note to be transferred or exchanged, holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes or other governmental charges described in the indenture (and any supplement thereto) before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

The issuer has appointed The Bank of New York as the note registrar and transfer agent for the notes. The issuer also may at any time designate additional transfer agents for any series, class or tranche of notes. The issuer may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts.

The related prospectus supplement may state that application will be made to list the related series, class or tranche of notes on the Luxembourg Stock Exchange or another exchange.

Book-Entry Notes

The notes offered by this prospectus and the related prospectus supplement will be delivered in book-entry form. This means that, except under the limited circumstances described below under “—Definitive Notes,” purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

Each global note will be held by a securities depository named The Depository Trust Company (DTC) and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture (and any supplement thereto).

The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer book-entry notes.

Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system—such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee—or otherwise indirectly through a participant in DTC. Purchasers of notes in Europe may hold interests in the global notes through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global notes, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

•	the ownership interests of its participants, including the U.S. depositories; and

•	all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing:

•	the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

•	all transfers between these persons.

Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

The issuer, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to book-entry notes. The issuer, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

Until Definitive Notes are issued to the beneficial owners as described below under “—Definitive Notes,” all references to “holders” of notes means DTC. The issuer, the indenture trustee and any paying agent, transfer agent or securities registrar may treat DTC as the absolute owner of the notes for all purposes.

Beneficial owners of book-entry notes should realize that the issuer will make all distributions of principal of and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture (and any supplement thereto), each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream, Luxembourg or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised the issuer that it will take actions under the indenture (and any supplement thereto) only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. A beneficial owner may also experience delays in receiving distributions on his or her notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking institution” within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is indirectly owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Clearstream, Luxembourg

Clearstream, Luxembourg is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear. Clearstream, Luxembourg currently accepts over 110,000 securities issues on its books.

Clearstream, Luxembourg’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.

Euroclear System

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

This information about DTC, Clearstream, Luxembourg and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Notes

The issuer will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by the issuer’s paying agent, The Bank of New York, at the office of the paying agent in New York City that the issuer designates for that purpose.

In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Distributions on book-entry notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

In the event Definitive Notes are issued, distributions of principal of and interest on Definitive Notes will be made directly to the holders of the Definitive Notes in whose names the Definitive Notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

Beneficial owners of book-entry notes may exchange those notes for physical form or Definitive Notes registered in their name only if:

•	DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered “clearing agency” and the issuer is unable to find a qualified replacement for DTC;

•	the issuer, in its sole discretion, elects to terminate its participation in the book-entry system through DTC; or

•
any event of default has occurred with respect to those book-entry notes and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of that class advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the Definitive Notes are available. The appropriate global note will then be exchangeable in whole for Definitive Notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive Notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the Definitive Notes will be recognized as the “holders” of the notes under the indenture (and any supplement thereto).

Replacement of Notes

The issuer will replace at the expense of the holder any mutilated note upon surrender of that note to the indenture trustee. The issuer will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to the issuer and the indenture trustee. In the case of a destroyed, lost or stolen note, the issuer and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and the issuer before a replacement note will be issued, and the issuer may require the payment of a sum sufficient to cover any tax or other governmental charge, and any other expenses (including the fees and expenses of the indenture trustee) in connection with the issuance of a replacement note.

Sources of Funds to Pay the Notes

General

The issuer’s primary assets will consist of one or more collateral certificates issued by master trusts or other securitization special purpose entities whose assets consist primarily of receivables arising in accounts owned or loans originated or purchased by the bank, the savings bank or one of their affiliates (including non-banking affiliates). Each collateral certificate will represent an undivided interest in the assets of the applicable master trust or applicable securitization special purpose entity. In addition to collateral certificates, the assets of the issuer may include receivables that arise in accounts owned or loans originated or purchased by the bank, the savings bank or an affiliate (including any non-banking affiliate) that have been designated to be transferred to the issuer and included in a particular asset pool, provided that such receivables will not be included in the assets of a non-receivables asset pool, such as Asset Pool 1. The assets of the issuer may also include the benefits of one or more derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements, and issuer trust accounts or supplemental accounts established for that asset pool.

As of the initial issuance date, the issuer will own a collateral certificate issued by the Capital One Master Trust, referred to herein as the “COMT collateral certificate.” For a description of the COMT collateral certificate, see “—The COMT Collateral Certificate.” For a description of the master trust, see “The Master Trust.”

Each collateral certificate and receivable transferred to the issuer will be designated for inclusion in a specified asset pool. Payment of principal of and interest on each series, class or tranche of notes will be secured primarily by the assets in a particular asset pool. However, certain designated “non-receivables asset pools” will not be eligible to acquire direct interests in receivables.

As of the date of this prospectus, the only designated asset pool is Asset Pool 1; however, additional asset pools may be created in the future. The COMT collateral certificate is included in Asset Pool 1. Asset Pool 1 is designated as a non-receivables asset pool.

The composition of an asset pool, including Asset Pool 1, will likely change over time due to:

•
the issuer’s or the applicable transferor’s ability to increase and decrease the size (or Invested Amount) of an existing collateral certificate included in that asset pool, such as the COMT collateral certificate in the case of Asset Pool 1;

•	the issuer’s or the applicable transferor’s ability to add additional collateral certificates and to increase and decrease the size of those collateral certificates;

•
for asset pools other than non-receivables asset pools, such as Asset Pool 1, the issuer’s or the applicable transferor’s ability to designate accounts to have their receivables included or to include other loans or assets in that asset pool; and

•
changes in the composition of the receivables transferred to the issuer or the master trusts or other securitization special purpose entities which have transferred a collateral certificate to the issuer, in each case for inclusion in that asset pool, as new receivables are created, existing receivables are paid off or charged-off, additional accounts are designated to have their receivables included in those master trusts or other securitization special purpose entities or that asset pool and accounts are designated to have their receivables removed from those master trusts or from that asset pool or other securitization special purpose entities.

In addition, the occurrence of a pay out event or early amortization event with respect to a collateral certificate will result in an early amortization of that collateral certificate. The payments made upon the occurrence of a pay out event or early amortization event for a collateral certificate may be reinvested in another collateral certificate in that asset pool or directly in receivables in that asset pool or paid to noteholders whose notes are secured by that asset pool or to the transferor or transferors or the holder of the Transferor Interest for that asset pool or deposited in the excess funding account for that asset pool.

        The applicable transferor can increase the Invested Amount of a collateral certificate in order to accommodate the issuance of new notes or solely to increase the size of the Transferor Interest for the applicable asset pool. If there are multiple collateral certificates and receivables in an asset pool, the applicable transferor or transferors can choose to increase one, all or any combination thereof in any amount. Any increase in the Invested Amount of one collateral certificate without a corresponding increase in the Invested Amount of other collateral certificates or receivables in an asset pool will result in a change in the composition of that asset pool. If accounts are designated to the issuer for inclusion in an asset pool, all newly generated receivables in those accounts will be transferred to the issuer and designated for inclusion in that asset pool. The amount of receivables included in an asset pool will likely fluctuate daily as collections are received, receivables are written off as uncollectible and new charges are made. The credit quality of receivables, if any, which will be included in an asset pool on any day may not be the same as the credit quality of the receivables already included in an asset pool. Alternatively, principal payments received on a collateral certificate not allocated to noteholders and not required to be deposited to a principal funding account for the benefit of a series of notes or into the excess funding account need not be reinvested in that collateral certificate. For example, these payments can instead be reinvested in another collateral certificate or directly in receivables or paid to the applicable transferor or transferors, thereby resulting in a shift in the composition of the asset pool. If the Master Trust Transferor Interest of a master trust or other securitization special purpose entity which has issued a collateral certificate to an asset pool is sufficient, and Capital One Funding is the transferor for both the related master trust or securitization special purpose entity and the issuance trust, the Invested Amount of a collateral certificate may be increased with a resulting decrease of the related Master Trust Transferor Interest and an increase in the Transferor Interest for the related asset pool. Any principal payments received under a collateral certificate which are not reinvested in that collateral certificate, because they are allocated to noteholders for deposit to a principal funding account or the excess funding account or reinvested in another collateral certificate or receivables in the asset pool or paid to the applicable transferor, will decrease the size of the Invested Amount of such collateral certificate. In addition, each collateral certificate is subject to its own pay out events under the terms of the applicable trust agreement or pooling agreement. The occurrence of a pay out event with respect to a collateral certificate may result in the early redemption of all of the notes secured by the related asset pool or the related proceeds may be reinvested in another collateral certificate in the asset pool or directly in receivables in that asset pool.

The following discussion pertains to the COMT collateral certificate, which currently is the only collateral certificate in Asset Pool 1. However, as indicated above, the composition of Asset Pool 1 may change over time, and additional collateral certificates may be added to Asset Pool 1 in the future. In the event additional collateral certificates are added to Asset Pool 1, the pertinent characteristics of the collateral certificates added will be described in each applicable prospectus supplement.

The COMT Collateral Certificate

As of the date of this prospectus, the primary source of funds for the payment of principal of and interest on the notes secured by Asset Pool 1 is the COMT collateral certificate issued by the master trust to the issuer. The following discussion and certain discussions in the related prospectus supplement summarize the material terms of the COMT collateral certificate. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the pooling agreement, the related series supplement and the COMT collateral certificate, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. For a description of the master trust and its assets, see “The Master Trust.”

The COMT collateral certificate represents an undivided interest in the assets of the Capital One Master Trust, referred to as the master trust. The COMT collateral certificate is the only certificate issued pursuant to Series 2002-CC of the master trust. The assets of the master trust consist primarily of credit card receivables arising in selected MasterCard and VISA revolving credit card accounts, which receivables have been transferred by the bank or the savings bank to Capital One Funding and have been transferred by Capital One Funding to the master trust. The amount of credit card receivables in the master trust will fluctuate from day to day as new credit card receivables are generated or included in or removed from the master trust and as other credit card receivables are paid off, charged off as uncollectible or otherwise adjusted.

The COMT collateral certificate has no specified interest rate. The issuer, as holder of the COMT collateral certificate, is entitled to receive its allocable share of Finance Charge Collections and Principal Collections payable by the master trust and is assessed its allocable share of Default Amounts. In addition, the holder of the COMT collateral certificate is obligated to pay the portion of the master trust servicing fee allocable to the COMT collateral certificate.

Allocations of Default Amounts, Finance Charge Collections and Principal Collections in the master trust are made pro rata among (1) each series of investor certificates issued by the master trust, including the COMT collateral certificate, based on each investor certificate’s respective Invested Amount, as may be adjusted for any increases or decreases due to payment of principal or reductions of the Invested Amount from charge-offs for uncovered Default Amounts or reallocated Principal Collections in the master trust, (2) Capital One Funding, as the transferor, based on the Master Trust Transferor Interest and (3) in certain circumstances, the interest of certain credit enhancement providers.

The COMT collateral certificate has a fluctuating Invested Amount, not less than zero, that is equal to aggregate Nominal Liquidation Amount of all of the notes secured by Asset Pool 1 minus the aggregate Invested Amount of all other collateral certificates in Asset Pool 1. Therefore, the sum of the Invested Amounts of the collateral certificates in Asset Pool 1 will increase and decrease as the Nominal Liquidation Amounts of the notes secured by Asset Pool 1 increase and decrease. The related transferors will decide in their sole and absolute discretion which collateral certificate Invested Amount or Invested Amounts will increase or decrease as the Nominal Liquidation Amount of the notes secured by Asset Pool 1 increases and decreases. Principal amounts paid to the transferor or transferors may be reinvested in the COMT collateral certificate or other collateral certificates in Asset Pool 1.

The Master Trust Transferor Interest, which is owned by Capital One Funding, represents the interest in the principal receivables in the master trust not represented by the COMT collateral certificate or any other master trust series of investor certificates.

Each month, the master trust will allocate Default Amounts, Finance Charge Collections and Principal Collections to the investor certificates outstanding under the master trust, including the COMT collateral certificate.

In general, the Invested Amount of each series of investor certificates (other than the COMT collateral certificate) issued by the master trust will equal the stated dollar amount of the investor certificates issued to investors in that series, minus (A) unreimbursed charge-offs from uncovered Default Amounts in the master trust allocable to those investors, (B) reallocations of Principal Collections allocated to the series to cover certain shortfalls in Finance Charge Collections for such series and (C) Principal Collections deposited to a master trust principal funding account or paid to those investors.

When no principal amounts are needed for deposit into a master trust principal funding account or needed to pay principal to master trust investors, Principal Collections for all master trust investor certificates are allocated similarly to the allocation of Finance Charge Collections. However, Principal Collections are allocated differently when principal amounts are needed to be deposited into the master trust principal funding accounts for other series or paid to the master trust investors. When the principal amount of a master trust investor certificate begins to accumulate or amortize, Principal Collections continue to be allocated to the investor certificate as if the Invested Amount of that investor certificate had not been reduced by Principal Collections deposited to a master trust principal funding account or paid to master trust investors. During this time of accumulation or amortization, allocations of Principal Collections to the investors in a series of investor certificates issued by the master trust are based on the Invested Amount of that series “fixed” at the time immediately before the first deposit of Principal Collections into a principal funding account or the time immediately before the first payment of Principal Collections to investors of that series.

The COMT collateral certificate will be allocated Principal Collections at all times based on:

•	the sum of the Nominal Liquidation Amounts of all series, classes and tranches of notes secured by Asset Pool 1, minus

•	the sum of the Invested Amounts of each of the other collateral certificates in Asset Pool 1.

For series, classes and tranches of notes secured by Asset Pool 1 which do not require principal amounts to be deposited into a principal funding account or paid to noteholders, the Nominal Liquidation Amount calculation will be “floating,” i.e. calculated at the end of the prior month. For series, classes or tranches of notes secured by Asset Pool 1 which require principal amounts to be deposited into a principal funding account or paid to noteholders, the Nominal Liquidation Amount will be “fixed” immediately before the issuer begins to allocate Principal Amounts to the principal funding subaccount for that series, class or tranche, i.e. calculated at the end of the month prior to any reductions for deposits or payments of principal.

If Principal Collections allocated to the COMT collateral certificate are needed for reallocation to cover certain shortfalls in Finance Charge Amounts, to pay the notes or to make a deposit into the issuer trust accounts within a month, they will be deposited into the master trust collection account and then paid to the issuer for deposit into the Asset Pool 1 collection account. Otherwise, Principal Collections allocated to the COMT collateral certificate will be reallocated to other series of master trust investor certificates which have principal collection shortfalls only to the extent other series of investor certificates have a principal shortfall—which does not reduce the Invested Amount of the COMT collateral certificate—or reinvested in the master trust to maintain the Invested Amount of the COMT collateral certificate. If the COMT collateral certificate has a shortfall in Principal Collections, but other series of investor certificates issued by the master trust have excess Principal Collections, a portion of the excess Principal Collections allocated to other series of investor certificates issued by the master trust will be reallocated to the COMT collateral certificate and any other master trust investor certificate which may have a shortfall in Principal Collections and the COMT collateral certificate’s share of the excess Principal Collections from the other series will be paid to the issuer and treated as Principal Amounts.

Upon a sale of credit card receivables, or interests therein, if required under the pooling agreement following an insolvency or bankruptcy of the transferor or either of the banks, following an event of default and acceleration, or on the applicable legal maturity date for a series, class or tranche of notes secured by Asset Pool 1, as described in the accompanying prospectus supplement, the portion of the Nominal Liquidation Amount, and thereby the portion of the Invested Amount, related to that series, class or tranche will be reduced to zero and that series, class or tranche will no longer receive any allocations of Finance Charge Collections or Principal Collections from the master trust.

Following a Pay Out Event, which is an early redemption event for the notes secured by Asset Pool 1, Principal Collections for any month allocated to the Invested Amount of the COMT collateral certificate will be used to cover principal payments to the issuer as holder of the COMT collateral certificate. The payments made upon the occurrence of a Pay Out Event for the COMT collateral certificate may be reinvested in another collateral certificate in Asset Pool 1.

For a detailed description of the percentage used by the servicer in allocating to the COMT collateral certificate Finance Charge Collections and Default Amounts, see the definition of “Floating Allocation Percentage” in the “Glossary of Defined Terms.” For a detailed description of the percentage used in allocating Principal Collections to the COMT collateral certificate, see the definition of “Principal Allocation Percentage” in the “Glossary of Defined Terms.”

For a detailed description of the application of collections and allocation of Default Amounts by the master trust, see “The Master Trust—Application of Collections” and “—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries” in this prospectus.

For a detailed description of the servicing fee to be paid with respect to the COMT collateral certificate, see “The Master Trust—Servicing Compensation and Payment of Expenses” in this prospectus.

Deposit and Application of Funds in the Issuance Trust

        For each asset pool, the issuer will allocate among the noteholders of each related series and the applicable transferor or transferors, as holders of the Transferor Interest for such asset pool, all Finance Charge Amounts received and all Default Amounts on the assets included in that asset pool based on a varying percentage called the “Floating Allocation Percentage.” For each asset pool, the issuer will allocate among the noteholders of each related series and the applicable transferor or transferors, as holders of the Transferor Interest for such asset pool, all Principal Amounts on the assets included in that asset pool based on a varying percentage called the “Principal Allocation Percentage.” The issuer will make each allocation by reference to the applicable percentage of each series of notes related to an asset pool and the Transferor Percentage for that asset pool. Finance Charge Amounts and Principal Amounts allocated to the noteholders will be applied in accordance with the related prospectus supplement.

If Principal Amounts allocable to any series for any month are less than the targeted monthly principal payments for such series of notes, and any other series of notes has excess Principal Amounts remaining after its application of its allocation as described above, then any such excess will be applied to each other series of notes in that series’s principal sharing group, to the extent such series still needs to cover a monthly principal payment, pro rata based on principal shortfalls for each series in that series’s principal sharing group.

In the case of a series of notes having more than one class or tranche, Principal Amounts and Finance Charge Amounts allocated to that series will be further allocated and applied to each class or tranche in the manner and order of priority described in the related prospectus supplement.

After a sale of assets, or interests therein, if required under the pooling agreement following an insolvency or bankruptcy of a related transferor, following an event of default and acceleration, or on the applicable legal maturity date for a series, class or tranche of notes, as described in the related prospectus supplement, the portion of the Nominal Liquidation Amount related to that series, class or tranche will be reduced to zero and that series, class or tranche will no longer receive any allocations of Finance Charge Collections or Principal Collections from the master trust or any allocations of Finance Charge Amounts or Principal Amounts from the issuer. For a discussion on how assets are selected for sale if multiple assets exist, see “—Sale of Assets” in this prospectus.

The issuer will allocate to the holder or holders of the Transferor Interest for each asset pool the Transferor Percentage for that asset pool of (i) Finance Charge Amounts and investment earnings on amounts on deposit in the collection account and the excess funding account for that asset pool, (ii) Principal Amounts, (iii) the Default Amount and (iv) the servicing fee allocated to that asset pool. However, if the Transferor Interest for that asset pool is, or as a result of the allocation would become, less than the Minimum Transferor Interest for that asset pool or the Pool Balance for that asset pool is, or as a result of the payment would become, less than the Minimum Pool Balance for that asset pool, the amount of Principal Amounts allocated to the holder of the Transferor Interest will be deposited in the excess funding account for that asset pool. Finance Charge Amounts allocated to the holder of the Transferor Interest will be applied to cover certain shortfalls in the amount of investment earnings on investments of funds in certain bank accounts, such as the related principal funding accounts, for the benefit of noteholders to the extent specified in the accompanying prospectus supplement. For each asset pool designated as a non-receivables asset pool, such as Asset Pool 1, no such allocations or deposits will be made.

Transferor Interest

The Transferor Interest for an asset pool will be held by Capital One Funding or another affiliate of the banks. The Transferor Interest may be transferred by the holder in whole or in part subject to certain limitations and conditions described in the trust agreement, the indenture, the related asset pool supplement and the related indenture supplements. The Transferor Interest for each asset pool may be held either in an uncertificated form or in the form of a certificate representing the Transferor Interest, called a transferor certificate.

The amount of the Transferor Interest will fluctuate to reflect the changes in the aggregate Invested Amount of the collateral certificates and the amount of the principal receivables in the related asset pool. As a result, the Transferor Interest of an asset pool will generally increase if there are reductions in the Nominal Liquidation Amount of a note due to payments of principal on such note or a deposit to the principal funding account with respect to that note or an increase in the Invested Amount of a collateral certificate in that asset pool without a corresponding increase in the Nominal Liquidation Amount of notes secured by such asset pool. The Transferor Interest will also fluctuate to reflect the changes in the amount of the principal receivables in the asset pool. The Transferor Interest will generally decrease as a result of the issuance of a new series, class or tranche of notes by the issuance trust which are to be secured by that asset pool, assuming that there is not a corresponding increase in the size of the asset pool.

Each asset pool will have its own Minimum Transferor Interest requirement. For any month, the Minimum Transferor Interest for an asset pool will generally equal a designated percentage of the amount of the principal receivables in that asset pool. For each asset pool designated as a non-receivables asset pool, such as Asset Pool 1, there will be no Minimum Transferor Interest requirement.

If for a period of 30 consecutive days the Transferor Interest for an asset pool averaged over such period is less than the Minimum Transferor Interest for that period, the applicable transferor or transferors will be required to add additional assets to that asset pool within 10 Business Days after the end of that period. If the applicable transferor or transferors are unable to add additional assets when required to do so, an early amortization event will occur with respect to the notes secured by that asset pool.

Minimum Pool Balance

For any asset pool, the pool balance equals (1) the Invested Amount of the outstanding collateral certificates included in that asset pool at the end of the month plus (2) the amount of principal receivables in that asset pool at the end of the month plus (3) the amount on deposit in the excess funding account for that asset pool at the end of the month.

In addition to the Minimum Transferor Interest requirement, each asset pool other than a non-receivables asset pool, such as Asset Pool 1, will have a Minimum Pool Balance requirement.

The Minimum Pool Balance for an applicable asset pool for any month will generally be an amount equal to the sum of (1) for all series, classes and tranches of notes secured by that asset pool during a period in which amounts are targeted to be deposited into the related principal funding account, the sum of the Nominal Liquidation Amount of those series, classes and tranches, each as measured at the end of the day prior to the start of that period for those series, classes or tranches, excluding any series, class or tranche of notes secured by that asset pool which will be paid in full on the applicable payment date for those notes in such month and any series, class or tranche of notes secured by that asset pool which will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in such month and (2) for all other series, classes and tranches of notes secured by that asset pool, the sum of the Nominal Liquidation Amounts of those series, classes and tranches, as measured at the close of business on the last day of that month.

If, as determined on any date of determination, the Pool Balance for an applicable asset pool is less than the Minimum Pool Balance for that asset pool for the prior month, the transferor or transferors will be required to transfer additional collateral certificates or receivables to the issuer and the issuer will be required to designate those additional collateral certificates or receivables for inclusion in that asset pool or the transferor or transferors will be required to increase the Invested Amount of an existing collateral certificate included in that asset pool as described in “—Addition of Assets.” If the issuer is unable to designate additional collateral certificates or receivables for inclusion in that asset pool or if the transferor or transferor fails to increase the Invested Amount of an existing collateral certificate included in that asset pool when required to do so, an early redemption event will occur with respect to the notes secured by that asset pool.

Allocations of Amounts to the Excess Funding Account and Allocations of Amounts on Deposit in the Excess Funding Account

        With respect to each month, if (1) the Transferor Interest for an applicable asset pool is, or as a result of a payment would become, less than the Minimum Transferor Interest for that asset pool or (2) the Pool Balance for an applicable asset pool is, or as a result of a payment would become, less than the Minimum Pool Balance for that asset pool, the issuer will allocate Principal Amounts for that asset pool that would otherwise have been paid to the holder of the Transferor Interest to the excess funding account for that asset pool in an amount equal to the greater of the amount by which the Transferor Interest for that asset pool would be less than the Minimum Transferor Interest for that asset pool and the amount by which the Pool Balance for that asset pool would be less than the Minimum Pool Balance for that asset pool, each determined with respect to the related month.

Amounts on deposit in the excess funding account will be applied as described in the accompanying prospectus supplement.

Asset Pool 1, and any other non-receivable asset pool, will not have an excess funding account.

Reinvestment in Collateral

On each Distribution Date, the reinvestment amount for the prior month for each applicable asset pool will be applied for each applicable asset pool in the following order of priority:

•
If the assets included in that asset pool include one or more collateral certificates, the administrator, on behalf of the issuer, will specify the amount of the reinvestment amount for that asset pool to be applied in order to increase the Invested Amount of each existing collateral certificate included in that asset pool. This amount will be determined by the administrator, on behalf of the issuer, in its own discretion, and no reinvestment will be required. However, the transferor will be required to increase the Invested Amount of an existing collateral certificate included in that asset pool if the Transferor Interest for that asset pool for the prior month did not equal or exceed the Minimum Transferor Interest for that asset pool for the prior month or the Pool Balance for that asset pool for the prior month did not equal or exceed the Minimum Pool Balance for that asset pool for the prior month and the transferor or transferors elects to increase the Invested Amount of one or more existing collateral certificates in that asset pool as described in “—Addition of Assets,” so long as the related pooling agreement allows that reinvestment and the transferor for the related master trust or other securitization special purpose entity agrees to the reinvestment.

•
The remaining amount will be paid to the holder of the Transferor Interest for the applicable asset pool; but, if the Transferor Interest for that asset pool for the prior month did not equal or exceed the Minimum Transferor Interest for that asset pool for the prior month or the pool balance for that asset pool for the prior month did not equal or exceed the Minimum Pool Balance for that asset pool for the prior month, after application of the reinvestment amount, if any, described above, the remaining amount will be deposited by the servicer in the excess funding account for the applicable asset pool.

The reinvestment amount, for any applicable asset pool and any month, will be:

•
the sum of the Principal Amounts allocated to the notes secured by that asset pool, the Finance Charge Amounts allocated to the notes secured by that asset pool to be applied with respect to Default Amounts or deficits in the Nominal Liquidation Amounts, any excess amounts on deposit in any principal funding accounts (or subaccounts thereof) for notes secured by that asset pool that are paid to the issuer or the transferor pursuant to the related indenture supplements for that asset pool, any U.S. dollar payments in respect of principal received by the issuer pursuant to a derivative agreement, and the aggregate amount of the accretion of principal for any discount notes secured by that asset pool that is paid to the issuer pursuant to the related indenture supplements for that asset pool, in each case with respect to that month; minus

•
the sum of the aggregate amount deposited in principal funding accounts (or subaccounts thereof) for notes secured by that asset pool for that month and the amount of Principal Amounts reallocated to pay interest on senior notes or the servicing fee allocable to the related series of notes for that month.

Increases in the Invested Amount of an Existing Collateral Certificate

In addition to the increases described in “—Reinvestment in Collateral,” the Invested Amount of any existing collateral certificate included in an asset pool may be increased by the issuer, at the direction of the administrator, and the applicable transferor on any Business Day in connection with the issuance of an additional series, class or tranche of notes secured by that asset pool or, for collateral certificates other than the COMT collateral certificate, the increase of the Transferor Interest for that asset pool.

Increases in the Invested Amount of an existing collateral certificate included in an asset pool will be funded from the proceeds of the issuance of an additional series, class or tranche of notes or funded by the applicable transferor, which funding may be in cash or through an increase in the Transferor Interest for the asset pool in which that collateral certificate has been designated for inclusion.

Notwithstanding the descriptions of increases in the Invested Amount of any existing collateral certificate included in an asset pool in the two prior paragraphs and in “—Reinvestment in Collateral,” the Invested Amount of an existing collateral certificate included in an asset pool will not be increased, and reinvestment in that collateral certificate will not be permitted, if an early redemption event has occurred with respect to the notes secured by the applicable asset pool as a result of a failure to transfer additional assets to the issuer to be designated for inclusion in that asset pool or a failure to increase the Invested Amount of an existing collateral certificate included in that asset pool at a time when the Pool Balance for that asset pool for the prior month is less than the Minimum Pool Balance for that asset pool for the prior month.

Addition of Assets

In addition to additions of assets for a particular asset pool described in “The Issuer,” the applicable transferor or transferors will have the right, in connection with a particular asset pool, from time to time, (1) for asset pools other than non-receivables pools, such as Asset Pool 1, to designate additional accounts or loans to have their receivables transferred to the issuer to be designated for inclusion in that asset pool, (2) to transfer one or more additional collateral certificates to the issuer to be designated for inclusion in that asset pool or (3) to increase the Invested Amount of one or more existing collateral certificates included in that asset pool. In addition, for asset pools other than non-receivables asset pools, the applicable transferor will be required to designate additional accounts or loans, transfer additional collateral certificates, or increase the Invested Amount of one or more existing collateral certificates included in that asset pool, if on any date of determination, (1) the Transferor Interest for that asset pool is less than the Minimum Transferor Interest for that asset pool for the prior month, or (2) the Pool Balance for that asset pool is less than the Minimum Pool Balance for that asset pool for the prior month. The Transferor Interest and the Pool Balance for an asset pool will be determined in accordance with a method to be determined by the administrator, subject to written confirmation of each rating agency then rating any outstanding notes secured by that asset pool that the ratings of those notes will not be withdrawn or downgraded.

Additional collateral certificates may not be of the same credit quality as the existing collateral certificates, and receivables arising in additional accounts or loans may not be of the same credit quality as the receivables arising in accounts or loans, if any, already included in an asset pool. Additional accounts or loans may have been originated by the bank, the savings bank or an affiliate using credit criteria different from those which were applied by the bank, the savings bank or an affiliate to the accounts or loans already included in an asset pool or may have been acquired by the bank, the savings bank or an affiliate from a third-party institution which may have used different credit criteria from those applied by the bank, the savings bank or their affiliates to the accounts. See “Risk Factors—Addition of credit card receivables to the master trusts or other securitization special purpose entities or the issuer may decrease the credit quality of the assets securing the repayment of your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.”

The transfer to the issuer of additional collateral certificates or receivables arising in additional accounts or loans or the increase of the Invested Amount of an existing collateral certificate, may be subject to conditions described in the related prospectus supplement.

Removal of Assets

The transferor may, but will not be obligated to, designate accounts or loans and the receivables arising under those accounts or loans for removal from an asset pool. The transferor may, but will not be obligated to, designate those accounts or loans and the receivables in those accounts or loans for removal from the assets of the issuer.

Issuer Trust Accounts

The issuer will establish issuer trust accounts for each asset pool. In connection with Asset Pool 1, the issuer has established a collection account for the purpose of receiving amounts payable under the COMT collateral certificate and amounts payable under any other assets in Asset Pool 1, including additional collateral certificates that may be transferred at a later date or collections on receivables that may be held directly by the issuer and allocated to Asset Pool 1.

The issuer will also establish for each asset pool, other than non-receivables asset pools, an excess funding account for that asset pool for the purpose of depositing Principal Collections allocated to that asset pool that would otherwise be paid to the holder of the Transferor Interest with respect to that asset pool, if the payment of such Principal Collections to the holder of the Transferor Interest with respect to that asset pool would cause that Transferor Interest for that asset pool to be less than the Minimum Transferor Interest for that asset pool or the Pool Balance for that asset pool to be less than the Minimum Pool Balance for that asset pool. For an asset pool not designated as having a Transferor Interest, such as Asset Pool 1, such asset pool will not have a Minimum Transferor Interest or Minimum Pool Balance requirement.

If so specified in the related prospectus supplement, the issuer may direct the indenture trustee to establish and maintain in the name of the indenture trustee supplemental trust accounts for any series, class or tranche of notes for the benefit of the related noteholders.

The supplemental trust accounts described in this section are referred to as issuer accounts. Issuer trust accounts are Eligible Deposit Accounts and amounts maintained in issuer trust accounts may only be invested in Eligible Investments.

Derivative Agreements

Some notes may have the benefits of one or more derivative agreements, which may be a currency, interest rate or other swap, a cap, a collar, a guaranteed investment contract or other similar arrangements with various counterparties. In general, the issuer will receive payments from counterparties to the derivative agreements in exchange for the issuer’s payments to them, to the extent required under the derivative agreements. Payments received under derivative agreements with respect to interest payments on dollar notes in a series, class or tranche will generally be treated as Finance Charge Amounts for such series, class or tranche. The specific terms of a derivative agreement applicable to a series, class or tranche of notes and a description of the related counterparty will be included in the related prospectus supplement. The banks or any of their affiliates may be counterparties to a derivative agreement.

Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements

        Some notes secured by Asset Pool 1 may have the benefit of one or more additional forms of credit enhancement agreements – referred to herein as “supplemental credit enhancement agreements” – such as a letter of credit or surety bond or other similar arrangement with various credit enhancement providers. In addition, some notes secured by Asset Pool 1 may have the benefit of one or more forms of supplemental liquidity agreements – referred to herein as “supplemental liquidity agreements” – such as a liquidity facility or other similar arrangements with various liquidity providers. The specific terms of any supplemental credit enhancement agreement or supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the related prospectus supplement for a series, class or tranche of notes. The banks or any of their affiliates may be providers of any supplemental credit enhancement agreement or supplemental liquidity agreement.

Sale of Assets

In addition to a sale of assets if required under the pooling agreement following the insolvency or bankruptcy of Capital One Funding as transferor under the master trust, if a series, class or tranche of notes has an event of default and is accelerated before its legal maturity date, the issuer or a master trust may sell assets, or interests therein, if the conditions described in “The Indenture—Events of Default” and “—Events of Default Remedies” are satisfied, and with respect to subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series. This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of the affected series, class or tranche.

Any sale of assets for a subordinated tranche of notes in a multiple tranche series may be delayed until (1) the senior classes of notes of the same series are prefunded sufficiently, (2) enough notes of senior classes are repaid, or (3) new subordinated notes have been issued, in each case, to the extent that the subordinated tranche is no longer needed to provide the required subordination for the senior notes of that series. In a multiple tranche series, if a senior tranche of notes directs a sale of assets, then after the sale, that tranche will no longer be entitled to subordination from subordinated classes of notes of the same series.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, a sale of assets will automatically take place on that date regardless of the subordination requirements of any senior classes of notes. Proceeds from the sale and amounts on deposit in the issuer trust accounts related to that tranche will be immediately paid to the noteholders of that tranche.

The amount of assets sold will be up to the Nominal Liquidation Amount of, plus any accrued, past due and additional interest on, the related series, class or tranche of notes, subject to any further limitations described in the related prospectus supplement. The Nominal Liquidation Amount of that series, class or tranche of notes will be automatically reduced to zero upon such sale. No more Principal Amounts or Finance Charge Amounts will be allocated to that series, class or tranche of notes. Noteholders of that series, class or tranche will receive the proceeds of the sale in an amount not to exceed the outstanding principal amount of their notes, plus any past due, accrued and additional interest on, such series, class or tranche of notes. The notes of that series, class or tranche are no longer outstanding under the indenture (or any supplement thereto) once the sale occurs.

After giving effect to a sale of assets for a series, class or tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that series, class or tranche of notes. This deficiency can arise because the Nominal Liquidation Amount of that series, class or tranche was reduced before the sale of receivables or because the sale price for the receivables was less than the outstanding dollar principal amount and accrued, past due and additional interest. Unless otherwise specified in the related prospectus supplement, these types of deficiencies will not be reimbursed.

Limited Recourse to the Issuer; Security for the Notes

        Only the portion of Finance Charge Amounts and Principal Amounts allocable to a series, class or tranche of notes after giving effect to all allocations and reallocations thereof, funds on deposit in the applicable issuer trust accounts, funds available pursuant to any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement, and proceeds of sales of assets will provide the source of payment for principal of or interest on any series, class or tranche of notes. Noteholders will have no recourse to any other assets of the issuer, including any assets designated to another asset pool, or any other or any other person or entity for the payment of principal of or interest on the notes.

The notes supported by an asset pool are secured by a shared security interest in the assets of that asset pool, including the collection account and the excess funding account, but each series, class or tranche of notes is entitled to the benefits of only that portion of those assets allocated to it under the indenture, the related asset pool supplement and the related indenture supplement. Each series, class or tranche of notes is also secured by a security interest in any applicable supplemental account and any applicable derivative agreement, any supplemental credit enhancement agreement and any supplemental liquidity agreement.

The Indenture

The notes will be issued pursuant to the terms of the indenture, an asset pool supplement and a related indenture supplement. The following discussion and the discussions under “The Notes” in this prospectus and certain sections in the prospectus summary summarize the material terms of the notes, the indenture, the related asset pool supplement and the related indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, the related asset pool supplement and the related indenture supplement.

Indenture Trustee

The Bank of New York is the trustee under the indenture (and any supplement thereto) for each series, class and tranche of notes issued by the issuer. Its principal corporate trust office is located at 101 Barclay Street, Floor 8 West, New York, New York 10286.

The indenture trustee may resign at any time by giving written notice to the issuer. The issuer may also remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture (and any supplement thereto), the indenture trustee fails to comply with the Trust Indenture Act of 1939, as amended, or if the indenture trustee becomes insolvent. In all circumstances, the issuer must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment. If an instrument of acceptance by a successor indenture trustee has not been delivered to the indenture trustee within 30 days of giving notice of removal, the indenture trustee may petition a court of competent jurisdiction to appoint a successor indenture trustee.

The issuer or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.

Issuer Covenants

The issuer will not, among other things:

•
claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law (including foreign withholding),

•	voluntarily dissolve or liquidate, or

•
permit (A) the validity or effectiveness of the indenture (or any supplement thereto) to be impaired, or permit the lien created by the indenture (or any supplement thereto) to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien in favor of the indenture trustee created by the indenture (or any supplement thereto)) to be created on or extend to or otherwise arise upon or burden the collateral designated for inclusion in an asset pool securing the notes or proceeds thereof or (C) the lien in favor of the indenture trustee of the indenture (or any supplement thereto) not to constitute a valid first priority security interest in the collateral designated for inclusion in an asset pool.

The issuer may not engage in any activity other than the activities described in “The Issuer” in this prospectus.

The issuer will also covenant that if:

•
the issuer defaults in the payment of interest on any series, class or tranche of notes when such interest becomes due and payable and such default continues for a period of 35 days following the date on which such interest became due and payable, or

•	the issuer defaults in the payment of the principal of any series, class or tranche of notes on its legal maturity date,

provided with respect to that series, class or tranche, the issuer will, upon demand of the indenture trustee, pay to the indenture trustee, for the benefit of the holders of any such notes of the affected series, class or tranche, the whole amount then due and payable on any such notes for principal and interest, after giving effect to any allocation and subordination requirements described in this prospectus and the related prospectus supplement, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest. In addition, the issuer will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and all other compensation due to the indenture trustee. If the issuer fails to pay such amounts upon such demand, the indenture trustee may institute a judicial proceeding for the collection of the unpaid amounts described above.

Early Redemption Events

The issuer will be required to repay in whole or in part, to the extent that funds are available for repayment after giving effect to all allocation and reallocations and, with respect to subordinated notes of a multiple tranche series, to the extent payment is permitted by the subordination provisions of the senior notes of the same series, each affected series, class or tranche of notes upon the occurrence of an early redemption event.

Early redemption events include the following:

•	the occurrence of an event of default and acceleration of the notes of a series, class or tranche;

•	with respect to any series, class or tranche of notes, the occurrence of the expected principal payment date of such series, class or tranche of notes;

•	the issuer becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

•	the occurrence of certain events of bankruptcy or insolvency of the transferor; and

•	with respect to any series, class or tranche of notes, any additional early redemption event specified in the related prospectus supplement.

        The amount repaid with respect to a tranche of notes will equal the outstanding principal amount of that tranche, plus accrued, past due and additional interest to but excluding the date of repayment. If the amount of Finance Charge Amounts and Principal Amounts allocable to the series, class or tranche of notes to be redeemed, together with funds on deposit in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount and any amounts payable to the issuer under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement are insufficient to pay the redemption price in full on the next payment date after giving effect to the subordination provisions and allocations to any other notes ranking equally with that note, monthly payments on the notes to be redeemed will thereafter be made on each payment date until the outstanding principal amount of the notes plus all accrued, past due and additional interest are paid in full, or the legal maturity date of the notes occurs, whichever is earlier. However, if so specified in the related prospectus supplement, subject to certain exceptions, any notes that have the benefit of a derivative agreement will not be redeemed prior to such notes’ expected principal payment date.

No Principal Amounts will be allocated to a series, class or tranche of notes with a Nominal Liquidation Amount of zero, even if the stated principal amount of that series, class or tranche has not been paid in full. However, any funds previously deposited in the applicable principal funding subaccount, interest funding subaccount and Class C reserve subaccount and any amounts received from an applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement will still be available to pay principal of and interest on that series, class or tranche of notes. In addition, if Finance Charge Amounts are available, they can be applied to reimburse reductions in the Nominal Liquidation Amount of that series, class or tranche resulting from reallocations of Principal Amounts to pay interest on senior classes of notes or the master trust servicing fee, or from charge-offs from uncovered Default Amounts.

Payments on redeemed notes will be made in the same priority as described in the related prospectus supplement. The issuer will give notice to holders of the affected notes before an early redemption date.

Events of Default

Each of the following events is an event of default for any affected series, class or tranche of notes:

•	with respect to any series, class or tranche of notes, as applicable, the issuer’s failure, for a period of 35 days, to pay interest on such notes when such interest becomes due and payable;

•	with respect to any series, class or tranche of notes, the issuer’s failure to pay the stated principal amount of such series, class or tranche of notes on the applicable legal maturity date;

•
the issuer’s default in the performance, or breach, of any other of its covenants or warranties in the indenture (or any supplement thereto), for a period of 60 days after the indenture trustee or the holders of at least 25% of the aggregate in outstanding dollar principal amount of the outstanding notes of any affected series, class or tranche has provided written notice requesting remedy of such breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 60-day period;

•	the occurrence of certain events of bankruptcy or insolvency of the issuer; or

•	with respect to any series, class or tranche, any additional events of default specified in the prospectus supplement relating to the series, class or tranche.

Failure to pay the full stated principal amount of a note on its expected principal payment date will not constitute an event of default. An event of default with respect to one series, class or tranche of notes will not necessarily be an event of default with respect to any other series, class or tranche of notes.

It is not an event of default if the issuer fails to redeem a note because it does not have sufficient funds available or because payment of principal of a subordinated note is delayed because it is necessary to provide required subordination for a senior class of notes.

Events of Default Remedies

        The occurrence of an event of default involving the bankruptcy or insolvency of the issuer results in an automatic acceleration of all of the notes, without notice or demand to any person, and the issuer will automatically and immediately be obligated to pay off the notes to the extent funds are available. If other events of default occur and are continuing with respect to any series, class or tranche, either the indenture trustee or the holders of more than a majority in aggregate outstanding dollar principal amount of the notes of the affected series, class or tranche may declare by written notice to the issuer the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate outstanding dollar principal amount of outstanding notes of the affected series, class or tranche.

If a series, class or tranche of notes is accelerated before its legal maturity date, the indenture trustee may at any time thereafter, and at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of the affected series, class or tranche at any time thereafter will sell or direct the sale of assets, in an amount up to the Nominal Liquidation Amount of the affected series, class or tranche of notes plus any accrued, past due and additional interest on the affected series, class or tranche, as described in “Sources of Funds to Pay the Notes—Sale of Assets,” but only if at least one of the following conditions is met:

•	the noteholders of 90% of the aggregate outstanding dollar principal amount of the accelerated series, class or tranche of notes consent; or

•
the net proceeds of such sale (plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement, supplemental credit enhancement agreement and supplemental liquidity agreement) would be sufficient to pay all outstanding amounts due on the accelerated series, class or tranche of notes; or

•
if the indenture trustee determines that the funds to be allocated to the accelerated series, class or tranche of notes may not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and the noteholders of not less than 66 2/3% of the aggregate outstanding principal dollar amount of notes of the accelerated series, class or tranche, as applicable, consent to the sale.

In addition, a sale of assets following an event of default and acceleration of a subordinated tranche of notes of a multiple tranche series may be delayed as described under “Sources of Funds to Pay the Notes—Sale of Assets” if the payment is not permitted by the subordination provisions of the senior class of notes of the same series.

If an event of default occurs relating to the failure to pay principal of or interest on a series, class or tranche of notes in full on the legal maturity date, assets will automatically be sold on the date, as described in “Sources of Funds to Pay the Notes—Sale of Assets.”

Following the sale of assets for a series, class or tranche of notes, the Nominal Liquidation Amount of that series, class or tranche will be automatically reduced to zero and Principal Amounts and Finance Charge Amounts will no longer be allocated to that series, class or tranche. Holders of the applicable series, class or tranche of notes will receive the proceeds of the sale plus any amounts on deposit in issuer trust accounts that are allocable to that series, class or tranche in an amount not to exceed the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that series, class or tranche of notes.

Any money or other property collected by the indenture trustee in connection with a sale of assets following an event of default with respect to a series, class or tranche of notes will be applied in the following priority, at the date fixed by the indenture trustee:

•
first, to pay all compensation owed to the indenture trustee for services rendered in connection with the indenture (and any supplement thereto), reimbursements to the indenture trustee for all reasonable expenses, disbursements and advances incurred or made in accordance with the indenture (and any supplement thereto), or indemnification of the indenture trustee for any and all losses, liabilities or expenses incurred without negligence or bad faith on its part, arising out of or in connection with its administration of the issuer;

•	second, to pay the amounts of interest and principal then due and unpaid and any accrued, past due and additional interest on the notes of that series, class or tranche;

•	third, to pay any servicing fees owed to the applicable servicer and any other fees or expenses then owing that series, class or tranche; and

•	fourth, to pay any remaining amounts to the issuer.

If a sale of assets does not take place following an acceleration of a series, class or tranche of notes, then:

•
The issuer will continue to hold the assets, and distributions on the assets will continue to be applied in accordance with the distribution provisions of the indenture, the asset pool supplement and the indenture supplement.

•
Principal will be paid on the accelerated series, class or tranche of notes to the extent funds are received by the issuer and available to the accelerated series, class or tranche after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes of the same series.

•
If the accelerated notes are a subordinated tranche of notes of a multiple tranche series, and the subordination provisions prevent the payment of the accelerated subordinated tranche, prefunding of the senior classes of that series will begin, as provided in the applicable indenture supplement. Thereafter, payment will be made to the extent provided in the applicable indenture supplement.

•
On the legal maturity date of the accelerated notes, if the notes have not been paid in full, the indenture trustee will the direct the sale of assets as provided in the applicable indenture supplement.

The holders of a majority in aggregate outstanding dollar principal amount of any accelerated series, class or tranche of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture, the asset pool supplement or the related indenture supplement or have a substantial likelihood of involving the indenture trustee in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on such note on the legal maturity date expressed in such note, and such right will not be impaired without the consent of that noteholder; provided, however, that the obligation to pay principal of or interest on the notes or any other amount payable to any noteholder will be without recourse to any transferor, indenture trustee, owner trustee or any affiliate, or any officer, employee or director thereof, and the obligation of the issuer to pay principal of or interest on the notes or any other amount payable to any noteholder will be subject to the allocation and payment provisions in the applicable asset pool supplement and the applicable indenture supplement and limited to amounts available (after giving effect to such allocation and payment provisions) from the collateral pledged to secure the notes of the applicable asset pool.

Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture (and any supplement thereto) unless the holders of affected notes offer the indenture trustee reasonable indemnity. Upon acceleration of the maturity of a series, class or tranche of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for its unpaid fees and expenses.

The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against the issuer, the banks, Capital One Funding, the master trust or any other master trust for which the banks or Capital One Funding or any of their affiliates is transferor or servicer, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Meetings

If the notes of a series, class or tranche are issuable in whole or in part as bearer notes, a meeting of noteholders of notes of the series, class or tranche may be called at any time and from time to time pursuant to the indenture to make, give or take any action provided by the indenture (or any supplement thereto).

        The indenture trustee will call a meeting upon request of the issuer or the holders of at least 10% in aggregate outstanding dollar principal amount of the outstanding notes of the series, class or tranche issuable in whole or in part as bearer notes. In any case, a meeting will be called after notice is given to holders of notes in accordance with the indenture. The indenture trustee may call a meeting of the holders of notes of a series, class or tranche at any time for any purpose.

The quorum for a meeting is a majority of the holders of the outstanding dollar principal amount of the related series, class or tranche of notes, as the case may be, unless a higher percentage is specified for approving action taken at the meeting, in which case the quorum is the higher percentage.

Voting

Any action or vote to be taken by the holders of a majority, or other specified percentage, of any series, class or tranche of notes may be adopted by the affirmative vote of the holders of a majority, or the applicable other specified percentage, of the aggregate outstanding dollar principal amount of the outstanding notes of that series, class or tranche, as the case may be.

Any action or vote taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the affected notes or the affected series, class or tranche of notes, as the case may be.

Notes held by the issuer, the transferor or their affiliates will not be deemed outstanding for purposes of voting or calculating a quorum at any meeting of noteholders.

Amendments to the Indenture, the Asset Pool Supplements and the Indenture Supplements

The issuer and the indenture trustee may amend, supplement or otherwise modify the indenture, any asset pool supplement or any indenture supplement without the consent of any noteholder upon delivery of a master trust tax opinion and an issuer tax opinion, as described under “—Tax Opinions for Amendments” below, and upon delivery by the issuer to the indenture trustee of an officer’s certificate to the effect that the issuer reasonably believes that such amendment will not and is not reasonably expected to (i) result in the occurrence of an early redemption event or event of default for any series, class or tranche of notes, (ii) adversely affect the amount of funds available to be distributed to the noteholders of any series, class or tranche of notes or the timing of such distributions, or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes in the related asset pool. Such amendments to the indenture, any asset pool supplement or any indenture supplement may:

•	evidence the succession of another entity to the issuer, and the assumption by such successor of the covenants of the issuer in the indenture (or any supplement thereto) and the notes;

•
add to the covenants of the issuer, or have the issuer surrender any of its rights or powers under the indenture (or any supplement thereto), for the benefit of the noteholders of any or all series, classes or tranches;

•
cure any ambiguity, correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture (or any supplement thereto), or make any other provisions with respect to matters or questions arising under the indenture (or any supplement thereto);

•	add to the indenture (or any supplement thereto) certain provisions expressly permitted by the Trust Indenture Act of 1939, as amended;

•	establish any form of note, or to add to the rights of the holders of the notes of any series, class or tranche;

•
provide for the acceptance of a successor indenture trustee under the indenture with respect to one or more series, classes or tranches of notes and add to or change any of the provisions of the indenture (or any supplement thereto) as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

•	add any additional early redemption events or events of default with respect to the notes of any or all series, classes or tranches;

•
provide for the consolidation of any master trust and the issuer into a single entity or the transfer of assets in the master trust to the issuer after the termination of all series of master trust investor certificates (other than the related collateral certificate);

•
if one or more transferors are added to, or replaced under, a transfer and servicing agreement, a transfer and administration agreement or the pooling agreement, or one or more beneficiaries are added to, or replaced under, the trust agreement, make any necessary changes to the indenture (or any supplement thereto) or any other related document;

•	to establish an asset pool and to describe the terms of the asset pool or to add to the rights of noteholders whose notes are secured by an asset pool;

•	provide for additional or alternative forms of credit enhancement for any tranche of notes;

•	to comply with any regulatory, accounting or tax laws; or

•	qualify for sale treatment under generally accepted accounting principles.

By purchasing an interest in any note, each noteholder will be deemed to have consented to amendments to the indenture, the applicable asset pool supplement or any indenture supplement to satisfy accounting requirements for off-balance sheet treatment for receivables in the issuance trust, including amendments providing for the transfer of receivables and the Transferor Interest to a newly formed bankruptcy remote special purpose entity that would then transfer the receivables to the issuer. Promptly following the execution of any amendment to the indenture, the applicable asset pool supplement and the applicable indenture supplement, the indenture trustee will furnish written notice of the substance of such amendment to each noteholder.

The indenture, any asset pool supplement or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery of a master trust tax opinion and an issuer tax opinion, as described under “—Tax Opinions for Amendments” below, for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, the indenture, any asset pool supplement or any indenture supplement or of modifying in any manner the rights of the holders of the notes under the indenture, any asset pool supplement or any indenture supplement; provided, however, that the issuer shall (i) deliver to the indenture trustee and the owner trustee an officer’s certificate to the effect that the issuer reasonably believes that such amendment will not and is not reasonably expected to (a) result in the occurrence of an early redemption event or event of default, (b) adversely affect the amount of funds available to be distributed to the noteholders or any series, class or tranche of notes or the timing of such distributions, or (c) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes in the related asset pool and (ii) receive written confirmation from each rating agency that such amendment will not result in the reduction or withdrawal of the ratings of any outstanding notes which it has rated.

The indenture trustee may, but shall not be obligated to, enter into any amendments which adversely affects the indenture trustee’s rights, duties, benefits, protections, privileges or immunities under the indenture (or any supplement thereto).

        The issuer and the indenture trustee, upon delivery of a master trust tax opinion and an issuer tax opinion, as described under “—Tax Opinions for Amendments,” may modify and amend the indenture, any asset pool supplement or any indenture supplement, for reasons other than those stated in the prior paragraphs, with prior notice to each rating agency and the consent of the holders of more than 66 2/3% of the outstanding dollar principal amount of each series, class or tranche of notes affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of 100% of each outstanding series, class or tranche of notes affected by the modification or amendment:

•	a change in any date scheduled for the payment of interest on any note or the expected principal payment date or legal maturity date of any note;

•
a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the Adjusted Outstanding Dollar Principal Amount, or the Nominal Liquidation Amount in a manner that is adverse to any noteholder;

•	a reduction of the amount of a discount note payable upon the occurrence of an early redemption event or other optional or mandatory redemption or upon the acceleration of its maturity;

•	an impairment of the right to institute suit for the enforcement of any payment on any note;

•
a reduction of the percentage in outstanding dollar principal amount of the notes of any outstanding series, class or tranche, the consent of whose holders is required for modification or amendment of any indenture supplement or for waiver of compliance with provisions of the indenture or for waiver of defaults and their consequences provided for in the indenture;

•
a modification of any of the provisions governing the amendment of the indenture, any asset pool supplement, any indenture supplement or the issuer’s covenants not to claim rights under any law which would affect the covenants or the performance of the indenture, any asset pool supplement or any indenture supplement, except to increase any percentage of noteholders required to consent to any such amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by such modification;

•	permission being given to create any lien or other encumbrance on the collateral of any asset pool securing any notes ranking senior to the lien of the indenture;

•	a change in the city or political subdivision so designated with respect to any series, class or tranche of notes where any principal of, or interest on, any note is payable; or

•	a change in the method of computing the amount of principal of, or interest on, any note on any date.

The holders of a majority in aggregate outstanding dollar principal amount of the notes of an affected series, class or tranche may waive, on behalf of the holders of all the notes of that series, class or tranche, compliance by the issuer with specified restrictive provisions of the indenture or the related indenture supplement.

The holders of a majority in aggregate outstanding dollar principal amount of the notes of an affected series, class or tranche may, on behalf of all holders of notes of that series, class or tranche, waive any past default under the indenture or the indenture supplement with respect to notes of that series, class or tranche. However, the consent of the holders of all outstanding notes of a series, class or tranche is required to waive any past default in the payment of principal of, or interest on, any note of that series, class or tranche or in respect of a covenant or provision of the indenture (or any supplement thereto) that cannot be modified or amended without the consent of the holders of each outstanding note of that series, class or tranche.

Tax Opinions for Amendments

        No amendment to the indenture, any asset pool supplement, any indenture supplement, any master trust agreement which has a collateral certificate in the issuance trust or the trust agreement will be effective unless the issuer has delivered to the indenture trustee, the owner trustee and the rating agencies an opinion of counsel that for federal income tax purposes (1) the amendment will not adversely affect the tax characterization as debt of any outstanding series, class or tranche of notes that were characterized as debt at the time of their issuance, (2) following the amendment, the issuer will not be treated as an association, or publicly traded partnership, taxable as a corporation and (3) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of any such note.

Addresses for Notices

Notices to holders of notes will be given by mail sent to the addresses of the holders as they appear in the note register or as otherwise specified in the related prospectus supplement.

Issuer’s Annual Compliance Statement

The issuer will be required to furnish annually to the indenture trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture (or any supplement thereto) as well as the presence or absence of defaults under the indenture (or any supplement thereto).

Indenture Trustee’s Annual Report

To the extent required by the Trust Indenture Act, as amended, the indenture trustee will mail each year to all registered noteholders a report concerning:

•	its eligibility and qualifications to continue as trustee under the indenture,

•	any amounts advanced by it under the indenture (or any supplement thereto),

•	the amount, interest rate and maturity date or indebtedness owing by the issuer to it in the indenture trustee’s individual capacity,

•	the property and funds physically held by it as indenture trustee,

•	any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported, and

•	any action taken by it that materially affects the notes and that has not previously been reported.

List of Noteholders

Three or more holders of notes of any series, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of the issuer for purposes of communicating with other noteholders concerning their rights under the indenture (or any supplement thereto) or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

Reports

Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. These reports will not be sent to noteholders. See “Where You Can Find More Information” in this prospectus for information as to how these reports may be accessed.

On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See “Federal Income Tax Consequences” in this prospectus.

The Bank’s Credit Card and Lending Business

Business Overview

        The bank is engaged in secured and unsecured lending in the United States and internationally. The Bank Portfolio consists primarily of unsecured consumer loans for which the credit extension vehicle is principally a credit card or an access check. The bank is a member of both the VISA and MasterCard associations. References in this section to the “bank” shall, unless the context otherwise requires, mean Signet Bank prior to November 22, 1994 and Capital One Bank (including, if the context requires, its predecessor) on and after November 22, 1994.

The receivables conveyed to the master trust pursuant to the pooling agreement have been and will primarily be generated from transactions made by holders of selected VISA and MasterCard credit card accounts, including premium accounts and standard accounts. Generally, both premium and standard accounts undergo a similar credit analysis, but premium accounts may have higher initial credit limits.

The growth achieved by the bank has been largely due to general industry dynamics that have existed over the past several years and the success of the information-based test and learn strategy adopted by the bank in 1988. This strategy is designed to differentiate customers based on credit risk, usage, customer preference and other characteristics and to capture profitable opportunities by effectively matching client characteristics with attractive product offerings. Through this methodology, the bank is able to design and test many products and subsequently target customized solicitations at various customer segments, thereby enhancing customer response levels and the returns on solicitation expenditures within given underwriting parameters. The bank has applied this test and learn strategy to other areas of its businesses, including account management, credit line management, pricing strategies, usage stimulation, collections, recoveries and account and balance retention. Management believes that this disciplined strategy has allowed the bank to gain market share in a highly competitive environment.

The bank has been an innovator of strategies designed to attract customers. The initial strategy was to offer credit card products with low introductory rates and a balance transfer option. Faced with increased competition for these products, the bank expanded its product offerings to include secured cards, low fixed-rate products and other customized credit cards, including affinity and co-branded, student and other accounts. These strategies, combined with the bank’s segmenting and targeting capabilities, have contributed to the growth in recent periods of the bank’s account originations and account balances.

The bank and its affiliates currently service the Bank Portfolio through facilities in Richmond, Virginia, Fredericksburg, Virginia, Tampa, Florida, Dallas, Texas and Seattle, Washington. The bank’s underwriting, customer service and collection procedures, described below, are subject to change as the competitive environment, industry practice, legal requirements or the bank’s business objectives may require. In addition, in the future, the bank or its affiliates may acquire accounts originated by third parties.

Underwriting Procedures

The bank originates accounts through:

•	applications mailed directly to prospective accountholders,

•	direct mail and telemarketing solicitations for accounts from individuals whose creditworthiness was prescreened,

•	arrangements with affinity groups and partnerships,

•	conversion of existing non-premium accounts to premium accounts,

•	applications taken over the telephone or through the internet from prospective accountholders,

•	newspaper, magazine, radio and television advertisements, and

•	location or event marketing.

For account originations and solicitation activity since 1990, the bank has focused largely on prescreened direct mail and telemarketing targeted to multiple customer segments with varying combinations of product structure and pricing. In general, the bank’s prescreening and underwriting criteria are intended to identify and avoid potential losses. These procedures are based on limited information, however, and it is not possible for the bank to identify all potential losses. The following describes the process by which the bank originates accounts.

Generally, the credit risk of each applicant is evaluated by use of a credit scoring system, which is intended to provide a general indication, based on the information available, of the applicant’s willingness and ability to repay his or her obligations. Most applications are scored based on the information received on the application as well as data obtained from an independent credit reporting agency. In select cases, based on certain criteria, including likelihood of fraud, and in accordance with criteria established by the bank’s management, further verification of information by telephone or in writing may be required. Credit limits, and with respect to the secured credit card program, collateral amounts, are determined based on information obtained from the application and the independent credit reporting agency. Accountholder requests for increased credit limits are evaluated based on a current credit reporting agency report, updated application data and prior account performance.

The bank’s accounts are grouped by solicitation for purposes of administrative convenience. A solicitation represents a group of accounts established from replies to a specific mailing, telemarketing program or advertisement program. Each program has a discrete set of underwriting criteria corresponding to it. Product information for a particular solicitation is mailed within a discrete period.

The bank’s prescreened account solicitation processes generally use information from credit reporting agencies to identify consumers who are likely to respond and be approved for a credit card account. In the prescreening process, credit reporting agencies provide the bank with a list of potential customers whose credit meets or exceeds underwriting standards determined by the bank in advance. This list of names is further refined through the use of additional criteria developed internally by the bank. Every name on the resulting list then receives by direct mail an application for a firm offer of credit. The underwriting criteria used to prescreen potential applicants varies over time in accordance with the bank’s established lending guidelines relating to the operation of its revolving lending business, as such guidelines may be changed from time to time, and include various models, including risk models, designed to predict the credit risk of potential cardholders.

In order to confirm approval and establish the amount of the customer’s credit line, returned applications are subject to the back-end verification process. Each customer whose credit request meets all of the underwriting criteria is generally offered a line of credit in excess of a minimum level, which is generally $200, although lower levels exist and may be offered.

For non-prescreened solicitations, the bank acquires names from a variety of sources, including list vendors, “take one” applications, internet advertising and other media venues. Using internal and external sources to ensure quality and accuracy, prospective customers are mailed solicitations. The bank approves or declines respondents based on both the characteristics drawn from the application and a credit reporting agency report.

The bank tracks and continually tests the results of each mailing. Extensive management information systems and processes enable management to monitor continuously the effectiveness of prescreening and underwriting criteria. Criteria are periodically modified based on the results obtained from this process.

Each account is subject to certain terms and conditions, including the right of the bank to change or terminate any terms, conditions, services or features of the account (including increasing or decreasing periodic rate finance charges, other charges, minimum payments or, with respect to secured credit card accounts, the amount of the related deposit). The terms of the lending agreements are governed by Virginia and federal law. Credit limits are adjusted periodically based upon the bank’s continuing evaluation of an accountholder’s overall credit behavior.

Under the bank’s secured credit card programs, an accountholder provides the bank with a sum of money as security for such accountholder’s payment obligations arising under the secured credit card. Such funds secure payment equal to all, or a portion, of the credit limit available to the accountholder. The bank deposits the funds, on behalf of the accountholder, in a Deposit Account. Pursuant to a security agreement, each such accountholder pledges and assigns to the bank all of its right, title and interest in any and all funds delivered by the accountholder to the bank and in the Deposit Account to secure the full performance and payment of the obligations of such accountholder. If a secured credit card account becomes delinquent, the bank may immediately withdraw funds from such Deposit Account to satisfy the accountholder’s payment obligations. Notwithstanding this right to immediately withdraw funds, the bank typically will not withdraw funds until shortly before the secured credit card account is charged off as uncollectible. See “—Delinquencies and Collections—Collection Efforts” below.

Customer Service

The bank began providing its customers access to on-line account servicing via the internet in 1999. In addition, voice response units and customer service representatives are currently available 24 hours a day, seven days a week through a toll free telephone number dedicated to customer service. Customer service representatives have access to the customer’s account history in order to resolve immediately the majority of questions. When a customer initiates a payment inquiry or disputes a charge, the bank’s current policy is to credit the accountholder’s monthly billing statement in the amount of such claim or dispute. If the claim or dispute is resolved so that the customer accepts the charge, it is re-billed to the customer’s account. However, finance charges are not applied retroactively on any such balances. Multiple tracking and reporting systems are employed to ensure that service standards are achieved and maintained.

Most customers are eligible for on-line account servicing. An increasing number of customers have been signing up for on-line account servicing, including bill presentment, bill payment and customer service support in the form of help screens.

Billing and Payments

The accounts in the Bank Portfolio currently have various billing and payment characteristics, including varying periodic rate finance charges and fees.

Currently, monthly billing statements are sent by the bank to accountholders who either (a) have balances at the end of each billing period, (b) make a purchase, balance transfer or cash advance payment during the billing period or (c) make a complete or partial payment during the billing period. Generally, with some exceptions, each month an accountholder must make a minimum payment equal to the greater of (a) the sum of (i) the greater of a percentage (either 2% or 3%) of the outstanding balance (including purchases, cash advances, finance charges and fees posted to the account) or $10.00 plus (ii) any past due amounts and (b) the amount that the account is overlimit. If the accountholder’s outstanding balance is less than $10.00, then the minimum monthly payment equals the amount of the outstanding balance. With certain exceptions, accountholders are also permitted to make payments in advance for up to three months.

A periodic rate finance charge is assessable on most of the accounts in the Bank Portfolio. Accounts may have different periodic rates for the purchase, cash advance and balance transfer segment of an account. Finance charges generally begin to accrue from the date that a purchase, cash advance or balance transfer is made and are calculated for each day during the billing cycle by multiplying the daily periodic rate applicable to the purchase, cash advance, or balance transfer segment of an account times the daily balance of each segment of the account during the billing cycle. The products of such daily calculations are then added together to determine the total finance charge. No periodic rate finance charges are assessed on new purchases, however, if the accountholder’s balance from the preceding billing cycle is paid in full by the due date and if new purchases are paid in full by the next statement cycle date. The bank does not currently offer products that have no grace period for purchases.

The bank assesses membership fees on certain accounts although under various marketing and other programs these fees may be waived or rebated. For most credit card accounts, the bank also assesses late, overlimit and returned check charges. The bank generally assesses a fee on cash advances and certain purchase transactions. There can be no assurance that periodic rate finance charges, fees and other charges on accounts in the master trust will remain at current levels. See “Risk Factors” in this prospectus.

Currently, payments by accountholders to the bank are processed at credit card operations centers in Richmond, Virginia and Seattle, Washington. While the bank employs a number of different payment methodologies, payments generally are applied first to finance charges assessed, then to any fees billed to the account and then allocated among the applicable balance segments outstanding at the end of such billing period. See “The Master Trust—Collection and Other Servicing Procedures” in this prospectus.

Delinquencies and Collections—Collection Efforts

The bank generally considers an account delinquent if a minimum payment due thereunder is not received by the accountholder’s payment due date. The bank makes use of behavioral scoring models designed to predict the probability of an account charging off. Based on the behavioral score and certain other factors, the bank determines the timing of the collection activity to be implemented for the account. Delinquent accounts are currently referred for contact by phone between 7 and 60 days after contractual delinquency, depending on the accountholder’s risk profile. In any event, the accountholder’s statement reflects the request for payment of past due amounts. Efforts to collect delinquent credit card accounts are generally made by the bank’s regular collection group, supplemented in certain cases by collection agencies.

The focus of the bank’s response to an early stage delinquency is rehabilitation and identification of the causes for delinquency. The bank’s policies and procedures are designed to encourage accountholders to pay delinquent amounts. For example, once a delinquent account has re-established a payment pattern with three consecutive minimum monthly payments, it can be re-aged as current. An account generally can be re-aged once in the life of that account.

The bank reserves the right to suspend charging privileges at any time after an account enters the collections process. In most cases, an account is restricted and charging privileges are suspended no later than 105 days after contractual delinquency. The bank may also, at its discretion, enter into arrangements with delinquent accountholders to extend or otherwise change payment schedules.

The bank charges off an account (net of collateral) at 180 days past due.

In connection with a secured credit card account, except as set forth below, funds will generally be withdrawn from the Deposit Account by the servicer shortly before the secured credit card account is charged off as uncollectible in an amount equal to the lesser of (i) all principal receivables plus all finance charge receivables related to such secured credit card account and (ii) the amount of funds for such secured credit card account in the Deposit Account.

The bank generally charges off bankrupt customers’ accounts by the end of the next full billing cycle after it receives the bankruptcy petition. The bank charges off accounts of deceased accountholders within two full billing cycles of receiving proper notice if no estate exists against which a proof of claim can be filed, no other parties remit payments or no other responsible party is available. The credit evaluation, servicing and charge-off policies and collection practices of the bank may change over time in accordance with the business judgment of its management, applicable law and guidelines established by applicable regulatory authorities.

Interchange

Credit card issuers participating in the VISA and MasterCard associations receive certain fees called interchange as partial compensation for taking credit risk, absorbing fraud losses, funding receivables and servicing accountholders for a limited period prior to initial billing. Under the VISA and MasterCard systems, interchange in connection with accountholder charges for merchandise and services is collected by either the VISA or MasterCard system and subsequently paid to the credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although VISA and MasterCard may from time to time change the amount of interchange reimbursed. Interchange paid to the banks will be allocated and sold to Capital One Funding for each month on the basis of the percentage equivalent of the ratio that the amount of accountholder sales charges in the related accounts bears to the total amount of accountholder sales charges for all accounts in the Bank Portfolio, in each case for such month. This percentage is an estimate of the actual interchange paid to the banks from time to time in respect of the accounts and may be greater or less than the actual amount of interchange so paid. Each of the banks will be required, pursuant to the terms of the related receivables purchase agreement, to transfer to Capital One Funding and Capital One Funding will be required, pursuant to the terms of the pooling agreement to transfer to the master trust for the benefit of the investor certificateholders, the percentage of the interchange allocable to the related certificates. All or a portion of interchange allocable to any collateral certificate, including the COMT collateral certificate, will be used to pay the servicer part of its Monthly Servicing Fee. See “The Master Trust—Servicing Compensation and Payment of Expenses” in this prospectus. Interchange, if any, in excess of the portion required to be used exclusively to pay the servicer part of its Monthly Servicing Fee will be included in Finance Charge Collections pursuant to the pooling agreement for purposes of determining the amount of Finance Charge Collections and allocating such collections and payments to the investor certificateholders. Interchange (including the portion used exclusively to pay the servicer a portion of its Monthly Servicing Fee) will be included in finance charge receivables for purposes of calculating the average yield on the portfolio of accounts included in the master trust applicable to any series of investor certificates.

The Master Trust

The following discussion summarizes the material terms of the amended and restated pooling and servicing agreement—dated as of August 1, 2002, among Capital One Funding, as transferor, Capital One Bank, as servicer, and The Bank of New York, as master trust trustee, which may be amended from time to time, and is referred to in this prospectus as the pooling agreement—and the series supplements to the pooling agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the pooling agreement and the series supplements.

General

Capital One Master Trust, as a master trust, previously has issued other series of asset backed investor certificates and may issue additional series from time to time. The master trust has been formed under and is administered in accordance with the laws of the State of New York. The master trust is governed by the pooling agreement. The master trust will only engage in the following business activities:

•	acquiring and holding receivables arising in accounts in the Master Trust Portfolio and other master trust assets and the proceeds from these master trust assets;

•	issuing series of certificates (including the COMT collateral certificate) and other interests in the master trust;

•	receiving collections and making payments on series of investor certificates (including the COMT collateral certificate) and other interests; and

•	engaging in related activities (including, with respect to any series, obtaining any enhancement and entering into an enhancement agreement relating thereto).

The master trust is not expected to have any need for additional capital resources other than the assets of the master trust.

Master Trust Assets

Each transferor, whether the banks or their predecessors or Capital One Funding or any additional transferor, has conveyed and will convey to the master trust, without recourse, its interest in all receivables arising under accounts in the Master Trust Portfolio. The receivables consist of all amounts charged by accountholders for goods and services and cash advances, called principal receivables, and all related periodic rate finance charges, cash advance fees, late charge fees, returned check charges, overlimit fees, discount option receivables and any other incidental or miscellaneous fees and charges (other than annual membership fees) billed on the accounts from time to time, collectively called finance charge receivables.

The master trust assets consist of such receivables, all monies due or to become due thereunder, the proceeds of such receivables, recoveries (in some cases, net of collection expenses) received by the servicer including proceeds from the sale or securitization of Defaulted Receivables and proceeds of credit insurance policies relating to such receivables, participation interests and related property conveyed to the master trust trustee pursuant to an assignment, the right to receive certain interchange attributed to accountholder charges for merchandise and services in the accounts in the Master Trust Portfolio, all monies on deposit in the master trust collection account, the master trust excess funding account and in certain accounts maintained for the benefit of the certificateholders, Funds Collateral relating to secured accounts, any series enhancements, and all of the transferor’s legal rights and remedies under the receivables purchase agreements.

The master trust assets are expected to change over the life of the master trust, as secured and unsecured credit card accounts, other revolving credit accounts and related assets become subject to the master trust and as accounts are closed, charged off or removed and are no longer subject to the master trust. The pooling agreement provides that, subject to certain limitations and conditions, master trust assets may also include participations in receivables. Pursuant to the pooling agreement, the transferor will have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate as master trust assets receivables arising in additional accounts or, in lieu thereof or in addition thereto, participations in receivables. See “—Addition of Master Trust Assets” below. In addition, the transferor will have the right to remove from the master trust its receivables arising in designated accounts as described under “—Removal of Master Trust Assets” below.

Origination and Changes

The master trust was originated by Signet Bank in 1993 as Signet Master Trust. As permitted by the pooling agreement:

(i)  Signet Bank transferred to Capital One Bank, and Capital One Bank accepted and assumed, all of Signet Bank’s rights and obligations under the pooling agreement,

(ii)  Capital One Bank became transferor and servicer of the master trust,

(iii)  Signet Bank was released from any continuing obligations under the pooling agreement,

(iv)  the master trust’s name was changed to Capital One Master Trust, and

(v)  Signet Bank and Capital One Bank filed with the appropriate governmental authorities Uniform Commercial Code financing statements and amendments to financing statements reflecting the transfer to and assumption by Capital One Bank.

Under the terms of the pooling agreement, Capital One, F.S.B. was added as an additional seller in April 2001. Capital One, F.S.B. did not transfer any assets to the master trust.

As permitted by the pooling agreement, the pooling agreement was amended on August 1, 2002 (the “substitution date”) to substitute Capital One Funding as transferor in place of Capital One Bank and Capital One, F.S.B. Pursuant to the pooling agreement, Capital One Funding, LLC has assumed the obligations of transferor of the master trust and Capital One Bank remains the servicer.

At the time of such substitution, each of the banks, as owners of the accounts in the Master Trust Portfolio, entered into a receivables purchase agreement with Capital One Funding. Under the receivables purchase agreements, the banks sold their existing right, title and interest in, and on an ongoing basis will sell, the receivables in the designated accounts and any related Funds Collateral to Capital One Funding. Capital One Funding, as transferor under the pooling agreement, then transfers the receivables and any Funds Collateral to the master trust.

Master Trust Trustee

The Bank of New York is the master trust trustee under the pooling agreement. The banks, the servicer, the transferor and their respective affiliates may from time to time enter into normal banking and trustee relationships with the master trust trustee and its affiliates. The master trust trustee, the banks, the servicer, the transferor and any of their respective affiliates may hold investor certificates in their own names; however, any investor certificates so held will not be entitled to participate in any decisions made or instructions given to the master trust trustee by such investor certificateholders as a group. For purposes of meeting the legal requirements of certain local jurisdictions, the master trust trustee will have the power to appoint a co-master trust trustee or separate master trust trustees of all or any part of the master trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the master trust trustee by the pooling agreement will be conferred or imposed upon the master trust trustee and such separate master trust trustee or co-master trust trustee jointly, or, in any jurisdiction in which the master trust trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate master trust trustee or co-master trust trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the master trust trustee.

The master trust trustee may resign at any time, in which event the transferor will be obligated to appoint a successor master trust trustee. The transferor may also remove the master trust trustee if the master trust trustee ceases to be eligible to continue as such under the pooling agreement or if the master trust trustee becomes bankrupt or insolvent. In such circumstances, the transferor will be obligated to appoint a successor master trust trustee. Any resignation or removal of the master trust trustee and appointment of a successor master trust trustee does not become effective until acceptance of the appointment by the successor master trust trustee.

The Receivables

The receivables arise in certain Eligible Accounts selected by the banks from the Bank Portfolio. Such Eligible Accounts are referred to in this prospectus and the related prospectus supplement as the “Master Trust Portfolio.” The banks and their predecessor have identified a pool of accounts, from which the initial accounts were selected, based on the eligibility and other specified criteria in the pooling agreement.

Prior to the substitution of Capital One Funding as transferor to the master trust, referred to as the substitution date, the bank and its predecessor transferred all receivables, including all interchange, insurance proceeds, recoveries, any Funds Collateral, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables, generated in these accounts to the master trust. Prior to the substitution date, the savings bank did not transfer any receivables to the master trust. On and after the substitution date, the banks transfer all receivables, including all interchange, insurance proceeds, recoveries, any Funds Collateral, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables, in the designated accounts to Capital One Funding under the terms of the receivables purchase agreements, and Capital One Funding transfers the receivables, including all interchange, insurance proceeds, recoveries, any Funds Collateral, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables and is allocable to the master trust, in the designated accounts to the master trust under the terms of the pooling agreement.

All monthly calculations for such accounts are computed based on activity occurring during the related month.

Some receivables have been charged off as uncollectible prior to their addition to the master trust in accordance with the bank’s normal servicing policies and lending guidelines. On the date when any receivable in an account becomes a Defaulted Receivable, the master trust trustee automatically transfers the Defaulted Receivables to the transferor together with all monies due or to become due with respect thereto, all proceeds thereof and any insurance proceeds. Pursuant to the pooling agreement and the receivables purchase agreements, the transferor has the right, and in certain cases the obligation (subject to certain limitations and conditions described below), to cause the bank to designate from time to time additional qualifying secured or unsecured VISA or MasterCard credit card accounts and other revolving credit accounts to be included as accounts and to purchase from the banks and transfer to the master trust all receivables in such additional accounts, whether such receivables are then existing or thereafter created. These additional accounts must be Eligible Accounts as of the date the transferor designates its receivables, including all interchange, insurance proceeds, recoveries, any Funds Collateral, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables, to be included in the master trust.

Accounts in the Master Trust Portfolio also include certain charged-off accounts with zero balances, the recoveries of which will be treated as Finance Charge Collections. The transferor may add such zero balance accounts to the trust from time to time.

Since the Master Trust Cut-Off Date, receivables in certain additional accounts have been transferred to the master trust in accordance with the provisions of the pooling agreement. Prior to the substitution date, the banks represented and warranted, and thereafter, the transferor represents and warrants that each of the receivables in any account in the Master Trust Portfolio or additional account which has been or is transferred by the banks or the transferor, as applicable, to the master trust meets the eligibility requirements specified in the pooling agreement as of the date on which it has been or is transferred to the master trust. See “The Master Trust—Representations and Warranties” in this prospectus. However, there can be no assurance that all the accounts will continue to meet the applicable eligibility requirements throughout the life of the master trust.

The prospectus supplement relating to each series, class or tranche of notes will provide certain information about the Master Trust Portfolio as of the date specified. Such information will include, but not be limited to, the amount of principal receivables, the amount of finance charge receivables, the range of principal balances of the credit card accounts and the average thereof, the range of credit limits of the credit card accounts and the average thereof, the range of ages of the credit card accounts and the average thereof, the geographic distribution of the credit card accounts, the types of credit card accounts and delinquency statistics relating to the credit card accounts.

Investor Certificates; Master Trust Transferor Interest

Each series of investor certificates represents an undivided interest in the assets of the master trust, including the right to the applicable investor percentage of all cardholder payments on the receivables in the master trust.

The transferor initially will own the Master Trust Transferor Interest which represents the interest in the master trust not represented by the investor certificates issued and outstanding under the master trust or the rights, if any, of any credit enhancement providers to receive payments from the master trust. The holder of the Master Trust Transferor Interest, subject to certain limitations, will have the right to the Master Trust Transferor Percentage of all cardholder payments from the receivables in the master trust. The Master Trust Transferor Interest may be transferred in whole or in part subject to certain limitations and conditions set forth in the pooling agreement. At the discretion of the transferor, the Master Trust Transferor Interest may be held either in an uncertificated form or in the form of a certificate representing the Master Trust Transferor Interest, called a Base Certificate. See “—The Base Certificate; Additional Transferors” below.

The amount of principal receivables in the master trust will vary each day as new principal receivables are created and others are paid or charged off as uncollectible. Therefore, the amount of the Master Trust Transferor Interest will fluctuate each day to reflect the changes in the amount of the principal receivables in the master trust. In addition, the Master Trust Transferor Interest will generally increase to reflect reductions in the Invested Amount of any series of investor certificates, and will generally decrease as a result of the issuance of a new series of investor certificates by the master trust. Similarly, the Master Trust Transferor Interest will generally increase as a result of the reduction of the Invested Amount of the COMT collateral certificate due to payment of principal on a series, class or tranche of notes secured by Asset Pool 1, and will generally decrease as a result of an increase in the Invested Amount of the COMT collateral certificate due to the issuance of a new series, class or tranche of notes secured by Asset Pool 1, or due to an issuance of additional notes for an existing tranche of notes secured by Asset Pool 1. However, if additional collateral certificates are added to Asset Pool 1, these general rules may not necessarily apply. See “—New Issuances,” “The Notes—Issuances of New Series, Classes and Tranches of Notes” and “Sources of Funds to Pay the Notes—The COMT Collateral Certificate” in this prospectus.

Conveyance of Receivables

Pursuant to the pooling agreement, the banks and their predecessor and Capital One Funding, since its substitution as transferor, each during such period as it was the seller or transferor, as applicable, has assigned to the master trust its interest in all receivables arising in the initial accounts, including related accounts, as of the Master Trust Cut-Off Date and has assigned and will assign its interest in all of the receivables in the additional accounts, including related accounts with respect to such additional accounts as of the date of designation of such additional accounts for inclusion in the master trust, all receivables thereafter created under the accounts, all Funds Collateral securing such receivables, all recoveries and insurance proceeds allocable to the master trust, any participations in receivables added to the master trust and the proceeds of all of the foregoing.

In connection with the transfer of any receivables to the master trust, the transferor is required to indicate in its computer records that the receivables have been conveyed to the master trust. In addition, the transferor has provided or will provide to the master trust trustee a computer file or a microfiche list containing a true and complete list showing for each initial account, as of the Master Trust Cut-Off Date, and for each additional account, as of the applicable date of designation of such additional accounts for inclusion in the master trust:

  (i)   its account number,

 (ii)   the collection status, and

(iii)   the aggregate amount outstanding and the aggregate amount of principal receivables in such account.

Capital One Bank, as initial servicer, will retain and will not deliver to the master trust trustee any other records or agreements relating to the accounts or the receivables. Except as set forth above, the records and agreements relating to the accounts and the receivables will not be segregated from those relating to other revolving credit accounts and receivables, and the physical documentation relating to the accounts or receivables will not be stamped or marked to reflect the transfer of receivables to the transferor or to the master trust. The banks have filed and are required to file UCC financing statements for the transfer of the receivables to the transferor and the transferor has filed and is required to file UCC financing statements for the transfer of the receivables to the master trust, in each case, meeting the requirements of applicable state law. See “Certain Legal Aspects of the Receivables” in this prospectus.

Addition of Master Trust Assets

The transferor will have the right to designate for the master trust, from time to time, additional accounts to be included in the Master Trust Portfolio, the receivables of which are transferred to the master trust, subject to certain conditions described below. In addition, the transferor will be required to add receivables from additional accounts if, as of the close of business on the last business day of any month, the Master Trust Transferor Interest is less than the Master Trust Required Transferor Interest or the amount of principal receivables in the master trust is less than the Master Trust Required Principal Balance. In such event, the transferor will, on or before the tenth business day after the end of the prior month (unless the Master Trust Transferor Interest exceeds the Master Trust Required Transferor Interest as of the end of any business day during the period between the last business day of the prior month and such designation date), make an addition to the master trust in a sufficient amount so that, after giving effect to such addition, the Master Trust Transferor Interest will at least equal the Master Trust Required Transferor Interest and the amount of principal receivables is at least equal to the Master Trust Required Principal Balance.

Any additional accounts designated to the master trust will be selected from accounts owned by both or either of the banks. Therefore, if additional accounts are to be designated, the transferor shall, under the applicable receivables purchase agreement, request that the applicable bank designate accounts which qualify as Eligible Accounts to the transferor and the transferor will designate such accounts to the master trust.

The transferor may also from time to time, at its sole discretion, request that both or either of the banks designate certain types of Eligible Accounts approved by the rating agencies to be included as automatic additional accounts and designate the accounts so selected to be added to the master trust, subject to the limitations described in this paragraph. Unless each rating agency otherwise consents, the number of automatic additional accounts plus the number of accounts added to maintain the Master Trust Transferor Interest as described above, without prior rating agency notice, will not exceed the Aggregate Addition Limit. On or before March 31, June 30, September 30 and December 31 of each calendar year, or more frequently if required by any rating agency, the transferor will deliver to the master trust trustee, each rating agency and certain providers of series enhancement an opinion of counsel about the automatic additional accounts included as accounts during the preceding three-month period that confirms the creation and perfection of the security interest in the receivables in such automatic additional accounts. Such opinion of counsel will be provided by outside counsel. If such opinion of counsel for any automatic additional accounts is not so received, the ability of the transferor to designate automatic additional accounts will be suspended until such time as each rating agency otherwise consents in writing or such accounts are removed from the master trust. The addition to the master trust of receivables in automatic additional accounts will be subject to the further condition that revolving credit card accounts and other revolving credit accounts either (i) not originated by the banks or (ii) not of a type included in the accounts at the time of their addition may only be designated as automatic additional accounts upon compliance with the conditions described below about additions. Additions of participations in receivables must also comply with such conditions.

In addition to or in lieu of additional credit card accounts or other revolving credit accounts, the transferor is permitted to add to master trust participations representing undivided interests in a pool of assets primarily consisting of receivables arising under credit card accounts or other revolving credit accounts owned by the banks or any of their affiliates and collections thereon. Participations may be evidenced by one or more certificates of ownership issued under a separate pooling and servicing agreement or similar agreement entered into by the transferor or an affiliate of the transferor which entitles the investor certificateholder to receive percentages of collections generated by the pool of assets subject to such participation agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement, pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the participation agreement and may be different from those specified in this prospectus. The rights and remedies of the master trust as the holder of a participation (and therefore the investor certificateholders) will be subject to all the terms and provisions of the related participation agreement.

In connection with an addition, both or either of the banks, under the applicable receivables purchase agreement, will convey to the transferor the receivables arising in the additional accounts. The transferor will convey to the master trust the receivables arising in the additional accounts, and the transferor may transfer participations in receivables, in each case, subject to the following conditions, among others (provided that the first, fourth, fifth, sixth and tenth conditions below shall not apply to the transfer to the master trust of receivables in automatic additional accounts):

•
the transferor shall have given the master trust trustee, the servicer, each rating agency and certain providers of series enhancement written notice that the additional accounts or participations in receivables will be included as master trust assets;

•
the transferor shall have delivered to the master trust trustee a written assignment and an account schedule containing a true and complete list of the related additional accounts or participations in receivables;

•	the transferor shall have delivered to the master trust trustee copies of all filings necessary to perfect the master trust’s interest in the receivables in additional accounts;

•
in the case of an addition other than a required addition, the transferor shall have received written notice from each rating agency that such addition will not cause a reduction or withdrawal of the rating of the investor certificates of any outstanding series, and shall have delivered copies of each such written notice to the servicer and the master trust trustee;

•
in the case of a required addition during any of the 3 consecutive months beginning in January, April, July and October of each calendar year, if applicable, the transferor shall have received, to the extent not previously received, not later than 20 days following the last business day of the relevant 3 consecutive months, written notice from each rating agency that such addition will not cause a reduction or withdrawal of the rating of the investor certificates of any outstanding series and shall have delivered copies of each such written notice to the servicer and the master trust trustee; provided, however, that in the case of a required addition that exceeds the Aggregate Addition Limit, the transferor shall have provided each rating agency with 15 days prior written notice and each rating agency shall have notified the transferor in writing that such addition will not cause a reduction or withdrawal of the rating of the investor certificates of any outstanding series;

•
the transferor shall have delivered to the master trust trustee, each rating agency and any provider of series enhancement entitled thereto an opinion of counsel that for federal income tax purposes and Virginia income and franchise tax purposes (and, if there has been an assumption of the servicer’s obligations as described in “The Master Trust—Assumption of the Transferor’s Obligations” in this prospectus, for income and franchise tax purposes of the jurisdiction in which the assuming entity engages in its principal servicing activities, if other than Virginia), such addition will not cause a taxable event to the holders of the investor certificates and certain other opinions of counsel;

•
the transferor shall have delivered to the master trust trustee and certain providers of series enhancement a certificate of an authorized officer to the effect that, in the reasonable belief of the transferor:

—such addition will not, based on the facts known to such officer at that time, cause a Pay Out Event or an event that, after the giving of notice or lapse of time, would cause a Pay Out Event to occur with respect to any series of investor certificates, and

—in the case of additional accounts, no selection procedure was utilized by the transferor that would result in a selection of additional accounts (from the Eligible Accounts available to the transferor)
    that would be materially adverse to the interests of the investor certificateholders of any series as of the date of the addition;

•	the transferor shall have deposited or caused to be deposited in the master trust collection account all collections with respect to the additional accounts as of the applicable cut-off date;

•
no bankruptcy or insolvency event shall have occurred with respect to the transferor or the owner of the related additional accounts, nor shall the transfer of the receivables in the additional accounts have been made in contemplation of such occurrence; and

•
the transferor shall have delivered to the master trust trustee, each rating agency and any provider of series enhancement entitled thereto an opinion of counsel with respect to the validity of the interest of the master trust in and to the receivables and certain other components of the master trust.

Affiliates of the transferor may originate or acquire portfolios of credit card accounts or other revolving credit accounts the receivables in which may be conveyed to the transferor and transferred by the transferor to the master trust. Such transfer of receivables to the master trust will be subject to the conditions described above relating to additions.

Additional accounts may include accounts originated using criteria different from those which were applied to the initial accounts because such accounts were originated at a different date or were part of a portfolio of credit card accounts or other revolving credit accounts which were not part of the Bank Portfolio as of the Master Trust Cut-Off Date or which were acquired from another institution. Moreover, additional accounts may not be accounts or assets of the same type or having the same characteristics as those previously included in the master trust. See “The Master Trust—Representations and Warranties” in this prospectus. Consequently, there can be no assurance that such additional accounts will be of the same credit quality or have the same payment characteristics as the initial accounts or the additional accounts previously included in the master trust.

Additional accounts of a type different than the initial accounts may contain receivables that consist of fees, charges and amounts that are different from the fees, charges and amounts that have been designated as finance charge receivables and principal receivables in this prospectus and participations in receivables may be added to the master trust as additions. In either case, the servicer will designate the portions of funds collected or to be collected in respect of such receivables to be treated for purposes of the pooling agreement as principal receivables and finance charge receivables. The pooling agreement provides that the transferor may add participations to the master trust that may have characteristics substantially different than those of accounts or additional accounts, including substantially different eligibility requirements, payment characteristics and risks.

Removal of Master Trust Assets

On any day of any month, the transferor will have the right to require the reassignment to it or its designee of all the master trust trustee’s right, title and interest in, to and under the receivables and the related Funds Collateral, if any, then existing and thereafter created in the removed accounts designated by the transferor, the

Funds Collateral securing such receivables, all recoveries and insurance proceeds allocable to all of the foregoing, all collections with respect to all of the foregoing, all monies due or to become due and all amounts received or receivable with respect to all of the foregoing and all proceeds thereof, upon satisfaction of the following conditions:

•
the transferor shall have given the master trust trustee, the servicer, each rating agency and certain providers of series enhancement written notice of such removal specifying the date for removal of the removed accounts;

•
the transferor shall have delivered to the master trust trustee an account schedule containing a true and complete list of the removed accounts specifying for each such account, as of the removal date, its account number, the aggregate amount outstanding in such account, the aggregate amount of principal receivables outstanding in such account and, for any Funds Collateral relating to such account, the account number for, and the amount of funds on deposit in, the applicable Deposit Account;

•	the aggregate amount of principal receivables to be removed shall not equal or exceed 5% of the aggregate amount of principal receivables in the master trust;

•
the transferor shall have represented and warranted as of each removal date that the list of removed accounts delivered as described in the second clause above, as of the removal notice date, is true and complete in all material respects;

•
the transferor shall have received written notice from each rating agency that such removal will not result in the reduction or withdrawal of its rating of any outstanding series or class of investor certificates; and

•
the transferor shall have delivered to the master trust trustee and any series enhancer entitled thereto pursuant to a series supplement an officer's certificate, dated the removal date, to the effect that the transferor reasonably believes that the removal will not, based on facts known to such officer at the time of the certification, cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a pay out event to occur with respect to any series.

Such removal could occur for a number of reasons, including a determination by the transferor that the master trust contains more receivables than the transferor is obligated to retain in the master trust under the pooling agreement and any applicable series supplements and a determination that the transferor does not desire to obtain additional financing at the time through the master trust.

Upon satisfaction of the above conditions, the master trust trustee shall execute and deliver to the transferor a written reassignment and shall transfer, assign, set over and otherwise convey to the transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the master trust trustee in and to the receivables existing at the close of business on the removal notice date and thereafter created in the removed accounts, the Funds Collateral securing those receivables, all recoveries and insurance proceeds allocable to the foregoing, all collections allocable to the foregoing, all monies due or to become due and all amounts received or receivable with respect to all of the foregoing and all proceeds thereof.

In addition to the foregoing, on the date when any receivable in an account becomes a Defaulted Receivable (including any related finance charge receivables), the master trust trustee shall automatically transfer, set over and otherwise convey to the transferor all right, title and interest of the master trust trustee in and to the Defaulted Receivables (including any related finance charge receivables) in such account, the Funds Collateral related to such receivables, all interchange, insurance proceeds and recoveries relating to such Defaulted Receivables, all monies due or to become due and all amounts received or receivable with respect thereto, all proceeds thereof and all collections with respect to all of the foregoing. See “—Allocation Percentage” in this prospectus.

Furthermore, the transferor’s designation of any account as a removed account will be random, unless the transferor’s designation of any such account is (1) in response to a third-party action or decision not to act and not the unilateral action of the transferor or (2) because such account contains Defaulted Receivables. Furthermore, the removed accounts shall not, as of the removal notice date, contain principal receivables which in the aggregate exceed an amount equal to the positive difference, if any, between the Master Trust Transferor Interest and the Master Trust Required Transferor Interest.

Indemnification

The pooling agreement provides that the servicer will indemnify the transferor, the master trust and the master trust trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the servicer’s actions or omissions with respect to the master trust pursuant to the pooling agreement.

Except as provided in the preceding paragraph, the pooling agreement provides that none of the servicer or any of its directors, officers, employees or agents will be under any other liability to the transferor, the master trust, the master trust trustee, the investor certificateholders, any provider of series enhancement or any other person for any action taken, or for refraining from taking any action, in good faith in the capacity as servicer pursuant to the pooling agreement.

In addition, the pooling agreement provides that, subject to certain exceptions, the transferor will be liable to an injured party for any losses, claims, damages or liabilities (other than those incurred by a certificateholder as an investor in the certificates or those which arise from any action of a certificateholder) arising out of or based upon the arrangement created by the pooling agreement and the actions of the transferor taken pursuant to the pooling agreement as though the pooling agreement created a partnership under the New York Uniform Partnership Law in which the transferor was a general partner.

Except as provided in the prior paragraph, none of the transferor or any of its directors, officers, employees or agents will be under any liability to the master trust, the master trust trustee, the certificateholders, any provider of a series enhancement or any other person for any action taken or for refraining from the taking of any action in good faith in such capacity pursuant to the pooling agreement.

However, none of the transferor, the servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

In addition, the pooling agreement provides that the servicer is not under any obligations to appear in or defend any legal action which is not incidental to its servicing responsibilities under the pooling agreement. The servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of the investor certificateholders with respect to the pooling agreement and the rights and duties of the parties thereto and the interest of such investor certificateholders thereunder.

Collection and Other Servicing Procedures

Pursuant to the pooling agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables, including the Funds Collateral, if any, in accordance with its customary and usual procedures for servicing receivables comparable to the receivables and the lending guidelines.

Servicing activities to be performed by the servicer include collecting and recording payments, communicating with accountholders, investigating payment delinquencies, evaluating the increase of credit limits and the issuance of credit cards, providing billing and tax records to accountholders and maintaining internal records with respect to each account. Managerial and custodial services performed by the servicer on behalf of the master trust include providing assistance in any inspections of the documents and records relating to the accounts and receivables by the master trust trustee pursuant to the pooling agreement, maintaining the agreements, documents and files relating to the accounts and receivables as custodian for the master trust and providing related data processing and reporting services for investor certificateholders of any series and on behalf of the master trust trustee.

Pursuant to the pooling agreement, the bank, as servicer, has the right to delegate its duties as servicer to any person who agrees to conduct such duties in accordance with the pooling agreement and the bank’s lending guidelines. The bank has contracted with Capital One Services, Inc., an affiliate of the bank, to act as sub-servicer and to perform its servicing activities. Notwithstanding any such delegation to Capital One Services, Inc., the servicer will continue to be liable for all of its obligations under the pooling agreement. In certain circumstances, however, the bank could be relieved of its duties as servicer upon the assumption of such duties by another entity.

Servicer Covenants

In the pooling agreement, the servicer has covenanted as to each receivable and related account that:

•
it will duly satisfy all obligations on its part to be fulfilled under or in connection with the receivables or accounts, and will maintain in effect all qualifications required in order to service the receivables or accounts and will comply in all material respects with all other requirements of law, the failure to comply with which would have a material adverse effect on the investor certificateholders;

•
it will not authorize any rescission or cancellation of a receivable except as ordered by a court of competent jurisdiction or other governmental authority or in accordance with the bank’s lending guidelines;

•
it will take no action which, nor omit to take any action the omission of which, would substantially impair the rights of the master trust trustee in the receivables, the Funds Collateral, if any, or the accounts;

•	it will not reschedule, revise or defer collections due on the receivable except in accordance with its ordinary course of business and the bank’s lending guidelines; and

•
except in connection with its enforcement or collection of an account, it will take no action to cause any receivables to be evidenced by any instrument or chattel paper (as defined in the UCC) and, if any receivable is so evidenced as a result of the servicer’s action, it shall be deemed to be an Ineligible Receivable and shall be assigned to the servicer as provided below; provided, however, that such receivables evidenced by instruments or chattel paper taken from obligors in the ordinary course of the servicer’s collection efforts shall not be deemed Ineligible Receivables solely as a result thereof.

        Under the terms of the pooling agreement, in the event any of the representations, warranties or covenants of the servicer contained in the clauses above with respect to any receivable or the related account is breached, and such breach has a material adverse effect on the master trust trustee’s interest in such receivable (which determination shall be made without regard to the availability of funds under any credit enhancement) and is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the master trust trustee) from the earlier to occur of the discovery of such event by the servicer, or receipt by the servicer of written notice of such event given by the transferor or the master trust trustee, then all receivables in the account or accounts to which such event relates shall be assigned to the servicer on the terms and conditions set forth below; provided, however, that such receivables will not be assigned to the servicer if, on any day prior to the end of such 60-day or longer period:

•	the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects, and

•	the servicer shall have delivered to the transferor and the master trust trustee an officer’s certificate describing the nature of such breach and the manner in which such breach was cured.

Such assignment and transfer will be made when the servicer deposits an amount equal to the amount of such receivable in the master trust collection account on the business day preceding the Distribution Date following the month during which such obligation arises. The amount of such deposit will be deemed a Transfer Deposit Amount under the pooling agreement. This reassignment or transfer and assignment to the servicer constitutes the sole remedy available to the investor certificateholders of any series if such representation, warranty or covenant of the servicer is not satisfied and the master trust trustee’s interest in any such reassigned receivables shall be automatically assigned to the servicer.

Master Trust Collection Account

The servicer has established and maintains for the benefit of the investor certificateholders of each series, in the name of the master trust trustee, an Eligible Deposit Account called the master trust collection account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the investor certificateholders of each series. The master trust collection account is currently maintained with The Bank of New York. If at any time the master trust collection account ceases to be an Eligible Deposit Account, the master trust collection account must be moved so that it will again be qualified as an Eligible Deposit Account.

Funds in the master trust collection account generally will be invested in Eligible Investments. Such funds may be invested in debt obligations of the banks or their affiliates so long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the collection account will be paid to, or at the direction of, the transferor except as otherwise specified in the related series supplement. The servicer will have the revocable power to withdraw funds and property from the master trust collection account and to instruct the master trust trustee to make withdrawals and payments from the master trust collection account for the purpose of carrying out its duties under the pooling agreement and any series supplement. The paying agent shall have the revocable power to withdraw funds and property from the master trust collection account for the purpose of making distributions to the investor certificateholders. Unless specified otherwise in the related prospectus supplement, the paying agent for each series will be a subsidiary of The Bank of New York.

Allocation Percentage

Pursuant to the pooling agreement, the servicer will allocate among each series of investor certificates issued and outstanding and the Master Trust Transferor Interest, all amounts collected on finance charge receivables and principal receivables, the master trust Default Amount and miscellaneous payments, based on a varying percentage called the allocation percentage. Amounts not allocated to any series will be allocated to the Master Trust Transferor Interest. The servicer will make each allocation by reference to the applicable allocation percentage of each series and the Master Trust Transferor Percentage, and, in certain circumstances, the percentage interest of certain series enhancement providers, with respect to such series. For a description of how allocations will be made to the COMT collateral certificate by the master trust, see “Sources of Funds to Pay the Notes—The COMT Collateral Certificate.”

Amounts collected as annual membership fees for any month will be held in the master trust collection account and will be amortized in twelve equal installments over twelve month beginning with the month following the month in which the annual fee is billed. Each such installment of annual membership fees will be treated as a collection of finance charge receivables in the month in which it is amortized and allocated in the manner described above.

        For recoveries constituting the proceeds of any sale or initial securitization of Defaulted Receivables, such recoveries will be treated as Finance Charge Collections and allocated as described above over a period of time.

For each month, the amount of recoveries received from the sale or initial securitization of Defaulted Receivables which shall be treated as Finance Charge Collections for such month shall be an amount equal to the total amount of such recoveries collected during the three months ending with such month divided by three.

Collections of receivables for any month will be allocated by the servicer first to annual membership fees sold to the transferor under the receivables purchase agreement during the preceding month, second to finance charge receivables, to the extent of finance charge receivables billed (or, in the case of annual membership fees, amortized) during the preceding month, and third to principal receivables. The servicer will, to the extent it is required to make daily deposits into the master trust collection account, make an estimated allocation of collections between annual membership fees, finance charge receivables and principal receivables on each deposit date and will deposit amounts into the master trust collection account as set forth above in accordance with such allocation.

Application of Collections

For as long as the bank remains the servicer under the pooling agreement and either:

•
the bank provides to the transferor and the master trust trustee a letter of credit covering collection risk of the servicer acceptable to each rating agency (as evidenced by a letter from each such rating agency), or

•
if the master trust collection account is maintained with the bank, the bank maintains a certificate of deposit rating of at least A-1 by Standard & Poor’s Ratings Services and P-1 by Moody’s Investors Service, Inc.

the bank, as the servicer, may use for its own benefit all collections received on the receivables in each month until 12:00 noon, Richmond, Virginia time, on the Business Day before the related Distribution Date or, in the case of any collections consisting of interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date, at which time it will deposit all such collections, to the extent described below, into the master trust collection account. The bank, as the servicer, will make the deposits and payments to the accounts and parties described in this prospectus and in the related prospectus supplement on the date of such deposit. However, if the bank is no longer the servicer or fails to maintain the required letter of credit covering collection risk or certificate of deposit rating, the servicer will make such deposits, as described below, not later than 2 Business Days after the date of processing or, in the case of collections consisting of interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date.

The servicer will only be required to deposit collections into the master trust collection account up to the aggregate amount of collections required to be deposited into an account established for any series or, without duplication, distributed on or prior to the related Distribution Date to investor certificateholders of any series or to the issuer of any series enhancement pursuant to the terms of any series supplement or series enhancement agreement plus the aggregate amount of the unamortized portion of any collections of annual membership fees plus the aggregate amount of the unamortized portion of any collections representing recoveries. If at any time prior to such Distribution Date the amount of collections deposited in the master trust collection account exceeds the amount required to be deposited as described in the sentence above, the servicer will withdraw such excess from the master trust collection account and pay it to the holder of the Master Trust Transferor Interest. Additionally, Finance Charge Collections and Principal Collections allocated to the COMT collateral certificate may be held by the servicer and not deposited in the master trust collection account until the related Distribution Date, and any of such collections not deposited may be commingled with the servicer’s own funds and used for the benefit of the servicer prior to each Distribution Date. In the event of the insolvency or bankruptcy of the servicer, or if certain time periods were to pass, the master trust, the issuer and the indenture trustee may lose any perfected security interest in any Finance Charge Collections or Principal Collections commingled with the funds of the servicer. See “Risk Factors—Some interests may be given priority over your notes, which could cause your receipt of payments to be delayed or reduced.”

On the earlier of:

(i)  the second Business Day after the day of processing of a collection; and

(ii)  the day any such deposit is made into the master trust collection account or, in the case of any collections consisting of interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date, the servicer will withdraw the following amounts from the master trust collection account for application as indicated:

(a)  the portion of Principal Collections allocated to the Master Trust Transferor Interest; provided that the Master Trust Transferor Interest in principal receivables on such day (after giving effect to any new receivables transferred to the master trust on the applicable day) exceeds the Master Trust Required Transferor Interest and the aggregate amount of principal receivables exceeds the Master Trust Required Principal Balance, but otherwise such amounts will be deposited into the master trust excess funding account;

(b)  the portion of Finance Charge Collections allocated to the Master Trust Transferor Interest will be paid to the holder of the Master Trust Transferor Interest, unless otherwise specified in the related prospectus supplement;

(c)  for investor certificates other than the COMT collateral certificate, an amount equal to the applicable allocation percentage of the aggregate amount of such deposits in respect of finance charge receivables and principal receivables will be applied in accordance with the related series supplement; and

(d)  deposits in respect of finance charge receivables and principal receivables will be allocated to the COMT collateral certificate as described in “Source of Funds to Pay the Notes—The COMT Collateral Certificate” in this prospectus.

Sharing of Principal Collections

Series 2002-CC is a principal sharing series. The servicer will determine the amount of Principal Collections for any month (plus miscellaneous payments and certain other amounts) allocated to Series 2002-CC remaining after covering required deposits and distributions and any similar amount remaining for any other principal sharing series, and will allocate these remaining Principal Collections pro rata, based on the amount of the shortfall, if any, for each other principal sharing series, to cover any principal distributions to investor certificateholders and deposits to principal funding accounts for any principal sharing series of master trust investor certificates which are either scheduled or permitted and which have not been covered out of the Principal Collections and miscellaneous payments and certain other amounts allocable to such series.

Excess Funding Account

        If on any date the Master Trust Transferor Interest is less than or equal to the Master Trust Required Transferor Interest or the aggregate amount of principal receivables is less than the Master Trust Required Principal Balance, the servicer will not distribute to the transferor any shared principal collections that otherwise would be distributed to the transferor, but will deposit such funds in an Eligible Deposit Account, called the master trust excess funding account, established and maintained by the servicer for the benefit of the investor certificateholders of each series, in the name of the master trust trustee, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the investor certificateholders of each series. Funds on deposit in the master trust excess funding account will be withdrawn and paid to the transferor on any business day to the extent that the Master Trust Transferor Interest exceeds the Master Trust Required Transferor Interest and the aggregate amount of principal receivables exceeds the Master Trust Required Principal Balance; provided, however, that if an accumulation period, controlled amortization period or early amortization period starts for any principal sharing series, any funds on deposit in the master trust excess funding account will be treated as shared principal collections to the extent needed to cover principal payments due for the benefit of such series.

Funds on deposit in the master trust excess funding account will be invested by the master trust trustee, at the direction of the servicer, in Eligible Investments. Any earnings (net of losses and investment expenses)

earned on amounts on deposit in the master trust excess funding account during any month will be withdrawn from the master trust excess funding account and treated as Finance Charge Collections for such month.

Sharing of Excess Finance Charges

Series 2002-CC is included in a group of series of investor certificates called “Group One.” Finance Charge Collections and certain other amounts allocable to any series that are included in Group One in excess of the amounts necessary to make required payments for such series (including payments to the provider of any related series enhancement) that are payable out of Finance Charge Collections, called Excess Finance Charges, will be applied to cover any shortfalls in amounts payable from Finance Charge Collections allocable to any other series included in Group One, pro rata based upon the amount of the shortfall, if any, for each other series in Group One; provided, however, that the sharing of Excess Finance Charges among series in Group One will continue only until such time, if any, at which each transferor shall deliver to the master trust trustee a certificate of an authorized officer to the effect that the continued sharing of Excess Finance Charges would have adverse regulatory implications for the transferor. Following the delivery by the transferor of any such certificates to the master trust trustee, there will not be any further sharing of Excess Finance Charges among the series in Group One. In all cases, any Excess Finance Charges remaining after covering shortfalls for all outstanding series in Group One will be paid to the transferor. While any series issued by the master trust may be included in a Group One, there can be no assurance that:

•	any other series will be included in Group One,

•	there will be any Excess Finance Charges for Group One for any month, or

•	the transferor will not at any time deliver a certificate as described above.

While the transferor does not believe that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charges among series in Group One will have adverse regulatory implications for the bank, there can be no assurance that this will continue to be true in the future.

Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries

The current policy of the bank is to charge off as uncollectible an account at 180 days past due. The bank generally charges off a bankrupt customer’s account within 30 days after receiving the bankruptcy petition. The bank charges off accounts of deceased accountholders within 60 days after receiving proper notice if no estate exists against which a proof of claim can be filed, no other parties remit payments or no other responsible party is available. Generally, shortly before a secured credit card account is charged off as uncollectible or in the case of a bankruptcy, after the bankruptcy automatic stay is lifted, the servicer will withdraw funds from the Deposit Account in an amount equal to the lesser of:

•	all principal receivables plus all finance charge receivables related to such secured credit card account, and

•	the amount of funds for such secured credit card account in the Deposit Account,

and the servicer will allocate such amount for treatment as Principal Collections and Finance Charge Collections.

        On the date when any receivable in an account becomes a Defaulted Receivable (including any related finance charge receivables), the master trust will automatically transfer to the transferor all right, title and interest of the master trust in and to the Defaulted Receivables (including any related finance charge receivables) in such account, all monies due or to become due with respect thereto, all proceeds thereof and any insurance proceeds relating thereto; provided that recoveries of such account shall be applied as described in “—Allocation Percentage” in this prospectus.

If the servicer adjusts downward the amount of any principal receivable (other than ineligible receivables which have been, or are to be, reassigned or assigned to the transferor) because of a rebate, refund, unauthorized charge or billing error to an accountholder or such principal receivable was created in respect of merchandise which was refused or returned by an accountholder, or if the servicer otherwise adjusts downward the amount of any principal receivable without receiving collections therefor or charging off such amount as uncollectible, then the amount of the principal receivables in the master trust with respect to the month in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such receivables would cause the Master Trust Transferor Interest in principal receivables at such time to be a negative number, the transferor shall be required to make an Adjustment Payment in an amount equal to such deficiency into the master trust collection account on such Distribution Date.

The Base Certificate; Additional Transferors

The pooling agreement provides that the transferor may exchange a portion of the Base Certificate or its uncertificated interest in the Master Trust Transferor Interest, if any, for a supplemental certificate or an uncertificated interest in the Master Trust Transferor Interest for transfer or exchange to a person designated by the transferor upon the execution and delivery of a supplement to the pooling agreement (which supplement will be subject to the amendment section of the pooling agreement to the extent that it amends any of the terms of the pooling agreement; see “—Amendments to the Pooling Agreement” in this prospectus), provided that prior to such transfer or exchange:

(a)
the transferor shall have received written notice from each rating agency that such transfer or exchange will not cause a reduction or withdrawal of the rating of the investor certificates of any outstanding series and shall have delivered copies of the written notice to the servicer and the master trust trustee, and

(b)	the transferor shall have delivered to the master trust trustee, each rating agency and certain providers of series enhancement a master trust tax opinion about the transfer or exchange.

Any transfer or exchange of a supplemental certificate or an uncertificated interest in the Master Trust Transferor Interest is subject to the conditions set forth in the preceding sentence. See “The Master Trust— Assumption of the Transferor’s Obligations.” The pooling agreement provides that a Base Certificate and any supplemental certificates may be in certificated or uncertificated form.

The transferor may designate one or more of its affiliates to be included as an additional transferor under the pooling agreement (by means of an amendment to the pooling agreement that will not require the consent of any investor certificateholder; see “—Amendments to the Pooling Agreement” below). Any additional transferor may cease to transfer newly arising receivables to the master trust trustee upon written notice from each rating agency that such cessation will not cause a reduction or withdrawal of the rating of the investor certificates of any series. In connection with such designation, the transferor will surrender the Base Certificate to the master trust trustee in exchange for a newly issued Base Certificate modified to reflect such additional Master Trust Transferor Interest; provided, however, that:

(i)	the conditions set forth in the preceding paragraph for the issuance of a supplemental certificate shall have been satisfied for the designation of an additional transferor, and

(ii)
any applicable conditions described in “—Assumption of the Transferor’s Obligations” in this prospectus shall have been satisfied for the transfer of receivables or participations in receivables by any additional transferor to the master trust. Following the inclusion of an additional transferor, the additional transferor will be treated in the same manner as the transferor described herein and references herein to the transferor shall be references to each transferor.

Master Trust Termination

The master trust will terminate on the Master Trust Termination Date. Upon termination of the trust, all right, title and interest in the receivables and other funds of the master trust (other than amounts in accounts maintained by the trust for the final payment of principal and interest to investor certificateholders) will be conveyed and transferred to the transferor.

Pay Out Events

A Pay Out Event under the pooling agreement will cause the early redemption of the notes. See “The Indenture—Early Redemption Events.” A Pay Out Event refers to any of the following events:

(a)
failure on the part of the transferor (i) to make any payment or deposit on the date required under the pooling agreement or the Series 2002-CC supplement within 5 Business Days after the day such payment or deposit is required to be made or (ii) to observe or perform any other covenants or agreements of the transferor set forth in the pooling agreement or the Series 2002-CC supplement, which failure has a material adverse effect on the investor certificateholders and which continues unremedied for a period of 60 days after written notice of such failure;

(b)
any representation or warranty made by the transferor in the pooling agreement or the Series 2002-CC supplement or any information required to be given by the transferor to the master trust trustee to identify the accounts proves to have been incorrect in any material respect when made or when delivered and continues to be incorrect in any material respect for a period of 60 days after written notice of such failure and as a result of which the interests of the investor certificateholders are materially and adversely affected, except that a Pay Out Event described in this subparagraph clause (b) will not occur if the transferor has accepted reassignment of the related receivable or all of such receivables, if applicable, during such period in accordance with the provisions of the pooling agreement;

(c)
a failure by the transferor to make an addition of accounts to the master trust within 5 Business Days after the day on which it is required to make such addition pursuant to the pooling agreement or the Series 2002-CC supplement;

(d)	any Servicer Default;

(e)
certain events of insolvency, conservatorship, receivership or bankruptcy relating to the transferor (including any additional transferor) or the bank or any other owner of accounts the receivables of which have been transferred to the master trust, provided that, at the time such events occur, the master trust includes receivables transferred by such transferor or account owner;

(f)	the transferor is unable for any reason to transfer receivables to the master trust in accordance with the provisions of the pooling agreement;

(g)
the bank or any other owner of accounts the receivables of which have been transferred to the master trust is unable for any reason to sell receivables to the transferor in accordance with the provisions of the related receivables purchase agreement; or

(h)	the master trust becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

        In the case of any event described in clause (a), (b) or (d) above, a Pay Out Event will occur only if, after the applicable grace period, either the master trust trustee or the noteholders evidencing interests aggregating more than 50% of the Adjusted Outstanding Dollar Principal Amount of the outstanding notes, by written notice to the transferor and the servicer (and to the master trust trustee if given by the investor certificateholders) declare that a Pay Out Event has occurred as of the date of such notice.

In the case of any event described in clause (c), (e), (f), (g) or (h), a Pay Out Event will occur without any notice or other action on the part of the master trust trustee or the noteholders immediately upon the occurrence of such event.

In addition to the consequences of a Pay Out Event discussed above, if an insolvency event which involves either of the banks occurs, such bank will immediately cease to transfer principal receivables to the transferor, and the transferor will be unable to transfer principal receivables to the master trust trustee. Such bank will immediately give notice to the transferor and the master trust trustee. If a bankruptcy or insolvency event which involves the transferor occurs, the transferor will immediately cease to transfer principal receivables to the master trust trustee. The transferor will give notice of the event to the master trust trustee and the servicer. So long as any series issued prior to April 1, 2002 is outstanding, within 15 days the master trust trustee will publish a notice of the occurrence of such event stating that the trustee intends to sell, dispose of or otherwise liquidate the receivables in the master trust by the solicitation of competitive bids and on terms equivalent to the best purchase offer as determined by the master trust trustee, unless within 90 days from the date such notice is published, the holders of investor certificates of each series or, if a series includes more than one class, each class of such series evidencing more than 50% of the aggregate unpaid principal amount of each such series or class (and, to the extent provided in the related series supplement, any credit enhancement provider for such series) instruct the master trust trustee not to dispose of or liquidate the receivables and to continue transferring principal receivables as before such event. The proceeds from any such sale, disposition or liquidation of the receivables will be deposited in the master trust collection account and allocated as described in the pooling agreement and each series supplement. If the sum of (a) the portion of such proceeds allocated to any series and (b) the proceeds of any collections on the receivables in the master trust collection account allocated to such series is not sufficient to pay the Invested Amount of the investor certificates of such series in full, the related investor certificateholders, and in the case of the COMT collateral certificate, the noteholders, will incur a loss.

In addition to the consequences of a Pay Out Event discussed above, if a conservator or receiver were appointed for an additional transferor or if certain other events relating to bankruptcy, insolvency or receivership of that additional transferor occur, pursuant to the pooling agreement, on the day of such event, the additional transferor will immediately cease to transfer principal receivables to the master trust trustee and promptly give notice to the master trust trustee of such event.

Servicing Compensation and Payment of Expenses

The share of the master trust servicing fee allocable to the COMT collateral certificate for any Distribution Date, called the Monthly Servicing Fee, will equal one-twelfth of the product of (i) 2.0% and (ii) the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the month preceding such Distribution Date, except that for the first Distribution Date, the Monthly Servicing Fee will be equal the product of (i) 2.0%, (ii) the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the first month, and (iii) a fraction, the numerator of which is the actual number of days during the period from and including the initial issuance date of any notes through and including the last day of the following month and the denominator of which is 360. On each Distribution Date, if the bank or The Bank of New York is the servicer, servicer interchange for the related month that is on deposit in the master trust collection account will be withdrawn from the master trust collection account and paid to the servicer in payment of a portion of the Monthly Servicing Fee for such month.

The servicer interchange for any month for which the bank or The Bank of New York is the servicer will be an amount equal to the product of the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the month and the portion of Finance Charge Collections allocated to the Invested Amount for the COMT collateral certificate for such month that is attributable to interchange. However, servicer interchange for a month will not exceed one-twelfth of the product of (i) 0.75% and (ii) the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the month; except that for the first Distribution Date, the servicer interchange may equal but shall not exceed the product of (i) 0.75%, (ii) the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the month, and (iii) a fraction, the numerator of which is the actual number of days during the period from and including the initial issuance date of any notes through and including the last day of the following month and the denominator of which is 360. In the case of any insufficiency of servicer interchange on deposit in the master trust collection account, a portion of the Monthly Servicing Fee allocable to the COMT collateral certificate with respect to such month will not be paid to the extent of such insufficiency and in no event shall the master trust, the master trust trustee, the COMT collateral certificateholder, the issuer, the indenture trustee or the noteholders be liable for the share of the servicing fee to be paid out of servicer interchange.

The share of the Monthly Servicing Fee allocable to the COMT collateral certificate for any Distribution Date, called the certificateholder servicing fee, is equal to one-twelfth of the product of (i) the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the month and (ii) 1.25%, or if the bank or The Bank of New York is not the servicer, 2.0%; except that for the first Distribution Date the certificateholder servicing fee will be equal to the product of (i) the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the month, (ii) 1.25%, or if the bank or The Bank of New York is not the servicer, 2.0% and (iii) a fraction, the numerator of which is the actual number of days during the period from and including the initial issuance date of any notes through and including the last day of the following month and the denominator of which is 360.

The portion of the Monthly Servicing Fee allocable to the COMT collateral certificate will be allocated to each series of notes in Asset Pool 1 and will be paid as described in the related prospectus supplement. The remainder of the servicing fee for the master trust (including the remainder of the Monthly Servicing Fee) will be paid by the master trust transferor or the certificateholders of other series or, to the extent of any insufficiency of Servicer Interchange as described above, not be paid. In no event will the issuer, the indenture trustee or the noteholders be liable for any portion of the master trust servicing fee to be paid by the master trust transferor or the certificateholder of any other series or to be paid out of Servicer Interchange.

The servicer will pay from its own funds all expenses incurred in connection with servicing the receivables in the master trust including, without limitation, expenses related to the enforcement of the receivables, payment of the fees and disbursements of the master trust trustee, the owner trustee, the indenture trustee and independent certified public accountants and other fees that are not expressly stated in the pooling agreement, the trust agreement, the indenture, the applicable asset pool supplement or the applicable indenture supplement to be payable by the master trust or the investor certificateholders of a series or the transferor (other than federal, state, local and foreign income and franchise or other taxes based on income, if any, or any interest or penalties with respect thereto of the master trust). In the event that the bank is acting as servicer and fails to pay the fees and disbursements of the master trust trustee, the master trust trustee will be entitled to receive the portion of the master trust servicing fee that is equal to such unpaid amounts. In no event will the investor certificateholders of a series (including the noteholders or the issuer as holder of the COMT collateral certificate) be liable to the master trust trustee for the servicer’s failure to pay such amounts, and any such amounts so paid to the master trust trustee will be treated as paid to the servicer for all other purposes of the pooling agreement.

New Issuances

The pooling agreement provides that, pursuant to one or more series supplements, the transferor may cause the master trust trustee to issue one or more new series of investor certificates and may define all principal terms of such series. Each series may have different terms and enhancements than any other series. None of the transferor, the servicer, the master trust trustee or the master trust is required or intends to obtain the consent of any investor certificateholder of any other series (or any noteholder) issued prior to the issuance of a new series. The transferor may offer any series to the public under a prospectus supplement or other disclosure document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

Under the pooling agreement, the obligation of the master trust trustee to issue the investor certificates of a new series and to execute and deliver the related series supplement is subject to the following conditions, among others:

•
on or before the fifth business day immediately preceding the date upon which the new issuance is to occur, the transferor will give to the master trust trustee, the servicer, each rating agency and certain providers of series enhancement notice of such new issuance and the date upon which the new issuance is to occur;

•	the transferor will deliver to the master trust trustee a series supplement, specifying the terms of the series;

•	the transferor will deliver to the master trust trustee any related series enhancement agreement;

•	the transferor will receive written notice from each rating agency that such new issuance will not cause a reduction or withdrawal of the rating of the investor certificates of any outstanding series;

•
the transferor will deliver to the master trust trustee and certain providers of series enhancement an officer’s certificate of the transferor to the effect that such issuance will not cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any series;

•	the transferor will deliver to the master trust trustee, each rating agency and certain providers of series enhancement a master trust tax opinion; and

•
the transferor will deliver to the master trust trustee and certain providers of series enhancement an officer’s certificate of the transferor to the effect that the Master Trust Transferor Interest will not be less than 2% of the total amount of principal receivables, as of the date upon which the new issuance is to occur after giving effect to such new issuance.

Representations and Warranties

The transferor has made in the pooling agreement certain representations and warranties to the master trust about the accounts, the receivables and, if any, the Funds Collateral, to the effect, among other things, that as of the substitution date and each cut-off date for the addition of accounts:

•	each additional account was an Eligible Account,

•	each of the receivables existing in an additional account is an Eligible Receivable,

•	upon the creation of any new receivable transferred by the transferor to the master trust, such receivable is an Eligible Receivable, and

•	each receivable transferred by the transferor to the master trust trustee is free and clear of any liens (other than those provided for in the pooling agreement).

Prior to the substitution date, the banks made similar representations and warranties relating to receivables that were transferred by the banks to the master trust. For so long as such receivables are assets of the master trust, then the representations and warranties made by the banks with respect to such receivables will be in effect and enforceable.

        If the transferor, or either of the banks with respect to receivables transferred to the master trust prior to the substitution date, breaches any representation and warranty described in the preceding paragraph and such breach remains uncured for 60 days, or such longer period, not in excess of 150 days, as may be agreed to by the master trust trustee, after the earlier to occur of the discovery of such breach by the transferor or the banks, as applicable, or receipt of written notice of such breach by the transferor, and such breach has a material adverse effect on the investor certificateholders’ interest of all series in any receivable (which determination shall be made without regard to the availability of funds under any credit enhancement), the investor certificateholders’ interest in such Ineligible Receivables will be reassigned to the transferor, or either of the banks with respect to receivables transferred to the master trust prior to the substitution date, on the terms and conditions set forth below and the related account shall no longer be included as an account in the Master Trust Portfolio.

An Ineligible Receivable will be reassigned to the transferor, or either of the banks with respect to receivables transferred to the master trust prior to the substitution date, on or before the end of the month in which such reassignment obligation arises by the transferor directing the servicer to deduct the portion of such Ineligible Receivable that is a principal receivable from the aggregate amount of the principal receivables used to calculate the Master Trust Transferor Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Master Trust Transferor Interest would cause the Master Trust Transferor Interest to be a negative number, on the Distribution Date following the month in which such reassignment obligation arises, the transferor will make a deposit in immediately available funds in an amount equal to the principal portion and the interest portion of the amount by which the Master Trust Transferor Interest would be reduced below zero (up to the amount of such principal receivables) into the master trust excess funding account and the master trust collection account, respectively. Any amount deposited into the master trust excess funding account and the master trust collection account, respectively, in connection with the reassignment of an Ineligible Receivable, called a Transfer Deposit Amount, shall be considered a payment in full of the Ineligible Receivable. The reassignment of any Ineligible Receivable to the transferor is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraph about such receivable available to investor certificateholders of any series (or the master trust trustee on behalf of such investor certificateholders) or any provider of series enhancement.

Capital One Funding, as transferor, will also make representations and warranties to the master trust to the effect, among other things, that as of the date it becomes the transferor and as of each series issuance date:

•
it is a limited liability company validly existing under the laws of the Commonwealth of Virginia; it has, in all material respects, full power and authority to consummate the transactions contemplated by the related series supplement; and each of the receivables purchase agreement, the pooling agreement and the related series supplement constitutes a valid, binding and enforceable agreement of the transferor, and

•	the pooling agreement constitutes either:

—
a valid sale, transfer and assignment to the master trust (subject to Section 9-315 of the UCC, as such transfer pertains to proceeds, and subject to certain tax liens) of all right, title and interest of the transferor in the receivables, whether then existing or thereafter created and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the investor certificateholders), or

—
the grant of a first priority perfected security interest in such receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the investor certificateholders) under the UCC as in effect in Virginia and any other state where the filing of a financing statement is required to perfect the master trust’s interest in the receivables and the proceeds thereof, which is effective as to each receivable then existing on the applicable series issuance date or, as to each receivable arising thereafter, upon the creation thereof and until termination of the master trust.

Prior to the substitution date, the banks made similar representations and warranties relating to the pooling agreement and the related series supplements as of the date of each series issuance date. For so long as receivables transferred by the banks prior to the substitution date are assets of the master trust, then the representations and warranties made by the banks with respect to the pooling agreement and the related series supplements will be in effect and enforceable.

In the event that the breach of any of the representations and warranties described in the preceding paragraph has a material adverse effect on the investor certificateholders’ interest of all series in the receivables transferred to the master trust by the transferor, or by the banks with respect to receivables transferred to the master trust prior to the substitution date, either the master trust trustee or the holders of investor certificates evidencing not less than 50% of the aggregate unpaid principal amount of the investor certificates of all series, by written notice to the transferor and the servicer (and the master trust trustee if given by the holders of the requisite percentage of investor certificates of all series), may direct the transferor or the banks, as applicable, to accept the reassignment of the receivables if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 150 days, as may be specified in such notice). The transferor or the banks, as applicable, will be obligated to accept the reassignment of the receivables on the Distribution Date following the month in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if:

•	at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects as if made on such day, and

•
the transferor or the banks, as applicable, shall have delivered to the master trust trustee an officer’s certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct and the breach of such representation and warranty shall no longer materially adversely affect the investor certificateholders and any material adverse effect caused by such breach shall have been cured.

The price for such reassignment will generally be equal to the aggregate Invested Amounts and enhancement invested amounts of all series on the Distribution Date on which the reassignment is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of all series and any interest amounts that were due but not paid on a prior date and interest on such overdue interest amounts (if the applicable series supplement so provides) at the applicable certificate rates through the day preceding such Distribution Date. The payment of such reassignment price, in immediately available funds, will be considered a payment in full of all receivables and the principal portion of such funds and the interest portion of such funds will be deposited in the master trust collection account. If the master trust trustee or the requisite percentage of investor certificateholders of all series gives a notice as provided above, the obligation of the transferor or the banks, as applicable, to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to investor certificateholders of all series (or the master trust trustee on behalf of such investor certificateholders) or any provider of series enhancement.

It is not required or anticipated that the master trust trustee will make any initial or periodic general examination of any documents or records related to the receivables or the accounts for the purpose of establishing the presence or absence of defects, compliance with the transferor’s, or the banks’, as applicable, representations and warranties or for any other purpose. In addition, it is not anticipated or required that the master trust trustee will make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties or the performance by the servicer of its obligations under the pooling agreement or for any other purpose. The servicer, however, will deliver to the master trust trustee on or before April 30 of each calendar year an opinion of counsel with respect to the validity of the interest of the master trust in and to the receivables and certain other components of the master trust.

Certain Matters Regarding the Servicer

The servicer may not resign from its obligations and duties under the pooling agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the master trust trustee or a successor to the servicer has assumed the servicer’s responsibilities and obligations under the pooling agreement. Notwithstanding the foregoing, the bank may transfer its servicing obligations to another entity and be relieved of its obligations and duties under the pooling agreement and related agreements.

Any person into which, in accordance with the pooling agreement, the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the bank, as servicer, or other servicer, as the case may be, under the pooling agreement.

Servicer Default

In the event of any Servicer Default, either the master trust trustee or investor certificateholders holding certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding series, by written termination notice to the servicer or the transferor (and to the master trust trustee and certain providers of series enhancement, if given by the investor certificateholders), may terminate all of the rights and obligations of the servicer, as servicer, under the pooling agreement. If the master trust trustee within 60 days of receipt of such termination notice does not receive any bids from eligible servicers and the servicer delivers an officer’s certificate to the effect that the servicer cannot in good faith cure the Servicer Default which gave rise to such termination notice, then the master trust trustee shall, except when the Servicer Default is caused by the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer, offer the transferor a right of first refusal to purchase the investor certificateholders’ interest for all series. The purchase price for such a purchase shall be paid on a Distribution Date and shall generally be equal to, with respect to each series, the higher of:

•
the sum of the Invested Amount plus the enhancement Invested Amount, if any, of such series on such Distribution Date (less the amount, if any, on deposit in any principal funding account with respect to such series) plus accrued and unpaid interest at the applicable certificate rate (together with, if applicable, interest on interest amounts that were due and not paid on a prior date), through the last day of the calendar month preceding such Distribution Date; and

•
the sum of the average bid price quoted by two recognized dealers for similar securities rated in the same rating category as the initial rating of the investor certificates of such series with a remaining maturity approximately equal to the remaining maturity of the investor certificates of such series plus the enhancement invested amount, if any, of such series.

The master trust trustee shall, as promptly as possible after giving a termination notice, appoint a successor servicer, and if no successor servicer has been appointed by the master trust trustee and has accepted such appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the pooling agreement shall pass to and be vested in the master trust trustee. Prior to any appointment of a successor servicer, the master trust trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the pooling agreement to serve as a successor servicer for servicing compensation not in excess of the master trust servicing fee. The rights and interest of Capital One Funding under the pooling agreement and any series supplement in the Master Trust Transferor Interest will not be affected by any termination notice or appointment of a successor servicer.

Upon the occurrence of any Servicer Default the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling agreement and any series supplement and the servicer shall provide the master trust trustee, each rating agency, each holder of the Master Trust Transferor Interest, any provider of series enhancement and the investor certificateholders of each series an officer’s certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Evidence as to Compliance

The pooling agreement provides that on or before May 31 of each calendar year the servicer will cause a firm of nationally recognized independent public accountants (who may also render other services to the servicer or the bank) to furnish a report to the effect that they have attested to the assertion of authorized officers of the servicer that the servicing was conducted in compliance with certain applicable provisions of the pooling agreement and each series supplement in all material respects.

In addition, on or before May 31 of each calendar year such accountants will also furnish a report to the effect they have applied certain procedures agreed upon with the servicer to compare the mathematical calculations of certain amounts contained in the monthly servicer’s certificates delivered during the preceding calendar year with the servicer’s computer reports that generated such amounts, and will deliver a report to the master trust trustee, the servicer, the transferor and each rating agency reporting all differences revealed by such comparison regardless of materiality.

The pooling agreement provides for delivery to the master trust trustee, each rating agency and certain providers of series enhancement on or before May 31 of each calendar year of a statement signed by an officer of the servicer to the effect that the servicer has, or has caused to be, fully performed its obligations in all material respects under the pooling agreement throughout the preceding year or, if there has been a default in the performance of any such obligation in any material respect, specifying the nature and status of the default.

Copies of all statements, certificates and reports furnished to the master trust trustee may be obtained by a request in writing delivered to the master trust trustee.

Amendments to the Pooling Agreement

By accepting a note, a noteholder will be deemed to acknowledge that the transferor, the servicer and the master trust trustee may amend the pooling agreement and any series supplement (including the Series 2002-CC Supplement) without the consent of any certificateholder (including the issuer) or any noteholder, so long as the amendment will not materially adversely affect the interest of any investor certificateholder (including the holder of the COMT collateral certificate).

For the purposes of any vote or consent under the pooling agreement or any series supplement:

•	that requires the consent or vote of each investor certificateholder, each noteholder will be treated as an investor certificateholder;

•
that requires the consent or vote of any series of investor certificates issued by the master trust, each series of notes will be treated as a series of investor certificates issued by the master trust; and

•
that requires the consent or vote of any class of investor certificates issued by the master trust, each tranche of notes will be treated as a class of investor certificates issued by the master trust.

No amendment to the pooling agreement will be effective unless the issuer delivers the opinions of counsel described under “The Indenture—Tax Opinions for Amendments.”

The pooling agreement and any series supplement may be amended from time to time, including in connection with:

•	the assumption of the obligations of the transferor and the servicer under the pooling agreement by another party,

•	the provision of additional series enhancement for the benefit of investor certificateholders of any series,

•	the issuance of a supplemental certificate,

•	the addition of participations in receivables to the master trust, or

•	the designation of an additional transferor.

Amendments to the pooling agreement and any series supplement may be made by agreement of the master trust trustee, the transferor and the servicer without the consent of the investor certificateholders of any series or the consent of the provider of any series enhancement provided that:

•	the transferor has received written notice from each rating agency that such amendment will not cause a reduction or withdrawal of the rating of the investor certificates of any outstanding series,

•
the transferor delivers to the master trust trustee and each provider of series enhancement an officer’s certificate to the effect that such amendment will not have a material adverse effect on the interests of the investor certificateholders,

•
in the case of an amendment relating to the assumption of the transferor’s or the servicer’s obligations under the pooling agreement by another party, all other conditions to such assumption specified in the pooling agreement have been satisfied (see “—Assumption of the Transferor’s Obligations” and “—Certain Matters Regarding the Servicer” in this prospectus), and

•	all conditions to such amendment specified in the pooling agreement have been satisfied.

The pooling agreement and any series supplement may also be amended from time to time by the transferor, the servicer and the master trust trustee (a) with the consent of the holders of investor certificates evidencing not less than 50% of the aggregate unpaid principal amount of the investor certificates of all outstanding series affected for the purpose of effecting a significant change in the permitted activities of the master trust and (b) in all other cases with the consent of the holders of investor certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the investor certificates of all adversely affected series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling agreement or any series supplement or of modifying in any manner the rights of such investor certificateholders. No such amendment specified in clause (b) above, however, may:

•
reduce in any manner the amount of or delay the timing of any distributions to be made to investor certificateholders or deposits of amounts to be so distributed or the amount available under any series enhancement without the consent of each affected investor certificateholder;

•	change the definition or the manner of calculating the interest of any investor certificateholder without the consent of each affected investor certificateholder;

•	reduce the percentage required to consent to any such amendment without the consent of each investor certificateholder; or

•
adversely affect the rating of any series or class by any rating agency without the consent of the holders of investor certificates of such series or class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the investor certificates of such series or class.

Promptly following the execution of any such amendment (other than an amendment described in the first paragraph), the master trust trustee will furnish notice of the substance of such amendment to each investor certificateholder.

        In addition, subject to any other applicable conditions described above, the Series 2002-CC supplement may be amended by the transferor without the consent of the servicer, the master trust trustee, the issuer or any noteholder if the transferor provides the master trust trustee with (a) an opinion of counsel to the effect that such amendment or modification would reduce the risk that the master trust would be treated as taxable as a publicly traded partnership pursuant to Section 7704 of the Internal Revenue Code of 1986, as amended and (b) a certificate that such amendment or modification would not materially and adversely affect any investor certificateholder (including the noteholders and the issuer as holders of the COMT collateral certificate), except that no such amendment (i) shall be deemed effective without the master trust trustee’s consent, if the master trust trustee’s rights, duties and obligations under the Series 2002-CC supplement are thereby modified or (ii) shall cause a significant change in the permitted activities of the master trust, as set forth in the pooling agreement. Promptly after the effectiveness of any such amendment, the transferor shall deliver a copy of such amendment to each of the servicer, the master trust trustee and each rating agency.

Assumption of the Transferor’s Obligations

Each receivables purchase agreement permits a transfer of all of the applicable bank’s credit card accounts and other revolving credit accounts and the receivables arising thereunder, which may include all, but not less than all, of the portfolio of accounts designated to the master trust and such bank’s remaining interest in the receivables arising thereunder. In the pooling agreement, the transferor is permitted to transfer its remaining interest in the receivables, its interest in participations in receivables and its interest in the master trust, and the bank is permitted to transfer all servicing functions and other obligations under the pooling agreement or relating to the transactions contemplated thereby, to another entity which may or may not ultimately be affiliated with the bank or the transferor. Pursuant to the receivables purchase agreements, the banks are permitted to sell the accounts and the related interests only with the consent of the transferor. Pursuant to the pooling agreement, the transferor is permitted to consent to the sale by the banks and is permitted to assign, convey and transfer its assets and obligations to such other entity, without the consent or approval of any certificateholders or noteholders, if the following conditions, among others, are satisfied:

•
the entity, the transferor and the master trust trustee have entered into an assumption agreement providing for the entity’s assumption of the transferor’s obligations under the pooling agreement, including the assumption of the obligation to transfer the receivables arising under the portfolio of accounts in the master trust and the receivables arising under any additional accounts directly or indirectly to the master trust,

•	each provider of series enhancement, if any, has consented to the transfer and assumption,

•
all filings required to perfect the interest of the master trust trustee in the receivables arising under such accounts have been duly made and copies thereof will have been delivered by the transferor to the master trust trustee,

•
if the assuming entity is a savings and loan association, a national banking association, a bank or other entity that is not subject to Title 11 of the United States Code, the transferor has delivered notice of such transfer and assumption to each rating agency (in which case there is no requirement that such transfer and assumption will not have an effect on the ratings of any outstanding investor certificates) or, if the assuming entity is not any of those entities, the transferor has received written notice from each rating agency that such transfer and assumption will not cause a reduction or withdrawal of the rating of the investor certificates of any outstanding series,

•	the master trust trustee has received an opinion of counsel about the third clause above and as to certain other matters specified in the pooling agreement, and

•	the master trust trustee has received a master trust tax opinion.

The pooling agreement and the receivables purchase agreements provide that the banks, the transferor, the assuming entity and the master trust trustee may enter into amendments to the pooling agreement and the receivables purchase agreements to permit the transfer and assumption described above without the consent of the holders of any certificates or notes. After any permitted transfer and assumption, the assuming entity will be considered to be a “transferor” for all purposes hereof, and the prior transferor will have no further liability or obligation under the pooling agreement.

The Receivables Purchase Agreements Generally

Sale of Receivables

The bank and the savings bank are the owners of the accounts which contain the receivables that are purchased by the transferor under separate receivables purchase agreements with each bank and the transferor and then transferred by the transferor to the master trust. In connection with the sale of receivables to the transferor, each bank has:

•	filed appropriate UCC financing statements to evidence the sale to the transferor and to perfect the transferor’s right, title and interest in those receivables; and

•	indicated in its computer files that the receivables have been sold to the transferor by such bank.

Pursuant to separate receivables purchase agreements, each bank, respectively:

•
sold all of its right, title and interest in the receivables existing in the initial accounts at the close of business on the initial cut-off date and receivables arising thereafter in those accounts, in each case including all interchange, insurance proceeds and recoveries allocable to such receivables, any Funds Collateral, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables; and

•
will sell all of its right, title and interest in the receivables existing in the additional accounts at the close of business on the date of designation for inclusion in the master trust and receivables arising thereafter in those accounts, in each case including all interchange, insurance proceeds and recoveries, any Funds Collateral, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables.

Pursuant to the pooling agreement, those receivables are then transferred immediately by the transferor to the master trust, and the transferor has assigned to the master trust its rights under the receivables purchase agreements.

Representations and Warranties

In each receivables purchase agreement, each bank, respectively, represents and warrants to the transferor to the effect that, among other things:

•	it is validly existing in good standing under the applicable laws of the applicable jurisdiction and has full power and authority to own its properties and conduct its business;

•
the execution and delivery of the receivables purchase agreement and the performance of the transactions contemplated by that document will not conflict with or result in any breach of any of the terms of any material agreement to which such bank is a party or by which its properties are bound and will not conflict with or violate any requirements of law applicable to such bank; and

•
all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained by such bank in connection with the execution and delivery of, and the performance of the receivables purchase agreement have been obtained.

Repurchase Obligations

In each receivables purchase agreement, each bank, respectively, makes the following representations and warranties, among others:

•
as of the initial cut-off date with respect to the initial accounts, and as of the date of designation for inclusion in the master trust with respect to additional accounts, the list of accounts and information concerning the accounts provided by such bank is accurate and complete in all material respects;

•	each receivable conveyed to transferor has been conveyed free and clear of any lien or encumbrance;

•
all government authorizations, consents, orders, approvals, registrations or declarations required to be obtained, effected or given by such bank in connection with the conveyance of receivables to the transferor have been duly obtained, effected or given and are in full force and effect;

•	on the initial cut-off date, each account is an Eligible Account and, on the date of designation for inclusion in the master trust, each additional account is an Eligible Account;

•
on the initial cut-off date, each receivable then existing in an initial account is an Eligible Receivable and, on the applicable additional cut-off date, each receivable then existing in the related additional account is an Eligible Receivable;

•	as of the date of the creation of any new receivable sold to the transferor by such bank, such receivable is an Eligible Receivable; and

•	no selection procedures reasonably believed by such bank to be materially adverse to the interests of the transferor have been used in selecting the accounts for designation to the master trust.

The receivables purchase agreements provide that if the banks breach any of the representations and warranties described above and, as a result, the transferor is required under the pooling agreement to accept a reassignment of the related Ineligible Receivables transferred to the master trust by the transferor or sold to the master trust by the banks prior to the date Capital One Funding became the transferor, then the banks will accept reassignment of such Ineligible Receivables and pay to the transferor an amount equal to the unpaid balance of such Ineligible Receivables. See “The Master Trust—Representations and Warranties” in this prospectus.

Reassignment of Other Receivables

Each of the banks also represents and warrants in the respective receivables purchase agreement that (a) such receivables purchase agreement and any supplemental conveyances each constitute a legal, valid and binding obligation of such bank and (b) such receivables purchase agreement and any supplemental conveyance constitute a valid sale to the transferor of all right, title and interest of such bank of the receivables, including all interchange, insurance proceeds and recoveries, any Funds Collateral, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables, and that the sale is perfected under the applicable UCC. If a representation described in (a) or (b) of the preceding sentence is not true and correct in any material respect and as a result of the breach the transferor is required under the pooling agreement to accept a reassignment of all of the receivables previously sold by such bank pursuant to such receivables purchase agreement, such bank shall accept a reassignment of those receivables. See “The Master Trust—Representations and Warranties” in this prospectus. If either of the banks is required to accept reassignment under the preceding paragraph, that bank will pay to the transferor an amount equal to the unpaid balance of the reassigned receivables.

Amendments

The receivables purchase agreements may be amended by the applicable bank and the transferor without consent of any investor certificateholders or noteholders. No amendment, however, may be effective unless:

•
written confirmation has been received by the master trust trustee from each rating agency that the amendment will not result in the reduction or withdrawal of the respective ratings of each rating agency for any securities issued by the master trust; and

•	the applicable bank shall certify to the transferor that such bank reasonably believes that the amendment will not cause a Pay Out Event.

Termination

        The receivables purchase agreements will terminate upon either (a) the termination of the master trust pursuant to the pooling agreement or (b) an amendment to the pooling agreement to replace Capital One Funding with an affiliate of Capital One Funding, as transferor under the pooling agreement. In addition, if a receiver or conservator is appointed for either of the banks or the transferor becomes a debtor in a bankruptcy case or certain other liquidation, bankruptcy, insolvency or similar events occur, the applicable bank will cease to transfer receivables to the transferor and promptly give notice of that event to the transferor and the master trust trustee, unless the receiver, conservator or bankruptcy court instructs otherwise.

In vestor Certificateholders Have Limited Control of Actions

Investor certificateholders of any series or class within a series may need the consent or approval of a specified percentage of the Invested Amount of other series or a class of such other series to take or direct certain actions, including to require the appointment of a successor servicer after a Servicer Default, to amend the pooling agreement in some cases, and to direct a repurchase of all outstanding series after certain violations of the transferor’s representations and warranties. The interests of the investor certificateholders of any such series may not all coincide, making it more difficult for any particular investor certificateholder to achieve the desired results from such vote.

Certain Legal Aspects of the Receivables

Certain Matters Relating to the Transfer of the Receivables and the COMT Collateral Certificate

Prior to the substitution of Capital One Funding for the banks as transferor under the pooling agreement, referred to as the substitution date, the bank represented and warranted that its transfer of receivables to the master trust was either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. Prior to the substitution date, the savings bank did not transfer any receivables to the master trust. After the substitution date, the banks represent and warrant that their transfer of receivables to Capital One Funding is an absolute sale of those receivables, and Capital One Funding represents and warrants that its transfer of receivables to the master trust is either (i) an absolute sale of those receivables or (ii) the grant of a security interest in those receivables. For a description of the master trust’s rights if these representations and warranties are not true, see “The Master Trust—Representations and Warranties” in this prospectus. In addition, Capital One Funding represents and warrants that its transfer of the COMT collateral certificate to the issuer is either (i) an absolute sale of the COMT collateral certificate or (ii) the grant of a security interest in the COMT collateral certificate.

Prior to the substitution date, the bank took steps under the UCC to perfect the master trust’s interest in the receivables. After the substitution date, the banks have taken and will take steps under the UCC to perfect Capital One Funding’s interest in the receivables, and Capital One Funding has taken and will take steps under the UCC to perfect the master trust’s interest in the receivables and the issuer’s interest in the COMT collateral certificate. The issuer has taken and will take steps under the UCC to perfect the indenture trustee’s interest in the COMT collateral certificate. If a court determines that the UCC does not govern these transfers, however, payments to you could be delayed or reduced if some other action is required under applicable law and such action has not been taken.

Prior to the substitution date, the bank represented, warranted, and covenanted that its transfer of receivables was free and clear of the lien or interest of any other entity, except for certain tax and other nonconsensual liens, and that the master trust’s interest in the receivables was perfected. After the substitution date, each bank has represented, warranted and covenanted and will represent, warrant and covenant that its transfer of receivables is free and clear of the lien or interest of any other entity, except for certain tax and other nonconsensual liens and the interests of the master trust trustee, and that the master trust’s interest in the receivables is perfected. In addition, after the issuance of the COMT collateral certificate, each of Capital One Funding and the issuer will represent, warrant and covenant that the transfer of the COMT collateral certificate is free and clear of any lien or interest of any other entity, except for certain tax and other nonconsensual liens, and that the issuer’s interest in the COMT collateral certificate is perfected. If any of these representations, warranties, or covenants is not true, however, the interest of the master trust in the receivables and the interest of the indenture trustee in the COMT collateral certificate could be impaired, and payments to you could be delayed or reduced. For instance,

•
a prior or subsequent transferee of receivables could claim an interest in the receivables superior to the interest of the master trust, or a prior or subsequent transferee of the COMT collateral certificate could claim an interest in the COMT collateral certificate superior to the interest of the indenture trustee;

•
a tax, governmental, or other nonconsensual lien that attaches to the property of the banks, Capital One Funding, the master trust or the issuance trust could have priority over the interest of the master trust in the receivables and the interest of the indenture trustee in the COMT collateral certificate;

•
the administrative expenses of a conservator or receiver for the banks or a bankruptcy trustee for any affiliates, including non-banking affiliates, could be paid from collections on the receivables or distributions on the COMT collateral certificate before noteholders receive any payments; and

•
if insolvency or bankruptcy proceedings were commenced by or against either bank or any affiliate of the banks, including non-banking affiliates, or if certain time periods were to pass, the master trust and the indenture trustee may lose any perfected interest in collections held by that bank and commingled with its other funds. See “The Master Trust—Application of Collections.”

Certain Matters Relating to Conservatorship or Receivership

The bank is chartered as a Virginia banking corporation and is subject to regulation and supervision by the Virginia State Corporation Commission, which is authorized to apply to a Virginia court for the appointment of a receiver for the bank if certain events occur relating to the bank’s financial condition or the propriety of its actions. The savings bank is a federal saving savings bank which is regulated and supervised by the Office of Thrift Supervision (OTS), and is authorized to submit a plan of dissolution to the OTS for its approval. This plan may include, among other things, appointment of the Federal Deposit Insurance Corporation (FDIC) as receiver for the purpose of liquidation of the savings bank. In addition, the FDIC could appoint itself as conservator or receiver for either bank.

Prior to the substitution date, the bank treated its transfer of receivables to the master trust as a sale for accounting purposes. After the substitution date, the bank treated and each bank will treat its transfer of receivables to Capital One Funding as a sale. Arguments may be made, however, that any of these transfers constitutes the grant of a security interest under generally applicable law. Nevertheless, the FDIC has issued regulations surrendering certain rights under the Federal Deposit Insurance Act (FDIA), as amended by the Financial Institutions Reform, Recovery and Enforcement Act of 1989, to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the receivables if certain conditions are met including that (i) the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles, (ii) the financial institution received adequate consideration for the transfer, (iii) the parties intended that the transfer constitute a sale for accounting purposes, and (iv) the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors. Each bank’s transfer of the receivables, and the agreements under which the banks make those transfers, are intended to satisfy all of these conditions.

If a condition required under the FDIC’s regulations were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize a bank’s transfer of the receivables. If the FDIC were successful, the FDIA would limit any damages to “actual direct compensatory damages” determined as of the date that the FDIC was appointed as conservator or receiver for that bank. The FDIC, moreover, could delay its decision whether to seek to reclaim, recover, or recharacterize a bank’s transfer of the receivables for a reasonable period following its appointment as conservator or receiver for that bank. Therefore, if the FDIC were to reclaim, recover, or recharacterize a bank’s transfer of the receivables, payments to you could be delayed or reduced.

        Even if the conditions set forth in the regulations were satisfied and the FDIC did not reclaim, recover, or recharacterize the banks’ transfer of the receivables, you could suffer a loss on your investment if (i) the receivables purchase agreements, the pooling agreement, or the banks’ transfer of the receivables were found to violate the regulatory requirements of the FDIA, (ii) Capital One Funding or another transferor affiliate of the banks, the master trust trustee, the issuer or the indenture trustee were required to comply with the claims process established under the FDIA in order to collect payments on the receivables or any collateral certificate issued by an affiliate of the bank, (iii) the FDIC were to request a stay of any action by Capital One Funding or another transferor affiliate of the banks, the master trust trustee, the issuer or the indenture trustee to enforce the receivables purchase agreements, the pooling agreement, the trust agreement, the indenture, the applicable asset pool supplement, the applicable indenture supplement, any collateral certificate or the notes, or (iv) the FDIC were to repudiate other parts of the receivables purchase agreements, the pooling agreement or the administration agreement, such as any obligation to collect payments on or otherwise service the receivables or to manage Capital One Funding or a transferor affiliate with the banks or the issuer.

Capital One Funding is a wholly-owned subsidiary of the bank. Certain provisions of the FDIA and regulations issued by banking authorities may apply not only to the bank but to its subsidiaries as well. If Capital One Funding were found to have violated any of these provisions or regulations, payments to you could be delayed or reduced. Arguments also may be made that the FDIC’s rights and powers under the FDIA extend to Capital One Funding and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of noteholders under the indenture, the applicable asset pool supplement or the applicable indenture supplement. If the FDIC were to take this position, payments to you could be delayed or reduced. In addition, if the bank entered conservatorship or receivership, the FDIC could exercise control over the receivables, the COMT collateral certificate or the other assets of Capital One Funding or the issuer on an interim or a permanent basis. Although steps have been taken to minimize this risk, the FDIC could argue that:

•
the assets of Capital One Funding (including the receivables and the COMT collateral certificate) constitute assets of the bank available for liquidation and distribution by a conservator or receiver for the bank;

•	Capital One Funding and its assets (including the receivables and the COMT collateral certificate) should be substantively consolidated with the bank and its assets; or

•	the FDIC’s control over the receivables and the COMT collateral certificate is necessary for the bank to reorganize or to protect the public interest.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced. Furthermore, regardless of any decision made by the FDIC or ruling made by a court, if one of the banks has entered conservatorship or receivership, the liquidity and value of the notes could be adversely affected.

In addition, regardless of the terms of the receivables purchase agreements or the pooling agreement, the trust agreement, the indenture, the applicable asset pool supplement or the applicable indenture supplement, and regardless of the instructions of those authorized to direct Capital One Funding’s, the master trust trustee’s, the issuer’s or the indenture trustee’s actions, the FDIC as conservator or receiver for either of the banks may have the power (i) to prevent or require the commencement of an early amortization period for a collateral certificate or an early redemption of the notes, (ii) to prevent, limit, or require the early liquidation of receivables or the assets of the issuer, including the COMT collateral certificate, and termination of the master trust or the issuer, or (iii) to require, prohibit, or limit the continued transfer of receivables or payment on the COMT collateral certificate. Furthermore, regardless of the terms of the pooling agreement, the trust agreement, the indenture, the applicable asset pool supplement, the applicable indenture supplement or the administration agreement, the FDIC (i) could prevent the appointment of a successor servicer or another manager for Capital One Funding or the issuer or (ii) could authorize the bank or an affiliate to stop servicing the receivables or managing Capital One Funding or the issuer. If any of these events were to occur, payments to you could be delayed, reduced or terminated.

Some accountholders have deposited funds with the banks as collateral to secure their payment of receivables. The banks have assigned its interest in these deposit accounts to Capital One Funding, which in turn has assigned that interest to the master trust. The funds deposited by accountholders, however, are commingled with other revenues of the banks and used for their general operations, and therefore, the banks’ obligation to repay the funds deposited represents only a general unsecured obligation of the banks. Although the deposit accounts should be fully insured by the FDIC, if either of the banks were to enter conservatorship or receivership or otherwise have insufficient assets to satisfy its obligations under the deposit accounts, the payment of these funds to the accountholders or to the master trust could be delayed or reduced and payments to you could be delayed, reduced or terminated.

If a non-banking affiliate of the banks were to become a debtor in a bankruptcy case, a court could exercise control over the receivables on an interim or a permanent basis. Although steps have been taken to minimize this risk, the affiliate of the banks as debtor-in-possession or another interested party could argue that:

•
the affiliate did not sell the receivables to Capital One Funding or other subsidiary for transfer to a master trust or securitization special purpose entity or to the issuer, but instead borrowed money from Capital One Funding or such other subsidiary and granted a security interest in the receivables;

•
Capital One Funding or another subsidiary of either bank or the non-banking affiliate entity and its assets (including the receivables) should be substantively consolidated with the bankruptcy estate of the affiliate; or

•	the receivables are necessary for the non-banking affiliate to reorganize.

If these or similar arguments were made, whether successfully or not, payments to you could be delayed or reduced.

In addition to Capital One Funding, similar risks are likely to apply to any other transferor affiliated with either of the banks.

Consumer Protection Laws

The relationship between an accountholder and consumer lender is extensively regulated by federal, state and local consumer protection laws. With respect to consumer revolving credit accounts owned by the bank, the most significant federal laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose disclosure requirements before and when an account is opened and at the end of monthly billing cycles and, in addition, limit accountholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, impose certain limitations on the type of account-related charges that may be issued and regulate collection practices. In addition, accountholders are entitled under these laws to have payments and credits applied to their accounts promptly and to require billing errors to be resolved promptly. The master trust may be liable for certain violations of consumer protection laws that apply to the receivables or the Funds Collateral, if any, either as assignee from the bank with respect to obligations arising before transfer of the receivables or the Funds Collateral, if any, to the transferor or the master trust or as the party directly responsible for obligations arising after the transfer. In addition, an accountholder may be entitled to assert such violations by way of setoff against the obligation to pay the amount of receivables owing. See “Risk Factors” in this prospectus. All receivables, including any Funds Collateral, that were not created or serviced in compliance in all material respects with the requirements of such laws, subject to certain conditions described under “The Master Trust—Representations and Warranties” in this prospectus, will be reassigned to the transferor. The servicer has also agreed in the pooling agreement to indemnify the master trust, among other things, for any liability arising from such servicing violations. For a discussion of the master trust’s rights if the receivables were not created in compliance in all material respects with applicable laws, see “The Master Trust—Representations and Warranties” and “—The Receivables Purchase Agreements Generally—Repurchase Obligations” in this prospectus.

The Soldiers’ and Sailors’ Civil Relief Act of 1940 allows individuals on active duty in the military to cap the interest rate on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual’s rights would be prejudiced by denial of such a stay.

        Application of federal and state bankruptcy and debtor relief laws would affect the interests of investor certificateholders and the noteholders in the receivables if such laws result in any receivables being charged off as uncollectible when there are no funds available from series enhancement or other sources and could delay realization on any related Funds Collateral or otherwise affect the ability of the banks to realize on such Funds Collateral. See “The Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries” in this prospectus.

Federal Income Tax Consequences

General

The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of an interest in the notes. Additional federal income tax considerations relevant to a particular tranche may be set forth in the related prospectus supplement. The following summary has been prepared and reviewed by Orrick, Herrington & Sutcliffe LLP as special tax counsel to the issuer (“Special Tax Counsel”). The summary is based on the Internal Revenue Code of 1986, as amended as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of an interest in the notes, deals only with interests in notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code and, except as specifically set forth below, does not address tax consequences of holding interests in notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding interests in the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of equity interests in a holder of an interest in a note. Special Tax Counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the Internal Revenue Service. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, it is suggested that persons considering the purchase of an interest in notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in an interest in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

Tax Characterization of the Issuer and the Notes

Treatment of the Issuer and the Master Trust as Entities Not Subject to Tax

Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, each of the issuer and the master trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, Special Tax Counsel is of the opinion that each of the issuer and the master trust will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail.

The precise tax characterization of the issuer and the master trust for federal income tax purposes is not certain. They might be viewed as merely holding assets on behalf of the transferor as collateral for notes issued by the transferor. On the other hand, they could be viewed as one or more separate entities for tax purposes issuing the notes. This distinction, however, should not have a significant tax effect on holders of interests in notes except as stated below under “—Possible Alternative Characterizations.”

Treatment of the Notes as Debt

Special tax counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. Additionally, the issuer will agree by entering into the indenture, and the holders of interests in notes will agree by their purchase and holding of an interest in notes, to treat the notes as debt secured by any applicable collateral certificate and other assets of the issuer for United States federal income tax purposes.

Possible Alternative Characterizations

If, contrary to the opinion of Special Tax Counsel, the Internal Revenue Service successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in the issuer, the master trust or some other entity for such purposes. If so treated, investors could be treated either as partners in a partnership or, alternatively, as shareholders in a taxable corporation for such purposes. If an investor were treated as a partner in a partnership, it would be taxed individually on its respective share of the partnership’s income, gain, loss, deductions and credits attributable to the partnership’s ownership of any applicable collateral certificate and other assets and liabilities of the partnership without regard to whether there were actual distributions of that income. As a result, the amount, timing, character and source of items of income and deductions of an investor could differ if its interest in notes were held to constitute a partnership interest rather than debt. Treatment of a holder of an interest in notes as a partner could have adverse tax consequences to certain holders; for example, absent an applicable exemption, income to foreign persons would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of partnership expenses. Alternatively, the Internal Revenue Service could contend that some or all of the notes, or separately some of the other securities that the issuer and the master trust are permitted to issue (and which are permitted to constitute debt or equity for federal income tax purposes), constitute equity in a partnership that should be classified as a publicly traded partnership taxable as a corporation for federal income tax purposes. Any such partnership would be classified as a publicly traded partnership and could be taxable as a corporation if its equity interests were traded on an “established securities market,” or are “readily tradable” on a “secondary market” or its “substantial equivalent.” The transferor intends to take measures designed to reduce the risk that either of the issuer or the master trust could be classified as a publicly traded partnership; although the transferor expects that such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such other securities as “readily tradable” on a “secondary market” or its “substantial equivalent” are not fully within the control of the transferor. As a result, there can be no assurance that the measures the transferor intends to take will in all circumstances be sufficient to prevent the issuer and the master trust from being classified as publicly traded partnerships. If the issuer or the master trust were treated in whole or in part as one or more publicly traded partnerships taxable as a corporation, corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the notes, and foreign investors could be subject to withholding taxes. Additionally, no distributions from the corporation would be deductible in computing the taxable income of the corporation, except to the extent that any notes or other securities were treated as debt of the corporation and distributions to the related holder of an interest in notes or other security holders were treated as payments of interest thereon. Further, distributions to a holder of an interest in notes not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (possibly without the benefit of any dividends received deduction). Prospective investors should consult their own tax advisors with regard to the consequences of possible alternative characterizations to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt and the issuer and the master trust as entities not subject to federal income tax is correct.

Consequences to Holders of an Interest in the Offered Notes

Interest and Original Issue Discount

Stated interest on a note will be includible in gross income as it accrues or is received in accordance with the usual method of tax accounting of a holder of an interest in notes. If a class of notes is issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue Code will apply to those notes. Under those provisions, a holder of an interest in such a note (including a cash basis holder) would be required to include the original issue discount on an interest in a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. Subject to the discussion below, an interest in a note will be treated as having original issue discount to the extent that its “stated redemption price” exceeds its “issue price,” if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of interests in the notes. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on an interest in a note is “unconditionally payable” and hence that all of such interest should be included in its stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most holders of the notes, but prospective investors should consult their own tax advisors concerning the impact to them in their particular circumstances. The issuer intends to take the position that interest on the notes constitutes “qualified stated interest” and that the above consequences do not apply.

Market Discount

A holder of an interest in a note who purchases its interest at a discount that exceeds any original issue discount not previously includible in income may be subject to the “market discount” rules of Sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

Market Premium

A holder of an interest in a note who purchases its interest at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Internal Revenue Code.

Disposition of an Interest in the Notes

Subject to exceptions such as in the case of “wash sales,” upon the sale, exchange or retirement of an interest in a note, the holder of such interest will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest) and the holder’s adjusted tax basis in its interest in the note. The holder’s adjusted tax basis in its interest in the note generally will equal the cost of the interest in the note to such holder, increased by any market or original issue discount previously included in income by such holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or original issue discount previously received by such holder with respect to such note. Except to the extent of any accrued market discount not previously included in income, any such gain treated as capital gain will be long-term capital gain if the interest in the note has been held for more than one year, and any such loss will be a capital loss, subject to limitations on deductibility.

Foreign Holders

Under United States federal income tax law now in effect, subject to exceptions applicable to certain types of interest, payments of interest by the issuer to a holder of an interest in a note who, as to the United States, is a nonresident alien individual or a foreign corporation (a “foreign person”) will be considered “portfolio interest” and will not be subject to United States federal income tax and withholding tax provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not for United States federal income tax purposes (a) actually or constructively a “10 percent shareholder” of the transferor, the issuer or the master trust, (b) a “controlled foreign corporation” with respect to which the transferor, the issuer or the master trust is a “related person” within the meaning of the Internal Revenue Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name, address and certain additional information. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the foreign person that owns the interest in the note. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an interest in a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year.

The U.S. Treasury Department has recently issued final Treasury regulations which revise various procedural matters relating to withholding taxes. Holders of interests in notes should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

Backup Withholding and Information Reporting

Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of an interest in a note, may be subject to “backup withholding” tax under Section 3406 of the Internal Revenue Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient’s United States federal income tax, provided appropriate proof is provided under rules established by the Internal Revenue Service. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the Internal Revenue Service concerning payments, unless an exemption applies. Holders of interests in the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

The United States federal income tax discussion set forth above may not be applicable depending upon the particular tax situation of a holder of an interest in the notes, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer’s own tax advisor. Accordingly, it is suggested that prospective investors should consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of an interest in the notes and the possible effects of changes in federal tax laws.

State and Local Tax Consequences

The discussion above does not address the taxation of the issuer or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. It is suggested that each investor should consult its own tax adviser regarding state and local tax consequences.

Benefit Plan Investors

Benefit plans are required to comply with restrictions under the Employee Retirement Income Security Act of 1974, known as ERISA, and/or section 4975 of the Internal Revenue Code, if they are subject to either or both sets of restrictions. The ERISA restrictions include rules concerning prudence and diversification of the investment of assets of a benefit plan—referred to as “plan assets.” A benefit plan fiduciary should consider whether an investment by the benefit plan in notes complies with these requirements.

In general, a benefit plan for these purposes includes:

•	a plan or arrangement which provides deferred compensation or certain health or other welfare benefits to employees;

•	an employee benefit plan that is tax-qualified under the Internal Revenue Code and provides deferred compensation to employees—such as a pension, profit-sharing, section 401(k) or Keogh plan; and

•
a collective investment fund or other entity if (a) the fund or entity has one or more benefit plan investors and (b) certain “look-through” rules apply and treat the assets of the fund or entity as constituting plan assets of the benefit plan investor.

However, a plan maintained by a governmental employer is not a benefit plan for these purposes. Most plans maintained by religious organizations and plans maintained by foreign employers for the benefit of employees employed outside the United States are also not benefit plans for these purposes. A fund or other entity—including an insurance company general account—considering an investment in notes should consult its tax advisors concerning whether its assets might be considered plan assets of benefit plan investors under these rules.

Prohibited Transactions

ERISA and Section 4975 of the Internal Revenue Code also prohibit transactions of a specified type between a benefit plan and a party in interest who is related in a specified manner to the benefit plan. Individual retirement accounts and tax-qualified plans that provide deferred compensation to employees are also subject to these prohibited transaction rules unless they are maintained by a governmental employer or (in most cases) a religious organization. Violation of these prohibited transaction rules may result in significant penalties. There are statutory exemptions from the prohibited transaction rules, and the U.S. Department of Labor has granted administrative exemptions for specified transactions.

Potential Prohibited Transactions from Investment in Notes

There are two categories of prohibited transactions that might arise from a benefit plan’s investment in notes. Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

Prohibited Transactions between the Benefit Plan and a Party in Interest

The first category of prohibited transaction could arise on the grounds that the benefit plan, by purchasing notes, was engaged in a prohibited transaction with a party in interest. A prohibited transaction could arise, for example, if the notes were viewed as debt of the bank and the bank is a party in interest as to the benefit plan. A prohibited transaction could also arise if the bank, the transferor, the master trust trustee, the indenture trustee, the servicer or another party with an economic relationship to the issuer or the master trust either:

•	is involved in the investment decision for the benefit plan to purchase notes; or

•	is otherwise a party in interest as to the benefit plan.

If a prohibited transaction might result from the benefit plan’s purchase of notes, an administrative exemption from the prohibited transaction rules might be available to permit an investment in notes. The exemptions that are potentially available include the following prohibited transaction class exemptions:

•	96-23, available to “in-house asset managers”;

•	95-60, available to insurance company general accounts;

•	91-38, available to bank collective investment funds;

•	90-1, available to insurance company pooled separate accounts; and

•	84-14, available to “qualified professional asset managers.”

However, even if the benefit plan is eligible for one of these exemptions, the exemption may not cover every aspect of the investment by the benefit plan that might be a prohibited transaction.

Prohibited Transactions between the Issuer or the Master Trust and a Party in Interest

The second category of prohibited transactions could arise if:

•	a benefit plan acquires notes, and

•
under the “look-through” rules of the U.S. Department of Labor plan asset regulation, assets of the issuer and, in turn, assets of the master trust are treated as if they were plan assets of the benefit plan.

In this case, every transaction by the issuer and, in turn, the master trust would be treated as a transaction by the benefit plan using its plan assets.

If assets of the issuer and, in turn, assets of the master trust are treated as plan assets of a benefit plan investor, a prohibited transaction could result if the issuer itself engages in a transaction with a party in interest as to the benefit plan. For example, if the issuer’s assets are treated as assets of the benefit plan and the master trust holds a credit card receivable that is an obligation of a participant in that same benefit plan, then there would be a prohibited extension of credit between the benefit plan and a party in interest, the plan participant.

As a result, if assets of the issuer and, in turn, assets of the master trust are treated as plan assets, there would be a significant risk of a prohibited transaction. Moreover, the prohibited transaction class exemptions referred to above could not be relied on to exempt all the transactions of the issuer or the master trust from the prohibited transaction rules. In addition, because all the assets of the issuer or the master trust would be treated as plan assets, managers of those assets might be required to comply with the fiduciary responsibility rules of ERISA.

Under an exemption in the plan asset regulation, assets of the issuer would not be considered plan assets, and so this risk of prohibited transactions should not arise, if a benefit plan purchases a note that:

•	is treated as indebtedness under local law, and

•	has no “substantial equity features.”

The issuer expects that all notes offered by this prospectus will be indebtedness under local law. Likewise, although there is no authority directly on point, the issuer believes that the notes should not be considered to have substantial equity features. As a result, the plan asset regulation should not apply to cause assets of the issuer to be treated as plan assets.

Investment by Benefit Plan Investors

For the reasons described in the preceding sections, and subject to the limitations referred to therein, benefit plans can purchase notes. However, the benefit plan fiduciary must ultimately determine whether the requirements of the plan asset regulation are satisfied. More generally, the fiduciary must determine whether the benefit plan’s investment in notes will result in one or more nonexempt prohibited transactions or otherwise violate the provisions of ERISA or the Internal Revenue Code.

Tax Consequences to Benefit Plans

In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to benefit plans that are tax-exempt under the Internal Revenue Code, unless the notes were “debt-financed property” because of borrowings by the benefit plan itself. However, if, contrary to the opinion of tax counsel, for federal income tax purposes, the notes are equity interests in a partnership and the partnership or the master trust is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the benefit plan as “debt-financed income.” Benefit plans should consult their tax advisors concerning the tax consequences of purchasing notes.

Plan of Distribution

The issuer may offer and sell the notes in any of three ways:

•	directly to one or more purchasers;

•	through agents; or

•	through underwriters.

Any underwriter or agent that offers the notes may be an affiliate of the issuer, and offers and sales of notes may include secondary market transactions by affiliates of the issuer. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

The issuer will specify in a prospectus supplement the terms of each offering, including:

•	the name or names of any underwriters or agents,

•	the public offering or purchase price,

•	the net proceeds to the issuer from the sale,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any discounts and commissions allowed or paid to dealers,

•	any commissions allowed or paid to agents, and

•	the securities exchanges, if any, on which the notes will be listed.

Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If the issuer, directly or through agents, solicits offers to purchase notes, the issuer reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

The issuer may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a prospectus supplement, the issuer will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from the issuer pursuant to delayed delivery contracts providing for payment and delivery at a future date.

The bank may retain notes of a series, class or tranche upon initial issuance and may sell them on a subsequent date. Offers to purchase notes may be solicited directly by the bank and sales may be made by the bank to institutional investors or others deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale of the securities.

Any underwriter or agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

The banks, the transferor and the issuer may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933 in connection with their participation in the distribution of the issuer’s notes.

Underwriters and agents participating in the distribution of the notes, and their controlling persons, may engage in transactions with and perform services for the banks, the transferor, the issuer or their respective affiliates in the ordinary course of business.

Legal Matters

Certain legal matters relating to the issuance of the notes and the COMT collateral certificate will be passed upon for the bank, the transferor, and the master trust by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., McGuireWoods LLP, Richmond, Virginia, and Richards, Layton & Finger, P.A., Wilmington, Delaware and for any underwriters, agents or dealers by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain federal income tax matters will be passed upon for the bank and the transferor by Orrick, Herrington & Sutcliffe LLP.

Where You Can Find More Information

We filed a registration statement relating to the notes with the Securities and Exchange Commission. This prospectus is part of the registration statement, but the registration statement includes additional information.

The servicer will file with the SEC all required annual, monthly and special SEC reports and other information about the master trust and any other master trust for which a collateral certificate is added to the issuance trust.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).

We “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the master trust or the issuer until we terminate our offering of the notes.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Capital One Bank, in care of Capital One Services, Inc., 8000 Jones Branch Drive, McLean, Virginia 22102, attention: Treasury Department, (703) 875-1000.

Forward-Looking Statements

This prospectus and the accompanying prospectus supplement, including information included or incorporated by reference in this prospectus and the accompanying prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In

addition, certain statements made in future SEC filings by the transferor or the banks, in press releases and in oral and written statements made by or with the transferor’s or the banks’ approval that are not statements of historical fact may constitute forward-looking statements. Forward-looking statements may relate to, without limitation, the transferor’s or the banks’ financial condition, results of operations, plans, objectives, future performance or business.

Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by the forward-looking statements. Factors that could cause this difference – many of which are beyond any transferor’s or the banks’ control – include the following, without limitation:

•	local, regional and national business, political or economic conditions may differ from those expected;

•
the effects and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, may adversely affect any transferor’s or the banks’ business;

•	the timely development and acceptance of new products and services may be different than anticipated;

•
technological changes instituted by any transferor or the banks and by persons who may affect any transferor’s or the banks’ business may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

•	acquisitions and integration of acquired businesses or portfolios may be more difficult or expensive than anticipated;

•	the ability to increase market share and control expenses may be more difficult than anticipated;

•	competitive pressures among financial services companies may increase significantly;

•	changes in laws and regulations may adversely affect any transferor or the banks or each of their respective businesses;

•	changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting or business results;

•	the costs, effects and outcomes of litigation may adversely affect any transferor or the banks or each of their respective businesses; and

•	the transferor or the banks may not manage the risks involved in the foregoing as well as anticipated.

Forward-looking statements speak only as of the date they are made. The transferor and the banks undertake no obligations to update any forward-looking statement to reflect subsequent circumstances or events.

Glossary of Defined Terms

“Adjusted Outstanding Dollar Principal Amount” means, at any time for any series, class or tranche of notes, the outstanding dollar principal amount of all outstanding notes of such series, class or tranche at that time, less any funds then on deposit with respect to principal in any issuer trust account or the related subaccount, as applicable, for such series, class or tranche.

“Adjustment Payment” means a payment by the transferor into the master trust collection account on any applicable Distribution Date in an amount equal to the amount by which the Master Trust Transferor Interest has been reduced below zero as a result of the exclusion of principal receivables (other than Ineligible Receivables which have been or will be reassigned to the transferor) from the master trust that have been adjusted downward by the servicer.

“Aggregate Addition Limit” means the number of automatic additional accounts included in the master trust without prior rating agency consent which would either:

•	for any three consecutive months, equal 15% of the number of accounts designated to the master trust as of the end of the ninth month before the start of such three months, or

•	for any twelve consecutive months, equal 20% of the number of accounts designated to the master trust as of the first day of such twelve months.

“Asset Pool 1” means the collateral granted from time to time to the indenture trustee pursuant to the indenture and the Asset Pool 1 supplement, including on the issuance date the COMT collateral certificate.

“Average Principal Balance” means, (a) for a month in which an addition of accounts or removal of accounts occurs in the issuance trust, the weighted average of the principal receivables in the issuance trust at the end of the day on the last day of the preceding month and the principal receivables in the issuance trust at the end of the day on the day such addition or removal of accounts occurs, as the case may be, after giving effect to such addition or removal weighted, respectively, by (1) a fraction, (x) the numerator of which is the number of days from and including the first day of such month to but excluding the addition or removal date, as the case may be, and (y) the denominator of which is the number of days in such month, and (2) by a fraction, (x) the numerator of which is the number of days from and including the date of the addition or removal, as the case may be, to and including the last day of such month, and (y) the denominator of which is the number of days in such month, and (b) for a month in which no addition or removal of accounts occurs, the aggregate principal receivables in the issuance trust as of the last day of the prior month.

“Bank Portfolio” means the portfolio of MasterCard and VISA accounts and other revolving credit accounts owned by the bank, the savings bank or one of their affiliates.

“Base Certificate” means, if the transferor elects to evidence the Master Trust Transferor Interest in certificated form, a certificate executed by the transferor and authenticated by or on behalf of the master trust trustee evidencing the Master Trust Transferor Interest.

“Business Day” is, unless otherwise indicated in the related prospectus supplement, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Richmond, Virginia or Falls Church, Virginia are authorized or obligated by law, executive order or governmental decree to be closed.

“Default Amounts” means:

•
with respect to credit card receivables held directly in the issuance trust, the aggregate amount of principal receivables other than ineligible receivables in Defaulted Accounts during the month such account became a Defaulted Account for each day in the month; and

•
with respect to any collateral certificate held by the issuance trust, the aggregate default amount in the related master trust or securitization special purpose entity allocated to the holder of the collateral certificate for that month.

“Defaulted Accounts” means accounts, the credit card receivables of which have been written off as uncollectible by the applicable servicer.

“Defaulted Receivables” for any month are principal receivables that were charged off as uncollectible in such month in accordance with the bank’s (or its affiliates’) lending guidelines and the applicable servicer’s customary and usual servicing procedures for servicing credit card and other revolving credit account receivables comparable to the receivables other than due to any Adjustment Payment. For purposes of this definition, a principal receivable in any account becomes a Defaulted Receivable on the day it is recorded as charged-off on such servicer’s computer master file of revolving credit accounts.

“Definitive Notes” means notes in definitive, fully registered form.

“Deposit Account” means the applicable deposit account at a FDIC-insured depositary institution, which may be the bank, an affiliate thereof or an unaffiliated depository, as selected by the related bank and the transferor where funds are deposited as security for an accountholder’s payment obligations arising under a secured credit card issued by the bank or the savings bank.

“Distribution Date” means the 15th day of each calendar month (or, if such 15th day is not a Business Day, the next succeeding Business Day).

“Eligible Account” means a MasterCard or Visa revolving credit card account or other revolving credit account owned by the bank or an affiliate:

•	is in existence and maintained by the bank or an affiliate;

•	is payable in United States dollars;

•	has not been identified as an account the credit cards or checks, if any, which have been lost or stolen;

•	the accountholder of which has provided, as his or her most recent billing address, an address located in the United States (or its territories or possessions or a military address);

•
has not been, and does not have any receivables which have been, sold, pledged, assigned or otherwise conveyed to any person (except pursuant to the receivables purchase agreements or the pooling agreement);

•	except as provided below, does not have any receivables which are Defaulted Receivables;

•	does not have any receivables which have been identified as having been incurred as a result of the fraudulent use of any related credit card or check;

•	relates to an accountholder who is not identified by the bank or an affiliate or the transferor in its computer files as being the subject of a voluntary or involuntary bankruptcy proceeding; and

•	is not an account which the accountholder has requested discontinuance of responsibility;

in each case, as of its date of designation to the trustee under the pooling agreement. Eligible Accounts may include accounts, the receivables of which have been written off; provided that:

•	the balance of all receivables included in such accounts is reflected on the books and records of the transferor (and is treated for purposes of the pooling agreement) as “zero,” and

•
charging privileges with respect to all such accounts have been canceled in accordance with the bank’s or an affiliate’s lending guidelines and will not be reinstated by the bank or an affiliate or the servicer.

“Eligible Deposit Account” means either:

•	a segregated account with an Eligible Institution (other than the bank or an affiliate), or

•
a segregated trust account with the corporate trust department of a depository institution (other than the bank or an affiliate) organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), or a trust company acceptable to each rating agency, and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company shall have a credit rating from each rating agency in one of its generic credit rating categories that signifies investment grade.

“Eligible Institution” means either:

•
a depository institution (which may be the master trust trustee) organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which at all times:

—has either (x) a long-term unsecured debt rating of A2 or better by Moody’s Investors Service, Inc. or (y) a certificate of deposit rating of P-1 by Moody’s;

—has either (x) a long-term unsecured debt rating of AAA by Standard & Poor’s Ratings Services or (y) a certificate of deposit rating of A-1+ by Standard & Poor’s;

—if rated by Fitch, Inc. has either (x) a long-term unsecured debt rating of A– or better by Fitch or (y) a certificate of deposit rating of F1 or better by Fitch; and

—is a member of the FDIC; or

•	any other institution that is acceptable to each rating agency.

“Eligible Investments” means:

•	obligations fully guaranteed by the United States,

•
demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the master trust’s or the issuer’s, as applicable, investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest rating category from each rating agency,

•
commercial paper or other short-term obligations having, at the time of the master trust’s or the issuer’s, as applicable, investment or contractual commitment to invest therein, a rating in the highest rating category from each rating agency,

•
demand deposits, time deposits and certificates of deposit that are fully insured by the FDIC, with an entity the commercial paper of which has a credit rating from each rating agency in its highest rating category,

•	notes or bankers’ acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in the second clause above,

•	investments in money market funds that have the highest rating from, or have otherwise been approved in writing by, each rating agency,

•
time deposits (having maturities of not more than 30 days) other than as referred to in the fourth clause above, with an entity the commercial paper of which has a credit rating from each rating agency in its highest rating category, or

•	any other investments approved in writing by each rating agency; provided that, with respect to the issuer, Eligible Investments shall not include any obligation of the bank or an affiliate.

“Eligible Receivable” means each receivable:

•	which has arisen in an Eligible Account;

•
which was created in compliance in all material respects with the bank’s or an affiliate’s lending guidelines and all applicable requirements of law, the failure to comply with which would have a material adverse effect on investor certificateholders (including the noteholders as holder of the COMT collateral certificate), and pursuant to a lending agreement which complies with all requirements of law applicable to the bank or an affiliate, the failure to comply with which would have a material adverse effect on investor certificateholders (including the noteholders as holder of the COMT collateral certificate);

•
with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained or given by the bank or an affiliate in connection with the creation of such receivable or the execution, delivery and performance by the bank or an affiliate of the related lending agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such receivable;

•
as to which, at the time of its transfer to the master trust trustee, the transferor or the master trust will have good and marketable title, free and clear of all liens and security interests (including a prior lien or security interest of the bank or an affiliate, but other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

•	which has been the subject of either:

—	a valid transfer and assignment from the transferor to the master trust trustee of all its right, title and interest therein (including any proceeds thereof), or

—	the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the master trust;

•
which at and after the time of transfer to the master trust trustee is the legal, valid and binding payment obligation of the accountholder thereof, legally enforceable against such accountholder in accordance with its terms (with certain bankruptcy and equity-related exceptions);

•	which constitutes an “account” under Article 9 of the New York UCC and the Virginia UCC;

•	which, at the time of its transfer to the master trust trustee, has not been waived or modified;

•
which, at the time of its transfer to the master trust trustee, is not subject to any right of rescission, setoff, counterclaim or other defense of the accountholder (including the defense of usury), other than certain bankruptcy and equity-related defenses;

•	as to which, at the time of its transfer to the master trust trustee, the transferor has satisfied all obligations on its part to be fulfilled; and

•
as to which, at the time of its transfer to the master trust trustee, the transferor has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the master trust trustee, impair in any material respect the rights of the master trust or investor certificateholders therein.

“Excess Finance Charges” has the meaning described in “The Master Trust—Sharing of Excess Finance Charges” in this prospectus.

“Finance Charge Amounts” means, with respect to any month,

•
with respect to a collateral certificate included in an asset pool, the amount of Finance Charge Collections in the related master trust or other securitization special purpose entity allocated and paid to such collateral certificate for such month;

•
with respect to an asset pool, any amounts or allocable portion thereof, to be treated as Finance Charge Amounts with respect to such asset pool, plus the Finance Charge Collections allocated and paid to any collateral certificate in such asset pool; and

•
with respect to any series, class or tranche of notes in an asset pool, the portion of the Finance Charge Amounts allocated and paid to the related asset pool which are then allocated and paid to such series, class or tranche, as applicable, plus any other amounts, or allocable portion thereof, to be treated as Finance Charge Amounts with respect to such series, class or tranche as described in the applicable prospectus supplement.

“Finance Charge Collections” means, with respect to any month,

•
with respect to an asset pool, all collections received by the applicable servicer on behalf of the issuer of periodic finance charges, annual membership fees, cash advance fees, late fees, overlimit fees, return check fees and similar fees and charges and discount receivables and interchange on accounts designated to have their receivables transferred to the issuer for inclusion in such asset pool, plus amounts allocated to each collateral certificate in the asset pool that are to be treated as Finance Charge Collections, plus any other amounts which are to be treated as Finance Charge Collections with respect to such asset pool; and

•
with respect to a master trust or other securitization special purpose entity which has transferred a collateral certificate to the issuer, all collections received by the applicable servicer on behalf of such master trust or other securitization special purpose entity of periodic finance charges, annual membership fees, cash advance fees, late fees, overlimit fees, return check fees and similar fees and charges and discount receivables and interchange on accounts designated to have their receivables transferred to such master trust or other securitization special purpose entity, plus any other amounts which are to be treated as Finance Charge Collections with respect to such master trust or other securitization special purpose entity.

“Floating Allocation Percentage” means, with respect to any month,

•	with respect to the COMT collateral certificate, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—the numerator of which is the Invested Amount of the COMT collateral certificate as of the end of the last day of that month;

—the denominator of which is the Principal Balance of the master trust on the last day of the prior month (treating any increases or decreases in the current month due to additions or removals of accounts as though they had occurred on the last day of the prior month); and

•	with respect to each collateral certificate in Asset Pool 1, except the COMT collateral certificate, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—the numerator of which is the Invested Amount of such collateral certificate; and

—the denominator of which is the Principal Balance of its master trust or securitization special purpose entity that issued the collateral certificate.

•	with respect to any series or class of notes, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—the numerator of which is the sum of the numerators used to calculate the Floating Allocation Percentage for each tranche of notes in that series or class; and

—the denominator of which is equal to the sum of:

(i)	For any collateral certificate outstanding and designated for the related asset pool, the numerator used to calculate the floating allocation percentage for that collateral certificate; plus

(ii)	the Average Principal Balance for the related asset pool for such month; and

•	with respect to any tranche of notes, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—the numerator of which is the Nominal Liquidation Amount of such tranche on the last day of the preceding month, or with respect to the first month for any tranche, the initial Nominal Liquidation Amount of such tranche, plus the aggregate amount of any increase in the Nominal Liquidation Amount of the tranche due to (x) the issuance of additional notes in such tranche or (y) the accretion of principal on discount notes of such tranche or (z) the release of prefunded amounts, other than prefunded amounts deposited during such month for such tranche from the principal funding subaccount for such tranche, in each case during such month, provided that for any tranche of notes that will be paid in full on the applicable payment date for those notes in such month and for any tranche of notes that will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in such month, the numerator will be zero; and

—the denominator of which is equal to the sum of:

(i)	For any collateral certificate outstanding and designated for the related asset pool, the numerator used to calculate the floating allocation percentage for that collateral certificate; plus

(ii)	the Average Principal Balance for the related asset pool for such month.

“Funds Collateral” means, under the banks’ secured credit card programs, the funds that accountholders deposit as security for such accountholders’ payment obligations arising under secured credit cards, and the Deposit Accounts.

“Ineligible Receivables” means all receivables with respect to an affected account that have been reassigned to the transferor as a result of the transferor’s breach of certain representations, warranties and covenants described in “The Master Trust—Representations and Warranties” in this prospectus.

“Invested Amount” means, for any date of determination:

•
with respect to the COMT collateral certificate, if the only asset in Asset Pool 1 is the COMT collateral certificate, the sum of the Nominal Liquidation Amounts for each series of notes secured by the assets in Asset Pool 1 outstanding as of such date (excluding any tranche of notes secured by Asset Pool 1 which will be paid in full on the applicable payment date for those notes in the related month and any tranche of notes that will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in the related month) and, otherwise, such amount as may be consented to by the rating agencies;

•
with respect to the COMT collateral certificate, if Asset Pool 1 includes assets in addition to the COMT collateral certificate, the sum of the Nominal Liquidation Amounts for each series of notes secured by the assets in Asset Pool 1 outstanding at the end of such date (excluding any tranche of notes secured by Asset Pool 1 which will be paid in full on the applicable payment date for those notes in the related month and any tranche of notes that will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in the related month), minus the sum of the Invested Amounts of each of the other collateral certificates in Asset Pool 1;

•
with respect to all other series of investor certificates, the initial outstanding principal amount of the investor interests of that series, less the amount of principal paid to the related holders of those interests and the amount of unreimbursed charge-offs from uncovered Default Amounts and reallocations of Principal Collections; and

•	with respect to each collateral certificate (other than the COMT collateral certificate) included in Asset Pool 1, the amount so designated by the administrator.

“Master Trust Cut-Off Date” means June 30, 1993.

“Master Trust Portfolio” means the credit card accounts selected from the Bank Portfolio and included in the master trust as of the Master Trust Cut-Off Date and, with respect to additional accounts, as of the related date of their designation, based on the eligibility criteria set forth in the pooling agreement and which accounts have not been removed from the master trust.

“Master Trust Required Principal Balance” means, as of any date of determination:

•
the sum of the initial Invested Amount, as defined in the relevant supplement to the pooling agreement, of the master trust investor certificates of each master trust series outstanding on such date plus, as of that date of determination, the aggregate amounts of any increases in the Invested Amounts of each prefunded master trust series outstanding (in each case, other than any master trust series or portion thereof which is excluded by the relevant master trust supplement), minus

•
the principal amount on deposit in the master trust excess funding account on such date; provided, however, if at any time the only master trust series outstanding are excluded and a Pay Out Event has occurred with respect to one or more of such series, the Master Trust Required Principal Balance shall mean:

—the sum of the Invested Amount (as defined in the relevant master trust supplement) of each excluded series as of the earliest date on which any such Pay Out Event is deemed to have occurred, minus

—the principal amount on deposit in the master trust excess funding account.

        “Master Trust Required Transferor Interest” means an amount equal to the product of the Master Trust Required Transferor Percentage and the aggregate amount of principal receivables in the master trust.

“Master Trust Required Transferor Percentage” is equal to 5%. However, the transferor may, upon 30 days prior notice to the master trust trustee, each rating agency and certain providers of series enhancement, reduce the Master Trust Required Transferor Percentage; provided that:

•
the transferor has received written notice from each rating agency that such reduction will not result in the reduction or withdrawal of the respective ratings of each rating agency for any investor certificates issued out of the master trust, and

•
the transferor has delivered to the master trust trustee and certain providers of series enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the transferor, such reduction will not, at the time of such certification, cause a Pay Out Event, or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur with respect to any series of investor certificates issued out of the master trust; and

provided further that the Master Trust Required Transferor Percentage will never be less than 2%.

“Master Trust Termination Date” means, unless the servicer and the holder of the Master Trust Transferor Interest instruct otherwise, the earliest of:

•	the day following the Distribution Date on which the aggregate Invested Amounts and enhancement invested amounts, if any, of all series of investor certificates issued by the master trust is zero,

•	September 1, 2030, or

•
if the receivables in the master trust are sold, disposed of or liquidated following the occurrence of an event of bankruptcy, insolvency, conservatorship or receivership of the transferor as described under “The Master Trust—Pay Out Events,” immediately following such sale, disposition or liquidation.

“Master Trust Transferor Interest” means the interest in the master trust not represented by the investor certificates issued and outstanding under the master trust or the rights, if any, of any series enhancement providers to receive payments from the master trust.

“Master Trust Transferor Percentage” means a percentage equal to 100% minus the aggregate investor percentages and, if applicable, the percentage interest of credit enhancement providers, for all series issued by the master trust that are then outstanding.

“Minimum Pool Balance” means the sum of the numerators of the Principal Allocation Percentage of each series secured by an asset pool. However, asset pools designated as non-receivables asset pools will not have a Minimum Pool Balance.

“Minimum Transferor Interest” means during any month for any asset pool, the designated percentage of the amount of the principal receivables directly included in the related asset pool for that period securing any notes, which for any asset pool designated as a non-receivables asset pool, such as Asset Pool 1, will at all times equal zero.

“Monthly Servicing Fee” has the meaning described in “The Master Trust—Servicing and Compensation and Payment of Expenses” in this prospectus.

“Nominal Liquidation Amount” has the meaning described in “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount.”

“Pay Out Events” are the events described in “The Master Trust—Pay Out Events” in this prospectus.

“Pool Balance” has the meaning described in “Sources of Funds to Pay the Notes—Transferor Interest—Minimum Pool Balance” in this prospectus.

“Pre-Allocated Amount” means an amount designated by the administrator, on behalf of the issuer, for a tranche of notes as described in the related prospectus supplement for that tranche of notes.

“Principal Allocation Percentage” means, with respect to any month,

•	with respect to the COMT collateral certificate, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—
the numerator of which is either (x), so long as the COMT collateral certificate is the only asset in Asset Pool 1, the sum of (excluding any tranche of notes secured by Asset Pool 1 which will be paid in full on the applicable payment date for those notes in such month and any tranche of notes that will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in such month) (a) for all series, classes and tranches of notes secured by Asset Pool 1 in their revolving periods, the sum of the numerators used to calculate the Floating Allocation Percentage for such class or tranche of notes; and (b) for all other series, classes and tranches of notes secured by Asset Pool 1, the sum of the Nominal Liquidation Amounts of such series, classes and tranches of notes at the end of the last day prior to the commencement of the period in which such deposits are required or (y) if Asset Pool 1 includes assets in addition to the COMT collateral certificate, the amount determined pursuant to clause (x) above, minus the sum of the Invested Amounts of each other collateral certificate in Asset Pool 1; and

—
the denominator of which is the Principal Balance of the master trust on the last day of the prior month (treating any increases or decreases in the current month due to additions or removals of accounts as though they had occurred on the last day of the prior month); and

•	with respect to any series or class of notes, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—
the numerator of which is the sum of (a) the sum of the numerators used to calculate the Floating Allocation Percentage for such month for each tranche of notes in its revolving period in such series or class; and (b) the sum of the numerators used to calculate the Principal Allocation Percentage for such month for each tranche of notes in its amortization, accumulation or redemption period in such series or class; and

—	the denominator of which is equal to the sum of:

(1)	for any collateral certificate outstanding and designated for the related asset pool, the numerator used to calculate the principal allocation percentage for that collateral certificate, plus

(2)	the Average Principal Balance for the related asset pool for such month; and

•	with respect to any tranche of notes, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—the numerator of which is the (a) for a tranche of notes in its revolving period, the numerator used to calculate the Floating Allocation Percentage for such tranche for such month, minus for certain tranches of notes, if provided for in the related prospectus supplement, an amount equal to the Pre-Allocated Amount, if any; or (b) for a tranche of notes in its amortization, accumulation or redemption period, the Nominal Liquidation Amount of such tranche at the end of its revolving period, minus for certain tranches of notes, if provided for in the related prospectus supplement, an amount equal to the Pre-Allocated Amount, if any, or with respect to the first month for any tranche of notes, the initial Nominal Liquidation Amount of such tranche, plus the aggregate amount of any increase in the Nominal Liquidation Amount of the tranche due to (x) the issuance of additional notes in the tranche or (y) the accretion of principal on discount notes of such tranches or (z) the release of prefunded amounts, other than prefunded amounts deposited during such month for such tranche from the principal funding subaccount for such tranche, in each case during such month, provided that for any tranche of notes that will be paid in full on the applicable payment date for those notes in such month and for any tranche of notes that will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in such month, the numerator will be zero; and

—the denominator of which is equal to the sum of:

(1)	for any collateral certificate outstanding and designated for the related asset pool, the numerator used to calculate the principal allocation percentage for that collateral certificate, plus

(2)	the Average Principal Balance for the related asset pool for such month.

“Principal Amounts” means, with respect to any month,

•
with respect to a collateral certificate included in an asset pool, the amount of Principal Collections in the related master trust or securitization special purpose entity allocated and paid to such collateral certificate for such month;

•
with respect to an asset pool, any amounts or allocable portion thereof to be treated as Principal Amounts with respect to such asset pool, plus the Principal Collections allocated and paid to any collateral certificate in such asset pool; and

•
with respect to any series, class or tranche of notes in an asset pool, the portion of the Principal Amounts allocated and paid to the related asset pool which are then allocated and paid to such series, class or tranche, as applicable, plus any other amounts, or allocable portion thereof, to be treated as Principal Amounts with respect to such series, class or tranche as described in the applicable prospectus supplement.

“Principal Balance” means, as of any date, with respect to a master trust or other securitization special purpose entity which has transferred a collateral certificate to the issuer, the aggregate amount of principal receivables in accounts designated to have their receivables transferred to the issuer as of such date, plus the aggregate amount on deposit in an applicable excess funding account.

“Principal Collections” means, with respect to any month,

•
with respect to an asset pool, the sum of all collections other than Finance Charge Collections received by the applicable servicer on behalf of the issuer on accounts designated to have their receivables transferred to the issuer for inclusion in such asset pool, plus amounts allocated to each collateral certificate in such asset pool that are to be treated as Principal Collections, plus any other amounts which are to be treated as Principal Collections with respect to such asset pool; and

•
with respect to a master trust or other securitization special purpose entity which has transferred a collateral certificate to the issuer, all collections other than Finance Charge Collections received by the applicable servicer on behalf of such master trust or other securitization special purpose entity on accounts designated to have their receivables transferred to the issuer, but not including Defaulted Receivables or amounts billed as membership fees, plus any other amounts which are to be treated as Principal Collections with respect to such master trust or other securitization special purpose entity.

“Servicer Default” means any of the following events with respect to the master trust:

(i)
failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the master trust trustee to make such payment, transfer or deposit, on or before the date the servicer is required to do so under the pooling agreement or any series supplement, which is not cured within a 10 Business Day grace period;

(ii)
failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer in the pooling agreement or any series supplement which has a material adverse effect on the investor certificateholders of any series or class (determined without regard to the availability of funds under any series enhancement) and which continues unremedied for a period of 60 days after written notice has been delivered to the servicer and, in some cases, to the transferor and the master trust trustee, or the servicer assigns or delegates its duties under the pooling agreement, except as specifically permitted thereunder;

(iii)
any representation, warranty or certification made by the servicer in the pooling agreement or any series supplement or in any certificate delivered pursuant to the pooling agreement or any series supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the investor certificateholders of any series or class (determined without regard to the availability of funds under any series enhancement) issued and outstanding under the master trust, and which material adverse effect continues for a period of 60 days after written notice has been delivered to the servicer and, in some cases, to the transferor and the master trust trustee; or

(iv)	the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for an additional period of 5 Business Days or referred to under clause (ii) or (iii) above for an additional period of 60 days shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence.

“Transfer Deposit Amount” means any amount deposited into the master trust excess funding account or the master trust collection account in the connection with the reassignment of an Ineligible Receivable.

“Transferor Interest” means the interest in an asset pool not represented by the notes issued and outstanding under such asset pool.

“Transferor Percentage” means with respect to any asset pool, 100% minus the sum of the aggregate Floating Allocation Percentage or Principal Allocation Percentage, as applicable, of all series of notes outstanding with respect to an asset pool.

PART II

Item 14.    Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder, including the asset-backed securities being carried forward, other than underwriting discounts and commissions.

Registration Fee	$1,976,104.63
Printing and Engraving and Expenses	1,494,146
Trustee’s Fees and Expenses	215,157
Legal Fees and Expenses	2,673,525
Blue Sky Fees and Expenses	358,595
Accountants’ Fees and Expenses	860,628
Rating Agency Fees	10,459,019
Miscellaneous Fees and Expenses	143,438

Total	$18,180,612.63

Item 15.    Indemnification of Directors and Officers.

To the fullest extent permitted by the Virginia Limited Liability Company Act and in accordance with its Limited Liability Company Agreement, Capital One Funding, LLC (“Capital One Funding”) shall indemnify any member, officer, director, employee or agent of Capital One Funding who is, was or is threatened to be made a party to any proceeding (including a proceeding by or in the right of Capital One Funding or by or on behalf of a member) by reason of the fact that he, she or it is or was a member, officer or director of Capital One Funding, is or was acting on behalf of Capital One Funding in good faith or is or was serving, at the request of Capital One Funding, as a director, manager, officer, employee or agent of any other legal entity, or is a fiduciary of any employee benefit plan established at the direction of Capital One Funding, against all liabilities and reasonable expenses incurred in the proceeding except such liabilities and expenses as are incurred because of such individual’s willful misconduct or knowing violation of the criminal law.

Item 16.    Exhibits and Financial Statements

(a)  Exhibits

Exhibit Number	Description

1.1	—Form of Underwriting Agreement for the Notes.

3.1	—Amended and Restated Limited Liability Company Agreement of Capital One Funding, LLC dated as of July 31, 2002.

4.1	—Receivables Purchase Agreement dated as of August 1, 2002 between Capital One Funding, LLC and Capital One Bank.

4.2	—Receivables Purchase Agreement dated as of August 1, 2002 between Capital One Funding, LLC and Capital One, F.S.B.

4.3	—Form of Indenture for the Notes.

4.4	—Form of Asset Pool Supplement for the Notes.

4.5	—Form of Indenture Supplement for the Notes.

4.6	—Form of Series Supplement to the Amended and Restated Pooling and Servicing Agreement relating to the COMT Collateral Certificate.

4.7	—Amended and Restated Pooling and Servicing Agreement dated as of August 1, 2002.

4.8
—Transfer and Assumption Agreement, dated as of November 22, 1994 by and among Signet Bank/Virginia, Capital One Bank, as Assuming Entity, The Bank of New York, as Trustee and the other parties thereto (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K (File No. 0-23750) filed with the Securities and Exchange Commission by Capital One Bank on January 13, 1995).*

4.9	—Form of Amended and Restated Trust Agreement of Capital One Multi-asset Execution Trust.

4.10	—Form of Transfer and Administration Agreement.

4.11	—Form of Notes (included in Exhibit 4.5).

4.12	—Form of Collateral Certificate (included in Exhibit 4.6).

5.1	—Opinion of Orrick, Herrington & Sutcliffe, LLP with respect to legality of the Notes.

5.2	—Opinion of Orrick, Herrington & Sutcliffe, LLP with respect to legality of the COMT Collateral Certificate.

8.1	—Opinion of Orrick, Herrington & Sutcliffe LLP with respect to federal tax matters.

23.1	—Consents of Orrick, Herrington & Sutcliffe LLP (included in its opinions filed as Exhibits 5.1, 5.2 and 8.1).

24.1	—Powers of Attorney.*

25.1	—Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Indenture Trustee under the Indenture.

*	Previously filed

Item 17.    Undertakings

Each of the undersigned Co-Registrants hereby undertakes as follows:

(a)   (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

   (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3)  To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)  That, for purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form or prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(e)  That, for purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule

430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(g)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5 of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in McLean, Virginia on September 12, 2002.

CAPITAL ONE FUNDING, LLC,

as depositor and transferor of Capital One Master Trust and Co-Registrant and as originator of Capital One Multi-asset Execution Trust as Co-Registrant

/s/ BONNIE A. SEIDEMAN
By:
Name:  Bonnie A. Seideman
Title:    Principal Executive Officer, Principal Financial              Officer, Principal Accounting Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on September 12, 2002 by the following persons in the capacities indicated.

Signature	Title

/s/ BONNIE A. SEIDEMAN Bonnie A. Seideman	Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director

/s/ THOMAS A. FEIL* Thomas A. Feil	Director

/s/ EVELYN ECHEVARRIA* Evelyn Echevarria	Director

*By:	/s/ FRANK R. BORCHERT, III
Frank R. Borchert, III Attorney-In-Fact

*
Note: Powers of Attorney appointing Frank R. Borchert, III and Stephen Linehan, or any of them acting singly, to execute the Registration Statement, any amendments thereto and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 on behalf of the above-named individuals, were previously filed with the Securities and Exchange Commission.

EXHIBIT INDEX

Exhibit Number	Description

1.1	—Form of Underwriting Agreement for the Notes.

3.1	—Amended and Restated Limited Liability Company Agreement of Capital One Funding, LLC dated as of July 31, 2002.

4.1	—Receivables Purchase Agreement dated as of August 1, 2002 between Capital One Funding, LLC and Capital One Bank.

4.2	—Receivables Purchase Agreement dated as of August 1, 2002 between Capital One Funding, LLC and Capital One, F.S.B.

4.3	—Form of Indenture for the Notes.

4.4	—Form of Asset Pool Supplement for the Notes.

4.5	—Form of Indenture Supplement for the Notes.

4.6	—Form of Series Supplement to the Amended and Restated Pooling and Servicing Agreement relating to the COMT Collateral Certificate.

4.7	—Amended and Restated Pooling and Servicing Agreement dated as of August 1, 2002.

4.8
—Transfer and Assumption Agreement, dated as of November 22, 1994 by and among Signet Bank/Virginia, Capital One Bank, as Assuming Entity, The Bank of New York, as Trustee and the other parties thereto (incorporated by reference to Exhibit 4.5 to the Current Report on Form 8-K (File No. 0-23750) filed with the Securities and Exchange Commission by Capital One Bank on January 13, 1995).*

4.9	—Form of Amended and Restated Trust Agreement of Capital One Multi-asset Execution Trust.

4.10	—Form of Transfer and Administration Agreement.

4.11	—Form of Notes (included in Exhibit 4.5).

4.12	—Form of Collateral Certificate (included in Exhibit 4.6).

5.1	—Opinion of Orrick, Herrington & Sutcliffe, LLP with respect to legality of the Notes.

5.2	—Opinion of Orrick, Herrington & Sutcliffe, LLP with respect to legality of the COMT Collateral Certificate.

8.1	—Opinion of Orrick, Herrington & Sutcliffe LLP with respect to federal tax matters.

23.1	—Consents of Orrick, Herrington & Sutcliffe LLP (included in its opinions filed as Exhibits 5.1, 5.2 and 8.1).

24.1	—Powers of Attorney.*

25.1	—Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Indenture Trustee under the Indenture.

*	Previously filed